Exhibit 99.1

Report to: 7961 Shaffer Parkway, Suite 5 | Littleton, CO 80127 Phone: (720) 981-1185 NI 43-101 Technical Report Mt Todd Gold Project 50,000 tpd Preliminary Feasibility Study Northern Territory, Australia PROJECT NO.: 117-8348001 PREPARED BY: Rex Clair Bryan, Ph.D., SME RM Anthony Clark, P.E., P.Eng Thomas L. Dyer, P.E., SME RM April Hussey, P.E. Chris Johns, M.Sc., P.Eng Deepak Malhotra, Ph.D., SME RM Jessica I. Monasterio, P.E. Zvonimir Ponos, BE, MIEAust, CPeng, NER David M. Richers, Ph.D., SME RM, CPG Vicki J. Scharnhorst, P.E., LEED AP Keith Thompson, CPG, member AIPG 350 Indiana Street, Suite 500 | Golden, CO 80401 Phone: 303-217-5700 | Fax: 303-217-5705

Report to: 7961 Shaffer Parkway, Suite 5 | Littleton, CO 80127 Phone: (720) 981-1185 NI 43-101 Technical Report Mt Todd Gold Project 50,000 tpd Preliminary Feasibility Study Northern Territory, Australia PROJECT NO: 117-8348001 EFFECTIVE DATE: September 10, 2019 ISSUE DATE: October 7, 2019 AMENDED DATE: September 22, 2020 350 Indiana Street, Suite 500 | Golden, CO 80401 Phone: 303-217-5700 | Fax: 303-217-5705

NI 43-101 Technical Report Vista Gold Corp. 50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia Mt Todd Gold Project Tetra Tech October 2019 i FORWARD-LOOKING STATEMENTS This Technical Report contains forward-looking statements within the meaning of the U.S. Securities Act of 1933, as amended, and U.S. Securities Exchange Act of 1934, as amended, and forward-looking information within the meaning of Canadian securities laws. All statements, other than statements of historical facts, included in this Technical Report that address activities, events or developments that Vista expects or anticipates will or may occur in the future, including such things as, the Company’s continued work on the Mt Todd gold project; that process improvements will result in lower operating costs, reduced power consumption, increased gold recovery and higher gold production; estimates of mineral reserves and resources; projected project economics, including anticipated production, average cash costs, before and after-tax NPV, IRR, capital requirements and expenditures, gold recovery after-tax payback, operating costs, average tonnes per day milling, mining methods procedures, estimated gold recovery, project design, and life of mine; that the Project is an advanced stage development project; average annual production overtime; commencement of commercial production; timing for construction and commissioning; exploration of new deposits at Mt Todd and the surrounding exploration areas; size of final product through the high pressure grinding roll crusher; potential costs or savings related to gas price; ability to convert Quigleys estimated mineral resources to proven or probable mineral reserves; grade of minerals at the Quigleys deposit; ability to add higher grade feed from the Quigleys deposit to the Project in its mid years; timing for and completion of the NI 43-101 technical report for the PFS; and other such matters are forward-looking statements and forward-looking information. The material factors and assumptions used to develop the forward-looking statements and forward-looking information contained in this Technical Report include the following: the accuracy of the results of the PFS, mineral resource and reserve estimates, and exploration and assay results; the terms and conditions of the Company’s agreements with contractors and Vista’s approved business plan; the anticipated timing and completion of a feasibility study on the Project and permissions including approval of the MMP; the potential occurrence of certain threatened species of flora, vegetation, and fauna within the mine site; the anticipated receipt of required permits; no change in laws that materially impact mining development or operations of a mining business; the potential occurrence and timing of a production decision; the anticipated gold production at the Project; the life of any mine at the Project; all economic projections relating to the Project, including estimated cash cost, NPV, IRR, and initial capital requirements; and Vista’s goal of becoming a gold producer. When used in this Technical Report, the words “optimistic,” “potential,” “indicate,” “expect,” “intend,” “plans,” “hopes,” “believe,” “may,” “will,” “if,” “anticipate,” and similar expressions are intended to identify forward-looking statements and forward-looking information. These statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Vista to be materially different from any future results, performance or achievements expressed or implied by such statements. Such factors include, among others, uncertainty of mineral resource estimates, estimates of results based on such mineral resource estimates; risks relating to cost increases for capital and operating costs; risks related to the timing and the ability to obtain the necessary permits, risks of shortages and fluctuating costs of equipment or supplies; risks relating to fluctuations in the price of gold; the inherently hazardous nature of mining-related activities; potential effects on Vista’s operations of environmental regulations in the countries in which it operates; risks due to legal proceedings; risks relating to political and economic instability in certain countries in which it operates; as well as those factors discussed under the headings “Note Regarding Forward-Looking Statements” and “Risk Factors” in Vista’s Annual Report Form 10-K as filed in February 2019 and other documents filed with the U.S. Securities and Exchange Commission and Canadian securities regulatory authorities. Although Vista has attempted to identify important factors that could cause actual results to differ materially from those described in forward-looking statements and forward-looking information, there may be other factors that cause results not to be as anticipated, estimated or intended. Except as required by law, Vista assumes no

NI 43-101 Technical Report Vista Gold Corp. 50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia Mt Todd Gold Project Tetra Tech October 2019 ii obligation to publicly update any forward-looking statements or forward-looking information; whether as a result of new information, future events or otherwise. Cautionary Note to United States Investors The United States Securities and Exchange Commission (“SEC”) limits disclosure for U.S. reporting purposes to mineral deposits that a company can economically and legally extract or produce. This Technical Report uses the terms “Proven reserves” and “Probable reserves”. Reserve estimates contained in this Technical Report are made pursuant to NI 43-101 standards in Canada and do not represent reserves under the standards of the SEC’s Industry Guide 7 and may not constitute reserves under the SEC’s newly adopted disclosure rules to modernize mineral property disclosure requirements, which became effective February 25, 2019 and will be applicable to the Company in its annual report for the fiscal year ending December 31, 2021. Under the currently applicable SEC Industry Guide 7 standards, a “final” or “bankable” feasibility study is required to report reserves, the three-year historical average price is used in any reserve or cash flow analysis to designate reserves and all necessary permits and government approvals must be filed with the appropriate governmental authority. Additionally, this Technical Report uses the terms “Measured resources”, “Indicated resources”, and “Measured & Indicated resources”. Vista advises U.S. investors that while these terms are Canadian mining terms as defined in accordance with NI 43-101, such terms are not recognized under SEC Industry Guide 7 and normally are not permitted to be used in reports and registration statements filed with the SEC. Mineral resources described in this Technical Report have a great amount of uncertainty as to their economic and legal feasibility. The SEC normally only permits issuers to report mineralization that does not constitute SEC Industry Guide 7 compliant “reserves” as in-place tonnage and grade, without reference to unit measures. The term “contained gold ounces” used in this Technical Report is not permitted under the rules of the SEC. “Inferred resources” have a great amount of uncertainty as to their existence, and great uncertainty as to their economic and legal feasibility. It cannot be assumed that any or all part of an Inferred resource will ever be upgraded to a higher category. U.S. Investors are cautioned not to assume that any part or all of mineral deposits in these categories will ever be converted into SEC Industry Guide 7 reserves. NOTE All references to the term “ore” contained in this Technical Report refer to mineral reserves, not mineral resources.

NI 43-101 Technical Report Vista Gold Corp. 50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia Mt Todd Gold Project Tetra Tech October 2019 iii TABLE OF CONTENTS 1.0 SUMMARY .................................................................................................................................................... 1 1.1 Introduction .................................................................................................................................................... 1 1.2 Location ........................................................................................................................................................... 2 1.3 Property Description ....................................................................................................................................... 3 1.4 Geology and Mineralization ............................................................................................................................ 8 1.5 Mineral Resource Estimate ............................................................................................................................. 8 1.6 Mineral Reserve Estimates ............................................................................................................................ 10 1.6.1 Heap Leach Reserve Estimate .......................................................................................................... 11 1.7 Mining Methods ............................................................................................................................................ 12 1.8 Metallurgy ..................................................................................................................................................... 13 1.9 Mineral Processing ........................................................................................................................................ 15 1.10 Project Infrastructure .................................................................................................................................. 15 1.11 Market Studies and Contracts ..................................................................................................................... 16 1.11.1 Markets .......................................................................................................................................... 16 1.11.2 Contracts ........................................................................................................................................ 16 1.12 Social and Environmental Aspects .............................................................................................................. 17 1.12.1 Existing Environmental and Social Information ............................................................................. 17 1.12.2 Social or Community Requirements ............................................................................................... 17 1.12.3 Approvals, Permits and Licenses .................................................................................................... 18 1.13 Capital and Cost Estimates .......................................................................................................................... 19 1.13.1 Capital Cost Estimates .................................................................................................................... 19 1.13.2 Operating Cost Estimates ............................................................................................................... 21 1.14 Financial Analysis ........................................................................................................................................ 22 1.14.1 Financial Analysis ........................................................................................................................... 22 1.15 Conclusions and Recommendations ........................................................................................................... 22 1.15.1 Feasibility Study ............................................................................................................................. 23 1.15.2 Geology and Resources .................................................................................................................. 23 1.15.3 Mineral Reserve and Mine Planning .............................................................................................. 24 1.15.4 Mineral Processing ......................................................................................................................... 24 1.15.5 Infrastructure ................................................................................................................................. 25 1.15.6 Environmental and Social Impacts ................................................................................................. 26 1.15.7 Results of the Site-wide Water Balance Model .............................................................................. 27 1.15.8 Groundwater Hydrology and Mine Dewatering ............................................................................. 27 1.15.9 Process Plant Geotechnical Investigation ...................................................................................... 28 1.15.10 TSF Design .................................................................................................................................... 28 1.15.11 Process ......................................................................................................................................... 28 1.15.12 Geochemical Analyses .................................................................................................................. 28 2.0 INTRODUCTION ........................................................................................................................................... 29 2.1 Background Information ............................................................................................................................... 29 2.2 Terms of Reference and Purpose of the Report ........................................................................................... 30 2.3 Sources of Information.................................................................................................................................. 30 2.4 Units of Measure ........................................................................................................................................... 30 2.5 Detailed Personal Inspections ....................................................................................................................... 30 3.0 RELIANCE ON OTHER EXPERTS ..................................................................................................................... 32

NI 43-101 Technical Report Vista Gold Corp. 50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia Mt Todd Gold Project Tetra Tech October 2019 iv 4.0 PROPERTY DESCRIPTION AND LOCATION ..................................................................................................... 33 4.1 Location ......................................................................................................................................................... 33 4.2 Property Description ..................................................................................................................................... 33 4.3 Lease and Royalty Structure .......................................................................................................................... 33 4.4 Risks .............................................................................................................................................................. 38 5.0 ACCESSIBILITY, CLIMATE, LOCAL RESOURCES, INFRASTRUCTURE AND PHYSIOGRAPHY ................................ 39 5.1 Accessibility ................................................................................................................................................... 39 5.2 Climate and Physiography ............................................................................................................................. 39 5.3 Local Resources and Infrastructure ............................................................................................................... 39 5.4 Topography, Elevation and Vegetation ......................................................................................................... 39 6.0 HISTORY ...................................................................................................................................................... 40 6.1 History of Previous Exploration ..................................................................................................................... 41 6.2 Historic Drilling .............................................................................................................................................. 43 6.2.1 Batman Deposit ................................................................................................................................ 43 6.2.2 Drillhole Density and Orientation ..................................................................................................... 44 6.2.3 Quigleys ............................................................................................................................................ 45 6.3 Historic Sampling Method and Approach ..................................................................................................... 47 6.4 Historic Sample Preparation, Analysis and Security ...................................................................................... 47 6.4.1 Sample Analysis ................................................................................................................................ 47 6.4.2 Check Assays .................................................................................................................................... 48 6.4.3 Security ............................................................................................................................................. 48 6.5 Historic Process Description .......................................................................................................................... 48 6.6 Technical Problems with Historical Process Flowsheet ................................................................................ 49 6.6.1 Crushing ........................................................................................................................................... 49 6.6.2 Flotation Circuit ................................................................................................................................ 52 6.6.3 CIL of Flotation Concentrate and Tailings ........................................................................................ 52 7.0 GEOLOGICAL SETTING AND MINERALIZATION .............................................................................................. 53 7.1 Geological and Structural Setting .................................................................................................................. 53 7.2 Local Geology ................................................................................................................................................ 54 7.3 Mineralization ............................................................................................................................................... 57 7.3.1 Batman Deposit ................................................................................................................................ 57 7.3.2 Quigleys Deposit ............................................................................................................................... 58 8.0 DEPOSIT TYPES ............................................................................................................................................ 60 9.0 EXPLORATION ............................................................................................................................................. 61 9.1 Golden Eye Target ......................................................................................................................................... 63 9.2 RKD Target..................................................................................................................................................... 64 9.3 Silver Spray Target ........................................................................................................................................ 64 9.4 Snowdrop Target ........................................................................................................................................... 64 9.5 Sample Preparation Methods and Quality Control (QC) Measures .............................................................. 65 9.6 Relevant Information Regarding Sample Preparation, Assaying, and Analytical Procedures ....................... 65 10.0 DRILLING ................................................................................................................................................... 67 10.1 Summary History of Batman Drilling 1988-2017......................................................................................... 67 10.1.1 Vista Drilling Detail 2012-2017 ...................................................................................................... 68

NI 43-101 Technical Report Vista Gold Corp. 50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia Mt Todd Gold Project Tetra Tech October 2019 v 10.2 Summary History of Quigleys Drilling 1975-2011 ....................................................................................... 99 10.3 Drilling Procedures .................................................................................................................................... 118 10.4 Sampling .................................................................................................................................................... 119 10.5 Summary and Interpretation of Relevant Results ..................................................................................... 119 11.0 SAMPLE PREPARATION, ANALYSES AND SECURITY ................................................................................... 121 11.1 Sample Preparation ................................................................................................................................... 121 11.2 Sample Analyses ........................................................................................................................................ 122 11.3 Sample Security ......................................................................................................................................... 128 12.0 DATA VERIFICATION ................................................................................................................................ 129 12.1 Drill Core and Geologic Logs ..................................................................................................................... 129 12.2 Topography ............................................................................................................................................... 129 12.3 Verification of Analytical Data ................................................................................................................... 129 12.3.1 Latest Drilling Data Verification ................................................................................................... 132 13.0 MINERAL PROCESSING AND METALLURGICAL TESTING ............................................................................ 137 13.1 Summary ................................................................................................................................................... 137 13.2 Historic Metallurgical Test Programs ........................................................................................................ 137 13.3 2017 Metallurgical Testwork ..................................................................................................................... 139 13.3.1 HPGR Testing at Thyssen-Krupp Industries (TKI) .......................................................................... 139 13.3.2 Tomra/Outotec Ore Sorting Testwork .......................................................................................... 141 13.3.3 Preparation of Composites for Metallurgical Testwork ............................................................... 144 13.3.4 Mineralogical Study ..................................................................................................................... 144 13.3.5 Head Analyses .............................................................................................................................. 145 13.3.6 Abrasion Indices ........................................................................................................................... 146 13.3.7 Bond Ball Mill Work Indices .......................................................................................................... 147 13.3.8 Leach Tests ................................................................................................................................... 148 13.3.9 Cyanide Destruction ..................................................................................................................... 151 13.3.10 Thickening Tests ......................................................................................................................... 152 13.4 2018/2019 Metallurgical Test Work ......................................................................................................... 152 13.4.1 HPGR Testing at Thyssen-Krupp Industries (TKI) ...................................................................... 155 13.4.2 HPGR Testing at WEIR Minerals ................................................................................................ 155 13.4.3 Tomra/Outotec Ore Sorting Test Work ........................................................................................ 155 13.4.4 Steinert Ore Sorting Test Work .................................................................................................... 157 13.4.5 Preparation of Composites for Metallurgical Test Work and Head Analyses .............................. 159 13.4.6 Bond's Ball Mill Work Indices ....................................................................................................... 159 13.4.7 Primary Grind ............................................................................................................................... 160 13.4.8 Fine Grind ..................................................................................................................................... 160 13.4.9 Leach Feed Thickener ................................................................................................................... 161 13.4.10 Leach Agitator Design and Power Requirements ....................................................................... 161 13.4.11 Leach Tests ................................................................................................................................. 161 13.4.12 Thickening Tests on Leach Residue ............................................................................................ 165 13.4.13 Cyanide Destruction ................................................................................................................... 165 13.5 Process Flowsheet ..................................................................................................................................... 166 14.0 MINERAL RESOURCE ESTIMATES .............................................................................................................. 169 14.1 Introduction .............................................................................................................................................. 169 14.2 Geologic Modeling of the Batman Deposit ............................................................................................... 171 14.2.1 Batman Deposit Density Data ...................................................................................................... 175

NI 43-101 Technical Report Vista Gold Corp. 50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia Mt Todd Gold Project Tetra Tech October 2019 vi 14.2.2 Grade Capping ............................................................................................................................. 175 14.3 Batman Block Model Parameters ............................................................................................................. 175 14.3.1 Geostatistics of the Batman Deposit ............................................................................................ 176 14.4 Batman Estimation Quality ....................................................................................................................... 188 14.5 Modeling of the Quigleys Deposit ............................................................................................................. 191 14.5.1 Quigleys Exploration Database .................................................................................................... 192 14.5.2 Quigleys Block Model Parameters................................................................................................ 192 14.6 Existing Heap Leach Gold Resource .......................................................................................................... 198 14.7 Relevant Factors Affecting Resource Estimates ........................................................................................ 200 15.0 MINERAL RESERVES ................................................................................................................................. 201 15.1 Pit Optimization ........................................................................................................................................ 201 15.1.1 Economic Parameters .................................................................................................................. 201 15.1.2 Slope Parameters ......................................................................................................................... 202 15.1.3 Pit-Optimization Results ............................................................................................................... 204 15.1.4 Ultimate Pit Limit Selection .......................................................................................................... 206 15.2 Pit Designs ................................................................................................................................................. 206 15.2.1 Bench Height ................................................................................................................................ 206 15.2.2 Pit Design Slopes .......................................................................................................................... 207 15.2.3 Haulage Roads ............................................................................................................................. 208 15.2.4 Ultimate Pit .................................................................................................................................. 208 15.2.5 Pit Phasing .................................................................................................................................... 210 15.3 Cutoff Grade .............................................................................................................................................. 214 15.4 Dilution ...................................................................................................................................................... 214 15.5 Reserves .................................................................................................................................................... 214 15.6 Heap Leach Reserve Estimate ................................................................................................................... 217 16.0 MINING METHODS .................................................................................................................................. 218 16.1 Methods .................................................................................................................................................... 218 16.2 Site Landforms and Impoundments .......................................................................................................... 218 16.3 Waste Material Definition ......................................................................................................................... 219 16.4 Mine-Waste Facilities ................................................................................................................................ 219 16.5 Mine-Production Schedule ........................................................................................................................ 221 16.6 Equipment Selection and Productivities ................................................................................................... 226 16.7 Mine Personnel ......................................................................................................................................... 230 17.0 RECOVERY METHODS .............................................................................................................................. 234 17.1 Process Design Criteria .............................................................................................................................. 234 17.2 Flow Sheet Development .......................................................................................................................... 235 17.2.1 Crushing Modeling ....................................................................................................................... 235 17.2.2 Primary Crusher ............................................................................................................................ 237 17.2.3 Secondary Crushers ...................................................................................................................... 237 17.2.4 HPGR ............................................................................................................................................ 237 17.2.5 Ore Sorting ................................................................................................................................... 237 17.2.6 Grinding Modeling ....................................................................................................................... 237 17.2.7 Thickener / Leach / CIP Design ..................................................................................................... 237 17.3 Description of Process Areas ..................................................................................................................... 238 17.3.1 Area 3100 – Crushing Circuit Availabilities ................................................................................... 238

NI 43-101 Technical Report Vista Gold Corp. 50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia Mt Todd Gold Project Tetra Tech October 2019 vii 17.3.2 Area 3200 – Coarse Ore Stockpile, Reclaim, HPGR and Ore Sorting ............................................ 239 17.3.3 Area 3300 – Grinding and Classification ...................................................................................... 239 17.3.4 Area 3400 – Pre-Leach Thickening, Leach Conditioning, Leach and CIP ...................................... 240 17.3.5 Area 3500 – Desorption, Goldroom and Carbon Regeneration.................................................... 240 17.3.6 Area 3600 – Detoxification and Tailings ...................................................................................... 240 17.3.7 Area 3700 – Reagents .................................................................................................................. 241 17.3.8 Area 3800 – Process Plant Services .............................................................................................. 241 17.4 Process Water ........................................................................................................................................... 242 17.4.1 Process Compressed Air ............................................................................................................... 242 17.5 Plant Mobile Equipment ........................................................................................................................... 243 18.0 PROJECT INFRASTRUCTURE...................................................................................................................... 244 18.1 Facility 2000 – Mine .................................................................................................................................. 244 18.1.1 Area 2300 – Mine Support Facilities............................................................................................. 244 18.1.2 Area 2400 – Mine Support Services .............................................................................................. 246 18.2 Facility 4000 – Project Services ................................................................................................................. 247 18.2.1 Area 4100 – Water Supply ........................................................................................................... 247 18.2.2 Area 4200 – Power Supply ........................................................................................................... 248 18.2.3 Area 4300 – Communications ...................................................................................................... 249 18.2.4 Area 4400 – Tailings Dam ............................................................................................................ 250 18.2.5 Area 4500 – Waste Disposal ........................................................................................................ 251 18.2.6 Area 4600 – Plant Mobile Equipment .......................................................................................... 251 18.3 Facility 5000 – Project Infrastructure ........................................................................................................ 252 18.3.1 Area 5100 – Site Preparation ....................................................................................................... 252 18.3.2 Area 5200 – Support Buildings ..................................................................................................... 252 18.3.3 Area 5400 – Heavy Lift Cranage ................................................................................................... 255 18.3.4 Area 5600 – Bulk Transport .......................................................................................................... 255 18.3.5 Area 5800 – Communications ...................................................................................................... 255 18.4 Facility 6000 – Permanent Accommodation ............................................................................................. 256 18.4.1 Area 6100 – Personnel Transport ................................................................................................. 256 18.5 Facility 7000 – Site Establishment and Early Works .................................................................................. 256 18.5.1 Area 7300 – Construction Camp ................................................................................................... 256 18.6 Facility 8000 – Management, Engineering, EPCM Services ...................................................................... 257 18.6.1 Area 8100 – EPCM Services .......................................................................................................... 257 18.6.2 Area 8200 – External Consultants/Testing ................................................................................... 257 18.6.3 Area 8300 – Commissioning ......................................................................................................... 257 18.6.4 Area 8400 – Owners Engineering/Management ......................................................................... 257 18.6.5 Area 8800 – License, Fees and Legal Costs ................................................................................... 257 18.6.6 Area 8900 – Project Insurances .................................................................................................... 258 18.7 Facility 9000 – Preproduction Costs .......................................................................................................... 258 18.7.1 Area 9100 – Preproduction Labor ................................................................................................ 258 18.7.2 Area 9200 – Commissioning Expenses ......................................................................................... 258 18.7.3 Area 9300 – Capital Spares .......................................................................................................... 258 18.7.4 Area 9400 – Stores and Inventories ............................................................................................. 258 18.7.5 Area 9600 – Working Capital and Finance ................................................................................... 258 18.7.6 Area 9700 – Escalation and Foreign Currency Exchange ............................................................. 259 18.7.7 Area 9800 – Contingency Provision .............................................................................................. 259 18.7.8 Area 9900 – Management Reserve Provision .............................................................................. 259 18.8 Electric Power Plant .................................................................................................................................. 259 18.8.1 Generation Option Selection ........................................................................................................ 261

NI 43-101 Technical Report Vista Gold Corp. 50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia Mt Todd Gold Project Tetra Tech October 2019 viii 18.8.2 Mt Todd Electrical ........................................................................................................................ 261 19.0 MARKET STUDIES AND CONTRACTS ......................................................................................................... 265 19.1 Markets ..................................................................................................................................................... 265 19.2 Contracts ................................................................................................................................................... 265 20.0 ENVIRONMENTAL STUDIES, PERMITTING, AND SOCIAL OR COMMUNITY IMPACT .................................... 266 20.1 Environmental Studies .............................................................................................................................. 266 20.1.1 Flora and Vegetation .................................................................................................................... 267 20.1.2 Nationally Threatened Fauna ....................................................................................................... 267 20.1.3 Migratory and / or Marine Species .............................................................................................. 267 20.1.4 National Heritage Places .............................................................................................................. 267 20.2 Waste and Tailings Disposal, Site Monitoring and Water Management .................................................. 268 20.2.1 Waste Rock Disposal .................................................................................................................... 268 20.2.2 Tailings Disposal ........................................................................................................................... 268 20.2.3 Site Monitoring............................................................................................................................. 268 20.2.4 Water Management..................................................................................................................... 268 20.3 Permitting and Authorizations .................................................................................................................. 270 20.4 Social or Community Requirements.......................................................................................................... 271 20.5 Mine Reclamation and Closure ................................................................................................................. 272 20.5.1 Batman Pit ................................................................................................................................... 273 20.5.2 Waste Rock Dump ........................................................................................................................ 273 20.5.3 Tailings Disposal Facility .............................................................................................................. 273 20.5.4 Processing Plant and Pad Area ..................................................................................................... 274 20.5.5 Heap Leach Pad and Pond ............................................................................................................ 274 20.5.6 Low Grade Ore Stockpile .............................................................................................................. 275 20.5.7 Mine Roads .................................................................................................................................. 275 20.5.8 Water Storage Ponds ................................................................................................................... 275 20.5.9 Low Permeability Borrow Area ..................................................................................................... 275 20.5.10 Closure Cost Estimate ................................................................................................................. 276 21.0 CAPITAL AND OPERATING COSTS ............................................................................................................. 277 21.1 Capital Cost ............................................................................................................................................... 277 21.1.1 Mining (MDA) ............................................................................................................................... 279 21.1.2 CIP Process and Infrastructure (TTP) ............................................................................................ 284 21.1.3 Power Plant (POWER Engineers) .................................................................................................. 293 21.1.4 Mine Dewatering (Tetra Tech) ..................................................................................................... 294 21.1.5 Reclamation and Closure (Tetra Tech) ......................................................................................... 294 21.1.6 Water Treatment Plant (Tetra Tech) ............................................................................................ 295 21.1.7 Raw Water Dam (Tetra Tech) ....................................................................................................... 295 21.1.8 Tailings Storage Facilities (Tetra Tech) ......................................................................................... 296 21.2 Operating Costs ......................................................................................................................................... 297 21.2.1 Mining (MDA) ............................................................................................................................... 298 21.2.2 Mine Dewatering (Tetra Tech) ..................................................................................................... 301 21.2.3 CIP Process and G&A (TTP) ........................................................................................................... 301 21.2.4 Power Plant (POWER Engineers) .................................................................................................. 306 21.2.5 Water Treatment Plant (Tetra Tech) ............................................................................................ 308 21.2.6 Tailings Storage Facilities (Tetra Tech) ......................................................................................... 308 21.2.7 General & Administrative ............................................................................................................. 308 22.0 ECONOMIC ANALYSIS .............................................................................................................................. 309 22.1 Principal Assumptions ............................................................................................................................... 309

NI 43-101 Technical Report Vista Gold Corp. 50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia Mt Todd Gold Project Tetra Tech October 2019 ix 22.2 LoM Production ......................................................................................................................................... 310 22.3 Capital Costs .............................................................................................................................................. 312 22.3.1 2000 Mining ................................................................................................................................. 313 22.3.2 3000 Process Plant ....................................................................................................................... 313 22.3.3 4000 Project Services.................................................................................................................... 314 22.3.4 5000 Project Infrastructure .......................................................................................................... 315 22.3.5 6000 Permanent Accommodation ............................................................................................... 315 22.3.6 7000 Site Establishment & Early Works ....................................................................................... 316 22.3.7 8000 Management, Engineering, EPCM Services ......................................................................... 316 22.3.8 9000 Pre-Production Costs ........................................................................................................... 317 22.3.9 1000 Asset Sale ............................................................................................................................ 317 22.4 Operating Costs ......................................................................................................................................... 318 22.4.1 Open Pit Mining ........................................................................................................................... 319 22.4.2 CIP Process Plant .......................................................................................................................... 320 22.4.3 Water Treatment Plant ................................................................................................................ 320 22.4.4 Tailings ......................................................................................................................................... 321 22.4.5 General & Administrative ............................................................................................................. 321 22.4.6 JAAC Royalty ................................................................................................................................. 322 22.4.7 Refining Costs ............................................................................................................................... 322 22.4.8 Operating Cost Inputs .................................................................................................................. 322 22.5 Economic Results ...................................................................................................................................... 336 22.5.1 Taxes, Royalties ............................................................................................................................ 340 22.5.2 Sensitivity ..................................................................................................................................... 342 23.0 ADJACENT PROPERTIES ............................................................................................................................ 344 24.0 OTHER RELEVANT DATA AND INFORMATION ........................................................................................... 345 24.1 Process Plant Geotechnical ....................................................................................................................... 345 24.2 Water Management .................................................................................................................................. 346 24.2.1 Site-wide Water Balance .............................................................................................................. 346 24.2.2 Wet Infrastructure ........................................................................................................................ 349 24.3 Geochemistry ............................................................................................................................................ 356 24.4 Surface Water Hydrology .......................................................................................................................... 358 24.5 Regional Groundwater Model and Mine Dewatering ............................................................................... 358 24.5.1 Regional and Site Hydrogeology .................................................................................................. 359 24.5.2 Regional Numerical Groundwater Flow Model ............................................................................ 360 24.5.3 Inflow Estimates ........................................................................................................................... 361 24.5.4 Mine Dewatering ......................................................................................................................... 361 24.6 Project Implementation ............................................................................................................................ 365 24.6.1 Project Implementation Strategy ................................................................................................. 365 24.6.2 Project Organization .................................................................................................................... 365 24.6.3 EPCM Management ..................................................................................................................... 368 24.6.4 Engineering .................................................................................................................................. 368 24.6.5 EPCM Controls .............................................................................................................................. 368 24.6.6 Procurement ................................................................................................................................. 369 24.6.7 Construction Management .......................................................................................................... 376 24.6.8 Commissioning ............................................................................................................................. 376 24.6.9 Temporary Construction Facilities ................................................................................................ 378 24.6.10 Industrial Relations .................................................................................................................... 378 24.6.11 Health and Safety ....................................................................................................................... 378 24.6.12 Environment ............................................................................................................................... 380

NI 43-101 Technical Report Vista Gold Corp. 50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia Mt Todd Gold Project Tetra Tech October 2019 x 24.6.13 Schedule ..................................................................................................................................... 380 25.0 INTERPRETATION AND CONCLUSIONS ...................................................................................................... 384 25.1 Project Risks .............................................................................................................................................. 384 25.2 Geology and Resources ............................................................................................................................. 385 25.3 Mineral Reserve and Mine Planning ......................................................................................................... 386 25.4 Mineral Processing .................................................................................................................................... 387 25.5 Infrastructure ............................................................................................................................................ 387 25.5.1 Site Preparation............................................................................................................................ 387 25.5.2 Support Buildings ......................................................................................................................... 387 25.5.3 Access Roads Parking and Laydown ............................................................................................. 387 25.5.4 Heavy Lifts .................................................................................................................................... 387 25.5.5 Bulk Transport .............................................................................................................................. 388 25.5.6 Communications .......................................................................................................................... 388 25.6 Project Services ......................................................................................................................................... 388 25.7 Environmental and Social Conclusions ...................................................................................................... 388 25.7.1 Existing Body of Work .................................................................................................................. 388 25.7.2 Environmental Impact Study and Approvals ................................................................................ 388 25.7.3 Social or Community Impacts ....................................................................................................... 388 25.8 Results of the Site-wide Water Balance Model ......................................................................................... 389 26.0 RECOMMENDATIONS .............................................................................................................................. 390 26.1 Feasibility Study ........................................................................................................................................ 390 26.2 Resource and Exploration ......................................................................................................................... 390 26.3 Mining Risks and Opportunities ................................................................................................................ 390 26.3.1 Opportunities ............................................................................................................................... 390 26.3.2 Risks ............................................................................................................................................. 390 26.4 Environmental Studies .............................................................................................................................. 391 26.5 Site-wide Water Balance ........................................................................................................................... 391 26.6 Groundwater Hydrology and Mine Dewatering ........................................................................................ 392 26.7 Process Plant Geotechnical Investigation Recommendations .................................................................. 392 26.7.1 Crushing/Screening/Grinding/HPGR/Sorting ............................................................................... 392 26.7.2 Thickener/Leach/CIP .................................................................................................................... 392 26.7.3 Stockpile & Reclaim ...................................................................................................................... 393 26.8 Tailings Facility Design .............................................................................................................................. 393 26.8.1 TSF Construction Schedule ........................................................................................................... 393 26.8.2 Investigation of TSF1 Drainage Features ..................................................................................... 393 26.8.3 Geotechnical Investigation and Assessment ................................................................................ 393 26.8.4 Waste Rock Testing ...................................................................................................................... 393 26.8.5 Consolidation/Seepage Modeling ................................................................................................ 393 26.8.6 Water Balance .............................................................................................................................. 394 26.8.7 TSF Consequence Classification .................................................................................................... 394 26.9 Process Operating Costs ............................................................................................................................ 394 26.10 Geochemical Analyses ............................................................................................................................. 394 26.11 Process Parameter Optimization ............................................................................................................ 394 27.0 REFERENCES ............................................................................................................................................ 395

NI 43-101 Technical Report Vista Gold Corp. 50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia Mt Todd Gold Project Tetra Tech October 2019 xi 28.0 CERTIFICATE OF QUALIFIED PERSON ........................................................................................................ 400 28.1 Qualifications of Consultants .................................................................................................................... 400 28.2 Table of Responsibility .............................................................................................................................. 401 LIST OF TABLES Table 1-1: PFS Highlights ............................................................................................................................................... 2 Table 1-2: Description of Landforms and Impoundments ............................................................................................ 5 Table 1-3: Statement of Mineral Resources Estimates ................................................................................................. 9 Table 1-4: Statement of Mineral Reserve Estimate .................................................................................................... 11 Table 1-5: Initial Economic Parameters ...................................................................................................................... 12 Table 1-6: WhittleTM Pit Optimization Results –Using 0.40 g-Au/t Cutoff .................................................................. 13 Table 1-7: Headline Design Criteria ............................................................................................................................ 15 Table 1-8: Mt Todd Permit Status ............................................................................................................................... 18 Table 1-9: Estimated Capital Cost Summary (US$000s) ............................................................................................. 20 Table 1-10: Estimated LoM Operating Costs (US$) ..................................................................................................... 21 Table 1-11: Estimated Technical-Economic Results (US$000s) .................................................................................. 22 Table 6-1: Heap Leach – Historic Actual Production ................................................................................................... 40 Table 6-2: Property History ......................................................................................................................................... 42 Table 6-3: Summary of Quigleys Exploration Database .............................................................................................. 45 Table 7-1: Geologic Codes and Lithologic Units .......................................................................................................... 54 Table 9-1: Exploration Sampling Before 2018 ............................................................................................................ 61 Table 9-2: Exploration Sampling Between 2018 and 2019 by Target Area ................................................................ 62 Table 9-3: Exploration Prospects ................................................................................................................................ 62 Table 10-1: Batman Deposit Drilling History ............................................................................................................... 67 Table 10-2: Batman Deposit Drillholes Added for Resource Update .......................................................................... 68 Table 10-3: Batman Drillhole Details .......................................................................................................................... 69 Table 10-4: Quigleys Deposit Drilling History ............................................................................................................. 99 Table 10-5: Quigleys Drillhole Details ......................................................................................................................... 99 Table 11-1: Assay and Preparation Laboratories ...................................................................................................... 122 Table 11-2: Comparison of Assay Values between the Database and Source Documents (MDA, 2011) ................. 123 Table 11-3: Summary of Comparisons of Historical Assays (MDA, 2011) ................................................................. 124 Table 11-4: Summary of Comparisons of Vista Assays (MDA, 2011) ........................................................................ 125 Table 13-1: Material Balance for HPGR Tests ........................................................................................................... 140 Table 13-2: Tomra Sorting Test Results .................................................................................................................... 142 Table 13-3: Head Analyses of Composite Samples ................................................................................................... 145 Table 13-4: Whole Rock Analyses of Composite Samples ........................................................................................ 145 Table 13-5: Assayed vs. Projected Head Analyses .................................................................................................... 146 Table 13-6: Abrasion Indices for the Various Composite Samples ........................................................................... 146 Table 13-7: Bond Ball Mill Work Indices for Composite Samples ............................................................................. 147 Table 13-8: Bond Ball Mill Work Indices for Ore Sorting Products and Wastes ....................................................... 147

NI 43-101 Technical Report Vista Gold Corp. 50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia Mt Todd Gold Project Tetra Tech October 2019 xii Table 13-9: Gold Extraction vs. Grind Size for the Four Composites ........................................................................ 148 Table 13-10: Gold Extraction at P80 of 270 mesh (53μm) with Two-stage Grind for the Four Composites ............. 149 Table 13-11: Effect of Pulp Density and NaCN Concentration on Gold Extraction for Composite No. 1 at P80 of 270 mesh (53μm) with Two-stage Grinding ......................................................................................... 150 Table 13-12: Effect of Pulp Density and NaCN Concentration on Gold Extraction for Composite No. 3 at P80 of 270 mesh (53μm) with Two-stage Grinding ......................................................................................... 150 Table 13-13: Effect of Pulp Density and NaCN Concentration on Gold Extraction for Composite No. 4 at P80 of 270 mesh (53μm) with Two-stage Grinding ......................................................................................... 151 Table 13-14: Cyanide Destruction Test Results ........................................................................................................ 151 Table 13-15: Unit Area Requirements for Thickener for Composite Samples .......................................................... 152 Table 13-16: Metallurgical Drilling Intercept Angle to Mineralized Vein ................................................................. 152 Table 13-17: Vista Drillholes and their Metallurgical Twins ..................................................................................... 153 Table 13-18: Material Balance for HPGR Tests at TKI ............................................................................................... 155 Table 13-19: Tomra Ore Sorting Test Results ........................................................................................................... 156 Table 13-20: Steinert Sorting Results for Composites 1, 3 and 4 ............................................................................. 158 Table 13-21: Head Analyses of Composite Samples ...................................................................................... 159 Table 13-22: Bond's Ball Mill Work Indices for Composite Samples ........................................................... 159 Table 13-23: Leach Results for Feed Grade >1.5 g/t Au ........................................................................................... 162 Table 13-24: Leach Results for Feed Grade of 1.0 to 1.5 g/t Au ............................................................................... 162 Table 13-25: Leach Results for Feed Grade of0.8 to 1.0 g/t Au ................................................................................ 163 Table 13-26: Leach Results for Feed Grade of 0.6 to 0.8 g/t Au ............................................................................... 163 Table 13-27: Leach Results for Feed Grade of 0.4 to 0.6 g/t Au ............................................................................... 164 Table 13-28: Leach Results for Feed Grade of <0.4 g/t Au ....................................................................................... 164 Table 13-29: Leach Residue Assay Versus Ore Feed Grade ...................................................................................... 165 Table 13-30: Cyanide Destruction Test Results ............................................................................................... 166 Table 14-1: Summary of the Batman, Heap Leach Pad and Quigleys Deposits ........................................................ 171 Table 14-2: Summary of Batman Bulk Density Data by Oxidation State .................................................................. 175 Table 14-3: Block Model* Physical Parameters – Batman Deposit .......................................................................... 175 Table 14-4: Batman Resource Classification Criteria and Variogram ....................................................................... 178 Table 14-5: Batman Deposit Measured and Indicated Gold Resource Estimate ...................................................... 186 Table 14-6: Batman Deposit Inferred Gold Resource Estimate ................................................................................ 187 Table 14-7: Quigleys Deposit Specific Gravity Data .................................................................................................. 191 Table 14-8: Summary of Quigleys Exploration Database .......................................................................................... 192 Table 14-9: Block Model Physical Parameters – Quigleys Deposit ........................................................................... 192 Table 14-10: Search Parameters for each Domain ................................................................................................... 195 Table 14-11: Search Parameters and Sample Restrictions ....................................................................................... 195 Table 14-12: WhittleTM Pit Shell Parameters for the Quigleys Deposit..................................................................... 196 Table 14-13: Estimated Resources Measured and Indicated Classes for the Quigleys Deposit, All Mineral Types .................................................................................................................................................... 196 Table 14-14: Estimated Resource Inferred Class for the Quigleys Deposit, ............................................................. 198 Table 14-15: Existing Heap Leach Indicated Gold Resource Estimate (September 2019) ........................................ 199 Table 15-1: Initial Economic Parameters ................................................................................................................... 201 Table 15-2: Slope Angles for Pit Optimization .......................................................................................................... 203

NI 43-101 Technical Report Vista Gold Corp. 50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia Mt Todd Gold Project Tetra Tech October 2019 xiii Table 15-3: WhittleTM Pit Optimization Results –using 0.40 g-Au/t Cutoff ............................................................... 205 Table 15-4: Pit Design Slope Parameters .................................................................................................................. 207 Table 15-5: Interim Pit Slope Parameters (Sectors 1 & 2) ........................................................................................ 207 Table 15-6: US$1,250 Gold Price Cutoff Grades (g-Au/t) ......................................................................................... 214 Table 15-7: In-Pit Proven and Probable Reserves by Pit Phase ................................................................................ 216 Table 15-8: Total Batman Project Reserves (Including Heap Leach) ........................................................................ 216 Table 16-1: Description of Landforms and Impoundments ...................................................................................... 218 Table 16-2: Construction and Reclamation Requirements ....................................................................................... 220 Table 16-3: Annual Mine Production Schedule ........................................................................................................ 223 Table 16-4: Annual Stockpile Balance ....................................................................................................................... 224 Table 16-5: Annual Ore Delivery to the Mill Crusher ................................................................................................ 225 Table 16-6: Maximum Loader Productivity Estimate ............................................................................................... 227 Table 16-7: Annual Load and Haul Equipment Requirements .................................................................................. 229 Table 16-8: Mine Personnel Requirements .............................................................................................................. 232 Table 17-1: Headline Design Criteria ......................................................................................................................... 234 Table 17-2: Mobile Equipment for Process Plant ..................................................................................................... 243 Table 18-1: 50 ktpd TSF 1 and TSF 2 Parameters ...................................................................................................... 250 Table 18-2: Mobile Equipment for Process Plant ..................................................................................................... 251 Table 18-3: Heavy Lift Cranage Requirements ......................................................................................................... 255 Table 18-4: Power Station Location Budgetary Comparison .................................................................................... 261 Table 20-1: Mt Todd Permit Status ........................................................................................................................... 271 Table 20-2: Reclamation Approach ........................................................................................................................... 272 Table 21-1: Operating Periods .................................................................................................................................. 277 Table 21-2: Estimated Capital Cost Summary (US$000s) ......................................................................................... 278 Table 21-3: Estimated Mine Annual Capital Costs (US$000s) ................................................................................... 279 Table 21-4: Estimated Mine Light Vehicle Capital (US$ ) .......................................................................................... 283 Table 21-5: Estimated Capital Cost Summary (AUD000s)......................................................................................... 284 Table 21-6: CCE Methodology for Facility 3000 – Process Plant .............................................................................. 285 Table 21-7: Methodology for Other Areas of the Capital Cost Estimate .................................................................. 286 Table 21-8: Estimated Construction Gang Rate Development (AUD)....................................................................... 289 Table 21-9: Estimated Power Station Installed Capital Cost Summary (AUD) .......................................................... 293 Table 21-10: Estimated Mine Dewatering Capital Cost Summary (US$000s) ........................................................... 294 Table 21-11: Estimated Reclamation Capital Cost Summary (US$000s) .................................................................. 294 Table 21-12: Estimated Water Treatment Plant Capital Cost Summary (US$000s) ................................................. 295 Table 21-13: Estimated Raw Water Dam Capital Cost Summary (US$000s) ............................................................ 295 Table 21-14: Estimated Tailings Storage Facility Capital Cost Summary (US$000s) ................................................. 296 Table 21-15: Estimated LoM Operating Costs (US$) ................................................................................................. 297 Table 21-16: Estimated Annual Mine Operating Costs (US$) ................................................................................... 300 Table 21-17: Estimated Plant Operating Costs (@ Steady State) (AUD) ................................................................... 301 Table 21-18: Estimated Fuel Cost Summary (AUD) .................................................................................................. 306 Table 21-19: Estimated Personnel Costs, Power Plant (AUD) .................................................................................. 307 Table 21-20: Estimated Gas Turbine Maintenance Cost Schedule – 70MW (AUD) .................................................. 308

NI 43-101 Technical Report Vista Gold Corp. 50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia Mt Todd Gold Project Tetra Tech October 2019 xiv Table 22-1: TEM Principal Assumptions ................................................................................................................... 309 Table 22-2: Estimated Refining Costs (US$) .............................................................................................................. 310 Table 22-3: LoM Ore Production .............................................................................................................................. 310 Table 22-4: Estimated LoM Capital Costs (US$000s) ................................................................................................ 312 Table 22-5: Estimated Mining Costs (US$000s) ........................................................................................................ 313 Table 22-6: Estimated CIP Process Plant Capital Costs (US$000s) ............................................................................ 313 Table 22-7: Estimated Project Services Capital Costs (US$000s) .............................................................................. 314 Table 22-8: Estimated Project Infrastructure Capital Costs (US$000s) .................................................................... 315 Table 22-9: Estimated Permanent Accommodation Costs (US$000s) ...................................................................... 315 Table 22-10: Estimated Site Establishment & Early Works (US$000s) ..................................................................... 316 Table 22-11: Estimated Management, Engineering, EPCM Services (US$000s) ....................................................... 316 Table 22-12: Estimated Pre-Production Costs (US$000s) ......................................................................................... 317 Table 22-13: Estimated Asset Sale (US$000s) ........................................................................................................... 317 Table 22-14: Estimated LoM Operating Costs (US$) ................................................................................................. 318 Table 22-15: Estimated Open Pit Operating Costs (US$) .......................................................................................... 319 Table 22-16: Estimated CIP Process Plant Operating Costs (US$) ............................................................................ 320 Table 22-17: Estimated Water Treatment Plant Operating Costs (US$) .................................................................. 320 Table 22-18: Estimated Tailings Operating Costs (US$) ............................................................................................ 321 Table 22-19: Estimated G&A Operating Costs (US$) ................................................................................................ 321 Table 22-20: Estimated JAAC Royalty Costs (US$) .................................................................................................... 322 Table 22-21: Estimated Refining Costs (US$) ............................................................................................................ 322 Table 22-22: Estimated Labor Rates & Costs (AUD) ................................................................................................. 323 Table 22-23: Position & Salary Matrix (AUD) ............................................................................................................ 331 Table 22-24: Process Reagents (AUD)....................................................................................................................... 335 Table 22-25: Process Consumables (AUD) ................................................................................................................ 335 Table 22-26: Technical-Economic Results (US$000s) ............................................................................................... 336 Table 22-27: All-In Sustaining Costs (US$/oz) ........................................................................................................... 337 Table 22-28: Annual Cash Flow ................................................................................................................................. 339 Table 22-29: Project Sensitivity ................................................................................................................................ 342 Table 22-30: Sensitivities to Gold Price versus NPV Discount Rate .......................................................................... 343 Table 22-31: Sensitivities to Gold Price versus Foreign Exchange Rate (US$:AUD) .................................................. 343 Table 24-1: Mean Monthly Precipitation .................................................................................................................. 348 Table 24-2: Site-specific Trigger Values, Edith River Downstream of WTP Discharge .............................................. 350 Table 24-3: Edith River Flow at SW4 (m3/h), February 2013 – September 2017 ..................................................... 351 Table 24-4: Water Quality Data at Sampling Site SW2, Edith River Upstream of WTP Discharge, January 2015 – April 2017 .......................................................................................................................................... 352 Table 24-5: Mt Todd WTP Effluent Goals ................................................................................................................. 352 Table 24-6: Anticipated Influent Water Quality at the WTP ..................................................................................... 353 Table 24-7: Opinion of Probable Capital Costs ......................................................................................................... 354 Table 24-8: Opinion of Probable Annual Chemical Consumption ............................................................................ 355 Table 24-9: Catchment and Pit Areas, Inflow Volumes, and Dewatering Times for Mine Dewatering Design ........ 361 Table 24-10: Construction Packages ......................................................................................................................... 371

NI 43-101 Technical Report Vista Gold Corp. 50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia Mt Todd Gold Project Tetra Tech October 2019 xv Table 24-11: Supply Packages ................................................................................................................................... 372 Table 24-12: Supply Packages with Significant Lead Times ...................................................................................... 381 Table 25-1: Project Risks ........................................................................................................................................... 384 LIST OF FIGURES Figure 1-1: General Project Location Map .................................................................................................................... 4 Figure 1-2: Concessions ................................................................................................................................................ 6 Figure 1-3: General Arrangement ................................................................................................................................. 7 Figure 1-4: Measured & Indicated Resource Estimates Grade Tonnage Curves – Batman Deposit ........................... 10 Figure 1-5: Mt Todd Flowsheet ................................................................................................................................... 14 Figure 4-1: General Project Location Map .................................................................................................................. 35 Figure 4-2: Concessions .............................................................................................................................................. 36 Figure 4-3: General Arrangement ............................................................................................................................... 37 Figure 6-1: Drillhole Location Map – Batman and Quigleys Deposits ......................................................................... 46 Figure 6-2: Plant Process Flowsheet for Project as Designed ..................................................................................... 50 Figure 6-3: Modified Plant Process Flowsheet for Project ......................................................................................... 51 Figure 7-1: General Geologic Map .............................................................................................................................. 56 Figure 7-2: Concessions .............................................................................................................................................. 59 Figure 10-1: Drillhole Location Map Batman Deposit to VB18-003 ............................................................................ 93 Figure 10-2: Batman Cross-section 1 .......................................................................................................................... 94 Figure 10-3: Batman Cross-section 2 .......................................................................................................................... 95 Figure 10-4: Batman Cross-section 3 .......................................................................................................................... 96 Figure 10-5: Batman Cross-section 4 .......................................................................................................................... 97 Figure 10-6: Batman Cross-section 5 .......................................................................................................................... 98 Figure 10-7: Isometric View of the Quigleys Drilling Pattern ................................................................................... 117 Figure 10-8: Quigleys Cross-section A-A’ (8,438,200 North +/- 10m window) ......................................................... 118 Figure 11-1: NAL Pulp Repeats ................................................................................................................................. 126 Figure 11-2: Original Pulp Cross Lab Checks ............................................................................................................. 127 Figure 12-1: NAL Resplit Analyses ............................................................................................................................. 131 Figure 12-2: Scatterplot of Relative Au Value to Certified Standard Reference Material Value .............................. 133 Figure 12-3: Scatterplots (Log Scale) of Replicates by Drillhole ................................................................................ 134 Figure 12-4: Location of Metallurgical Drillholes ...................................................................................................... 135 Figure 12-5: Two Views of VB07-013, VB18-002 and VB08-036 in Cross-sections ................................................... 136 Figure 13-1: Protocol for HPGR/Ore Sorting ............................................................................................................. 140 Figure 13-2: Drillhole Trace of VB08-030, VB17-001 and VB08-012 ......................................................................... 153 Figure 13-3: Drill hole trace of drillholes VB08-030, VB17-001 and VB08-012 ......................................................... 154 Figure 13-4: Conceptual Process Flowsheet for Mt Todd Ore (1/2) ......................................................................... 167 Figure 13-5: Conceptual Process Flowsheet for Mt Todd Ore (2/2) ......................................................................... 168 Figure 14-1: Drillhole Location Map Batman & Quigleys Deposits and Heap Leach Pad ......................................... 170 Figure 14-2: Schematic of Codes and Surface Designations (Looking North) ........................................................... 173

NI 43-101 Technical Report Vista Gold Corp. 50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia Mt Todd Gold Project Tetra Tech October 2019 xvi Figure 14-3: Sectional View of Drillhole Data 8,434,803 mN (Looking North) ......................................................... 174 Figure 14-4: Example Log Variograms of Gold within the Core Complex ................................................................. 177 Figure 14-5: Blocks Kriged Au – Cross-section 8,434,900 mN Looking North, Batman Deposit .............................. 180 Figure 14-6: Classified Blocks Measured, Indicated, and Inferred – Cross-section 8,434,900 mN Looking North, Batman Deposit .................................................................................................................................... 181 Figure 14-7: Blocks Kriged Au – Level Plan -100m msl Batman Deposit .................................................................... 182 Figure 14-8: Classified Blocks Measured, Indicated, and Inferred – Level Plan -100m msl Batman Deposit ........... 183 Figure 14-9: Blocks Kriged Au – Long Section of the Core Complex Looking West .................................................. 184 Figure 14-10: Classified Blocks Measured, Indicated, and Inferred – Long Section of the Core Complex Looking West ........................................................................................................................................ 185 Figure 14-11: Grade Tonnage Curve of Measured and Indicated Resource for the Batman Deposit ...................... 187 Figure 14-12: Jackknife Correlation Plot for Measured Blocks ................................................................................. 189 Figure 14-13: Jackknife Correlation Plot for Inferred Blocks .................................................................................... 190 Figure 14-14: 3-D Visualization of the Quigleys Deposit Mineralized Zone Positions with Wireframe Codes ........ 193 Figure 14-15: Quigleys Median Indicator Variogram ................................................................................................ 194 Figure 14-16: Grade Tonnage Curve Estimated Resources Measured and Indicated Class, All Mineral Types for the Quigleys Deposit ....................................................................................................................... 197 Figure 14-17: Inferred Resource Grade Tonnage Curve for the Quigleys Deposit ................................................... 199 Figure 15-1: Mt Todd Geotechnical Sectors ............................................................................................................. 204 Figure 15-2: Measured and Indicated Graph of WhittleTM Results –0.40 g-Au/t Minimum Grade .......................... 206 Figure 15-3: Mt Todd Ultimate Pit Design – (October 4, 2019) ................................................................................ 209 Figure 15-4: Phase 1 Design (February 12, 2018) ..................................................................................................... 211 Figure 15-5: Phase 2 Design (February 12, 2018) ..................................................................................................... 212 Figure 15-6: Phase 3 Design (February 12, 2018) ..................................................................................................... 213 Figure 16-1: Mine Organizational Chart ................................................................................................................... 231 Figure 17-1: Simplified Process Flow Diagram .......................................................................................................... 236 Figure 18-1: Power Station Location ......................................................................................................................... 260 Figure 18-2: Conceptual Electrical Line Diagram ...................................................................................................... 263 Figure 18-3: General Plant Arrangement .................................................................................................................. 264 Figure 22-1: Project Sensitivity ................................................................................................................................. 342 Figure 24-1: Open Pit Dewatering System Conceptual Design ................................................................................. 363 Figure 24-2: Conceptual Layout of Dewatering System............................................................................................ 364 Figure 24-3: EPCM Stage 1 – Design & Procurement. Refer Diagram 1 ................................................................... 366 Figure 24-4: EPCM Stage 2 – Construct & Commission. Refer Diagram 2 ................................................................ 367 Figure 24-5: Commissioning Phases ......................................................................................................................... 377 Figure 24-6: EPCM Summary Schedule ..................................................................................................................... 383

NI 43-101 Technical Report Vista Gold Corp. 50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia Mt Todd Gold Project Tetra Tech October 2019 xvii ACRONYMS, ABBREVIATIONS AND SYMBOLS " second (plane angle) % percent ‘ minute (plane angle) < less than > greater than ° degree °C degrees Celsius °F degrees Fahrenheit μg micrograms μg/L micrograms per liter or parts per billion μm microns μS/cm microsiemens per centimeter 3D three-dimensional A ampere a annum (year) ABA acid base accounting AD annual deduction ADWG Australian Drinking Water Guidelines AGR Australian Gold Reagents Pty. Ltd. ALS Australian Laboratory Services AN Ammonium nitrate ANE Ammonium nitrate emulsion ANFO Ammonium nitrate fuel oil ANZECC Australian and New Zealand Environment Conservation Council ANZMARC Australian and New Zealand Marketing Academy AOM Australian Ores and Minerals Limited AP aeration/settling ponds APW Aerobic Polishing Wetlands ARD/ML acid rock drainage and metal laden leachates ARMCANZ Agriculture and Resource Management Council of Australia and New Zealand AStrk Along Strike Au gold AUD dollar (Australian) Ausenco Ausenco Limited B billion BCR biochemical reactor

NI 43-101 Technical Report Vista Gold Corp. 50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia Mt Todd Gold Project Tetra Tech October 2019 xviii BFA Bench face angle bgs below ground surface BH Bench height BKK Bateman Kinhill and Kilborne BP Batman pit Bt billion tonnes BWi Bond Ball Mill work index CAPEX capital expenditure or capital expense CCE Capital Cost Estimate CCI Chamber of Commerce and Industry CCTV closed circuit television CDN Canadian dollar CIL carbon-in-leach CIM Canadian Institute of Mining, Metallurgy and Petroleum CIM Standards Canadian Institute of Mining, Metallurgy and Petroleum Definition Standards CIP carbon-in-pulp cm centimeters cm2 square centimeter cm3 cubic centimeter CoA chart of accounts CRD capital recognition deduction CV Construction Verification CWi Crusher work index d day d/a days per year (annum) D&C Design and Construct d/wk days per week DDH Diamond drillhole core DH drillhole dmt dry metric ton DO Dissolved oxygen DoR Department of Resources DRDPIFR Department of Regional Development, Primary Industry, Fisheries and Resources DC Dry Commissioning DUST dust suppression DWi Drop Weight index E&I Electrical and Instrumentation EEE eligible exploration expenditure EFCE Enhanced Factored Cost Estimate

NI 43-101 Technical Report Vista Gold Corp. 50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia Mt Todd Gold Project Tetra Tech October 2019 xix EHS Environment, Health and Safety EIS Environmental Impact Statement EL exploration licenses EMP Environmental Management Plan EPBC Australian Environmental Protection and Biodiversity Conservation Act of 1999 EPCM Engineering procurement construction management EQP equalization pond F80 80% feed passing size FIS Free In Store FLS FLSmidth FS Feasibility Study ft foot ft2 square foot ft3 cubic foot ft3/s cubic feet per second g gram g/L grams per liter g/m3 gram per cubic meter g Au/t grams gold per tonne g/t grams per tonne G&A general and administrative Ga billion years ago GCL geosynthetic clay liner General Gold General Gold Resources Pty. Ltd. GHD GHD Pty Ltd. GJ Gigajoule gpm gallons per minute (US) GR gross realization GW gigawatt h/a hours per year h/d hours per day h/wk hours per week ha hectare (10,000 m2) HAZOP Hazard and Operability HCL Hydrochloric Acid HHV Higher Heating Value HLP heap leach pad HNO3 nitric acid HPGR high pressure grinding rolls

NI 43-101 Technical Report Vista Gold Corp. 50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia Mt Todd Gold Project Tetra Tech October 2019 xx HQ 88.9 mm drill rod (outer diameter) hr hour HSEC Health, Safety, Environment and Community HV Heavy vehicles HW hanging wall Hz hertz IBC Intermediate bulk containers ICP Inductively Coupled Plasma Atomic Emission Spectroscopy ICP-OES Inductively Coupled Plasma Optical Emission Spectroscopy in inch in2 square inch in3 cubic inch IP Internet Protocol IRA Inner-ramp angles IRR Internal Rate of Return IR Industrial Relations IT Information Technology ITV interim trigger values JAAC Jawoyn Association Aboriginal Corporation k kilo (thousand) kg kilogram kg/h kilograms per hour kg/m2 kilograms per square meter kg/m3 kilograms per cubic meter km kilometer km/h kilometers per hour km2 square kilometer koz kilo-ounce kPa kilopascal kt kilotonne KV Kriging variance kV kilovolts kVA kilovolt-ampere kW kilowatt kWh kilowatt hour kWh/a kilowatt hours per year kWh/t kilowatt hours per tonne kW/sec Kilowatts per second L liter

NI 43-101 Technical Report
50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia
Vista Gold Corp.
Mt Todd Gold Project

L/m	liters per minute
lb	pound(s)
LGOS	low grade ore stockpile
LIMS	Laboratory information system
LLDPE	linear low-density polyethylene
LoM	life of mine
LPM	low-permeability material
m	meter(s)
M	million
m bgs	meters below ground surface
m/min	meters per minute
m/s	meters per second
m^2	square meter
m^3	cubic meter
m^3/hr	cubic meter(s) per hour
MARC	maintenance and repair contract
masl	meters above mean sea level
Mb/s	megabytes per second
Mbm^3	million bank cubic meters
Mbm^3/a	million bank cubic meters per annum
mbsl	meters below sea level
MCC	Motor Control Center
MDA	Mine Development Associates
µg/L	micrograms per liter
MGA	Map Grid of Australia
mg	milligram
mg/L	milligrams per liter or parts per million
mg/L	milligrams per liter
MIF	Measured, Indicated, inferred
min	minute (time)
mL	milliliter
MLN	Mineral License Number
mm	millimeter
MMP	Mining Management Plan
mo	month
Moz	million ounces
Mpa	megapascal
mPa·s	centipoise
MPU	Mobile processing unit

Tetra Tech October 2019 xxi

NI 43-101 Technical Report Vista Gold Corp. 50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia Mt Todd Gold Project Tetra Tech October 2019 xxii MRT Mining & Resource Technology Pty Ltd Mt million tonnes Mt/a million tonnes per annum MTO material take-off Mtpy million tonnes per year MVA megavolt-ampere MW megawatt MWH Montgomery Watson Harza (now Stantec) N/mm2 Newtons per square millimeter NAG Net Acid Generation NAL Northern Australian Laboratories NaOH sodium hydroxide NaSH sodium hydrosulfide NAPP net acid production potential NHMRC National Health and Medical Research Council NI National Instrument Nm3/h Normal meters cubed per hour NOI Notice of Intent NP neutralization potential NPI Non Process Infrastructure NPR neutralizing potential ratio NPV Net Present Value NQ 69.9 mm drill rod (outer diameter) NRETAS Natural Resources, Environment, the Arts and Sport NRMMC Natural Resource Management Ministerial Council NSR Net Smelter Return NT Northern Territory NTEL NT Environmental Laboratories NTEPA Northern Territory Environmental Protection Authority ø diameter OC operating costs OH&S Occupational Health and Safety OP open rotary holes OPEX operating expenditure or operating expense OPGW optical ground wire oz ounce oz/a ounces/annum oz/d ounces/day P80 80% product passing size, in microns or μm

NI 43-101 Technical Report Vista Gold Corp. 50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia Mt Todd Gold Project Tetra Tech October 2019 xxiii P&ID piping and instrumentation diagram Pa Pascal Pacific Gold Mines Pacific Gold Mines NL PAG potentially acid generating PAH Pincock Allen and Holt PbS galena PC Prime Cost PCG Pine Creek Geosyncline pcg Porphyry copper gold PER Public Environmental Report PFS Preliminary Feasibility Study PGM plant growth medium POWER POWER Engineers, Inc. PP Process Plant ppb parts per billion ppm parts per million Project Mt Todd Gold Project PRP Process Plant Retention Pond PWC Power and Water Corporation PWP Process Water Pond QA/QP Quality Assurance/Quality Control QP Qualified Person R&R Rest and recreation RDi Resource Development Inc. RKD RKD (Company Name) RL Sample name RO runoff pond RoM Run of Mine RP retention pond rpm revolutions per minute RVC reverse circulation drilling method RWD raw water dam s second (time) SAPS Successive alkalinity producing systems SG specific gravity SMBS sodium metabisulfite SMC SAG mill comminution SME Society for Mining, Metallurgy, and Exploration, Inc. SMP Structural, Mechanical and Piping

NI 43-101 Technical Report Vista Gold Corp. 50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia Mt Todd Gold Project Tetra Tech October 2019 xxiv SOCS Site of Conservation Significance SoW Scope of Work SPX SPX company name SRE Soil and Rock Engineering st short ton (2,000 lb) st/d short tons per day st/y short tons per year S.U. Standard unit SWWB Site-wide water balance t tonne (1,000 kg) (metric ton) t/a tonnes per year t/d tonnes per day t/m3 tonnes per cubic meter Technical Report this Preliminary Feasibility Study TEM technical economic model Tetra Tech Tetra Tech, Inc. TKI Thyssen-Krupp Industries tpd tonnes per day tph tonnes per hour TSF tailings storage facility TTP Coffey Services Australia Pty Ltd (trading as Tetra Tech Proteus) TUNRA The University of Newcastle Research Associates TV Trigger value TWC The Winters Company UCS Unconfined compressive strength US$ U.S. dollar V volt Vista Vista Gold Corp. Vista Australia Vista Gold Australia Pty Ltd VoIP voice over Internet protocol w/v weight/volume w/w weight/weight WA Western Australia WAD weak acid dissociable WC Wet Commissioning WDL Waste Discharge License WGC World Gold Counsel wk week WRD waste rock dump

NI 43-101 Technical Report Vista Gold Corp. 50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia Mt Todd Gold Project Tetra Tech October 2019 xxv WTP water treatment plant WWTP waste water treatment plant XRD x-ray diffraction yd3 cubic yard ZnS Sphalerite

NI 43-101 Technical Report Vista Gold Corp. 50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia Mt Todd Gold Project Tetra Tech October 2019 xxvi UNITS OF MEASURE All dollars are presented in U.S. dollars (US$) unless otherwise noted. Common units of measure and conversion factors used in this report include: Weight: 1 oz (troy) = 31.1035 g Analytical Values: percent grams per metric tonne 1% 1% 10,000 1 g/t 0.0001% 1.0 10 ppb 100 ppm Linear Measure: 1 inch (in) = 2.54 centimeters (cm) 1 foot (ft) = 0.3048 meters (m) 1 yard (yd) = 0.9144 meters (m) 1 mile (mi) = 1.6093 kilometers (km) Area Measure: 1 acre = 0.4047 hectare 1 square mile = 640 acres = 259 hectares

NI 43-101 Technical Report
50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia
Vista Gold Corp.
Mt Todd Gold Project

ABBREVIATIONS OF THE PERIODIC TABLE

actinium = Ac	aluminum = Al	americium = Am	antimony = Sb	argon = Ar
arsenic = As	astatine = At	barium = Ba	berkelium = Bk	beryllium = Be
bismuth = Bi	bohrium = Bh	boron = B	bromine = Br	cadmium = Cd
calcium = Ca	californium = Cf	carbon = C	cerium = Ce	cesium = Cs
chlorine = Cl	chromium = Cr	cobalt = Co	copper = Cu	curium = Cm
dubnium = Db	dysprosium = Dy	einsteinium = Es	erbium = Er	europium = Eu
fermium = Fm	fluorine = F	francium = Fr	gadolinium = Gd	gallium = Ga
germanium = Ge	gold = Au	hafnium = Hf	hassium = Hs	helium = He
holmium = Ho	hydrogen = H	indium = In	iodine = I	iridium = Ir
iron = Fe	joliotium = Jl	krypton = Kr	lanthanum = La	lawrencium = Lr
lead = Pb	lithium = Li	lutetium = Lu	magnesium = Mg	manganese = Mn
meitnerium = Mt	mendelevium = Md	mercury = Hg	molybdenum = Mo	neodymium = Nd
neon = Ne	neptunium = Np	nickel = Ni	niobium = Nb	nitrogen = N
nobelium = No	osmium = Os	oxygen = O	palladium = Pd	phosphorus = P
platinum = Pt	plutonium = Pu	polonium = Po	potassium = K	praseodymium = Pr
promethium = Pm	protactinium = Pa	radium = Ra	radon = Rn	rhodium = Rh
rubidium = Rb	ruthenium = Ru	rutherfordium = Rf	rhenium = Re	samarium = Sm
scandium = Sc	selenium = Se	silicon = Si	silver = Ag	sodium = Na
strontium = Sr	sulfur = S	technetium = Tc	tantalum = Ta	tellurium = Te
terbium = Tb	thallium = Tl	thorium = Th	thulium = Tm	tin = Sn
titanium = Ti	tungsten = W	uranium = U	vanadium = V	xenon = Xe
ytterbium = Yb	yttrium = Y	zinc = Zn	zirconium = Zr	

Tetra Tech October 2019 xxvii

NI 43-101 Technical Report Vista Gold Corp. 50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia Mt Todd Gold Project Tetra Tech October 2019 1 1.0 SUMMARY 1.1 Introduction Vista Gold Corp. (Vista) retained Tetra Tech, Inc., along with JDS Energy & Mining, Inc. (JDS), Mine Development Associates (MDA), Resource Development Inc. (RDi), Tetra Tech Proteus (TTP), and POWER Engineers, Inc. (POWER) to prepare this preliminary feasibility study (PFS) for its Mt Todd Gold Project (the Project) in Northern Territory (NT), Australia. The PFS (Technical Report) evaluates a development scenario of a 50,000 tonne per day (tpd) processing facility. Vista and its subsidiary, Vista Gold Australia Pty Ltd (Vista Australia) entered into an agreement to acquire an interest in the Project located in NT, Australia on March 1, 2006. The acquisition was completed on June 16, 2006 when the mineral leases comprising the Project were transferred to Vista Australia and funds held in escrow were released. Vista Australia is the operator of the Mt Todd property. The Mt Todd property contains a number of known occurrences of gold, which have been explored and/or exploited to various degrees. The largest and best-known deposits are the Batman and Quigleys deposits, both of which have had historic mining by prior operators. The Batman deposit has produced and been explored more extensively than the Quigley deposit. Vista has reported mineral resource estimates in accordance with National Instrument (NI) 43-101 Standards of Disclosure for Mineral Projects and Canadian Institute of Mining, Metallurgy and Petroleum Definition Standards (CIM) for Mineral Resources and Mineral Reserves (CIM Standards) for the Batman and Quigley deposits and a mineral reserve estimate in accordance with NI 43-101 and CIM Standards for only the Batman deposit. The Technical Report provides updated material, scientific, and technical information based on additional data obtained from extensive metallurgic test work conducted in 2018 and 2019. The recent metallurgic test programs have confirmed: (1) the efficiency of ore sorting across a broad range of head grades and the natural concentration of gold in the screen undersize material prior to sorting; (2) the efficiency of fine grinding and improved gold leach recoveries at an 80% passing grind size of 40 microns; and (3) the selection of FLSmidth’s (FLS) VXP mill as the preferred fine grinding mill. In September, 2020, the Technical Report was amended to correct and/or clarify certain items, including: „ Changes to the title page to include each Qualified Person’s (QP) professional designation to comply with form requirements „ Clarification of QP disclaimers and additions to Section 3 – Reliance on Other Experts to comply with form requirements „ Additions to Section 9 - Exploration and Section 10 - Drilling to comply with form requirements „ Clarification of credentials in certificates for specific QPs „ Adjustment of measured, indicated, and inferred mineral resources for Quigleys deposit „ Certain other minor changes to comply with form requirements There are no changes to the following key items in the Technical Report: „ Reported measured, indicated, and inferred mineral resources for Batman deposit „ Reported design parameters for the open pit mine plans „ Reported proven and probable mineral reserves

NI 43-101 Technical Report
50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia
Vista Gold Corp.
Mt Todd Gold Project

- Reported design parameters for the process plant or process flow sheet
- Reported metallurgical recoveries and associated supporting test work
- Reported capital and operating costs
- Reported design parameters for the tailings dams and waste rock dump
- Reported design parameters and associated costs for the reclamation plan
- Reported financial results from the cash flow analysis, rates of return, and schedules

This information is intended to assist stakeholders and other readers of this Technical Report in their understanding of the Mt Todd Gold Project and in forming judgements regarding the quality of the data collected, reported, and used in the Technical Report. The highlights of the PFS are presented in **Table 1-1**.

Table 1-1: PFS Highlights

Description	Years 1-5		Life of Mine (LoM) (13 years)	
	Annual Average	Total	Annual Average	Total
Average Plant Feed Grade (g-Au/t)	0.96		0.82	
Payable Gold (koz)	495	2,476	413	5,305
Gold Recovery (%)	92.3%		91.9%	
Cash Costs (US$/oz)	$575		$645	
AISC ($/oz)	$688		$746	
Strip Ratio (waste:ore)	2.65		2.52	
Initial Capital (US$ millions)			$826	
After-tax Payback (Production Years)			2.9	
After-tax $NPV_{5\%}$ (US$ millions)			$823	
IRR (Pre-tax / After-tax) (%)			23.4%	

NOTE: Economics presented using US$1,350/oz gold and a flat US$0.70:AUD1.00 exchange rate and assumes deferral of NT Royalty payments prior to payback, and sale of excess electric power during reclamation and realization of salvage values at the end of the mine life.

1.2 Location

The Project is located 56 kilometers (km) by road northwest of Katherine, and approximately 290 km southeast of Darwin in NT, Australia (**Figure 1-1**). Access to the property is via high quality, two-lane paved roads from the Stuart Highway, the main arterial within the territory.

Tetra Tech October 2019 2

NI 43-101 Technical Report Vista Gold Corp. 50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia Mt Todd Gold Project Tetra Tech October 2019 3 1.3 Property Description Vista Australia is the holder of four mineral licenses (ML) MLN 1070, MLN 1071, MLN 1127, and MLN 31525 comprising approximately 5,544 hectares (ha). In addition, Vista Australia controls exploration licenses (EL) EL 29882, EL 29886, EL 30898, and EL 28321 comprising approximately 153,700 ha. Figure 1-1 illustrates the general location of the tenements and the position of the Batman deposit. The general arrangement for the Project is shown on Figure 1-3, and landforms and impoundments are described in Table 1-2.

NI 43-101 Technical Report Vista Gold Corp. 50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia Mt Todd Gold Project Tetra Tech October 2019 4 Figure 1-1: General Project Location Map

NI 43-101 Technical Report
50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia
Vista Gold Corp.
Mt Todd Gold Project

Table 1-2: Description of Landforms and Impoundments

Landform/Impoundment	Abbreviated Name
Tailings Storage Facility 1	TSF 1
Tailings Storage Facility 2	TSF 2
Raw Water Dam	RWD
Low Grade Ore Stockpile	LGOS
Low Grade Ore Stockpile Retention Pond	LGRP
Heap Leach Pad	HLP
Batman Pit	RP3
Process Plant Retention Pond	PRP
Waste Rock Dump	WRD
Waste Rock Dump Retention Pond	RP1
Process Water Pond	PWP
Water Treatment Plant	WTP
Process Plant	PP

Tetra Tech
October 2019
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NI 43-101 Technical Report Vista Gold Corp. 50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia Mt Todd Gold Project Tetra Tech October 2019 6 NOTE: Prepared by Vista Gold Corp.; updated on February 23, 2018 Figure 1-2: Concessions

NI 43-101 Technical Report Vista Gold Corp. 50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia Mt Todd Gold Project Tetra Tech October 2019 7 Figure 1-3: General Arrangement

NI 43-101 Technical Report Vista Gold Corp. 50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia Mt Todd Gold Project Tetra Tech October 2019 8 1.4 Geology and Mineralization The Project is situated within the southeastern portion of the Early Proterozoic Pine Creek Geosyncline (PCG). Meta-sediments, granitoids, basic intrusives, acid and intermediate volcanic rocks occur within this geological province. The Batman deposit geology consists of a sequence of hornfelsed interbedded greywackes, and shales with minor thin beds of felsic tuff. Bedding is striking consistently at 325°, dipping at 40° to 60° to the southwest. Minor lamprophyre dykes trending north-south pinch and swell, crosscutting the bedding. The deposits are similar to other gold deposits of the PCG and are classified as orogenic gold deposits in the subdivision of thermal aureole gold style. The Batman deposit shares some characteristics with intrusion- related gold systems, especially in terms of the association of gold with bismuth and reduced ore mineralogies. This makes the Batman deposit unique in the PCG. The mineralization within the Batman deposit is directly related to the intensity of the north-south trending quartz sulfide veining. The lithological units impact on the orientation and intensity of mineralization. Sulfide minerals associated with the gold mineralization are pyrite, pyrrhotite and lesser amounts of chalcopyrite, bismuthinite and arsenopyrite. Galena and sphalerite are also present but appear to be post- gold mineralization and are related to calcite veining, bedding and the east-west trending faults and joints. A variety of mineralization styles occur within the Project area. Of greatest known economic significance are auriferous quartz-sulfide vein systems. These vein systems include the Batman, Jones, Golf, Quigleys and Horseshoe prospects, which occur within a north-northeast trending corridor, and are hosted by the Burrell Creek Formation. Tin occurs in a north-northwest trending corridor. The tin mineralization comprises cassiterite, quartz, tourmaline, kaolin, and hematite bearing assemblages, which occur as bedding parallel to breccia zones and pipes. Polymetallic Au, W, Mo, and Cu mineralization occurs in quartz-greisen veins within the Yinberrie Leucogranite; a late stage highly fractionated phase of the Cullen Batholith. The Batman deposit extends approximately 2,200 meters (m) along strike, 400 m across dip and drill tested to a depth of 800 m. Drilling indicates the Batman mineralization to be open along-strike and down-dip. To date, with regard to the exploration licenses (ELs), they represent an early-stage exploration program which has not produced an announceable discovery. While the work is promising and will be ongoing, there are no quantifiable resources or reserves on the ELs. Once an announceable discovery is made, Vista will detail that discovery according to all applicable disclosure regulations. 1.5 Mineral Resource Estimate The following sections summarize the process, procedures, and results of Tetra Tech’s independent estimate of the contained gold resources of the: 1) Batman deposit; 2) Existing heap leach pad; and 3) Quigleys deposit. The resource estimate for the Batman deposit is updated from the NI 43-101 Technical Report – Mt Todd Gold Project, 50,000 tpd Preliminary Feasibility Study, Northern Territory, Australia, Amended & Restated; July 7, 2014 prepared by Tetra Tech. This report includes an estimate of gold contained in a historic heap leach pad adjacent to the Batman deposit. Additionally, this report contains the resource estimation of the

NI 43-101 Technical Report
50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia
Vista Gold Corp.
Mt Todd Gold Project

Quigleys deposit. The updated Project resource estimates are shown in **Table 1-3,** grade tonnage curve for the measured and indicated resource for the Batman deposit is presented in **Figure 1-4**.

Table 1-3: Statement of Mineral Resources Estimates

	Batman Deposit			Heap Leach Pad			Quigleys Deposit		
	Tonnes (000s)	Grade (g/t)	Contained Ounces (000s)	Tonnes (000s)	Grade (g/t)	Contained Ounces (000s)	Tonnes (000s)	Grade (g/t)	Contained Ounces (000s)
Measured (M)	77,725	0.88	2,191	-	-	-	594	1.15	22
Indicated (I)	200,112	0.80	5,169	13,354	0.54	232	7,301	1.11	260
Measured & Indicated	**277,837**	**0.82**	**7,360**	**13,354**	**0.54**	**232**	**7,895**	**1.11**	**282**
inferred (F)	61,323	0.72	1,421	-	-	-	3,981	1.46	187

NOTES:

(1) Measured & indicated resources include proven and probable reserves.

(2) Batman and Quigleys resources are quoted at a 0.40g-Au/t cut-off grade. Heap Leach resources are the average grade of the heap, no cut-off applied.

(3) Batman: Resources constrained within a US$1,300/oz gold Whittle™ pit shell. Pit parameters: Mining Cost US$1.50/tonne, Milling Cost US$7.80/tonne processed, G&A Cost US$0.46/tonne processed, G&A/Year 8,201 K US4, Au Recovery, Sulfide 85%, Transition 80%, Oxide 80%, 0.2g-Au/t minimum for resource shell. Selling Cost: US$/oz recovered US412.00.

(4) Quigleys: Resources constrained within a US$1,300/oz gold Whittle™ pit shell. Pit parameters: Mining cost US$1.90/tonne, Processing Cost US$9.779/tonne processed, Sale Cost US$/oz US$3.19, Royalty 1% NPR, Gold Recovery Sulfide, 82.0% and Ox/Trans 78.0%, water treatment US $ 0.09/tonne, Tailings $US 0.985/tonne

(5) Differences in the table due to rounding are not considered material. Differences between Batman and Quigleys mining and metallurgical parameters are due to their individual geologic and engineering characteristics.

(6) Rex Bryan of Tetra Tech is the QP responsible for the Statement of Mineral Resources for the Batman, Heap Leach Pad and Quigleys deposits.

(7) Thomas Dyer of Mine Development Associates is the QP responsible for developing the resource Whittle™ pit shell for the Batman Deposit.

(8) The effective date of the Heap Leach, Batman and Quigleys resource estimate is September 2019.

(9) Mineral resources that are not mineral reserves have no demonstrated economic viability and do not meet all relevant modifying factors.

Tetra Tech October 2019 9

NI 43-101 Technical Report Vista Gold Corp. 50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia Mt Todd Gold Project Tetra Tech October 2019 10 Source: Tetra Tech, Inc (August 2019). NOTE: Mineral resources that are not mineral reserves have no demonstrated economic viability and do not meet all relevant modifying factors. Figure 1-4: Measured & Indicated Resource Estimates Grade Tonnage Curves – Batman Deposit 1.6 Mineral Reserve Estimates The QP [Thomas L. Dyer, P.E.] has used measured and indicated resources provided by Tetra Tech to estimate mineral reserves. Pit optimization was done using Geovia’s WhittleTM software to define pit limits with input for economic and slope parameters. Optimization used only measured and indicated resources for processing. All inferred resource was considered as waste. Varying gold prices were used to evaluate the sensitivity of the deposit to the price of gold as well as to develop a strategy for optimizing Project cash flow. To achieve cash-flow optimization, mining phases or push backs were developed using the guidance of WhittleTM pit shells at lower gold prices.

NI 43-101 Technical Report
50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia
Vista Gold Corp.
Mt Todd Gold Project

The statement of mineral reserve estimates is shown in **Table 1-4**.

Table 1-4: Statement of Mineral Reserve Estimate

	Batman Deposit			Heap Leach Pad			Total P&P Reserves		
	Tonnes (000s)	Grade (g/t)	Containe d Ounces (000s)	Tonnes (000s)	Grade (g/t)	Containe d Ounces (000s)	Tonnes (000s)	Grade (g/t)	Contained Ounces (000s)
Proven	72,672	0.88	2,057	-	-	-	72,672	0.88	2,057
Probable	135,015	0.82	3,559	13,354	0.54	232	148,369	0.79	3,791
Proven & Probable	**207,687**	**0.84**	**5,616**	**13,354**	**0.54**	**232**	**221,041**	**0.82**	**5,848**

NOTES:
(1) Thomas L. Dyer, P.E., is the QP responsible for reporting the Batman deposit proven and probable reserves.
(2) Batman deposit reserves are reported using a 0.40 g-Au/t cutoff grade.
(3) Deepak Malhotra is the QP responsible for reporting the heap-leach pad reserves.
(4) Because all of the heap-leach pad reserves are to be fed through the mill, these reserves are reported without a cutoff grade applied.
(5) The reserves point of reference is the point where material is fed into the mill.
(6) The effective date of the mineral reserve estimates is September 2019.

1.6.1 Heap Leach Reserve Estimate

Existing heap leach pad (HLP) reserves are provided in **Table 1-4**, which are estimated to be 13.4 million tonnes (Mt). These reserves will be processed through the mill at the end of the mine life.

Previous test work indicated the following possible results:

- Cyanidation leach tests on "as is" material on the heap will extract ± 30% of the gold.
- CIP cyanidation tests at a grind size of P_{80} of 90 microns will extract on average 72% of gold (range: 64.14% to 80.37%) in 24 hours of leach time. The average lime and cyanide consumptions were 1.75 kg/t and 0.78 kg/t, respectively.

Vista is currently completing additional metallurgical test work at the target P_{80} 40 micron size. However, for the purposes of classifying the heap leach material as a reserve, the previous recovery values were used.

Tetra Tech October 2019 11

NI 43-101 Technical Report Vista Gold Corp. 50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia Mt Todd Gold Project Tetra Tech October 2019 12 1.7 Mining Methods The Project is designed to be a conventional, owner-operated, large open-pit mining operation that will use large- scale mining equipment in a drill/blast/load/haul operation. All dollar values in Section 1.7 are reported in US$. A base gold price of US$1,250 per ounce was used for scenario analysis. However, various gold prices from US$300 to US$2,000 per ounce, in increments of US$20 per ounce, were used to determine different optimized pit shells. Economic parameters used for the pit designs are provided in Table 1-5. Table 1-5: Initial Economic Parameters Parameter Value Used Gold Recovery 85% Sulfide 80% Transition 80% Oxide Payable Gold 99.9% Overall Mining Cost US$1.90 per tonne mined Processing Cost US$7.80 per tonne processed Tailings US$0.90 per tonne processed General & Administrative US$0.46 per tonne processed Water Treatment US$0.09 per tonne processed Royalty 1% gross proceeds The mining costs used were varied by bench. An incremental cost of US$0.010 was added for each 6-meter bench below the 145 meter elevation. This represents the incremental increase in cost of haulage for both waste and ore for each bench that is to be mined. A reference mining cost of US$1.64 was used for pit optimization. Additionally, an incremental cost was determined based on truck operating costs, truck cycle time to haul and return through a 6-meter gain in elevation, and truck capacity. The reference mining cost was determined using first principles. The total mining cost (reference plus incremental) is US$1.90. Processing, tailings construction, tailings reclamation, and water treatment costs were provided by Vista. Calculated cutoff grade based on the economic parameters is 0.33 g-Au/t. At Vista’s request, the QP [Thomas L. Dyer, P.E.] used a minimum cutoff grade of 0.40 g-Au/t. This was done to maintain higher grades with respect to material allowed to be processed. The elevated cutoff grade of 0.40 g Au/t is appropriate for the Project.

NI 43-101 Technical Report
50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia
Vista Gold Corp.
Mt Todd Gold Project

Several iterations of pit optimizations were reviewed to determine the final pit limits. A US$1,000/oz-Au pit shell was used to guide the ultimate pit design. **Table 1-6** shows the Whittle™ optimization results. Note that the ultimate pit used for pit design is highlighted in orange.

Table 1-6: Whittle™ Pit Optimization Results –Using 0.40 g-Au/t Cutoff

Pit	Gold Price (US$)	Material Processed			Waste Tonnes	Total Tonnes	Strip Ratio
		K Tonnes	g-Au/t	K Ozs Au			
1	$ 300	3,282	1.77	186	2,797	6,078	0.85
6	$ 400	8,578	1.54	425	7,507	16,085	0.88
11	$ 500	15,988	1.34	686	15,740	31,728	0.98
16	$ 600	37,253	1.12	1,340	53,757	91,010	1.44
21	$ 700	89,301	0.99	2,855	171,617	260,918	1.92
26	$ 800	121,187	0.92	3,585	222,919	344,106	1.84
31	$ 900	159,485	0.87	4,442	316,889	476,374	1.99
36	$ 1,000	185,915	0.85	5,093	429,208	615,123	2.31
41	$ 1,100	212,340	0.84	5,741	566,907	779,247	2.67
46	$ 1,200	230,587	0.83	6,184	675,714	906,302	2.93
49	$ 1,250	234,858	0.83	6,278	700,519	935,376	2.98
51	$ 1,300	240,195	0.83	6,416	742,833	983,029	3.09
56	$ 1,400	243,306	0.83	6,498	771,190	1,014,497	3.17
61	$ 1,500	249,389	0.83	6,658	829,933	1,079,321	3.33
66	$ 1,600	254,050	0.83	6,779	880,583	1,134,633	3.47
70	$ 1,700	254,348	0.83	6,785	883,222	1,137,571	3.47
74	$ 1,800	259,140	0.83	6,908	943,012	1,202,152	3.64
78	$ 1,900	259,964	0.83	6,927	952,872	1,212,836	3.67
81	$ 2,000	260,099	0.83	6,929	953,985	1,214,083	3.67

Pit 36 was used for design purposes.

1.8 Metallurgy

The flowsheet consists of primary crushing, closed circuit secondary crushing, closed circuit tertiary crushing using high pressure grinding rolls (HPGRs), ore sorting, two-stage grinding, cyclone classification, pre-leach thickening, leach and adsorption, elution electrowinning and smelting, carbon regeneration, tailings detoxification and disposal to conventional tailings storage facility (TSF).

Figure 1-5 provides the schematic diagram of the flowsheet.

Tetra Tech October 2019 1:

NI 43-101 Technical Report Vista Gold Corp. 50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia Mt Todd Gold Project Tetra Tech October 2019 14 Figure 1-5: Mt Todd Flowsheet

NI 43-101 Technical Report
50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia
Vista Gold Corp.
Mt Todd Gold Project

1.9 Mineral Processing

Detailed design criteria have been developed for the process plant. The nominal headline design criteria are listed in **Table 1-7** below.

Table 1-7: Headline Design Criteria

	Unit	Value Used
Annual Ore Feed Rate	Mt/a	17.75
Operating Days per Year	d/a	355
Daily Ore Feed Rate	t/d	50,000
Crushing Rate (6,637 hours per year availability)	tph	2,674
HPGR Rate (7,838 hours per year)	tph	2,264
Ore Sorting Rate (7,838 hours per year)	tph	408
Milling Rate (7,838 hours per year)	tph	2,055
Gold Head Grade[1]	g/t	0.82
Copper Head Grade	%	0.055
Cyanide Soluble Copper	%	0.0024
Bulk Density	t/m^3	2.76
Primary Grind P_{80} to Secondary Grind	µm	250
Grind P_{80} to Leach	µm	40
Gold Recovery	%	91.9
Gold Production (average)[2]	oz/d	1,165
Gold Production (average)	oz/a	413,400

[1] *Weighted average between pit ore at 0.84 g Au/t and heap leach ore at 0.54 g Au/t]*
[2] *Based on block-by block total using constant tailing by specific feed grade range (Table 13-28)*

1.10 Project Infrastructure

Access to local resources and infrastructure is excellent. The Project is located sufficiently close to the city of Katherine to allow for an easy commute for workers. The area has both historic and current mining activity and therefore a portion of the skilled workforce will be sourced locally. In addition, Katherine offers the necessary support functions that are found in a medium-sized city with regard to supplies, accommodations, communications, etc.

The property has an existing high-pressure gas line and an electric power line that were used by previous operators. In addition, wells for potable water and a dam for process water are also located on or adjacent to the site. Finally, a side hill-type TSF is present on site.

Planned infrastructure for the site includes the following:

- Ammonium Nitrate and Fuel Oil (ANFO) Facility;
- Mine Support Facilities (Heavy Vehicle (HV) Workshop, Lube Farm, Washdown and Tire Change, Warehouse, Fuel Farm, Mining Offices, Core Storage Facility);

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NI 43-101 Technical Report Vista Gold Corp. 50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia Mt Todd Gold Project Tetra Tech October 2019 16 „ Heap Leach Pad (existing); „ Accommodation Camp; „ Water Treatment Plant (WTP); „ Power Supply; „ Pit Dewatering; „ Mine Services; „ Communications; „ Gatehouse; and „ Expanded existing and additional TSF. 1.11 Market Studies and Contracts 1.11.1 Markets Gold metal markets are mature, with many reputable refiners and brokers located throughout the world. The advantage of gold, like other precious metals, is that virtually all production can be sold in the market. As such, market studies, and entry strategies are not required. Metallurgical process studies confirm that the Project will produce doré of a specification comparable with existing operating mines. Demand is presently high with prices showing remarkable increases during recent times. The 36-month average London PM gold price fix through August 31, 2019 was US$1,279/oz. 1.11.2 Contracts Currently there are no contracts in place for development and operations. However, Vista has obtained budgetary quotes, as is common for PFS level studies, for future materials and service needs. The following contracts are expected to be in place upon project commencement: „ Secure doré transportation to refinery; „ Doré refining; „ Supplier and service contracts including; ⎯ EPCM; ⎯ Equipment supply; ⎯ D&C; ⎯ Diesel and fuel oil; ⎯ Natural gas for the power plant; ⎯ Process reagents; ⎯ Equipment preventive maintenance and repair (MARC) services; ⎯ Site security services; and ⎯ Camp management, catering and support services.

NI 43-101 Technical Report Vista Gold Corp. 50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia Mt Todd Gold Project Tetra Tech October 2019 17 1.12 Social and Environmental Aspects 1.12.1 Existing Environmental and Social Information A number of environmental studies have been conducted at the Project to obtain environmental and operational permits. Studies conducted have investigated soils, climate and meteorology, geology, geochemistry, biological resources, cultural and anthropological sites, socio-economics, hydrogeology, and water quality. In January 2018, the “authorization of a controlled activity” was received for the Project as required under the Australian Environmental Protection and Biodiversity Conservation Act of 1999 (EBPC) as it relates to the Gouldian Finch, and as such has received approval from the Australian Commonwealth Department of Environment and Energy. The Mt Todd Project Environmental Impact Statement (EIS) submitted June 28, 2013 to the Northern Territory Environment Protection Authority (NTEPA), approved in September 2014, provides an understanding of the existing environmental conditions and an assessment of the environmental impact of the Project. 1.12.2 Social or Community Requirements Vista has a good relationship with the Jawoyn. Areas of aboriginal significance have been designated, and the mine plan has avoided development in these restricted works areas.

NI 43-101 Technical Report
50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia
Vista Gold Corp.
Mt Todd Gold Project

1.12.3 Approvals, Permits and Licenses

The Project will require approvals, permits and licenses for various components of the Project. **Table 1-8** includes a list of approvals, permits, and licenses required for the Project and their current status.

Table 1-8: Mt Todd Permit Status

Approval/ Permit/ License	Current Status	Approval/ Permit License Date	Expiration Date
Environmental Impact Statement	The NT Environmental Protection Authority provided its final assessment of the Project in June 2014.	Approved Sep. 2014	NA
Mining Management Act (or Plan) Approval from NT Department of Primary Industry and Resources	Mine operating permit request has been submitted. The MMP submitted in November 2018 is for 50kt/day operations.	Prior to commencing mine operations	NA
Heritage Act permit to destroy or damage archeological sites and scatters/ Aboriginal Areas Protection Authority Clearances	Authority Certificate Number 2011/15538 issued. This certificate defined restricted works areas and granted select clearances to allow for initial investigations. Additional clearances will be required for further investigations as well as prior to disturbance associated with mine development.	Aboriginal Areas Protection Authority dated Jul. 31, 2012	NA
Dangerous Goods Act (1988) permit for blasting activities	Waiting on final mine plan	NA	NA
Extractive Permit (under DME Guidelines) for development of borrow pits outside of approved mining areas	Would be required for PGM or LPM borrow areas. Permit application not yet in progress pending final selection of borrow areas	NA	NA
Waste Discharge License (under Section 74 of the Water Act 1992) for management of water discharge from the site	WDL 178-6 licensing discharge of waste water into the Edith River from the Mt Todd mine site, granted with conditions	Nov. 26, 2018	Nov. 30, 2020
Waste water treatment system permits under Public Health Act 1987 and Regulations	May be required for the waste water treatment system for the construction and operations accommodation village. Permit application not yet in progress pending design and siting of accommodation village.	NA	NA
Approval to Disturb Site of Conservation Significance (SOCS)	Batman pit expansion will disturb SOCS as breeding / foraging habitat for the Gouldian finch, pending determination on EIS.	Jan. 22, 2018	NA

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NI 43-101 Technical Report Vista Gold Corp. 50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia Mt Todd Gold Project Tetra Tech October 2019 19 1.13 Capital and Cost Estimates 1.13.1 Capital Cost Estimates LoM capital cost requirements are estimated at US$1,222 million as summarized in Table 1-9. Initial capital of US$826 million is required to commence operations. At the end of operations, the Project will receive an estimated US$140 million credit for asset sales and salvage.

NI 43-101 Technical Report
50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia
Vista Gold Corp.
Mt Todd Gold Project

Table 1-9: Estimated Capital Cost Summary (US$000s)

Area	Description	Cont. (%)	Initial Capital (US$000s)			Sustaining Capital (US$000s)			Total Capital (US$000s)		
			Estimate	Contingency	Total	Estimate	Contingency	Total	Estimate	Contingency	Total
2000	Mining	7.3%	$121,239	$5,720	**$126,958**	$406,347	$32,677	**$439,024**	$527,586	$38,396	**$565,982**
3000	Process Plant	13.9%	$366,693	$51,073	**$417,766**	$17,027	$2,222	**$19,249**	$383,720	$53,295	**$437,016**
4000	Project Services	10.0%	$109,204	$12,681	**$121,885**	$72,448	$5,455	**$77,903**	$181,651	$18,136	**$199,787**
5000	Project Infrastructure	13.2%	$26,160	$3,463	**$29,623**	$0	$0	**$0**	$26,160	$3,463	**$29,623**
6000	Permanent Accommodation	10.0%	$60	$6	**$66**	$0	$0	**$0**	$60	$6	**$66**
7000	Site Establishment & Early Works	11.4%	$17,537	$1,995	**$19,532**	$0	$0	**$0**	$17,537	$1,995	**$19,532**
8000	Management, Engineering, EPCM Services	11.8%	$82,058	$9,721	**$91,779**	$0	$0	**$0**	$82,058	$9,721	**$91,779**
9000	Pre-Production Costs	12.3%	$16,121	$1,982	**$18,102**	$0	$0	**$0**	$16,121	$1,982	**$18,102**
10000	Asset Sale	0.0%	$0	$0	**$0**	($139,631)	$0	**($139,631)**	($139,631)	$0	**($139,631)**
	Capital Cost	**11.6%**	**$739,072**	**$86,641**	**$825,712**	**$356,191**	**$40,354**	**$396,545**	**$1,095,263**	**$126,994**	**$1,222,257**

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October 2019
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NI 43-101 Technical Report
50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia
Vista Gold Corp.
Mt Todd Gold Project

1.13.2 Operating Cost Estimates

LoM operating costs requirements are estimated to be US$15.18/t-milled as summarized in **Table 1-10**.

Table 1-10: Estimated LoM Operating Costs (US$)

Description	US$/t-milled	US$/t-moved
OPEN PIT MINE		
Mine General Service	0.10	0.03
Mine Maintenance	0.11	0.03
Engineering	0.05	0.01
Geology	0.03	0.01
Drilling	0.77	0.23
Blasting	1.17	0.35
Loading	0.60	0.18
Hauling	2.74	0.83
Mine Support	0.43	0.13
Mine Dewatering	0.01	0.004
Open Pit Mine	**6.02**	**1.82**
CIP PROCESS PLANT		
Labor	0.79	-
3100-Crush/Screen/Stockpile	0.18	-
3200-Reclaim & HPGR	0.44	-
3300-Classification & Grinding	3.14	-
3400-Pre-Leach,Thick/Aeration/CIP	0.13	-
3500-Desorption, Gold Room	0.02	-
3600-Detox & Tailings Pumping	0.06	-
3700-Reagents	2.98	-
3800-Plant Services	0.04	-
Mining, Infrastructure & Misc	0.06	-
General Consumables	0.01	-
Plant Mobile Equipment	0.01	-
Plant Gas Consumption	0.03	-
CIP Process Plant	**7.88**	**-**
Project Services	$0.16	-
G&A	$1.11	-
Operating Costs	**$15.18**	**-**

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NI 43-101 Technical Report
50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia
Vista Gold Corp.
Mt Todd Gold Project

1.14 Financial Analysis

1.14.1 Financial Analysis

Estimated economic results are summarized in **Table 1-11**. The analysis suggests the following conclusions, assuming a 100% equity project at a gold price of US$1,350:

- Mine Life: 13 years;
- Pre-Tax NPV5%: US$1,440 million, IRR: 30.4%;
- After-tax NPV5%: US$823 million, IRR: 23.4%;
- Payback (After-tax): 2.9 years;
- NT Royalty Paid: US$473 million;
- Australian Income Taxes Paid: US$553 million; and
- Cash costs (including JAAC Royalty): US$645.14/oz-Au.

Table 1-11: Estimated Technical-Economic Results (US$000s)

Cash Flow Summary	LoM (US$000s)	Unit Cost US$/t-milled	US$/oz-Au
Gold Sales			
Gold Produced (koz)	5,305	-	-
Gold Price (US$/oz)	1,350	-	-
Gold Sales	**7,161,494**	**32.40**	**1,300**
Refining & Royalties			
Refinery Costs	(17,075)	(0.077)	(3.22)
JAAC Royalty	(71,615)	(0.324)	(13.50)
Gross Income from Mining	**7,072,805**	**31.998**	**1,333**
Operating Costs			
Open Pit Mine	(1,330,976)	(6.02)	(251)
CIP Process Plant	(1,742,519)	(7.88)	(328)
Project Services	(35,007)	(0.16)	(6.60)
G&A	(246,285)	(1.11)	(46.43)
Operating Costs	**(3,354,787)**	**(15.18)**	**(632.40)**
Power Sales Credit	21,156	0.096	3.99
Cash Cost of Goods Sold (COGS)	**(3,422,321)**	**(15.48)**	**(645.14)**
Operating Margin	**3,739,174**	**16.92**	**704.86**
Capital Costs			
Mining	565,982		
Process Plant	437,016		
Project Services	199,787		
Project Infrastructure	29,623		
Permanent Accommodation	66		

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NI 43-101 Technical Report
50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia
Vista Gold Corp.
Mt Todd Gold Project

Cash Flow Summary	LoM (US$000s)	Unit Cost US$/t-milled	US$/oz-Au
Site Establishment & Early Works	19,532		
Management, Engineering, EPCM Services	91,779		
Pre-Production Costs	18,102		
Asset Sale	(139,631)		
Capital Costs	**1,222,257**		
Pre-Tax Cash Flow	2,511,917		
$NPV_{5\%}$	1,440,469		
IRR (%)	30.4%		
After-tax Cash Flow	1,439,863		
$NPV_{5\%}$	823,125		
IRR (%)	23.4%		
After-tax Payback (years)	2.9		

1.15 Conclusions and Recommendations

1.15.1 Feasibility Study

A Feasibility Study (FS) should be completed to advance the Project and provide additional detailed information necessary to support capital and operating cost estimates for a potential project development decision.

The estimated budget for the FS is approximately US$2.5M – 4.0M.

1.15.2 Geology and Resources

1.15.2.1 Conclusions

- The Project is situated within the southeastern portion of the Early Proterozoic Pine Creek Geosyncline which is comprised of the Burrell Creek Formation, the Tollis Formation, and the Kombolgie Formation.
- Gold mineralization in this area is constrained to a single mineralization event and the deposits are classified as orogenic gold deposits in the subdivision of thermal aureole gold style. The Batman deposit has characteristics of an intrusion related gold system making it the primary resource.
- The Batman deposit is defined by approximately 7.4 million ounces (Moz) of gold within 278 Mt of measured and indicated resource at an average grade of 0.82 g-Au/t and a cutoff grade of 0.4 g-Au/t. as provided in **Table 1-3**.

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NI 43-101 Technical Report Vista Gold Corp. 50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia Mt Todd Gold Project Tetra Tech October 2019 24 1.15.2.2 Recommendations „ The Batman deposit potentially extends along strike both to the north and south. Step out drilling should be evaluated. „ Additional deep infill drilling should be used to help define potential deep mineralization not detected by early historical drillholes. „ Infill drilling within and exploration drillholes along the trend of the Quigleys deposit is recommended. „ Exploration of the exploration licenses, including work on geophysical and geochemical anomalies, should continue in a systematic manner. The estimated budget for drilling within the MLs is US$500,000-1,000,000 and US$500,000-1,000,000 for initial drilling on the ELs. 1.15.3 Mineral Reserve and Mine Planning „ Pit designs were completed based on WhittleTM pit optimizations and are appropriate for metal prices of approximately US$1,000 per ounce Au. The Mt Todd proven and probable reserve estimates have been defined using economics based on a gold price of US$1,250 per ounce and an elevated cutoff grade of 0.40 g-Au/t. The proven and probable reserve estimates were used to create a production schedule for mining, and a positive cash-flow analysis has been done based on the production schedule. The reserve estimates have reasonable economics with respect to the statement of reserves under NI 43-101 regulations. „ Mine production constraints were imposed to ensure that mining wasn’t overly aggressive with respect to the equipment anticipated for use at Mt Todd. The schedule has been produced using mill targets and stockpiling strategies to enhance the project economics. The constraints and limits are reasonable to support the project economics which are used to justify the statement of reserve estimates. „ Pit designs use six-meter benches for mining. This corresponds to the resource model block heights, and the QP [Thomas L. Dyer, P.E.] believes this to be reasonable with respect to dilution and equipment anticipated to be used in mining. In areas where the material is consistently ore or waste so that dilution is not an issue, benches may be mined in 12 m heights. 1.15.4 Mineral Processing 1.15.4.1 Conclusions The substantial quantity and quality of metallurgical test work data developed from Mt Todd drill core samples has led to the development of a robust, energy-efficient comminution circuit followed by a standard gold recovery process. Key conclusions drawn from the metallurgy studies are: „ Mt Todd (Batman) ore is among the hardest and most competent ore types processed for mineral recovery. The most energy efficient comminution circuit has been determined to be the sequence of primary crushing, closed circuit secondary crushing, and closed circuit HPGR tertiary crushing and ore sorting followed by two stages of grinding.

NI 43-101 Technical Report Vista Gold Corp. 50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia Mt Todd Gold Project Tetra Tech October 2019 25 „ The ore is free-milling, is not preg-robbing, and is amenable to gold extraction by conventional cyanidation processes. „ The ore has moderately high cyanide consumption, determined to be 0.876 kg of sodium cyanide per tonne of ore. This is largely due to the presence of sulfides and cyanide consuming copper and destruction of residual cyanide. „ The use of sorting has helped to decrease operational costs by removing portions of the uneconomic material mined. „ Achieving a finer grind with a two-stage grinding circuit resulted in significant improvement in gold extraction. The equipment selection criteria for the operation has received considerable interaction with specialist vendors to the point where there is a reasonably high-degree of confidence in selected technology and process units at this preliminary feasibility study stage. The recommended flowsheet for a FS consists of primary crushing, closed circuit secondary crushing, closed circuit tertiary crushing using HPGRs and ore sorting, two-stage grinding, cyclone classification, secondary grinding, cyclone classification, pre-leach thickening, leach and adsorption, elution electrowinning and smelting, carbon regeneration, tailings detox and disposal to conventional tailings storage facility. 1.15.4.2 Recommendations The on-going testwork is directed towards optimization of the process parameters. The study would potentially lead to reduction of reagent usage thereby reducing operating costs. In addition, the potential of increasing leach pulp density is being evaluated which could result in reducing size of leach tanks and hence capital cost. 1.15.5 Infrastructure „ Bulk earthworks are designed to minimize the import of fill materials. „ Administration offices, gatehouse/security facilities, cribs/ablutions are planned to be transportable buildings. „ The process plant offices, workshop and warehouse are located inside the existing Flotation Building. „ Sample preparation and laboratory will have a purpose-built steel shed. „ The access road is based on the repaired existing road. „ Heavy cranage is allowed for all lifts greater than 50 t. „ All bulk transport will be weighed. „ Site-wide communication is based on a 50 m tall communication tower that will support eight channels.

NI 43-101 Technical Report Vista Gold Corp. 50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia Mt Todd Gold Project Tetra Tech October 2019 26 1.15.6 Environmental and Social Impacts 1.15.6.1 Conclusions A number of environmental studies have been conducted at the Project Site in support of the Environmental Impact Statement (EIS) and as required for environmental and operational permits. Studies conducted have investigated soils, climate and meteorology, geology, geochemistry, biological resources, cultural and anthropological sites, socio-economics, hydrogeology, and water quality. The draft EIS for the Project was submitted in June 2013. The document was prepared by independent consultants GHD Pty Ltd to identify potential environmental, social, transport, cultural and economic impacts associated with reopening and operating the mine. The Northern Territory Environmental Protection Authority (NTEPA) provided its final assessment of the Project in June 2014. Final approval was given in September 2014. In January 2018, the “authorization of a controlled activity” was received for the Project as required under the Australian Environmental Protection and Biodiversity Conservation Act of 1999 (EBPC) as it relates to the Gouldian Finch, and as such has received approval from the Australian Commonwealth Department of Environment and Energy. Areas of aboriginal significance have been designated, and the mine plan has avoided development in these restricted works areas. 1.15.6.2 Recommendations Additional studies will be needed to further assess environmental baseline conditions to support feasibility level design, permitting, and closure planning for the Project, including: „ Erosion analyses; „ Waste and cover material hydraulic properties characterization and analysis; „ Ongoing aquatic, benthic, and wildlife studies; „ Comprehensive vegetation survey; „ Archaeological and historical assessments for all areas to be disturbed; „ Further hydrogeologic investigations and site-wide hydrogeologic characterization; and „ Continued precipitation, stream flow, and watershed data. The estimated budget for this work is US$350,000.

NI 43-101 Technical Report Vista Gold Corp. 50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia Mt Todd Gold Project Tetra Tech October 2019 27 1.15.7 Results of the Site-wide Water Balance Model 1.15.7.1 Conclusions Under the modeled conditions: „ The WTP rate of 500 m3/hr and process water pond (PWP) sizing for 6 days of storage appear adequate for the 50,000 tpd production process water requirements. „ The greatest amount of make-up water required from the raw water dam (RWD) was quantified as 11,955 m3/day. RWD requirements were found to be the most dependent upon TSF decant volumes. „ The Waste Rock Dump (WRD) retention pond (RP1), low grade ore stockpile retention pond (LGRP), process plant retention pond (PRP), and heap leach pad (HLP) were typically observed to overtop less than 1% of the time during the 13-year simulation.[1] LGRP storage may be optimized. 1.15.7.2 Recommendations Additional model improvements to refine the TSF water balance model, refine pit parameters in the water balance model, explore WTP effluent use options during the dry season, evaluate storage capacity requirements of RP1, expand the RWD parameters to include stage storage and catchment area elements, include additional water storage in tanks on-site, further evaluate dust suppression, and assess water balance model sensitivity are recommended. The estimated budget for this work is US$200,000. 1.15.8 Groundwater Hydrology and Mine Dewatering The following work is recommended with respect to groundwater hydrology and mine dewatering: „ Additional hydrogeologic study should be completed in the vicinity of the Batman Pit to provide more detailed information on which to base calibration of the regional groundwater flow model and subsequent prediction of groundwater inflows to the pit and post-mining recovery of the groundwater system. The study should also include measurement of depth to water in any accessible existing borings or core holes within or immediately adjacent to the pit. „ Calibration of the regional groundwater flow model should be completed with the additional data, and the calibrated model should be used to refine the estimates of groundwater inflow to the pit and predictions of the hydrogeologic effects of pit dewatering. „ The post-mining version of the groundwater flow model should be updated with the calibrated model used as its basis. Output from the post-mining model should be incorporated into any geochemical modeling of post-mining pit lake formation and geochemistry. The estimated budget for this work is US$400,000. [1] A typical value is given. Separate model runs provide a range of overtopping events, due to the stochastic nature of the model.

NI 43-101 Technical Report Vista Gold Corp. 50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia Mt Todd Gold Project Tetra Tech October 2019 28 1.15.9 Process Plant Geotechnical Investigation 1.15.9.1 Conclusions There are no conclusions with regard to the Process Plant geotechnical investigation. 1.15.9.2 Recommendations Future geotechnical work is recommended during final engineering design, particularly for foundation design of the processing facilities. The estimated budget for this work is US$150,000. 1.15.10 TSF Design As part of advancing the TSF design in the FS, work should include optimization of the TSF construction schedule, geotechnical investigation and assessment of TSF 1 and TSF 2, TSF water balance update, and TSF consequence classification. The estimated budget for this work is included in the FS budget estimate. 1.15.11 Process Two major items incurring operating costs are grinding media and reagents. Together these items make up 61% of the plant consumables operating costs. The FS should investigate options for reducing the consumption rate and the unit costs for these consumables. The estimated budget for this work is included in the FS budget estimate. 1.15.12 Geochemical Analyses Geochemical characterization will be updated to reflect the designations of Potentially Acid Forming, Potentially Acid Forming-Low Capacity, Non Acid Forming, Acid Consuming and Uncertain in accordance with DITR (2007) guidelines. Additional geochemical testing is recommended on the sorter reject material. The estimated budget for this work is included in the Feasibility Study.

NI 43-101 Technical Report Vista Gold Corp. 50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia Mt Todd Gold Project Tetra Tech October 2019 29 2.0 INTRODUCTION Vista Gold Corp. and its subsidiaries (collectively, “Vista” or the “Company) operate in the gold mining industry. The Company is focused on the evaluation, acquisition, exploration and advancement of gold exploration and potential development projects, which may lead to gold production or value adding strategic transactions such as earn-in right agreements, option agreements, leases to third parties, joint venture arrangements with other mining companies, or outright sales of assets for cash and/or other consideration. Vista looks for opportunities to improve the value of its gold projects through exploration drilling and/or technical studies focused on optimizing previous engineering work. Vista does not currently generate cash flows from mining operations. The Company’s flagship asset is its 100% owned Mt Todd gold Project (Mt Todd) in the Northern Territory (NT) Australia. The Company recently received authorization for the last major environmental permit and completed an updated PFS for Mt Todd, which confirms the project’s robust economics at today’s gold price. With these important milestones complete, Vista is in a position to actively pursue those strategic alternatives that provide the best opportunity to maximize value for the Company. Vista Gold Corp. was originally incorporated on November 28, 1983 under the name “Granges Exploration Ltd.” It amalgamated with Pecos Resources Ltd. during June 1985 and continued as Granges Exploration Ltd. In June 1989, Granges Exploration Ltd. changed its name to Granges Inc. Granges Inc. amalgamated with Hycroft Resources & Development Corporation during May 1995 and continued as Granges Inc. Effective November 1996, Da Capo Resources Ltd. and Granges, Inc. amalgamated under the name “Vista Gold Corp.” and, effective December 1997, Vista continued from British Columbia to the Yukon Territory, Canada under the Business Corporations Act (Yukon Territory). On June 11, 2013, Vista continued from the Yukon Territory, Canada to the Province of British Columbia, Canada under the Business Corporations Act (British Columbia). 2.1 Background Information Vista Gold Corp. (Vista) retained Tetra Tech, Inc., along with JDS Energy & Mining, Inc. (JDS), Mine Development Associates (MDA), Resource Development Inc. (RDi), Tetra Tech Proteus (TTP), and POWER Engineers, Inc. (POWER) to prepare this PFS for its Mt Todd Gold Project (the Project) in Northern Territory (NT), Australia. The PFS (Technical Report) evaluates a development scenario of a 50,000 tonne per day (tpd) processing facility. The 50,000 tpd operation includes: „ Estimated proven and probable reserves of 5.848 Moz of gold (221 Mt at 0.82 g-Au/t) at a cut-off grade of 0.40 g-Au/t; „ Average annual production of 381,211 ounces of gold per year over the mine life, including average annual production of 479,450 ounces of gold per year during the first five years of operations; „ LoM average cash costs of US$645 per ounce, including average cash costs of US$575 per ounce during the first five years of operations; „ A 13-year operating life;

NI 43-101 Technical Report Vista Gold Corp. 50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia Mt Todd Gold Project Tetra Tech October 2019 30 „ After-tax NPV5% of US$823 million and internal rate of return (IRR) of 23.4% at US$1,350 per ounce gold prices and US$0.70:AUD1.00 exchange rate, and „ Initial capital requirements of US$826 million. 2.2 Terms of Reference and Purpose of the Report This Technical Report was prepared as a NI 43-101 Technical Report for Vista by Tetra Tech. The quality of information, conclusions, and estimates contained herein are consistent with the level of effort involved in Tetra Tech’s services, based on: i) information available at the time of preparation, ii) data supplied by outside sources, and iii) the assumptions, conditions, and qualifications set forth in this report. This report provides mineral resource and mineral reserve estimates, and a classification of resources and reserves in accordance with the CIM Standards. The CIM Standards requires the completion of a PFS as the minimum prerequisite for the conversion of mineral resources to mineral reserves. A preliminary feasibility study is a comprehensive study of a range of options for the technical and economic viability of a mineral project that has advanced to a stage where a preferred mining method and the open pit configuration is established and an effective method of mineral processing is determined. It includes a financial analysis based on reasonable assumptions on the modifying factors and the evaluation of any other relevant factors which are sufficient for a QP, acting reasonably, to determine if all or part of the mineral resource may be converted to a mineral reserve at the time of reporting. Modifying factors are considerations used to convert mineral resources to mineral reserves. These include, but are not restricted to, mining, processing, metallurgical, infrastructure, economic, marketing, legal, environmental, social and governmental factors. A PFS is at a lower confidence level than a Feasibility Study (FS). 2.3 Sources of Information The primary technical documents and files relating to the Project that were used in the preparation of this report are listed in Section 27.0 – References. 2.4 Units of Measure The metric system has been used throughout this report. Tonnes are metric of 1,000 kilograms (kg), or 2,204.6 pounds (lb). Gold is reported in troy ounces (oz), equivalent to 31.1035 grams (g). Currency is in Q3 2019 U.S. dollars (US$) unless otherwise stated. 2.5 Detailed Personal Inspections 1) Rex Bryan visited and inspected the property from September 12th, 2011 to September 14th, 2011 and February 6th, 2013 to February 8th, 2013. Rex Bryan last visited and inspected the property June 28–29, 2017. Dr. Bryan spent time on site and reviewed the current database and archived supporting material, core logging, sampling procedures, handling and security measures, QA/QC procedures and inspected modern and historically collected core. 2) Anthony Clark last visited and inspected the property June 28–29, 2017. Mr. Clark inspected the existing power infrastructure at the site, natural gas pipeline, and power rights-of-way.

NI 43-101 Technical Report Vista Gold Corp. 50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia Mt Todd Gold Project Tetra Tech October 2019 31 3) Thomas Dyer visited and inspected the subject property during March, 2011. Thomas Dyer last visited and inspected the property June 28–29, 2017. Mr. Dyer toured the site along with geotechnical consultants and reviewed the pit, waste dump, tailings facility, and resource drilling sites. Previous mine production records held on site were also reviewed. 4) Chris Johns visited and inspected the property June 28–29, 2017. Mr. Johns inspected the existing Tailings Storage Facility 1 (TSF 1) and the proposed site for Tailings Storage Facility 2 (TSF 2). 5) Zvonimir Ponos last visited and inspected the property June 28–29, 2017. Mr. Ponos inspected the existing site infrastructure and process facility. 6) Vicki J. Scharnhorst visited and inspected the property June 28–29, 2017. Ms. Scharnhorst inspected the infrastructure at site and reviewed the status of environmental permitting with site staff. QPs not listed above have not visited or inspected the property. Personal inspections by these QPs are not required to complete their responsibilities. The QPs consider the 2017 site visits current personal inspections on the basis that the work completed on the property since that time has been reviewed and the QPs are of the opinion that the limited work carried out on the property since 2017 is not material. The QPs are satisfied that no unauthorized access or other work has been conducted on the property based on the site security including site access via a paved road through a locked security gate combined with the fact that the site is continuously manned by company personnel. Further, the Jawoyn Association Aboriginal Corporation (JAAC) rangers regularly patrol the area around the site. With regard to specific conditions at the site, the hardness and average grade of the Batman deposit rock make the potential for theft or high-grading by unauthorized persons very low. Finally, the QPs also review publicly available information on the Company and its activities including the audited financial statements of the Company which the QPs are satisfied do not point to any additional work being conducted on the property.

NI 43-101 Technical Report Vista Gold Corp. 50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia Mt Todd Gold Project Tetra Tech October 2019 32 3.0 RELIANCE ON OTHER EXPERTS The QPs used their experience to determine if the information from previous reports was suitable for inclusion in this Technical Report. This report includes technical information which required subsequent calculations to derive subtotals, totals and weighted averages. Such calculations inherently involve a degree of rounding and consequently introduce a margin of error. Where these occur, the QPs do not consider them to be material. The QP [Vicki J. Scharnhorst, P.E.] relied upon the following experts to prepare portions of Section 20 - Environmental Studies, Permitting, and Social or Community Impact: „ Environmental Impact Statement for the Project prepared by GHD (June 2013) was used to describe the existing environmental studies (Section 20.1).

NI 43-101 Technical Report Vista Gold Corp. 50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia Mt Todd Gold Project Tetra Tech October 2019 33 4.0 PROPERTY DESCRIPTION AND LOCATION 4.1 Location The Project is located 56 kilometers (km) by road northwest of Katherine, and approximately 290 km southeast of Darwin in NT, Australia (Figure 4-1). Access to the property is via high quality, two-lane paved roads from the Stuart Highway, the main arterial within the territory. 4.2 Property Description Vista Australia is the holder of four mineral licenses (ML) MLN 1070, MLN 1071, MLN 1127, and MLN 31525 comprising approximately 5,544 hectares (ha). In addition, Vista Australia controls exploration licenses (EL) EL 29882, EL 29886, EL 30898, and EL 28321 comprising approximately 153,700 ha. Figure 4-2 illustrates the general location of the tenements and the position of the Batman deposit. A general arrangement is provided in Figure 4-3. 4.3 Lease and Royalty Structure Vista Australia entered into a lease agreement (the Lease Agreement) with the NT government for an initial term of five years commencing January 1, 2006, with an extension of five years at Vista Australia’s option and three additional years upon the application of Vista Australia and with the approval of the NT government. Pursuant to the conditions of the first five-year term of the Lease Agreement, Vista Australia undertook a comprehensive technical and environmental review of the Project to evaluate site environmental conditions and developed a program to stabilize the environmental conditions and minimize offsite contamination. Vista also reviewed the water management plan and made recommendations and developed a Technical Report for the re-starting of operations. During the term of the Lease Agreement, Vista Australia was also required to examine all technical, economic, and environmental issues, estimate the cost to rehabilitate the site, explore and evaluate the potential of the Project, and prepare a technical and economic feasibility study for the potential development of the Project site. Vista provided notice to the NT government in June 2010 that it wished to extend the Lease Agreement. In November 2010, the NT government granted the renewal and the Lease Agreement was extended for an additional five years to December 31, 2015. The NT government renewed the Lease Agreement by deed of variation in 2014 and again in May 2017, extending it to December 31, 2023. Vista Australia paid the NT government's costs of management and operation of the Project Site up to a maximum of AUD375,000 during the first year of the term, and assumed site management and management and operation costs in the following years. In the agreement, the NT government acknowledges its commitment to rehabilitate the site and the Lease Agreement provides that Vista Australia has no rehabilitation obligations for pre-existing environmental conditions until it submits and receives approval of a Mining Management Plan (MMP) for the resumption of mining operations. The most recent MMP (Vista Gold Australia 2018) addresses activities undertaken by Vista with respect to site management, infrastructure maintenance and environmental management (Section 20.3 – Permitting and Authorizations). Recognizing the importance placed by the NT government upon local industry participation, Vista Australia has agreed to use, where appropriate, NT-sourced labor and services during the period of the Lease

NI 43-101 Technical Report Vista Gold Corp. 50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia Mt Todd Gold Project Tetra Tech October 2019 34 Agreement in connection with the Mt Todd property, and further, in connection with any proposed mining activities prepare and execute a local Industry Participation Plan. Pursuant to an agreement (the JAAC Agreement) with the Jawoyn Association Aboriginal Corporation (JAAC), Vista was required to issue Vista common shares with a value of Canadian dollars (CAD) 1.0 million as consideration for the JAAC entering into the JAAC Agreement and as rent for the use of the surface lands overlying the mineral leases during the period from the effective date of the agreement until a decision is reached to begin production. For rent of the surface rights from the current mining licenses, including the mining license on which the Batman deposit is located, the JAAC is entitled to an annual amount equal to 1% of the gross value of production with a minimum annual payment of AUD50,000. Vista also pays the JAAC AUD5,000 per month for consulting with respect to aboriginal, cultural, and heritage issues. If the Project proves feasible and subject to several conditions, Vista has agreed to offer the JAAC the opportunity to establish a joint venture company with Vista holding 90% and the JAAC holding a 10% participating interest, with each party being responsible to finance and provide funding for its respective develop costs of the Project. There is also a royalty of 5% of based on the gross value of any gold or other metals that may be commercially extracted from certain mineral concessions (the Denehurst Royalty). The Denehurst Royalty would not apply to any presently identified mineralized zones at Mt Todd.

NI 43-101 Technical Report Vista Gold Corp. 50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia Mt Todd Gold Project Tetra Tech October 2019 35 Figure 4-1: General Project Location Map

NI 43-101 Technical Report Vista Gold Corp. 50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia Mt Todd Gold Project Tetra Tech October 2019 36 NOTE: Prepared by Vista Gold Corp.; updated on February 23, 2018 Figure 4-2: Concessions

NI 43-101 Technical Report Vista Gold Corp. 50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia Mt Todd Gold Project Tetra Tech October 2019 37 Figure 4-3: General Arrangement

NI 43-101 Technical Report Vista Gold Corp. 50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia Mt Todd Gold Project Tetra Tech October 2019 38 4.4 Risks Vista is in sole possession of the title and rights to perform work on the Project. Surface access is guaranteed through Vista’s agreement with the JAAC. Exploration or other similar activities require a MMP to be submitted to the Department of Regional Development, Primary Industry, Fisheries and Resources (DRDPIFR) with approvals typically occurring in thirty or less days. Vista has been in sole possession of the site for approximately 13 years and no MMPs have ever been withheld with regard to exploration or other activities.

NI 43-101 Technical Report Vista Gold Corp. 50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia Mt Todd Gold Project Tetra Tech October 2019 39 5.0 ACCESSIBILITY, CLIMATE, LOCAL RESOURCES, INFRASTRUCTURE AND PHYSIOGRAPHY 5.1 Accessibility The Project is located 56 km by road northwest of Katherine, and approximately 290 km southeast of Darwin in the NT of Australia. Access to the mine is via high quality, two-lane paved roads from the Stuart Highway, the main artery within the territory. 5.2 Climate and Physiography The Project area has a sub-tropical climate with a distinct wet season and dry season. The area receives most of its rainfall between the months of January and early March. During these months, the temperature usually ranges from 25° to 35°C, but temperatures can reach as high as 42°C. Winter temperatures in the dry season usually range from 14°C to 20°C, but can drop to as low as 10°C at night. Mining and processing operations are planned year-round; however, pit dewatering will be required after large precipitation events. 5.3 Local Resources and Infrastructure Access to local resources and infrastructure is excellent. The Project is located sufficiently close to the city of Katherine to allow for an easy commute for workers. The area has both historic and current mining activity and therefore a portion of the skilled workforce will be sourced locally. In addition, Katherine offers the necessary support functions that are found in a medium-sized city with regard to supplies, accommodations, communications, etc. The property has an existing high-pressure gas line and an electric power line that was used by previous operators. In addition, wells for potable water and a dam for process water are also located on or adjacent to the site. Finally, a fully functioning tailings dam is present on site. The concessions are within 2 to 3 km of the Nitmiluk Aboriginal National Park on the east. This National Park contains a number of culturally and geologically significant attractions. The proximity to the National Park has not historically yielded any impediments to operating. It is not expected to yield any issues to renewed operation of the property in the future. The Project is wholly contained within the Aboriginal Freehold Land and will require no additional acquisition of surface rights. 5.4 Topography, Elevation and Vegetation The topography of the Project is relatively flat. The mineral leases encompass a variety of habitats forming part of the northern Savannah woodland region, which is characterized by eucalypt woodland with tropical grass understories. Surface elevations are on the order of 130 to 160 meters (m) above sea level in the area of the previous and planned site and waste dumps.

NI 43-101 Technical Report Vista Gold Corp. 50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia Mt Todd Gold Project Tetra Tech October 2019 40 6.0 HISTORY The Project area has significant gold deposits. It is situated in a well-mineralized historical mining district that supported small gold and tin operations in the past. The Shell Company of Australia (Billiton), who was the managing partner in an exploration program in joint venture with Zapopan NL (Zapopan), discovered the Mt Todd mineralization, or more specifically the Batman deposit, in May 1988. Zapopan acquired Billiton’s interest in 1992 by way of placement of shares to Pegasus Gold Australia Pty. Ltd. (Pegasus). Pegasus progressively increased their shareholding until they acquired full ownership of Zapopan in July 1995. Preliminary studies for Phase I, a heap leach operation which focused predominately on the oxide portion of the deposit, commenced during 1992 culminating in an engineering, procurement, construction management (EPCM) award to Minproc in November of that year. The Phase I project was predicated upon a 4 million tonnes per year (Mtpy) on an annualized basis heap leach pad, which came on stream in late 1993. The treatment rate was subsequently expanded to a rate of 6 Mtpy on an annualized basis in late 1994. Historic production is shown in Table 6-1. Table 6-1: Heap Leach – Historic Actual Production Category Historic Production Actual Tonnes Leached (million) 13.2 Head Grade (g-Au/t) 0.96 Recovery (%) 53.8 Gold Recovered (oz) 220,755 Cost/t (AUD) 8.33 Cost/oz (AUD) 500 NOTE: All tonnages and grades are historic production numbers that pre-date Vista’s ownership. The QPs and issuer consider historic estimates to be relevant but not current. Phase II involved expanding to 8 Mtpy and treatment through a flotation and carbon-in-leach (CIL) circuit. The feasibility study was conducted by a joint venture between Bateman Kinhill and Kilborne (BKK, 1996) and was completed in June 1995. The Pegasus board approved the project on August 17, 1995, and awarded an EPCM contract to BKK in October 1995. Commissioning commenced in November 1996. Final capital cost to complete the project were AUD232 million (US$181 million). Design capacity was never achieved due to inadequacies in the crushing circuit. An annualized throughput rate of just under 7 Mtpy was achieved by mid-1997; however, problems with the flotation circuit which resulted in reduced recoveries necessitated closure of this circuit. Subsequently, high reagent consumption as a result of cyanide soluble copper minerals further hindered efforts to reach design production. Operating costs were above those predicted in the feasibility study.

NI 43-101 Technical Report Vista Gold Corp. 50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia Mt Todd Gold Project Tetra Tech October 2019 41 The spot price of gold deteriorated from above US$400 in early 1996 to below US$300 per ounce during 1997. According to the 1997 Pegasus Annual Report, the economics of the project were seriously affected by the slump. Underperformance of the project and higher operating costs led to the mine being closed and placed on care and maintenance on November 14, 1997. In February 1999, General Gold Resources Pty. Ltd. (General Gold) agreed to form a joint venture with Multiplex Resources Pty Ltd (Multiplex Resources) and Pegasus to own, operate, and explore the mine. Initial equity participation in the joint venture was General Gold 2%, Multiplex Resources 93%, and Pegasus 5%. The joint venture appointed General Gold as mine operator, which contributed the operating plan in exchange for a 50% share of the net cash flow generated by the project, after allowing for acquisition costs and environmental sinking fund contributions. General Gold operated the mine from March 1999 to July 2000. 6.1 History of Previous Exploration The Batman gold prospect is part of a goldfield that was worked from early in the 20th century. Gold and tin were discovered in the Mt Todd area in 1889. Most deposits were worked in the period from 1902 to 1914. A total of 7.80 tonnes of tin concentrate was obtained from cassiterite-bearing quartz-kaolin lodes at the Morris and Shamrock mines. The Jones Brothers reef was the most extensively mined gold-bearing quartz vein, with a recorded production of 28.45 kg Au. This reef consists of a steeply dipping ferruginous quartz lode within tightly folded greywackes. The Yinberrie Wolfram field, discovered in 1913, is located 5 km west of Mt Todd. Tungsten, molybdenum and bismuth mineralization was discovered in greisenized aplite dykes and quartz veins in a small stock of the Cullen Batholith. Recorded production from numerous shallow shafts is 163 tonnes of tungsten, 130 kg of molybdenite and a small quantity of bismuth. Exploration for uranium began in the 1950s. Small uranium prospects were discovered in sheared or greisenized portions of the Cullen Batholith in the vicinity of the Edith River. The area has been explored previously by Esso for uranium without any economic success. Australian Ores and Minerals Limited (AOM) in joint venture with Wandaroo Mining Corporation and Esso Standard Oil took out a number of mining leases in the Mt Todd area during 1975. Initial exploration consisted of stream sediment sampling, rock chip sampling, and geological reconnaissance for a variety of commodities. A number of geochemical anomalies were found primarily in the vicinity of old workings. Follow-up work concentrated on alluvial tin and, later, auriferous reefs. Backhoe trenching, costeaning, and ground follow-up were the favored mode of exploration. Two diamond drillholes were drilled at Quigleys. Despite determining that the gold potential of the reefs in the area was promising, AOM ceased work around Mt Todd. The Arafura Mining Corporation, CRA Exploration, and Marriaz Pty Ltd all explored the Mt Todd area at different times between 1975 and 1983. In late 1981, CRA Exploration conducted grid surveys, geological mapping and a 14-diamond drillhole program, with an aggregate meterage of 676.5 m, to test the gold content of Quigleys Reef over a strike length of 800 m. Following this program CRA Exploration did not proceed with further exploration. During late 1986, Pacific Gold Mines NL (Pacific Gold Mines) undertook exploration in the area which resulted in small-scale open cut mining on the Quigleys and Golf reefs, and limited test mining at the Alpha, Bravo, Charlie and Delta pits. Ore was carted to a carbon-in-pulp (CIP) plant owned by Pacific Gold Mines at Moline. This continued until December 1987. Pacific Gold Mines ceased operations in the area in February 1988 having produced approximately 86,000 tonnes grading 4 g-Au/t (historic reported production, presented for

NI 43-101 Technical Report Vista Gold Corp. 50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia Mt Todd Gold Project Tetra Tech October 2019 42 context). Subsequent negotiations between the Mt Todd Joint Venture partners (Billiton and Zapopan) and Pacific Gold Mines resulted in the acquisition of this ground and incorporation into the joint venture. Table 6-2 presents important historical events in a chronologic order. Table 6-2: Property History 1986 October 1986 – January 1987: Conceptual Studies, Australia Gold PTY LTD (Billiton); Regional Screening (Higgins); Ground Acquisition, Zapopan N.L. 1987 February: June-July: October: Joint Venture finalized between Zapopan and Billiton. Geological Reconnaissance, Regional BCL, stream sediment sampling. Follow-up BCL stream sediment sampling, rock chip sampling and geological mapping (Geonorth) 1988 Feb-March: March-April: May: May-June: July: July-Dec: Data reassessment (Truelove) Gridding, BCL grid soil sampling, grid based rock chip sampling and geological mapping (Truelove) Percussion drilling Batman (Truelove) - (BP1-17, 1475m percussion) Follow-up BCL soil and rock chip sampling (Ruxton, Mackay) Percussion drilling Robin (Truelove, Mackay) – RP 1-14, (1584m percussion) Batman diamond, percussion and reverse circulation (RC) drilling (Kenny, Wegmann, Fuccenecco) – B P18-70, (6263m percussion); BD1-71, (8562m Diamond); BP71-100, (3065m R.C.) 1989 Feb-June: June: July-Dec: Batman diamond and RC drilling: BD72-85 (5060m diamond); BP101-208, (8072m RC). Penguin, Regatta, Golf, Tollis Reef Exploration Drilling: PP1-8, PD1, RGP1-32 GP1-8, BP108, TP1-7 (202m diamond, 3090m RC); TR1-159 (501m RAB). Mining lease application (MLA's 1070, 1071) lodged. Resource estimates; mining-related studies; Batman EM-drilling: BD12, BD8690 (1375m diamond); RC pre-collars and H/W drilling, BP209-220 (1320m RC); Exploration EM and exploration drilling: Tollis, Quigleys, TP9, TD1, QP1-3, QD1-4 (1141 diamond, 278m RC); Negative Exploration Tailings Dam: E1-16 (318m RC); DR1-144 (701. RAB) (Kenny, Wegmann, Fuccenecco, Gibbs). 1990 Jan-March: Pre-feasibility (PFS) related studies; Batman Inclined Infill RC drilling: BP222-239 (2370m RC); Tollis RC drilling, TP10-25 (1080m RC). (Kenny, Wegmann, Fuccenecco, Gibbs) 1993 - 1997 Pegasus Gold Australia Pty Ltd reported investing more than $200 million in the development of the Mt Todd mine and operated it from 1993 to 1997, when the project closed as a result of technical difficulties and low gold prices. The deed administrators were appointed in 1997 and sold the mine in March 1999 to a joint venture comprised of Multiplex Resources Pty Ltd and General Gold Resources Ltd.

NI 43-101 Technical Report Vista Gold Corp. 50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia Mt Todd Gold Project Tetra Tech October 2019 43 1999 - 2000 March - June Operated by a joint venture comprised of Multiplex Resources Pty Ltd and General Gold Resources Ltd. Operations ceased in July 2000, Pegasus Gold Australia Pty Ltd., through the Deed Administrators, regained possession of various parts of the mine assets in order to recoup the balance of purchase price owed to it. Most of the equipment was sold in June 2001 and removed from the mine. The tailings facility and raw water facilities still remain at the site. 2000 - 2006 The Deed Administrators, Pegasus Gold Australia Pty Ltd, the government of the NT, and the Jawoyn Association Aboriginal Corporation held the property. 2006 March Vista Gold Corp. acquired mineral lease rights from the Deed Administrators. 6.2 Historic Drilling The following discussion centers on the historic drillhole databases that were provided to Tetra Tech for use in this Technical Report. Based on the reports by companies, individuals and other consultants, it is the opinion of the QP [Rex Clair Bryan, Ph.D., SME RM] that the drillhole databases used as the bases of this report contain all of the available data. The QP is unaware of any drillhole data that have been excluded from this report. 6.2.1 Batman Deposit There are 730 historic drillholes in the Batman deposit assay database. Figure 6-1 shows the drillhole locations for the Batman deposit. These drillholes include 225-diamond drill core (DDH), 435 reverse circulation holes (RVC), and 70 open rotary holes (OP). Nearly all of the DDH and RVC holes were inclined 60° to the west. Samples were collected in one-meter intervals. DDH holes included both HQ and NQ core diameters. Core recoveries were reported to be very high with a mean of 98%. The central area of the deposit was extensively core-drilled. Outside of the central area, most of the drillholes were RVC and OP holes. All drillholes collars were surveyed by the mine surveyor. Down-hole surveys were conducted on most drillholes using an Eastman single shot instrument. All drillholes were logged on site. A series of vertical RVC infill holes were drilled on a 25 m x 25 m grid in the core of the deposit to depths between 50 m and 85 m below the surface. Zapopan elected to exclude these drillholes from modeling the Batman deposit because the assays from these drillholes seemed to be downwardly biased and more erratic compared to assays from inclined RVC holes. Of the possible reasons cited as to why vertical RVC holes might report lower grades and have a more erratic character, the 1992 Mining & Resource Technology Pty Ltd (Khosrowshahi et al. 1992 – MRT) report states that "the orientation of vertical holes sub-parallel to mineralization caused preferential sampling of barren host rocks...”. This statement was, at least in part, borne out by the later sampling work done on the blast holes as it was credited with part of the reproducibility problems that were encountered when the Batman deposit was being mined.

NI 43-101 Technical Report Vista Gold Corp. 50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia Mt Todd Gold Project Tetra Tech October 2019 44 6.2.2 Drillhole Density and Orientation Pegasus was aware of the potential problem of drillhole density within the Batman deposit. The feasibility study prepared by BKK (BKK, 1996) indicates that the drilling density decreases with depth. In the central area oxide and transition zone spacing was generally 25 m by 25 m. The spacing was wider on the periphery of the mineralized envelope. The drilling density in the central area of the primary zone ranged from 50 m by 50 m, but decreased to 50 m by 100 m and greater at depth. At the time of that study, there were 593 drillholes in the assay database 531 of which RSG used in the construction of the MRT block model. At the time of The Winters Company’s (TWC) site visit in 1997, the drillhole database numbered 730 drillholes. It is not known if any drillholes were excluded from the Pegasus exploration models. Most of the new drilling that had been added since the 1994 MRT model was relatively shallow. TWC reviewed PGA's 50 m drill sections through the Batman deposit and saw that there was a marked decrease in drillhole spacing below 1,000 RL (the model has had constant 1,000 m added to it in order to prevent the reporting of elevations below 0 m and have been denoted as RL for relative elevation) and another sharp break below 900 RL. The drillhole spacing in the south of 1,000 N on the 954 RL bench plan approached 80 m x 80 m. Pegasus was able to resolve this problem by using very long search ranges in its grade estimation. In the main ore zone, Pegasus used maximum search distances in the north and east directions of nearly 300 m. Another potential problem related to drilling is the preferred orientation of the drillholes. Most of the drillholes in the assay database are inclined to the west to capture the vein set which strikes N10° to 20°E, dips east, and which dominates the mineralized envelope. This orientation is the obvious choice to most geologists since these veins are by far the most abundant. Ormsby (1996) discussed that while the majority of mineralization occurs in these veins, the distribution of gold mineralization higher than 0.4 g-Au/t is controlled by structures in other orientations, such as east-west joints and bedding. For this reason, Ormsby stated, "[t]he result is that few ore boundaries (in the geological model) actually occur in the most common vein orientation." If this is truly the case, the strongly preferential drilling orientation has not crosscut the best mineralization and in cases may be sub-parallel to it. Vertically oriented RVC holes were not included in the drillhole database for the 1994 MRT model because their assay results appeared to be too low compared to other drillhole orientations. If vertical drillhole orientations were actually underestimating the gold content during exploration drilling, the vertical and often wet blast holes, which are used for ore control, pose a similar problem and will need to be addressed prior to commencing any new mining on the site.

NI 43-101 Technical Report
50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia
Vista Gold Corp.
Mt Todd Gold Project

6.2.3 Quigleys

Table 6-3 details the Quigleys exploration database as of the time of this report. **Figure 6-1** also shows the drillhole locations for the Quigleys deposit.

Table 6-3: Summary of Quigleys Exploration Database

Drillhole Statistics						
	Northing (m) AMG84 z53	Easting (m) AMG84 z53	Elevation (m)	Azimuth	Dip	Depth (m)
Minimum	8,430,1876	188,445.7	129.7	0	45	0
Maximum	8,432,290	189,746.5	209.0	354.0	90	330.5
Average	8,431,129.5	189,230.8	155.9	83.4	62.5	91.3
Range	2,104.0	1,300.8	79.3	354.0	45.0	330.5
Cumulative Drillhole Statistics						
Total Count	631					
Total Length (m)	57,821					
Assay Length (m)	1 (approx.)					
Drillhole Grade Statistics	**Number**	**Average**	**Std. Dev.**	**Min.**	**Max.**	**Missing**
Au (g/t)	52,152	0.2445	0.8764	0	36.00	82
Cu (%)	40,437	0.0105	0.0305	0	2.98	11,897

The QP [Rex Clair Bryan, Ph.D., SME RM] for this section has reviewed the Snowden (1990) report which completed a statistical study of the Quigleys drillhole database in order to bias test it. The report included a comparison of historic and recent data by Snowden which suggested that a bias might exist. Further study by Snowden concluded that a bias is not apparent where all drilling is oriented in a similar direction (and not clustered). This suggests the inclusion of assay data from all phases of drilling is reasonable. The QP [Rex Clair Bryan, Ph.D., SME RM] has reviewed and concurs with this information. The March 14, 2008 report entitled "Mt Todd Gold Project, Gold Resource Update, Northern Territory, Australia, NI 43-101 Technical Report" prepared by John W. Rozelle contains additional information regarding the Snowden findings summarized above.

Tetra Tech October 2019 45

NI 43-101 Technical Report Vista Gold Corp. 50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia Mt Todd Gold Project Tetra Tech October 2019 46 Figure 6-1: Drillhole Location Map – Batman and Quigleys Deposits

NI 43-101 Technical Report Vista Gold Corp. 50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia Mt Todd Gold Project Tetra Tech October 2019 47 6.3 Historic Sampling Method and Approach NQ core intervals were sawed lengthwise into half core. HQ core was quartered. RVC samples were riffle split on site and a 3- to 4-kg sample was sent to an assay lab. The 1992 MRT resource report commented that many of the RVC holes were drilled wet and that Billiton and Zapopan were aware of possible contamination problems. Oddly, in some comparison tests, DDH had averaged assays five percent to six percent higher than RVC holes; for that reason, MRT elected to exclude RVC holes from the drillhole database for grade estimation of the central area of the Batman deposit. Since the property is currently not operating, the QP [Rex Clair Bryan, Ph.D., SME RM] did not witness any drilling and sampling personally. The QP has taken the following discussion from reports by the various operators and more importantly, from reports by independent consultants that were retained throughout the history of the property to audit and verify the sampling and assaying procedures. It is the opinion of the QP for this section that the reports by the various companies and consultants have fairly represented the sampling and assaying history at the site and that the procedures implemented by the operators, most notably General Gold, have resulted in an assay database that fairly represents the tenor of the mineralization at Batman. 6.4 Historic Sample Preparation, Analysis and Security The large number of campaigns and labs used in the Mt Todd drilling effort has resulted in a relatively complex sampling and assaying history. The database developed prior to August of 1992 was subjected to a review by Billiton, and has been subjected to extensive check assays throughout the project life. Furthermore, a number of consultants have reviewed the integrity of the database and have been content with the data for modeling purposes. Drillhole samples were taken on one-meter intervals, though there are instances of two-meter intervals in the typically barren outlying drillholes. The procedure involved sawing the NQ core lengthwise in half. HQ core was quartered. RVC samples were riffle split on site and a 3- to 4-kg sample was sent to the laboratory for analyses. Pincock Allen and Holt (PAH) stated that they witnessed the sample preparation process at a number of steps and concurred with the methods in use (PAH, 1995). Pegasus (and Zapopan, before) conducted a check assay program which is consistent with industry practice. Every 20th assay sample was subjected to assay by an independent lab. Standards were run periodically as well, using a non-coded sample number to prevent inadvertent bias in the labs. 6.4.1 Sample Analysis According to reports by Pegasus, various consultants, and others, the early exploration assays were largely done at various commercial labs in Pine Creek Geosyncline (PCG) and Darwin. Later assays were done at the Mt Todd mine site lab. At least three different sample preparation procedures were used at one time or another. All fire assays were conducted on 50-gram charges. Based on these reports, it appears that the assay labs did use their own internal assay blanks, standards, and blind duplicates. Assay laboratories used for gold analysis of the Batman drill data were Classic Comlabs in Darwin, Australia, Assay Laboratories in Pine Creek and Alice Springs and Pegasus site Laboratory.

NI 43-101 Technical Report Vista Gold Corp. 50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia Mt Todd Gold Project Tetra Tech October 2019 48 The exploration data consist of 91,225 samples with an average and median length of 1 m. The minimum sample length is 0.1 m and the maximum sample length is 5 m. 137 samples are less than 1 m and 65 samples are over 1 m in length. All exploration drill data were used for the resource estimate. Four-meter down hole composite samples were calculated down hole for the resource estimate. The assay composited data were tabulated in the database field called “Comp”. The weighted average grades, the length, and the drillhole were recorded. 6.4.2 Check Assays Extensive check assaying was carried out on the exploration data. Approximately 5% of all RVC rejects were sent as duplicates and duplicate pulps were analyzed for 2.5% of all DDH intervals. Duplicate halves of 130 core intervals were analyzed as well. Overall, Mt Todd's check assay work is systematic and acceptable. The feasibility study showed that the precision of field duplicates of RVC samples is poor and that high errors exist in the database. The 1995 study stressed that because of the problems with the RVC assays, the RVC and OP assays should be kept in a separate database from the DDH assays (PAH, 1995). However, since that time, the majority of the identified assaying issues have been corrected by General Gold based on recommendations of consultants. It is the opinion of the QP responsible for this section that the assay database used in the creation of the current independent resource estimation exercise is acceptable and meets industry standards for accuracy and reliability. 6.4.3 Security The QP responsible for this section is unaware of any “special” or additional security measures that were in place and/or followed by the various exploration companies, other than the normal practices of retaining photographs, core splits, and/or pulps of the samples sent to a commercial assay laboratory. 6.5 Historic Process Description The Mt Todd deposit is a large, but low-grade gold deposit. The average grade of the gold mineralization is approximately 1 g-Au/t. The gold mineralization occurs in a hard, uniform greywacke host and is associated with sulfide and silica mineralization which has resulted from deposition along planes of weakness that had opened in the host rock. Gold is very fine grained (<30 microns) and occurs with both silica and sulfides. The host rock is very competent with a Bond Ball Mill Work Index (BWi) of 23 to 30. Pegasus and earlier owners did extensive metallurgical testing from 1988 to 1995 to develop a process flowsheet for recovering gold from low-grade extremely hard rock. The treatment route, based on the metallurgical studies, was engineered to provide for the recovery of a sulfide flotation concentrate which was subsequently reground and leached in a concentrate leach circuit. Flotation tailings were leached in a separate CIL circuit. The historic design process flowsheet for the Project is given in Figure 6-2. A brief description of the major unit operations is as follows: „ Crushing: Four stages of crushing were employed to produce a product having a P80 of 2.6mm. The primary crusher was a gyratory followed by secondary cone crushers in closed circuit. Barmac vertical shaft impact crushers were used for tertiary crushing in closed circuit and

NI 43-101 Technical Report Vista Gold Corp. 50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia Mt Todd Gold Project Tetra Tech October 2019 49 quaternary crushing stages. The crushed product was stored under a covered fine ore stockpile. „ Grinding: The crushed product was drawn from the fine ore stockpile into three parallel grinding circuits, each consisting of an overflow ball mill in closed circuit with cyclones to produce a grind with a P80 of 150 microns. „ Flotation: Cyclone overflow was sent to the flotation circuit where a bulk concentrate was supposed to recover seven percent of the feed with 65% to 70% of the gold. „ CIL of Tailing: The flotation tailing was leached in carbon-in-leach circuit. The leach residue was sent to the tailings pond. Approximately 60% of the gold in the flotation tailings was supposed to be recovered in the CIL circuit. „ CIL of Flotation Concentrate: The flotation concentrate was reground in Tower mills to 15 microns and subjected to cyanide leaching to recover the bulk of the gold in this product (94.5% of the flotation concentrate). The leach residue was sent to the tailings pond. „ Process Recycle: The process water was recycled to the milling circuit from the tailings pond. The overall gold recovery was projected to be 83.8% for the proposed circuit. However, during the initial phase of plant optimization, problems were encountered with high levels of cyanide in the recycled process water which, when returned to the mill, caused depression of pyrite and much lower recoveries to the flotation concentrate. As a result, the flotation plant was shut down and the ground ore was directly sent to the CIL circuit. The modified process flowsheet is given in Figure 6-3. „ Without the flotation circuit, the CIL plant recovered 72 to 75% of the gold. The plant was shut down and placed on care and maintenance within one year of startup due to a collapse in gold price, under performance of the process plant and higher than projected operating costs. 6.6 Technical Problems with Historical Process Flowsheet There were several technical problems associated with the design flowsheet. These technical problems have been documented by plant engineers, TWC, and other investigators. They are briefly discussed in this section. 6.6.1 Crushing The four-stage crushing circuit was supposed to produce a product with P80 of 2.6mm. Also, historically the tonnage was projected to be 8 Mtpy on an annualized basis. The actual product achieved in the plant had a P80 of 3.2 to 3.5 mm and the circuit could handle a maximum of 7 Mtpy on an annualized basis. This resulted in an increased operating cost for gold production. A four-stage crushing/ball mill circuit was selected over a SAG/ball mill/crusher circuit because crushers were available from the Phase I heap leach pad and could be used in the Phase II program. The use of this available equipment did reduce the overall capital cost.

NI 43-101 Technical Report Vista Gold Corp. 50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia Mt Todd Gold Project Tetra Tech October 2019 50 Figure 6-2: Plant Process Flowsheet for Project as Designed

NI 43-101 Technical Report Vista Gold Corp. 50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia Mt Todd Gold Project Tetra Tech October 2019 51 Figure 6-3: Modified Plant Process Flowsheet for Project

NI 43-101 Technical Report Vista Gold Corp. 50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia Mt Todd Gold Project Tetra Tech October 2019 52 The following problems were encountered with the crushing circuit: „ The mechanical availability of the Barmac vertical shaft impact crushers was extremely poor. „ The Barmac crushers were not necessarily the best choice for the application. The three-stage crusher product could have been sent to the mills which would have had to have been larger size mills. „ The crushing circuit generated extreme amounts of fines and created environmental problems. The dust also carried gold with it. The dust levels increased the wear on machinery parts and were a potential long-term health hazard. „ The use of water spray to keep the dust down resulted in use of large amounts of fresh water. This was a strain on the availability of fresh water for the plant. General Gold operated a whole-ore cyanide leach facility but no technical reports describing their process have been located by Vista to date. 6.6.2 Flotation Circuit The flotation circuit was supposed to recover 60 to 70% of the gold in a bulk sulfide concentrate which was 7% of the feed material. The flotation circuit recovered ± 1% of the weight of material and less than 50% of the gold values. This was due to the significant amount of cyanide in the recycle process water which depressed the sulfide minerals in the flotation process. If the process water had been detoxified, the problems would not have occurred. This was not done because of the cost associated with a cyanide detoxification plant. Additional problems which were overlooked during the testwork and design of the plant included the following: „ The presence of cyanide soluble copper was known but was not taken into consideration during the design of the process flowsheet; and „ Removal of copper from the bulk sulfide in the form of a copper concentrate would have reduced the consumption of cyanide as well as the amount of weak acid dissociable (WAD) cyanide in the recycled process water. Pilot plant testing was undertaken in the plant to produce copper concentrate. Documented results do indicate ± 60% of copper recovery at a concentrate grade of +10% Cu. Approximately 45% of the gold reported to this concentrate. However, from Vista’s discussions with the engineering contractors and the Pegasus staff running the pilot plant, a copper concentrate assaying over 20% was achieved in some of the later tests. 6.6.3 CIL of Flotation Concentrate and Tailings A portion of the copper was depressed with cyanide with the recycled process water in the flotation process. Hence, the cyanide consumption was high even in the leaching of the flotation tailings. The availability of dissolved oxygen in leaching terms was very low thereby resulting in poor extraction of gold in the leach circuit. This resulted in an estimated reduction of 40% of gold recovery in the circuit.

NI 43-101 Technical Report Vista Gold Corp. 50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia Mt Todd Gold Project Tetra Tech October 2019 53 7.0 GEOLOGICAL SETTING AND MINERALIZATION 7.1 Geological and Structural Setting The Project is situated within the southeastern portion of the Early Proterozoic Pine Creek Geosyncline (Figure 7-1). Meta-sediments, granitoids, basic intrusives, acid and intermediate volcanic rocks occur within this geological province. Within the Mt Todd region, the oldest outcropping rocks are assigned to the Burrell Creek Formation. These rocks consist primarily of interbedded greywackes, siltstones, and shales of turbidite affinity, which are interspersed with minor volcanics. The sedimentary sequence incorporates slump structures, flute casts and graded beds, as well as occasional crossbeds. The Burrell Creek Formation is overlain by interbedded greywackes, mudstones, tuffs, minor conglomerates, mafic to intermediate volcanics and banded ironstone of the Tollis Formation. The Burrell Creek Formation and Tollis Formation comprise the Finniss River Group. The Finniss River Group strata have been folded about northerly trending F1 fold axes. The folds are closed to open style and have moderately westerly dipping axial planes with some sections being overturned. A later north-south compression event resulted in east-west trending open style upright D2 folds. The Finniss River Group has been regionally metamorphosed to lower green schist facies. Late and Post Orogenic granitoid intrusion of the Cullen Batholith occurred from 1,789 Ma to 1,730 Ma, and brought about local contact metamorphism to hornblende hornfels facies. Unconformably overlying the Burrell Creek Formation are sandstones, shales and tuffaceous sediments of the Phillips Creek sandstone, with acid and minor basic volcanics of the Plum Tree Creek Volcanics. Both these units form part of the Edith River Group, and occur to the south of the Project Area. Relatively flat lying and undeformed sediments of the Lower Proterozoic Katherine River Group unconformably overlie the older rock units. The basal Kombolgie Formation forms a major escarpment, which dominates the topography to the east of the Project area.

NI 43-101 Technical Report
50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia
Vista Gold Corp.
Mt Todd Gold Project

7.2 Local Geology

The geology of the Batman deposit consists of a sequence of hornfelsed interbedded greywackes, and shales with minor thin beds of felsic tuff. Bedding is striking consistently at 325°, dipping at 40° to 60° to the southwest. Minor lamprophyre dykes trending north-south pinch and swell, cross cutting the bedding.

Nineteen lithological units have been identified within the deposit and are listed in **Table 7-1** below from south to north (oldest to youngest).

Table 7-1: Geologic Codes and Lithologic Units

Unit Code	Lithology	Description
1	GW25	Greywacke
2	SH24	Shale
3	GW24A	Greywacke
4	SHGW24A	shale/greywacke
5	GW24	Greywacke
6	SHGW23	shale/greywacke
7	GWSH23	greywacke/shale
8	GW23	Greywacke
9	SH22	Shale
10	T21	felsic tuff
11	SH21	Shale
12	T20	felsic tuff
13	SH20	Shale
14	GWSH20	greywacke/shale
15	SH19	Shale
16	T18	felsic tuff
17	SH18	Shale
18	GW18	Greywacke
Int	INT	lamprophyre dyke

Bedding parallel shears are present in some of the shale horizons (especially in units SHGW23, GWSH23 and SH22). These bedding shears are identified by quartz/ calcite sulfidic breccias. Pyrite, pyrrhotite, chalcopyrite, galena and sphalerite are the main primary sulfides associated with the bedding parallel shears.

East west trending faults and joint sets crosscut bedding. Only minor movement has been observed on these faults. Calcite veining is sometimes associated with these faults. These structures appear to be post mineralization.

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NI 43-101 Technical Report Vista Gold Corp. 50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia Mt Todd Gold Project Tetra Tech October 2019 55 Northerly trending quartz sulfide veins and joints striking at 0° to 20°, dipping to the east at 60° are the major location for mineralization in the Batman deposit. The veins are 1 millimeter (mm) to 100 mm in thickness with an average thickness of around 8 mm to 10 mm. The veins consist of dominantly quartz with sulfides on the margins. The veining occurs in sheets with up to 20 veins per horizontal m. These sheet veins are the main source of mineralization in the Batman deposit.

NI 43-101 Technical Report Vista Gold Corp. 50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia Mt Todd Gold Project Tetra Tech October 2019 56 Figure 7-1: General Geologic Map

NI 43-101 Technical Report Vista Gold Corp. 50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia Mt Todd Gold Project Tetra Tech October 2019 57 7.3 Mineralization A variety of mineralization styles occur within the Mt Todd area. Of greatest known economic significance are auriferous quartz-sulfide vein systems. These vein systems include the Batman, Jones, Golf, Quigleys and Horseshoe prospects, which occur within a north-northeast trending corridor, and are hosted by the Burrell Creek Formation. Tin occurs in a north-northwest trending corridor. The tin mineralization comprises cassiterite, quartz, tourmaline, kaolin, and hematite bearing assemblages, which occur as bedding to parallel breccia zones and pipes. Polymetallic Au, W, Mo, and Cu mineralization occurs in quartz-greisen veins within the Yinberrie Leucogranite; a late stage highly fractionated phase of the Cullen Batholith. The Batman Deposit extends approximately 2,200 m along strike, 400 m across dip and drill tested to a depth of 800 m. Drilling indicates the Batman mineralization to be open along-strike and down-dip. 7.3.1 Batman Deposit 7.3.1.1 Local Mineralization Controls The mineralization within the Batman deposit is directly related to the intensity of the north-south trending quartz sulfide veining. The lithological units impact on the orientation and intensity of mineralization. Sulfide minerals associated with the gold mineralization are pyrite, pyrrhotite and lesser amounts of chalcopyrite, bismuthinite and arsenopyrite. Galena and sphalerite are also present, but appear to be post- gold mineralization, and are related to calcite veining in the bedding plains and the east-west trending faults and joints. Two main styles of mineralization have been identified in the Batman deposit. These are the north-south trending vein mineralization and bedding parallel mineralization. 7.3.1.2 North-South Trending Corridor The north-south trending mineralization occurs in all rock units and is most dominant in the shales and greywackes designated SHGW23. Inspection of grade control and exploration data, drill logs, diamond core and the pit has shown that the north-south trending mineralization can be divided into three major zones based on veining and jointing intensity. CORE COMPLEX Mineralization is consistent and most, to all, joints have been filled with quartz and sulfides. Vein frequency per meter is high in this zone. This zone occurs in all rock types. HANGING WALL ZONE Mineralization is patchier than the core complex due to quartz veining not being as abundant as the core complex. The lithology controls the amount of mineralization within the hanging wall zone. The hanging wall zone doesn’t occur north of T21. South of reference line T21 to the greywacke shale unit designated GWSH23, the mineralization has a bedding trend. A large quartz/pyrrhotite vein defines the boundary of the hanging wall and core complex in places.

NI 43-101 Technical Report Vista Gold Corp. 50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia Mt Todd Gold Project Tetra Tech October 2019 58 FOOTWALL ZONE Like the hanging wall zone, the mineralization is patchier than the core complex and jointing is more prevalent than quartz veining. Footwall Zone mineralization style is controlled by the lithology and occurs in all lithological units. Narrow bands of north-south trending mineralization also occur outside the three zones, but these bands are patchy. BEDDING PARALLEL MINERALIZATION Bedding parallel mineralization occurs in rock types SH22 to SH20 to the east of the Core complex. Veining is both bedding parallel and north south trending. The mineralization appears to have migrated from the south along narrow north-south trending zones and “balloon out” parallel to bedding around the felsic tuffs. 7.3.2 Quigleys Deposit The Quigleys deposit mineralization was interpreted by Pegasus and confirmed by Snowden (1990) to have a distinctive high-grade shallow dipping 30°-35° northwest shear zone extending for nearly 1 km in strike and 230 m vertical depth within a zone of more erratic lower grade mineralization. The area has been investigated by RVC and diamond drilling by Pegasus and previous explorers on 50 m lines with some infill to 25 m. The QP [Rex Clair Bryan, Ph.D., SME RM] has reviewed and concurs with this information. Drillhole intersections generally revealed an abrupt change from less than 0.4 g-Au/t to high grade (>1 g-Au/t) mineralization at the hanging wall position of the logged shear, but also revealed a gradational change to lower grade mineralization with depth. Some adjacent drillholes were also noted with significant variation in the interpreted position of the shear zone, and some of the discrepancies appeared to have been resolved on the basis of selection of the highest gold grade. While the above method may result in a valid starting point for geological interpretation, the selection of such a narrow high grade zone is overly restrictive for interpretation of mineralization continuity and will require additional work prior to estimating any resources. It was further thought that while the shear might be readily identified in diamond drillholes, interpretation in RVC drilling, and in particular later interpretation from previously omitted RVC holes, must invoke a degree of uncertainty in the interpretation. The QP [Rex Clair Bryan, Ph.D., SME RM] agrees with the conclusion of the Snowden report that while the shear zone was identifiable on a broad scale, the local variation was difficult to map with confidence and therefore difficult to estimate with any degree of certainty at this time. It is for these reasons that Vista has only drilled diamond drillholes. As reference above, the shears and other structural features are identifiable in drill core.

NI 43-101 Technical Report Vista Gold Corp. 50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia Mt Todd Gold Project Tetra Tech October 2019 59 NOTE: Prepared by Vista Gold Corp.; updated on February 23, 2018 Figure 7-2: Concessions

NI 43-101 Technical Report Vista Gold Corp. 50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia Mt Todd Gold Project Tetra Tech October 2019 60 8.0 DEPOSIT TYPES According to Hein (2003), the Batman and Quigleys gold deposits of the Mt Todd Mine are formed by hydrothermal activity, concomitant with retrograde contact metamorphism and associated deformation, during cooling and crystallization of the Tennysons Leucogranite and early in D2 (Hein, submitted for publication). It is speculated that pluton cooling resulted in the development of effective tensile stresses that dilated and/or reactivated structures generated during pluton emplacement and/ or during D1 (Furlong et al., 1991, as cited in Hein, 2003), or which fractured the country rock carapace as is typical during cooling of shallowly emplaced plutons (Knapp and Norton, 1981, as cited in Hein, 2003). In particular, this model invokes sinistral reactivation of a northeasterly trending channelization basement strike–slip fault, causing brittle failure in the upper crust and/or dilation of existing north–northeasterly trending faults, fractures, and joints in competent rock units such as meta-greywackes and siltstones. The generation of dilatant structures above the basement structure (i.e., along a northeasterly trending corridor overlying the basement fault), coupled with a sudden reduction in pressure, and concomitant to brecciation by hydraulic implosion (Sibson, 1987; Je´brak, 1997; both as cited in Hein, 2003) may have facilitated channelization of predominantly metamorphic fluid in the intermediate contact metamorphic aureole (possibly suprahydrostatic-pressured) and into the upper crust (Furlong et al., 1991; Cox et al., 2001; both as cited in Hein, 2003). Rising fluids decompressed concurrent with mineral precipitation. Throttling of the conduit or fluid pathways probably resulted in over pressuring of the fluid (Sibson, 2001, as cited in Hein, 2003), this giving way to further fracturing, etc. Mineral precipitation accompanied a decrease in temperature although, ultimately, the hydrothermal system cooled as isotherms collapsed about the cooling pluton (Knapp and Norton, 1981). Gold mineralization is constrained to a single mineralizing event that included: „ Retrogressive contact metamorphism during cooling and crystallization of the Tennysons Leucogranite; „ Fracturing of the country rock carapace; „ Sinistral reactivation of a NE-trending basement strike-slip fault; „ Brittle failure and fluid-assisted brecciation; and „ Channelization of predominantly metamorphic fluid in the intermediate contact metamorphic aureole into dilatant structures. The deposits are similar to other gold deposits of the porphyry copper gold (PCG) and are classified as orogenic gold deposits in the subdivision of thermal aureole gold style. The Batman deposit shares some characteristics with intrusion-related gold systems, especially in terms of the association of gold with bismuth and reduced ore mineralogies. This makes the deposit unique in the PCG. The mineral deposit types being investigated and the geological model being applied are described in Section 9.0 – Exploration and Section 14.0 – Mineral Resource Estimates, respectively.

NI 43-101 Technical Report
50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia
Vista Gold Corp.
Mt Todd Gold Project

9.0 EXPLORATION

Since acquiring the Mt Todd mining leases and exploration licenses, Vista has conducted an ongoing exploration program that includes prospecting, geologic mapping, rock and soil sampling, geophysical surveys and exploration drilling. Equipment and personnel were mobilized from the Mt Todd Mine site or from an exploration base camp established in the central part of the exploration licenses. The work was conducted by geologists and field technicians.

The exploration effort initially focused on follow up work on targets developed by Pegasus during their tenure on the property. These included the RKD target, Tablelands, and Silver Spray. During a review of Pegasus' airborne geophysical survey data, five distinct magnetic highs were observed located within sedimentary rocks that should have a low magnetic signature. These features are remarkably similar to those at the Batman deposit, which, as a result of the included pyrrhotite, exhibits a strong magnetic high. The geophysical targets were prioritized following review of historic work in the area and site visits. To date, two of the geophysical targets (Golden Eye and Snowdrop) have been grilled and a third has been covered by soil sampling (Black Hill).

Table 9-1 details soil geochemical samples collected on the exploration licenses (ELs) by year.

Table 9-1: Exploration Sampling Before 2018

Year	Soil Samples Collected	Rock Chip Samples Collected
2008	0	164
2009	1,333	45
2010	3,135	224
2011	1,925	79
2012	2,312	295
2013	572	51
2014	2,601	143
2015	841	53
2016	241	27
2017	1,098	78
Total Samples	**14,058**	**1,211**

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October 2019
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NI 43-101 Technical Report
50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia
Vista Gold Corp.
Mt Todd Gold Project

Within the same ELs, Vista Gold obtained 654 soil samples and 222 rock-chip samples in an exploration program between March 2, 2018 and October 7, 2019. **Table 9-3** lists the type, sample count and general location.

Table 9-2: Exploration Sampling Between 2018 and 2019 by Target Area

Type	Start Date	End Date	Location	Count
Soil	14/07/2018	28/07/2018	Wandie Creek NW infill	231
Soil	27/07/2018	29/07/2018	SW of Crest of the Wave	109
Soil	01/01/2019	3/1/2019	Batman North	77
Soil	10/02/2019	5/10/2019	Blue Sage	237
Total Soil	**14/07/2018**	5/10/2019	**All Soil Areas**	**654**
Rock Chip	2/3/2019	7/10/2019	Multiple Tenements	222
Total Chip	**2/3/2019**	7/10/2019	**All Rock Chip**	**222**

Table 9-3: Exploration Prospects

		Location			GDA94 Coords		Tasks Completed		
Year	Drill Hole	Prospect	Lease No	Zone	Easting	Northing	RL	Depth	Rehab Status
2010									
	GE10-001	Goldeneye	EL29886	53L	200220	8455415	184	252	Closed
	GE10-002	Goldeneye	EL29886	53L	200360	8455415	178	297	Closed
	GE10-003	Goldeneye	EL29886	53L	200340	8455495	189	194	Closed
	GE10-004	Goldeneye	EL29886	53L	200190	8455495	189	194	Closed
	RKD10-001	RKD	EL29882	53L	197400	8450650	201	201	Closed
	RKD10-002	RKD	EL29882	53L	197440	8450550	225	225	Closed
	RKD10-003	RKD	EL29882	53L	197440	8450550	291	291	Closed
	RKD10-004	RKD	EL29882	53L	197400	8450520	336	336	Closed
	RKD10-005	RKD	EL29882	53L	197530	8450450	183	183	Closed
	RKD10-006	RKD	EL29882	53L	197360	8450490	552	352	Closed
2011									
	SS11-001	Silver Spray	EL29882	53L	208572	8460026	217	369	Closed
	SS11-002	Silver Spray	EL29882	53L	208607	8459933	211	438	Closed
	LL11-001	Limestone Quarry	EL28321	52L	813950	8426350	95	60	Closed
	LL11-002	Limestone Quarry	EL28321	52L	813950	8426300	95	60	Closed
	LL11-003	Limestone Quarry	EL28321	52L	813950	8426250	95	60	Closed
	LL11-004	Limestone Quarry	EL28321	52L	814050	8426350	95	64	Closed
	LL11-005	Limestone Quarry	EL28321	52L	814050	8426300	95	61	Closed
	LL11-006	Limestone Quarry	EL28321	52L	814050	8426250	95	60	Closed

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NI 43-101 Technical Report
50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia
Vista Gold Corp.
Mt Todd Gold Project

Year	Drill Hole	Location		Zone	GDA94 Coords		Tasks Completed		
		Prospect	Lease No		Easting	Northing	RL	Depth	Rehab Status
	GE11-001	Goldeneye	EL29886	53L	200300	8455555	177	195	Closed
	GE11-002	Goldeneye	EL29886	53L	200240	8455455	182	351	Closed
	GE11-003	Goldeneye	EL29886	53L	200350	8455455	182	241	Closed
	GE11-004	Goldeneye	EL29886	53L	200400	8455500	186	267	Closed
	GE11-005	Goldeneye	EL29886	53L	200400	8455555	186	240	Closed
2012									
	SD12-001	Snowdrop	EL29882	53L	195169	8457484	171	219	Closed
2015									
	SD15-001	Snowdrop	EL29882	53L	195164	8457302	170	250	Closed
	SD15-002	Snowdrop	EL29882	53L	195142	8457248	170	250	Closed
	SD15-003	Snowdrop	EL29882	53L	195305	8457599	170	250	Closed
	WD15-001	Wandie	EL29882	53L	190947	8455709	169	46	Closed
	WD15-002	Wandie	EL29883	53L	190920	8455696	168	100	Closed
	WD15-003	Wandie	EL29884	53L	190890	8455679	167	135	Closed
2016									
	WD16-001	Wandie	EL29882	53L	190859	8455663	166	204	Closed
								6,445	
2018									
	WD18-001	Wandie	EL29882	53L	190220	8456760	148	279.5	Open
	WD18-002	Wandie	EL29882	53L	190275	8456640	149	291.4	Open
								7,016	

9.1 Golden Eye Target

At Golden Eye, an initial 100m x 100m soil program identified 2 anomalous samples, one of 70PPB and one of 50ppb, follow-up rock chip sampling, in an area with limited exposure, returned a 25.0 g-Au/t sample from a small outcrop of Laminated Fe rich sediments. Further sampling returned 23.0 g-Au/t and 7.7 g-Au/t assays in vein and breccias located 15 m and 50 m, respectively, north of the original sample. Due to the sparse outcrop, the orientation and thickness of the mineralized zone is not currently known. An infill soil sampling program over the area was completed on a 20 m grid. The survey returned a strong coherent gold anomaly approximately 400 m in diameter with coincident anomalous base metals and arsenic.

In 2010 Vista completed four drillholes on the target. All four drillholes intersected strong sulfide mineralization associated with laminated Fe rich Burrell Creek Formation with interesting concentrations of copper, lead zinc and anomalous gold mineralization, with the best intercept occurring in drillhole GE10-003 and consisting of 1.1 m of 7.69 g-Au/t including 0.3 m of 26.7 g-Au/t.

Five additional drillholes were completed during the 2011 field season. Drilling intersected several narrow weakly mineralized zones; however, none that can yet be correlated with any confidence between different

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NI 43-101 Technical Report Vista Gold Corp. 50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia Mt Todd Gold Project Tetra Tech October 2019 64 drillholes or between the drillholes and the mineralization identified on the surface. The most encouraging mineralization was intersected by GE11-002, consisting of a sheared, chloritic and broken sulfide-rich unit from 54.2 m to 55 m which assayed 1.41 g-Au/t and a siliceous lode from 162.07m to 162.82 m which assayed 1.86 g-Au/t. The remaining drillholes all intersected widespread quartz sulfide veining containing pyrrhotite, chalcopyrite, and arsenopyrite and contained anomalous gold, copper, bismuth, and arsenic. Although thin and patchy, this mineralization is at least a clear indication that there is a mineralized system at Golden Eye which is yet to be defined with confidence. A detailed ground magnetic survey was completed over the area in 2012 and an airborne UTS geophysical survey was conducted in 2013. One IP line was conducted in 2017 to determine if a more extensive program would be helpful, this defined a thin target zone. The survey results, combined with detailed mapping and the drillhole data, have been reviewed and additional drilling is recommended. 9.2 RKD Target Six drillholes totaling 1,587.4 m were completed on the target known as RKD during 2011. The drillholes intersected a NNW trending mineralized shear zone dipping steeply to the west. The best gold intercept was in drillhole RKD11-003 which contained 2.7 m of 2.3 g-Au/t. Drillhole RKD11-005 intersected 3 m of 3.4% copper and 50 ppm silver a chalcocite-rich part of the shear zone. All of the drillholes intersected anomalous gold with values up to 0.4 and 0.5 g-Au/t. Extensive surface mapping and rock-chip sampling indicates that RKD is likely to be thin and is strike constrained. 9.3 Silver Spray Target Two drillholes totaling 806.8 m were completed at Silver Spray. The drillholes intersected strong chloritic alteration throughout both drillholes. Both drillholes intersected several 20-m zones of strong quartz veining with a thin (30 cm) zone of galena, pyrrhotite and arsenopyrite. These zones contained anomalous lead, zinc, and arsenic but only sporadic anomalous gold (up to 0.18 g-Au/t). 9.4 Snowdrop Target In 2011, 100m x 100m soil geochemical lines were completed across the Snowdrop magnetic anomaly. These soils were later closed in on a 20-m spacing. The results confirmed and refined the gold-copper-arsenic- bismuth anomaly with 146 samples of 481 samples containing 100 ppm or greater copper and 60 samples containing greater than 5 ppb gold (high value 97 ppb). The onset of the wet season has suspended work on the target until next spring. A drill plan will be included in the updated mine management plan to permit drilling in 2012. In 2012, the detailed 20 m by 20 m infill soil sampling program was continued. A total of 3,376 soils have been collected in the target area. Results show a coherent gold anomaly that is 200-m wide and at least 700-m long. It is oriented NE-SW and flanks a strong magnetic high. There is a strong correlation with As, Bi and Fe with zoned Cu and Zn on the margins. Rock chip sampling in the area has identified the highest grades within gossanous rocks associated with quartz float. Rock chip samples range up to 6 ppm. In late November, 2012, a single diamond drillhole was completed on the target before the onset of the wet season. SD12-01 was drilled at an angle across the target zone to a depth of 219.1m. The drillhole intersected zones of intensely silicified greywackes and shales with minor sheeted quartz veins. The alteration and

NI 43-101 Technical Report Vista Gold Corp. 50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia Mt Todd Gold Project Tetra Tech October 2019 65 veining is notably similar to that observed at the Batman deposit in the vicinity of the core zone. The greywacke units are coarser grained than at Batman, but the frequency of lithological changes and alteration types are all very similar. Sulfides are present within the quartz veining and as disseminated blebs within intensely silicified siltstones. Common sulfide minerals include pyrite, pyrrhotite, chalcopyrite, and arsenopyrite with traces of galena, sphalerite and bornite. Veining has a steep dip to the east, similar to Batman, but appears richer in base metals. Disseminated sulfides are also more abundant, while the vein density is not as intense as Batman. Although the drillhole did not intersect significant ore grade mineralization, assay results were encouraging and additional drilling is warranted. The highest grade intercept was 0.90 g-Au/t with six intervals returning greater than 0.4 g-Au/t. In total, 80 intervals out of 272 samples contained detectable gold with two intervals greater than 30 m containing detectable gold. Two geochemical signatures are apparent in the assay data; one with gold associated with anomalous base metals and one with an association with As, Bi, Co, and Te. To date, this early-stage exploration program has not produced an announceable discovery on the ELs. While the work is promising and will be ongoing, there are no quantifiable resources or reserves. Once an announceable discovery is made, Vista will detail that discovery according to all applicable disclosure regulations. 9.5 Sample Preparation Methods and Quality Control (QC) Measures Soil samples were planned on a regular grid and a sample sheet is generated, GPS is used to locate sample positions and a pelican pick is used to clear debris and any topsoil from the sample location, hole is dug to the B horizon and 7 to 10 kg of soil is collected and coarse sieved to remove stones etc., a fine mesh is then employed and the entire sample recovered post sieving is bagged. Soil sampling is usually undertaken in the dry season, however if wet samples are obtained, they are dried in the logging shed prior to sieving. Sample bags are calico and purchased pre-numbered, these are then place 5 each in green plastic bags for transportation to the Assay lab. As the site is closed to public access, no special security measures are undertaken. A sample submission sheet is sent to the lab, detailing required methodology, and number of samples. There is no identifying data relating to sample location on the bags submitted or the paperwork beyond bag numbers. It is the author’s opinion that the sample preparation methods and quality control measures employed before dispatch of samples to an analytical or testing laboratory ensured the validity and integrity of samples taken. 9.6 Relevant Information Regarding Sample Preparation, Assaying, and Analytical Procedures Repeat samples and standards are employed in soil sampling programs, with blind repeats being the most effective, as standards are easily distinguishable from raw samples by the lab. The lab conducts its own QA/QC of which it provides the data to Vista Gold. All sample preparation and analytical work is performed at North Australia Assay laboratories, in Pine Creek MLN, 792 Eleanor Rd, Pine Creek NT 0847. The laboratory is owned and managed by Ray Wooldridge (MRACI, FAusIMM) who has 40+ years’ experience in mineral Chemistry. Anomalous samples are re-assayed at the lab with up to 5 repeats being performed if repeatability is poor. The soil samples are retained onsite bagged and placed in bulk container bins and forklifted onto a site vehicle for transport to the lab, the samples are removed and run as a batch at the lab. Low-level assay work is conducted exclusively to minimize the chance of contamination.

NI 43-101 Technical Report Vista Gold Corp. 50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia Mt Todd Gold Project Tetra Tech October 2019 66 Relevant QA/QC standards were applied to the soil sampling that is utilized as a tool to determine the geographical extent and magnitude of possible mineralization. Typically a 100m x 100m grid is sampled over a broad target, with 20m x 20 m infill spacing being used as follow-up, or to better define the extent of any anomalism identified. Duplicate field samples are undertaken and highly anomalous field samples are investigated by the geologist and may be repeat sampled. The soils database has been designed to allow the date, batch number and associated repeats to be queried direct from database. This is an enhancement to the previous methodology of using an excel spreadsheet, which lends itself to copy/paste errors and makes analysis and reporting of QA/QC on the soils difficult. It is recommended by the author that soils, rock- chip and drill core assaying performed in the future to be subject to a monthly review with standardized reporting forms for QA/QC. This will ensure that any problems are identified rapidly as opposed to during the project analysis phase. Security onsite and at the lab is currently adequate but it is recommended that lockable sample transport boxes be employed in the same manner as drill core. The QP [Rex Clair Bryan, Ph.D., SME RM] is of the opinion that the preparation, analytical, and security procedures followed for the samples are sufficient and reliable for the purpose of exploring for potential drilling targets. The QP is of the opinion that these samples are representative and no factors were identified that would result in sample bias.

NI 43-101 Technical Report
50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia
Vista Gold Corp.
Mt Todd Gold Project

10.0 DRILLING

See also the historical drilling section (Section 6.2) for additional information on the 730 drillholes from various drilling campaigns before Vista from 1988 to 2007. Section 10.1 summarizes Batman drilling from 1988 to 2017. Section 10.2 focuses on the Vista drilling at Batman from 2012 to 2017. Since 2017, the only drilling completed at Mt Todd has been metallurgical sample collection drilling and not exploration drilling.

The QP [Rex Clair Bryan, Ph.D., SME RM] has reviewed the methodology and results of drilling and sampling, statistically tested the approach, confirmed quality control procedures employed and quality assurance actions taken for the Project, and is of the opinion that the data accurately represent the nature and extent of the deposit.

10.1 Summary History of Batman Drilling 1988-2017

Table 10-1 shows a summary of Batman drilling from 1988 to 2017. Note that a large percentage of the historical drilling was by reverse circulation (RC) of less than 100 meters in depth. That RC drilling was used for ore grade control during the mining operations of Pegasus and General Gold Resources. Vista's drilling discovered a larger Batman resource by probing deeper with diamond drilling averaging 550 meters in depth.

Table 10-1: Batman Deposit Drilling History

Date	Reference	Holes (#)	Percussion (m)	Diamond (m)	RC (m)
1988	Truelove	17	1,475		
1989	Kenny, Wegmann, Fuccenecco	133	6,263	8,562	3,065
1990	Wegmann, Fuccenecco, Gibbs	122		5,060	8,072
1991	Billiton	149	501	202	3,090
1992	Zapopan	18		1,375	1,320
1993	Zapopan	16			2,814
1994-1997	Pegasus Gold	170			22,534
1998-2000	General Gold Resources	105		7,436	26,365
2007	Vista	25		9,883	
2008	Vista	16		8,938	
2010	Vista	12		6,864	
2011	Vista	7		4,480	
2012	Vista	27		17,439	
2015	Vista	5		3,185	
2016-2017	Vista	4		1,635	
1988-2017	**Batman Total**	**826**	**8,239**	**75,059**	**67,260**

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Mt Todd Gold Project

10.1.1 Vista Drilling Detail 2012-2017

Between the fourth quarter of 2012 and the end of the first quarter of 2017, the Vista exploration program at the Batman deposit consisted of 22 diamond core drillholes containing 12,530 m that targeted both infill definitional drilling and step-out drilling. **Table 10-2** contains information for the 22 diamond core drillholes completed and the additional metallurgical diamond holes (not used in the resource estimation).

Table 10-2: Batman Deposit Drillholes Added for Resource Update

Drillhole ID	Northing m (MGA94 z53)	Easting m (MGA94 z53)	Elevation (masl)	Bearing (°)	Dip (°)	Total Depth (m)	Drillhole Type
VB12-015	8434901.6	187446.7	144.4	268	-55	745.85	Diamond
VB12-016	8434703.6	187262.7	147.3	267	-61	713.5	Diamond
VB12-017	8435349.1	187391.2	150.8	277	-61	833.28	Diamond
VB12-018	8434849.2	187429.9	144.7	270	-56	177	Diamond
VB12-019	8434846.9	187429.4	144.8	269	-61	731.8	Diamond
VB12-020	8435852.4	187359.6	167.3	272	-67	611.9	Diamond
VB12-021	8435954.0	187378.8	149.9	271	-65	602.9	Diamond
VB12-022	8434453.4	187179.3	153.3	269	-57	647.9	Diamond
VB12-023	8435801.3	187371.0	161.3	265	-60	650.88	Diamond
VB12-024	8434482.1	187094.7	149.8	266	-58	460.14	Diamond
VB12-025	8435656.2	187344.7	158.6	261	-60	650.63	Diamond
VB12-026	8434393.4	187066.8	144.8	270	-59	378.9	Diamond
VB12-027	8435717.0	187259.7	169.8	291	-54	434.75	Diamond
VB15-001	187431	8434480	147	268.3	-75.812	455.5	Diamond
VB15-001W1	187431	8434480	147	268.3	-75.812	831.8	Diamond
VB15-001W2	187431	8434480	147	268.3	-75.812	746	Diamond
VB15-002	187277	8434703	147.268	266.07	-76.19	446.3	Diamond
VB15-002W1	187277	8434703	147.268	266.07	-76.19	705	Diamond
VB16-002*	187195	8434849	134.84	328.6	-64	485.7	Metallurgical Diamond
VB17-001*	187094	8435292	161.5	184.6	-55	166.6	Metallurgical Diamond
VB17-002*	187194	8434848	134.84	330.6	-64	485	Metallurgical Diamond
VB17-003*	187091	8435290	161.5	188.2	-55	568.9	Metallurgical Diamond
VB17-004*	187332	8435054	147.23	269	-58	509.41	Metallurgical Diamond
VB18-001*	187418	8434999	146.84	270	-50	586.5	Metallurgical Diamond
VB18-002*	187290	8435184	139	275	-58	409.7	Metallurgical Diamond
VB18-003*	187289.5	8435184	139	275	-54	394.9	Metallurgical Diamond

NOTE: Metallurgical drillholes are not used in the resource estimation.

Table 10-3 lists the complete set of drillholes used in the resource estimation. **Figure 10-1** is a plan map that details the locations of all exploration drillholes drilled at the Batman deposit up to and including VB18-003.

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Mt Todd Gold Project

Five sectional views are shown in **Figure 10-2** through **Figure 10-6**. Selected sectional views and other relevant results are shown in Section 14.

The majority of drilling has been angled so as to be approximately perpendicular to the mineralized core. This orientation more accurately transects the true thickness of the mineralization. The Batman mineralization forms a set of stacked plates that strike to the north and plunges steeply to the east. These mineralized zones have been defined by wireframes which are used to constrain the higher grades for resource estimation shown in **Figure 14-2**. Early drilling sampled the deposit near the surface allowing for shorter drillhole depths. Exploring the deeper portions of the deposit has required drill collars to be offset to the east with longer drillhole lengths to reach the mineralized zone. Recent Vista drilling in particular has targeted the deeper portions of the Batman deposit requiring the drillhole depths shown in **Table 10-2**. The positioning of the Vista drillhole collars has been constrained to be outside of the flooded historic mine pit. Most latter drilling has been oriented so as to transect the higher grade mineralized zone

While there are random high grade intercepts outside of the core, the majority of higher grade mineralization resides in the core.

Table 10-3: Batman Drillhole Details

HOLE-ID	EASTING	NORTHING	ELEV.	AZIMUTH	DIP	DEPTH
01-MBP-001	187346.1	8435081.0	146.1	270.61	77.00	95.0
01-MBP-002	187326.1	8435081.0	145.7	270.61	77.00	42.0
01-MBP-003	187303.0	8435082.0	144.4	270.61	77.00	24.0
04-NSL-01	187552.7	8435508.0	140.0	270.61	61.69	191.8
04-NSL-02	187517.5	8435507.0	142.4	270.61	60.00	102.0
04-NSL-03	187491.6	8435504.0	144.2	270.61	60.00	84.0
BD001	187040.6	8435002.0	167.9	270.00	60.00	269.6
BD002	187011.6	8435005.0	176.8	270.00	60.00	270.0
BD003	186986.8	8435007.0	184.5	270.00	60.00	270.0
BD004	186950.7	8435009.0	193.8	270.00	60.00	120.0
BD005	186951.2	8435009.0	194.0	277.00	46.00	121.0
BD006	187074.2	8435002.0	159.5	278.50	60.50	380.7
BD007	187115.4	8435202.0	170.2	272.50	61.00	381.0
BD008	187084.1	8435201.0	180.4	272.00	61.00	320.8
BD009	187052.0	8435205.0	191.4	270.00	60.50	120.0
BD010	187024.7	8435207.0	196.2	270.00	60.00	120.0
BD011	187000.2	8435206.0	197.7	274.00	59.00	120.0
BD012	187159.7	8435298.0	183.5	272.00	61.00	305.5
BD013	187132.0	8435300.0	174.8	269.00	60.50	120.0
BD014	187103.2	8435299.0	186.5	270.00	60.00	120.0
BD015	187074.4	8435298.0	194.7	274.00	61.00	119.0
BD016	187078.9	8435101.0	160.8	270.00	60.00	270.8

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Mt Todd Gold Project

HOLE-ID	EASTING	NORTHING	ELEV.	AZIMUTH	DIP	DEPTH
BD017	187050.0	8435101.0	169.2	270.00	60.00	120.0
BD018	187017.1	8435098.0	182.7	270.00	60.00	120.0
BD019	186966.8	8435102.0	197.7	270.00	60.00	120.0
BD020	186924.9	8435097.0	191.1	269.00	60.00	120.0
BD021	187038.4	8434901.0	158.7	269.00	60.00	270.0
BD022	187008.3	8434901.0	160.4	274.00	60.00	120.0
BD023	186980.2	8434902.0	167.8	270.00	55.00	120.0
BD024	186950.5	8434904.0	181.3	273.00	54.00	120.0
BD025	186890.2	8434900.0	194.1	270.00	60.00	120.0
BD026	187106.9	8435101.0	161.9	273.00	61.00	120.0
BD027	187174.3	8435201.0	169.5	271.00	61.50	544.0
BD028	187004.4	8434803.0	165.6	270.00	45.50	140.0
BD029	186941.9	8434800.0	185.1	270.00	45.00	120.0
BD030	187050.0	8435102.0	169.3	270.00	60.00	100.0
BD031	186926.9	8435157.0	172.9	270.00	55.00	50.0
BD032	186961.0	8435159.0	188.1	270.00	55.00	69.6
BD033	186987.3	8435158.0	191.1	270.00	55.00	100.0
BD034	187016.5	8435158.0	188.1	270.00	55.00	120.0
BD035	187042.7	8435158.0	181.0	270.00	55.00	130.0
BD036	187072.7	8435158.0	175.2	270.00	55.00	153.0
BD037	187107.8	8435156.0	167.8	273.00	55.00	150.0
BD038	187136.5	8435156.0	161.7	272.00	56.50	151.0
BD039	186953.9	8435060.0	199.0	270.00	55.00	90.0
BD040	186984.3	8435049.0	191.9	270.00	55.00	110.0
BD041	187020.3	8435052.0	179.6	270.00	55.00	120.0
BD042	187047.8	8435054.0	169.3	270.00	55.00	131.0
BD043	187082.2	8435053.0	160.8	270.00	55.00	150.0
BD044	187106.6	8435053.0	156.0	268.50	55.00	150.3
BD045	187134.5	8435059.0	156.4	269.00	55.00	150.0
BD046	187166.5	8435052.0	157.7	270.00	54.50	150.0
BD047	186915.0	8434960.0	195.6	270.00	55.00	71.0
BD048	186950.6	8434959.0	189.8	274.50	55.00	110.0
BD049	186978.8	8434959.0	180.7	274.00	55.50	120.0
BD050	187006.2	8434959.0	170.6	275.00	54.50	126.0
BD051	187043.2	8434963.0	160.6	275.00	56.50	137.1
BD052	187064.5	8434960.0	157.9	269.00	55.00	139.2

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Mt Todd Gold Project

HOLE-ID	EASTING	NORTHING	ELEV.	AZIMUTH	DIP	DEPTH
BD053	187103.3	8434960.0	153.5	272.50	56.00	141.0
BD054	186891.2	8434869.0	198.8	270.00	55.00	50.0
BD055	186921.2	8434868.0	192.7	272.00	56.50	100.0
BD056	186953.7	8434865.0	180.3	270.00	55.00	120.0
BD057	186982.2	8434865.0	172.1	269.00	55.50	139.5
BD058	187013.1	8434865.0	163.9	270.00	56.00	140.0
BD059	187041.4	8434864.0	158.2	270.00	57.00	257.6
BD060	186917.2	8434798.0	194.9	269.50	47.00	69.6
BD061	186966.6	8434801.0	176.4	270.00	45.00	110.0
BD062	187019.6	8435260.0	207.3	272.00	55.00	80.0
BD063	187041.9	8435261.0	201.6	270.00	55.00	120.0
BD064	187072.8	8435258.0	188.5	268.00	54.00	119.0
BD065	187105.6	8435256.0	174.2	270.00	55.00	130.0
BD066	187131.0	8435260.0	168.8	270.00	55.00	140.0
BD067	186975.4	8435208.0	193.1	270.00	60.00	70.0
BD068	186983.6	8435095.0	194.1	270.00	60.00	110.0
BD069	187068.5	8434902.0	155.7	272.00	61.50	130.0
BD070	186989.9	8435097.0	193.3	4.00	90.00	120.7
BD071	186992.0	8435098.0	193.1	52.00	50.00	120.0
BD072	187074.2	8435002.0	159.5	269.50	62.50	120.0
BD073	187115.4	8435202.0	170.2	270.00	60.00	120.0
BD074	186955.0	8435000.0	188.1	270.00	60.00	120.0
BD075	187019.5	8434901.0	163.2	269.00	62.00	120.0
BD076	187138.5	8435098.0	159.8	270.00	61.50	503.0
BD077	187108.5	8434903.0	152.7	272.00	61.00	467.3
BD078	187178.6	8435002.0	156.7	270.00	60.00	393.0
BD079	187158.3	8434902.0	150.6	272.00	61.00	375.4
BD080	187118.3	8435002.0	153.7	271.00	60.00	308.5
BD081	187238.3	8435002.0	152.7	270.00	60.00	449.4
BD082	187190.0	8435098.0	160.5	269.00	61.50	299.7
BD083	187234.4	8435200.0	180.8	274.00	60.00	319.6
BD084	187303.7	8435900.0	155.2	260.00	60.00	359.4
BD085	187089.9	8434701.0	153.0	267.50	62.00	400.0
BD086	187099.6	8434801.0	153.9	273.00	62.00	366.7
BD087	187169.0	8434861.0	149.5	268.00	60.50	400.0
BD088	187184.7	8435380.0	207.8	273.00	61.00	330.0

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Mt Todd Gold Project

HOLE-ID	EASTING	NORTHING	ELEV.	AZIMUTH	DIP	DEPTH
BD089	187159.9	8435499.0	221.1	270.00	60.50	303.0
BD090	187182.2	8435603.0	213.6	268.00	62.00	301.0
BD091	187371.8	8436053.0	143.2	271.00	60.00	348.6
BD092	187064.9	8435001.0	161.9	269.50	62.00	61.1
BD093	187055.8	8435037.0	168.9	270.00	47.00	187.0
BD094	187040.8	8435037.0	173.7	269.00	46.00	140.0
BD095	187028.1	8435037.0	174.3	269.00	45.00	120.0
BD096	187084.1	8435136.0	168.0	269.00	51.00	194.0
BD097	187055.2	8435137.0	171.4	272.00	50.00	171.6
BD098	187026.2	8435137.0	182.5	266.00	51.00	156.5
BD099	186993.8	8435136.0	191.7	269.00	51.00	85.0
BD100	187064.9	8435002.0	161.8	273.00	61.00	300.1
BD101	187008.0	8434900.0	162.4	270.00	60.00	120.0
BD102	187043.1	8434962.0	159.6	270.00	60.00	116.8
BD103	187074.2	8435001.0	159.4	270.00	60.00	180.0
BD104	187021.6	8435051.0	176.9	270.00	60.00	81.3
BD105	187050.0	8435101.0	168.3	270.00	60.00	121.0
BD106	187016.4	8435157.0	187.5	270.00	60.00	101.3
BD107	187219.3	8435050.0	158.9	267.50	61.00	500.0
BD108	187219.5	8434846.0	148.9	267.50	60.00	500.0
BD109	187240.3	8434951.0	150.2	270.50	60.00	499.9
BD110	187120.1	8434754.0	154.4	267.50	60.00	392.5
BD111	187248.2	8435160.0	176.9	264.50	62.00	500.0
BD112	187304.7	8435300.0	172.2	267.50	55.50	478.8
BD113	187249.3	8435271.0	186.9	269.50	60.00	501.8
BD114	187225.9	8435325.0	198.6	267.00	60.00	350.1
BD115	187311.6	8435497.0	174.3	269.50	61.00	520.6
BD116	187306.1	8435402.0	159.6	270.50	60.00	501.3
BD117	187044.3	8434705.0	156.5	270.50	60.00	249.9
BD118	187044.3	8434801.0	159.2	269.50	57.00	260.2
BD119	187232.2	8434751.0	147.8	269.50	58.00	115.0
BD120	187153.0	8434812.0	150.8	269.50	59.50	113.0
BD121	187200.2	8434852.0	148.4	269.50	63.00	120.0
BD122	187008.2	8434745.0	164.9	269.50	58.00	218.8
BD123	187003.9	8434902.0	162.5	269.50	57.00	219.6
BD124	187094.5	8435045.0	159.4	269.50	57.50	314.8

Tetra Tech October 2019 72

NI 43-101 Technical Report
50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia
Vista Gold Corp.
Mt Todd Gold Project

HOLE-ID	EASTING	NORTHING	ELEV.	AZIMUTH	DIP	DEPTH
BD125	187118.6	8435151.0	164.8	269.50	57.00	296.7
BD126	187097.7	8435301.0	188.9	269.50	63.50	312.8
BD127	187134.4	8435251.0	169.5	269.50	57.00	350.5
BD128	187195.2	8435402.0	198.8	269.50	64.00	401.0
BD129	187069.9	8434751.0	154.7	270.00	57.00	278.0
BD130	187098.5	8434851.0	153.9	270.00	55.50	302.3
BD131	187120.1	8434951.0	152.5	270.00	58.00	362.0
BD132	187192.3	8435151.0	166.2	269.50	59.00	380.2
BD133	187110.7	8435252.0	172.7	270.00	58.50	271.4
BD134	187221.7	8435344.0	195.1	270.00	60.00	410.0
BD135	187118.4	8434951.0	152.6	270.00	58.00	78.0
BD136	187167.7	8435035.0	157.5	271.00	59.00	407.2
BD137	187065.5	8434652.0	151.9	270.00	58.50	300.0
BD138	187286.5	8435001.0	151.7	267.50	60.00	400.0
BD139	187369.8	8435101.0	157.8	270.00	61.30	444.0
BD140	187287.8	8435091.0	161.9	269.50	60.00	239.8
BD141	187334.4	8435154.0	163.2	270.00	60.00	333.0
BD142	187321.6	8435200.0	159.4	270.00	60.00	270.0
BD143	187361.8	8435303.0	159.6	270.00	59.00	248.8
BD144	187332.0	8435300.0	166.3	270.00	60.00	309.8
BD145	187381.8	8435404.0	151.7	270.00	61.00	269.3
BD146	187377.1	8435609.0	152.4	270.00	60.00	180.0
BD147	187376.6	8435702.0	159.5	270.00	60.00	227.8
BD148	186999.2	8434642.0	163.0	272.50	61.00	206.8
BD149	186983.5	8434601.0	162.9	270.00	60.00	198.4
BD150	186984.2	8434502.0	153.9	269.50	60.00	129.0
BD151	186998.8	8434553.0	155.2	269.50	61.00	170.0
BD152	187296.0	8435049.0	153.5	280.00	59.00	300.0
BD153	187371.1	8435204.0	150.0	268.50	60.00	219.5
BD154	187320.2	8435355.0	158.8	273.00	59.00	255.6
BD155	187015.4	8434500.0	150.7	274.50	60.00	159.5
BD156	187039.5	8435352.0	183.3	272.50	61.00	138.5
BD157	187088.4	8435351.0	178.8	277.50	60.00	206.0
BD158	187139.1	8435351.0	178.8	272.50	60.00	280.2
BD159	187089.8	8435456.0	187.1	268.50	61.00	195.5
BD160	187139.3	8435452.0	187.2	270.00	60.00	171.0

Tetra Tech October 2019 73

NI 43-101 Technical Report
50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia
Vista Gold Corp.
Mt Todd Gold Project

HOLE-ID	EASTING	NORTHING	ELEV.	AZIMUTH	DIP	DEPTH
BD161	187189.5	8435451.0	187.0	269.50	61.00	193.8
BD162	187119.1	8435552.0	186.6	270.00	60.00	147.4
BD163	187167.2	8435553.0	186.7	272.50	61.00	219.0
BD164	187203.7	8435551.0	186.7	272.50	60.00	150.3
BD165	187253.4	8435552.0	183.5	268.50	60.00	303.0
BD166	187168.2	8435651.0	187.0	272.50	60.00	144.4
BD167	187218.4	8435652.0	186.9	269.50	60.00	169.4
BD168	186909.1	8435405.0	177.4	82.00	50.00	340.0
BD169	187018.0	8435114.0	155.0	266.50	50.50	145.0
BD170	186719.3	8434799.0	182.9	84.50	48.00	450.0
BD171	187039.8	8434951.0	151.5	270.00	60.00	21.9
BD172	187040.7	8434951.0	151.5	270.00	60.00	168.2
BD173	187259.3	8435202.0	171.6	270.00	60.50	370.0
BD174	187169.4	8435251.0	167.2	275.00	61.00	190.0
BD175	187094.0	8435202.0	163.0	265.50	61.50	182.0
BD176	187061.5	8434902.0	154.8	270.50	60.00	171.5
BD177	187174.6	8435351.0	167.3	269.00	60.00	188.0
BD178	187180.1	8434951.0	152.1	277.00	60.00	212.0
BD179	187249.0	8435052.0	158.0	273.50	59.00	208.0
BD180	186974.1	8435002.0	130.7	272.00	58.00	151.0
BD181	187109.2	8435102.0	159.7	270.00	60.00	181.0
BD182	187242.2	8435502.0	178.9	270.00	60.00	405.0
BD183	187291.4	8435601.0	179.2	270.00	60.00	493.3
BD184	187197.1	8435713.0	186.8	278.50	61.00	263.8
BD185	187298.8	8435702.0	178.8	267.50	60.50	398.8
BD186	187326.8	8435800.0	167.8	283.50	58.00	401.6
BD187	187423.2	8435805.0	149.8	269.50	61.00	497.9
BD188	187242.5	8435900.0	151.5	269.50	61.00	353.9
BD189	187364.1	8435903.0	159.0	270.00	45.00	549.7
BD190	187207.3	8435502.0	175.2	270.00	60.00	212.7
BD191	187258.0	8435502.0	175.1	270.00	60.00	206.5
BD192	187080.3	8435508.0	163.3	270.00	60.00	100.0
BD193	187103.9	8435506.0	162.9	270.00	60.00	150.1
BD194	187149.4	8435502.0	162.6	270.00	65.00	209.9
BD195	187289.5	8435507.0	179.2	270.00	60.00	199.9
BD196	187333.1	8435501.0	167.8	270.00	60.00	199.9

Tetra Tech October 2019 74

NI 43-101 Technical Report
50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia
Vista Gold Corp.
Mt Todd Gold Project

HOLE-ID	EASTING	NORTHING	ELEV.	AZIMUTH	DIP	DEPTH
BD197	187364.5	8435500.0	156.0	270.00	60.00	201.6
BD198	187229.1	8435402.0	175.3	270.00	60.00	302.8
BD199	187205.8	8435452.0	175.6	270.00	60.00	251.7
BD200	187094.1	8435451.0	147.2	270.00	60.00	150.5
BD201	187128.3	8435451.0	147.6	270.00	65.00	200.0
BD202	187407.6	8435462.0	167.2	270.00	60.00	200.0
BD203	187254.5	8435452.0	175.6	270.00	60.00	205.9
BD204	187244.2	8435602.0	175.0	270.00	65.00	214.8
BD205	187219.0	8435602.0	174.8	270.00	65.00	199.6
BD206	187116.5	8435610.0	178.7	270.00	60.00	148.0
BD207	187217.3	8435546.0	170.7	270.00	60.00	212.9
BD208	187188.5	8435602.0	175.1	267.50	60.00	204.5
BD209	187243.3	8434899.0	147.0	269.00	58.00	148.0
BD210	187194.1	8435002.0	140.5	266.00	64.00	1.0
BD211	187209.1	8435002.0	140.8	257.00	63.00	0.0
BD212	187200.3	8435001.0	140.6	258.00	65.00	465.7
BD213	187248.0	8434901.0	146.8	259.50	58.00	360.7
BD214	187331.3	8435266.0	162.8	265.50	64.00	300.5
BD215	187240.5	8435350.0	162.9	270.50	69.00	261.2
BD216	187039.2	8435251.0	123.3	269.50	57.00	131.0
BD217	187208.8	8435065.0	140.8	279.50	67.00	326.8
BD218	187133.6	8434801.0	135.4	263.50	68.00	239.4
BD219	186994.0	8434950.0	123.2	261.50	70.00	210.5
BD220	187166.0	8435259.0	122.6	270.50	66.00	299.7
BD221	187109.8	8434852.0	134.8	259.50	69.00	260.6
BD222	187264.7	8434851.0	146.4	267.50	70.00	120.0
BD223	187364.7	8435065.0	145.8	256.50	60.00	148.0
BD224	187131.7	8434952.0	134.7	261.50	69.00	334.7
BD225	187295.5	8435452.0	161.9	267.50	63.00	140.0
BD226	187389.0	8435356.0	149.4	263.50	61.00	200.0
BP001	187074.4	8435004.0	159.4	270.00	62.00	78.0
BP002	187040.2	8435004.0	167.9	270.00	60.00	81.0
BP003	187011.1	8435007.0	176.8	270.00	60.00	126.0
BP004	186986.2	8435007.0	184.5	270.00	60.00	76.0
BP005	186949.9	8435011.0	194.0	269.50	63.00	81.0
BP006	187114.8	8435203.0	170.2	270.00	60.00	81.0

Tetra Tech October 2019 75

NI 43-101 Technical Report
50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia
Vista Gold Corp.
Mt Todd Gold Project

HOLE-ID	EASTING	NORTHING	ELEV.	AZIMUTH	DIP	DEPTH
BP007	187082.4	8435202.0	180.4	269.00	60.00	81.0
BP008	187052.5	8435206.0	191.4	268.00	62.00	82.0
BP009	187023.9	8435208.0	196.2	270.50	61.50	81.0
BP010	186999.3	8435206.0	197.6	270.00	60.00	81.0
BP011	186956.7	8435097.0	199.4	270.00	60.00	81.0
BP012	187211.5	8435604.0	210.0	269.50	60.50	81.0
BP013	187182.2	8435603.0	213.6	268.00	62.00	81.0
BP014	187161.6	8435605.0	215.6	269.50	63.50	141.0
BP015	186984.4	8435097.0	193.5	270.00	60.00	81.0
BP016	186922.9	8434906.0	191.5	294.00	61.50	81.0
BP017	187044.1	8435296.0	204.8	271.00	60.00	81.0
BP018	187000.3	8434801.0	166.1	269.00	61.50	124.0
BP019	186939.0	8434800.0	185.6	270.00	60.00	120.0
BP020	186879.2	8434799.0	202.7	272.00	62.00	120.0
BP021	186899.6	8434699.0	189.5	270.00	60.00	120.0
BP022	186955.0	8434699.0	188.1	273.00	61.50	120.0
BP023	187019.5	8434700.0	163.2	272.50	61.50	120.0
BP024	186872.0	8434601.0	169.0	271.00	60.00	120.0
BP025	186935.3	8434602.0	170.7	275.00	61.50	120.0
BP026	186993.7	8434601.0	163.9	278.00	61.50	120.0
BP027	187174.3	8435201.0	169.5	271.00	61.50	120.0
BP028	187234.4	8435200.0	180.8	274.00	60.00	120.0
BP029	187290.9	8435199.0	171.7	274.00	61.00	120.0
BP030	187354.1	8435199.0	151.3	270.00	60.00	120.0
BP031	187415.8	8435201.0	147.5	270.00	60.00	120.0
BP032	187368.9	8435404.0	153.9	268.00	61.50	120.0
BP033	187311.0	8435400.0	158.7	270.00	60.00	120.0
BP034	187417.9	8435002.0	147.1	270.00	60.00	100.0
BP035	187479.2	8435004.0	144.2	270.00	60.00	120.0
BP036	187253.7	8435398.0	170.5	270.00	60.00	120.0
BP038	187129.4	8435397.0	213.7	274.00	61.00	120.0
BP039	187118.3	8435002.0	153.7	271.00	60.00	120.0
BP040	187068.8	8435396.0	207.7	268.00	59.00	120.0
BP041	187178.6	8435002.0	156.7	270.00	60.00	120.0
BP042	187184.7	8435380.0	207.8	273.00	61.00	120.0
BP043	187238.3	8435002.0	152.7	270.00	60.00	120.0

Tetra Tech October 2019 76

NI 43-101 Technical Report
50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia
Vista Gold Corp.
Mt Todd Gold Project

HOLE-ID	EASTING	NORTHING	ELEV.	AZIMUTH	DIP	DEPTH
BP044	187372.4	8435600.0	153.9	271.50	63.50	120.0
BP045	187298.1	8435002.0	150.0	270.00	60.00	120.0
BP046	187311.5	8435603.0	174.2	270.00	60.00	120.0
BP047	187357.6	8435002.0	149.5	270.00	60.00	105.0
BP048	187322.7	8435802.0	167.8	269.00	61.50	120.0
BP049	187434.6	8435400.0	145.7	269.00	60.00	120.0
BP050	187257.9	8435799.0	150.6	270.00	60.00	120.0
BP051	187387.4	8435802.0	155.1	270.00	60.00	120.0
BP052	187203.0	8435801.0	175.7	271.00	62.00	120.0
BP053	187379.2	8436001.0	136.7	266.00	58.50	120.0
BP054	187151.1	8435799.0	176.4	270.00	60.00	120.0
BP055	187320.1	8435999.0	136.8	271.50	59.00	120.0
BP056	187335.3	8435700.0	169.8	270.00	60.00	120.0
BP057	187257.1	8435994.0	137.0	270.00	60.00	120.0
BP058	187283.2	8435701.0	185.1	270.00	60.00	120.0
BP059	187194.3	8435999.0	144.1	272.00	60.00	120.0
BP060	187222.0	8435696.0	188.0	269.00	60.00	120.0
BP061	187364.1	8435903.0	159.0	270.00	60.00	120.0
BP062	187159.5	8435693.0	208.7	268.00	60.00	120.0
BP063	187303.7	8435900.0	155.2	260.00	60.00	117.0
BP064	187258.3	8435501.0	183.6	270.00	60.00	120.0
BP065	187184.3	8435896.0	154.5	266.50	60.50	120.0
BP066	187195.6	8435507.0	210.0	274.00	62.00	120.0
BP067	187240.8	8435807.0	159.6	269.50	61.00	120.0
BP068	187130.3	8435500.0	223.5	278.50	61.00	118.0
BP069	187215.9	8435603.0	209.3	270.00	65.50	120.0
BP070	187308.1	8435001.0	149.6	4.00	90.00	60.0
BP071	187258.5	8435301.0	186.3	275.00	60.00	120.0
BP072	187307.0	8435300.0	171.8	271.00	51.50	120.0
BP073	187365.0	8435302.0	159.3	274.50	53.00	120.0
BP074	187414.5	8435301.0	151.9	270.00	60.00	120.0
BP075	187340.0	8435400.0	152.7	270.00	60.00	100.0
BP076	187407.4	8435398.0	146.7	271.50	61.00	130.0
BP077	187312.8	8435500.0	174.2	269.50	61.50	120.0
BP078	187363.2	8435507.0	156.7	275.00	61.00	120.0
BP079	187409.2	8435503.0	150.2	272.00	61.00	120.0

Tetra Tech October 2019 77

NI 43-101 Technical Report
50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia
Vista Gold Corp.
Mt Todd Gold Project

HOLE-ID	EASTING	NORTHING	ELEV.	AZIMUTH	DIP	DEPTH
BP080	187461.4	8435501.0	148.2	271.00	60.00	120.0
BP081	187189.8	8435695.0	199.4	269.50	59.00	100.0
BP082	187169.5	8435746.0	195.8	248.00	60.00	60.0
BP083	186925.7	8434999.0	196.5	272.50	59.00	75.0
BP084	186922.7	8434698.0	192.0	270.00	60.50	90.0
BP085	187178.2	8435801.0	179.8	270.00	60.00	60.0
BP086	187228.3	8435801.0	164.0	265.00	61.00	120.0
BP087	187286.5	8435799.0	160.4	270.00	60.00	140.0
BP088	187199.2	8435844.0	171.9	270.00	60.00	70.0
BP089	187230.9	8435847.0	160.7	268.00	61.50	110.0
BP090	187263.4	8435848.0	149.2	270.00	62.00	120.0
BP091	187169.2	8435156.0	163.3	253.00	61.00	120.0
BP092	187197.8	8435054.0	159.9	269.00	61.00	120.0
BP093	187134.5	8434960.0	152.4	275.00	61.00	120.0
BP094	187074.3	8434864.0	155.1	270.00	60.00	120.0
BP095	186988.9	8434699.0	171.6	269.50	60.00	120.0
BP096	187169.5	8435256.0	178.7	273.00	61.00	120.0
BP097	186948.8	8435208.0	185.7	271.50	63.00	50.0
BP098	187138.5	8435098.0	159.8	270.00	61.50	130.0
BP099	186989.9	8435262.0	202.3	273.00	65.50	100.0
BP100	187108.5	8434903.0	152.7	272.00	61.00	120.0
BP101	187026.9	8434403.0	146.7	269.00	61.50	50.0
BP102	187001.5	8434403.0	147.7	270.00	60.50	50.0
BP103	186982.6	8434404.0	147.9	274.00	60.00	50.0
BP104	186926.0	8434403.0	151.7	271.50	60.50	50.0
BP105	187335.1	8435399.0	153.0	94.00	60.00	50.0
BP111	186989.6	8435096.0	193.6	4.00	90.00	103.0
BP112	186986.4	8435081.0	193.2	4.00	90.00	101.0
BP113	186985.3	8435066.0	193.0	4.00	90.00	103.0
BP114	186978.8	8435036.0	192.5	4.00	90.00	102.0
BP115	186959.2	8434997.0	191.7	4.00	90.00	94.0
BP116	186946.0	8435001.0	194.6	4.00	90.00	83.0
BP117	186961.2	8435038.0	196.2	4.00	90.00	100.0
BP118	186968.8	8435052.0	196.9	4.00	90.00	104.0
BP119	186974.9	8435067.0	197.0	4.00	90.00	103.0
BP120	186978.2	8435100.0	195.6	4.00	90.00	87.0

Tetra Tech October 2019 78

NI 43-101 Technical Report
50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia
Vista Gold Corp.
Mt Todd Gold Project

HOLE-ID	EASTING	NORTHING	ELEV.	AZIMUTH	DIP	DEPTH
BP121	186947.0	8435069.0	198.1	4.00	90.00	112.0
BP122	186945.3	8435054.0	196.8	94.00	90.00	111.0
BP123	186944.0	8435039.0	195.6	94.00	90.00	110.0
BP124	186906.3	8435002.0	191.0	4.00	90.00	100.0
BP125	186923.8	8435040.0	190.8	4.00	90.00	102.0
BP126	186927.9	8435054.0	191.2	55.00	89.00	106.0
BP127	186929.4	8435069.0	191.8	55.00	89.50	104.0
BP128	186936.9	8435102.0	194.0	4.00	90.00	85.0
BP129	186915.8	8435070.0	186.2	4.00	90.00	85.0
BP130	186916.1	8435055.0	185.4	4.00	90.00	50.0
BP131	186909.9	8435041.0	186.0	4.00	90.00	79.0
BP132	186892.7	8435004.0	186.8	4.00	90.00	80.0
BP133	186940.0	8435172.0	176.0	4.00	90.00	75.0
BP134	186998.9	8435067.0	187.9	4.00	90.00	102.0
BP135	186997.3	8435047.0	187.8	4.00	90.00	102.0
BP136	186994.2	8435037.0	188.0	4.00	90.00	102.0
BP137	187007.7	8435038.0	182.5	4.00	90.00	96.0
BP138	187014.0	8435066.0	182.1	4.00	90.00	96.0
BP139	187022.2	8435101.0	182.4	4.00	90.00	96.0
BP140	187034.5	8435101.0	177.1	4.00	90.00	89.0
BP141	187026.7	8435064.0	178.3	4.00	90.00	92.0
BP142	187019.5	8435039.0	178.6	4.00	90.00	93.0
BP143	187022.6	8435011.0	174.3	4.00	90.00	88.0
BP144	187031.3	8435038.0	175.1	4.00	90.00	89.0
BP145	187033.5	8435049.0	175.2	4.00	90.00	89.0
BP146	187046.6	8435064.0	170.3	4.00	90.00	84.0
BP147	187053.3	8435102.0	169.3	4.00	90.00	83.0
BP148	187053.1	8435082.0	168.0	4.00	90.00	82.0
BP149	187054.1	8435069.0	168.8	4.00	90.00	83.0
BP150	187044.2	8435048.0	170.9	4.00	90.00	85.0
BP151	187043.7	8435038.0	170.2	4.00	90.00	84.0
BP152	187040.9	8435024.0	170.2	4.00	90.00	84.0
BP153	187079.5	8435083.0	161.0	4.00	90.00	76.0
BP154	187075.7	8435102.0	161.6	4.00	90.00	76.0
BP155	187071.1	8435137.0	165.3	4.00	90.00	79.0
BP156	187057.8	8435137.0	171.4	4.00	90.00	84.0

Tetra Tech October 2019 79

NI 43-101 Technical Report
50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia
Vista Gold Corp.
Mt Todd Gold Project

HOLE-ID	EASTING	NORTHING	ELEV.	AZIMUTH	DIP	DEPTH
BP157	187038.7	8435136.0	178.1	4.00	90.00	92.0
BP158	187026.1	8435135.0	182.5	4.00	90.00	94.0
BP159	187010.2	8435134.0	186.8	4.00	90.00	101.0
BP160	186994.5	8435134.0	191.7	4.00	90.00	106.0
BP161	186979.2	8435134.0	193.3	4.00	90.00	70.0
BP162	186965.0	8435135.0	189.0	4.00	90.00	103.0
BP163	186949.1	8435133.0	185.9	4.00	90.00	100.0
BP164	186931.1	8435133.0	182.2	4.00	90.00	96.0
BP165	186914.9	8435133.0	179.1	4.00	90.00	93.0
BP166	187045.5	8435173.0	185.3	4.00	90.00	84.0
BP167	187029.7	8435173.0	185.9	4.00	90.00	91.0
BP168	187018.1	8435173.0	186.8	4.00	90.00	95.0
BP169	187000.5	8435174.0	192.8	4.00	90.00	97.0
BP170	186986.0	8435173.0	193.5	4.00	90.00	93.0
BP171	186970.0	8435175.0	190.0	4.00	90.00	85.0
BP172	186956.4	8435174.0	186.2	4.00	90.00	83.0
BP175	187158.3	8434902.0	150.6	272.00	61.00	120.0
BP176	187190.0	8435098.0	160.5	269.00	61.50	91.0
BP177	187161.0	8435397.0	216.0	268.00	60.00	60.0
BP178	187098.8	8435396.0	213.4	268.00	60.00	60.0
BP179	187038.4	8435396.0	201.7	269.00	59.50	60.0
BP180	187287.0	8435501.0	180.0	270.00	60.50	60.0
BP181	187225.9	8435507.0	194.9	271.00	60.00	60.0
BP182	187159.9	8435499.0	221.1	270.00	60.50	60.0
BP183	187101.1	8435499.0	222.4	269.50	59.50	60.0
BP184	187276.3	8435603.0	191.0	271.00	60.00	60.0
BP185	187244.2	8435602.0	202.8	270.00	60.00	60.0
BP186	187132.5	8435605.0	213.1	269.00	60.00	60.0
BP187	187101.1	8435606.0	200.6	275.00	60.00	60.0
BP188	186964.0	8435022.0	193.8	290.50	49.50	30.0
BP189	186961.4	8435023.0	194.0	290.00	50.00	30.0
BP190	186958.6	8435024.0	194.2	290.00	50.00	30.0
BP191	186955.7	8435024.0	194.3	290.00	50.00	30.0
BP192	186952.6	8435025.0	194.5	290.50	50.00	30.0
BP193	186969.2	8435035.0	194.6	291.00	50.00	30.0
BP194	186966.7	8435035.0	194.8	290.00	50.00	30.0

Tetra Tech
October 2019
80

NI 43-101 Technical Report
50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia
Vista Gold Corp.
Mt Todd Gold Project

HOLE-ID	EASTING	NORTHING	ELEV.	AZIMUTH	DIP	DEPTH
BP195	186963.9	8435037.0	194.9	289.50	50.00	30.0
BP196	186960.4	8435038.0	195.1	290.00	50.00	30.0
BP197	186957.6	8435039.0	195.3	291.00	49.00	30.0
BP198	186974.6	8435050.0	195.8	286.00	49.00	30.0
BP199	186972.0	8435050.0	196.1	287.00	50.00	30.0
BP200	186969.3	8435051.0	196.4	290.00	50.00	30.0
BP201	186966.2	8435052.0	196.6	290.00	50.00	30.0
BP202	186963.3	8435053.0	196.6	290.00	50.00	30.0
BP203	186979.8	8435064.0	195.8	290.00	50.00	30.0
BP204	186977.1	8435065.0	196.1	290.00	50.00	30.0
BP205	186974.1	8435066.0	196.5	290.00	50.00	30.0
BP206	186971.3	8435067.0	196.9	290.00	50.00	30.0
BP207	186968.7	8435068.0	197.1	291.50	51.00	30.0
BP208	187089.9	8434701.0	153.0	267.50	62.00	90.0
BP209	187110.1	8434862.0	153.2	276.50	60.50	150.0
BP210	187169.0	8434861.0	149.5	268.00	60.50	150.0
BP211	187049.1	8434801.0	158.4	269.50	62.00	100.0
BP212	187099.6	8434801.0	153.9	273.00	62.00	100.0
BP213	187148.9	8434801.0	150.2	271.00	61.00	100.0
BP214	187198.1	8434801.0	147.7	271.00	60.00	100.0
BP215	187249.0	8434801.0	146.3	271.00	61.00	100.0
BP216	187299.5	8434801.0	145.0	275.00	61.50	100.0
BP217	187348.1	8434801.0	144.0	270.00	60.50	100.0
BP218	187398.9	8434801.0	141.6	270.00	61.50	100.0
BP219	187449.8	8434801.0	140.3	271.00	59.50	100.0
BP220	187498.5	8434801.0	140.3	271.00	60.50	100.0
BP221	187118.5	8434861.0	152.4	288.50	50.00	20.0
BP222	187075.2	8435002.0	159.3	267.50	61.00	90.0
BP223	187041.1	8435004.0	167.8	271.00	60.00	100.0
BP224	187022.4	8435011.0	174.4	268.00	60.00	110.0
BP225	187011.0	8435006.0	176.7	269.00	61.00	110.0
BP226	186986.7	8435007.0	182.9	263.50	60.50	120.0
BP227	186959.6	8434996.0	191.1	266.00	61.00	120.0
BP228	186951.6	8435009.0	193.7	266.00	60.00	120.0
BP229	187081.2	8435054.0	160.8	269.00	56.00	110.0
BP230	187048.6	8435053.0	169.8	265.00	56.00	110.0

Tetra Tech October 2019 81

NI 43-101 Technical Report
50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia
Vista Gold Corp.
Mt Todd Gold Project

HOLE-ID	EASTING	NORTHING	ELEV.	AZIMUTH	DIP	DEPTH
BP231	187032.2	8435049.0	175.2	264.50	61.50	110.0
BP232	187018.7	8435051.0	178.7	269.50	55.50	120.0
BP233	186975.2	8435050.0	195.8	266.50	59.00	120.0
BP234	186951.6	8435061.0	197.1	267.50	54.50	90.0
BP235	186945.1	8435055.0	196.9	264.00	60.00	80.0
BP236	186926.6	8435054.0	191.3	262.00	60.50	50.0
BP237	187052.9	8435068.0	168.4	266.00	61.50	100.0
BP238	187046.6	8435064.0	169.3	262.00	60.50	105.0
BP239	187025.8	8435063.0	177.8	270.00	61.50	115.0
BP240	187012.7	8435067.0	182.1	268.00	61.00	120.0
BP241	186973.9	8435067.0	196.4	268.00	60.50	120.0
BP242	186959.4	8435067.0	197.2	268.00	60.50	120.0
BP243	186946.5	8435068.0	197.6	267.00	59.50	80.0
BP244	186928.4	8435070.0	192.4	262.00	60.00	50.0
BP245	187371.8	8436053.0	143.2	271.00	60.00	104.8
BP248	187519.6	8435601.0	141.8	268.00	60.00	50.0
BP249	187469.6	8435602.0	142.3	270.00	60.00	60.0
BP250	187420.2	8435611.0	145.5	271.00	60.00	54.0
BP254	187519.1	8435802.0	141.7	270.00	59.00	50.0
BP255	187473.0	8435801.0	144.7	266.00	60.00	45.0
BP256	187445.1	8435802.0	147.0	270.00	60.00	24.0
BP257	187500.1	8435801.0	141.9	270.00	61.00	50.0
BP261	187393.0	8435602.0	149.4	267.00	61.00	50.0
BP262	187444.4	8435602.0	144.3	273.00	61.00	50.0
BP263	187493.9	8435602.0	141.6	268.00	61.00	50.0
BP266	187445.7	8435801.0	146.6	273.00	60.00	50.0
BP267	187008.0	8434900.0	162.4	270.00	60.00	61.8
BP268	187043.1	8434962.0	159.6	270.00	60.00	85.0
BP269	187074.2	8435001.0	159.4	270.00	60.00	58.0
BP270	187021.6	8435051.0	176.9	270.00	60.00	70.3
BP271	187050.0	8435101.0	168.3	270.00	60.00	70.0
BP272	187016.4	8435157.0	187.5	270.00	60.00	50.0
BP273	186919.1	8435135.0	180.1	268.00	50.00	45.0
BP274	186942.7	8435136.0	185.1	265.00	52.00	45.0
BP275	186975.1	8435135.0	192.7	269.00	49.00	45.0
BP276	187108.1	8435136.0	167.0	268.00	51.00	40.0

Tetra Tech October 2019 82

NI 43-101 Technical Report
50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia
Vista Gold Corp.
Mt Todd Gold Project

HOLE-ID	EASTING	NORTHING	ELEV.	AZIMUTH	DIP	DEPTH
BP277	187133.0	8435137.0	162.0	268.00	52.00	36.0
BP278	186873.1	8434751.0	203.0	266.00	49.00	50.0
BP279	186892.8	8434751.0	201.3	268.00	51.00	50.0
BP280	186920.8	8434750.0	192.6	267.00	51.00	50.0
BP281	186944.5	8434752.0	183.2	267.00	50.00	50.0
BP282	186971.0	8434752.0	174.6	270.00	49.00	45.0
BP283	186994.3	8434751.0	168.7	263.00	50.00	45.0
BP284	187018.0	8434751.0	161.8	269.00	50.00	45.0
BP285	187040.0	8434751.0	157.3	269.00	50.00	45.0
BP286	186895.2	8434832.0	201.8	266.00	51.00	65.0
BP287	186921.2	8434830.0	195.9	268.00	50.00	65.0
BP288	186944.3	8434832.0	187.8	269.00	50.00	55.0
BP289	186967.9	8434831.0	180.7	268.00	49.00	45.0
BP290	186993.0	8434831.0	171.9	268.00	49.00	45.0
BP291	187018.8	8434831.0	166.1	266.00	51.00	45.0
BP292	187044.3	8434831.0	160.1	268.00	52.00	35.0
BP293	187068.0	8434831.0	157.4	268.00	52.00	25.0
BP294	186892.4	8434884.0	196.8	270.00	50.00	65.0
BP295	186916.7	8434881.0	192.6	269.00	51.00	60.0
BP296	186944.6	8434882.0	181.1	267.00	49.00	55.0
BP297	186970.1	8434880.0	170.4	265.00	43.00	50.0
BP298	186994.5	8434882.0	162.5	268.00	51.00	40.0
BP299	187018.2	8434881.0	159.0	268.00	50.00	40.0
BP300	187043.3	8434881.0	156.8	272.00	51.00	35.0
BP301	187068.1	8434881.0	155.8	273.00	50.00	30.0
BP302	187093.4	8434882.0	153.7	270.00	51.00	25.0
BP303	186900.6	8434931.0	195.0	269.00	51.00	60.0
BP304	186917.7	8434931.0	193.6	268.00	51.00	60.0
BP305	186946.0	8434931.0	186.7	271.00	48.00	60.0
BP306	186969.2	8434931.0	180.0	265.00	50.00	50.0
BP307	186994.8	8434934.0	172.4	271.00	51.00	45.0
BP308	187020.5	8434931.0	166.1	271.00	51.00	35.0
BP309	187045.8	8434933.0	160.4	269.00	51.00	35.0
BP310	187067.6	8434931.0	156.4	270.00	51.00	35.0
BP311	187094.1	8434931.0	154.2	270.00	51.00	25.0
BP312	186917.8	8435032.0	190.6	269.00	50.00	60.0

Tetra Tech October 2019 83

NI 43-101 Technical Report
50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia
Vista Gold Corp.
Mt Todd Gold Project

HOLE-ID	EASTING	NORTHING	ELEV.	AZIMUTH	DIP	DEPTH
BP313	186943.6	8435036.0	195.4	269.00	50.00	65.0
BP314	186968.1	8435036.0	194.6	272.00	50.00	65.0
BP315	186992.8	8435035.0	188.1	271.00	50.00	65.0
BP316	187019.4	8435036.0	176.5	266.00	51.00	60.0
BP317	187072.3	8435036.0	162.6	270.00	51.00	35.0
BP318	187103.4	8435036.0	156.1	272.00	51.00	25.0
BP319	186953.2	8435181.0	185.9	268.00	55.00	40.0
BP320	186968.5	8435182.0	189.8	276.00	55.00	45.0
BP321	186992.8	8435182.0	193.9	265.00	53.00	45.0
BP322	187024.9	8435174.0	186.1	271.00	49.00	40.0
BP323	187042.8	8435179.0	185.4	270.00	50.00	40.0
BP324	187067.2	8435182.0	181.2	271.00	49.00	35.0
BP325	187091.6	8435182.0	175.4	271.00	50.00	35.0
BP326	187114.9	8435184.0	168.8	271.00	50.00	25.0
BP327	187139.2	8435184.0	163.1	272.00	51.00	25.0
BP328	187169.9	8435186.0	167.7	275.00	51.00	30.0
BP329	186970.9	8435212.0	194.5	267.00	53.00	50.0
BP330	186994.7	8435228.0	199.9	267.00	51.00	60.0
BP331	187021.0	8435232.0	202.6	268.00	52.00	60.0
BP332	187043.0	8435233.0	198.8	279.00	51.00	60.0
BP333	187070.2	8435232.0	188.3	271.00	50.00	45.0
BP334	187096.2	8435232.0	178.5	269.00	50.00	35.0
BP335	187118.9	8435232.0	170.9	272.00	52.00	25.0
BP336	187137.0	8435233.0	166.2	270.00	52.00	25.0
BP337	187170.3	8435232.0	174.5	273.00	51.00	30.0
BP338	186990.6	8435271.0	202.5	273.00	58.00	60.0
BP339	187015.1	8435280.0	209.6	270.00	50.00	60.0
BP340	187040.7	8435291.0	205.4	274.00	48.00	60.0
BP341	187074.0	8435281.0	190.0	271.00	50.00	50.0
BP342	187119.1	8435281.0	173.6	292.00	51.00	30.0
BP343	187140.5	8435282.0	178.9	266.00	50.00	25.0
BP344	187168.0	8435282.0	183.3	267.00	51.00	35.0
BP345	186889.0	8435004.0	186.0	265.00	50.00	70.0
BP346	186850.0	8435001.0	175.6	268.00	51.00	70.0
BP347	186804.2	8435001.0	167.8	267.00	49.00	70.0
BP348	186856.7	8435118.0	168.2	248.00	57.00	68.0

Tetra Tech October 2019 84

NI 43-101 Technical Report
50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia
Vista Gold Corp.
Mt Todd Gold Project

HOLE-ID	EASTING	NORTHING	ELEV.	AZIMUTH	DIP	DEPTH
BP349	186917.0	8434552.0	163.5	270.50	60.50	60.0
BP350	186898.7	8434553.0	163.8	268.50	60.00	84.0
BP351	186904.6	8434602.0	165.2	270.50	62.00	86.0
BP352	186864.6	8434648.0	177.1	265.50	61.00	60.0
BP353	186870.8	8434555.0	165.1	268.50	60.00	50.0
BP354	186873.8	8434504.0	161.2	269.50	61.00	56.0
BP355	186906.4	8434500.0	154.9	269.50	60.00	84.0
BP356	186954.2	8434500.0	157.9	267.50	60.00	66.0
BP357	186966.3	8434453.0	153.3	266.50	60.00	72.0
BP358	186886.5	8434447.0	158.8	269.50	61.00	58.0
BP359	186896.4	8434399.0	154.8	264.50	60.00	60.0
BP360	186950.9	8434399.0	148.2	268.50	60.00	78.0
BP361	186930.2	8434501.0	157.9	268.50	60.00	50.0
BP362	186949.8	8434654.0	181.5	269.50	60.00	90.0
BP363	186927.9	8434651.0	182.2	266.50	60.00	54.0
BP364	186974.1	8434653.0	175.0	267.50	60.00	50.0
BP365	186968.3	8434603.0	167.5	266.50	60.00	84.0
BP366	186950.8	8434553.0	155.9	268.50	60.00	60.0
BP367	186943.8	8434450.0	152.3	264.50	60.00	54.0
BP368	186911.0	8434454.0	152.9	268.50	61.00	84.0
BP369	186972.1	8434551.0	155.3	266.00	60.00	42.0
BP370	186968.0	8434551.0	155.4	269.50	61.00	90.0
BP371	187238.6	8434750.0	147.6	269.50	63.00	58.0
BP372	187259.1	8435051.0	156.6	269.50	60.00	100.0
BP373	187239.2	8435101.0	165.4	269.50	59.50	100.0
BP374	187287.8	8435091.0	161.9	269.50	60.00	102.0
BP375	187208.2	8435151.0	168.1	269.50	60.00	101.0
BP376	187291.6	8435152.0	175.9	269.50	59.00	114.0
BP377	187261.0	8435201.0	182.8	269.50	59.00	100.0
BP378	187319.6	8435202.0	159.4	269.50	60.00	100.0
BP379	187220.6	8435252.0	191.5	269.50	60.00	102.0
BP380	187293.6	8435256.0	169.8	269.50	60.00	113.0
BP381	187218.0	8435302.0	197.3	269.50	59.50	100.0
BP382	187283.2	8435301.0	177.7	269.50	60.00	100.0
BP383	187211.0	8435352.0	198.8	269.50	59.00	100.0
BP384	187269.1	8435352.0	177.1	269.50	59.00	100.0

Tetra Tech October 2019 85

NI 43-101 Technical Report
50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia
Vista Gold Corp.
Mt Todd Gold Project

HOLE-ID	EASTING	NORTHING	ELEV.	AZIMUTH	DIP	DEPTH
BP385	187320.2	8435355.0	158.8	269.50	61.00	100.0
BP386	187280.7	8435402.0	162.2	269.50	59.00	100.0
BP387	187381.8	8435404.0	151.7	269.50	61.00	102.0
BP388	187247.2	8435451.0	182.6	269.50	60.00	100.0
BP389	187283.3	8435444.0	170.5	269.50	61.00	100.0
BP390	187345.3	8435456.0	162.9	269.50	59.00	100.0
BP391	187242.4	8435552.0	198.5	269.50	59.00	100.0
BP392	187283.5	8435554.0	190.8	269.50	58.50	100.0
BP393	187333.5	8435552.0	167.9	269.50	61.00	100.0
BP394	187345.6	8435600.0	163.9	269.50	59.00	100.0
BP395	187266.4	8435660.0	184.8	269.50	59.00	100.0
BP396	187316.6	8435655.0	165.0	269.50	60.00	100.0
BP397	187368.9	8435649.0	153.8	269.50	60.00	101.0
BP398	187376.6	8435702.0	159.5	269.50	60.00	100.0
BP399	187255.5	8435701.0	185.8	269.50	60.00	100.0
BP400	187305.8	8435704.0	180.5	269.50	60.50	101.0
BP401	187170.5	8435751.0	195.1	269.50	60.00	83.0
BP402	187231.7	8435755.0	165.7	269.50	53.00	130.0
BP403	187270.1	8435747.0	169.8	269.50	61.00	100.0
BP404	187190.5	8435805.0	178.7	269.50	60.00	100.0
BP405	187216.3	8435903.0	154.7	269.50	60.00	113.0
BP406	187242.5	8435900.0	151.5	269.50	61.00	100.0
BP407	187296.0	8435049.0	153.5	269.50	60.00	100.0
BP408	187169.6	8435104.0	158.6	269.50	60.00	97.0
BP409	187211.5	8435108.0	163.7	269.50	59.00	108.0
BP410	187265.9	8435101.0	164.6	269.50	60.00	102.0
BP411	187323.5	8435103.0	168.9	269.50	60.00	64.0
BP412	187328.2	8435152.0	165.4	269.50	59.20	120.0
BP413	187142.8	8435202.0	164.5	269.50	60.00	102.0
BP414	187203.3	8435206.0	175.4	269.50	60.00	108.0
BP415	187265.8	8435255.0	180.3	269.50	60.00	117.0
BP416	187204.3	8435303.0	198.5	269.50	59.00	100.0
BP417	187332.8	8435302.0	165.9	269.50	59.00	100.0
BP418	187391.9	8435302.0	156.4	269.50	60.00	102.0
BP419	187318.7	8435258.0	164.8	269.50	61.00	130.0
BP420	187195.2	8435352.0	198.8	269.50	59.00	100.0

Tetra Tech October 2019 86

NI 43-101 Technical Report
50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia
Vista Gold Corp.
Mt Todd Gold Project

HOLE-ID	EASTING	NORTHING	ELEV.	AZIMUTH	DIP	DEPTH
BP421	187291.8	8435352.0	166.9	269.50	60.00	100.0
BP422	187350.6	8435352.0	156.8	269.50	60.00	78.0
BP423	187253.3	8435404.0	170.2	269.50	60.00	100.0
BP424	187318.2	8435449.0	156.8	269.50	60.50	100.0
BP425	187366.3	8435451.0	160.4	269.50	60.00	100.0
BP426	187334.9	8435505.0	166.6	269.50	60.00	100.0
BP427	187308.9	8435550.0	180.9	269.50	60.50	100.0
BP428	187397.1	8435554.0	156.1	269.50	59.00	100.0
BP429	187361.8	8435303.0	159.5	270.00	59.00	120.0
BP430	187388.6	8435511.0	153.0	269.50	60.50	100.0
BP431	187372.8	8435607.0	153.8	269.50	60.00	106.0
BP432	186976.2	8435602.0	189.5	269.50	60.50	100.0
BP433	187005.1	8435602.0	186.1	269.50	60.00	101.0
BP434	187069.6	8434652.0	151.7	270.00	60.00	99.0
BP435	187016.8	8435550.0	193.6	269.50	61.00	100.0
BP443	187069.3	8435552.0	186.6	269.50	60.00	80.0
BP445	187118.8	8435651.0	186.9	270.50	60.00	80.0
BP446	187133.8	8435702.0	186.7	269.50	61.00	70.0
BP447	187144.5	8435752.0	186.6	267.50	60.50	82.0
BP448	187186.0	8435751.0	186.6	263.50	60.00	130.0
BP454	187071.2	8436002.0	172.9	272.50	60.00	80.0
BP455	187118.0	8436002.0	160.3	267.50	60.00	80.0
BP456	187171.9	8436003.0	141.4	270.50	60.00	76.0
BP458	186817.2	8435201.0	158.1	268.50	60.00	80.0
BP459	187050.9	8435204.0	165.8	269.50	60.00	80.0
BP460	186911.7	8435201.0	163.0	270.50	60.00	80.0
BP461	186829.3	8435601.0	151.3	271.50	60.00	80.0
BP463	186930.4	8435602.0	177.2	268.50	61.00	80.0
BP464	186881.2	8435601.0	162.3	269.50	60.00	80.0
BP465	186770.4	8435605.0	146.4	269.50	60.00	80.0
BP466	187019.9	8435804.0	140.3	270.00	59.00	69.0
BP467	187069.9	8435802.0	150.1	268.50	60.00	80.0
BP468	187145.0	8434601.0	148.1	270.00	60.00	63.0
BP469	187094.2	8434601.0	148.9	270.50	60.00	80.0
BP470	187040.9	8434601.0	156.0	267.50	59.00	80.0
BP471	186820.5	8434601.0	158.8	267.50	60.00	80.0

Tetra Tech October 2019 87

NI 43-101 Technical Report
50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia
Vista Gold Corp.
Mt Todd Gold Project

HOLE-ID	EASTING	NORTHING	ELEV.	AZIMUTH	DIP	DEPTH
BP472	186801.1	8434702.0	179.4	265.50	60.00	80.0
BP473	186845.1	8434703.0	178.9	269.50	60.00	80.0
BP477	186890.5	8434651.0	172.6	266.50	61.00	110.0
BP478	186901.9	8434651.0	171.9	266.00	75.00	120.0
BP479	186928.6	8434751.0	139.0	284.50	60.00	150.0
BP480	187023.8	8434635.0	159.3	262.00	60.00	160.0
BP481	186997.3	8434751.0	139.2	265.00	75.00	110.0
BP482	186998.5	8434751.0	139.1	89.00	74.50	60.0
BP483	187269.7	8434951.0	149.3	265.00	59.50	150.0
BP484	187296.7	8434951.0	149.6	266.50	60.00	150.0
BP485	186959.0	8434751.0	139.0	267.50	60.00	120.0
BP486	187209.2	8435001.0	155.0	268.00	60.00	120.0
BP487	186974.2	8435102.0	138.6	265.50	57.00	170.0
BP488	187149.9	8435002.0	155.7	266.00	60.50	120.0
BP489	187261.6	8435001.0	152.7	267.00	59.00	120.0
BP490	187354.5	8435151.0	153.0	270.00	60.00	190.0
BP491	186997.2	8435352.0	179.8	85.00	60.00	100.0
BP492	187229.1	8435402.0	175.3	266.00	60.50	90.0
BP493	187246.6	8435352.0	173.0	265.00	60.00	90.0
BP494	186929.5	8435301.0	178.4	87.00	59.50	170.0
BP495	187379.2	8435152.0	150.6	266.50	59.00	190.0
BP496	186898.4	8434652.0	172.3	85.00	61.00	100.0
BP497	186865.8	8434751.0	171.0	268.00	75.00	150.0
BP498	186874.2	8434752.0	171.0	78.00	75.00	80.0
BP499	186862.5	8434671.0	178.8	85.00	70.00	150.0
BP500	187073.5	8434801.0	154.8	274.00	62.00	120.0
BP501	187138.4	8434851.0	151.9	265.00	60.00	120.0
BP502	187133.1	8434901.0	151.4	264.00	60.00	120.0
BP503	187180.1	8434901.0	150.0	264.50	59.00	190.0
BP504	187207.0	8434901.0	148.9	264.50	59.50	190.0
BP505	187158.4	8434951.0	152.5	266.50	59.50	150.0
BP506	187213.3	8434951.0	151.3	268.00	60.00	150.0
BP507	187063.6	8434701.0	153.4	266.00	60.00	130.0
BP508	187093.8	8434751.0	154.1	266.50	61.00	130.0
BP511	187117.0	8435402.0	146.8	264.50	63.50	150.0
BP512	187303.9	8435102.0	143.3	269.50	59.50	180.0

Tetra Tech October 2019 88

NI 43-101 Technical Report
50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia
Vista Gold Corp.
Mt Todd Gold Project

HOLE-ID	EASTING	NORTHING	ELEV.	AZIMUTH	DIP	DEPTH
BP513	187332.3	8435102.0	142.9	260.00	60.00	170.0
BP514	186814.0	8434901.0	171.1	86.50	66.00	150.0
BP515	186719.3	8434901.0	170.3	90.00	60.00	150.0
BP516	186760.3	8435101.0	162.9	88.00	59.00	150.0
BP517	186844.8	8435201.0	162.1	84.50	60.00	150.0
BP518	186875.3	8435351.0	168.2	89.50	59.00	150.0
BP519	187300.7	8435302.0	167.4	85.00	59.00	140.0
BP520	186769.6	8434736.0	186.9	89.00	59.00	130.0
BP521	187070.7	8434755.0	155.0	85.50	60.00	120.0
BP522	186866.3	8435101.0	162.5	84.50	74.00	120.0
BP523	187093.4	8435352.0	142.5	266.00	63.00	110.0
BP524	187083.4	8435392.0	142.9	264.50	61.00	110.0
DP001	187459.3	8435202.0	145.8	0.00	90.00	31.0
DP002	187435.8	8435207.0	147.3	89.50	60.00	50.0
DP029	187506.6	8435702.0	142.2	90.00	60.00	100.0
DP034	187515.0	8435652.0	142.2	90.00	61.50	75.0
DP038	187515.2	8435602.0	141.7	90.00	59.50	70.0
DP041	187505.2	8435502.0	144.2	90.00	61.00	59.0
DP053	187490.0	8435652.0	143.3	90.00	61.00	80.0
MHT-001	187133.5	8434628.0	147.5	0.00	90.00	0.0
MHT-003	187266.2	8434759.0	144.9	319.20	25.00	201.0
MHT-004	187261.9	8434749.0	159.0	0.00	90.00	0.0
QP089	187464.7	8435303.0	144.8	270.00	60.00	100.0
QP090	187513.8	8435302.0	140.5	270.00	60.00	100.0
QP092	187467.6	8435100.0	146.8	270.00	60.00	100.0
QP093	187468.4	8435203.0	145.0	270.00	60.00	100.0
QP094	187518.7	8435203.0	143.9	270.00	60.00	100.0
QP096	187295.4	8434701.0	146.6	270.00	60.00	100.0
QP097	187247.3	8434703.0	146.6	270.00	60.00	100.0
QP131	187269.5	8434902.0	146.8	270.00	60.00	100.0
QP132	187269.3	8434852.0	146.0	270.00	60.00	82.0
QP133	187265.8	8434799.0	145.6	270.00	60.00	68.0
TP156	187517.9	8435552.0	143.0	90.00	59.00	52.0
VB07-001	187210.4	8434975.0	122.3	270.00	60.80	486.8
VB07-002	187223.1	8434773.0	142.7	270.00	66.00	492.0
VB07-003	187220.9	8435092.0	110.0	270.00	67.50	93.9

Tetra Tech October 2019 89

NI 43-101 Technical Report
50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia
Vista Gold Corp.
Mt Todd Gold Project

HOLE-ID	EASTING	NORTHING	ELEV.	AZIMUTH	DIP	DEPTH
VB07-004	187136.3	8435299.0	114.5	248.00	62.00	328.9
VB07-005	187220.9	8435092.0	110.0	270.00	67.00	363.9
VB07-006	187173.9	8435316.0	115.0	248.00	73.00	440.8
VB07-007	187220.9	8435092.0	110.0	270.00	55.00	374.1
VB07-008	187174.7	8435316.0	115.1	0.00	90.00	498.7
VB07-009	187215.5	8435032.0	116.4	270.00	60.00	416.1
VB07-010	187203.4	8434919.0	128.0	270.00	63.00	463.0
VB07-011	187249.6	8435655.0	170.2	270.00	65.00	249.7
VB07-012	187330.0	8435555.0	162.0	270.00	65.00	398.8
VB07-013	187189.5	8434826.0	136.9	270.00	60.00	452.4
VB07-014	187326.8	8435320.0	161.3	281.50	70.00	567.4
VB07-015	186925.8	8435106.0	118.5	113.00	57.00	284.0
VB07-016	187279.5	8435653.0	169.9	270.00	65.00	303.0
VB07-017	187272.3	8435469.0	162.0	270.00	60.00	378.3
VB07-018	187295.8	8435183.0	137.7	270.00	60.00	570.5
VB07-019	186994.6	8434399.0	146.5	270.00	60.00	237.2
VB07-020	186982.5	8434499.0	153.1	270.00	60.00	261.3
VB07-021	187049.9	8434745.0	120.0	278.00	63.00	426.8
VB07-022	186998.9	8434739.0	120.0	45.00	65.00	533.6
VB07-023	187258.2	8435967.0	140.8	272.00	65.00	473.1
VB07-024	187389.1	8435646.0	151.2	270.00	61.00	362.7
VB07-025	186898.3	8434383.0	153.2	15.00	65.00	426.3
VB08-026	187416.9	8434904.0	144.9	267.20	49.20	700.5
VB08-027	187413.7	8434953.0	146.0	266.60	51.70	661.3
VB08-028	187412.9	8435002.0	146.4	268.10	52.90	647.8
VB08-029	187296.9	8435053.0	146.0	266.30	59.10	0.0
VB08-030	187296.8	8435055.0	146.3	275.10	59.60	599.1
VB08-031	187367.3	8435051.0	146.3	273.00	60.60	640.6
VB08-032	187331.8	8435054.0	146.4	273.00	58.20	632.7
VB08-033	187367.9	8435051.0	146.3	278.20	72.70	0.0
VB08-034	187369.0	8435051.0	146.3	274.70	73.20	750.0
VB08-035	187337.3	8435100.0	141.8	268.60	59.80	678.0
VB08-036	187349.2	8435155.0	143.3	274.10	60.00	657.1
VB08-037	187365.5	8435204.0	153.2	272.50	60.50	655.1
VB08-038	187349.6	8435155.0	143.3	278.30	76.30	730.7
VB08-039	187376.3	8435100.0	147.3	272.40	59.50	615.3

Tetra Tech
October 2019
90

NI 43-101 Technical Report
50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia
Vista Gold Corp.
Mt Todd Gold Project

HOLE-ID	EASTING	NORTHING	ELEV.	AZIMUTH	DIP	DEPTH
VB08-040	187377.0	8435100.0	147.3	274.70	73.70	669.1
VB08-041	187190.6	8435665.0	171.3	88.60	75.40	300.4
VB10-001	187528.9	8435955.0	138.2	274.00	62.31	550.8
VB10-002	187468.4	8435505.0	147.4	269.76	55.56	287.4
VB10-003	186748.0	8435114.0	163.5	267.00	80.08	525.7
VB10-004	187589.0	8434904.0	141.7	280.75	59.40	864.4
VB10-005	187019.6	8434457.0	148.8	268.39	61.38	410.4
VB10-006	187460.3	8435251.0	145.3	273.83	62.26	721.7
VB10-007	187330.1	8434779.0	144.4	270.00	66.00	704.5
VB10-008	187446.0	8435004.0	145.0	274.91	60.83	735.5
VB10-009	187239.0	8434593.0	148.7	270.00	60.00	669.5
VB10-010	187349.9	8435855.0	167.8	271.00	67.00	48.0
VB10-011	187275.2	8435547.0	162.4	279.41	68.45	630.5
VB10-012	187240.0	8434890.0	150.0	263.35	54.96	725.9
VB11-001	187364.6	8435054.0	146.4	290.63	50.00	596.1
VB11-002	187354.7	8435149.0	143.4	288.63	50.00	572.9
VB11-003	187271.4	8434847.0	149.2	273.63	55.00	535.0
VB11-012	187443.5	8434999.0	145.0	269.23	58.60	806.8
VB11-013	187261.3	8435702.0	169.7	271.63	67.20	388.3
VB11-014	187329.2	8434775.0	144.2	271.13	58.90	704.9
VB11-015	187508.3	8435165.0	142.6	271.63	61.00	875.9
VB12-001	187434.8	8434812.0	144.7	268.63	65.00	744.2
VB12-002	187446.6	8434901.0	144.4	268.63	58.00	750.3
VB12-003	187133.3	8434601.0	147.3	268.63	60.00	625.0
VB12-004	187257.2	8435702.0	169.7	268.63	55.00	383.4
VB12-005	187433.6	8434952.0	145.7	268.63	60.00	759.1
VB12-006	187299.4	8435737.0	169.4	269.63	55.00	475.6
VB12-007	187501.5	8435400.0	143.3	268.63	60.00	887.8
VB12-008	187289.7	8435360.0	161.9	268.63	65.00	645.9
VB12-009	187315.5	8434701.0	144.5	268.63	60.00	717.2
VB12-010	187432.9	8435610.0	145.1	266.63	60.00	751.0
VB12-011	187093.5	8434604.0	146.4	266.63	57.00	629.8
VB12-012	187466.2	8435352.0	146.0	266.63	63.00	793.7
VB12-013	187445.2	8434901.0	144.4	270.13	55.00	883.1
VB12-014	187412.0	8435757.0	149.5	266.63	60.00	754.0
VB12-015	187446.7	8434902.0	144.4	263.63	56.00	745.8

Tetra Tech
October 2019
91

NI 43-101 Technical Report
50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia
Vista Gold Corp.
Mt Todd Gold Project

HOLE-ID	EASTING	NORTHING	ELEV.	AZIMUTH	DIP	DEPTH
VB12-016	187262.7	8434704.0	147.3	265.63	60.00	713.5
VB12-017	187391.2	8435349.0	150.8	265.63	63.00	833.3
VB12-018	187429.9	8434849.0	144.7	265.63	58.00	177.0
VB12-019	187429.5	8434847.0	144.8	265.63	60.00	731.8
VB12-020	187359.6	8435852.0	167.3	265.63	65.00	611.9
VB12-021	187378.8	8435954.0	149.9	266.70	65.20	602.9
VB12-022	187179.3	8434453.0	153.3	265.64	56.59	647.9
VB12-023	187371.0	8435801.0	161.3	264.45	60.03	650.9
VB12-024	187094.7	8434482.0	149.8	268.63	60.00	460.1
VB12-025	187344.7	8435656.0	158.6	260.63	60.00	650.6
VB12-026	187066.8	8434393.0	144.8	268.63	60.00	378.9
VB12-027	187259.7	8435717.0	169.8	290.63	55.00	434.8
VB15-001	187431.0	8434480.0	147.0	268.30	75.81	455.5
VB15-001W1	187431.0	8434480.0	147.0	268.30	75.81	831.8
VB15-001W2	187431.0	8434480.0	147.0	268.30	75.81	746.0
VB15-002	187277.0	8434703.0	147.3	266.07	76.19	446.3
VB15-002W1	187277.0	8434703.0	147.3	266.07	76.19	705.0
VB16-002	187195.0	8434849.0	134.8	328.60	64.00	463.9
VB17-001	187094.0	8435292.0	161.5	184.60	55.00	162.0
VB17-002	187194.0	8434848.0	134.8	330.60	64.00	476.0
VB17-003	187091.0	8435290.0	161.5	188.20	55.00	533.0

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NI 43-101 Technical Report Vista Gold Corp. 50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia Mt Todd Gold Project Tetra Tech October 2019 93 Source: Tetra Tech, Inc. (2019) Figure 10-1: Drillhole Location Map Batman Deposit to VB18-003

NI 43-101 Technical Report Vista Gold Corp. 50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia Mt Todd Gold Project Tetra Tech October 2019 94 Source: Tetra Tech, Inc. (2019) Figure 10-2: Batman Cross-section 1

NI 43-101 Technical Report Vista Gold Corp. 50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia Mt Todd Gold Project Tetra Tech October 2019 95 Source: Tetra Tech, Inc. (2019) Figure 10-3: Batman Cross-section 2

NI 43-101 Technical Report Vista Gold Corp. 50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia Mt Todd Gold Project Tetra Tech October 2019 96 Source: Tetra Tech, Inc. (2019) Figure 10-4: Batman Cross-section 3

NI 43-101 Technical Report Vista Gold Corp. 50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia Mt Todd Gold Project Tetra Tech October 2019 97 Source: Tetra Tech, Inc. (2019) Figure 10-5: Batman Cross-section 4

NI 43-101 Technical Report Vista Gold Corp. 50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia Mt Todd Gold Project Tetra Tech October 2019 98 Source: Tetra Tech (2019) Figure 10-6: Batman Cross-section 5

NI 43-101 Technical Report
50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia
Vista Gold Corp.
Mt Todd Gold Project

10.2 Summary History of Quigleys Drilling 1975-2011

Table 10-4 shows the Quigleys deposit drilling history. Quigleys was mined from 1982 to 1987 during which the largest amount of drilling was percussion type used for ore grade control.

Table 10-5 lists the drillholes used for the current estimate the Quigleys deposit.

Figure 10-7 is an isometric view of the Quigleys drilling database with the position of the A-A' section at 8,438,200 north shown. **Figure 10-8** shows the A-A' cross-sectional view of the deposit looking north; with the mineralized zone dipping to the west with the orientation of the drillholes dipping to the east. Relevant intervals of mineralization are contained within blanket-like zones which are modeled with 3-D wireframes for resource estimation. These zones are shown in **Figure 14-14**. The mineralized zones have been defined by wireframes which are used to constrain the higher grades for the resource estimation. The majority of drilling has been angled so as to be approximately perpendicular to the mineralized core. This orientation more accurately transects the true thickness of the mineralization. While there are random high grade intercepts outside of the core, the majority of higher grade mineralization resides within the defined zones. In 2011, Vista explored the potential for a deeper deposit with three diamond drillholes, each over 350 meters in depth.

Table 10-4: Quigleys Deposit Drilling History

Date	Reference	Holes (#)	Percussion (m)	Diamond (m)	RC (m)
1975	Australian Ores and Minerals/Esso	2		200	
1981	Arafura Mining Corp / CRA	14		676.5	
1982-1987	Pacific Gold Mines NL (Small Scale Mining)	603	41,429	9710	4,013
1989	Pacific Gold Mines	9	501	202	
2011	Vista	3		1,090	
1988-2017	**Quigleys Total**	**631**	**41,930**	**11,878**	**4,013**

Table 10-5: Quigleys Drillhole Details

HOLE-ID	DEPTH	EASTING	NORTHING	ELEVATION	AZIMUTH	DIP
DDH1	173	189529.1	8438240	186	108	-60
DDH2	105.81	189621.7	8438288	170	0	-90
MT01	82.54	189693.1	8438406	175	102	-60
MT02	54.04	189648.4	8438198	197.7	0	-90
MT02A	17.78	189648	8438196	197.8	0	-90
MT03	73.74	189623.3	8438159	194.5	0	-90
MT03A	24.25	189624.3	8438159	194.5	110	-60
MT04	35.8	189736.3	8438397	178	0	-90
MT05	36.9	189734	8438305	205.8	111	-60

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HOLE-ID	DEPTH	EASTING	NORTHING	ELEVATION	AZIMUTH	DIP
MT06	53.73	189654.6	8438334	176.5	0	-90
MT07	23.7	189793.6	8438649	169.6	0	-90
MT08	23.44	189854.5	8438754	167	0	-90
MT09	49	189748.5	8438647	158	0	-90
MT10	49.15	189860	8438851	157	98	-60
MT11	50.66	189808	8438775	153	113	-60
MT12	34.85	189752.4	8438547	168	0	-90
MT13	37.75	189630.5	8438283	161	126	-50
MT14	29.21	189635.7	8438042	148.9	86	-45
MT15	24.5	189673.3	8438045	163.4	0	-90
MT16	35.5	189636.1	8438045	149.2	0	-60
MT17	41	189618.5	8438196	197.4	90	-70
MT18	49.6	189618.3	8438196	197.4	0	-90
MT19	14.5	189647.9	8438201	197.5	90	-60
MT20	33	189645	8438201	197.4	270	-70
MT21	35.3	189706.8	8438347	199	0	-90
MT22	50	189706.8	8438347	199	270	-70
MT24	31.5	189755.4	8438553	168.9	90	-60
MT25	20.5	189756.2	8438523	169.6	0	-90
MT26	17.5	189764.7	8438503	169.3	0	-90
MT27	17	189795.7	8438654	169.9	90	-60
MT28	40	189795.7	8438654	169.9	270	-70
MT29	36.2	189751.5	8438654	158.8	90	-60
MT30	22.5	189793.1	8438663	179.4	0	-90
MT31	14.5	189789.8	8438605	168.2	0	-90
MT32	20.5	189790.4	8438629	168.6	0	-90
MT33	20.6	189864.6	8438755	169	0	-90
MT34	17.5	189870.1	8438774	160.8	0	-90
MT35	19.6	189874.4	8438799	159.5	0	-90
MT36	23.3	189877	8438823	160	0	-90
MT37	40.2	189882.4	8438847	161	0	-90
MT38	13	189893.8	8438848	163.5	0	-90
MT39	19.5	189732.7	8438347	199.1	0	-90
MT40	27.7	189732.7	8438347	199.1	90	-60
MT41	33	189732.7	8438347	199	270	-60
MT42	15	189756.8	8438347	198.8	0	-90

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Mt Todd Gold Project

HOLE-ID	DEPTH	EASTING	NORTHING	ELEVATION	AZIMUTH	DIP
PRP017	30	189458.6	8437854	158	99	-60
PRP018	30	189447.8	8437774	159.6	0	-90
PRP019	29.5	189454.9	8437830	162.5	98	-59
QD001	196.5	188989.8	8437999	143.7	42	-47
QD002	320.5	189053.1	8437801	134	60	-66
QD003	108.1	189448	8438016	146.1	13	-50
QD004	295.8	189447.1	8438013	146	341	-50
QD005	90	189577.9	8438230	195.92	92	-61
QD006	100	189519.7	8438232	185.59	0	-90
QD007	119.5	189535.5	8438308	163.4	110	-70
QD008	130	189422.4	8438202	163.53	90	-90
QD009	139	189431.6	8438258	166.4	126	-69
QD010	140	189432.1	8438147	146.67	90	-90
QD011	250	189470.7	8438070	160.92	94	-60
QD012	251.9	189493.5	8437942	142.8	90	-60
QD013	251.56	189491.6	8437887	150.8	94	-60
QD014	250	189491.6	8437985	143.77	92	-60
QD015	251.81	189515.5	8438306	163.1	92	-59
QD016	251.7	189570.9	8438410	155.08	88	-61
QD017	180.5	189417.8	8438007	145.12	88	-60
QD019	185.81	189410	8438307	153.13	96	-60
QD021	260.5	189216.7	8438308	135.19	94	-61
QD022	251.7	189221.6	8438003	133.24	92	-60
QD024	150	189414.5	8438206	167.02	90	-60
QD025	228	189222.5	8438203	134.64	90	-60.2
QD026	249.5	189186.8	8438104	133.21	90	-60
QD027	249	189317.7	8438307	141.79	88	-60
QD028	180.5	189316.6	8438106	158.88	96	-60
QD029	245.5	189318.3	8438007	150.84	94	-60
QD030	216.5	189276.6	8438212	139.11	92	-60
QD031	249.4	189314.2	8437965	139.7	98	-60
QD035	123.3	189359	8437906	131.65	0	-60
QD036	111.6	189310.8	8437919	135.8	0	-60
QD037	114.6	189270.6	8437895	134.13	0	-60
QD038	111.61	189167.5	8437905	132.62	0	-60
QNE001	30	189881.3	8439055	149	88	-60

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HOLE-ID	DEPTH	EASTING	NORTHING	ELEVATION	AZIMUTH	DIP
QNE002	30	189876.5	8439074	147.3	88	-60
QNE003	25	189872.8	8439093	146.4	86	-60
QNE004	30	189863.7	8439115	145.4	88	-60
QNE005	25	189864.3	8439132	144.9	88	-60
QNE006	30	189851.4	8439155	143.7	90	-60
QNE007	40	189840.2	8439172	141.7	87	-60
QNE008	30	189853.6	8439171	143.2	90	-60
QNE009	40	189835.3	8439200	140.5	83	-60
QNE010	29.5	189843	8439199	140.3	83	-60
QNE011	30	189836	8439218	140.7	93	-60
QP001	50	188967.3	8438006	145.5	47	-60
QP002	50	189020.3	8438009	143.7	47	-60
QP003	50	189074.3	8438012	139.3	47	-60
QP004	74	189572.5	8438262	182.2	90	-60
QP005	62	189602.5	8438260	182.3	90	-60
QP006	100	189525.4	8438233	185.4	90	-60
QP007	80	189578.1	8438231	195.8	90	-60
QP008	74	189572.4	8438201	189.4	90	-60
QP009	73	189582.2	8438182	186.7	0	-90
QP010	70	189574	8438153	180.4	90	-90
QP011	78	189548.2	8438131	175.8	90	-60
QP012	60	189599.8	8438131	180.3	90	-60
QP013	64	189594.3	8438081	155.1	90	-60
QP014	48	189638.6	8438081	158.7	90	-60
QP015	71	189598.2	8438046	147.4	90	-60
QP016	40	189647.8	8438045	154.6	90	-60
QP017	70	189617.2	8438006	146	90	-60
QP018	50	189642.7	8438007	150.1	90	-60
QP019	56	189669.7	8438007	160	90	-60
QP020	60	189691.6	8438006	167.6	90	-60
QP021	62	189633.4	8437982	155.9	90	-60
QP022	62	189658	8437981	162.6	90	-60
QP023	50	189644.4	8437933	163.7	90	-60
QP024	55	189663.5	8437931	173.3	90	-60
QP025	80	189571.6	8438202	189.5	0	-65
QP026	74	189568.7	8438259	182.6	180	-65

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Mt Todd Gold Project

HOLE-ID	DEPTH	EASTING	NORTHING	ELEVATION	AZIMUTH	DIP
QP027	60	189628.2	8438255	181.4	90	-60
QP028	56	189552.8	8438328	155.9	90	-60
QP029	60	189585	8438331	152.1	90	-60
QP030	60	189676.8	8438052	165.57	70	-60
QP031	60	189677.5	8438129	183.81	90	-60
QP033	60	189625.8	8438240	181.28	130	-65
QP035	60	189729.1	8438331	197.58	0	-90
QP036	39	189577.9	8438230	195.92	91	-61
QP037	75	189510.9	8438170	157.5	90	-90
QP038	54.41	189519.7	8438232	185.59	0	-90
QP039	69	189535.5	8438308	163.4	110	-70
QP041	60	189422.4	8438202	163.53	90	-90
QP042	68	189431.6	8438258	166.4	126	-69
QP043	74	189817.2	8439072	143.71	90	-60
QP045	96	189764.8	8438725	160.13	118	-65
QP046	66	189717.8	8438658	152.9	90	-60
QP047	60	189762.2	8438657	164.43	90	-60
QP048	50	189781.7	8438657	164.43	86	-60
QP049	50	189816.7	8438652	170.1	270	-60
QP050	60	189693.9	8438580	153.71	90	-60
QP051	80	189629.7	8438406	174.4	90	-60
QP052	60	189717.7	8438397	179.27	90	-60
QP053	50	189749.7	8438407	177.85	90	-60
QP054	50	189778.6	8438411	181.02	90	-60
QP055	60	189629.4	8438245	181.34	180	-60
QP056	60	189627.3	8438212	174.22	0	-60
QP057	50	189629.9	8438183	173.22	0	-60
QP058	50	189637.6	8438153	173.61	0	-60
QP059	60	189632	8438254	181.47	180	-60
QP060	88	189431.8	8438254	166.39	170	-60
QP061	46	189431.5	8438245	167.68	0	-90
QP062	94	189426.4	8438224	165.48	0	-60
QP063	51	189510.6	8438170	157.73	90	-60
QP064	60	189494.4	8438173	155.19	0	-90
QP065	94	189544.3	8438257	182.38	90	-60
QP066	90	189516.2	8438237	185.4	0	-60

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Mt Todd Gold Project

HOLE-ID	DEPTH	EASTING	NORTHING	ELEVATION	AZIMUTH	DIP
QP067	40	189497.1	8438259	184.68	180	-60
QP068	80	189572.4	8438231	195.59	0	-90
QP069	100	189571.5	8438223	196.14	0	-60
QP070	60	189571.3	8438200	189.24	0	-90
QP071	64	189572.9	8438155	180.72	0	-60
QP072	94	189567.8	8438146	178.47	0	-60
QP073	64	189567.9	8438145	178.26	0	-90
QP074	77	189546.6	8438131	176.3	0	-90
QP075	88	189515.1	8438131	170.4	0	-90
QP076	90	189517.3	8438119	171.68	0	-60
QP077	97	189432.9	8438151	147.29	0	-90
QP078	112	189515.8	8438108	171.87	0	-90
QP079	70	189539.6	8438221	186.21	0	-90
QP080	112	189512.4	8438254	184.6	0	-90
QP081	97	189538.4	8438257	182.81	0	-90
QP082	48	189651.9	8438281	181.7	0	-90
QP083	54	189655.1	8438307	179.7	162	-89
QP084	60	189697.9	8438183	200.23	354	-60
QP085	60	189697.9	8438220	199.99	180	-60
QP086	34	189649	8438267	181.9	85	-50
QP134	100	189718.9	8437206	134.53	270	-59
QP135	102	189767.5	8437203	133.4	276	-60
QP136	102	189818.1	8437202	130.64	268	-60
QP137	102	189813.8	8437407	135.3	96	-60
QP138	102	189717	8437406	144.67	90	-63
QP139	102	189667.6	8437507	133.53	88	-60.5
QP140	102	189621.4	8437506	132.16	92	-60
QP141	100	189691.3	8437626	149.28	90	-61
QP142	100	189645	8437627	147.6	90	-59.5
QP143	100	189597.9	8437626	143.44	88	-61
QP144	100	189767.5	8437405	141.43	92	-59.9
QP145	100	188870	8437801	136.24	92	-60.4
QP146	100	188917.3	8437804	135.96	90	-59.8
QP147	100	188962	8437800	135.65	90	-60
QP148	100	189021.2	8437804	133.88	90	-61
QP149	100	189127	8437767	132.06	90	-61

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HOLE-ID	DEPTH	EASTING	NORTHING	ELEVATION	AZIMUTH	DIP
QP150	100	188816.5	8438007	139.51	92	-60
QP151	100	188867.3	8438006	139.87	92	-60.5
QP152	100	188966.1	8438004	145.37	90	-61
QP153	100	188919.9	8438004	139.12	90	-60.2
QP154	100	189222.5	8438203	134.64	90	-60.2
QP155	100	189417.5	8438406	144.28	90	-60.8
QP156	100	189317.3	8438407	139.62	90	-60
QP170	100	189690.4	8437677	157.11	92	-60
QP171	97	189647.8	8437678	146.37	90	-60
QP172	80	189721.4	8437721	170.85	92	-65
QP173	80	189695	8437721	166.73	90	-60
QP174	80	189669.4	8437724	159.03	92	-60
QP175	80	189649.5	8437728	151.5	90	-59.5
QP176	80	189698.5	8437778	181	92	-60
QP177	80	189587.1	8437776	158.77	92	-60.5
QP178	80	189723.5	8437827	191.67	90	-60
QP179	80	189694.4	8437829	193.81	104	-60
QP180	80	189667	8437829	190.58	90	-59
QP181	80	189642	8437832	184.35	92	-59
QP182	80	189618	8437835	176.95	92	-61
QP183	80	189595.4	8437834	168.85	92	-61
QP184	100	189596.6	8437881	161.4	92	-60
QP185	80	189699.2	8437930	181.86	94	-60
QP186	80	189623.6	8437936	155.12	88	-60
QP187	60	189641	8438081	158.25	92	-60
QP188	80	189721.5	8437876	193.02	94	-60
QP189	80	189630	8437726	146.24	90	-61
QP190	80	189603.3	8437727	146.79	90	-61
QP191	100	189594.2	8437683	140.86	94	-60
QP192	100	189568.8	8437505	135.54	88	-60
QP193	100	189166.6	8437780	131.68	92	-60
QP194	100	189276.6	8438212	139.11	92	-60
QP195	100	189328.8	8438209	154.87	90	-60
QP196	100	189370.4	8438211	169.99	92	-60
QP197	100	189012.9	8438204	148.84	92	-60
QP198	97	189165.9	8438207	141.52	94	-59.5

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HOLE-ID	DEPTH	EASTING	NORTHING	ELEVATION	AZIMUTH	DIP
QP199	100	189119.4	8438204	147.53	94	-60
QP205	100	189068.2	8438203	155.01	94	-60.5
QP206	100	189170.4	8438407	154.7	94	-60
QP207	100	189070.4	8438407	151.3	96	-58
QP208	100	189117.9	8438404	151.74	96	-59
QP209	100	189628.9	8437990	153.47	94	-58.5
QP210	100	189599.4	8437989	146.41	94	-60
QP211	100	189561.1	8437989	142.66	92	-59.5
QP212	100	189568.5	8437964	143.69	90	-60
QP213	100	189620.5	8437960	154.68	90	-60
QP214	100	189593.5	8437963	147.43	96	-59.5
QP215	100	189594.8	8437939	146.31	94	-60
QP216	100	189617.1	8437915	150.72	94	-59
QP217	100	189575.1	8437943	144.52	94	-60
QP218	100	189558.8	8437909	148.98	94	-59.5
QP219	100	189567.7	8437888	151.8	92	-60
QP237	100	189595.9	8437804	167.79	94	-58.5
QP238	100	189568.1	8437803	157.68	94	-61
QP239	100	189560.2	8437826	155.45	98	-59.5
QP240	100	189590.9	8437856	161.63	90	-59.5
QP241	100	189569	8437871	149.53	90	-60
QP242	100	189585.4	8437916	149.26	90	-58.5
QP253	100	189069.2	8438312	163.59	92	-60
QP254	100	189116	8438308	152.37	88	-57
QP255	100	189662.6	8438037	159.66	92	-59
QP256	106	189665.7	8438074	164.97	94	-59.5
QP257	100	189710.4	8438015	166.56	92	-59
QP258	100	189663.7	8438112	176.49	92	-59
QP259	100	189619.4	8438114	173.34	90	-57
QP260	100	189569	8438153	176.65	92	-59
QP261	100	189569.6	8438123	171.28	94	-59.5
QP262	112	189516.6	8438105	170.03	94	-58.5
QP263	100	189513.8	8438142	167.97	100	-58.5
QP264	100	189468.5	8438103	161.54	92	-59
QP265	100	189470.7	8438070	160.92	94	-60
QP266	100	189518.1	8438066	156.18	88	-60

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50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia
Vista Gold Corp.
Mt Todd Gold Project

HOLE-ID	DEPTH	EASTING	NORTHING	ELEVATION	AZIMUTH	DIP
QP267	100	189568.2	8438069	148.06	90	-60
QP268	100	189613.2	8438074	152.05	88	-60
QP269	100	189643.5	8437961	161.94	90	-60
QP270	100	189367.1	8438006	153.55	92	-60
QP271	106	189318.3	8438007	150.84	94	-60
QP272	68	189466.7	8438007	146.8	92	-60
QP273	106	189515.4	8438007	144.93	92	-60
QP274	100	189491.6	8437985	143.77	92	-60
QP275	100	189541.7	8437988	140.91	94	-60
QP276	100	189542.9	8438012	141.18	94	-60
QP277	100	189565.4	8438015	142.86	94	-61
QP278	106	189613	8438038	147.22	90	-60
QP279	106	189592.5	8438016	145.31	92	-60
QP280	100	189566.1	8438035	143.22	90	-60
QP281	100	189542	8437943	142.35	94	-60
QP282	100	189493.5	8437942	142.8	90	-60
QP283	100	189441.5	8437941	137.32	90	-61
QP284	112	189491.6	8437887	150.8	94	-60
QP285	100	189443.5	8437885	148.82	90	-60
QP286	100	189298.1	8437882	135.97	90	-60
QP287	100	189194.8	8437883	137.89	92	-59
QP288	58	189146.7	8437881	132.5	90	-59
QP289	100	188917.4	8437916	138.68	88	-62
QP290	105	188862.9	8437907	137.21	92	-61
QP291	100	188817.9	8437905	137.03	92	-61
QP292	100	188765.8	8437905	140.29	90	-61
QP293	100	188717	8437906	140.03	88	-61
QP294	106	188767.9	8438006	139.49	94	-60
QP295	100	188722.3	8438006	141	94	-60
QP296	100	189247.4	8437883	134.08	94	-60
QP297	100	188825.7	8438110	136.21	90	-60
QP298	100	188914.8	8438203	135.35	94	-59
QP299	100	189121	8438509	144.05	90	-60
QP300	100	189542.4	8437827	148.9	88	-60
QP301	100	189537	8437773	142.6	90	-60
QP302	100	189549.6	8437730	138.7	88	-59

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50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia
Vista Gold Corp.
Mt Todd Gold Project

HOLE-ID	DEPTH	EASTING	NORTHING	ELEVATION	AZIMUTH	DIP
QP303	100	189578.2	8437728	142.39	88	-60
QP304	106	189619.4	8437680	140.59	92	-58
QP305	100	189570.9	8437678	138.31	88	-60
QP306	100	189525.8	8437684	134.13	88	-60
QP307	100	189549.5	8437625	134.88	88	-59.5
QP308	100	189815.1	8437511	139.99	88	-60
QP309	100	189764.9	8437504	141.5	90	-58
QP310	100	189713.4	8437508	140.09	86	-60
QP311	100	189738.7	8437636	158.74	86	-59
QP312	100	189739.3	8437680	166.39	90	-58
QP313	100	189747.6	8437721	166.88	88	-59
QP314	100	189623.8	8437855	176.33	86	-59
QP315	100	189541.5	8437888	145.81	90	-60
QP316	112	189488.9	8438138	166.5	86	-59
QP317	100	189537.4	8438144	170.04	90	-61
QP318	100	189538.1	8438115	171.87	94	-60
QP319	100	189595.6	8438120	173.9	94	-59
QP320	100	189636.8	8438114	174.2	88	-54
QP321	100	189686.9	8438112	178.54	88	-58
QP322	100	189688.9	8438074	173.11	90	-58
QP323	100	189732	8438015	161.07	88	-55
QP324	100	189756.7	8438012	153.96	92	-59
QP325	100	189538	8438071	156.04	90	-59
QP326	100	189603.2	8438154	190.35	90	-59
QP327	100	189585.8	8438196	192.38	92	-59
QP328	100	189642.7	8438149	174.87	90	-59
QP329	106	189630.8	8438197	174.68	86	-58
QP330	100	189069.1	8438508	142.15	92	-60
QP331	100	189021	8438505	141.37	90	-60
QP332	100	188968.9	8438408	140.06	90	-60
QP333	104	189166.3	8438103	133.24	92	-60
QP334	100	189119.8	8438106	135.09	90	-59
QP335	100	189067.4	8438101	135.41	90	-60
QP336	100	189027.2	8438096	136.3	94	-60
QP337	100	189013.5	8437904	137.96	90	-60
QP338	100	188966.3	8437905	138.77	92	-61

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50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia
Vista Gold Corp.
Mt Todd Gold Project

HOLE-ID	DEPTH	EASTING	NORTHING	ELEVATION	AZIMUTH	DIP
QP339	100	189061.8	8437904	136.46	90	-60
QP340	100	189116.2	8438006	137.09	90	-61
QP341	100	189068.9	8438008	139.53	88	-61
QP342	100	189026	8438013	143.43	94	-61
QP343	100	189165.9	8437999	134.94	94	-61
QP344	100	189139.4	8437880	132.59	90	-60
QP345	100	189216.7	8438308	135.19	94	-61
QP346	100	189266.9	8438307	137.51	94	-60
QP347	100	189471.2	8438413	144.96	90	-61
QP348	100	189367	8438403	140.76	90	-61
QP349	100	189271	8438409	137.4	94	-60
QP350	100	189191.7	8438153	134.24	94	-60
QP351	100	189186.8	8438104	133.21	90	-60
QP352	100	189140.9	8438105	134.38	88	-60
QP353	100	189142	8438153	135.45	88	-60
QP354	106	189185.9	8438053	133.44	92	-60
QP355	100	189139.7	8438054	134.67	92	-61
QP356	100	189221.6	8438003	133.24	92	-60
QP357	108	189137.9	8437951	133.64	90	-60
QP358	100	189184.4	8437953	132.82	84	-61
QP359	100	189120.8	8437896	132.4	90	-60
QP360	100	189673.3	8437879	184.83	90	-60
QP361	100	189711.2	8437953	177.87	90	-59
QP362	100	189690.9	8437958	177.44	92	-58.5
QP363	100	189661.8	8437911	174.1	90	-59
QP364	100	189669.7	8437955	173.28	88	-58
QP365	100	189713.5	8438072	169.54	94	-60
QP366	100	189669.1	8437982	166.94	90	-60
QP367	100	189653.1	8438017	153.53	94	-60
QP368	100	189574	8437625	138.91	100	-59
QP369	98	189524.7	8437627	134.1	94	-60
QP370	99	189446.7	8437773	158.78	90	-61
QP371	100	189487.8	8437768	148.71	90	-61
QP372	100	189504.4	8437725	140.78	92	-61
QP373	100	189495.9	8437826	149.66	90	-59
QP374	100	189515.5	8438306	163.1	92	-59

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50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia
Vista Gold Corp.
Mt Todd Gold Project

HOLE-ID	DEPTH	EASTING	NORTHING	ELEVATION	AZIMUTH	DIP
QP375	100	189566.4	8438307	163.41	94	-61
QP376	100	189605.9	8438307	156.15	92	-61
QP377	100	189471.1	8438315	152.85	96	-60
QP378	98	189410	8438307	153.13	96	-60
QP379	100	189364.4	8438303	151.68	88	-61
QP380	100.11	189317.7	8438307	141.79	88	-60
QP381	98	189167.8	8438308	140.75	90	-61
QP382	100	189020.7	8438308	164.19	92	-61
QP383	98	188968.4	8438304	148.84	94	-61
QP384	100	188969	8438206	142.98	92	-61
QP385	100	189018.7	8438416	144.94	92	-61
QP386	100	189316.6	8438106	158.88	96	-60
QP387	100	189269.9	8438106	154.74	94	-60
QP388	100	189414.5	8438206	167.02	90	-60
QP389	100	189411.8	8438254	174	92	-60
QP390	100	189640.5	8438255	181.07	90	-57
QP391	100	189691.3	8438252	182.25	90	-58
QP392	100	189640.5	8437780	170.87	86	-57
QP393	100	189472.5	8438255	183.12	86	-57
QP394	106	189519.8	8438257	182.33	90	-58
QP395	100	189540.6	8438207	182.81	94	-59
QP396	100	189497.3	8438224	183.78	88	-60
QP397	106	189591.8	8438261	182.34	90	-58
QP398	100	189661.1	8438300	178.96	94	-59
QP399	100	189675.4	8438197	197.72	90	-59
QP400	100	189669.2	8438416	175.52	90	-58
QP401	100	189765.3	8438304	208.96	90	-59
QP402	100	189765.7	8438351	199.1	92	-58
QP403	100	189728.2	8438314	196.01	102	-59
QP404	100	189714.7	8438353	200.3	92	-59
QP405	100	189765	8438407	181.81	92	-59
QP406	100	189766.2	8438452	170.63	90	-58
QP407	100	189720.9	8438398	178.63	92	-60
QP408	100	189719.3	8438455	156.24	96	-59
QP420	100	189365.4	8438251	165.78	84	-51
QP421	100	189369.1	8438102	158.5	94	-60

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50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia
Vista Gold Corp.
Mt Todd Gold Project

HOLE-ID	DEPTH	EASTING	NORTHING	ELEVATION	AZIMUTH	DIP
QP422	100	189420.1	8438103	143.77	88	-61
QP423	104	189217.5	8438105	143.06	88	-60
QP424	99	189222.3	8438408	141.7	94	-60
QP425	100	189417.8	8438007	145.12	88	-60
QP426	101	189350.7	8437879	140.69	88	-61
QP427	100	189669.2	8438510	151.05	92	-61
QP428	101	189621.3	8438513	152.93	92	-60
QP429	100	189571.9	8438355	149.93	88	-60
QP430	100	189570.9	8438410	155.08	88	-61
QP431	100	189512.8	8438357	149.58	90	-60
QP432	100	189268.8	8437997	140.04	94	-60
QP433	103	189232.7	8437956	132.27	90	-60
QP434	100	189469.8	8438358	148.27	98	-60
QP435	100	189611.9	8438374	165.57	92	-60.5
QP436	100	189668	8438355	185.9	92	-60
QP437	100	189627.3	8438415	169.93	96	-60
QP438	100	189469.1	8438464	142.8	92	-61
QP439	100	189619.9	8438462	162.12	88	-60
QP440	100	189670.5	8438458	162.02	91	-60.5
QP441	100	189717.5	8438505	161.56	94	-61
QP442	100	189764.6	8438508	159.96	94	-61
QP443	104	189765.9	8438559	169.01	90	-60
QP444	100	189819.2	8438807	154.21	90	-60
QP445	100	189821	8438857	151.71	90	-60
QP446	100	189763.7	8438858	153.2	90	-60
QP447	100	189069.6	8437513	139.26	92	-61
QP448	100	189119.4	8437511	138.99	94	-61.5
QP449	104	189169.1	8437510	137.85	84	-61.5
QP450	100	189168.9	8437885	132.73	90	-60
QP451	100	189219.1	8437884	136.28	90	-60
QP452	108	189167.5	8437834	132.22	90	-60
QP453	100	188871.5	8438105	135.2	94	-61
QP454	100	188965.1	8438097	134.2	88	-61
QP455	100	189520.1	8438462	145.54	92	-61
QP456	100	189533.3	8438418	150.3	88	-60
QP457	100	189569.6	8438462	153.3	88	-60

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50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia
Vista Gold Corp.
Mt Todd Gold Project

HOLE-ID	DEPTH	EASTING	NORTHING	ELEVATION	AZIMUTH	DIP
QP458	100	189617.9	8438557	147.31	88	-62
QP459	100	189669.9	8438557	148.28	90	-60
QP460	104	189716	8438559	159.23	90	-60
QP461	104	189815.9	8438708	164.1	90	-60
QP462	100	189715.7	8438749	160.05	92	-60
QP463	100	189325.6	8437607	132.6	94	-60.5
QP464	100	189267	8437604	133.65	92	-61
QP465	100	189214.3	8437606	134.45	92	-61
QP466	100	189163.6	8437604	138.44	92	-59
QP467	100	189140.6	8437606	139.5	94	-61
QP468	100	189401.4	8437881	146.41	92	-60.5
QP469	100	189219	8437833	138.45	90	-60
QP470	100	189266	8437830	147.58	84	-61
QP471	100	189314.1	8437830	150.54	92	-59
QP472	100	189415.8	8437828	160.13	94	-60
QP473	100	189370.6	8437828	151.24	94	-61
QP474	100	189410.5	8437726	141.98	94	-60
QP475	100	189360.2	8437729	139.21	92	-59.5
QP476	100	189313.9	8437728	146.89	92	-60
QP477	100	189262.1	8437733	136.04	98	-59
QP478	100	189217.6	8437733	132.78	94	-60
QP479	100	189166.2	8437736	131.83	92	-58
QP510	100	189219.5	8437511	136.08	94	-61
QP511	100	189319.7	8437511	133.65	94	-61
QP512	100	189269.2	8437512	134.61	92	-61.5
QP513	100	189370.4	8437513	132.93	94	-61.5
QP514	100	189417.9	8437507	132.41	90	-60
QP515	100	189443.5	8437505	131.79	0	-90
QP516	100	189518.2	8437507	130.25	96	-61.5
QP517	100	189469.1	8437602	138.29	92	-61.5
QP518	81	189377.5	8437603	131.18	90	-60
QP519	100	189421.9	8437600	129.68	92	-60
QP520	105	189671.4	8438657	148.43	92	-60
QP521	100	189719.1	8438658	151.56	92	-57
QP522	100	189716.8	8438705	151.86	98	-59
QP523	100	189765.7	8438710	160.44	94	-61

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50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia
Vista Gold Corp.
Mt Todd Gold Project

HOLE-ID	DEPTH	EASTING	NORTHING	ELEVATION	AZIMUTH	DIP
QP524	100	189670.8	8438606	150.09	96	-59
QP525	100	189718.3	8438607	155.59	96	-62
QP526	100	189767.7	8438605	166.26	92	-59
QP527	100	189817.6	8438606	175.99	94	-59
QP528	100	189818.3	8438657	169	90	-59
QP529	100	189118.8	8437837	132.43	90	-61
QP530	100	189869	8438706	168.05	91	-59
QP531	100	189818.9	8438752	151.83	88	-61
QP532	100	189773.2	8438761	152.88	90	-61
QP533	101	189769.8	8438805	149.38	92	-61
QP534	100	189713.6	8438806	152.33	92	-60
QP535	100	189873.8	8438902	147.52	90	-59
QP536	100	189882	8438809	142.23	104	-59
QP537	100	189893.2	8438852	141.52	94	-58
QP538	100	189823.3	8438907	146.43	98	-59
QP539	100	189921	8438909	146.14	94	-60
QP540	100	189910.6	8439009	153.4	92	-58
QP541	100	189866.7	8439003	149.15	98	-58
QP542	100	189813.9	8439004	144.61	92	-60
QP543	100	189813.6	8439108	142.22	90	-60
QP544	100	189314.2	8437965	139.7	98	-60
QP545	100	189363.1	8437957	142.81	96	-60
QP546	100	189864.7	8439108	145.4	92	-58
QP547	100	189914.3	8439108	145.07	94	-60
QP548	100	189915.5	8439208	139.34	92	-60
QP549	100	189866	8439206	140.59	86	-59
QP550	100	187121.5	8437020	173.24	0	-90
QP551	100	187067.9	8437024	177.06	0	-90
QP552	100	187167.7	8437224	175.01	0	-90
QP553	100	187116.5	8437224	167.15	0	-90
QP554	100	189215.8	8438608	164.4	0	-90
QP555	100	189167	8438607	150.8	90	-61
QP556	100	189170.2	8438512	149.9	92	-60
QP557	100	189219.3	8438509	146.18	92	-60
QP558	100	189367.1	8438805	154.97	91	-60
QP559	100	189413.3	8438807	158.06	92	-60

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50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia
Vista Gold Corp.
Mt Todd Gold Project

HOLE-ID	DEPTH	EASTING	NORTHING	ELEVATION	AZIMUTH	DIP
QP560	100	189310.3	8438701	156.12	94	-60
QP561	100	189360.3	8438701	154.97	92	-59.5
QP562	100	189366.5	8438904	148.38	90	-60
QP563	100	189417.6	8438904	150.63	94	-60.5
QP564	100	189465.2	8438906	148.65	98	-60
QP565	100	189913.4	8439306	142.35	88	-59
QP566	100	189463.8	8439002	153.88	90	-59
QP567	100	189415.5	8439003	151.37	86	-60
QP568	100	189163.3	8437672	131.49	92	-60
QP569	92	189212.8	8437670	130.5	94	-60
QP570	100	189264.8	8437668	131.46	90	-58
QP571	100	189312.4	8437666	131.16	92	-59
QP572	100	189363.8	8437664	132.78	94	-60
QP573	100	189412.9	8437662	136.21	92	-60
QP574	100	189462	8437661	140.38	92	-60
QP575	100	189391.8	8437760	139.34	88	-60
QP576	100	189339.8	8437762	140.56	94	-60
QP577	100	189294	8437765	143.64	90	-60
QP578	100	189241.4	8437767	147.3	90	-60
QP579	115	189347	8438054	165.74	92	-59
QP580	115	189297.4	8438052	154.07	92	-59
QP581	110	189241.8	8438056	145	90	-59
QP582	110	189392.1	8438054	152.82	88	-60
QP583	110	189454.9	8438055	154.77	90	-60
QP584	110	189344.8	8438155	152.69	90	-59
QP585	115	189389.4	8438155	157.5	88	-59
QP586	110	189440.4	8438156	147.58	90	-61
QP588	100	189244.4	8438154	150.45	94	-60
QP589	100	189037.7	8437705	133.37	70	-69
QP590	100	189043.9	8437699	133.17	114	-70
QP591	100	189034.8	8437944	138.14	94	-60
QP592	100	189036.6	8438049	132.75	94	-57
QP593	100	189090.2	8438155	141.37	84	-60
QP594	100	189277.3	8438255	139.83	88	-59
QP595	100	189318	8438256	151.87	88	-59
QP596	100	189821.3	8438561	180.8	86	-58

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50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia
Vista Gold Corp.
Mt Todd Gold Project

HOLE-ID	DEPTH	EASTING	NORTHING	ELEVATION	AZIMUTH	DIP
QP597	100	189811.4	8438517	182.51	86	-58
QP598	100	189814.8	8438454	159.82	88	-57
QP599	100	189809.3	8438394	183.85	90	-60
QP600	100	189814.1	8438352	195.2	90	-59
QP601	100	189814.9	8438302	199	94	-60
QP602	100	189773.4	8438265	197.4	94	-60
QP603	106	189713.6	8438207	200.22	90	-59
QP604	100	189707.3	8438163	195.82	90	-57
QP605	100	189470	8438173	150.17	50	-60
QP606	100	189465	8437944	140.62	0	-59
QP607	100	189415.6	8437957	139.79	0	-60
QP608	100	189362.7	8437931	138.6	2	-58
QP609	100	189312.8	8437940	137.84	4	-59
QP610	100	189270.3	8437918	138.65	0	-60
QP611	100	189218.3	8437894	138.48	6	-59
QP612	100	189118.2	8437902	132.61	6	-57
QP613	60	189413.4	8437939	139	0	-60
QP614	59	189359	8437906	131.65	0	-60
QP615	60	189310.8	8437919	135.8	0	-60
QP616	60	189270.6	8437895	134.13	0	-60
QP617	60	189167.5	8437905	132.62	0	-60
QP618	100	189817.8	8438953	145.3	92	-59
QP619	100	189791.7	8438952	144.5	92	-60
QP620	100	189791.6	8439003	144.42	90	-60
QP621	100	189840.9	8439098	143.51	90	-59
QP622	100	189814.5	8439052	143.1	90	-59
QP623	100	189839.6	8439109	142.97	90	-59
QP624	100	189865.4	8439162	144.22	92	-58
QP625	100	189839.4	8439159	141.71	90	-60
QP626	100	189838.8	8439207	138.86	91	-58
QP627	100	189117.9	8437928	132.96	1	-59.5
QP628	100	189167.7	8437928	131.69	2	-59
QP629	100	189216.3	8437951	132.22	2	-59
QP630	100	189823.1	8438003	151.5	90	-60
QP631	100	189873.1	8438003	149	88	-59
QP632	100	189923.1	8438003	147.5	88	-60

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HOLE-ID	DEPTH	EASTING	NORTHING	ELEVATION	AZIMUTH	DIP
QP633	100	189973.1	8438003	145	92	-61
QP634	100	190023.1	8438003	146.5	84	-60
QSP001	40.5	189616.1	8438077	152.9	70	-60
QSP002	20.5	189632.3	8438081	157.5	0	-90
QSP003	35.4	189620.3	8438048	149.2	0	-90
QSP004	30.5	189647.3	8438010	150.5	74	-60
QSP005	21	189651.1	8438048	157.1	0	-90
QSP006	40	189567.4	8438141	178.1	60	-60
QSP007	26	189632.2	8438129	200	0	-90
QSP009	50	189602.8	8438163	193.5	210	-80
QSP010	36	189608.8	8438153	200	0	-80
RGP001	50	189200	8437834	134.83	92	-55
RGP003	50	189254.2	8437833	144.8	92	-55
RGP004	50	189283	8437832	147.94	92	-55
RGP005	55	189311.2	8437831	149.81	92	-55
RGP006	55	189337.3	8437832	149.42	92	-55
RGP007	50	189362.4	8437831	150.86	92	-55
RGP008	50	189397.1	8437828	155.19	92	-55
RGP009	50	189424.9	8437826	162.04	92	-55
RGP010	60	189452.9	8437829	162.89	92	-55
RGP011	50	189213	8437742	132.67	92	-55
RGP012	61	189232.1	8437731	133.4	92	-55
RGP013	53	189260.8	8437730	136.33	92	-55
RGP014	55	189287.7	8437729	144.8	92	-55
RGP015	50	189317.4	8437729	147.06	90	-55
RGP016	55	189344.5	8437729	141.47	90	-55
RGP017	50	189369.9	8437729	137.05	90	-55
RGP018	49	189399.7	8437728	138.18	92	-55
RGP019	55	189427.6	8437727	146.3	92	-55
RGP020	60	189452.4	8437728	151.54	92	-55
RGP021	50	189618.3	8437880	165.09	92	-55
RGP022	80	189643.4	8437880	173.14	92	-55
RGP023	50	189670.5	8437880	183.23	92	-55
RGP024	50	189688	8437880	188.8	92	-55
RGP025	50	189609.2	8437774	162.83	92	-55
RGP026	50	189631.7	8437774	167.63	92	-55

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HOLE-ID	DEPTH	EASTING	NORTHING	ELEVATION	AZIMUTH	DIP
RGP027	50	189654.1	8437776	169.88	92	-55
RGP028	60	189679.1	8437977	170.48	92	-55
RGP029	50	189700.1	8437983	170.97	92	-55
RGP030	50	189731.6	8437982	161.33	92	-55
RGP031	50	189751.7	8437962	162.57	92	-55
RGP032	50	189676.3	8437776	174.41	92	-55
VQ11-001	366	189125.7	8438153	150.52	90	-60
VQ11-002	368	189221.6	8438003	133.24	92.5	-60
VQ11-003	356	189331.8	8438153	149.72	93.53	-60


X: 188,700
Y: 8,437,000
Z: -180
2,400 m
1,300 m
A
A'
North
8,438,200 North
Quigleys drilling pattern.
Perspective plot viewed
from the South East
Section location A-A'
shown
400 m

Source: Tetra Tech, Inc. (August 2020)

Figure 10-7: Isometric View of the Quigleys Drilling Pattern

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NI 43-101 Technical Report Vista Gold Corp. 50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia Mt Todd Gold Project Tetra Tech October 2019 118 Source: Tetra Tech, Inc. (August 2020) Figure 10-8: Quigleys Cross-section A-A’ (8,438,200 North +/- 10m window) 10.3 Drilling Procedures The drilling procedures followed by the various companies were reviewed by Vista and were found to meet industry standard practices. The drilling procedures follow these general guidelines. 1) A geologic model is utilized to select a drilling target in both map location and depth. 2) The position of the drill collar is selected and surveyed with the initial azimuth and dip of the drill selected. 3) The method of drilling chosen, i.e., percussion, RC or diamond, determines the type and quality of geologic information that can be recorded. A mix of methods is commonly used. Both percussion and RC produce ground up fragments of rock which tend to obscure detailed geologic description. Diamond drilling is used to obtain intact core samples which retain the geologic structure along with the spatial relationship of where mineralization occurs. Because percussion and RC drilling methods are cheaper than diamond drilling, many of the historical drillholes listed in Table 10-1 use a combination of RC at the top of the hole and diamond drilling as it passes through the mineralized target. 4) The location of the drillhole at depth is monitored by recording changes in azimuth and dip at depth. 5) Rock material obtained is described by a geologist during drilling. Material is collected for further geological description and assay analysis.

NI 43-101 Technical Report Vista Gold Corp. 50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia Mt Todd Gold Project Tetra Tech October 2019 119 6) Core obtained during drilling is described and recorded on site by a geologist. Diamond core is placed in special container for transport for a more detailed geologic description called “logging” along the complete drillhole. The results along with photographs of this logging exercise is entered the drillhole database (see Section 10.4 for more detail). 7) The core is split with one half sent to an outside laboratory to be assayed (see Section 12 for a generalized description of the laboratory protocols) and the remaining core placed in a secured repository. 8) Assay results are entered into the drillhole database. All the remaining material called “pulp” from the laboratory is also placed in a secured repository. The geologic model is then updated with the results of the new drilling. Vista typically utilizes only the diamond drilling method. 10.4 Sampling The sampling method and approach for all drillholes completed after 2012 are as follows: „ The drill core, upon removal from the core barrel, is placed into plastic core boxes. „ The poly core boxes are transported to the sample preparation building. „ The core is marked, geologically logged, geotechnically logged, photographed, and sawn into halves. One-half is placed into sample bags as one-meter sample lengths, and the other half retained for future reference. The only exception to this is when a portion of the remaining core has been flagged for use in the ongoing metallurgical testwork. „ The bagged samples have sample tags placed both inside and on the outside of the sample bags. The individual samples are grouped into “lots” for submission to Northern Analytical Laboratories for preparation and analytical testing. „ All of this work was done under the supervision of a Vista geologist. Please see Section 6 of this Technical Report for information on historical drilling sampling. The QP [Rex Clair Bryan, Ph.D., SME RM] is not aware of any drilling, sampling, or assaying issues that would materially impact the accuracy or the results presented in this Technical Report. The QP has observed the sampling, statistically tested the approach, confirmed quality control procedures employed, and quality assurance actions taken for the Project, and is of the opinion that the data accurately represent the nature and extent of the deposit. 10.5 Summary and Interpretation of Relevant Results The results of drilling at Quigleys and Batman has been used to determine and update the gold resource estimates for the Batman and Quigleys deposits as described in this Technical Report. Vista’s drilling discovered a larger Batman resource by probing deeper with diamond drilling averaging 550 meters in depth. Certain results for Batman are shown in five sectional views in Figure 10-2 through Figure 10-6. While there are random high grade intercepts outside of the core, the majority of higher grade mineralization at Batman resides in the core. Relevant intervals of mineralization at Quigleys are contained within blanket-like zones which are modeled with 3-D wireframes for resource estimation. These zones are shown in Figure 14-14. While there are random high grade intercepts outside of the core, the majority of higher grade mineralization

NI 43-101 Technical Report Vista Gold Corp. 50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia Mt Todd Gold Project Tetra Tech October 2019 120 resides within the defined zones. See also Section 6.2 for additional information on historic drilling and Section 14 for additional information on the drilling results including geologic modeling of the deposit based on the drilling and additional sectional views of the drillhole data and results. These results may change when there is new drilling, new assays, a new interpretation of geology and economic or mining parameters. For Batman and the existing heap leach material, all of these conditions have remained static since the 2018 Technical Report. The resource estimate for the Quigleys deposit was upgraded to reflect a higher gold price. The following lists the relevant factors that have stayed the same or changed from the 2018 Technical Report: „ There has been no new drilling or assays for all three deposits. The last drilling at the Quigleys deposit was in 2011. „ The latest drilling at both the Batman deposit and the existing heap leach material was in 2017. „ There have been no corrections or additions to the assay data base. „ The geological models, 3D wire frames and surveyed locations of drilling at the Batman and Quigleys deposits are unchanged. „ There has been no change in the geostatistical interpretation of the continuity of mineralization and the assignment of resource classifications. The orientation of the mineralized zones of Batman and Quigleys differ; Batman is steeply dipping, while Quigleys is shallower. „ There has also been no change in the surveyed shape and estimated tonnage of the Tailings Pile. „ There has been no change in the assumed mining method, costs or metallurgical parameters that are used to classify estimates for all three deposits. „ The assumed price of gold has been updated for the Quigleys deposit from $1,200 to $1,300 per ounce. This change has altered the potential mineable material within a Whittle(TM) pit.

NI 43-101 Technical Report Vista Gold Corp. 50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia Mt Todd Gold Project Tetra Tech October 2019 121 11.0 SAMPLE PREPARATION, ANALYSES AND SECURITY The following section describes the sample preparation, analyses and security undertaken by Vista. 11.1 Sample Preparation The diamond drilling program was conducted under the supervision of the geologic staff composed of a chief geologist, several experienced geologists, and a core handling/cutting crew. The core handling crew was labor recruited locally. Facilities for the core processing included an enclosed logging shed and a covered cutting and storage area that was fenced in. Both of these facilities were considered to be limited access areas and kept secured when work was not in progress. The diamond drill core was boxed and stacked at the rig by the drill crews. Core was then picked up daily by members of the core cutting crew and transported directly into the logging shed. Processing of the core included photographing, geotechnical and geologic logging, and marking the core for sampling. The nominal sample interval was one meter. When this process was completed, the core was moved into the core cutting/storage area where it was laid out for sampling. The core was laid out using the following procedures: „ One meter depth intervals were marked out on the core by a member of the geologic staff; „ Core orientation (bottom of core) was marked with a solid line when at least three orientation marks aligned and used for structural measurements. When orientation marks were insufficient an estimation orientation was indicated by a dashed line; „ Geologic logging was then done by a member of the geologic staff. Assay intervals were selected at that time and a cut line marked on the core. The standard sample interval was one-m, with a minimum of 0.4 m and a maximum of 1.4 m; „ Blind sample numbers were then assigned based on pre-labeled sample bags. Sample intervals were then indicated in the core tray at the appropriate locations; „ Each core tray was photographed and restacked on pallets pending sample cutting and stored on site indefinitely; and „ 9,635 assays were added for the October 2012 resource update, an additional 7,601 assay intervals were added for the March 2013 resource, and 729 assay intervals were added for the 2017 model update. The core was then cut using diamond saws with each interval placed in sample bags. At this time, the standards and blanks were also placed in plastic bags for inclusion in the shipment. A reference standard or a blank was inserted at a minimum ratio of 1 in 10 and at suspected high grade intervals additional blanks sample were added. Standard reference material was sourced from Ore Research & Exploration Pty Ltd and provided in 60 g sealed packets. When a sequence of five samples was completed, they were placed in a shipping bag and closed with a zip tie. All of these samples were kept in the secure area until crated for shipping. Samples were placed in crates for shipping with 100 samples per crate (20 shipping bags). The crates were stacked outside the core shed until picked up for transport.

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Vista Gold Corp.
Mt Todd Gold Project

11.2 Sample Analyses

The following analytical and testing laboratories used by Vista for lab preparation, analyses, and check assays are listed in (**Table 11-1**). The laboratories are separate commercial entities from Vista. Each laboratory meets all the required standards established by their industry associations and regulatory agencies. With the exception of Genalysis, all have presented their certification of being an accredited laboratory meeting all the international standards for testing and calibration.

Table 11-1: Assay and Preparation Laboratories

Laboratory	Address	Purpose	Abbreviation	Certifications
ALS | Minerals	31 Denninup Way Malaga, WA 6090	Main assay analyses	ALS	ISO:9001:2008 and ISO 17025 Certified
ALS | Minerals	13 Price St Alice Springs, NT 0870	Sample Preparation	ALS Alice Springs	ISO 9001:2008 and ISO 17025 Certified
Genalysis Laboratory Services (Intertek Group)	15 Davison St Maddington, WA 6109	Check Analyses	Genalysis	Unable to verify
North Australian Laboratories Pty Ltd	MLN 792 Eleanor Rd Pine Creek, NT 0847	Alternative assay analyses	NAL	ISO 10725 Certified
NT Environmental Laboratories (Intertek Group)	3407 Export Dr Berrimah, NT 0828	Check Analyses	NTEL	ISO 17025

Vista is completely independent of any analytical testing entity presented in this Technical Report. The QP [Rex Clair Bryan, Ph.D., SME RM] has determined that there is no apparent conflict of interest between Vista and its analytical laboratories.

Each of the Laboratories listed follow their own quality controls based on international standards. For example, ALS uses accredited methods specified by ISO/IEC 17025 in North America and Australia. The standards specify a recipe and set of quality control steps that the laboratory should follow:

1) How the sample should be coded to obscure its relationship to the drilling geometry.
2) How the received sample should be prepared.
3) What analytical steps be taken.
4) Given the required detection level and material analyzed and instruments should be employed.
5) What internal quality controls should be done such as: periodic assaying of duplicate samples, the insertion of certified calibration samples; utilizing blanks; and including a required number of randomized samples

Vista as a gold project requires assays to be done with the industry standard of fire assay. To get these fire assay results a generalized discussion of the steps are:

1) Core samples from drillholes are split at Mt Todd into two with one archived and the other sent to analytical laboratory. A more detailed discussion of how samples are prepared at Mt Todd is in Section 11.1.
2) At the lab the sample is pulverized into a powder, with a subsample taken for fire assay.

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3) This subsample is then mixed with a fluxing agent. The remaining pulverized material is called a pulp archive, which can be used for within and between laboratory validations.

4) The chosen sample is then heated in a furnace where it fuses and separates into a "button" which contains the gold. There are several methods to extract the gold from the button.

5) The most common method is by combining the button with lead as a collector. The lead oxidizes and is absorbed into a cupel leaving a gold bead.

6) Due to the relatively low concentration of gold at Mt Todd the lab must choose an analytical method able to detect a least 5ppb gold. The methods are generally by atomic absorption (AA) or inductively coupled plasma-mass spectrometry (ICP-MS).

7) The bead is dissolved in aqua regia or dissolved in hydrochloric acid and then analyzed by the selected instrument.

8) The resultant assay values are reported by an assay certificate which is electronically or physically sent to the staff at Mt Todd. The assay results are entered with the drilling database.

The QP [Rex Clair Bryan, Ph.D., SME RM] has reviewed results of the quality control procedures employed by Vista and has determined that they meet industry standards. For example, a comprehensive check of the quality of 12,365 assays in the database was undertaken by an outside auditor (Mine Development Associates, 2011). Records were selected from among those that relate to mineralization that is still in situ. These were divided into three subsets, to be checked by three individual checkers. An additional 1,812 records were spot-checked in greater detail by a fourth individual. After the checking was done, from the original 12,365 records, 95% were selected that had gold value in the database and a gold assay in a source documents such as an assay certificate. Of the assay pairs, 8,549 were "historic" in the sense of dating prior to Vista's acquisition of the project and 3,262 assay pairs originate with Vista's work. For context, Mt Todd assay table as of August of 2011 contained 118,550 records, 26,579 of them originating from Vista's work.

Eight significant outliers were found with gold values in the database that differed from the source documents. Those eight were double-checked and were found to be real cases of the database containing data that differ from the source documents. **Table 11-2** shows that most of the differences between the gold values in the database and those gleaned from the source documents are very small, although around economic cutoff grades the differences may well represent large percentages. More than 99% of the differences fall in the range -0.1 ppm Au to +0.1 ppm Au which is below the 0.4 ppm cutoff grade. However, a Mann-Whitney Test suggests that the differences between the two populations are not statistically different.

Table 11-2: Comparison of Assay Values between the Database and Source Documents (MDA, 2011)

Center of Cell Range in ppm			
Au (+/- 0.1 ppm Au)	Frequency	Percent	Cumulative Percent
-1.2	0	0.00	0.00
-1	0	0.00	0.00
-0.8	1	0.01	0.01
-0.6	0	0.00	0.01
-0.4	0	0.00	0.01
-0.2	3	0.04	0.05

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Center of Cell Range in ppm			
Au (+/- 0.1 ppm Au)	Frequency	Percent	Cumulative Percent
0	8,539	99.88	99.93
0.2	5	0.06	0.99
0.4	0	0.00	99.99
0.6	0	0.00	99.99
0.8	0	0.00	99.99
1	0	0.00	99.99
1.2	1	0.01	100.00

Differences with no rounding or truncation of data (Diff_Cet

Table 11-3 and **Table 11-4** show the comparison of the gold grade assays within the database and source documents. One of the three data sets checked contained 3,262 assays from drilling campaigns by Vista in 2007 and 2008. Checks of the Vista data against original sources were done by one individual, using essentially the same procedures as had been used for checking the historic assays. A summary table of the findings is presented, as Table 11-3. Of the 12 differences noted in Table 11-3, two are significant.

- A gold value of 0.005 ppm Au in the database compared to the correct gold value of 0.8 ppm Au.
- A gold value of 1.08 ppm Au in the database compared to the correct gold value of 0.01 ppm Au.

In addition, a separate detailed audit was done on 638 assays on Vista drillhole VB08-036. This audit shows that discrepancies within the database on the global resource estimate are not material.

Based on his review, the QP has determined that the historical and Vista assays in the Mt Todd database are useable for resource modeling.

Table 11-3: Summary of Comparisons of Historical Assays (MDA, 2011)

Historical Assays	Au in PPM		Differences, Source - Database in PPM
	Database	Source	
Average	0.79	0.70	0
Std Dev	1.48	1.48	0.01
Count	1171	1171	565
Max	33.44	33.45	0.255
Min	0.005	0.005	-0.29
Median	0.3	0.3	0
Differences > 0.01 ppm Au			20
Differences < 0.01 ppm Au			4

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Table 11-4: Summary of Comparisons of Vista Assays (MDA, 2011)

Vista Assays	Au in PPM		Differences, Source - Database in PPM
	Database	Source	
Average	0.79	0.78	0
Std Dev	1.89	1.89	0.02
Count	3262	3262	12
Max	55.37	55.37	0.79
Min	0.005	0.005	-1.07
Median	0.26	0.26	0
Differences > 0.01 ppm Au			3
Differences < 0.01 ppm Au			6

The QP [Rex Clair Bryan, Ph.D., SME RM] has reviewed and accepted the quality assurance protocols are employed by Vista for its drilling, sample preparation and assays. Vista requires periodic rechecking of assays both within and between laboratories. As an example, prior to the 2011 drilling campaign, the majority of samples were transported first to ALS in Alice Springs (NT) for sample preparation. After preparation, samples were then forwarded on to ALS in Malaga (WA) for assay analyses. One in every 20 pulp or reject was sent from ALS in Alice Springs to Northern Australian Laboratories (NAL), Vista was notified by email which samples were sent to NAL. For the 2011-2012 drilling campaign samples for assay were sent to NAL lab in Pine Creek, NT. **Figure 11-1** shows the results of check assays on one in every 20 pulps or rejects that were completed by NT Environmental Laboratories. No bias in assays was found with a slope of 0.992 and a correlation of 99%. There was only one significant difference that was detected from a total of 2,948 comparisons. **Figure 11-2** shows a comparison of original 78 pulp assays between the NAL and ALS laboratories. The assay values showed no bias with a slope of 0.99 and a correlation of 99%.

Following completion of assay results, all pulps and reject material was shipped back to the Project site and stored.

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NI 43-101 Technical Report Vista Gold Corp. 50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia Mt Todd Gold Project Tetra Tech October 2019 126 Figure 11-1: NAL Pulp Repeats

NI 43-101 Technical Report Vista Gold Corp. 50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia Mt Todd Gold Project Tetra Tech October 2019 127 Figure 11-2: Original Pulp Cross Lab Checks

NI 43-101 Technical Report Vista Gold Corp. 50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia Mt Todd Gold Project Tetra Tech October 2019 128 11.3 Sample Security NAL is the primary laboratory for the current drilling program. The NAL laboratory is located in the town of Pine Creek, approximately 100 km distant by road. Samples were picked up and transported by NAL employees. Sample shipments were scheduled for approximately once a week. The crates were picked up on site by NAL for direct road transport to the assay lab. A sample transmittal form was prepared and included with each shipment and a copy was filed in the geologist office on site. When the shipment left site, sample transmittals were prepared and e-mailed to NAL. When the shipment arrived at the preparation facility the samples were lined out and a confirmation of sample receipt was e-mailed back to Vista. The QP [Rex Clair Bryan, Ph.D., SME RM] is satisfied with the adequacy of sample preparation and analytical procedures employed by Vista given the fact that Vista has completed more than 50,000 m of core drilling in the Batman deposit, to verify the approximately 98,000 m of historic drilling. The QP is also satisfied that sample security measures meet industry standards. Statistical analysis of the various drilling populations and quality assurance/quality control (QA/QC) samples has not either identified or highlighted any reasons to not accept the data as representative of the tenor and grade of the mineralization estimated at the Batman deposit.

NI 43-101 Technical Report Vista Gold Corp. 50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia Mt Todd Gold Project Tetra Tech October 2019 129 12.0 DATA VERIFICATION 12.1 Drill Core and Geologic Logs Multiple site visits were performed by the QP [Rex Clair Bryan, Ph.D., SME RM] for the resource estimation portion of this Technical Report. During that visit, the QP found a comprehensive drillhole database comprised of drill core, photographs of the drill core, assay certificates and results, and geologic logs. All data were readily available for inspection and verification. In addition, most of the subsequent companies or their consultants that have examined the project have completed checks of the data and assay results. The author reviewed drill core, drill core logs and assay certificates and found a minimal number of errors (i.e., mislabeled intervals, number transpositions), which were corrected in development of the resource estimation. It is the opinion of the QP responsible for this section that the databases and associated data were of a high quality in nature and valid for use in mineral resource and reserve estimation. The QP responsible for this section found no significant discrepancies with the existing drillhole geologic logs and is satisfied that the geologic logging, as provided for the development of the three-dimensional geologic models, fairly represents both the geologic and mineralogic conditions of each of the deposits that comprise the Project. 12.2 Topography The topographic map of the project area was delivered electronically in an AutoCAD® compatible format and represents the topography in half-meter accuracy. The native coordinate system of the topography is GDA94 / Map Grid of Australia (MGA) zone 53, and for this resource update and as the Project goes forward GDA94 / MGA zone 53 will be the used coordinate system. The surveyed drillhole collar coordinates, once translated to GDA94 / MGA zone 53 agree well with the topographic map; it is the opinion of the QP responsible for this section that the current topographic map is accurate and accurately represents the topography of the project area. In addition, it is suitable for the development of the geologic models, mineral resource estimates, and mineral reserve estimates. 12.3 Verification of Analytical Data As part of the 2007 exploration program, an exercise to verify the historic assay results and establish procedures for subsequent analytical work was completed. This program consisted of two components; re- assaying of a portion of the historic drillholes, and assaying of the new core drillholes. A multi-phase program evaluated the accuracy of gold assays generated by NAL on Mt Todd core samples. The test involved three phases including, 1) cross checking assay standards used in the program between NAL and ALS-Chemex, 2) preparing and assaying 30, one-m intervals of remaining half-core and detailed analysis of crushing and analytical performance between the two labs, and 3) screen sieve assay analysis of 45 coarse reject samples plus the 45 comparable remaining half core samples. Analysis of the results from the two labs confirmed that finer material tends to be higher grade and that this fine material had been preferentially lost through the coarse-weave sample bags during storage and handling of the coarse reject samples. Vista now uses commercial polyester sample bags and loss of fines is no longer an issue. The test also showed good reproducibility between labs in all tests at grade ranges typical of the

NI 43-101 Technical Report Vista Gold Corp. 50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia Mt Todd Gold Project Tetra Tech October 2019 130 deposit. Greater variance, which is not unexpected, showed up in the few samples assaying in the 5-20 g-Au/t range. Figure 12-1 details the results of the analytical check program that was completed on the 2007 exploration drillholes. The program was designed to check both internal laboratory accuracy and inter-laboratory accuracy. NAL was the primary laboratory for completion of the sample analyses. ALS-Chemex in Sydney, Australia performed the inter-laboratory analyses. As can be seen from the plot, the correlation coefficient was 0.997 for the re-splits of original assays.

NI 43-101 Technical Report Vista Gold Corp. 50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia Mt Todd Gold Project Tetra Tech October 2019 131 Figure 12-1: NAL Resplit Analyses

NI 43-101 Technical Report Vista Gold Corp. 50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia Mt Todd Gold Project Tetra Tech October 2019 132 12.3.1 Latest Drilling Data Verification For the March 2018 resource estimate, a detailed data verification procedure was undertaken by the QP [Rex Clair Bryan, Ph.D., SME RM] which focused on two drilling campaigns (VB12-015 through VB17-003 inclusive). This verification was accomplished by: reviewing the assay database received from Vista, comparing results with laboratory certificates received directly from the laboratory and reviewing results of the field QA/QC samples. In April 2018, the QP verified that the latest four metallurgical drillholes (VB17-004, VB18-001, -002, and -003) followed Vista’s drilling and sampling protocols. For the 13 drillholes from the 2012 exploration program, there were 7,601 intervals assayed. For the nine drillholes from the combined 2015-2017 exploration programs, there were 1,770 intervals. In addition to Au and other precious metals, most intervals had multi-element and environmental test results as well. Similar to previous work, the assay interval averaged one meter with a minimum interval of 0.4 m and a maximum interval of 1.4 m. No errors were noted in the assay data received other than selenium results for one drillhole that were erroneously entered. This was corrected by Vista. A spot-check of approximately 14% of the received database with laboratory certificates requested and received from NAL showed a 100% correct correlation of reported values. Field QA/QC samples (those submitted with the drillhole samples to the laboratory) were also analyzed. Five standards (standard reference materials [SRMs]) were used by Vista with ranges of Au between 0.334 and 5.49 ppm of variable mineral/rock composition. Results of the SRMs were plotted as the relative difference to the average SRM certified Au concentration and are shown in Figure 12-2. Of the 385 results, no drift was noted over time and all but four were within 10% of the certified value. Of the four that fell outside that range the highest offset was 13.8%. One value was clearly a mislabeled sample and when plotted with the assumed correct standard fell within the 10% range. Figure 12-2 demonstrates the variance is greatest at lower Au concentrations and this is normally seen with most Au analytical data. Field blanks were also reviewed and found to be acceptable. Of 388 blank results, six blanks had Au concentrations greater than detection limit of 0.01. The maximum value was 0.11 ppm. Again, no drift was noted in the data over time. Because the current drilling campaign uses core, a regular program of field duplicates is not instituted at this time, but approximately 30% of samples have at least one replicate assay performed and an additional 3% of these have a second replicate assay. Replicates are taken from pulp when the primary sample is taken and run in the same analytical “batch.” Variability is highest at concentrations near detection limit, but overall trends are very good for the drillholes. Figure 12-3 shows the first replicate value against the primary value by drillhole. Equally good correlation is seen for the second replicates against the original and against the first replicate value. The QP is of the opinion that the current field QA/QC program and results meet industry standards and that the assay database adequately reflects values reported from the laboratory and is suitable for use in mineral resource and mineral reserve estimation.

NI 43-101 Technical Report Vista Gold Corp. 50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia Mt Todd Gold Project Tetra Tech October 2019 133 Source: Tetra Tech, Inc (August 2017) Figure 12-2: Scatterplot of Relative Au Value to Certified Standard Reference Material Value

NI 43-101 Technical Report Vista Gold Corp. 50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia Mt Todd Gold Project Tetra Tech October 2019 134 Source: Tetra Tech, Inc (August 2017) Figure 12-3: Scatterplots (Log Scale) of Replicates by Drillhole

NI 43-101 Technical Report Vista Gold Corp. 50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia Mt Todd Gold Project Tetra Tech October 2019 135 Figure 12-4 shows the location of a metallurgical drilling campaign that produced three cross sections containing new holes that almost twin previous ones. Figure 12-5 shows one of the twined sections. It is important to note that the twinned holes target the higher grade ore of the Batman deposit. It is the opinion of the QP that this serendipitous twinning exercise helps confirms that the geologic modeling, drilling position, assay sampling and block modeling meet industry standards. Source: Tetra Tech, Inc.(August 2020) Figure 12-4: Location of Metallurgical Drillholes

NI 43-101 Technical Report Vista Gold Corp. 50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia Mt Todd Gold Project Tetra Tech October 2019 136 Source: Tetra Tech, Inc. Figure 12-5: Two Views of VB07-013, VB18-002 and VB08-036 in Cross-sections

NI 43-101 Technical Report Vista Gold Corp. 50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia Mt Todd Gold Project Tetra Tech October 2019 137 13.0 MINERAL PROCESSING AND METALLURGICAL TESTING This section reports on the work done to develop the understanding of the metallurgical characteristics of the remaining ore in the Batman deposit. This understanding contributes to the design of a technically effective and economically efficient gold recovery operation. 13.1 Summary Key conclusions drawn from the metallurgy studies to date are: „ Mt Todd (and in particular the Batman deposit) ore is among the hardest and most competent ore types processed for mineral recovery. The most energy efficient comminution circuit has been determined to be the sequence of primary crushing, closed circuit secondary crushing, and closed circuit HPGR tertiary crushing and ore sorting, followed by two stages of grinding. „ The ore is free-milling, is not preg-robbing, and is amenable to gold extraction by conventional cyanidation processes. „ The ore has moderate to high cyanide consumption, determined to be 0.876 kg of sodium cyanide per tonne of ore. This is largely due to the presence of sulfides, cyanide-consuming copper, and not recycling cyanide from leach residue prior to cyanide destruction. „ The ore requires a P80 grind of 40 μm and 30-hour leach residence time to achieve a nominal 91.9% gold recovery net of solution loss from ore with a pit head grade of 0.84 g-Au/t. 13.2 Historic Metallurgical Test Programs The Mt Todd deposit is a large low-grade gold deposit. The average grade of the gold mineralization is approximately 1 g-Au/t. The gold mineralization occurs in a hard, uniform greywacke host and is associated with sulfide and silica mineralization which has resulted from deposition along planes of weakness that had opened in the host rock. Gold is fine grained (<30 μm) and occurs with both silica and sulfides. The host rock is very competent with a Bond Ball Mill Work Index (BWi) of 23 to 30 kWh/t. A substantial body of knowledge has been accumulated for the metallurgy of the Mt Todd ore, some from the historical operation of the mine, but more importantly, detailed information has been developed from recent sampling of the remaining ore body. Observations are as follows: „ 1988-1997 metallurgical studies by previous owners (Pegasus) led to the design and construction of a treatment plant comprised of crushing, milling to a P80 of 150 μm, sulfide flotation, concentrate regrind and cyanidation, and, separate CIL cyanidation of flotation tailings. Operational efficiencies were lower than planned due to ore hardness, presence of cyanide- soluble copper minerals, and inefficient flotation performance resulting from the presence of free cyanide in the process water (from recycled tailings decant water). One could reasonably state that these operational challenges were the result of inadequate design and equipment selection, in part due to an incomplete understanding of the deposit. These process difficulties together with the collapse of the gold price led to the cessation of operations in November of 1997. „ In 2006, Vista acquired the Project with the belief that each of these challenges could be overcome through the use of current technology, adequate metallurgical testing and higher gold prices. Vista’s consultant, Resource Development Inc. (RDi), completed a study using

NI 43-101 Technical Report Vista Gold Corp. 50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia Mt Todd Gold Project Tetra Tech October 2019 138 historical metallurgical data and test results from transition ore samples. RDi proposed a flowsheet consisting of crushing and grinding followed by rougher flotation to produce a sulfide concentrate containing 85% of the gold. Rougher tailings, substantially barren of gold and sulfides, would be discarded to a benign tailings dam. Rougher concentrate would be reground to enable upgrading in a cleaner flotation circuit to produce a saleable copper concentrate containing 50% of the gold. Cleaner tailings would be cyanide leached in a CIL circuit for gold recovery. The cleaner tailings would be subjected to cyanide destruction and stored in a separate sulfide tailings dam. „ The design incorporated energy efficient HPGR technology in the comminution circuit to handle the hard ore. These processing advantages combined with a higher gold price significantly improved the viability of the proposed operation. It then became necessary to confirm if the remaining ore had the same metallurgical characteristics as the historically processed ore. In 2007/2008 two exploration drilling programs were completed focusing on the deeper ore beneath the existing Batman pit. The following composites/samples were prepared for RDi’s testwork conducted on the samples of the deeper Batman ore from the 2007/2008 drilling program: „ Composite 1 – 1,200 kg composite sample made up from 2007 drill core. The composite consisted of samples from five drillholes selected to be representative of a cross section of the deposit. The head assay was 1.3 g-Au/t, 0.92% S and 447 ppm Cu. The sequential copper analysis indicated 80.4% of the copper in the sample was primary copper. The dominant sulfide in the sample was pyrrhotite. „ Composite 2 – 140 kg composite sample made up from 2008 drill core. The head assay was 0.89 g-Au/t and 450 ppm Cu. The sequential copper analysis indicated 80.3% of the copper in the sample was primary copper. The dominant sulfide in the sample was pyrrhotite. „ Drillhole 41 sample was sourced from the oxide and transitional zones (depth of 0–65 m). The head assay was 1.78 g-Au/t, 1.42% S, 448 ppm Cu. „ The new cores were more representative of the remaining resource and samples were selected for confirmatory metallurgical test work. It was confirmed that the ore was extremely hard but it was not possible to repeat the flotation results previously achieved. The tests indicated that gold recovery into the rougher flotation concentrate was ± 80% at a grind P80 of 74μm but copper could not be upgraded to saleable concentrate grade of ± 20% Cu. The best results were ± 6% Cu using the same test procedure as employed for earlier core testing (2006). „ Investigations revealed that the historical core tested in 2006 was transition zone material containing copper minerals predominantly as secondary copper which is known to be a major consumer of cyanide. The major sulfide mineral was pyrite. However, the 2007 and 2008 drill core had primary copper as predominant copper species and pyrrhotite as the major sulfide mineral. Pyrrhotite is known to float more readily as compared to pyrite and is significantly more difficult to depress in the flotation process. It was difficult to selectively float copper minerals and produce a copper concentrate without the dilutive effect of pyrrhotite and other gangue minerals. Consequently flotation was dropped from the flow sheet and replaced with whole ore leach.

NI 43-101 Technical Report Vista Gold Corp. 50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia Mt Todd Gold Project Tetra Tech October 2019 139 In 2010/2011 a confirmatory drilling campaign and metallurgical test program was conducted on the remaining Batman resource. The objective was to validate the findings of the 2007/2008 programs and to expand the level of understanding of variability of metallurgical performance within the Batman ore body. Samples used for the 2011 metallurgical testwork program were sourced from eight drillholes drilled 2010/2011. The drillholes were orientated to intersect the main Batman ore body beneath the existing pit and are representative of the ore within the Technical Report pit shell. All samples from drillholes labeled VB11 were drilled in 2011, logged, packaged then shipped directly to the laboratory for processing. Drillholes labeled MHT were drilled and logged during 2010 and were stored in cold storage before being transported to the laboratory in 2011. „ The test program was designed by Vista, supervised by Ausenco Limited (Ausenco), and executed by ALS Ammtec in Perth, Western Australia. There were a total of ninety-nine composited gold ore drill core intervals originating from the Project area. The metallurgical testwork included head analyses, crushing tests (HPGR and conventional crush), comminution testing, mineralogical analyses, leaching tests, cyanide detoxification and thickening and rheology testing. The test results confirmed that gold recovery by whole ore leach was the appropriate approach to process design. „ Vista had additional testwork undertaken in 2016 at RDi on the 2011 drilling samples. The test results indicate that the recovery was independent of the ore types but was somewhat dependent on the content of quartz in the ore. Also testing of the HPGR product indicated that the plus 5/8-in material had the potential to be treated by ore sorting to reject non- sulfide material. Since this was undertaken in small-scale tests, it provided incentive to undertake large scale tests to improve the process flowsheet and economics of gold production. 13.3 2017 Metallurgical Testwork During January and February 2017 Vista completed drilling and logging of approximately 1,700 m of PQ (3.75 in diameter) core to obtain four 5-tonne bulk samples of ore representing different parts of the deposit. These composites were selected to represent both near-term and longer-term mining and are spatially located to provide variability both horizontally and vertically. The primary objective of this phase of the test program was to perform sufficient metallurgical testwork to confirm the preferred process flowsheet developed during the last two years and associated reagent consumptions. 13.3.1 HPGR Testing at Thyssen-Krupp Industries (TKI) The four composite samples were sent to TKI (formerly Polysius) in Germany for the HPGR crushing component of the test program. The material was crushed in a one meter diameter HPGR unit. The material was subjected to a single pass through the HPGR and then screened on 16mm (5/8 inch) and each composite had the coarse fraction weighed and placed into a drum. The fine fraction was weighed and placed into several drums. The coarse fractions were sent to Tomra Sorting Solutions/Outotec for ore sorting. The test protocol is given in Figure 13-1. The weights of the plus and minus 16mm fractions for each composite are given in Table 13-1.

NI 43-101 Technical Report
50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia
Vista Gold Corp.
Mt Todd Gold Project


PQ CORE
1
2
3
4
TKI HPGR CRUSHING OF EACH INDIVIDUAL COMPOSITE
TKI SCREEN
+16mm COARSE FRACTION
-16mm FRACTION
TOMRA ORE SORTING
"WASTE"
SHIP TO RDi

Source: Resource Development Inc, September 2019

Figure 13-1: Protocol for HPGR/Ore Sorting

Table 13-1: Material Balance for HPGR Tests

Composite No.	Sample Weight, Kgs	HPGR Products %	
		+16 mm	-16 mm
1.	4399.9	17.5	82.5
2.	4977.7	17.8	82.2
3.	4370.7	16.6	83.4
4.	4317.3	18.7	81.3

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NI 43-101 Technical Report Vista Gold Corp. 50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia Mt Todd Gold Project Tetra Tech October 2019 141 13.3.2 Tomra/Outotec Ore Sorting Testwork Each plus 16mm sample was weighed at the Tomra sorting facility. Each composite was split into three parts. Each split sample was subjected to a two-step automated sorting test designed to separate the gold-bearing sulfide minerals and quartz veining from non-gold bearing waste material. The first step (XRT) sorts the material by measuring differences in density to target the gold-bearing sulfide material. Three different sensitivities (1%, 2% and 5%) were tested. The X-ray Transmission (XRT) material was then washed to remove the fines which could interfere with the laser ore sorting. The second step (laser) separates the gold-bearing, quartz-veining material. The test results, summarized in Table 13-2, indicate the following: „ Open-circuit HPGR produced approximately 18% of the feed as a plus 16mm fraction. „ The ore sorting rejected approximately 10% of the run-of-mine feed as below cut-off grade material. Approximately 1.3% of the gold was rejected with the waste fraction. „ Removal of waste resulted in approximately 8% improvement in estimated mill feed grade (average life-of-mine grade of 0.91 g/t Au compared to 0.84 g/t Au reserve grade).

NI 43-101 Technical Report
50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia
Vista Gold Corp.
Mt Todd Gold Project

Table 13-2: Tomra Sorting Test Results

		Product (XRT + Laser + Wash)					Final Reject					Head Grade of +16mm To Sorting				
	Test	Wt	Au (g/mt)	Ag (g/mt)	Sulfur (%)	CN Soluble Cu (ppm)	Wt	Au (g/mt)	Ag (g/mt)	Sulfur (%)	CN Soluble Cu (ppm)	Wt	Au (g/mt)	Ag (g/mt)	Sulfur (%)	CN Soluble Cu (ppm)
Composite # 1																
XRT Sensitivity at 5%	1.1	190.2	0.817	0.7	1.09	45.6	125.5	0.103	0.2	0.24	10.0	315.7	0.533	0.6	0.89	30.65
	Distribution	60.2%	92.3%	83.7%	87.3%	87.0%	39.8%	7.7%	16.3%	12.7%	13.0%	100.0%	100.0%	100.0%	100.0%	100.0%
XRT Sensitivity at 2%	2.1	101.5	0.541	1.0	1.12	38.9	118	0.110	0.4	0.23	11.2	219.53	0.309	0.9	0.83	23.21
	Distribution	46.2%	80.9%	68.8%	80.8%	74.1%	53.8%	19.1%	31.2%	19.2%	25.9%	100.0%	100.0%	100.0%	100.0%	100.0%
XRT Sensitivity at 1%	3.1	71.4	0.758	2.2	0.94	42.4	124.5	0.086	0.2	0.27	12.5	195.9	0.331	1.7	0.80	22.94
	Distribution	36.4%	83.5%	86.0%	66.7%	65.4%	63.6%	16.5%	14.0%	33.3%	34.6%	100.0%	100.0%	100.0%	100.0%	100.0%
Composite # 2																
XRT Sensitivity at 5%	4.1	193.2	0.365	2.1	0.73	27.8	117.5	0.075	0.2	0.23	6.5	310.7	0.255	1.5	0.55	19.25
	Distribution	62.2%	88.9%	94.6%	83.9%	87.2%	37.8%	11.1%	5.4%	16.1%	12.8%	100.0%	100.0%	100.0%	100.0%	100.0%
XRT Sensitivity at 2%	5.1	138.4	0.449	11.8	1.03	40.7	114.5	0.106	0.2	0.18	8.1	252.86	0.294	10.1	0.90	25.26
	Distribution	54.7%	83.6%	98.6%	87.3%	85.5%	45.3%	16.4%	1.4%	12.7%	14.5%	100.0%	100.0%	100.0%	100.0%	100.0%
XRT Sensitivity at 1%	6.1	132.9	0.566	35.7	0.86	32.4	151.5	0.185	0.2	0.22	10.7	284.4	0.363	23.6	0.45	20.23
	Distribution	46.7%	72.9%	99.4%	77.4%	71.9%	53.3%	27.1%	0.6%	22.6%	28.1%	100.0%	100.0%	100.0%	100.0%	100.0%
Composite # 3																
XRT Sensitivity at 5%	7.1	110.3	0.255	1.0	0.51	64.1	94	0.072	0.4	0.12	23.2	204.3	0.171	0.9	0.41	43.12
	Distribution	54.0%	80.6%	75.0%	83.4%	75.2%	46.0%	19.4%	25.0%	16.6%	24.8%	100.0%	100.0%	100.0%	100.0%	100.0%
XRT Sensitivity at 2%	8.1	106.4	0.570	3.6	0.64	94.7	139.5	0.233	0.4	0.13	36.7	245.87	0.379	2.7	0.62	59.23
	Distribution	43.3%	65.1%	87.2%	78.9%	64.8%	56.7%	34.9%	12.8%	21.1%	35.2%	100.0%	100.0%	100.0%	100.0%	100.0%
XRT Sensitivity at 1%	9.1	86.2	0.282	13.5	0.58	96.7	153.5	0.055	0.2	0.11	33.6	239.7	0.136	10.6	0.69	54.55
	Distribution	36.0%	74.2%	97.4%	74.8%	60.5%	64.0%	25.8%	2.6%	25.2%	39.5%	100.0%	100.0%	100.0%	100.0%	100.0%

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NI 43-101 Technical Report
50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia
Vista Gold Corp.
Mt Todd Gold Project

		Product (XRT + Laser + Wash)					Final Reject					Head Grade of +16mm To Sorting				
	Test	Wt	Au (g/mt)	Ag (g/mt)	Sulfur (%)	CN Soluble Cu (ppm)	Wt	Au (g/mt)	Ag (g/mt)	Sulfur (%)	CN Soluble Cu (ppm)	Wt	Au (g/mt)	Ag (g/mt)	Sulfur (%)	CN Soluble Cu (ppm)
Composite # 4																
XRT Sensitivity at 5%	10.1	148.0	0.901	1.4	0.99	43.0	98	0.192	0.4	0.23	18.9	246.0	0.619	1.3	0.88	32.67
	Distribution	60.2%	87.6%	83.8%	86.7%	77.0%	39.8%	12.4%	16.2%	13.3%	23.0%	100.0%	100.0%	100.0%	100.0%	100.0%
XRT Sensitivity at 2%	11.1	127.2	0.933	2.3	1.32	46.4	136	0.127	0.4	0.21	13.8	263.17	0.516	2.1	1.18	28.88
	Distribution	48.3%	87.3%	84.3%	85.5%	75.2%	51.7%	12.7%	15.7%	14.5%	24.8%	100.0%	100.0%	100.0%	100.0%	100.0%
XRT Sensitivity at 1%	12.1	112.9	1.005	17.0	1.67	44.3	161.5	0.113	0.4	0.26	9.9	274.4	0.480	15.3	1.70	23.61
	Distribution	41.1%	86.1%	96.7%	81.8%	75.3%	58.9%	13.9%	3.3%	18.2%	24.7%	100.0%	100.0%	100.0%	100.0%	100.0%

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NI 43-101 Technical Report Vista Gold Corp. 50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia Mt Todd Gold Project Tetra Tech October 2019 144 13.3.3 Preparation of Composites for Metallurgical Testwork The HPGR product (minus 16mm) and the ore sorting products were weighed for each composite. This was followed by blending of the minus 16mm product and splitting using a cone and quarter process to obtain quarter portions of the material for each composite. The ore sorting product was proportioned into the split samples to prepare the composite samples, representing the product of crushing with sorting as feed to leach processing. The composite samples were stage crushed to nominal 6 mesh. However, the required samples were split out at 3/4 inch material for abrasion testing. The minus 6 mesh material was thoroughly blended and split into 1 kg and 10 kg charges, and approximately half the material was stored in drums. 13.3.4 Mineralogical Study The four prepared composite samples were submitted for mineralogical study with emphasis on gold, silver, and speciation of pyrrhotite. Each sample was prepared as a standard polished thin section for study by transmitted/reflected light microscopy. The highlights of the study indicate the following: „ The mineralogy of the four composites was very similar. „ Quartz was the primary phase in all samples and accounts for over 60% of the volume. „ Quartz occurs as very fine mosaic grains (5 to 10 μm) or as angular to rounded grains in sizes from 5 to 125 μm. Some very course fragments of quartz up to several millimeters were also present in all samples. „ The coarse quartz was commonly associated with coarse grain sulfides. „ Other silicate minerals identified in the samples were biotite, muscovite, chlorite and plagioclase feldspar. „ Sulfide minerals represented 2% to 3% in each composite. Pyrite was common in all samples and occurred as euhedral cubes and anhydral grains (3 to 300 μm). „ Pyrite concentration was highest in Composites 1 and 2. It was intermixed with marcasite and arsenopyrite. „ Arsenopyrite was most prominent in Composite 3 with a grain size of up to 100 μm. „ Other sulfide minerals present included chalcopyrite, sphalerite and galena. „ Pyrrhotite was identified in all four composites. It was determined to have monoclinic structure. „ Most of the gold grains identified were associated with pyrite and ranged in sizes from 3 to 28 μm. „ No discrete silver minerals were identified in any of the composite samples.

NI 43-101 Technical Report
50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia
Vista Gold Corp.
Mt Todd Gold Project

13.3.5 Head Analyses

The composite samples were submitted for head analysis. The test results are summarized in **Table 13-3**, **Table 13-4,** and **Table 13-5**. The results indicate the following:

- The samples assayed from 0.348 g/t Au to 0.760 g/t Au.
- The total sulfur content ranged from 0.43% to 1.26%.
- The copper valves ranged from 241 ppm to 467 ppm.
- The samples contained significantly lower gold values than projected from the drilling data as shown in **Table 13-5**.

Table 13-3: Head Analyses of Composite Samples

Element	Composite			
	1	2	3	4
Au, g/t	0.679	0.350	0.350	0.699
Assay 1				
Assay 2	0.672	0.346	-	0.713
Average	0.675	0.348	0.350	0.706
Ag, g/t	1.6	3.7	1.2	0.8
S_{Total}, %	1.26	0.67	0.43	0.76

Table 13-4: Whole Rock Analyses of Composite Samples

Element Percent	Composite			
	1	2	3	4
Al	7.33	7.65	7.44	6.97
Ca	0.33	0.32	0.17	0.37
Fe	5.48	5.02	5.44	4.97
K	3.59	3.63	3.03	3.06
Mg	1.14	1.23	1.26	1.16
Na	0.29	0.36	0.50	0.36
Ti	0.19	0.21	0.20	0.22
ppm				
As	50	103	403	113
Ba	579	622	574	548
Bi	<10	<10	<10	<10
Cd	8	9	7	7
Co	21	22	22	18
Cr	83	97	111	88
Cu	467	285	241	384

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Element Percent	Composite			
	1	2	3	4
Mn	352	372	360	368
Mo	<175	<1	<1	<1
Ni	213	72	78	74
Pb	17	81	302	222
Sr	83	23	17	20
V	<10	86	100	92
W	575	11	<10	<10
Zn		240	392	421

Table 13-5: Assayed vs. Projected Head Analyses

	g/t Au	
	Assayed	Projected
Composite 1	0.675	1.54
Composite 2	0.348	0.99
Composite 3	0.350	0.74
Composite 4	0.706	0.56

13.3.6 Abrasion Indices

The samples were submitted for Bond abrasion index determination. The test results are summarized in **Table 13-6**. The test results indicate that the material is low to moderately abrasive.

Table 13-6: Abrasion Indices for the Various Composite Samples

Sample	A_i, g
Composite CC ¾ X ½ in	0.1603
Composite 1 – 16mm	0.2278
Composite 2 – 16mm	0.1616
Composite 3 – 16mm	0.2006
Composite 4 – 16mm	0.2250

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13.3.7 Bond Ball Mill Work Indices

Bond ball mill work indices (BWi) were determined at a grind size of P_{80} of 100 mesh for the various products, namely HPGR, ore-sorting, composite samples and waste material. The results are summarized in **Table 13-7** and **Table 13-8**.

The test results indicate the following:

- The BWi for the plus 16mm sorted product was higher than the composite samples prepared from the crushed products. Hence, it is reasonable to conclude that the uncrushed material in the HPGR is harder than the crushed product.
- The rejected plus 16mm material has a BWi harder than the composite sample and harder than the plus 16mm sorted product.
- The BWi for the products ranged from 23.1 to 24.28. A BWi of 24.5 was selected for the design of the primary ball mill circuit.

Table 13-7: Bond Ball Mill Work Indices for Composite Samples

Composite	BW_i (kwh/mt)
1	23.10
2	24.41
3	23.79
4	24.48

Table 13-8: Bond Ball Mill Work Indices for Ore Sorting Products and Wastes

No.	Composite	Sample	BW_i (kwh/mt)	Average BW_i
1	1	1.1 XRT Product	23.0	
2	1	2.1 XRT Product	25.15	24.71
3	1	3.1 XRT Product	25.98	
4	2	4.1 XRT Product	26.55	
5	2	5.1 XRT Product	26.91	26.63
6	2	6.1 XRT Product	26.44	
7	3	7.1 XRT Product	24.54	
8	3	8.1 XRT Product	24.63	24.87
9	3	9.1 XRT Product	25.44	
10	4	10.1 XRT Product	25.37	
11	4	11.1 XRT Product	25.89	25.62
12	4	12.1 XRT Product	25.61	
13	2	4.2 Laser Waste	26.34	
14	4	10.2 Laser Waste	23.89	
15	Composite Sample (before HPGR		25.01	

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Mt Todd Gold Project

13.3.8 Leach Tests

Several series of leach tests were performed to evaluate the effect of grind size, leach pulp density, cyanide concentration and two-stage grind on the gold extraction and reagent consumption.

The test procedure consisted of grinding the ore to the desired particle size in a single stage or two stages as would be done in the plant and the ground pulp was transferred to a bottle. The pulp density was adjusted to the desired level and then the pH was adjusted to 11 with hydrated lime. The slurry was pre-aerated for 4 hours with 50ppm lead nitrate. Sodium cyanide was then added to a calculated level of cyanide concentration. The pH and cyanide concentration were determined at 6 and 24 hours and a sample of solution was taken and assayed for gold and silver. Activated carbon was added at 24 hours at a level of 20g/L. After 30 hours, the solution was measured to determine pH, free cyanide, and gold and silver content. The carbon was screened and dried. The slurry was filtered, washed and dried. The products were prepared and assayed for gold and silver.

The test results are summarized in **Table 13-9** to **Table 13-13**. The test results indicate the following:

- The gold extraction is size dependent. The finer the grind size, the higher the gold extraction.
- The gold extraction for average grade composites 1 and 4 were 82.8% to 87.6% at a P_{80} of 46 µm in a single-stage grind. However, for two-stage grind to P_{80} of 53 µm, the gold extraction improved from 86.4% to 89.7%.
- The NaCN consumption in the two-stage grind tests was also lower by ± 20% as compared to single-stage grind.
- The preliminary optimization study indicated that the leach circuit could potentially operate at higher pulp density (± 50% solids) and lower cyanide concentration (750 ppm initial concentration) without impacting gold extraction.

Table 13-9: Gold Extraction vs. Grind Size for the Four Composites

Test No.	Composite	P_{80}, mesh	Extraction % Au (30 hrs.)	Residue g/t Au	Cal. Head g/t Au	Consumption Kg/t	
						NaCN	Lime
1	1	200	84.4	0.12	0.75	0.515	3.782
2	1	200	84.9	0.10	0.68	0.512	3.000
3	1	230	85.1	0.10	0.65	0.471	3.351
4	1	230	85.4	0.10	0.66	0.514	2.987
5	1	325	85.1	0.10	0.66	0.516	3.578
6	1	325	87.6	0.10	0.77	0.515	3.446
13	2	200	77.0	0.10	0.42	0.336	3.743
14	2	200	76.4	0.10	0.44	0.393	3.460
15	2	230	77.3	0.10	0.45	0.393	3.533
16	2	230	75.1	0.11	0.44	0.394	3.493
17	2	325	68.3	0.16	0.50	0.453	3.631
18	2	325	75.5	0.12	0.48	0.453	3.678
19	3	200	65.2	0.10	0.30	0.456	4.554

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Mt Todd Gold Project

Test No.	Composite	P_{80}, mesh	Extraction % Au (30 hrs.)	Residue g/t Au	Cal. Head g/t Au	Consumption Kg/t	
						NaCN	Lime
20	3	200	64.0	0.10	0.27	0.397	4.545
21	3	230	66.5	0.10	0.29	0.454	4.555
22	3	230	69.8	0.09	0.29	0.396	4.678
23	3	325	69.8	0.08	0.27	0.454	4.700
24	3	325	70.0	0.08	0.27	0.454	4.632
7	4	200	80.0	0.13	0.65	0.551	3.237
8	4	200	79.7	0.14	0.71	0.516	2.992
9	4	230	81.8	0.14	0.75	0.576	2.980
10	4	230	82.9	0.12	0.72	0.513	3.008
11	4	325	82.8	0.12	0.72	0.575	3.458
12	4	325	84.1	0.10	0.66	0.576	2.939

NOTE: Lime Consumption was assumed to be the same as lime addition to the test.

Table 13-10: Gold Extraction at P_{80} of 270 mesh (53µm) with Two-stage Grind for the Four Composites

Test No.	Composite	Extraction % Au (30 hrs.)	Residue g/t Au	Cal. Head g/t Au	Consumption Kg/t	
					NaCN	Lime
25	1	86.6	0.09	0.67	0.393	4.972
26	1	86.2	0.09	0.67	0.336	4.866
27	2	85.8	0.06	0.44	0.398	4.446
28	2	85.2	0.07	0.44	0.458	4.529
29	3	80.1	0.06	0.31	0.514	4.773
30	3	80.5	0.06	0.32	0.513	4.930
31	4	86.1	0.10	0.69	0.392	4.521
32	4	86.4	0.09	0.68	0.397	4.501

NOTE: Lime Consumption was assumed to be the same as lime addition to the test.

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Table 13-11: Effect of Pulp Density and NaCN Concentration on Gold Extraction for Composite No. 1 at P_{80} of 270 mesh (53µm) with Two-stage Grinding

Test No.	Composite	NaCN g/t	Pulp Density % Solids	Extraction % Au (30 hrs.)	Residue g/t Au	Cal. Head g/t Au	Consumption Kg/t	
							NaCN	Lime
62	1	1.0	40	87.8	0.08	0.65	0.399	3.010
63	1	1.0	40	88.8	0.08	0.67	0.399	3.003
64	1	1.0	45	89.1	0.07	0.66	0.273	3.008
65	1	1.0	45	88.7	0.07	0.64	0.271	3.011
66	1	0.75	45	87.5	0.08	0.63	0.270	3.028
67	1	0.75	45	88.4	0.07	0.62	0.221	3.024
68	1	0.5	45	88.8	0.07	0.64	0.210	3.007
69	1	0.5	45	88.4	0.08	0.65	0.212	3.007
70	1	1.0	50	89.5	0.07	0.66	0.305	3.021
71	1	1.0	50	89.7	0.07	0.63	0.344	3.015

NOTE: Lime Consumption was assumed to be the same as lime addition to the test.

Table 13-12: Effect of Pulp Density and NaCN Concentration on Gold Extraction for Composite No. 3 at P_{80} of 270 mesh (53µm) with Two-stage Grinding

Test No.	Composite	NaCN g/t	Pulp Density % Solids	Extraction % Au (30 hrs.)	Residue g/t Au	Cal. Head g/t Au	Consumption Kg/t	
							NaCN	Lime
82	3	1.0	40	84.7	0.04	0.25	0.460	3.011
83	3	1.0	40	84.9	0.04	0.25	0.272	3.011
84	3	1.0	45	84.7	0.04	0.25	0.271	3.010
85	3	1.0	45	84.8	0.04	0.25	0.372	3.010
86	3	0.75	45	83.2	0.04	0.24	0.269	3.017
87	3	0.75	45	86.3	0.03	0.25	0.322	3.010
88	3	0.50	45	83.8	0.04	0.25	0.211	3.011
89	3	0.50	45	84.4	0.04	0.24	0.211	3.016
90	3	1.0	50	85.0	0.04	0.25	0.347	3.011
91	1	1.0	50	84.9	0.04	0.25	0.346	3.011

NOTE: Lime Consumption was assumed to be the same as lime addition to the test.

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Table 13-13: Effect of Pulp Density and NaCN Concentration on Gold Extraction for Composite No. 4 at P_{80} of 270 mesh (53µm) with Two-stage Grinding

Test No.	Composite	NaCN g/t	Pulp Density % Solids	Extraction % Au (30 hrs.)	Residue g/t Au	Cal. Head g/t Au	Consumption Kg/t	
							NaCN	Lime
72	4	1.0	40	86.7	0.08	0.62	0.337	3.014
73	4	1.0	40	86.8	0.08	0.62	0.275	3.012
74	4	1.0	45	85.9	0.09	0.61	0.315	3.024
75	4	1.0	45	86.8	0.08	0.62	0.270	3.017
76	4	0.75	45	86.4	0.08	0.60	0.222	3.013
77	4	0.75	45	86.0	0.09	0.62	0.270	3.018
78	4	0.50	45	86.5	0.09	0.64	0.210	3.015
79	4	0.50	45	86.1	0.09	0.62	0.210	3.022
80	4	1.0	50	88.4	0.09	0.63	0.264	3.014
81	4	1.0	50	86.0	0.09	0.64	0.263	3.023

NOTE: Lime Consumption was assumed to be the same as lime addition to the test.

13.3.9 Cyanide Destruction

The cyanide leach residue for composites No. 1 and No. 4 were subjected to cyanide destruction tests using the air/SO_2 method. Approximately 1.5 liters of leach residue at 50% solids was agitated with sodium meta-bi-sulfite (SMBS) three times the stoichiometric amount of free cyanide and copper sulfate. Samples were taken every hour and free cyanide determined. Though no free cyanide was detected after one hour, the test was run for four hours.

The cyanide specification before and after destruction for the two tests are given in **Table 13-14**. The test results indicate the following:

- The air-SO_2 process successfully reduced CN_{WAD} to levels of <10 ppm.
- There is sufficient dissolved copper in solution for precipitation of copper iron cyanide compounds in the earlier years of operation. Hence, addition of copper sulfate may not be needed.
- One hour of detox residence time is sufficient for the process.

Table 13-14: Cyanide Destruction Test Results

Forms of Cyanide ppm	Composite 1		Composite 4	
	Before	After	Before	After
Free	600	6.3	590	4.0
Total	587	3.6	615	2.2
WAD	590	5.0	560	2.6

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NI 43-101 Technical Report Vista Gold Corp. 50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia Mt Todd Gold Project Tetra Tech October 2019 152 13.3.10 Thickening Tests Thickening tests on leach residue having a grind size of P80 of 53 μm generated in two-stages of grinding were performed for the four composites. The test results, given in Table 13-15, indicate the following: „ Approximately 8 g/t of high molecular weight low anionic acrylamide/sodium acrylate flocculant will be required for the settling of the slurry. „ Unit area required to settle the slurry to 45% solids ranges from 0.044 to 0.182 m2/mt/day. „ The unit area requirements increase significantly if the desired underflow solids is 50%. Table 13-15: Unit Area Requirements for Thickener for Composite Samples Composite P80, μm pH Flocculent Feed % Solids Unit Area Required m2/mt/day 40% 45% 50% 55% 1 53 11 8 g/t DAF-10 25 0.031 0.044 0.164 2.41 2 53 11 8 g/t DAF-10 25 0.050 0.069 0.150 2.448 3 53 11 8 g/t DAF-10 25 0.042 0.081 0.191 2.436 4 53 11 8 g/t DAF-10 25 0.083 0.182 0.650 2.425 13.4 2018/2019 Metallurgical Test Work The gold grades of the initial composites tested in 2017 metallurgical program were lower than the projected grades for the samples based on the grades being projected from the 3D resource model. Vista engaged in a detailed review to determine why the grade difference existed and found that by drilling the core zone at an oblique angle too few veins were intersected to provide a representative sample and, therefore, provided a biased result. The following table presents the average vein intercept angles for each of the drill holes completed. Table 13-16: Metallurgical Drilling Intercept Angle to Mineralized Vein BHID Average intercept angle VB17-001 10 degrees VB17-003 20 degrees VB17-002 40 degrees VB16-002 40 degrees Vista initiated an additional drilling program to address two specific questions, namely, whether the geological model is correct or not and how would higher grade material perform in the proposed process flowsheet. The drilling program was initiated in December 2017 and completed in January 2018. The 2017/2018 PQ metallurgical drill holes VB17-004, VB18-001, -002 and-003 were drilled approximately perpendicular to the mineralized host orientation and targeted similar locations to the 2016/2017 metallurgical samples. In addition, in order to test the accuracy of the resource model, the drill holes were drilled between known

NI 43-101 Technical Report
50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia
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Mt Todd Gold Project

resource model drill holes. The following table details the results of this drilling as compared to the existing drilling that was on either side of the new metallurgical drill hole.

Figure 13-2 shows the location of the metallurgical drillholes. **Figure 13-3** illustrates the relationship of the resource model estimated grades nearest existing drill hole intercept grades and the grades of the metallurgical hole VB17-004 to the two proximal drillholes VB08-030 and VB08-032. The average grade of the composites and kriged blocks are shown as the drillholes transit through a high grade zone.

Table 13-17: Vista Drillholes and their Metallurgical Twins

DH	Drill Hole ID	HG Core Length (m)	Composite (g Au/t)	Block Model (g Ault)
Existing	VB08-030	116	1.46	1.76
New Met	**VB17-004**	**113.5**	**1.461**	**1.45**
Existing	VB08-032	117	1.829	1.67
Existing	VB07-001	126	1.879	1.44
New Met	**VB18-001**	**132**	**1.13**	**1.52**
Existing	VB08-028	129	1.739	1.59
Existing	VB07-018	111	1.935	1.58
New Met	**VB18-002**	**110.7**	**1.499**	**1.56**
New Met	**VB18-003**	**141**	**1.1**	**1.13**
Existing	VB07 -018	135	1.72	1.55
	Total/Avg	**1,231.20**	**1.57**	**1.52**


Collar location
Metallurgical collar
Drillhole trace
Metallurgical drillhole trace

Source: Tetra Tech, 2020

Figure 13-2: Drillhole Trace of VB08-030, VB17-001 and VB08-012

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116m @ 1.46 (Drilling)
116m @ 1.76 (Block)
VB08-030
VB08-030
VB17-004
VB17-004
VB08-032
VB08-032
117m
117m
113.5m
113.5m

Source: Tetra Tech

Figure 13-3: Drill hole trace of drillholes VB08-030, VB17-001 and VB08-012

A quarter split of the PQ core was assayed generally in one-meter lengths per the approved assay procedure. Based on the assay results, the following composites were prepared targeting the grade ranges that Vista desired for test work:

- 2.5 metric tons of composite sample designated "Big Yellow" and assaying 1.7 g/t Au.
- 2.5 metric tons of composite sample designated "Big Blue" and assaying 1.4 g/t Au.
- 1.0 metric ton of composites sample designated "Weir" and assaying 0.99 g/t Au.
- 40 kgs each of composite samples designated "small yellow", "small blue" and "small red" assaying 1.27 g/t Au, 0.84 g/t Au and 1.02 g/t Au, respectively.

The Big Yellow and Big Blue composites were subjected to HPGR crushing and ore sorting whereas the Weir composite was subjected to only HPGR crushing. All the products from the HPGR and ore sorting tests were shipped to RDi for subsequent metallurgical test work. The remaining three samples were shipped to RDi and were not subjected to HPGR crushing or sorting.

The samples from 2017 drilling, namely Composites 1 to 4, were also utilized in the 2018/2019 metallurgical test program.

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13.4.1 HPGR Testing at Thyssen-Krupp Industries (TKI)

The two 2.5 mt composite samples, Big Yellow and Big Blue, were sent to TKI in Germany for the HPGR crushing component of the test program. The test program was identical to that performed in 2017 and produced similar results. The samples were jaw crushed followed by HPGR. The material balance is given in **Table 13-18**. The specific throughput rate was ±300 ts/hm^3.

Table 13-18: Material Balance for HPGR Tests at TKI

Composite	Sample Weight, kg	HPGR Products, %	
		+16mm	-16 mm
Biq Yellow	2400	18.6	81.4
Biq Blue	2370	17.8	82.2

13.4.2 HPGR Testing at WEIR Minerals

Approximately 1 mt of drill core was also sent to WEIR minerals for evaluating the WEIR Enduron HPGR for Mt Todd ore. The drill core was pre-crushed with a jaw crusher and fed to HPGR in three batches and screened at 16 mm. The three HPGR runs delivered consistent and repeatable results. The specific energy showed little variation around the average of 1.94 kwh/t and the average specific throughput was 254 ts/hm^3. The average mass oversize at 16 mm screen was 17.3%. The results were similar to the HPGR testing at TKI.

13.4.3 Tomra/Outotec Ore Sorting Test Work

The plus 16 mm screened samples from TKI were sent to Tomra for ore sorting test work. The sorting tests were completed on the same XRT and laser equipment as the tests completed in 2017 (Section 13.3.2).

The test results are given in Table 13.17. The test results indicate the following:

- The calculated head analyses of the plus 16 mm fraction for both composites were almost identical (0.731 g/t Au and 0.737 g/t Au). This has been determined to be due to the "softer" vein material preferentially crushing into finer material leaving the same approximate grades for the material with vein selvages on them going to sorting.
- The final rejection fraction was 54.5% for blue composite and 47.2% for yellow composite.
- Based on the assays of the various products, ore sorting rejected 8.7% and 7.9% of the feed for Big Yellow and Big Blue samples, respectively. The corresponding rejection of gold in the waste material was 0.9% and 0.7%. The gold loss was lower than 1.3% which was achieved in the 2017 test program

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Table 13-19: Tomra Ore Sorting Test Results

				XRT Cut								Laser Cut							
	Test	Units	Total Mass	Wt	Au (g/mt)	Ag (g/mt)	Cu (mg/kg)	CN Soluble Au (ppm)	CN Soluble Ag (ppm)	CN Soluble Cu (ppm)	Sulfur (%)	Wt	Au (g/mt)	Ag (g/mt)	Cu (mg/kg)	CN Soluble Au (ppm)	CN Soluble Ag (ppm)	CN Soluble Cu (ppm)	Sulfur (%)
Blue Composite																			
XRT Sensitivity at X%	1.1	kg	193.6	98	1.262	0.6	716	0.78	0.28	253	1.49	4.6	0.734	0.6	504	0.48	0.28	179	0.48
		%	100%	50.6%	87.4%	60.0%	77.1%	90.9%	84.8%	78.8%	80.7%	2.4%	2.4%	2.8%	2.5%	2.6%	4.0%	2.6%	1.2%
XRT Sensitivity at X%	2.1	kg	167.1	56	2.599	1.0	794.0	1.8	0.5	307 .0	1.72	5.6	1.454	0.8	636	1.2	0.38	286	0.71
		%	100%	33.5%	78.1%	54.5%	62.4%	78.6%	74.1%	64.7%	67.6%	3.4%	4.4%	4.4%	5.0%	5.2%	5.2%	6.0%	2.8%
Blue Comp Total kg		**kg**	**361**	**154**								**10**							
		%	**100%**	**42.7%**								**2.80%**							
Yellow Composite																			
XRT Sensitivity at X%	3.1	kg	249.6	132.5	1.255	0.8	540	0.92	0.44	236	1.5	6.1	0.898	1	586	0.84	0.52	299	0.63
		%	100%	53.1%	90.4%	59.3%	71.9%	91.2%	77.9%	73.5%	80.8%	2.4%	3.0%	3.4%	3.6%	3.8%	4.2%	4.3%	1.6%
XRT Sensitivity at X%	4.1	kg	161.1	73.5	0.905	0.8	664	0.8	0.5	312	2.02	4.6	2.257	1.4	672	2.12	0.84	404	0.65
		%	100%	45.6%	52.4%	51.1%	71.8%	55.1%	57.1%	72.3%	80.8%	2.9%	8.2%	5.6%	4.5%	9.1%	6.5%	5.9%	1.6%
Yellow Comp Total kg		**kg**	**411**	**206**								**11**							
		%	100%	**50.2%**								**2.60%**							

				Final Rejects								Sum - Head Grade							
	Test	Units	Total Mass	Wt	Au (g/mt)	Ag (g/mt)	Cu (mg/kg)	CN Soluble Au (ppm)	CN Soluble Ag (ppm)	CN Soluble Cu (ppm)	Sulfur (%)	Wt	Au (g/mt)	Ag (g/mt)	Cu (mg/kg)	CN Soluble Au (ppm)	CN Soluble Ag (ppm)	CN Soluble Cu (ppm)	Sulfur (%)
Blue Composite																			
XRT Sensitivity at X%	1.1	kg	193.6	91	0.158	0.4	204	0.06	0.04	64.1	0.36	193.6	0.731	0.5	470.3	0.4	0.2	162.45	0.93
		%	100%	47.0%	10.2%	37.2%	20.4%	6.5%	11.2%	18.5%	18.1%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%
XRT Sensitivity at X%	2.1	kg	167.1	105.5	0.309	0.4	220	0.2	0.08	73.6	0.4	167.1	1.115	0.6	426.3	0.8	0.2	158.94	0.85
		%	100%	63.1%	17.5%	41.1%	32.6%	16.3%	20.7%	29.2%	29.6%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%
Blue Comp Total kg		**kg**	**361**	**197**								**361**							
		%	**100%**	**54.5%**								**100.0%**							
Yellow Composite																			
XRT Sensitivity at X%	3.1	kg	249.6	111	0.11	0.6	220	0.06	0.12	85.2	0.39	249.6	0.737	0.7	398.8	0.5	0.3	170.48	0.99
		%	100%	44.5%	6.6%	37.3%	24.5%	5.0%	17.8%	22.2%	17.6%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%
XRT Sensitivity at X%	4.1	kg	161.1	83	0.604	0.6	194	0.46	0.26	83.3	0.39	161.1	0.789	0.7	422.1	0.7	0.4	196.8	1.14
		%	100%	51.5%	39.5%	43.3%	23.7%	35.8%	36.4%	21.8%	17.6%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%
Yellow Comp Total kg		**kg**	**411**	**194**								**411**							
		%	**100%**	**47.2%**								**100.0%**							

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NI 43-101 Technical Report Vista Gold Corp. 50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia Mt Todd Gold Project Tetra Tech October 2019 157 13.4.4 Steinert Ore Sorting Test Work Under the direction of the QP [Deepak Malhotra, Ph.D., SME RM], RDi recombined the ore sorting samples from 2017 study discussed in Section 13.3.2 for evaluation at Steinert. Three samples (Composite1, 3 and 4) were sent to Steinert in Walton, Ky with the objective of evaluating the STEINERT combined sensor sorter (KSS FLI XT) for separating ore and waste. The test results, summarized in Table 13-20, were similar to those obtained at Tomra test facility in 2017.

NI 43-101 Technical Report
50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia
Vista Gold Corp.
Mt Todd Gold Project

Table 13-20: Steinert Sorting Results for Composites 1, 3 and 4

Sample	Wt (kg)	Individual Wt%	Cumulative Wt%	Au Assay (g/mt)	Individual Au Distribution %	Cumulative Au Distribution %	Ag Assay (g/mt)	Individual Ag Distribution %	Cumulative Ag Distribution %	CN Soluble Cu Assay (ppm)	Individual CN Cu Distribution %	Cumulative CNCu Distribution %	S Assay (%)	Individual S Distribution %	Cumulative S Distribution %
Composite # 1															
Product 1.1	3.8	3.2	3.2	3.711	45.7	45.7	2.0	12.9	12.9	428	14. 7	14 .7	6.25	32.2	32.2
Product 2.1	4.5	3.7	6.9	0.823	11.9	57.5	1.0	7.6	20.5	277	11.1	25.8	1.71	10.3	42.6
Product 3.1	11.1	9.3	16.2	0.322	11.5	69.1	0.6	11.3	31.8	141	14.0	39.8	0.70	10.5	53.1
Product 4.1	23.0	19.1	35.2	0.151	11.1	80.2	0.4	15.5	47.3	73.0	15.0	54.8	0.49	15.2	68.2
Product 5.1	32.0	26.6	61.9	0.075	7.7	87 .9	0.4	21.7	69.0	61.4	17.6	72.4	0.32	13.8	82.1
Waste 5.2	45.9	38.1	100.0	0.082	12.1	100.0	0.4	31.0	100.0	67.2	27.6	100.0	0.29	17.9	100.0
Total	**120.4**	**100.0**		**0.259**	**100.0**		**0.5**	**100.0**		**92.9**	**100.0**		**0.62**	**100.0**	
Composite # 3															
Pro duct 1.1	2.1	1.7	1.7	3.999	51.5	51.5	2.2	7.6	7.6	468	10 .9	10.9	5.54	28.7	28.7
Product 2.1	2.8	2.3	4.1	0.912	16.0	67.5	1.4	6.6	14.2	220	7.0	17.9	1.39	9.8	38.6
Product 3.1	8.6	7.2	11.3	0.185	10.0	77.5	1.0	14.5	28.7	129	12.6	30.5	0.68	14.8	53.3
Product 4.1	20.2	16.9	28.2	0.034	4.3	81.8	0.4	13.6	42.3	50.2	11.5	41.9	0.14	7.1	60.5
Product 5.1	30.7	25.6	53.8	0.034	6.5	88.3	0.4	20.6	62.9	61.6	21.4	63.3	0.17	13.1	73.6
Waste 5.2	55.2	46.2	100.0	0.034	11.7	100.0	0.4	37.1	100.0	58.8	36.7	100.0	0.19	26.4	100.0
Total	**119.6**	**100.0**		**0.134**	**100.0**		**0.5**	**100.0**		**74.0**	**100.0**		**0.33**	**100.0**	
Composite # 4															
Product 1.1	4.1	3.2	3.2	3.992	35.4	35.4	2.6	16.3	16.3	589	19.2	19.2	5.89	35.8	35.8
Product 2.1	5.1	4.1	7.3	0.85 7	9.5	45.0	1.0	7.9	24.1	306	12.5	31.8	1.20	9.1	44.9
Product 3.1	13.2	10.4	17.7	0.487	13.9	58.9	0.6	12.1	36.2	121	12.7	44.5	0.55	10.7	55.7
Product 4.1	23.9	18.8	36.5	0.322	16.6	75.5	0.4	14.6	50.8	56.8	10.8	55.3	0.31	11.0	66.6
Product 5.1	34.3	27.1	63.6	0.062	4.6	80.1	0.4	21.0	71.8	70.4	19.3	74.6	0.32	16.3	82.9
Waste 5.2	46.1	36.4	100.0	0.199	19.9	100.0	0.4	28.2	100.0	69.2	25.4	100.0	0.25	17.1	100.0
Total	**126. 7**	**100 .0**		**0.364**	**100.0**		**0.5**	**100.0**		**99.0**	**100.0**		**0.53**	**100.0**	

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158

NI 43-101 Technical Report
50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia
Vista Gold Corp.
Mt Todd Gold Project

13.4.5 Preparation of Composites for Metallurgical Test Work and Head Analyses

The samples from HPGR and ore-sorting test work were prepared using the same protocol as used in 2017 study and discussed in Section 13.3.3.

All the samples were submitted for head analyses. The test results, summarized in **Table 13-21**, indicate the following:

- Head analyses of some of the composite were close to expected values whereas for other samples, the assays were significantly different.
- The assayed values covered a range from 0.5 g Au/t to 2.95 g Au/t.

Table 13-21: Head Analyses of Composite Samples

Sample	Expected Head Grade, g/tAu	Multiple Head Grade Analyses, g/t
Big Blue	1.39	0.91, 1.31
Biq Yellow	1.70	0.83, 1.68
Weir	1.00	1.05
Small Blue	0.84	2.60, 2.62, 2.95
Small Yellow	1.27	1.48, 0.67, 0.72
Small Red	1.02	0.44, 0.51, 0.65

13.4.6 Bond's Ball Mill Work Indices

A Bond's ball mill work index (BWi) was determined at a grind size of P_{80} of 100 mesh for each of the three large samples (Big Yellow, Big Blue and Weir). The ore sorting waste was removed from the Big Yellow and Big Blue samples. The results are summarized in **Table 13-22**. The test result indicates the following:

- The BWi's for Big Yellow and Big Blue samples following the rejection of ore sorting waste were lower than Weir sample which represented the run-of-mine ore.
- The average BWi of the two composites (Big Yellow and Big Blue) was 24.3 which is similar to the valve selected for mill design.

Table 13-22: Bond's Ball Mill Work Indices for Composite Samples

Composite	BWi (kwh/mt)
Big Yellow	25.08
Biq Blue	23.41
Weir	25.81

Tetra Tech October 2019 159

NI 43-101 Technical Report Vista Gold Corp. 50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia Mt Todd Gold Project Tetra Tech October 2019 160 13.4.7 Primary Grind Earlier studies had indicated that the selected circuit would require three of the largest-size manufactured ball mills to achieve a targeted grind of P80 of 90 microns. The concept of two stage grinding was developed with the idea of using the HPGR crushers to generate a smaller product size. This allowed the three large ball mills to be replaced by two smaller ball mills for the first stage of grinding and to produce a product with a P80 of 250 microns. This first stage of grinding could then be followed by removal of finished product and regrinding the coarse material to the desired product size in a stirred media mill. The primary grind size in the present study remained the same as the 2017 study (P80 of 250 microns). 13.4.8 Fine Grind The 2017 study confirmed that gold extraction was size dependent, as also observed in historic metallurgical work. The finer the grind size, the higher the gold extraction. Fine grind testing had been initiated to evaluate ISA mills and FLS VXP mills for the January 2018 Technical Report. However, since the results of the test work was not available until March 2018, ISA mills were selected for the PFS study. The test results for Composites 1 to 4 indicated that FLS VXP mills used significantly less energy (±15 kwh/t) to achieve P80 of 60 microns as compared to ISA mills that require ±28 kwh/t. Several additional studies were undertaken at FLS facilities for VXP testing and Core labs in Australia and SGS Canada for ISA mill testing. The targeted grind size was reduced to 40 microns in 2019 study. The following conclusions were drawn from the fine grind studies at the above-mentioned laboratories and RDi: „ The Malvern particle size analyzer did not provide an accurate analysis of the particle size distribution for the ground products. Hence, additional testing was undertaken on both machines, and products were screened in order to obtain accurate energy requirements and product for cyanide leach testing. „ FLS estimated specific energy requirements between 16.7 and 17.4 kwh/t to achieve P80 of 40 microns. „ SGS signature plots for the same samples tested at FLS facility indicated specific energy requirements between 26 and 34 kwh/t. The specific energy requirements for VXP mill are significantly lower because the mill is vertical and the flow of material upward through the mill results in the finer material being carried up and out of the mill more quickly, while the coarser particles remain subject to additional grinding. In contrast, the IsaMill is a horizontal mill and the flow of material is more homogeneous and of a more fixed duration. This helps explain the IsaMill being more commonly used to produce a finer product than Vista is targeting. Due to the significantly lower power requirement, the ISA Mills were replaced with FLS VXP mills in the present study.

NI 43-101 Technical Report Vista Gold Corp. 50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia Mt Todd Gold Project Tetra Tech October 2019 161 13.4.9 Leach Feed Thickener Since the leach feed size was changed from P80 of 60 microns to 40 microns, additional thickening tests were undertaken at Pocock Industrial and RDi. Based on the test results, the thickener size was changed from 45 meter diameter to 67 meter diameter in the process flowsheet. 13.4.10 Leach Agitator Design and Power Requirements SPX Flow Lightnin performed test work on the ground slurry to determine full scale sizing for the leach conditioning and leach tank agitators in April 2018 Their recommendations were incorporated into the process flowsheet. 13.4.11 Leach Tests Several series of leach tests were performed with the six samples in the present study. The test procedure consisted of grinding the ore to the desired particle size in a single stage or two stages as would be done in the plant and the ground pulp was transferred to a bottle. The pulp density was adjusted to the desired level and then the pH was adjusted to 11 with hydrated lime. The slurry was pre-aerated for 4 hours with 50ppm lead nitrate. Sodium cyanide was then added to a calculated level of cyanide concentration. The pH and cyanide concentration were determined at 6 and 24 hours and a sample of solution was taken and assayed for gold and silver. Activated carbon was added at 24 hours at a level of 20g/L. After 30 hours, the solution was measured to determine pH, free cyanide, and gold and silver content. The carbon was screened and dried. The slurry was filtered, washed and dried. The products were prepared and assayed for gold and silver. The primary objective of the leach tests was to evaluate the effect of feed grade on gold extraction at grind sizes of P80 of 53 microns and finer. The feed gold grades were divided into the following ranges: „ Greater than 1.5 g/t Au „ 1.0 to 1.5 g/t Au „ 0.8 to 1.0 g/t Au „ 0.6 to 0.8 g/t Au „ 0.4 to 0.6 g/t Au „ Less than 0.4 g/t Au The test results for 71 leach tests are summarized in Table 13-23 to Table 13-28. The test results indicate the following: „ Gold extraction of over 90% was obtained for feed grades of 0.6 g/t Au or higher. „ The higher the feed grade, the higher the gold extraction.

NI 43-101 Technical Report
50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia
Vista Gold Corp.
Mt Todd Gold Project

Table 13-23: Leach Results for Feed Grade >1.5 g/t Au

Test#	P_{80} Particle Size (µm)	% Recovery (Au)	Calc. Head Grade (g Au/t)	Residue Grade (g Au/t)
+1.5g Au/t				
BR113	101	86.1	1.77	0.25
BR114	101	85.4	1.77	0.26
BR119	91	87.6	1.82	0.23
BR120	91	88.9	1.74	0.19
BR117	76	87.3	1.74	0.22
BR118	76	87.0	1.70	0.22
BR116	74	87.0	1.70	0.22
BR115	74	86.4	1.67	0.23
BR153(1)	**53**	**93.6**	**1.96**	**0.12**
BR154(1)	**53**	**93.6**	**1.90**	**0.12**
BR196	**31**	**90.3**	**1.73**	**0.17**
BR195	**31**	**90.4**	**1.69**	**0.16**
BR204	**22**	**93.1**	**1.70**	**0.12**
BR205	**22**	**93.0**	**1.63**	**0.11**
BR201	**19**	**91.8**	**1.56**	**0.13**
<53 micron average values		**92.3**		**0.13**

Table 13-24: Leach Results for Feed Grade of 1.0 to 1.5 g/t Au

Test#	P_{80} Particle Size (µm)	% Recovery (Au)	Calc. Head Grade (g Au/t)	Residue Grade (g Au/t)
>=1.0g Au/t < 1.5g Au/t				
BR122	97	84.6	1.24	0.19
BR121	97	86.6	1.20	0.16
BR123	74	89.1	1.26	0.14
BR124	74	87.5	1.21	0.15
BR144	59	84.9	1.21	0.18
BR143	59	84.8	1.17	0.18
BR197	**29**	**90.4**	**1.21**	**0.12**
BR198	**29**	**90.1**	**1.16**	**0.11**
BR206	**20**	**92.7**	**1.10**	**0.08**
BR207	**20**	**92.7**	**1.09**	**0.08**
<53 micron average values		**91.5**		**0.10**

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NI 43-101 Technical Report
50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia

Vista Gold Corp.
Mt Todd Gold Project

Table 13-25: Leach Results for Feed Grade of0.8 to 1.0 g/t Au

Test#	Particle Size (Pso μm)	% Recovery (Au)	Calc. Head Grade (g Au /t)	Residue Grade (g Au /t)
>=0.8g Au/t < 1.0g Au/t				
BR126	87	85.5	0.88	0.13
BR125	87	86.5	0.87	0.12
BR128	79	88.4	0.89	0.10
BR127	79	87.4	0.86	0.11
BR147	69	85.5	0.95	0.14
BR148	69	85.0	0.91	0.14
BR130	69	86.9	0.86	0.11
BR129	69	89.1	0.83	0.09
BR158	59	87.4	0.93	0.12
BR199	**35**	**89.5**	**0.9**	**0.09**
BR200	**35**	**89.6**	**0.85**	**0.09**
BR209	**22**	**91.8**	**0.88**	**0.07**
BR208	**22**	**91.9**	**0.84**	**0.07**
<53 micron average values		**90.7**		**0.08**

Table 13-26: Leach Results for Feed Grade of 0.6 to 0.8 g/t Au

Test#	Particle Size ($P_{80\ \mu m}$)	% Recovery (Au)	Calc. Head Grade (g Au /t)	Residue Grade (g Au /t)
>=0.6g Au/t < 0.8g Au/t				
BR104	70	85.3	0.63	0.09
BR105	70	84.9	0.61	0.09
BR106	70	84.1	0.61	0.10
BR157	59	88.S	0.77	0.09
BR162(1)	**52**	**92.3**	**0.73**	**0.06**
BR161(1)	**52**	**91.4**	**0.72**	**0.06**
BR96	**49**	**89.9**	**0.68**	**0.07**
BR95	**49**	**89.6**	**0.66**	**0.07**
BR97	**49**	**89.5**	**0.66**	**0.07**
BR101	**39**	**90.5**	**0.65**	**0.06**
BR102	**39**	**90.9**	**0.64**	**0.06**
BR103	**39**	**90.4**	**0.64**	**0.06**
BRlO0	**36**	**92.1**	**0.79**	**0.06**

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NI 43-101 Technical Report
50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia
Vista Gold Corp.
Mt Todd Gold Project

Test#	Particle Size (P_{80} μm)	% Recovery (Au)	Calc. Head Grade (g Au /t)	Residue Grade (g Au /t)
BR98	**36**	**88.3**	**0.70**	**0.08**
BR99	**35**	**89.7**	**0.73**	**0.08**
BR109	**18**	**94.0**	**0.69**	**0.04**
BR107	**18**	**89.4**	**0.68**	**0.07**
BR108	**18**	**93.8**	**0.66**	**0.04**
BRIII	**15**	**91.0**	**0.61**	**0.06**
BRII0	**15**	**92.0**	**0.60**	**0.05**
BR112	**15**	**90.9**	**0.60**	**0.06**
<53 micron average values		**90.9**		**0.06**

Table 13-27: Leach Results for Feed Grade of 0.4 to 0.6 *g/t* Au

Test#	P_{80} Particle Size (μm)	% Recovery (Au)	Calc. Head Grade (g Au /t)	Residue Grade (g Au /t)
>=0.4g Au/t < 0.6g Au/t				
BR131	59	84 .8	0.46	0.07
BR132	59	86 .2	0.46	0.06
BR165	56	83.6	0.52	0 .08
BR166	56	85 .0	0.52	0.08
BR210	**22**	**88.S**	**0.42**	**0.05**
BR211	**22**	**89.0**	**0.41**	**0.05**
<53 micron average values		**88.8**		**0.05**

Table 13-28: Leach Results for Feed Grade of <0.4 *g/t* Au

Test#	P_{80} Particle Size (μm)	% Recovery (Au)	Calc. Head Grade (g Au /t)	Residue Grade (g Au /t)
< 0.4g Au/t (below cutoff)				
BR167	60	81.6	0.18	0.03
BR212	60	80.6	0.18	0.03
BR213	**49**	**85.8**	**0.32**	**0.05**
BR168	**49**	**78.S**	**0.21**	**0.04**
BR133	**21**	**87.S**	**0.26**	**0.03**
BR134	**21**	**86.9**	**0.26**	**0.03**
<53 micron average values		**84.7**		**0.04**

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October 2019
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NI 43-101 Technical Report Vista Gold Corp. 50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia Mt Todd Gold Project Tetra Tech October 2019 165 „ The average gold extraction, irrespective of the feed grade, at P80 of 53 microns or fine was 90.4% on a non-weighted average basis. The actual final recovery was determined on a weighted average basis. „ The cyanide consumption for all tests with particle size of 59 microns or finer averaged 0.636 kg/t (47 tests). Assuming a residual cyanide of 200 ppm and leach tests at 45% solids, the total cyanide consumption would be 0.876 kg/t. This assumes no cyanide recycle in the process. „ The average lime consumption in the 47 leach tests was 4.64 kg/t. Assuming that once the tailing pond stabilizes, the lime consumption will only be 60% of the consumption with tap water. Hence, the lime consumption is reduced to 2.8 kg/t after 3 months of operation. „ The fine grind products received from FLS and Core Laboratories that did not meet the targeted size were reground in ball mill with steel media at RDi. The cyanide consumption for samples ground with steel media was significantly higher than those ground with ceramic media. Hence, ceramic media is recommended for regrind mills in the flowsheet. „ The average leach residue assay for the different range of ore grades is given in Table 13-29. This data can be used by the process engineer to predict gold extraction in the plant. Table 13-29: Leach Residue Assay Versus Ore Feed Grade Ore, g Au/t Leach Residue, g Au/t >1.5 0.13 1.0-1.5 0.10 0.8-1.0 0.08 0,6-0.8 0.06 0.4-0.6 0.05 <0.4 0.04 13.4.12 Thickening Tests on Leach Residue Thickening tests were performed at Pocock Industrial Inc. on leach residue having a P80 of 53 microns and 37 microns. The test results indicated that the maximum underflow density of 55% could be achieved but would require a significantly larger size thickener than determined in the previous study. A trade-off study between savings in recycling cyanide and Capex required for larger thickener was undertaken. A decision was made not to have a thickener for densifying leach residue in the circuit. 13.4.13 Cyanide Destruction The cyanide leach residue having a P80 of 45 micrometer and free cyanide of 200 ppm was subjected to cyanide destruction using the air/SO2 method discussed in Section 13.3.9.

NI 43-101 Technical Report
50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia
Vista Gold Corp.
Mt Todd Gold Project

The forms of cyanide before and after destruction for the test is given in **Table 13-30**. The test results indicate that the air/SO_2 process will reduce the cyanide to below environmentally acceptable levels.

Table 13-30: Cyanide Destruction Test Results

Forms of Cyanide	Before	After
Free, ppm	130	0.036
Total, ppm	124	0.062
WAD, ppm	132	0.048

13.5 Process Flowsheet

The process flowsheet given in **Figure 13-4** and **Figure 13-5** has significant advantages over the process flowsheet provided in the NI 43-101 Technical Report – Mt Todd Gold Project, 50,000 tpd Preliminary Feasibility Study, Northern Territory, Australia; March 2, 2018. The samples tested in the 2017 and 2018/2019 programs are believed to be representative of the deposit as stated in **Sections 13.3 and 13.4** . These composites were selected to represent both near term and longer-term mining and spastically located to provide variability both horizontally and vertically. The recovery was estimated from the leach test results for the various composites given in **Table 13-22** to **Table 13-27** based on the proportion of each composite over the life of the mine. The only deleterious element in the deposit will be oxide and secondary copper which increases the cyanide consumption but will not impact gold extraction. Though the amount of oxide and secondary copper decreases with depth, the cyanide consumption was not corrected for it. Therefore, the cyanide consumption is conservatively estimated. These results have not been compiled in the final metallurgical report which will be issued by RDi later this year. The significant changes confirmed in the recent testwork and maintained in the process flowsheet include the following:

- Ore sorting of the coarse HPGR product which rejects ± 10% of the feed as waste product.
- Fine crushing and two-stage grinding with classification at each stage which reduces the quantity of material that needs to be ground in the second stage.

These modifications, along with finer grind of P_{80} of 40 microns, have resulted in producing much finer product to the leach circuit. This has resulted in enhancing gold extraction by ± 5.5%.

Tetra Tech October 2019 166

NI 43-101 Technical Report Vista Gold Corp. 50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia Mt Todd Gold Project Tetra Tech October 2019 167 Source: Resource Development Inc, September 2019 Figure 13-4: Conceptual Process Flowsheet for Mt Todd Ore (1/2)

NI 43-101 Technical Report Vista Gold Corp. 50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia Mt Todd Gold Project Tetra Tech October 2019 168 Source: Resource Development Inc, September 2019 Figure 13-5: Conceptual Process Flowsheet for Mt Todd Ore (2/2)

NI 43-101 Technical Report Vista Gold Corp. 50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia Mt Todd Gold Project Tetra Tech October 2019 169 14.0 MINERAL RESOURCE ESTIMATES 14.1 Introduction The following sections summarize the thought process, procedures, and results of the QP’s [Rex Clair Bryan, Ph.D., SME RM] independent estimate of the contained gold resources of the: 1) Batman Deposit 2) Quigleys Deposit 3) Heap Leach Pad Only these three deposits currently have resource estimates classified in accordance with CIM Standards. Each of the mineral resources for the Batman and Quigleys deposits have been reported within a shell generated using WhittleTM, 4-D Lerchs-Grossman algorithm. Mineral resources within such a shell are not mineral reserves and do not demonstrate economic viability. The QP confirms that the Batman mineral resource presented in this report and the January 2018 PFS are the same and unchanged. No additional mineral resource drilling occurred in the Batman deposit or for the heap leach pad between the January 2018 PFS and the effective date of this report. While diamond core drilling did occur during this time, this drilling was for metallurgical samples and not applicable to mineral resource or reserves definition. The Quigleys resource has been updated to reflect a gold price of $1,300/oz. The selection of using a 0.4 g/t cutoff for gold is detailed in Section 15.1.1. It is the opinion of the QP for this section that the reported mineral resource classifications comply with current CIM definitions for each mineral class. Geostatistics resource estimation and 3-D visualization was done with various mining software. The primary software used were MicroModel®, MicroMine®, Vulcan®, GemCom® and Whittle TM. Additional statistical analysis was done with Statistica® and Excel®. Figure 14-1 shows the relative locations of the three resource estimations for the Project. The Batman deposit is located approximately 500 meters west of the original plant site, the Quigleys deposit and the Heap Leach Pad are north and south of the existing tailings area respectively. Table 14-1 summarizes the resources of each. Cautionary statements regarding mineral resource estimates: Mineral resources are not mineral reserves and do not have demonstrated economic viability. There is no certainty that all or any part of the mineral resources will be converted into mineral reserves. Inferred resources are that part of a mineral resource for which quantity and grade or quality are estimated on the basis of limited geological evidence and sampling. Geological evidence is sufficient to imply but not verify geological and grade or quality continuity. It is reasonably expected that the majority of inferred mineral resources could be upgraded to indicated mineral resources with continued exploration. All references to the term “ore” contained in this Technical Report refer to mineral reserves, not mineral resources.

NI 43-101 Technical Report Vista Gold Corp. 50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia Mt Todd Gold Project Tetra Tech October 2019 170 Figure 14-1: Drillhole Location Map Batman & Quigleys Deposits and Heap Leach Pad

NI 43-101 Technical Report
50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia
Vista Gold Corp.
Mt Todd Gold Project

Table 14-1: Summary of the Batman, Heap Leach Pad and Quigleys Deposits

	Batman Deposit			Heap Leach Pad			Quigleys Deposit		
	Tonnes (000s)	Grade (g/t)	Contained Ounces (000s)	Tonnes (000s)	Grade (g/t)	Contained Ounces (000s)	Tonnes (000s)	Grade (g/t)	Contained Ounces (000s)
Measured (M)	77,725	0.88	2,191	-	-	-	594	1.15	22
Indicated (I)	200, 112	0.80	5,169	13,354	0.54	232	7,301	1.11	260
Measured & Indicated	**277,837**	**0.82**	**7,360**	**13,354**	**0.54**	**232**	**7,895**	**1.11**	**282**
Inferred (F)	61,323	0.72	1,421	-	-	-	3,981	.46	187

NOTES:

(1) Measured & indicated resources include proven and probable reserves.

(2) Batman and Quigleys resources are quoted at a 0.40g-Au/t cut-off grade. Heap Leach resources are the average grade of the heap, no cut-off applied.

(3) Batman: Resources constrained within a US$1,300/oz gold Whittle™ pit shell. Pit parameters: Mining Cost US$1.50/tonne, Milling Cost US$7.80/tonne processed, G&A Cost US$0.46/tonne processed, G&A/Year 8,201 K US4, Au Recovery, Sulfide 85%, Transition 80%, Oxide 80%, 0.2g-Au/t minimum for resource shell. Selling Cost: US$/oz recovered US412.00.

(4) Quigleys: Resources constrained within a US$1,300/oz gold Whittle™ pit shell. Pit parameters: Mining cost US$1.90/tonne, Processing Cost US$9.779/tonne processed, Sale Cost US$/oz US$3.19, Royalty 1% NPR, Gold Recovery Sulfide, 82.0% and Ox/Trans 78.0%, water treatment US $ 0.09/tonne, Tailings $US 0.985/tonne

(5) Differences in the table due to rounding are not considered material. Differences between Batman and Quigleys mining and metallurgical parameters are due to their individual geologic and engineering characteristics.

(6) Rex Bryan of Tetra Tech is the QP responsible for the Statement of Mineral Resources for the Batman, Heap Leach Pad and Quigleys deposits.

(7) Thomas Dyer of Mine Development Associates is the QP responsible for developing the resource Whittle™ pit shell for the Batman Deposit.

(8) The effective date of the mineral resource estimate is September 2019.

(9) Mineral resources that are not mineral reserves have no demonstrated economic viability and do not meet all relevant modifying factors.

14.2 Geologic Modeling of the Batman Deposit

Gold mineralization in the Batman deposit at the Project occurs in sheeted veins within silicified greywackes/shales/siltstones. The Batman deposit strikes north-northeast and dips steeply to the east. Higher grade zones of the deposit plunge to the south. The core zone is approximately 200-250 meters wide and 1.5 km long, with several hanging wall structures providing additional width to the orebody. Mineralization is open at depth as well as along strike, although the intensity of mineralization weakens to the north and south along strike.

The Batman deposit contains 94% of the gold resources classified as measured and indicated within the Project. Only the Batman resources have been further converted to classified reserves of proven and probable.

Over several drilling campaigns, the shape of the mineralized shear zone has been adjusted and resized to accommodate this new data. Deeper step-out drilling by Vista indicated that the lower footwall of the core complex was previously not drill tested. The additional drilling confirmed the previously indicated higher grade plunge of the core complex. The new data was used to re-define the granite contact that constrains the lower footwall of the core complex. The granite contact is a mineral exclusionary zone and has been modeled as a triangulated surface, which can be seen in **Figure 14-2.**

Tetra Tech October 2019 171

NI 43-101 Technical Report Vista Gold Corp. 50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia Mt Todd Gold Project Tetra Tech October 2019 172 In addition to resizing the core complex wireframe solid, three structures paralleling the core complex to the east were also resized and constructed into wireframe solids and used for this resource estimate. The interpreted parallel structures represent an echoing of the main mineralization controls of the core complex nearer the surface and to the east. Wireframe solids for the parallel structures were interpreted on sections using Au mineralization, veining percentage, visual sulfide percentages, structural orientations and multi- element data. Deep drilling conducted in 2011 and through 2012 confirmed the existence of these structures and indicates a possible increasing definition and grade at depth. The Batman Deposit resource was updated to reflect the increase in available data provided by drilling conducted in 2015 through 2017. A redefinition of the geometry of a granite contact reducing primarily inferred resources at depth. A WhittleTM pit further constrained the reported resources. Figure 14-2 is a schematic of domain designations and crucial parameters used in the resource model. The figure lists the resource classification codes, the rock codes, density assignments. Also schematically shown are the constraining surfaces for current topography, levels of oxidation, granite basement and the US$1,300/oz gold pit shell constrain reported resources.

NI 43-101 Technical Report Vista Gold Corp. 50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia Mt Todd Gold Project Tetra Tech October 2019 173 Figure 14-2: Schematic of Codes and Surface Designations (Looking North)

NI 43-101 Technical Report Vista Gold Corp. 50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia Mt Todd Gold Project Tetra Tech October 2019 174 Figure 14-3 shows a sectional view of the drillhole data at Batman. The direction of Batman Deposit drilling is dipping at approximately 45-degrees to the west. Figure 14-3: Sectional View of Drillhole Data 8,434,803 mN (Looking North)

NI 43-101 Technical Report
50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia
Vista Gold Corp.
Mt Todd Gold Project

14.2.1 Batman Deposit Density Data

Drillhole data through 2012 for a total of 16,373 samples were tested for bulk density (diamond core). These bulk densities were carried out on a 10 to 15 centimeters (cm) piece of core from a 1-m sample. Based on this work, the bulk densities applied to the resource model are presented in **Table 14-2**.

Table 14-2: Summary of Batman Bulk Density Data by Oxidation State

Oxidation	No. of Samples	Min	Max	Mean	Variance	CV
Oxide	2,341	1.77	3.28	2.47	0.04	0.08
Transitional	1,316	2.07	3.55	2.67	0.01	0.04
Primary	12,716	1.58	3.90	2.77	0.006	0.03

Since then, an additional 3,370 samples have confirmed these results for Primary material bulk density.

14.2.2 Grade Capping

Review of the log probability plot of the composited gold grades shows that there is a distinct break in the distribution at 50 g-Au/t. All gold composites were capped at this value. Inspection of the cumulative frequency plot of data from the core domain codes 600, 700, 800 and 1000 suggest that the 1m assay values when composited to 4 m limits the higher gold grades to a maximum value of 10.9 g-Au/t.

14.3 Batman Block Model Parameters

Table 14-3 details the physical limits of the Batman deposit block model utilized in the estimation of mineral resources.

Table 14-3: Block Model* Physical Parameters – Batman Deposit

Direction (dir)	Minimum (m) MGA94 z53	Maximum (m) MGA94 z53	Block Size	#Blocks
y-dir	8,433,801 mE	8,436,213 mE	12 m	201
x-dir	185,999 mN	187,931 mN	12 m	161
z-dir	-994 m	224 m	6 m	203

** Model changed from previous Tetra Tech estimates to reflect the 2011 drillhole locations and depths.*

Tetra Tech October 2019 175

NI 43-101 Technical Report
50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia
Vista Gold Corp.
Mt Todd Gold Project

14.3.1 Geostatistics of the Batman Deposit

Geology of the Batman Deposit consists of a sequence of hornfelsed interbedded greywackes, and shales with minor thin beds of felsic tuffs. Minor lamprophyre dykes trending north-south crosscut the bedding. The mineralized lithologic package consists of a tabular deposit striking at 325° with a dip of 40° to 60° to the southeast. The majority of drilling slants at a dip of approximately 65° with an azimuth of 270°.

Bedding parallel shears are present in some of the shale horizons (especially in lithologic units SHGW23, GWSH23, and SH22). These bedding shears are identified by quartz/calcite sulfidic breccias. Pyrite, pyrrhotite, chalcopyrite, galena, and sphalerite are the main primary sulfides associated with the bedding parallel shears.

NE-SW trending faults and joint sets crosscut bedding. Only minor movement has been observed on these faults. Calcite veining is sometimes associated with these faults. These structures appear to be post mineralization.

Northerly trending quartz sulfide veins and joints striking at 0° to 20°, dipping to the east at 60°, are the major location for mineralization in the Batman Deposit. The veins are 1 to 100 mm in thickness with an average thickness of around 8 to 10 mm. The veins consist of dominantly quartz with sulfides on the margins. The veining occurs in sheets with up to 20 veins per horizontal meter. These sheet veins are the main source of mineralization in the Batman Deposit.

The mineralization within the Batman Deposit is directly related to the intensity of the north-south trending quartz sulfide veining. The lithological units impact on the orientation and intensity of mineralization. Sulfide minerals associated with the gold mineralization are pyrite, pyrrhotite and lesser amounts of chalcopyrite, bismuthinite and arsenopyrite. Galena and sphalerite are also present but appear to be post gold mineralization and are related to calcite veining bedding and the east-west trending faults and joints.

Tetra Tech October 2019 176

NI 43-101 Technical Report Vista Gold Corp. 50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia Mt Todd Gold Project Tetra Tech October 2019 177 Multiple directional variograms explored the best continuity of mineralization given the combination of control by bedding and sulfide veining. Figure 14-4 is an example of two log variograms in the core complex. Source: Tetra Tech, prepared in August 2017 Figure 14-4: Example Log Variograms of Gold within the Core Complex Table 14-4 shows the resource classification criteria and variogram for the Batman resource model.

NI 43-101 Technical Report
50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia
Vista Gold Corp.
Mt Todd Gold Project

Table 14-4: Batman Resource Classification Criteria and Variogram

Category	Search Range & Kriging Variance	No. of Sectors/ Max Points per DH	Search Anisotropy	Min Points	Composite Codes	Block Codes	CORE
Indicated	Core Complex: 150 m & KV < 0.45 Pass 1	4/2	(1.0:0.7:0.4) [110:80:0]	2	1000	1000	CORE COMPLEX
Measured	Core Complex: 60 m & KV < 0.**30**) Pass 2 (overwrite Pass 1)	4/3	(1.0:0.7:0.4) [110:80:0]	4	1000	1000	
inferred	Core Complex KV >= 0.34 Classification Step	4/2	(1.0:0.7:0.4) [110:80:0]	2	1000	1000	
inferred	Outside Core Complex: 150 m & KV <= 0.45 Pass 3	4/3	(1.0:0.7:0.4) [110:80:0]	3	500/3500	500/ 3500	OUTSIDE CORE COMPLEX
inferred	Outside Core Complex: 50 m & KV > = 0.45 Pass 4 (overwrite Pass 3)	4/3	(1.0:0.7:0.4) [110:80:0]	8	500/3500	500/ 3500	
inferred	Primary Satellite Deposit: 150 m & KV >= 0.45 Pass 5	4/3	(1.0:0.7:0.4) [110:80:0]	3	600	600	
Indicated	Primary Satellite Deposit: 50 m & KV < 0.45 Pass 6 (overwrite Pass 5)	4/3	(1.0:0.7:0.4) [110:80:0]	8	600	600	
inferred	Secondary Satellite Deposit: 150 m & KV >= 0.45 Pass 7	4/3	(1.0:0.7:0.4) [110:80:0]	3	700	700	
Indicated	Secondary Satellite Deposit: 50 m & KV < 0.45 Pass 8 (overwrite Pass 7)	4/3	(1.0:0.7:0.4) [110:80:0]	8	700	700	
inferred	Tertiary Satellite Deposit: 150 m & KV >= 0.45 Pass 9	4/3	(1.0:0.7:0.4) [110:80:0]	3	800	800	
Indicated	Tertiary Satellite Deposit: 50 m & KV < 0.45 Pass 10 (overwrite Pass 9)	4/3	(1.0:0.7:0.4) [110:80:0]	8	800	800	
VARIOGRAM FOR ALL CATEGORIES							
Type: Spherical First Rotation (Azimuth: 110) Second Rotation (Dip: 80) Third Rotation (Tilt: 0)	Primary Axis: 150m Secondary Axis: 105m Tertiary Axis: 60m	Nugget: 0.6 Sill 1: 0.3 Sill 2: 0.2	Range 1: 40m Range 2: 500m				

Tetra Tech October 2019 178

NI 43-101 Technical Report Vista Gold Corp. 50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia Mt Todd Gold Project Tetra Tech October 2019 179 INDEX Zone Codes Zone Names Notes 3500 Footwall Ranges In meters (m) KV = kriging variance, Passes refer to multiple re-estimations of blocks with greater constraints (minimum points, search ranges, etc.) imposed. Core and Satellites have more consistent gold grades, while the Footwall and Hanging Wall have patchy gold grades, Search Ranges (a:b:c) Proportion of Maximum Range for: a. Primary Axis Length: b. Secondary Axis Length: c. Tertiary Axis Length Orientation of Ellipse [1:2:3] 1. Azimuth of Primary Axis : 2. Dip of Primary Axis: 3. Rotation (Tilt) around Primary Axis 1000 Core Complex 800 Tertiary Satellite (between 600 and 700) 700 Secondary Satellite (in HW farthest from Core) 600 Primary Satellite (in HW nearest to Core) 500 Hanging Wall Area

NI 43-101 Technical Report Vista Gold Corp. 50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia Mt Todd Gold Project Tetra Tech October 2019 180 Figure 14-5 through Figure 14-10 are a series of sections and plan views of the Batman deposit block model. Figure 14-5: Blocks Kriged Au – Cross-section 8,434,900 mN Looking North, Batman Deposit

NI 43-101 Technical Report Vista Gold Corp. 50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia Mt Todd Gold Project Tetra Tech October 2019 181 Figure 14-6: Classified Blocks Measured, Indicated, and Inferred – Cross-section 8,434,900 mN Looking North, Batman Deposit

NI 43-101 Technical Report Vista Gold Corp. 50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia Mt Todd Gold Project Tetra Tech October 2019 182 Figure 14-7: Blocks Kriged Au – Level Plan -100m msl Batman Deposit

NI 43-101 Technical Report Vista Gold Corp. 50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia Mt Todd Gold Project Tetra Tech October 2019 183 Figure 14-8: Classified Blocks Measured, Indicated, and Inferred – Level Plan -100m msl Batman Deposit

NI 43-101 Technical Report Vista Gold Corp. 50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia Mt Todd Gold Project Tetra Tech October 2019 184 Figure 14-9: Blocks Kriged Au – Long Section of the Core Complex Looking West

NI 43-101 Technical Report Vista Gold Corp. 50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia Mt Todd Gold Project Tetra Tech October 2019 185 Figure 14-10: Classified Blocks Measured, Indicated, and Inferred – Long Section of the Core Complex Looking West Table 14-5 lists the current Batman measured and indicated resource estimates at cutoff grades ranging from 0.3 g-Au/t to 2.0 g-Au/t. Table 14-6 lists the current Batman inferred resource estimates at cutoff grades ranging from 0.3 g-Au/t to 2.0 g-Au/t. Figure 14-11 graphically shows the grade-tonnage for Measured plus Indicated classified Batman deposit resources.

NI 43-101 Technical Report
50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia

Vista Gold Corp.
Mt Todd Gold Project

Table 14-5: Batman Deposit Measured and Indicated Gold Resource Estimate

	Cutoff Grade g-Au/t	Tonnes (x1000)	Average Grade g-Au/t	Total Au Ounces (x1000)
MEASURED	2.00	2,474	2.40	191.1
	1.75	4,616	2.15	319.4
	1.50	8,186	1.92	505.1
	1.25	13,205	1.71	725.8
	1.00	21,512	1.48	1,024.0
	0.90	26,481	1.38	1,175.2
	0.80	33,167	1.27	1,357.2
	0.70	41,594	1.17	1,560.0
	0.60	52,492	1.06	1,787.3
	0.50	64,597	0.96	2,001.1
	0.40	**77,725**	**0.88**	**2,191.1**
	0.3	90,719	0.80	2,337.8
	2.00	5,413	2.55	443
INDICATED	1.75	9,124	2.27	666
	1.50	15,194	2.01	982
	1.25	25,183	1.75	1,420
	1.00	43,059	1.49	2,057
	0.90	54,104	1.38	2,394
	0.80	68,845	1.26	2,796
	0.70	88,256	1.15	3,262
	0.60	115,528	1.03	3,830
	0.50	153,278	0.91	4,494
	0.40	**200,112**	**0.80**	**5,169**
	0.30	253,187	0.71	5,765
	2.00	7,887	2.50	634
MEASURED + INDICATED	1.75	13,740	2.23	985
	1.50	23,380	1.98	1,487
	1.25	38,387	1.74	2,145
	1.00	64,571	1.48	3,081
	0.90	80,585	1.38	3,569
	0.80	102,012	1.27	4,153
	0.70	129,850	1.16	4,822
	0.60	168,021	1.04	5,617
	0.50	217,875	0.93	6,495
	0.40	**277,837**	**0.824**	**7,360**
	0.30	343,906	0.73	8,104
	0.30	343,906	0.73	8,104

NOTE:

(1) The measured and indicated resource estimates presented in this table include the proven and probable reserves presented in Section 15 of this Technical Report.

(2) Mineral resources that are not mineral reserves have no demonstrated economic viability and do not meet all relevant modifying factors.

(3) The effective date of the mineral resource estimate is September 2019.

Tetra Tech October 2019 186

NI 43-101 Technical Report
50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia
Vista Gold Corp.
Mt Todd Gold Project


Grade Tonnage
Measured And Indicated Resources
Batman Deposit
Tonnes (x1000)
Grade g Au/t
Cutoff Grade g Au/t
375,000
350,000
325,000
300,000
275,000
250,000
225,000
200,000
175,000
150,000
125,000
100,000
75,000
50,000
25,000
-
2.75
2.50
2.25
2.00
1.75
1.50
1.25
1.00
0.75
0.50
0.25
0.00
0.3
0.5
0.7
0.9
1.1
1.3
1.5
1.7
1.9

Source: Tetra Tech, Inc (August 2019)
NOTE: Mineral resources that are not mineral reserves have no demonstrated economic viability and do not meet all relevant modifying factors.

Figure 14-11: Grade Tonnage Curve of Measured and Indicated Resource for the Batman Deposit

Table 14-6: Batman Deposit Inferred Gold Resource Estimate

	Cutoff Grade g-Au/t	Tonnes (x1000)	Average Grade g-Au/t	Total Au Ounces (x1000)
INFERRED	2.00	1,664	2.94	157
	1.75	2,196	2.68	189
	1.50	2,975	2.40	230
	1.25	4,532	2.05	298
	1.00	7,914	1.65	419
	0.90	10,170	1.49	487
	0.80	14,327	1.30	601
	0.70	19,576	1.15	726
	0.60	27,798	1.00	897
	0.50	40,964	0.86	1,128
	0.40	**61,323**	**0.72**	**1,421**
	0.30	94,532	0.59	1,790

NOTES:
1. *(1) Resources constrained within a US$1,300/oz gold WhittleTM Pit Shell. Tonnage, grades and totals may not total due to rounding. The reported resources at a cutoff of 0.4 g/t is highlighted. Mineral resources that are not mineral reserves have no demonstrated economic viability and do not meet all relevant modifying factors.*
2. *(2) The effective date of the mineral resource estimate is September 2019.*

Tetra Tech
October 2019
187

NI 43-101 Technical Report Vista Gold Corp. 50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia Mt Todd Gold Project Tetra Tech October 2019 188 14.4 Batman Estimation Quality Several methods were used to validate the block model to determine the adequacy of the Batman deposit resource. Confirmatory drilling was used to ascertain the general good quality of the model within the core zone. In addition, overlaid cumulative frequency plots of blocks, composites, and assays were used. The three overlaid plots showed the expected decrease in the variability of the gold distributions going from assays to assay composites and then to kriged blocks. In addition: „ Jackknife studies were employed to determine the optimum kriging search parameters and the overall quality of the estimation as required by classification. Figure 14-12 shows the Jackknife results for the measured class. „ Numerous swath plots were analyzed in the direction of rows and columns were used to verify that composite and block gold grades are spatially in sync. Several examples of these swath plots are shown in Figure 14-13. „ The use of visual inspection of the kriged blocks models in section and plan and the inspection of gold histograms of assays, composites and blocks.

NI 43-101 Technical Report Vista Gold Corp. 50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia Mt Todd Gold Project Tetra Tech October 2019 189 Figure 14-12: Jackknife Correlation Plot for Measured Blocks

NI 43-101 Technical Report Vista Gold Corp. 50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia Mt Todd Gold Project Tetra Tech October 2019 190 Source: Tetra Tech, Inc (August 2019)- Figure 14-13: Jackknife Correlation Plot for Inferred Blocks

NI 43-101 Technical Report Vista Gold Corp. 50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia Mt Todd Gold Project Tetra Tech October 2019 191 14.5 Modeling of the Quigleys Deposit The Quigleys Deposit is located approximately 3.5 km northeast of the Batman Deposit. The deposit is not as deep as the Batman deposit; it reaches a maximum depth of approximately 200 m. The deposit has been sampled with 57,600 m of drilling by 631 drillholes, with the majority reaching a depth of 100m at a 60 degree dip; oriented 83 degrees azimuth. Assays were taken at a nominal one meter interval. Geologic interpretation in section produced wireframes modeling thin ore zones dipping west. Material inside the wire frames was given a code of 1. Outside the mineralization zones, the material was given a code of 9999. Bulk density data were supplied by Pegasus for two ore types and waste within the oxide, transition and primary zones, based on a total of 39 samples collected from RC drilling. The two densities supplied were for stockwork and shear, with the density of the shear material substantially higher, particularly in the transition and primary zones. These samples were over one-m to two-m intervals and thus selected the narrow high grade portion of the shear zone as originally interpreted by Pegasus. The final mineralization envelope was much broader than this, and the bulk density was therefore estimated by assuming the final envelope contained 15% shear and 85% stockwork and weighting the density values accordingly. Table 14-7 shows the specific gravity data assigned to the Quigleys area according to oxidation state. Table 14-7: Quigleys Deposit Specific Gravity Data Oxide within modeled shear (t/cm) 2.60 Oxide Waste (t/cm) 2.62 Transition within modeled shear (t/cm) 2.65 Transition Waste (t/cm) 2.58 Primary within modeled shear (t/cm) 2.70 Primary Waste (t/cm) 2.61

NI 43-101 Technical Report
50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia
Vista Gold Corp.
Mt Todd Gold Project

14.5.1 Quigleys Exploration Database

Table 14-8 summarizes the Quigleys exploration database.

Table 14-8: Summary of Quigleys Exploration Database

Drillhole Statistics						
	Northing (m) AMG84 z53	Easting (m) AMG84 z53	Elevation (m)	Azimuth	Dip	Depth (m)
Minimum	8,430,1876	188,445.7	129.7	0	45	0
Maximum	8,432,290	189,746.5	209.0	354.0	90	330.5
Average	8,431,129.5	189,230.8	155.9	83.4	62.5	91.3
Range	2,104.0	1,300.8	79.3	354.0	45.0	330.5
Cumulative Drillhole Statistics						
Total Count	631					
Total Length (m)	57,821					
Assay Length (m)	1 (approx.)					
Drillhole Grade Statistics	**Number**	**Average**	**Std. Dev.**	**Min.**	**Max.**	**Missing**
Au (g/t)	52,152	0.2445	0.8764	0	36.00	82
Cu (%)	40,437	0.0105	0.0305	0	2.98	11,897

14.5.2 Quigleys Block Model Parameters

Quigleys' block model parameters are shown in **Table 14-9**. The model consisted of 37,082 blocks within the modeled mineralized zones (blocks within the modeled grade zones are coded as 1). Each of the blocks is 250 m^3 (5x25x2m) with a defined density of 2.77 g/cm (692.5 tonnes).

Table 14-9: Block Model Physical Parameters – Quigleys Deposit

Direction	Minimum (m) AMG84 z53	Maximum (m) AMG84 z53	Block Size	# Blocks
x-dir	188,250 mE	189,900 mE	5m	330
y-dir	8,430,337.5 mN	8,432,487.5mN	25m	86
z-dir	-200 m	208m	2m	204

Tetra Tech October 2019 192

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Vista Gold Corp.
Mt Todd Gold Project

Figure 14-14 shows the rock codes used for the Quigleys estimation.


5000
7000
3000
1000
6300
0
6100
6200
2000
4000

Source: Tetra Tech, Inc (August 2020)

Figure 14-14: 3-D Visualization of the Quigleys Deposit Mineralized Zone Positions with Wireframe Codes

The cap value of 12.0 g-Au/t has been chosen based on review of natural log transformed histograms, cumulative frequency and probability plots. Review of the log probability plot of the composited gold grades shows that there is a distinct break in the distribution at 12 g-Au/t. All gold composites were capped at this value.

Two surfaces were generated based on historic downhole logging of drill holes. The first surface represents the boundary between weathered mineral type (oxide) and transition mineral type (mixed), and the second surface represents the boundary between transition mineral type and fresh mineral type (sulfide).

Figure 14-15 shows the log (Au) variogram for along strike, down dip and down hole coded as AStrk, DDip, Dhole respectively. These variograms have a nugget of 0.77, with an ultimate sill of 2.74. The ranges are 90 meters Along Strike (AStrk) and 30 m Down Dip (DDip). **Table 14-10** shows the search parameters selected for each domain.

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NI 43-101 Technical Report Vista Gold Corp. 50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia Mt Todd Gold Project Tetra Tech October 2019 194 Source: Tetra Tech, Inc (August 2020) Figure 14-15: Quigleys Median Indicator Variogram

NI 43-101 Technical Report
50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia
Vista Gold Corp.
Mt Todd Gold Project

Table 14-10: Search Parameters for each Domain

Code	Azimuth	Dip	Axis1 m	Axis2 m	Axis3 m
0	280	35	90	90	30
1000	266	26	90	90	30
2000	273	35	90	90	30
3000	266	26	90	90	30
4000	273	35	90	90	30
5000	275	30	90	90	30
6100	280	35	90	90	30
6200	280	55	90	90	30
6300	280	70	90	90	30
7000	300	25	90	90	30

Table 14-11 lists the resource classification criteria. The classification was accomplished by a combination of search distance, kriging variance, number of points used in the estimate, and number of sectors used. The block model was estimated using ordinary kriging. The estimation searched for four composites in a sector, allowing a maximum of three composites per drillhole. Inside the ore zone (blocks coded as "1"); composites were selected only if they also were coded as "1". Separate kriging passes were done at increasing search distances. The first pass and second pass restricted points to be within 30 m and 90 m as defined by the search ellipsoid axis to produce provisional resources classes of measured and indicated. Review of the kriging error plotted as a log-probability graph indicated that the gold estimates were particularly poor when kriging variances were greater than 1.0 and 1.55 for the measured and indicated classes respectively. Hence the provisional Measured, Indicated, inferred (MIF) codes were then adjusted to a more restricted class when a blocks kriging error exceeded this value.

Table 14-11: Search Parameters and Sample Restrictions

Domain	Class	Drill Holes	Max Sample Per Drill Hole	Search Major	Search Semi-major	Search Minor	Kriging Error
1000 to 7000	Measured	>= 3	4	30	30	10	<=1.00
1000 to 7000	Indicated	>=2	4	90	90	30	<=1.55
1000 to 7000	inferred	>=1	4	90	90	30	NA
0	inferred	>=2	2	30	30	10	NA

For the outside zone, a two-stage kriging for MIF class 3 was done inside and outside of modelled wireframes with a maximum search ellipse range of 90 m and 30 m respectively.

Each domain was assigned a unique search orientation; however, kriging parameters were the same for all domains. Blocks with a given domain code were estimated only by composites of the same code.

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Several methods used to validate the block model were used to determine the adequacy of the Quigleys resource. Cumulative frequency plots of blocks, composites, and assays were overlaid. The three overlaid plots showed the expected decrease in the variability of the gold distributions going from assay to assay composites and then to kriged blocks. Additional verification of the block model was completed by the use of jackknife studies (model validation) where known assays were estimated using surrounding samples, visual inspection of the kriged blocks models in section and plan and the inspection of gold histograms of assays, composites and blocks.

Table 14-12 lists the parameters used to generate a pit shell using Geovia's Whittle™ software (version 4.7) for reporting the measured plus indicated resource in **Table 14-13** and the inferred resource in **Table 14-14**. Note that these parameters are not the same as those specified for the Batman deposit. Quigleys has geologic, metallurgical and mining cost characteristics that require its own parameter specifications. For example, the differing orientation of the mineralized zones between Batman and Quigleys (Batman is steeply dipping, while Quigleys is shallower) impact mining costs, as well as the location of the Quigleys deposit requiring greater haulage than for Batman. The Quigleys deposit is also anticipated to be mined with smaller equipment resulting in a loss of economics of scale. In addition, the costs are better known for Batman and can be stated with more certainty, while the costs for Quigley's are not as well-known and therefore more conservative costs were used. These parameters used to constrain a resource provide simply a reasonable potential extraction for the commodity being estimated. Mineral resources that are not mineral reserves have no demonstrated economic viability and do not meet all relevant modifying factors.

Table 14-12: Whittle™ Pit Shell Parameters for the Quigleys Deposit

Item	Input
Gold Price	US$1,300 per troy ounce
Gold Recovery	82% Sulfide 78% Transition 78% Oxide
Payable Gold	99.90%
Overall Mining Cost	US$1.90 per tonne
Processing Cost	US$9.779 per tonne processed
Tailings	US$0.985 per tonne processed
Water Treatment	US$0.09 per tonne processed
Royalty	1% NPR
Sell Cost	US$3.19

Table 14-13: Estimated Resources Measured and Indicated Classes for the Quigleys Deposit, All Mineral Types

Resource Class	Cutoff	Tonnage (000)	Grade Au g/t	Ounces Au (000)
Measured & Indicated	0.3	8128	1.09	285
Measured & Indicated	0.4	7895	1.11	282
Measured & Indicated	0.5	7211	1.17	272
Measured & Indicated	0.6	6234	1.27	255
Measured & Indicated	0.7	5207	1.39	233

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NI 43-101 Technical Report Vista Gold Corp. 50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia Mt Todd Gold Project Tetra Tech October 2019 197 Resource Class Cutoff Tonnage (000) Grade Au g/t Ounces Au (000) Measured & Indicated 0.8 4288 1.53 211 Measured & Indicated 0.9 3533 1.68 191 Measured & Indicated 1 2944 1.83 173 Measured & Indicated 1.25 1987 2.17 139 Measured & Indicated 1.5 1457 2.46 115 Measured & Indicated 1.75 1065 2.77 95 Measured & Indicated 2 826 3.03 81 NOTE: (1) Resources constrained within a US$1,300/oz gold WhittleTM Pit Shell; Tonnage, grades and totals may not total due to rounding and show the reported resources at the chosen cutoff of 0.4 g/t? (2 The effective date of the mineral resource estimate is September 2019. Source: Tetra Tech, Inc. (August 2020) Figure 14-16: Grade Tonnage Curve Estimated Resources Measured and Indicated Class, All Mineral Types for the Quigleys Deposit

NI 43-101 Technical Report
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Vista Gold Corp.
Mt Todd Gold Project

Table 14-14: Estimated Resource Inferred Class for the Quigleys Deposit,

Resource Class	Cutoff	Tonnage (000)	Grade Au g/t	Ounces Au (000)
Inferred	0.3	4057.10	1.44	188
Inferred	0.4	3980.65	1.46	187
Inferred	0.5	3671.75	1.55	182
Inferred	0.6	3284.60	1.66	176
Inferred	0.7	2832.35	1.82	166
Inferred	0.8	2466.84	1.98	157
Inferred	0.9	2161.41	2.14	149
Inferred	1	1982.68	2.25	144
Inferred	1.25	1532.17	2.59	127
Inferred	1.5	1195.76	2.93	113
Inferred	1.75	842.78	3.47	94
Inferred	2	642.34	3.98	82

NOTE:
(1) The effective date of the mineral resource estimate is September 2019.

14.6 Existing Heap Leach Gold Resource

In addition to the in-situ gold resource for the Batman Deposit, a historical heap leach pad (HLP) adjacent to the current Mt Todd pit was analyzed for gold. The HLP is a remnant of the Pegasus operation, pre-2006. The HLP's geometry was analyzed using historical maps to determine the pile bottom and current surveys of the present day surface. This work produced two surfaces which were used to calculate the volume of the pile. The concentration of gold was analyzed with 24 vertical drillholes separated by an approximately 100 meters. Drilling depth was terminated 5-meters before the final depth of the heap to keep from piercing the bottom liner. The 363 assays from 1-m composites were analyzed for gold and copper grade. Density of the pile was estimated from 11 drillholes using 1,162 dual density sidewall gamma probe technology. Note that the probe uses a gamma source and a scintillation detector to estimate density via the Compton Effect.

A nearest neighbor (polygon) method was employed to estimate grades within the heap leach pad since there is no apparent spatial correlation between samples. The existing heap leach pad is estimated to contain 230,000 ounces of gold within 13.4 Mt of indicated mineral resource at an average grade of 0.54 g-Au/t. It is the opinion of the QP [Rex Clair Bryan, Ph.D., SME RM] that the heap leach resource can be classified as an indicated mineral resource as the surveyed volume, the tonnage derived from density measurements, and grade assays from drillhole sampling reconciles with Pegasus' original reported values.

Table 14-15 lists the indicated mineral resources for the existing heap leach pad. Note the grade-tonnage plot in **Figure 14-17**. The majority of tonnage has an average grade of 0.5 g-Au/t as indicated by the flat portion of the tonnage curve. Note too that no cutoff grade was applied to the heap leach pad resource as all material will be processed as part of the site rehabilitation process. Copper was also estimated, but the copper results are not presented here.

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NI 43-101 Technical Report Vista Gold Corp. 50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia Mt Todd Gold Project Tetra Tech October 2019 199 Table 14-15: Existing Heap Leach Indicated Gold Resource Estimate (September 2019) Cutoff Grade g-Au/t Tonnes (000s) Average Grade g-Au/t Total Au Ounces (000s) INDICATED 0 13,400 0.541 230 NOTE: (2) No cutoff grade is technically applied as all heap leach material will be re-processed. (3) Resources are reported at 0.4 g/t cutoff gold grade to be consistent with the reported Batman and Quigleys resource. (4) Resource is defined by the geometry of the existing heap leach pad. (5) Resource & reserve estimates for the heap leach materials are the same because 100% of the heap leach material is processed at the conclusion of mining the Batman Pit. (6) The effective date of the mineral resource estimate is September 2019. Source: Tetra Tech, Inc (August 2020) NOTE: Mineral resources that are not mineral reserves have no demonstrated economic viability and do not meet all relevant modifying factors. Figure 14-17: Inferred Resource Grade Tonnage Curve for the Quigleys Deposit

NI 43-101 Technical Report Vista Gold Corp. 50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia Mt Todd Gold Project Tetra Tech October 2019 200 14.7 Relevant Factors Affecting Resource Estimates Different mining and metallurgical parameters are used for the Batman and Quigleys deposits. These parameters are used to produce a mining geometry that provides a reasonable prospect of economic viability. The different set of parameters reflects that each deposit is unique in geology and location. The Batman mining and milling costs and other technical parameters are better known and can be stated with more certainty than for Quigleys, whereas the technical parameters and costs for Quigleys are not as well-known and therefore more conservative costs were used. In addition, physical factors also impact these technical parameters. For example haulage from the Quigleys deposit to the plant is farther than for Batman and the dumping space has not been fully determined, so additional haulage is anticipated for Quigleys. In addition, the Quigleys deposit is anticipated to be mined with smaller equipment resulting in a loss of economics of scale. It is the opinion of the QP that there are currently no known environmental, permitting, legal, title, taxation, socio-economic, marketing, political or other relevant factors which could affect the mineral resource estimate.

NI 43-101 Technical Report Vista Gold Corp. 50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia Mt Todd Gold Project Tetra Tech October 2019 201 15.0 MINERAL RESERVES The measured and indicated resource estimates presented in Section 14 were used to estimate reserves. Reserve definition is done by first identifying ultimate pit limits using economic parameters and pit optimization techniques. The resulting optimized pit shells were then used for guidance in pit design to allow access for equipment and personnel. Several phases of mining were defined to enhance the economics of the project, and the QP [Thomas L. Dyer, P.E.] used the phased pit designs to define the production schedule to be used for cash-flow analysis for the preliminary feasibility study. The following section details the definition of reserves used for the production scheduling. Later sections detail the production schedule and the mining costs used in the cash-flow model. 15.1 Pit Optimization Pit optimization was done using Geovia’s WhittleTM software (version 4.7) to define pit limits with input for economic and slope parameters. The optimization used parameters provided by Vista and their consultants based on current and previous studies. Optimization used only measured and indicated material for processing. All inferred material was considered as waste. Varying gold prices were used to evaluate the sensitivity of the deposit to the price of gold, as well as to develop a strategy for optimizing project cash flow. To achieve cash-flow optimization, mining phases or push backs were developed using the guidance of WhittleTM pit shells at lower gold prices. 15.1.1 Economic Parameters Initially, several iterations of pit optimizations were reviewed for the final determination of pit limits based on the prefeasibility parameters. Initial mining cost parameters were based on the economic parameters provided in Table 15-1. The final mining costs from this study have turned out to be lower than those in Table 15-1 and the recoveries were higher, thus making the pit optimization conservative with respect to costs and resulting reserves. Table 15-1: Initial Economic Parameters Parameter Value Used Gold Recovery 85% Sulfide 80% Transition 80% Oxide Payable Gold 99.9% Overall Mining Cost US$1.90 per tonne Processing Cost US$7.80 per tonne processed Tailings US$0.90 per tonne processed General & Administrative $0.46 per tonne processed Water Treatment US$0.10 per tonne processed JAAC Royalty 1% gross proceeds

NI 43-101 Technical Report
50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia
Vista Gold Corp.
Mt Todd Gold Project

The mining costs used were varied by bench. An incremental cost of US$0.010/tonne was added for each 6-meter bench below the 145-meter elevation. This represents the incremental increase in cost of haulage for both waste and ore for each bench that is to be mined. The incremental cost was determined based on truck operating costs, truck cycle time to haul and return through a six-meter gain in elevation, and truck capacity. The reference mining cost was determined using first principles. Reference mining costs of US$1.64/tonne. The total mining cost (reference plus incremental) is US$1.90.

Processing, tailings construction, tailings reclamation, and water treatment costs were provided by Vista and their consultants. The calculated cutoff grade based on the economic parameters is 0.33 g-Au/t. At Vista's request, The QP [Thomas L. Dyer, P.E.] used a minimum cutoff grade of 0.40 g-Au/t. This was done to maintain higher grades with respect to material to be processed and is appropriate for the reserves.

A base gold price of US$1,250 per ounce was determined by the QP for use in scenario analysis. However, various gold prices from US$300 to US$2,000 per ounce, in increments of US$20 per ounce, were used to determine different optimized pit shells.

Final recoveries were estimated using a constant tail by range of grades for the processed material. The equation used to calculate the recovery based on the constant tail is:

$$\frac{Au_{grade} - Const.Tail_{grade}}{Au_{grade}}$$

The ranges for the constant tail, based on model grade input in g Au/t are:

- 0.20 to 0.40 = 0.04 g Au/t tail
- 0.40 to 0.60 = 0.05 g Au/t tail
- 0.60 to 0.80 = 0.06 g Au/t tail
- 0.80 to 1.00 = 0.08 g Au/t tail
- 1.00 to 1.50 = 0.10 g Au/t tail
- 1.50 and above = 0.13 g Au/t tail

The use of the constant tails resulted in higher final back calculated recoveries of ~92% for sulfide material, ~91% for transition material, and ~90% for oxide material.

Final mining and process operating costs are somewhat higher; however, the imposition of an elevated cutoff grade and selection of pit limits using a lower gold price pit shell create additional conservatism that offset the processing cost and recovery adjustments.

15.1.2 Slope Parameters

The slope parameters were based on studies provided by Golder Associates and Ken Rippere as detailed in a Golder memo dated September 13, 2011 (*"Mt Todd Gold Project: Batman Pit Slope Design Guidance in Support of the Definitive Feasibility Study"*). Minor modifications were made based on comments from Call & Nicholas, Inc. (2016). The Golder parameters suggested that the catch benches would not be maintainable on the east side of the pit and that these catch benches should not be placed in the design. For safety, the roads on the east side were widened to allow a berm to be maintained along the road to contain any rock that would slough off of the wall.

The primary change suggested by Call & Nicholas (2016) is to either place catch benches in the high wall on the east side, or bolt and mesh the high wall. In both cases the ramp along the wall would be reduced to a normal width.

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Mt Todd Gold Project

The QP [Thomas L. Dyer, P.E.] has reviewed the geotechnical reports prepared by Golder Associates and Mr. Rippere, and the subsequent comments from Call and Nicholas, Inc. (2016) and has determined that the recommended pit-slope parameters derived from these reports and subsequent comments are appropriate for use in the Amended Technical Report. For this study, catch benches were inserted in preliminary pit phases. However, the ultimate pit used a flat slope with bolting and mesh. This helps to improve the overall slope and the reduce the resulting stripping. **Figure 15-1**. Each sector was modeled into a zone resulting in eight zones. Slopes on the eastern side of the pit were reduced to account for ramps in the high wall. The recommended and adjusted inner-ramp angles are shown in **Table 15-2**.

Table 15-2: Slope Angles for Pit Optimization

Zone	Sector	Slope Angle (°)	Adjusted Angle (°)
1	Northeast	36	33
2	East	40	36
3	South	55	50
4	Southwest	55	55
5	Northwest	51	51
6	Northeast & East Weathered	33	33
7	South & Southwest Weathered	45	45
8	Northwest - Weathered	45	45

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Mt Todd Gold Project


8,436,000N
Sector 5 & 8
Sector 1 & 6
8,436,000N
Sector 2 & 6
Sector 4 & 7
Sector 3 & 7
Y
187,000E
188,000E

Source: Golder Associates, 2011

Figure 15-1: Mt Todd Geotechnical Sectors

15.1.3 Pit-Optimization Results

Whittle™ pit optimizations were run using the economic and slope parameters described in previous sections. Pit optimizations were completed using prices of US$300 to US$2,000 per ounce gold with increments of US$20 per ounce. One additional pit shell was created using US$1,250 per ounce gold price. These pits were used to assess the deposit's sensitivity to gold prices for both scenarios. Results for US$100 per ounce increments, from US$300 to US$2,000 per ounce of gold, are shown in **Table 15-3**, with a highlighted price of US$1,000/oz-Au as the pit shell used to guide the ultimate pit design. The pit optimizations only used measured and indicated resources. Inferred materials are considered waste.

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Mt Todd Gold Project

Graphs of the tonnes and contained ounces from the Whittle™ results are shown in **Figure 15-3.**

Table 15-3: Whittle™ Pit Optimization Results –using 0.40 g-Au/t Cutoff

Pit	Gold Price (US$)	Material Processed			Waste Tonnes	Total Tonnes	Strip Ratio
		K Tonnes	g-Au/t	K Ozs Au			
1	$ 300	3,282	1.77	186	2,797	6,078	0.85
6	$ 400	8,578	1.54	425	7,507	16,085	0.88
11	$ 500	15,988	1.34	686	15,740	31,728	0.98
16	$ 600	37,253	1.12	1,340	53,757	91,010	1.44
21	$ 700	89,301	0.99	2,855	171,617	260,918	1.92
26	$ 800	121,187	0.92	3,585	222,919	344,106	1.84
31	$ 900	159,485	0.87	4,442	316,889	476,374	1.99
36	$ 1,000	185,915	0.85	5,093	429,208	615,123	2.31
41	$ 1,100	212,340	0.84	5,741	566,907	779,247	2.67
46	$ 1,200	230,587	0.83	6,184	675,714	906,302	2.93
49	$ 1,250	234,858	0.83	6,278	700,519	935,376	2.98
51	$ 1,300	240,195	0.83	6,416	742,833	983,029	3.09
56	$ 1,400	243,306	0.83	6,498	771,190	1,014,497	3.17
61	$ 1,500	249,389	0.83	6,658	829,933	1,079,321	3.33
66	$ 1,600	254,050	0.83	6,779	880,583	1,134,633	3.47
70	$ 1,700	254,348	0.83	6,785	883,222	1,137,571	3.47
74	$ 1,800	259,140	0.83	6,908	943,012	1,202,152	3.64
78	$ 1,900	259,964	0.83	6,927	952,872	1,212,836	3.67
81	$ 2,000	260,099	0.83	6,929	953,985	1,214,083	3.67

Pit 36 was used for design purposes.

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Mt Todd Gold Project


Measured & Indicated Pit Optimization
50K TPD Parameters - 0.40 g Au/t Minimum Grade
Tonnes (000's)
Ounces Au (000's)
1,400,000
1,200,000
1,000,000
800,000
600,000
400,000
200,000
-
8,000
7,000
6,000
5,000
4,000
3,000
2,000
1,000
-
Tonnes Processed
Tonnes Waste
Contained Ozs Gold

NI 43-101 Technical Report – Mt Todd Gold Project 50,000 tpd Preliminary Feasibility Study, Northern Territory, Australia – May 29, 2013

Figure 15-2: Measured and Indicated Graph of Whittle™ Results –0.40 g-Au/t Minimum Grade

15.1.4 Ultimate Pit Limit Selection

The ultimate pit limit was determined by the QP responsible for this section based on various iterations analyzed by MDA, Vista, and Tetra Tech. A lower gold price pit shell was used as a guide for the ultimate pit design. This decision was made to reduce the project footprint while still capturing the most valuable material in the pit optimizations.

For consistency, pit shells that closely replicate the tonnage from the previous NI 43-101 Technical Report (Tetra Tech, 2014) were selected for guidance in pit design. The QP [Thomas L. Dyer, P.E.] selected US$1,000 and US$1,020 gold pit shells for the ultimate pit design.

15.2 Pit Designs

Detailed pit designs were completed, including an ultimate pit and three internal pits. The ultimate pits were designed to allow mining economic resources identified by Whittle^{TM} pit optimization, while providing safe access for people and equipment. Internal pits or phases within the ultimate pits were designed to enhance the project by providing higher-value material to the processing plant earlier in the mine life.

15.2.1 Bench Height

Pit designs used six-meter benches for mining. This corresponds to the resource model block heights, and the QP for this section believes this to be reasonable with respect to dilution and equipment anticipated to be used in mining. In areas where the material is consistently ore or waste, so that dilution is not an issue, benches may be mined in 12-meter heights.

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Mt Todd Gold Project

15.2.2 Pit Design Slopes

The QP responsible for this section based the slope parameters on geotechnical studies by Golder Associates and Ken Rippere (Golder, 2011) as reviewed by Ross Barkley of Call & Nicholas (Barkley, 2016). . The largest difference between the previous and 2017 slopes is in the use of catch benches on the eastern walls. The previous parameters specified the use of a flat wall on the east without any catch benches. To keep rocks from rolling down on trucks, the ramps were designed to be 28 m wide (total width of 50 m), so that a berm could be placed and rock would collect at the base of the slope behind the berm.

Call & Nicholas (2016) commented that *"for interim phases, assuming a 47- to 50-degree bedding dip the interramp angles should be 37- to 39-degrees in order to maintain a 9+ meter wide catch bench"*. For the final walls in the northeast area, the recommendations continue to state *"... the walls will be smooth and excavated to the bedding dip"* and *"To mitigate the rock fall risk in the final wall, it is recommended that mesh be installed over the interramp slopes between the ramps."*

The recommended slopes are developed around five different sectors in fresh rock and three sectors in weathered rock as shown in **Table 15-4**. The design parameters used are shown in **Table 15-4** for the ultimate pit and **Table 15-5** shows the sector 1 and 2 slope parameters for interim pit designs. The parameters are applied based on height between catch benches in meters (BH), safety berm widths in meters (berms), bench face angles in degrees (BFA) and inner-ramp angles also in degrees (IRA).

Table 15-4: Pit Design Slope Parameters

	Due North	Sector 1	Sector 2	Sectors 3 & 4	Sector 5	Sector 6	Sector 7	Sector 8
BH (m)	24	24	24	24	24	30	30	30
BFA (°)	61	47	49	73	68	35	60	60
Berm (m)	9.5	-	-	9.5	9.5	12.0	12.0	12.0
Net IRA (°)	46.5	47.0	49.0	54.9	51.3	28.7	45.7	45.7

In the northern direction the slope azimuth must be 205 degrees or better.

Table 15-5: Interim Pit Slope Parameters (Sectors 1 & 2)

	Northeast	East
BH (m)	24	24
BFA (*)	48	49
Berm (m)	9.5	9.5
Net IRA (*)	37.6	38.3
Zone	1	2

For design purposes, weathered material is considered to be the top 30 meters from the surface.

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NI 43-101 Technical Report Vista Gold Corp. 50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia Mt Todd Gold Project Tetra Tech October 2019 208 15.2.3 Haulage Roads Ramps were designed to have a maximum centerline gradient of 10%. In areas where the ramps may curve along the outside of the pit, the inside gradient may be up to 11% or 12% for short distances. Designs use switchbacks to maintain the ramp system on the east side of the pit. This is done to better match the dip of the deposit and also allows better traffic connectivity between pit phases. In areas where switchbacks are employed, a maximum centerline gradient of 8% is used. Ramp width was determined as a function of the largest haul truck width to be used. Mine plans use 226-tonne capacity trucks with operating widths of 8.30 meters. For haul roads inside of the pit, a single safety berm on the inside of the roadway will be required to be at least half the height of the largest vehicle tire that uses the road. MDA has designed safety berms with a 1.5 horizontal to 1 vertical slope using run-of- mine material, and a height of 1.97 meters, which provides half of the truck tire height plus 10% for the haul trucks. The 10% addition is used to ensure that the berm height exceeds half of the truck tire height in all cases. The resulting base width of safety berms is 5.9 meters. Haul-roads inside of the pit, where only one safety berm is required, are designed to be 32 meters wide for two-way traffic. Subtracting berm widths, this provides 3.14 times the width of haul trucks for running width. In lower portions of the pit, where haulage requirements allow use of one-way traffic, haul roads are designed to have a width of 20 meters. This provides 1.7 times the width of haul trucks for running width. Haul roads outside of pit designs have been designed to be 42 meters wide to account for an additional safety berm. 15.2.4 Ultimate Pit The final ultimate pit design uses switchbacks to maintain the ramp system on the east side of the pit. This allows for better traffic flow between pit phases and allows the west side of the pit to best follow the dip of the deposit. In all, there are four switchbacks in the ultimate pit design and the lower portions of the pit have spirals to achieve the ultimate pit design. The ultimate pit design, along with the ultimate dump and stockpile designs, and planned infrastructure, are shown in Figure 15-3.

NI 43-101 Technical Report Vista Gold Corp. 50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia Mt Todd Gold Project Tetra Tech October 2019 209 Figure 15-3: Mt Todd Ultimate Pit Design – (October 4, 2019)

NI 43-101 Technical Report Vista Gold Corp. 50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia Mt Todd Gold Project Tetra Tech October 2019 210 15.2.5 Pit Phasing Phase 1 continues the western wall down from that done by prior operators and wraps the ramp around the pit clockwise from the south. Phase 2 expands the pit to the east, north, and south, maintaining a portion of the phase 1 west wall. The phase 2 ramp is placed on the east wall and has a total of five switchbacks located in the north and south ends of the pit. Phase 3 will be mined to the final wall on the western side of the pit. Phase 4 expands the pit to the north, east, and south and mines under the phase 3 pit to the ultimate pit limits. The first three phases, prior to the ultimate pit, are presented in Figure 15-4 to Figure 15-6.

NI 43-101 Technical Report Vista Gold Corp. 50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia Mt Todd Gold Project Tetra Tech October 2019 211 Figure 15-4: Phase 1 Design (February 12, 2018)

NI 43-101 Technical Report Vista Gold Corp. 50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia Mt Todd Gold Project Tetra Tech October 2019 212 Figure 15-5: Phase 2 Design (February 12, 2018)

NI 43-101 Technical Report Vista Gold Corp. 50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia Mt Todd Gold Project Tetra Tech October 2019 213 Figure 15-6: Phase 3 Design (February 12, 2018) MINE DEVELOPMENT ASSOCIATES 9-Feb-2018 Scale: Northern Territory, Australia Mt Todd Gold Project Vista Gold as shown meter 0250500 Plan Map showing Base Case Phase 3 Design -215 -112

NI 43-101 Technical Report
50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia
Vista Gold Corp.
Mt Todd Gold Project

15.3 Cutoff Grade

The breakeven and internal cutoff grades calculated using the economic parameters are shown in **Table 15-6**. The internal cutoff grade assumes that mining is constrained to an economic pit and does not include the mining cost.

To enhance projects economics, Vista has decided to use an elevated cutoff grade for reserves and scheduling. Reserves are reported using 0.40 g-Au/t cutoff grade. A cutoff grade of 0.40 g Au/t is equivalent to using $1,000 per ounce Au internal cutoff grade for sulfide material and a $1,100 per ounce Au internal cutoff grade for transition and oxide material. As the cutoff grade is higher than the cutoff grades using the $1,250 per ounce gold price, the statement of reserves with the elevated cutoff grade are reasonable.

Table 15-6: US$1,250 Gold Price Cutoff Grades (g-Au/t)

	Prefeasibility Scenario		
	Sulfide	Transition	Oxide
Breakeven	0.33	0.35	0.35
Internal	0.28	0.29	0.29
Cutoff Grade Used	0.40	0.40	0.40

For purposes of production scheduling, low-grade, medium-grade, and high-grade material was designated. The low-grade material used the reserve cutoff grade (0.40 g-Au/t). Medium-grade and high-grade cutoffs used were 0.55 and 0.85 g-Au/t, respectively.

15.4 Dilution

The resource block model was estimated with block sizes of 12m by 12m by 6m, and this model was used to define the ultimate pit limit, and to estimate proven and probable reserves. The QP responsible for this section considers the 12m by 12m by 6m block size to be reasonable for open pit mining of the deposit and believes that this represents an appropriate amount of dilution for statement of reserves.

15.5 Reserves

Mineral reserves for the project were developed by applying relevant economic criteria (modifying factors) in order to define the economically extractable portions of the estimated resources. The QP [Thomas L. Dyer, P.E.] developed the reserves to be in accordance with NI 43-101, which is based on the CIM Standards. CIM Standards define modifying factors as:

> *Modifying factors are considerations used to convert mineral resources to mineral reserves. These include, but are not restricted to, mining, processing, metallurgical, infrastructure, economic, marketing, legal, environmental, social and governmental factors.*

CIM Standards define mineral reserves as:

> *Mineral reserves are sub-divided in order of increasing confidence into probable mineral reserves and proven mineral reserves. A probable mineral reserve has a lower level of confidence than a proven mineral reserve.*

Tetra Tech October 2019 214

NI 43-101 Technical Report Vista Gold Corp. 50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia Mt Todd Gold Project Tetra Tech October 2019 215 A mineral reserve is the economically mineable part of a measured and/or indicated mineral resource. It includes diluting materials and allowances for losses, which may occur when the material is mined or extracted and is defined by studies at pre-feasibility or feasibility level as appropriate that include application of modifying factors. Such studies demonstrate that, at the time of reporting, extraction could reasonably be justified. The reference point at which mineral reserves are defined, usually the point where the ore is delivered to the processing plant, must be stated. It is important that, in all situations where the reference point is different, such as for a saleable product, a clarifying statement is included to ensure that the reader is fully informed as to what is being reported. The public disclosure of a mineral reserve must be demonstrated by a pre-feasibility study or feasibility study. Mineral reserves are those parts of mineral resources which, after the application of all mining factors, result in an estimated tonnage and grade which, in the opinion of the QP(s) making the estimates, is the basis of an economically viable project after taking account of all relevant modifying factors. Mineral reserves are inclusive of diluting material that will be mined in conjunction with the mineral reserves and delivered to the treatment plant or equivalent facility. The term ‘mineral reserve’ need not necessarily signify that extraction facilities are in place or operative or that all governmental approvals have been received. It does signify that there are reasonable expectations of such approvals. ‘Reference point’ refers to the mining or process point at which the QP prepares a mineral reserve. For example, most metal deposits disclose mineral reserves with a “mill feed” reference point. In these cases, reserves are reported as mined ore delivered to the plant and do not include reductions attributed to anticipated plant losses. The QP must clearly state the ‘reference point’ used in the mineral reserve estimate. Probable Mineral Reserve A probable mineral reserve is the economically mineable part of an indicated, and in some circumstances, a measured mineral resource. The confidence in the modifying factors applying to a probable mineral reserve is lower than that applying to a proven mineral reserve. The QP(s) may elect, to convert measured mineral resources to probable mineral reserves if the confidence in the modifying factors is lower than that applied to a proven mineral reserve. Probable mineral reserve estimates must be demonstrated to be economic, at the time of reporting, by at least a Pre-Feasibility Study. Proven Mineral Reserve A proven mineral reserve is the economically mineable part of a measured mineral resource. A proven mineral reserve implies a high degree of confidence in the modifying factors. Application of the proven mineral reserve category implies that the QP has the highest degree of confidence in the estimate with the consequent expectation in the minds of the readers of the report. The term should be restricted to that part of the deposit where production planning is taking place and for which any variation in the estimate would not significantly affect the potential economic viability of the deposit. Proven mineral reserve estimates must be demonstrated to be economic, at the time of reporting, by at least a pre-feasibility study. Within the CIM Definition standards the term proved mineral reserve is an equivalent term to a proven mineral reserve.

NI 43-101 Technical Report
50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia
Vista Gold Corp.
Mt Todd Gold Project

Proven and probable reserves are stated based on the prefeasibility study pit designs. **Table 15-7** reports the proven and probable reserves, by pit phase, along with waste material for the pit designs discussed in previous sections.

The QP [Deepak Malhotra, Ph.D., SME RM] is responsible for reporting of the heap-leach pad reserves (**Section 15.6 – Heap Leach Reserve**). This is based on the tonnage and grade of heap-leach material that was loaded onto a heap-leach pad by a historical operator. The tonnes and grades are well known based on record keeping of the historical operator as discussed in **Section 14.0 – Mineral Resource Estimate**. The heap-leach reserves are shown with the Batman reserves in **Table 15-8**.

Reserves are shown to be economically viable based on cash flow analysis provided by the QP [Jessica I. Monasterio, P.E.]. The QP responsible for this section [Thomas L. Dyer, P.E.] has reviewed the cash flow and believes that they are reasonable for the statement of proven and probable reserves.

Table 15-7: In-Pit Proven and Probable Reserves by Pit Phase

	Proven			Probable			Total P&P			Waste	Total	Strip
	K Tonnes	g Au/t	K Ozs Au	K Tonnes	g Au/t	K Ozs Au	K Tonnes	g-Au/t	K Ozs Au	K Tonnes	K Tonnes	Ratio
Ph_1	13,551	1.09	473	6,245	1.10	221	19,796	1.09	694	19,312	39,109	0.98
Ph_2	18,980	0.80	490	19,008	0.88	538	37,988	0.84	1,028	59,167	97,155	1.56
Ph_3	20,356	0.87	571	27,471	0.85	747	47,827	0.86	1,318	122,372	170,198	2.56
Ph_4	19,785	0.82	523	82,291	0.78	2,052	102,076	0.78	2,576	322,138	424,215	3.16
Total	**72,672**	**0.88**	**2,057**	**135,015**	**0.82**	**3,559**	**207,687**	**0.84**	**5,616**	**522,990**	**730,677**	**2.52**

NOTES:
(1) Proven and probable mineral reserves are reported using a cutoff grade of 0.40 g-Au/t.
(2) The reserves point of reference is the point where material is fed into the mill.
(3) The effective date of the mineral reserve estimates is September 2019.

Table 15-8: Total Batman Project Reserves (Including Heap Leach)

	Batman Deposit			Heap Leach Pad			Total P&P Reserves		
	Tonnes (000s)	Grade (g/t)	Contained Ounces (000s)	Tonnes (000s)	Grade (g/t)	Contained Ounces (000s)	Tonnes (000s)	Grade (g/t)	Contained Ounces (000s)
Proven	72,672	0.88	2,057	-	-	-	72,672	0.88	2,057
Probable	135,015	0.82	3,559	13,354	0.54	232	148,369	0.79	3,791
Proven & Probable	**207,687**	**0.84**	**5,616**	**13,354**	**0.54**	**232**	**221,041**	**0.82**	**5,848**

NOTES:
(4) Thomas L. Dyer, P.E., is the QP responsible for reporting the Batman deposit proven and probable reserves.
(5) Batman deposit reserves are reported using a 0.40 g-Au/t cutoff grade.
(6) Deepak Malhotra is the QP responsible for reporting the heap-leach pad reserves.
(7) Because all of the heap-leach pad reserves are to be fed through the mill, these reserves are reported without a cutoff grade applied.
(8) The reserves point of reference is the point where material is fed into the mill.
(9) The effective date of the mineral reserve estimates is September 2019.

Tetra Tech October 2019 216

NI 43-101 Technical Report Vista Gold Corp. 50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia Mt Todd Gold Project Tetra Tech October 2019 217 15.6 Heap Leach Reserve Estimate Heap leach reserves are provided in Table 15-8. In addition to the ore mined from the Batman open pit, the mine plan contemplates processing the 13.4 Mt of ore from the existing heap leach pad through the mill at the end of the mine life. The bottle roll and column leach test work undertaken at the ALS Metallurgy Laboratory in Australia has been reviewed (ALS, 2013). The testwork indicated the following: „ Cyanidation leach tests on “as is” material on the heap will extract ± 30% of the gold. „ CIP cyanidation tests at a grind size of P80 of 90 microns will extract on average 72% of gold (range: 64.14% to 80.37%) in 24 hours of leach time. The average lime and cyanide consumptions were 1.75 kg/t and 0.78 kg/t, respectively. The limited testwork indicates that it is economically feasible to process and recover gold from the heap leach material. Hence, the 13.4 Mt of heap leach ore meets the criteria necessary to be called “reserves” for the Mt Todd Gold Project and should be included in the reserve tabulation based on the following: „ The heap leach material is already mined; „ The contained gold is readily recoverable using the planned flowsheet; and „ The heap leach material can be economically processed in the plant which will be built to process fresh ore. These reserves should be considered as probable since limited drilling and assaying was undertaken to estimate the gold content of the heap leach residues.

NI 43-101 Technical Report Vista Gold Corp. 50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia Mt Todd Gold Project Tetra Tech October 2019 218 16.0 MINING METHODS This section is based on 50,000 tpd operation. 16.1 Methods The Project has been planned as an open-pit truck and shovel operation. The truck and shovel method provides reasonable cost benefits and selectivity for this type of deposit. Only open-pit mining methods are considered for mining at Mt Todd. The mining method and approach are based on the geotechnical and hydrological data and studies described in Sections 15.1.2 – Slope Parameters, Section 15.2.2 – Pit Design Slopes, and Section 24.5– Regional Groundwater Model and Mine Dewatering. 16.2 Site Landforms and Impoundments For reference, a description of the site landforms and impoundments, as well as their naming conventions and abbreviations is included as Table 16-1. Table 16-1: Description of Landforms and Impoundments Landform/Impoundment Abbreviated Name Tailings Storage Facility 1 TSF 1 Tailings Storage Facility 2 TSF 2 Raw Water Dam RWD Low Grade Ore Stockpile LGOS Low Grade Ore Stockpile Retention Pond LGRP Heap Leach Pad HLP Batman Pit RP3 Process Plant Retention Pond PRP Waste Rock Dump WRD Waste Rock Dump Retention Pond RP1 Process Water Pond PWP Water Treatment Plant WTP Process Plant PP

NI 43-101 Technical Report Vista Gold Corp. 50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia Mt Todd Gold Project Tetra Tech October 2019 219 16.3 Waste Material Definition Some of the waste material at Mt Todd contains sulfide minerals, which can result in acid generation. Tetra Tech provided MDA with classification criteria for waste material so that the resulting production schedule can include the segregation of waste types for proper handling. Waste was classified into three classes based on total sulfur content as follows: „ Non-PAG Total Sulfur <= 0.25% „ Uncertain Total Sulfur > 0.25% and <= 0.40% „ PAG Total Sulfur > 0.40% Material classified as uncertain or potentially acid generating (PAG) material was scheduled so that it could be placed inside of the ultimate waste dump. Non-potentially acid generating material (Non-PAG) was scheduled to be used to encapsulate the uncertain and PAG material, and for reclamation cover and construction material for TSF 1 and TSF 2. Due to the scheduled timing of mining of Non-PAG material, some of this material will be stockpiled on the outer portions of the waste dump and re-handled as required. 16.4 Mine-Waste Facilities Total contained waste tonnage is 523 million tonnes. For both cases, Non-PAG mine waste will be used for construction and final reclamation cover on the mine site. The construction material will be used at the tailings storage facilities (“TSF 1” and “TSF 2”). Other Non- PAG material will be used for reclamation purposes covering tailings and other facilities at the end of the mine life. Sorter tailings will be generated from the process plant sorter and either used for ongoing construction uses or hauled to a temporary stockpile near the sorter. This material is considered Non-PAG and will be re- handled at the end of the mine life as part of the reclamation material. Tetra Tech provided the amount of material that would be required to be mined for construction and reclamation. These totals are shown in Table 16-2.

NI 43-101 Technical Report
50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia
Vista Gold Corp.
Mt Todd Gold Project

Table 16-2: Construction and Reclamation Requirements

	Units	Yr -1	Yr 1	Yr 2	Yr 3	Yr 4	Yr 5	Yr 6	Yr 7	Yr 8	Yr 9	Yr 10	Yr 11	Yr 12	Yr 13	Yr 14	Total
CONSTRUCTION MATERIAL REQUIREMENTS																	
Total TSF 1	K m^3	675	625	-	-	210	-	219	222	-	-	235	235	367	-	-	2,787
	K Tonnes	1,350	1,250	-	-	420	-	438	443	-	-	470	470	734	-	-	5,575
Total TSF 2	K m^3	-	-	3,381	2,902	1,878	1,348	1,919	1,387	3,296	-	2,935	2,904	218	-	-	22,169
	K Tonnes	-	-	6,763	5,804	3,757	2,697	3,837	2,774	6,592	-	5,869	5,808	437	-	-	44,337
Total - All TSFs	**K m^3**	**675**	**625**	**3,381**	**2,902**	**2,088**	**1,348**	**2,137**	**1,609**	**3,296**	**-**	**3,169**	**3,139**	**586**	**-**	**-**	**24,956**
	K Tonnes	**1,350**	**1,250**	**6,763**	**5,804**	**4,176**	**2,697**	**4,275**	**3,218**	**6,592**	**-**	**6,339**	**6,278**	**1,171**	**-**	**-**	**49,912**
RECLAMATION MATERIAL REQUIREMENTS																	
Sorter Reject to TSF 1																10,771	10,771
Sorter Reject to TSF 2																9,997	9,997
Total Sorter Reject Re-handle		-	-	-	-	-	-	-	-	-	-	-	-	-	-	20,769	20,769
TSF 1_Closure		-	-	-	-	-	-	-	-	-	-	-	-	-	135	3,750	3,885
TSF 2_Closure		-	-	-	-	-	-	-	-	-	-	-	-	-	664	3,506	4,170
Total Non-PAG		**-**	**-**	**-**	**-**	**-**	**-**	**-**	**-**	**-**	**-**	**-**	**-**	**-**	**799**	**48,793**	**49,593**

Tetra Tech
October 2019
220

NI 43-101 Technical Report Vista Gold Corp. 50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia Mt Todd Gold Project Tetra Tech October 2019 221 The mine waste facility has been designed to permanently contain the remaining waste material associated with reserves in the pits for both cases. This facility is an extension of the existing waste dump at site with the ultimate dump fully encapsulating the current dump. The ultimate design incorporates an angle of repose slope of 1.5 vertical to 1.0 horizontal, with catch benches of 8.0 meters every 30 meters in height. During the construction of the ultimate dump, PAG and uncertain waste materials will be dumped in the interior of each lift of the waste dump. Non-PAG material will be dumped to the outer edge of each lift. It is anticipated that at least a 10 meter rind of Non-PAG material will surround uncertain and PAG type waste material. For closure of the waste rock facility reference Section 20.0 – Environmental Studies, Permitting, and Social or Community Impact. A 40% swell factor and an average specific gravity of 2.67 (bank) have been assumed for volume calculations. The dump design has a total capacity to contain 485 million tonnes, but it is over designed and only about 440 million tonnes of the capacity will be used. Prior to filling into the final footprint of the waste dump, the design should be optimized to minimize the footprint and minimize reclamation requirements. 16.5 Mine-Production Schedule Proven and probable reserves and the associated waste material were used to schedule mine production. Inferred resources inside of the pit were considered as waste. The final production schedule uses the number of trucks and shovels necessary to produce the ore required to be fed into the process plant and maintain stripping requirements for each case. Production scheduling was done using MineSched (version 9.1). This was summarized in Excel spreadsheets where additional waste re-handling was added to the schedule. Table 16-3 shows the mine production schedule, including re-handle from stockpiles, waste material re-handle, and sorter stockpile material movement requirements. For production scheduling, low-grade, medium-grade, and high-grade ore was designated. The medium-grade and high-grade cutoffs used 0.55 and 0.85 g-Au/t, respectively. Ore from the mine is to be sent from the pit directly to the crusher, or to a mill ore stockpile. During pre- stripping, high-grade, medium-grade, and low-grade ore is stockpiled in the stockpile area northeast of the waste dump facility. Low-grade ore is processed as part of the commissioning of the mill. This assumes a ramp up to full production of 25%, 50%, 75%, and 87.5% of full production throughput through the first 4 months prior to start of full production. High-grade and medium-grade ore is processed in the mill when mill capacity becomes fully available. For scheduling, three ore stockpiles are assumed: „ High-grade ore stockpile (> 0.85 g-Aug/t; „ Medium-grade stockpile (0.55 to 0.85 g-Au/t); and „ Low-grade stockpile (0.40 to 0.55 g-Au/t). The high-grade and medium-grade stockpiles are to be built within the low-grade stockpiling areas but will be exhausted during the first year of processing when mill capacity becomes available. During the life of mine, the low-grade stockpile is to be used as needed to feed the mill to full capacity. For this reason, the stockpile grows and shrinks through the life of mine. The maximum stockpile balance through the life of mine is estimated to be 21.0 million tonnes. Ultimate stockpile designs have been created north-east of the processing facility.

NI 43-101 Technical Report Vista Gold Corp. 50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia Mt Todd Gold Project Tetra Tech October 2019 222 Re-handling of stockpiled material will be done using a loader and trucks to haul ore to the crusher. Table 16-4 shows the yearly ore stockpile balances. Ore sent to the mill is shown in Table 16-5 and is a combination of ore shipped directly from the mine, and ore that is reclaimed from stockpiles. Ore sent to the mill is summarized based on the level of oxidation. The recovered ounces shown are based on the recoveries used for pit optimizations.

NI 43-101 Technical Report
50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia
Vista Gold Corp.
Mt Todd Gold Project

Table 16-3: Annual Mine Production Schedule

			Pre-Prod	Yr 1	Yr 2	Yr 3	Yr 4	Yr 5	Yr 6	Yr 7	Yr 8	Yr 9	Yr 10	Yr 11	Yr 12	Yr 13	Yr 14	Total
Total Mined	*StkPl	K Tonnes	2,859	7,302	5,283	6,699	6,354	12,102	235	-	-	1,000	10,903	8,172	-	-	-	60,908
		g Au/t	0.77	0.94	0.47	0.52	0.47	0.63	0.48	-	-	0.53	0.60	0.65	-	-	-	0.63
		K Ozs Au	71	220	80	113	96	244	4	-	-	17	211	172	-	-	-	1,227
	Crusher	K Tonnes	-	8,836	10,330	17,795	9,232	17,750	8,749	7,178	13,482	17,750	17,750	17,799	127	-	-	146,779
		g Au/t	-	1.26	0.86	1.04	0.85	1.10	0.87	0.64	0.63	0.70	0.93	1.18	1.05	-	-	0.93
		K Ozs Au	-	358	286	592	252	629	246	149	274	397	528	674	4	-	-	4,389
	Total Ore Mined	**K Tonnes**	2,859	16,138	15,613	24,495	15,586	29,852	8,984	7,178	13,482	18,750	28,653	25,970	127	-	-	207,687
		g Au/t	0.77	1.11	0.73	0.90	0.69	0.91	0.86	0.64	0.63	0.69	0.80	1.01	1.05	-	-	0.84
		K Ozs Au	71	578	366	705	348	872	249	149	274	414	739	846	4	-	-	5,616
	Mineralized Waste	K Tonnes	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
		g Au/t	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
		K Ozs Au	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
	NonPag_Wst	K Tonnes	1,720	150	20,484	8,711	20,829	22,261	58,227	37,390	18,570	6,948	1,496	24	-	-	-	196,810
	Pag_Wst	K Tonnes	5,433	8,897	18,469	17,473	36,445	27,894	17,272	18,276	24,290	25,310	21,567	3,887	-	-	-	225,212
	Un_Wst	K Tonnes	1,650	1,452	8,583	6,696	19,257	7,930	11,512	12,552	13,738	10,678	6,684	237	-	-	-	100,968
	Total Waste Mined	**K Tonnes**	**8,802**	**10,498**	**47,536**	**32,880**	**76,531**	**58,085**	**87,011**	**68,218**	**56,598**	**42,935**	**29,747**	**4,148**	**-**	**-**	**-**	**522,990**
	Total Tonnes Mined	**K Tonnes**	**11,661**	**26,636**	**63,149**	**57,375**	**92,117**	**87,937**	**95,995**	**75,396**	**70,080**	**61,685**	**58,400**	**30,119**	**127**	**-**	**-**	**730,677**
	Strip Ratio	W:O	3.08	0.65	3.04	1.34	4.91	1.95	9.69	9.50	4.20	2.29	1.04	0.16	-			2.52
Re-Handle Material	HG_StkPl	K Tonnes	-	1,419	3,212	3	265	-	1,626	-	-	-	-	-	2,288	-	-	8,813
		g Au/t	-	1.40	1.25	1.39	1.16	-	1.13	-	-	-	-	-	1.06	-	-	1.20
		K Ozs Au	-	64	129	0	10	-	59	-	-	-	-	-	78	-	-	340
	MG_StkPl	K Tonnes	-	2,041	39	-	744	-	4,111	-	-	-	-	-	8,497	-	-	15,432
		g Au/t	-	0.69	0.62	-	0.67	-	0.67	-	-	-	-	-	0.66	-	-	0.67
		K Ozs Au	-	45	1	-	16	-	88	-	-	-	-	-	181	-	-	331
	LG_StkPl	K Tonnes	-	165	4,168	-	7,509	-	3,264	10,620	1,647	-	-	-	6,838	2,451	-	36,663
		g Au/t	-	0.53	0.50	-	0.50	-	0.51	0.44	0.43	-	-	-	0.49	0.42	-	0.47
		K Ozs Au	-	3	67	-	121	-	53	149	23	-	-	-	107	33	-	556
	Leach Re-handle	K Tonnes	-	-	-	-	-	-	-	-	-	-	-	-	-	13,354	-	13,354
		g Au/t	-	-	-	-	-	-	-	-	-	-	-	-	-	0.54	-	0.54
		K Ozs Au	-	-	-	-	-	-	-	-	-	-	-	-	-	232	-	232
	Total Re-Handle	**K Tonnes**	**-**	**3,625**	**7,420**	**3**	**8,518**	**-**	**9,001**	**10,620**	**1,647**	**-**	**-**	**-**	**17,623**	**15,805**	**-**	**74,262**
		g Au/t	**-**	**0.96**	**0.82**	**1.39**	**0.54**	**-**	**0.69**	**0.44**	**0.43**	**-**	**-**	**-**	**0.65**	**0.52**	**-**	**0.61**
		K Ozs Au	**-**	**112**	**197**	**0**	**147**	**-**	**200**	**149**	**23**	**-**	**-**	**-**	**366**	**265**	**-**	**1,459**
	Waste Re-handle	K Tonnes	-	1,555	603	3,848	435	877	-	-	-	-	4,842	6,253	1,171	1,480	7,256	28,324
	Sorter Rejects	K Tonnes	-	1,246	1,775	1,780	1,775	1,775	1,775	1,780	1,513	1,775	1,775	1,780	1,775	245	-	20,769
	Sorter Reject Re-handle	K Tonnes	-	-	-	-	-	-	-	-	-	-	-	-	-	-	20,769	20,769

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50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia
Vista Gold Corp.
Mt Todd Gold Project

Table 16-4: Annual Stockpile Balance

			Pre-Prod	Yr 1	Yr 2	Yr 3	Yr 4	Yr 5	Yr 6	Yr 7	Yr 8	Yr 9	Yr 10	Yr 11	Yr 12	Yr 13
Hg_StkPl	Added	K Tonnes	858	3,773	-	268	-	1,626	-	-	-	53	1,106	1,129	-	-
		g Au/t	1.13	1.33	-	1.17	-	1.13	-	-	-	1.08	1.07	1.06	-	-
		K Ozs Au	31	161	-	10	-	59	-	-	-	2	38	38	-	-
	Removed	K Tonnes	-	1,419	3,212	3	265	-	1,626	-	-	-	-	-	2,288	-
		g Au/t	-	1.40	1.25	1.39	1.16	-	1.13	-	-	-	-	-	1.06	-
		K Ozs Au	-	64	129	0	10	-	59	-	-	-	-	-	78	-
	Balance	K Tonnes	858	3,212	-	265	-	1,626	-	-	-	53	1,159	2,288	-	-
		g Au/t	1.13	1.25	-	1.16	-	1.13	-	-	-	1.08	1.07	1.06	-	-
		K Ozs Au	31	129	-	10	-	59	-	-	-	2	40	78	-	-
Mg_StkPl	Added	K Tonnes	1,262	818	-	744	-	4,111	-	-	-	225	4,167	4,105	-	-
		g Au/t	0.69	0.68	-	0.67	-	0.67	-	-	-	0.67	0.66	0.66	-	-
		K Ozs Au	28	18	-	16	-	88	-	-	-	5	88	88	-	-
	Removed	K Tonnes	-	2,041	39	-	744	-	4,111	-	-	-	-	-	8,497	-
		g Au/t	-	0.69	0.62	-	0.67	-	0.67	-	-	-	-	-	0.66	-
		K Ozs Au	-	45	1	-	16	-	88	-	-	-	-	-	181	-
	Balance	K Tonnes	1,262	39	-	744	-	4,111	-	-	-	225	4,392	8,497	-	-
		g Au/t	0.69	0.62	-	0.67	-	0.67	-	-	-	0.67	0.66	0.66	-	-
		K Ozs Au	28	1	-	16	-	88	-	-	-	5	93	181	-	-
Lg_StkPl	Added	K Tonnes	738	2,711	5,283	5,688	6,354	6,365	235	-	-	722	5,630	2,938	-	-
		g Au/t	0.48	0.47	0.47	0.48	0.47	0.47	0.48	-	-	0.45	0.47	0.48	-	-
		K Ozs Au	11	41	80	87	96	97	4	-	-	10	85	45	-	-
	Removed	K Tonnes	-	165	4,168	-	7,509	-	3,264	10,620	1,647	-	-	-	6,838	2,451
		g Au/t	-	0.53	0.50	-	0.50	-	0.51	0.44	0.43	-	-	-	0.49	0.42
		K Ozs Au	-	3	67	-	121	-	53	149	23	-	-	-	107	33
	Balance	K Tonnes	738	3,284	4,399	10,086	8,931	15,297	12,267	1,647	-	722	6,351	9,290	2,451	-
		g Au/t	0.48	0.47	0.44	0.46	0.43	0.45	0.44	0.43	-	0.45	0.47	0.47	0.42	-
		K Ozs Au	11	50	63	150	124	221	172	23	-	10	95	141	33	-
All StkPl	Balance	K Tonnes	2,859	6,536	4,399	11,095	8,931	21,033	12,267	1,647	-	1,000	11,902	20,074	2,451	-
		g Au/t	0.77	0.85	0.44	0.49	0.43	0.54	0.44	0.43	-	0.53	0.60	0.62	0.42	-
		K Ozs Au	71	179	63	175	124	368	172	23	-	17	228	400	33	-

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October 2019
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NI 43-101 Technical Report
50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia
Vista Gold Corp.
Mt Todd Gold Project

Table 16-5: Annual Ore Delivery to the Mill Crusher

		Pre-Prod	Yr 1	Yr 2	Yr 3	Yr 4	Yr 5	Yr 6	Yr 7	Yr 8	Yr 9	Yr 10	Yr 11	Yr 12	Yr 13	Total
Sulfide Ore	K Tonnes	-	12,461	17,631	17,384	17,281	16,974	17,185	17,050	15,015	17,750	17,750	17,799	17,623	2,451	204,354
	g Au/t	-	1.17	0.85	1.04	0.70	1.12	0.79	0.52	0.61	0.70	0.93	1.18	0.65	0.42	0.84
	K Ozs Au	-	469	480	582	390	612	435	287	295	397	528	674	366	33	5,551
	Recovery	0%	93%	92%	92%	91%	92%	92%	90%	91%	91%	92%	93%	91%	88%	92%
	K Ozs Au Rec	-	434	440	537	356	565	399	258	267	362	485	624	333	30	5,089
Mixed Ore	K Tonnes	-	-	61	358	385	473	359	441	68	-	-	-	127	-	2,272
	g Au/t	-	-	0.58	0.75	0.55	0.68	0.59	0.44	0.42	-	-	-	1.05	-	0.62
	K Ozs Au	-	-	1	9	7	10	7	6	1	-	-	-	4	-	45
	Recovery	0%	0%	91%	91%	90%	91%	91%	89%	88%	0%	0%	0%	92%	0%	91%
	K Ozs Au Rec	-	-	1	8	6	9	6	5	1	-	-	-	4	-	41
Oxidized Ore	K Tonnes	-	-	58	57	84	303	207	308	45	-	-	-	-	-	1,061
	g Au/t	-	-	0.63	1.02	0.53	0.66	0.61	0.44	0.42	-	-	-	-	-	0.58
	K Ozs Au	-	-	1	2	1	6	4	4	1	-	-	-	-	-	20
	Recovery	0%	0%	91%	92%	90%	91%	91%	89%	88%	0%	0%	0%	0%	0%	90%
	K Ozs Au Rec	-	-	1	2	1	6	4	4	1	-	-	-	-	-	18
Total	K Tonnes	-	12,461	17,750	17,799	17,750	17,750	17,750	17,799	15,129	17,750	17,750	17,799	17,750	2,451	207,687
	g Au/t	-	1.17	0.85	1.04	0.70	1.10	0.78	0.52	0.61	0.70	0.93	1.18	0.65	0.42	0.84
	K Ozs Au	-	469	482	593	399	629	446	298	297	397	528	674	371	33	5,616
	Recovery	0%	93%	92%	92%	91%	92%	92%	90%	91%	91%	92%	93%	91%	88%	92%
	K Ozs Au Rec	-	434	442	546	363	580	408	267	269	362	485	624	337	30	5,148

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NI 43-101 Technical Report Vista Gold Corp. 50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia Mt Todd Gold Project October 2019 16.6 Equipment Selection and Productivities Mt Todd has been planned as an open-pit mine using large haul trucks, hydraulic shovels, and front-end loading equipment. Primary mine production is to be achieved using 31-cubic meter hydraulic shovels along with 226-tonne haul trucks, though final equipment selection may differ. Secondary mine production is to be achieved using 18-cubic meter loaders along with the 226-tonne trucks. Loaders will be used mostly to mine ore from the pit to the crusher, and for reclamation of ore from stockpiles. Some waste production from the loader is anticipated as well. Table 16-6 shows the maximum shovel productivity estimate based on scheduled time, availability, and truck and material parameters. This maximum productivity would require that trucks are always available and the shovels are always digging; however, that is not always the case. In-pit and ex-pit centerlines were drawn for each of the pits and destinations, including the waste dump, crusher, and ore stockpile. As the dump is very large, it was divided into 20 smaller volumes to account for haulage requirements during the life of mine. Truck speeds for each profile were calculated based on published rim-pull curve data. Maximum speed limits were also applied to ensure that safe operating conditions were adhered to and that productivities were achievable. Bench haulage routes were also drawn for each bench to ensure proper travel on the benches and that truck requirements are properly accounted for. Bench travel speed limits were applied to the profiles for both loaded and empty trucks. Mine production schedules were run using MineSched (version 9.1) mine scheduling software. The profiles and truck parameters were supplied to MineSched to calculate the productive truck hours required. An efficiency of 83% was used to derive operating hours from the productive hours. This accounts for inefficiencies in the operations that are found between the loading units and the dumping locations. This is similar to a 50-minute working hour. Incremental truck hours were added to waste haulage to account for waste material hauled to TSF 1 and TSF 2 for construction purposes. Haulage requirements for sorter tailings were estimated within cost sheets using a constant cycle time. The material would be loaded into a truck from a silo and the silo bin is sized to use the mine fleet. It was determined that a single truck would be able to take care of the haulage needs for the sorter. Loading-unit hours were estimated using 83% efficiency and the production rate for loading equipment. The schedule was constrained using tonnage on a period basis to balance the use of loading and haulage equipment. Availability was estimated dependent on the age of the piece of equipment. Availabilities start out at 90% and decrement 1% per year until they reach 85%, and then they are kept constant. Availabilities, efficiencies, operating hours, and load and haul equipment requirements are shown in Table 16-7.

NI 43-101 Technical Report
50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia
Vista Gold Corp.
Mt Todd Gold Project

Table 16-6: Maximum Loader Productivity Estimate

Description	Unit	All Rock	
MATERIAL PROPERTIES			
Material SG (BCM)	t/cm (Wet)	2.70	
Material SG (Loose)	t/cm (Wet)	1.93	
Material SG (BCM Dry)	t/cm (Dry)	2.50	
Material SG (LCM Dry)	t/cm (Dry)	1.79	
Swell Factor		1.4	
DAILY SCHEDULE			
Shifts per Day Hours per Shift	shift/day hr/shift	2 12	
Theoretical Hours per Day	hrs/day	24	
Shift Startup / Shutdown Lunch Breaks Operational Standby	hrs/shift hrs/shift hrs/shift hrs/shift	0.5 0.5 0.25 0.25	
Total Standby / Shift Total Standby / Day	hrs/shift hrs/day	1.50 3.00	
Available Work Hours	hrs/day	21.00	
Schedule Efficiency	%	87.5	

	Unit	31 cm Hyd 226 T Trks	18 cm FEL 226 T Trks
LOADING PARAMETERS			
Shovel Mech. Avail.	%	85%	85%
Operating Efficiency	%	83%	83%
Bucket Capacity	m3	31	18
Bucket Fill Factor	%	95%	95%
Avg. Cycle Time	Sec	34	50
TRUCK PARAMETERS			
Truck Mech. Avail.	%	85%	85%
Operating Efficiency	%	83%	83%
Volume Capacity	m3	176	176
Tonnage Capacity	lt (Wet)	227	227
Truck Spot Time	Sec	24	24
SHOVEL PRODUCTIVITY			
Effective Bucket Capacity	Cyd	29.45	17.10
Tonnes per Pass – Wet	lst (Wet)	56.8	33.0

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NI 43-101 Technical Report
50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia
Vista Gold Corp.
Mt Todd Gold Project

	Unit	31 cm Hyd 226 T Trks	18 cm FEL 226 T Trks
Tonnes per Pass – Dry	lst (Dry)	52.6	30.5
Theoretical Passes – Vol	passes	5.98	10.29
Theoretical Passes – Wt	passes	4.00	6.88
Actual Passes Used	passes	4.0	7.0
Truck Tonnage – Wet	wmt/load	226	226
Truck Tonnage – Dry	dmt/load	210	210
Truck Capacity Utilized – Vol	%	67%	67%
Truck Capacity Utilized – Wt	%	100%	100%
Load Time	min	2.67	6.23
Theoretical Productivity	dst/hr	4,729	2,023
Tonnes per Operating Hour	dst/hr	3,930	1,680
Tonnes Per Day	**dst/day**	**70,200**	**30,000**
Potential – 355 days/year	**t/year**	**24,921,000**	**10,650,000**

October 2019

NI 43-101 Technical Report
50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia
Vista Gold Corp.
Mt Todd Gold Project

Table 16-7: Annual Load and Haul Equipment Requirements

		Pre-Prod	Yr 1	Yr 2	Yr 3	Yr 4	Yr 5	Yr 6	Yr 7	Yr 8	Yr 9	Yr 10	Yr 11	Yr 12	Yr 13	Yr 14	Total
HAULAGE REQUIREMENTS																	
Productive Hours	Hrs	13,186	45,149	109,615	106,344	174,037	178,598	189,570	194,550	212,805	205,229	210,421	112,304	15,234	14,382	30,033	1,811,462
Operating Efficiency	%	83%	83%	83%	83%	83%	83%	83%	83%	83%	83%	83%	83%	83%	83%	83%	1743%
Operating Hours	Hrs	15,887	54,397	132,067	128,125	209,683	215,179	228,398	234,397	256,391	247,264	253,520	135,306	18,354	17,328	36,184	2,182,485
Number of Trucks	#	8	11	22	27	33	35	37	38	41	41	41	22	6	6	6	376
Truck Availability	%	90%	90%	89%	89%	88%	88%	87%	86%	86%	85%	85%	85%	86%	85%	85%	
Available Operating Hours	Hrs	19,188	71,686	136,420	168,364	214,038	224,555	233,608	238,718	255,731	254,494	254,276	136,910	37,334	37,115	37,115	2,319,902
Use of Available Hours	%	86%	76%	97%	76%	98%	96%	98%	98%	100%	97%	100%	99%	49%	47%	97%	94%
Tonnes per Operating Hour	t/Hr	731	585	539	478	482	413	460	367	280	249	249	269	1,031	998	775	391
HYDRAULIC SHOVEL USAGE																	
Number of Shovels	#	2	2	3	4	4	4	4	4	3	3	3	2	1	1	1	3.3
Availability	%	90.0%	89.4%	88.9%	88.2%	87.6%	86.6%	85.9%	85.4%	85.2%	85.0%	85.0%	85.0%	85.0%	85.0%	85.0%	86.4%
Operating Efficiency	%	83%	83%	83%	83%	83%	83%	83%	83%	83%	83%	83%	83%	83%	83%	83%	83.0%
Available Operating Hrs	Op Hrs	4,834	13,009	18,860	20,836	25,509	25,217	25,005	24,930	18,601	18,558	18,558	12,407	6,186	6,186	6,186	244,880
Tonnes Mined	K Tonnes	11,661	25,732	60,623	51,413	88,432	82,918	88,315	69,364	65,174	57,367	54,312	28,914	15,975	14,225	19,617	734,044
Operating Hours	Op Hrs	2,911	6,555	15,445	13,098	22,529	21,124	22,500	17,671	16,604	14,615	13,837	7,366	4,070	3,624	4,998	186,948
Use of Available Operating Hours	%	60%	50%	82%	63%	88%	84%	90%	71%	89%	79%	75%	59%	66%	59%	81%	76%
FRONT END LOADERS																	
Number of Loaders	#	-	1	2	2	2	2	2	2	2	2	2	2	1	1	1	1.8
Availability	%	0%	90%	89%	88%	87%	86%	85%	85%	85%	85%	85%	85%	85%	85%	85%	86%
Operating Efficiency	%	0.0%	83.0%	83.0%	83.0%	83.0%	83.0%	83.0%	83.0%	83.0%	83.0%	83.0%	83.0%	83.0%	83.0%	83.0%	83.0%
Available Operating Hrs	Op Hrs	-	6,550	12,954	12,844	12,663	12,463	12,372	12,407	12,372	12,372	12,372	12,407	6,186	6,186	6,186	150,680
Tonnes Mined	K Tonnes	-	6,085	10,548	9,812	12,638	5,896	16,681	16,652	6,552	4,318	8,930	7,458	2,946	3,061	8,407	119,988
Operating Hours	Op Hrs	-	3,624	6,282	5,843	7,526	3,511	9,934	9,916	3,902	2,571	5,318	4,441	1,754	1,823	5,007	71,454
Use of Available Operating Hours	%	0%	55%	48%	45%	59%	28%	80%	80%	32%	21%	43%	36%	28%	29%	81%	47%

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NI 43-101 Technical Report Vista Gold Corp. 50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia Mt Todd Gold Project October 2019 16.7 Mine Personnel Mine personnel estimates include both operating and mine-staff personnel. Operating personnel are estimated as the number of people required to operate trucks, loading equipment, and support equipment to achieve the production schedule. Mine staff is based on the people required for supervision and support of mine production. The mine staff organizational chart is shown in Figure 16-1. The estimated number of mine personnel required to execute the mine plan is shown in Table 16-8. Salaries for each position were estimated based on information received from Vista. Salaries include an allowance for benefits at a factor of 27% of the base salary for each position. Note that the mine personnel do not include contractors. Vista anticipates using a Maintenance and Repair Contract (“MARC”) to maintain the mining fleet into the third year of operation. After that time, Vista will operate all maintenance crews. For costing, the MARC costs were reduced to take into account savings by lowering contractor’s overhead. Maintenance foremen were added to personnel along with another planner starting in year 3 as part of the maintenance responsibility takeover. However, since the maintenance cost used includes labor, the mechanics are not reflected in the total count for personnel. This would add approximately 80 mechanics, servicemen, and welders.

NI 43-101 Technical Report Vista Gold Corp. 50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia Mt Todd Gold Project October 2019 Figure 16-1: Mine Organizational Chart

NI 43-101 Technical Report
50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia
Vista Gold Corp.
Mt Todd Gold Project

Table 16-8: Mine Personnel Requirements

	Pre-Prod	Yr 1	Yr 2	Yr 3	Yr 4	Yr 5	Yr 6	Yr 7	Yr 8	Yr 9	Yr 10	Yr 11	Yr 12	Yr 13	Yr 14
MINE OVERHEAD															
Mine Manager	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1
Mine Clerk	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1
Mine Shift Foremen	8	9	9	10	12	12	12	12	12	12	12	9	6	6	6
Mine Trainer	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1
Blaster	2	2	2	2	2	2	2	2	2	2	2	2	2	-	-
Blaster's Helper	2	2	2	2	2	2	2	2	2	2	2	2	2	-	-
MINE PRODUCTION															
Loading Operators	5	7	13	11	17	15	18	18	12	12	12	9	5	5	6
Haul Truck Operators	20	33	63	78	100	106	111	114	123	123	123	66	18	18	18
Drill Operators	13	15	30	31	42	45	42	33	33	31	33	20	1	-	-
Support Equipment Operators	14	14	18	20	20	20	24	24	24	24	21	18	12	12	12
Total Mine Operating	**67**	**85**	**140**	**157**	**198**	**205**	**214**	**208**	**211**	**209**	**208**	**129**	**49**	**44**	**45**
MINE MAINTENANCE															
Maintenance Superintendent	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1
Maintenance Foremen	-	-	-	3	3	3	3	3	3	3	3	3	3	1	1
Light Vehicle Mechanics	2	-	2	2	2	2	2	2	2	2	2	2	2	1	1
Tiremen	2	-	2	2	2	2	2	2	2	2	2	2	2	2	2
Shop Laborers	2	2	2	2	2	2	2	2	2	2	2	2	2	2	2
Maintenance Planner	1	1	1	2	2	2	2	2	2	2	2	2	2	1	1
Service, Fuel, & Lube	6	6	6	6	6	6	6	6	6	6	6	6	6	3	3
*Maintenance Labor				80	80	80	80	80	80	80	80	80	80	40	40
Total Mine Maintenance	**14**	**10**	**14**	**98**	**98**	**98**	**98**	**98**	**98**	**98**	**98**	**98**	**98**	**51**	**51**

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Vista Gold Corp.
Mt Todd Gold Project

	Pre-Prod	Yr 1	Yr 2	Yr 3	Yr 4	Yr 5	Yr 6	Yr 7	Yr 8	Yr 9	Yr 10	Yr 11	Yr 12	Yr 13	Yr 14
ENGINEERING															
Chief Engineer	1	1	1	1	1	1	1	1	1	1	1	1	1	1	1
Mine Surveyors	1	2	2	2	2	2	2	2	2	2	2	2	1	2	1
Surveyor Helper	2	2	2	2	2	2	2	2	2	2	2	2	1	2	1
Mine Engineer	2	3	3	3	3	3	3	3	3	3	3	3	1	1	1
Total Engineering	**6**	**8**	**8**	**8**	**8**	**8**	**8**	**8**	**8**	**8**	**8**	**8**	**4**	**6**	**4**
MINE GEOLOGY															
Chief Geologist	1	1	1	1	1	1	1	1	1	1	1	1	1	-	-
Ore Control Geologist	2	2	2	2	2	2	2	2	2	2	2	2	2	-	-
Sampler	2	2	2	2	2	2	2	2	2	2	2	2	2	-	-
Total Geology	**5**	**5**	**5**	**5**	**5**	**5**	**5**	**5**	**5**	**5**	**5**	**5**	**5**	**-**	**-**
TOTAL MINE OPERATIONS WORKFORCE															
Mine Operations	67	85	140	157	198	205	214	208	211	209	208	129	49	44	45
Mine Maintenance*	14	10	14	18	18	18	18	18	18	18	18	18	18	11	11
Engineering	6	8	8	8	8	8	8	8	8	8	8	8	4	6	4
Geology	5	5	5	5	5	5	5	5	5	5	5	5	5	5	-
Total	**92**	**108**	**167**	**268**	**309**	**316**	**325**	**319**	**322**	**320**	**319**	**240**	**156**	**106**	**100**

** During year 3 the MARC would be removed and additional maintenance labor would be required to maintain the fleet.*

Tetra Tech
October 2019
233

NI 43-101 Technical Report
50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia
Vista Gold Corp.
Mt Todd Gold Project

17.0 RECOVERY METHODS

The key criteria used in the process design of the Process Plant have been largely derived from metallurgical testwork and, where appropriate, based on the QP's experience and industry norms. The design criteria and flowsheet development are discussed in this section.

17.1 Process Design Criteria

Detailed process design criteria have been developed for the Project. The nominal headline design criteria are listed as follows:

Table 17-1: Headline Design Criteria

	Unit	50,000 tpd
Annual Ore Feed Rate	Mt/a	17.75
Operating Days per Year	d/a	355
Daily Ore Feed Rate	t/d	50,000
Crushing Rate (6,637 hours per year availability)	tph	2,674
HPGR Rate (7,838 hours per year)	tph	2,264
Ore Sorting Rate (7,838 hours per year)	tph	408
Milling Rate (7,838 hours per year)	tph	2,055
Gold Head Grade	g/t	0.82
Copper Head Grade	%	0.055
Cyanide Soluble Copper	%	0.0024
Ore Specific Gravity	t/m^3	2.76
Primary Grind P_{80} to Secondary Grind	µm	250
Grind P_{80} to Leach	µm	40
Gold Recovery	%	91.9
Gold Production (average)	oz/d	1,165
Gold Production (average)	oz/a	413,400

The testwork results collated from the 2011 and 2012 testing campaigns and additional metallurgical and process test work conducted in 2016/2017/2018/2019, together with the process design criteria, were used to develop the process flow sheet and mass balance.

Tetra Tech October 2019 234

NI 43-101 Technical Report Vista Gold Corp. 50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia Mt Todd Gold Project Tetra Tech October 2019 235 17.2 Flow Sheet Development A schematic diagram of the process flowsheet is presented in Figure 17-1. 17.2.1 Crushing Modeling Impact crush work index (CWi) tests were performed on eighty individual samples from the 2011 drill cores. The CWi values ranged from 3.2 kilowatt hours per tonne (kWh/t) to 26.5 kWh/t. For design purposes, a CWi of 20 kWh/t was selected, 75% of the maximum. Unconfined compressive strength (UCS) was measured on 16 samples. The values ranged from 14 megapascals (MPa) (med strong) to 183 MPa (very strong). Eighty percent of the results were in the strong to very strong designation of ore hardness. The run of mine ore from the pit is expect to have a maximum particle size of 1000 mm and F80 to the primary crusher of 400 mm. Two stages of crushing, primary and secondary are required to reduce particle size to a P80 of 31.5 mm, required as feed to the HPGR tertiary crushers. A single gyratory crusher is sized for the primary duty reducing ore size to a nominal P80 of 130 mm. Two secondary cone crushers operating in parallel and in closed circuit with two sizing screens cutting at 40 mm, are used to produce the feed to the HPGRs at product size P80 of 31.5 mm.

NI 43-101 Technical Report Vista Gold Corp. 50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia Mt Todd Gold Project Tetra Tech October 2019 236 Figure 17-1: Simplified Process Flow Diagram

NI 43-101 Technical Report Vista Gold Corp. 50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia Mt Todd Gold Project Tetra Tech October 2019 237 17.2.2 Primary Crusher The primary crusher power was calculated using both the FLSmidth gyratory calculation model and the Metso Bruno model. Using the CWi of 20 kWh/t and a fall through percentage of zero to simulate peak conditions, both models provided peak primary crushing power requirements of a nominal 574 kW and 576 kW respectively to reduce a feed F80 of 400 mm to a product P80 of 130 mm. 17.2.3 Secondary Crushers Secondary crushing with closed circuit screening was modelled by FLSmidth. Two Raptor 1300 cone crushers operating in parallel are used to reduce the primary crusher product to a final product P80 of 31.5 mm. 17.2.4 HPGR HPGR power requirements to reduce the HPGR feed to a final product P80 of 3.25 mm was shown by the Polysius testwork to be 1.9 kWh per tonne of feed to the HPGR. The feed to the HPGR is the sum of new feed plus the recirculating load screen oversize material, less Ore Sorting reject. The total feed to the HPGR is two times the fresh feed rate. HPGR testwork supported vendor recommendations for two HPGR Polycom PM8-24/17, each equipped with 2 x 2,650 kW drives. 17.2.5 Ore Sorting The coarse fraction (plus 16mm) from the HPGR will be sent to the ore sorting equipment for separating the gold-bearing sulfide minerals and quartz veining from non-gold bearing waste material. 17.2.6 Grinding Modeling A variety of internal models were used to provide the initial baseline ball mill power requirements and vendors were approached for proposals. The most price competitive and technically acceptable submission was then selected for further interaction, with the vendor calculations compared against internal calculations. The circuit incorporates two dual pinion drive ball mills. 17.2.7 Thickener / Leach / CIP Design THICKENER Based on thickener sizing parameters received from RDI Minerals, that were based on additional 2019 rheology and settling test work undertaken by Pocock Industrial for a final grind size of 40um, a 67 m Pre- Leach thickener for the 50,000 tpd case and a 55 m Pre-leach thickener for the 33,000 tpd was recommended. The test work also reported an Underflow solids of approximately 53.88% solids was achievable for both of the above sizes for each respective duty.

NI 43-101 Technical Report Vista Gold Corp. 50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia Mt Todd Gold Project Tetra Tech October 2019 238 LEACH AND ADSORPTION The optimum leach / adsorption density as determined by SPX testwork was 55% solids for the previous grind size of 90 um. This was changed to 45% solids as the current grind size of 40ʅm would result in an excessive viscosity in 55% slurry. The leach and adsorption circuits were modelled. A six-stage adsorption is required to minimize solution losses. Dissolved gold in residue solution will be ч0.010 ppm. At the planned gold head grade, the system will produce a loaded carbon head grade of approximately 1,250 g/t, and carbon movement requirements will be in the order of 30 tpd. 17.3 Description of Process Areas 17.3.1 Area 3100 – Crushing Circuit Availabilities The crushing circuit availabilities coupled with the ore crusher work index are the two predominant factors in sizing crusher circuits. Rather than assuming a standard availability of between 70% and 75%, a review of the previous primary crusher operations at Mt Todd was conducted. When removing the downtime periods when the crushing system was not required, the average availability for the remaining duration was 59%. Additionally, the QP [Deepak Malhotra, Ph.D., SME RM] reviewed results from a two-year study and dynamic simulation of a large-scale crusher operation in the tropics, which indicated the downtime was apportioned as follows: „ Dump hopper empty 19.2% (mining not keeping up) „ Cannot discharge 15.6% (downstream equipment interruptions) „ Operating Breakdown 0.6% (crusher specific) „ Mechanical breakdown 1.2% (crusher specific) „ Electrical breakdown 2.3% (crusher specific) „ Planned maintenance 2.5% (crusher specific) The combination of this data coupled with the historical Mt Todd crusher downtime led to an initial crusher circuit availability of 60% being selected, with first pass crushing equipment initially being selected on this basis. Subsequently it was agreed with the mining design consultant MDA that the costs of an extra loader and build of an emergency stockpile on the ROM pad be included and to remove the downtime attributable to mining lack of supply in its entirety. This resulted in an availability of 75.8%, 6,637 operating hours per year. 17.3.1.1 Crushing Circuit Design The crushing circuit was chosen based on reliability and similarity to existing mining operations. It consists of a single Primary Crusher in an open loop configuration and two Secondary Crushers in parallel in a closed loop configuration with sized output conveyed to a buffer stockpile, providing three days live capacity. The primary and the secondary crushers discharge onto a common conveyor that feeds the Coarse Ore Screens. This configuration allows reduced conveyor footprint and maximum plant productivity.

NI 43-101 Technical Report Vista Gold Corp. 50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia Mt Todd Gold Project Tetra Tech October 2019 239 The Coarse Ore Screens will be fed by vibrating feeders, which regulate the flow from the feed bins. This arrangement maximizes the efficiency of the screens by ensuring full coverage of screen decks at controlled bed depth. Crusher area dust is controlled by dust collection at the screens and dust suppression in all other dust generating areas. 17.3.2 Area 3200 – Coarse Ore Stockpile, Reclaim, HPGR and Ore Sorting A plant availability factor of 89.5% of 365 days/year has been used for the HPGRs and subsequent downstream processes, which is 7,838 operating hours per year. HPGR availability in large hard rock applications ranges from 89% to 92%, with some operations reporting periods of 95% availability when roll change has not been required (Boddington). It is considered appropriate to use a conservative availability factor of 89.5% of the annual 8,760 hours for Mt Todd ore due to its ore hardness. The coarse ore stockpile will have approximately three days of total capacity between the secondary crushers and the HPGRs, with 23% of that total capacity representing the live volume. Ore will be removed from beneath the Coarse Ore Stockpile by two Apron Feeders. Two HPGRs will operate in parallel. The HPGRs are protected from tramp metal by installation of metal detectors on feed conveyors. A common HPGR Product Conveyor will receive the discharge from the HPGRs and convey the material to the Fines Screens Feed Bins. The HPGR fines screens are double decked, cutting at nominal 4.5 mm to produce an underflow product at P80 of 3.2 mm and 16mm to produce a mid and an oversize. The screens operate as wet screens with high pressure spray water applied to the decks to assist with screen efficiency. The screen mid material (+4.5mm-16mm), ~3-5% moisture, will be conveyed back to the HPGR feed bins and the screen oversize (+16mm) material will be conveyed to Ore Sorting. Ore Sorting receives a nominal 408 t/h. Ore Sorting comprises two stages, XRT and Laser sorting. The two stages together reject 210 t/h, representing approximately 10% of plant feed. The above reject performance and nominal gold loss was derived from bulk ore sorting test work completed at the Tomra sorting facility. Gold lost to Ore Sorting reject is minor at a nominal 1.3% of gold entering plant. 17.3.3 Area 3300 – Grinding and Classification Two Ball mills will be used. The parallel Ball Mill circuits are in a conventional configuration. Fresh feed from the fines screens underflow will gravitate to the mill discharge hopper and will be pumped together with the mill discharge slurry to the Cyclones. The cyclone underflow will gravitate to the ball mill feed. The overflow will gravitate to the Secondary Grind feed sump. The secondary grinding cyclone overflow will be pumped to the pre-leach thickener and the underflow will be sent to the VXP mills for secondary grinding. An automated ball charging system will be provided to deliver approximately 15 tonnes of balls per day to each mill.

NI 43-101 Technical Report Vista Gold Corp. 50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia Mt Todd Gold Project Tetra Tech October 2019 240 17.3.4 Area 3400 – Pre-Leach Thickening, Leach Conditioning, Leach and CIP In order to achieve the required 45% solids feed to the leach and CIP tanks, a Pre-Leach Thickener will be used. Two Leach Conditioning stages will be incorporated ahead of Leach. These tanks will be sized to deliver a total residence time of 4 hours. In these stages, the ore is treated with lime which inhibits reaction of cyanide with pyrites and pyrrhotites by way of forming a lime coating around these gangue components. The leach and adsorption tanks will be sized to deliver a total residence time of 24 hours for Leach and 6 hours for adsorption, as determined by the test work. For both cases, leach and adsorption will consist of eighteen mechanically agitated tanks in total. There will be twelve leach tanks and six adsorption tanks. In order to maximize the gold adsorption kinetics, lead nitrate will be added, oxygen will be provided by sparging compressed air into the leach tanks. Each Leach and CIP Tank can be bypassed for maintenance purposes. Carbon will be regularly pumped upstream from downstream CIP Tanks in a conventional counter-current configuration. The adsorption tanks will be equipped with Kemix interstage carbon screens. The pumping screens will be used to generate the overflow head required for downstream slurry advance. Carbon Safety Screens will catch any fugitive carbon from the tails slurry. Usable carbon will be returned to the circuit, undersize carbon will report directly out of the circuit via detoxification and tails. 17.3.5 Area 3500 – Desorption, Goldroom and Carbon Regeneration Loaded carbon will be acid washed in an Acid Wash Column, then stripped of copper and gold in an Elution Column. Cold cyanide wash will be used to strip adsorbed copper prior to hot caustic cyanide wash to strip gold. Acid wash effluent and copper wash effluent will be pumped to the detox tanks. The elution and electrowinning process will be the Anglo American Research Laboratories configuration. Eluant will be pumped through the column, heated to 120 deg°C, and collected as loaded eluate in one of two eluate tanks. The desorption circuit will be batch and will take up to 8 hours. The columns are sized to ensure that two elution batches can be performed in a day. After the elution is completed and the carbon is stripped of its gold to about 10 g/t Au, the eluate will be processed through the electrowinning circuit for deposition of gold onto cathodes. The electrowinning circuit will be batch and take up to 8 hours, or until the gold in solution reduces to less than 10 ppm. The Goldroom consisting of Electrowinning, Drying and Smelting facilities will be supplied as a vendor package. Stripped carbon will be regenerated using an indirect heated horizontal rotary kiln. 17.3.6 Area 3600 – Detoxification and Tailings Two Detoxification Tanks in series will be used to minimize short-circuiting and sized to ensure the required residence time of one hour is achieved. The second Detox Tank will cascade overflow to a Tailings Pump Hopper from where the tailings will be pumped to the Tailings Storage Facility. Future booster pumps will be required once the second tailings facility is operational. A duty/standby configuration of pumps will be used to ensure continuous operation.

NI 43-101 Technical Report Vista Gold Corp. 50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia Mt Todd Gold Project Tetra Tech October 2019 241 17.3.7 Area 3700 – Reagents Sodium Meta Bi-Sulfite (SMBS) will be delivered to site as a 95% pure solid powder in sea containers. A container tipper and solids handling equipment will transfer the powder from the storage containers to the mixing tank. SMBS will be mixed to 20% w/v in solution and dosed to the detoxification tanks via duty/stand- by dosing pumps. Dust extraction equipment is present at all transfer points of the solids handling and the area where solids handling takes place will be well ventilated. The SMBS solution will have storage for 3 days of nominal usage. The Sodium Cyanide for Leaching and Elution will be delivered as briquettes in a bulk tanker. The sodium cyanide will be consumed at a rate of approximately 39 tpd. The solids will be dissolved in the tanker and cyanide solution will be transferred into a mixing tank to ensure full dissolution. The cyanide solution will then be transferred into four storage tanks allowing seven days nominal capacity. There will be a secured and covered facility to store cyanide as emergency storage. The Hydrochloric Acid (HCL) for the Acid Wash Column will be delivered as a 33% HCl solution and will have storage for 20 days of nominal usage. Lime will be delivered as 92% active quick lime powder in road tankers. The lime will be pneumatically transferred to storage silos approximately 200 tonnes capacity. Lime will be slaked on a daily basis. Milk of lime will be distributed from a lime surge tank to Leach. Sodium Hydroxide (NaOH) will be delivered as a powder in bulk bags and mixed to produce a 50% NaOH solution. Sodium hydroxide is only consumed periodically and therefore does not require an additional storage tank beyond the mixing tank. A nominal 20-day dry solids storage capacity was included into the design. The lead nitrate for the leach circuit will be delivered as a powder in bulk bags and mixed to produce a 20% solution. The lead nitrate solution will have storage for seven days of nominal usage. 17.3.8 Area 3800 – Process Plant Services Approximately 800 normal meters cubed per hour (Nm3/h) of medium pressure process air will be used to service the air requirements for leach and adsorption. Detoxification will be serviced by medium pressure air blowers at a consumption rate of approximately 5,200 Nm3/h. High pressure compressors are used to provide plant and instrument air. Raw water will be supplied via the Raw Water Dam and will service the process water, fire water and gland seal water requirements. Raw water will also service the water treatment plant for potable water required at the mining facilities, process plant, powerhouse and camp. The nominal raw water consumption will be ~800 m3/h and will occasionally peak at 2,200 m3/h during the dry season. Process plant water will be predominantly made-up of tailings decant return water and raw water. Process water will be used for dilution and density control in the grinding circuit.

NI 43-101 Technical Report Vista Gold Corp. 50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia Mt Todd Gold Project Tetra Tech October 2019 242 17.4 Process Water The water reticulation system for the process plant will consist of the following: „ Raw water supply; „ Potable water supply; „ Fire water supply; „ Gland service water supply; and „ Process water supply. Raw water will be delivered from the raw water dam (RWD) to the 9,600 m3 process plant raw water tank. This water will be used as make-up water for the process water supply, emergency firefighting supply, gland seal, dust suppression, plant clean-up hosing stations, powerhouse, mining facilities and water for the reagents make-up. The fire water supply will be drawn from the reserve in the raw water tank providing water to the plant site fire water distribution system. Gland service water for the main plant site will be drawn from the raw water tank. It will be used to supply gland service water for slurry pumps in the plant. The process water system will include a 9,600 m3 storage tank. Process water will be supplied to the plant via centrifugal pumps, one operating and one stand-by unit. This water supply will be used for process stream dilution and for use as spray water for the screens. The pre-leach thickener, tailings dam decant water and raw water all report to the process water tank. 17.4.1 Process Compressed Air The plant and instrument air supply systems for the process plant will consist of high pressure compressed air units in the following locations: „ Primary Crushing (duty only); „ Reclaim Tunnel (duty only); „ HPGRs (duty only); „ Grinding and Classification (duty/stand-by); and „ Leach and CIP (duty/stand-by). Twin-screw compressors at each location will supply plant air and instrument air to the buildings in which they are located. The air discharging from each compressor will be fed to a plant air receiver and distributed throughout the building. An off-take from the discharge of the plant air receiver will be dedicated to instrument air which will pass through a refrigerant dryer with pre and post filters to an instrument air receiver. This air will be used for instrument air purposes with the required air quality achieved. The remainder of the air generated by the compressors will be used for general plant air duties. The dry areas of the plant will only have a single duty compressor due to the limited requirement of plant and instrument air whereas the wet plant areas will have a duty/standby arrangement. A dedicated low pressure compressed air system in a duty/stand-by arrangement will be located in the CIP area of the plant for process air in the leach and CIP tanks. The CIP process compressors will deliver air at the required pressure and flow for injection into the leach and CIP tanks.

NI 43-101 Technical Report
50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia
Vista Gold Corp.
Mt Todd Gold Project

Similarly, a dedicated low-pressure blower air system in a duty/stand-by arrangement will be located in the cyanide detoxification area of the plant for process air in the cyanide detoxification tanks.

17.5 Plant Mobile Equipment

The plant mobile equipment will be as follows:

Table 17-2: Mobile Equipment for Process Plant

Light Vehicles	Quantity
Landcruiser wagon	2
Dual cab Utes	21
Tray top Ute	9
Troop carrier (ambulance)	1
Bus/troop carrier (15-seat)	1
Coach	3
Subtotal	**27**
Process Plant Mobile Equipment	**Quantity**
Loader – Cat 966G	Allowed for in mining
Tool Carrier – Cat IT28	1
Bob Cat – Mustang Case	1
Crane – 15-t Franna	1
Hiab Truck – 7-t	1
Service Truck – 2-t	1
2-t Forklift – allowance	2
25-t Container Forklift	1
80-t Crane	1
Mill Relining Machine	**1**
Subtotal	**10**

Tetra Tech October 2019 243

NI 43-101 Technical Report Vista Gold Corp. 50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia Mt Todd Gold Project Tetra Tech October 2019 244 18.0 PROJECT INFRASTRUCTURE This section is based on 50,000 tpd operation. 18.1 Facility 2000 – Mine The following section provides a description of the Mine Support Facilities and Mine Support Services that have been developed to support the mining activities. 18.1.1 Area 2300 – Mine Support Facilities Area 2300 Mine Support Facilities consists of the buildings and services for the maintenance and repair of the mine vehicle fleet including Heavy Vehicles (HV). The area is located along the haul road adjacent to the proposed stockpile, between the Pit and the existing Tailings Storage Facility. 18.1.1.1 Sub-Area 2305 – Support Facilities – HV Workshop/Warehouse The Workshop Facility will consist of six Dome Shelter structures mounted on sea containers with concrete floors. The sea containers come equipped as Site Offices, Store Services, Store Consumables, Equipment Repair and Lube Storage and Dispensing facilities for the maintenance and servicing of HVs that are used for mining operations. The Workshop will be approximately 85.6 m by 24.4 m and sized to service Caterpillar 793F mining trucks. The Warehouse Facility will consist of one Dome Shelter structure mounted on sea containers with a concrete floor. The Warehouse Facility will be approximately 21.7 m by 24.4 m in size. The sea containers come equipped as Site Offices, Rigging Container, Equipment Repair Workshop and Stores Consumable Container for the storage of parts, components, spares and the like, used by the HV Workshop for vehicle repair. The HV Workshops and Warehouse Facilities will be complete with all services including power, lighting, communications, lubes, compressed air, water, specialist equipment and other services necessary for the maintenance of the mine vehicle fleet. The Dome Shelters will be constructed of steel frame and tensile fabric with a fabric life expectancy of 10 years. A mobile crane will be used externally to the Dome Shelters for the lifting and removal of vehicle parts. 18.1.1.2 Sub-Area 2310 Support Facilities – Bulk Fuel Storage The Bulk Fuel Storage will consist of the relocated 600 kL tank complete with six new bowsers for dispensing into the HV fleet and one new 110 kL self-bunded diesel fuel tank complete with one bowser for dispensing into the LV’s. The new 110 kL tank will be utilized for refueling the Mine fleet when the 600 kL tank is not in service and will be located adjacent to the HV Workshop.

NI 43-101 Technical Report Vista Gold Corp. 50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia Mt Todd Gold Project Tetra Tech October 2019 245 18.1.1.3 Sub-Area 2315 – Support Facilities – HV Washdown The HV Washdown Facility will primarily be used for washing down the body and undercarriage of heavy vehicles prior to entering the HV Workshop. The facility will consist of a single bay with raised platforms with stair access to four manually operated high pressure water cannons. The run-off water will be connected to the oily water separator and will include drive-in concrete sumps and pits for waste water storage and recovery. The entire facility’s footprint is 18 m by 21.8 m and is sized to service Caterpillar 793F mining trucks. 18.1.1.4 Sub-Area 2320 – Support Facilities – Crib / Ablutions / Lockers The Crib / Ablutions / Lockers Facilities will be a transportable building used by mining personnel and is located adjacent to the HV Workshop. The building will include the necessary system furniture. The Crib Area will also double as a Pre Start Area. The building will be sized to serve 75 people per shift and cover approximately 19.8 m by 14.4 m. 18.1.1.5 Sub-Area 2325 – Support Facilities – HV Tire Change The Tire Change Facility will consist of one Dome Shelter mounted on sea containers with a concrete floor. The sea containers come equipped as Tire Change Workshop and Store Consumables for the maintenance and changing of HV tires. The Tire Change Facility will be approximately 26.9 m by 18.1 m and sized to service Caterpillar 793F mining trucks. The Tire Change Facility will be complete with services including power, lighting, communications, compressed air, water, specialist equipment and other services necessary for the changing of tires. The Dome Shelter will be constructed of steel frame and tensile fabric with a fabric life expectancy of 10 years. 18.1.1.6 Sub-Area 2335 – Support Facilities – Lube Storage The Lube Storage Facility will consist of a bunded concrete slab for the storage of Intermediate Bulk Containers (IBCs) containing oils and lubricants for the servicing of HVs. The Lube Storage Facility will be located in-between the HV Workshop and the Fuel Storage Facility. Full IBCs will replace containerized IBCs within the Workshops. Lube will be distributed manually. Used oil will be collected in a designated area for approved recycle/disposal. 18.1.1.7 Sub-Area 2340 – Support Facilities – ANFO / Magazine Facility The Ammonium Nitrate Fuel Oil (ANFO) facility is capable of distribution of 10,000 tpa. It is a secure compound for the Ammonium Nitrate (AN), Ammonium Nitrate Emulsion (ANE) and diesel fuel. The facility includes an area for AN storage, concrete hardstand for AN transfer to a Mobile Process Unit (MPU) and containment pond for spill material. The ANE is tank stored on concrete plinths with air compressor and pumps for in-loading and out-loading of emulsion. The diesel is stored in a 110 kL self-bunded tank and includes a spill containment unit.

NI 43-101 Technical Report Vista Gold Corp. 50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia Mt Todd Gold Project Tetra Tech October 2019 246 Magazine storage will consist of two secured modified shipping containers for the storage of detonators, accessories and explosives. The magazines are located adjacent to the ANFO Facility and are surrounded by earth bunding and secure fencing. The MPU will be used to transport, mix and deliver ANFO to the mine. A transportable building will be provided to include Office / Crib / Ablution facilities at the Site for driver and delivery personnel. The ANFO facility footprint is approximately 84.7 m by 128.5 m, excluding the diesel tank. 18.1.1.8 Sub-Area 2345 – Support Facilities – Mining Offices The Mining Offices will be a transportable building used by mining personnel and is located adjacent to the HV Workshop. The building will include a kitchen, ablutions, cellular and open planned offices, meeting rooms, training spaces and necessary system furniture. The footprint of the Mining Offices is approximately 24 m by 16.5 m and will be sized to account for 25 people. 18.1.1.9 Sub-Area 2355 – Support Facilities – Core Shed The Core Storage Facility will consist of one Dome Shelter mounted on sea containers with a sealed asphalt floor for the storage of core samples at the mine support area. The sea containers will be equipped with racking for additional storage. The Core Storage facility will be complete with power and lighting and located north-east of the mining offices. The Dome Shelter will be constructed of steel frame and tensile fabric with a fabric life expectancy of 10 years. The Core Storage Facility has a footprint of approximately 48.8 m by 47.3 m. 18.1.2 Area 2400 – Mine Support Services Mine Support Services consists of the services for the Mine Support Facilities. 18.1.2.1 Sub-Area 2410 – Support Services – Potable Water Potable water will be provided to the Mine Support Facilities from the Process Plant Area via pipework in common services trenching. 18.1.2.2 Sub-Area 2420 – Support Services – Raw Water Raw water will be provided to the HV Washdown storage tank at the Mine Support Facilities via a connection from the raw water pipework running along the existing haul road to the Process Plant Area. 18.1.2.3 Sub-Area 2430 – Support Services – Fire Water The Fire Water Main will be provided to the Mine Support Facilities and camps from the Process Plant Area via pipework in common services trenching. Fire hydrants will be provided at required locations.

NI 43-101 Technical Report Vista Gold Corp. 50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia Mt Todd Gold Project Tetra Tech October 2019 247 18.1.2.4 Sub-Area 2440 – Support Services – Air Compressed air will be provided at the HV Workshop and HV Tire Change facilities via suitably sized standalone air compressors and receivers. 18.1.2.5 Sub-Area 2450 – Support Services – Power Power will be provided to the Mines Support Facilities via a connection from the 33 kV overhead power line running past the site into a kiosk substation. From the kiosk, 400V/230V power will be reticulated to all required buildings and services in common services trenches. 18.1.2.6 Sub-Area 2450 – Support Services – Communications Communications will be provided to the Mine Support Facilities from the Process Plant Area via a fiber optic cable in the overhead power lines and will terminate into a server room within the Mine Offices. Cat 6 cables will be reticulated to required building and services. 18.2 Facility 4000 – Project Services This section details the supply and distribution of services outside the process plant. 18.2.1 Area 4100 – Water Supply Area 4100 covers the water supply to the process plant and between facilities. 18.2.1.1 Sub-Area 4110 – Water Treatment Plant (WTP) A Water Treatment Plant will be fed with a combination of decant return, runoff pond water and pit dewatering discharge at a nominal rate of 500 m³/hr. 18.2.1.2 Sub-Area 4120 – Raw Water The raw water requirement will be approximately 30,000 m3/day, fluctuating due to current operations and weather. The existing line from the Raw Water Dam will be supplemented with an additional 250 mm poly line approximately 4 km in length in order to handle the increased raw water requirements of the higher throughput. This would run parallel to the existing 400 mm poly line. Raw water will be supplied to the mine support facilities via a one km supply line to a storage tank in that facility. Raw water will be supplied to the power plant via a two km supply line and to the construction camp via a 5 km supply line. Supply of water to the construction camp via tanker was investigated and it was deemed that a supply pipeline was the most cost-efficient method for transferring water to the construction camp. 18.2.1.3 Sub-Area 4130 – Potable Water Potable water will be produced by a Potable Water Treatment Plant within the processing facility, and will be distributed to the process plant, construction camp, residual operating camp, mining, administration offices and laboratory facilities. There will be nominally 100 m3 of potable water consumed per day.

NI 43-101 Technical Report Vista Gold Corp. 50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia Mt Todd Gold Project Tetra Tech October 2019 248 18.2.2 Area 4200 – Power Supply 18.2.2.1 Sub-Area 4210 – Power Generation Refer to Section 18.8 – Electric Power Plant for the discussion on power supply design. 18.2.2.2 Sub-Area 4230 – High Voltage Electrical Distribution A Main 33kV Switchroom will be the main point of connection for incoming power from the Power Station, as well as fiber optic communications between Telstra and the plant. The Switchroom includes the main plant 33 kV switchgear feeders, metering, and an allowance for process plant power quality equipment. 33 kV power distribution is via the Main 33 kV Switchroom, which will feed 33 kV buried cables supplying the Process Plant 33 kV Substations, as well as the site wide overhead power line. 18.2.2.3 Sub-Area 4231 – Power Distribution It is not desirable to install overhead power lines close to the Process Plant, where it may cause a hazard to over-height vehicular traffic such as cranes. Therefore, in order to keep the overhead power lines away from these areas, 33 kV power to and from the Process Plant will be connected by buried cables. The buried cables will be connected to the Main 33 kV Switchroom. 18.2.2.4 Sub-Area 4232 – Overhead Power Lines 33 kV power will be provided from the Power Station via a single feeder. New 33 kV overhead power lines will be required to connect the Power Station to the Process Plant, which are approximately 1.2 km apart. These will be installed along a similar route as the main access road. The 33 kV power line will also need to be distributed around site to the following facilities: „ ANFO Facility „ Heap Leach Pad (existing) „ Construction Camp/Residual Accommodation Camp „ Waste Water Treatment Plant (WWTP) „ Pit Dewatering „ Mine Services „ Site Radio Communication Tower (depending on final location) „ Gatehouse „ Future Tailings Storage/Decant The total length of overhead power line required to reach the Process Plant and the above locations from the Power Station is 7.1 km. The overhead power line will incorporate a fiber optic cable into the earth conductor. Overhead power lines will be suitably rated for a high dust and lightning strike region. The Accommodation Camp is assumed to be within 2 km of either the existing 22 kV power lines or the new site 33 kV power lines.

NI 43-101 Technical Report Vista Gold Corp. 50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia Mt Todd Gold Project Tetra Tech October 2019 249 18.2.3 Area 4300 – Communications 18.2.3.1 Sub-Area 4310 – Fiber Optic Two fiber optic cable ring mains will be installed around the Process Plant to form redundant topology. These cables will generally be installed on cable ladders within the plant, although sections of the cable will be buried where cable ladder access is not available. The second cable is to provide redundancy within the Process Plant in case of damage to the first cable and will follow a separate route where this is practical. The plant fiber optic cables will contain up to 72 cores and will incorporate separate networks for data communications including those for the Plant Process Control System, the site IT system, a site Voice over Internet Protocol (VoIP) phone system, site Closed Circuit TV (CCTV) and security network, and fire detection system. Outside of the Process Plant, the fiber optic cables will be incorporated into the earth conductor of the overhead power lines. Optical Ground Wire (OPGW) is a dual functioning cable. It is designed to replace traditional earth wires on overhead power lines with the added benefit of containing optical fiber cores that can be used for communications purposes. These will connect communications equipment from locations such as the Power Station, Water Treatment Plant, Gatehouse and ANFO Facility to the plant communications network. A communications hut will be provided (by others) outside the gatehouse. A fiber optic cable will be installed underground between this communications hut and the site overhead power line network at the first overhead power line pole from the Power Station. As it utilizes the OPGW, the fiber optic cable between the Telstra Hut and Process Plant will not have a second redundant cable, although some redundancy will be provided by using additional fiber cores in the OPGW. Redundancy requirements will be investigated and implemented during the detail design stage. 18.2.3.2 Sub-Area 4311 – Phones Telephone communications will be via digital VoIP technology. This allows telephone calls to be made over an Internet Protocol (IP) network rather than through a separate copper network. Calls can traverse the company’s Information Technology (IT) network or an external portal. 18.2.3.3 Sub-Area 4312 – Radios Refer to Section 18.3.5 – Area 5800 – Communications. 18.2.3.4 Sub-Area 4313 – Telemetry A Radio Telemetry System will be used to communicate to remote locations that require data exchange between the Process Plant and the remote location. Radio Telemetry will be provided to communicate with the decant water return pump station, ANFO Facility and pit dewatering pump station. The system will incorporate a Master Telemetry Station, located in a switchroom of the Process Plant, and a number of remote Telemetry Stations, located in remote equipment switchboards. The Master Telemetry Station will communicate with the Plant Process Control System via the preferred communications network and will communicate with the remote locations via radio. Suitable antennas will be installed at each location.

NI 43-101 Technical Report Vista Gold Corp. 50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia Mt Todd Gold Project Tetra Tech October 2019 250 Control of the remote equipment will be made by the Plant Process Control System, with sufficient data exchange to ensure correct operation of the remote equipment. 18.2.4 Area 4400 – Tailings Dam A total of 202 Mt of process tailings will be stored in two separate tailings storage facilities (TSFs) over a design operating life of 13 years at a nominal ore processing rate of 50,000 tpd. The starter embankments for the existing TSF 1 were constructed during active mining operations between 1996 and 2000. A total of approximately 9 Mt of ore was processed during this period (MWH, 2006). Approximately 87 Mt of additional tailings will be stored in the existing TSF 1 through staged raises of the existing facility constructed using a combination of centerline and upstream construction techniques. TSF 2 will be constructed east of the Process Plant and raised in stages using upstream construction techniques. A total of approximately 114 Mt of tailings will be deposited in TSF 2. The embankments for TSF 1 and TSF 2 will be constructed using non- acid generating waste rock from the open pit operations. Table 18-1: 50 ktpd TSF 1 and TSF 2 Parameters TSF 1 Design Parameter Value TSF 1 EXPANSION Design Tailings Storage Capacity 87.4 million tonnes Average Tailings Dry Density 1.5 t/m3 Design Life 12 years TSF 2 Design Tailings Storage Capacity 114.7 Mt Average Tailings Dry Density 1.5 t/m3 Design Life 13 years The design storage capabilities for TSF 1 and TSF 2 were based on an assumed average in-place dry density of 1.5 t/m3. Conventional thickened slurry tailings will be pumped to the TSFs at a nominal rate of 50,000 tpd. Tailings will be deposited within the TSF using subaerial deposition techniques through multiple spigot points along the perimeter embankment crest of the TSF. The existing TSF 1 is a side-hill type conventional slurry tailings storage with perimeter embankments constructed using mine waste and select borrow materials. The existing TSF 1 embankment is referred to as the Stage 1 embankment. The existing facility incorporates an extensive underdrainage system and decant towers with gravity drainage pipes that penetrate the perimeter embankment and connect to an external water collection pond. The existing embankment will be initially raised by the centerline method using mine waste and select borrow material. This approach provides for a robust platform for future raising construction. Subsequent embankment raises will be constructed using mine waste and upstream methods. The TSF 1 raises will be constructed in an alternating sequence with construction of TSF 2 starter and raises. This alternating sequence was adopted to provide adequate time for tailings consolidation and strength gain to permit upstream raising construction. The installation of wick drains in the foundation of each tailings raise is planned to improve the tailings consolidation rate, reduce risks associated with upstream embankment raising construction, and improve water recovery from the deposited tailings.

NI 43-101 Technical Report Vista Gold Corp. 50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia Mt Todd Gold Project Tetra Tech October 2019 251 The TSF 2 starter embankment will be constructed using mine waste and select borrow material after the TSF 1 Stage 2 raise is completed and operational. The TSF 2 embankment will be raised by upstream methods and using mine waste. TSF 2 raises will be constructed in an alternating sequence with construction of TSF 1 raises. Similar to TSF 1, this alternating sequence was adopted to provide adequate time for tailings consolidation and strength gain to permit upstream raising construction. The installation of wick drains in the foundation of each tailings raise is planned to improve the tailings consolidation rate, reduce risks associated with upstream embankment raising construction, and improve water recovery from the deposited tailings. 18.2.5 Area 4500 – Waste Disposal Sewage waste disposal will be via a Waste Water Treatment Plant (WWTP) installed at the Process Plant Area. The Mine Support and Process Plant buildings will be connected to the WWTP via the sewer pipework reticulation system. 18.2.6 Area 4600 – Plant Mobile Equipment The plant mobile equipment to be purchased for the process plant will be as follows: Table 18-2: Mobile Equipment for Process Plant Light Vehicles Quantity Landcruiser wagon 2 Dual cab Ute 11 Tray top Ute 9 Troop carrier (ambulance) 1 Bus/troop carrier (15 seater) 1 Coach 3 Subtotal 27 Loader – Cat 966G Allowed for in mining Tool Carrier – Cat IT28 1 Bob Cat – Mustang Case 1 Crane – 15t Franna 1 Hiab Truck – 7t 1 Service Truck – 2t 1 2t Forklift – allowance 2 25t Container Forklift 1 80t Crane 1 Subtotal 9

NI 43-101 Technical Report Vista Gold Corp. 50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia Mt Todd Gold Project Tetra Tech October 2019 252 18.3 Facility 5000 – Project Infrastructure This section provides a description of the Project infrastructure required for the construction and operation of the process plant. 18.3.1 Area 5100 – Site Preparation Bulk earthworks for the Process Plant will be designed to minimize the import of fill material. Where fill material is required to be imported, material from the existing RoM Pad ramp and from the existing stockpile located adjacent to the Tollis and Golf Pits will be utilized. The site will be prepared such that there is a mono slope fall from the proposed boundary of the pit toward the existing drainage channel on the east side of the proposed process plant. To minimize the extent of stormwater run-off across the plant site, cut-off drainage channels will be installed to divert stormwater run- off around the plant. This will also minimize underground drainage and depth of open channels required on the plant site. A settling pond will be located north of the stockpile and is designed to minimize solids overflowing into the drainage channel. Stormwater channels will be designed to collect water alongside the unsealed plant roads and direct them beneath the roads via corrugated steel culverts to prevent scouring of plant roads. All stormwater run-off will be directed toward the existing drainage channel on the east side of the proposed process plant. Rip-rap protection to earthwork embankments adjacent to the existing drainage channel on the east side of the proposed process plant will also be installed for flood protection. 18.3.2 Area 5200 – Support Buildings The Support Buildings consist of the building infrastructure for the Process Plant. The support building sizes and number of operations personnel has been developed. 18.3.2.1 Sub-Area 5210 – Administration Offices The Administration Offices will be complexed with multiple transportable buildings and used by plant management and administration personnel and is located at the northern end of the Process Site. The building will include necessary system furniture and provide cellular and open planned offices along with conference and meeting spaces. The footprint of the Administration Offices is approximately 14.4 m by 29.7 m and will be sized to accommodate 30 people. 18.3.2.2 Sub-Area 5211 – Process Plant Offices The Process Plant Offices will be complexed with multiple transportable buildings located within the existing Flotation building. The buildings will include the necessary system furniture and provide cellular and open planned offices. The Process Plant Offices will be sized to accommodate 17 people per shift.

NI 43-101 Technical Report Vista Gold Corp. 50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia Mt Todd Gold Project Tetra Tech October 2019 253 18.3.2.3 Sub-Area 5220 – Workshop / Warehouse The Workshop / Warehouse will be incorporated into the existing Flotation Building along with the Process Plant Offices, Main Control Room, Crib and Ablutions and the Light Vehicle Workshop. The Offices / Ablutions / Crib facilities will be transportable building located within the annex of the building. The existing Flotation building will require modifications to steelwork and replacement of the concrete floors. The building will be complete with services including overhead traveling crane, power, lighting, communications, compressed air, water, specialist equipment and other services necessary for the maintenance of process plant equipment and the LV fleet. The Workshop / Warehouse will be sized to accommodate 25 people per shift. 18.3.2.4 Sub-Area 5230 – Reagent Store The Reagent Store will consist of one Dome Shelter mounted on sea containers with a concrete floor. The reagent store will be sized approximately 16.7 m by 24.4 m, which includes four sea containers that will act as additional space for the storage of reagents. The Reagent Store will be complete with all services including power and lighting. The Dome Shelter will be constructed of steel frame and tensile fabric with a fabric life expectancy of 10 years. The Reagent Yard will cover an area of 1,750 m2 and contain a secured fenced hardstand area for the storage of sea containers used at the Reagent Store. 18.3.2.5 Sub-Area 5240 – Crib / Ablutions The Crib / Ablutions facilities will be complexed with transportable buildings located within the existing Flotation Building. The buildings will include the necessary system furniture fixtures and fittings and will be suitable for operations and periodic shutdown personnel. 18.3.2.6 Sub-Area 5250 – Emergency Services The Emergency Services Facilities will be a transportable building used by the First Aid and Fire and Emergency Services personnel. It will be located adjacent to the Administration Offices in the Process Plant and will be sized 14.4 m by 9.9 m. This area will include an undercover area for an ambulance bay and an area for additional services. 18.3.2.7 Sub-Area 5255 – Helipad An allowance has been made for a bitumen helipad to be located close to the Process Plant. The helipad landing zone will be in a fenced-off enclosure and contain a wind sock. The helipad location is not confirmed at this stage. 18.3.2.8 Sub-Area 5260 – Sample Preparation and Laboratory The Sample Preparation and Laboratory facility will be a structural steel shed with insulated metal clad walls and roof and concrete floor for the receipt and storage of samples and a transportable building containing the preparation areas, laboratory and offices for processing samples. The Sample Preparation and Laboratory

NI 43-101 Technical Report Vista Gold Corp. 50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia Mt Todd Gold Project Tetra Tech October 2019 254 building and equipment has been sized to process 450 samples/day. Sampling will be taken from various points throughout the process plant. Samples will be assayed for composition and gold loading. 18.3.2.9 Sub-Area 5270 – Gatehouse / Security The Gatehouse / Security Facilities will be a single transportable building used by security personnel for recording movement to and from the Site and drug and alcohol testing of contractors and employees. The facility will include a boom gate, pedestrian turnstile and swipe card access. The Gatehouse will be located along the access road to the Process Plant. 18.3.2.10 Sub-Area 5280 – Control Building – Crushing The Crushing Control Room will be a single transportable building located at the Primary Crusher. The buildings will include the necessary system furniture for one operator. 18.3.2.11 Sub-Area 5281 – Control Building – Main Control Building The Main Control Room will be a single transportable building located within the Flotation Building. The building will be sized 11 m by 3 m and include the necessary system furniture for one supervisor and three operators. 18.3.2.12 Sub-Area 5282 – Control Building – CIP The CIP Control Room will be a single transportable building located on top of the Leach Tanks and subdivided into a Control Room and a Titration Room. The building will be sized 9.6 m by 3 m and include the necessary system furniture for one supervisor and two operators. 18.3.2.13 Area 5300 – Access Roads, Parking and Laydown The existing Plant Access Road is suitable for use. Miscellaneous road repairs will be to the existing Plant Access Road. The existing Process Plant Retention Pond corrugated steel culvert crossing the drainage channel on the east side of the proposed Process Plant is suffering from corrosion. These corrugated steel culverts will be replaced.

NI 43-101 Technical Report Vista Gold Corp. 50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia Mt Todd Gold Project Tetra Tech October 2019 255 18.3.3 Area 5400 – Heavy Lift Cranage Heavy lift cranage covers the cranage that will be needed on site during the construction period for the heavy lifts on site, approximated as follows: Table 18-3: Heavy Lift Cranage Requirements Crane Duration (Hours Per Year) 600 t 270 450 t 470 200 t 540 180 t 540 100 t 810 80 t 3090 50 t 1610 18.3.4 Area 5600 – Bulk Transport Bulk transport in and out of site will be weighed on a weighbridge near the gatehouse. The weighbridge will be located on a dedicated off take from the main road. The site weighbridge will be capable of weighing a triple trailer tanker or truck. 18.3.5 Area 5800 – Communications 18.3.5.1 Sub-Area 5810 – Site-wide Radio Communications The site will require radio communication for both individual division usage and also across all site personnel for emergencies. Some divisional usage will be localized, but coverage across the site will generally be required. To cover all radio communications requirements across the site, there will be a suitably located, approximately 50 m tall, communications tower complete with appropriate antenna arrays and ancillary equipment. A communication hut will be located at the base of the tower. This hut will house the repeaters, servers, communications equipment and back-up batteries to provide a robust radio communications system. A maximum of eight individual radio channels will be provided. Depending on the final location, the communications hut will either be connected to the overhead power line network or, in the case where this is not practicable, a solar powered power supply will be provided. The communication hut back-up battery life will last for a minimum of 10 hours on loss of incoming power. The radio system will include the following radio quantities for individual personnel and vehicle usage: „ 320 hand held radios and spare batteries „ 50 mobile (vehicle) radios complete with battery charger, remote speaker/microphone and antennas

NI 43-101 Technical Report Vista Gold Corp. 50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia Mt Todd Gold Project Tetra Tech October 2019 256 „ 10 base station radios complete with battery charger, remote speaker/microphone and antennas „ 50 multi-bay chargers for portable radios. 18.4 Facility 6000 – Permanent Accommodation Permanent accommodation for plant operating staff will be in the town of Katherine at the discretion of operators. A portion of the camp will remain after the construction period for temporary accommodation for staff, fly-in maintenance teams and shutdown personnel. Refer to Section 18.5.1 – Area 7300 – Construction Camp for the permanent camp details. 18.4.1 Area 6100 – Personnel Transport A bus transit area consisting of three bus shelters will be constructed in the town of Katherine for transport of operators to and from site. This is to ensure staff will not be driving from the Mt Todd mine site to Katherine after 12-hour shifts. 18.5 Facility 7000 – Site Establishment and Early Works The site establishment will occur prior to the operation of the Construction Camp with the hire / purchase of EPCM Contractor and Client Offices / Crib / Ablutions for the duration of the project. The facilities will be located at the Process Plant Area. The early works will require a ‘Fly Camp’ for bulk earthworks and services Contractors. This accommodation has been allowed for at the town of Katherine for 40 people for three months to complete the early work at the Construction Camp Facilities and Process Plant Area. 18.5.1 Area 7300 – Construction Camp The Construction Camp will be sized for 390 construction workers based on the manning histogram developed for the Project. The Construction Camp will be located approximately 2 km from the access road. The final location of the camp will be determined during the Feasibility Study. The Construction Camp will be hired for the 24-month construction duration with the exception of 60 rooms which will be purchased from the outset. Bulk earthworks and all services including power, communications, water and sewerage will be completed prior to the arrival of the hire buildings. The accommodation village will consist of the following building and services: „ 390 rooms certified in accordance with the Building Code of Australia „ First Aid „ Laundry Buildings „ Male / Female Ablutions „ Dry Mess including Kitchen / Dining / Crib Facilities „ Wet Mess „ Ice Rooms „ Administration Building „ Covered Outdoor Area

NI 43-101 Technical Report Vista Gold Corp. 50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia Mt Todd Gold Project Tetra Tech October 2019 257 „ Gymnasium Building „ Power Supply and Distribution „ Communications Nodes and Distribution „ Potable Water and Reticulation „ Fire Services „ Organic Materials Waste Dump „ Waste Water Treatment Plant „ LV Parking Area and Bus Drop Off / Pick Up „ Unsealed Access Road 18.6 Facility 8000 – Management, Engineering, EPCM Services Facility 8000 will cover the indirect costs associated with the management of the project from detailed design through to handover to operations. Included within this section will be the EPCM team, external consultants, commissioning team, owner’s team and any costs for licenses, fees, legal costs and insurances. 18.6.1 Area 8100 – EPCM Services This area includes the costs for engaging the services of one or more contractors to perform the engineering, procurement and construction management for the project. The costs in this area have been derived by way of a bottom-up estimate. 18.6.2 Area 8200 – External Consultants/Testing This area is a Prime Cost (PC) Sum that allows for the engagement of any environmental, Human Resources/Industry Relations or Health, Safety, Environment and Community (HSEC) consultants that might be required through the execution phase of the project. 18.6.3 Area 8300 – Commissioning Area 8300 is concerned with the costs for the management and engineering associated with commissioning and was derived, for the Process Plant, as 3% of the total mechanical equipment supply costs. 18.6.4 Area 8400 – Owners Engineering/Management Area 8400 contains costs associated with the owner’s team located either on site and or in the project office. 18.6.5 Area 8800 – License, Fees and Legal Costs This area contains a PC Sum for the costs of licenses, fees and legal costs that would need to be expended throughout the execution phase of the project. Additional costs to this area may need to be incorporated by Vista based on information that is not yet known.

NI 43-101 Technical Report Vista Gold Corp. 50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia Mt Todd Gold Project Tetra Tech October 2019 258 18.6.6 Area 8900 – Project Insurances Project insurances are a PC Sum included to allow Vista to take out any insurances that are deemed necessary to ensure project success. The amount of funds to be included in this area will be dependent on Vista’s criteria for an acceptable risk profile and, as such, is subject to interpretation by Vista. 18.7 Facility 9000 – Preproduction Costs Facility 9000 will cover the indirect costs associated with direct labor during commissioning, the purchase of spare equipment and replacement of equipment damaged during commissioning. Areas 9600 to 9900 are sums of money associated with working capital, corporate reserves, escalation and exchange rate fluctuation, contingency and management reserve. 18.7.1 Area 9100 – Preproduction Labor Preproduction labor covers the costs that are not part of Construction Contracts, not part of Commissioning, not part of post-handover operating ramp up costs but are for costs that may arise prior to operations taking over the Project in an operating context. This area is proposed for minor plant modifications and additions deemed necessary to achieve Project handover status. 18.7.2 Area 9200 – Commissioning Expenses Commissioning expenses is intended to cover the power, materials, labor and spare parts that are associated with making plant modifications, additions and operations during the commissioning period. 18.7.3 Area 9300 – Capital Spares Capital spares are all spares which are non-consumables. These are large items that are not expected to be used; however, these items must be kept in spare for the project due to long lead times, high cost and process importance. These items include, but are not limited to, spare mill motors, HPGR motors, HPGR rolls, intertank screens, conveyor drives, pulleys and belts. 18.7.4 Area 9400 – Stores and Inventories Stores and Inventories allows for a first fill of the primary warehouse for smaller items that are replaced frequently, including but not limited to valves, flanges, pipe fittings, pulleys and ‘V’ belts. 18.7.5 Area 9600 – Working Capital and Finance Working Capital and Finance will be an allowance for a sum of money to be left for use after the plant is operational before the revenue stream is stable. Costs for this have not been included by Proteus, as this provision has been included by Vista in the Technical Economic Model. Project working capital provides for estimated normal timing delays associated with receipts and disbursements of cash, with such amounts being fully recovered by the end of the project life. An additional non-recovered working capital amount provides for final owner’s closeout expenditures.

NI 43-101 Technical Report Vista Gold Corp. 50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia Mt Todd Gold Project Tetra Tech October 2019 259 A corporate reserve will be required to support, if necessary, Project operations after the plant is operational but before revenues are sufficient to generate positive and stable cash flows. No corporate reserve was included in the estimate as this provision will be made by Vista. 18.7.6 Area 9700 – Escalation and Foreign Currency Exchange Escalation and Foreign Currency Exchange allowances will be necessary to cover potential inflation and fluctuation of foreign currencies from the date of this study until actual transaction dates. Such allowances have not been included in the estimate as provision for this will be made by Vista. 18.7.7 Area 9800 – Contingency Provision The contingency provision covers those items within the scope that are known to exist but have not yet be defined. Contingencies are estimated on a line item by line item bases in the TEM. 18.7.8 Area 9900 – Management Reserve Provision The management reserve provision is a measure of the accuracy of this cost estimate and is a portion of additional money that would not be available to the project manager but will be held in reserve by Vista to cover unforeseeable and uncontrollable events including, but not limited to: strikes, unusual weather conditions, premium payments arising from accelerated construction programs to recover lost time. A reserve for such potential costs has not been included in the estimate as provision for this will be made by Vista. 18.8 Electric Power Plant The mine’s electrical power demands are estimated to be approximately 70 MW based upon the load list dated November 27, 2017. Electrical demand will be met through the installation of seven Jenbacher J920 reciprocating gas engines to meet the power demand. Water consumption in this power plant arrangement is very small and primarily for makeup of the closed loop engine cooling system and general housekeeping washdown. It is estimated that intermittent water use will be up to 11.5m3/hr (50 gpm). Two potential locations are considered for the location of the power station. Option 1 is locating the power station near the entrance to the mine and includes connection to the existing natural gas pipeline spur with the shortest powerline connection to the mine. This pipeline spur requires a tolling fee of AUD0.60 per gigajoule (GJ) of gas bringing the wholesale price to AUD7.00 per GJ. Near the main gas transmission pipeline is an alternate Option 2 location for the power station that will avoid the tolling fee for the spur pipeline but requires the upgrade of the 10 km electrical powerlines with new conductors and as well as new towers designed to carry the additional weight of conductors rated for a higher megavolt-ampere (MVA) class. The Option 2 location will also require additional infrastructure for non- potable service water and fire protection, which would entail a non-potable service/fire water storage tank, firewater pumps, and non-potable service water pumps.

NI 43-101 Technical Report Vista Gold Corp. 50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia Mt Todd Gold Project Tetra Tech October 2019 260 Figure 18-1: Power Station Location

NI 43-101 Technical Report Vista Gold Corp. 50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia Mt Todd Gold Project Tetra Tech October 2019 261 The plant required net output is the mine’s required electrical demand plus the power stations auxiliary loads and is based on the preferred generation technology. Table 18-4: Power Station Location Budgetary Comparison Mine Output Value Generator Manufacturer GE-Jenbacher Model J920 (7) Plant Required Net Output 69.6 MW Estimated Fuel Demand (GJ/yr) 5,253,349 For the purpose of this Preliminary Feasibility Study, the Option 1 location will be carried forward. 18.8.1 Generation Option Selection The QP [Anthony Clark, P.E.] performed an evaluation of generation options based upon providing reliable power for a steady load demand with minimum onsite personnel requirements and low life cycle operating costs. The evaluation has concluded that natural gas-fueled reciprocating engines provide the most economical and reliable means of power generation at the mine site. The QP recommends that the electrical demand be met with seven reciprocating engines with backup power being provided by the electric utility grid. Gas reciprocating engines will provide excellent reliability, increased operational flexibility and redundancy required by the Project. If startup loads exceed the capacity of the initial engines, the utility grid connection is available for supplemental power. The technology configuration for this study uses the General Electric Jenbacher J920 engine but there are a number of commercially available gas engine models in the 10MW range with operating plants in-country to provide a technically sound field to select a reliable equipment supplier with competitive pricing and local technical support. 18.8.2 Mt Todd Electrical 18.8.2.1 Conceptual Design A conceptual electrical one-line diagram, Figure 18-2, has been created to show the electrical distribution system from the 33kV utility interconnect down to the 400V power distribution bus. The equipment ratings are preliminary and based on generator ratings provided by Jenbacher and budgetary quotes for the balance of plant equipment. The equipment ratings shown are for cost estimating purposes only. The actual equipment ratings will be determined using detailed load flow and short circuit studies during detailed design. 18.8.2.2 Plant Arrangement The auxiliary electrical equipment is included on the mechanical general arrangement drawing (Figure 18-3). All the equipment physical sizes are based upon similar equipment from reference projects.

NI 43-101 Technical Report Vista Gold Corp. 50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia Mt Todd Gold Project Tetra Tech October 2019 262 18.8.2.3 Step Load Capability Reciprocating engine generators are designed for fast startup times, fast ramp rates and flexibility. For best performance when starting and fast ramp times, the engine must be pre-heated or operating at low loads with the cooling water at 55°C (by onboard electric heater) to avoid engine damage. A single 10 megawatt (MW) engine can accelerate from start to 100% load in 5 minutes with ramp up as fast as 100 kilowatts per second (kW/sec). If a large motor at the mine is brought online, the starting load can be spread across all engines in the power station for a ramp rate as high as 700 kW/sec with the connection to the electric utility grid available for supplementary starting support.

NI 43-101 Technical Report Vista Gold Corp. 50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia Mt Todd Gold Project Tetra Tech October 2019 263 Figure 18-2: Conceptual Electrical Line Diagram

NI 43-101 Technical Report Vista Gold Corp. 50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia Mt Todd Gold Project Tetra Tech October 2019 264 Figure 18-3: General Plant Arrangement

NI 43-101 Technical Report Vista Gold Corp. 50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia Mt Todd Gold Project Tetra Tech October 2019 265 19.0 MARKET STUDIES AND CONTRACTS 19.1 Markets Gold metal markets are mature, with many reputable refiners and brokers located throughout the world. The advantage of gold, like other precious metals, is that virtually all production can be sold in the market. As such, market studies, and entry strategies are not required. Metallurgical process studies confirm that the Project will produce doré of a specification comparable with existing operating mines. Demand is presently high with prices showing remarkable increases during recent times. The 36-month average London PM gold price fix through August 31, 2019 was US$1,279/oz. 19.2 Contracts Currently, there are no contracts in place for development and operations. However, Vista has obtained budgetary quotes, as is common for PFS level studies, for future materials and service needs. The following contracts are expected to be in place upon project commencement: „ Secure doré transportation to refinery; „ Doré refining; „ Supplier and service contracts including; ⎯ EPCM; ⎯ Equipment supply; ⎯ D&C; ⎯ Diesel and fuel oil; ⎯ Natural gas for the power plant; ⎯ Process reagents; ⎯ Equipment preventive maintenance and repair (MARC) services; ⎯ Site security services; and ⎯ Camp management, catering and support services.

NI 43-101 Technical Report Vista Gold Corp. 50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia Mt Todd Gold Project Tetra Tech October 2019 266 20.0 ENVIRONMENTAL STUDIES, PERMITTING, AND SOCIAL OR COMMUNITY IMPACT This section discusses the environmental permitting and social impact aspects of the Project. The EIS was submitted in June 2013. The Northern Territory Environmental Protection Authority (NTEPA), as the responsible government authority to advise on the environmental impact of development proposals, provided its final assessment of the Project in September 2014. In January 2018, the “authorization of a controlled activity” was received for the Project as required under the Australian Environmental Protection and Biodiversity Conservation Act of 1999 (EBPC) as it relates to the Gouldian Finch, and as such has received approval from the Australian Commonwealth Department of Environment and Energy. In November 2018 the “Mine Management Plan” (MMP) was submitted to the Northern Territory Government Department of Primary Industry and Resources (DPIR). This is the last approval required before works can occur. The approval of the MMP will result in the “Mining Authority” being issued. 20.1 Environmental Studies A number of environmental studies have been conducted at the Project in support of development of EISs and as required for environmental and operational permits. Studies conducted have investigated soils, climate and meteorology, geology, geochemistry, biological resources, cultural and anthropological sites, socio-economics, hydrogeology, and water quality. The Mt Todd Project Environmental Impact Statement (EIS) submitted June 28, 2013 to the Northern Territory Environment Protection Authority (NTEPA), approved in September 2014, provides an understanding of the existing environmental conditions and an assessment of the environmental impact of the Project. Key issues of concern regarding the Project impacts that were addressed in the EIS include: „ Acid and metalliferous drainage (AMD) seepage and runoff from the waste rock dump, ore stockpiles and tailings storage facilities potentially contaminating surface and ground waters continuing long after the mine has ceased operation; „ Potential contamination of surface water from AMD causing adverse impacts on downstream water quality, aquatic environment and downstream users; „ Management and treatment of a large quantity of acidic and metal laden water currently existing on the site; „ The proposed WRD covers an approximate area of 217ha with an estimated height of 160m. Final design of the WRD must ensure the structure is safe, stable, not prone to significant erosion, minimizes AMD seepage and runoff and meets stakeholder expectations as a final land use structure; „ Biodiversity impacts, including matters of environmental significance, associated with disturbance footprint of mining activities and infrastructure requirements; „ The challenges of successful mine closure and rehabilitation; and „ Potential social, economic, transport and heritage impacts.

NI 43-101 Technical Report Vista Gold Corp. 50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia Mt Todd Gold Project Tetra Tech October 2019 267 The Project is located in the Pine Creek Bioregion and part of the Yinberrie Hills Site of Conservation Significance (SOCS30). Each of these potential impacts were assessed and mitigation or management measures were outlined in the EIS. 20.1.1 Flora and Vegetation Eight vegetation types covering 5,462.56ha were mapped in the Mineral Leases. Eucalyptus tectifica, E. latifolia, E. tintinnans, E. spp. Woodland; E. phoenicea, Corymbia latifolia low woodland – woodland (scattered E. tintinnans); and C. dichromophloia, E. tintinnans, Erythrophleum chlorostachys Woodland covers 80% of the site. The Project is not expected to significantly impact vegetation in the area. Eight-hundred and forty species of flora are known to occur within 10km of the leases. The 2011/12 surveys identified 226 taxa, of which 67 were not recorded from previous surveys. The total number of species known from the area is 959. The only threatened plant species recorded from the area is the bladderwort, Utricularia singeriana. This species is listed as Vulnerable under the Territory Parks and Wildlife Conservation (TPWC) Act 2000. The closest known record is 6 km west of the Mineral Leases. The Project is not expected to have an impact on any threatened flora. 20.1.2 Nationally Threatened Fauna Threatened fauna species are those that are listed as threatened (or a related category) under the Commonwealth EPBC Act and/or Northern Territory’s TPWC Act. Eighteen threatened fauna species that do or could occur within the mine site include: „ Six mammals; „ Eight birds; „ Three reptiles; and „ One fish. Six of the eighteen threatened species have recorded in the mine site during field assessments. 20.1.3 Migratory and / or Marine Species Fourteen EPBC Act listed migratory bird species potentially occur within 10km of the project area. Ten have been recorded from the leases. Seven EPBC listed marine species potentially occur with 10km of the project area. This includes six bird species and one reptile species. The freshwater crocodile was recorded in the leases. None of the listed marine species is likely to have a high risk of impact from the proposed development. 20.1.4 National Heritage Places The Yinberrie Hills is a Site of Conservation Significance and was placed on the Interim Register of the National Estate for its natural values. However in 2007 the Register of the National Estate was declared no longer a statutory list. Surveys located 20 archaeological sites. The most significant was Mt Todd 26 – an extensive greywacke quarry, extraction and reduction site, one of the largest recorded in the Northern Territory. The remainder were lithic scatters or quarry and reduction sites with low to medium heritage significance.

NI 43-101 Technical Report Vista Gold Corp. 50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia Mt Todd Gold Project Tetra Tech October 2019 268 With respect to Jawoyn Resource Knowledge, 62 animal, 63 plant and one fungal taxa were identified and the associated Jawoyn knowledge recorded. Amongst the Jawoyn, the mine site is not considered a notably productive environment. Plants and animals encountered and discussed during the ecological knowledge consultation are widespread and not unique to the mine site. Vista employs Jawoyn Rangers for reviewing and potentially clearing any heritage sites prior to disturbance. 20.2 Waste and Tailings Disposal, Site Monitoring and Water Management 20.2.1 Waste Rock Disposal Waste rock will be disposed of in a WRD constructed as an expansion of the existing WRD. All waste rock will be analyzed to identify the rock as potentially acid generating (PAG) or non-PAG material before being hauled to the WRD. Non-PAG material will be stockpiled for use in reclamation covers or placed in the WRD. Construction of the WRD is described in Section 16.0 – Mining Methods. Reclamation and closure of the WRD is described in Section 20.5 – Mine Reclamation and Closure. 20.2.2 Tailings Disposal Tailings will be disposed of in two tailings storage facilities, TSF 1 and TSF 2. TSF 1, an existing tailings storage facility, will be expanded with eight additional raises to the embankment and construction of two new saddle dams at the west end of the impoundment. A second tailings storage facility, TSF 2, is to be constructed after re-commissioning of TSF 1. The engineered containment system for the TSF 2 impoundment includes a 60-mil linear low-density polyethylene (LLDPE) textured (double sided) liner and a tailings overdrainage collection network to mitigate the risk of seepage. Tailings decant water and water collected in the TSF seepage interception network will be treated in the water treatment plant or used for the process plant. Construction of the tailings storage facilities is described in Section 18.2 – Facility 4000 – Project Services. Reclamation and closure of the TSFs is described in Section 20.5 – Mine Reclamation and Closure. 20.2.3 Site Monitoring Currently, surface water monitoring is conducted at various locations at the site. A comprehensive site monitoring plan has been incorporated into the MMP. 20.2.4 Water Management The primary existing environmental issue at the site is water management resulting from the project shutdown without implementation of closure or reclamation activities. The pit and existing water RPs (excluding the raw water pond) contain acidic water with elevated concentrations of regulated constituents. This water has been managed through evaporation, pumping to the Batman Pit for containment, micronized lime treatment of the pit lake, and controlled discharge of treated water to the Edith River in accordance with the approved WDL. Historically, wet season rainfall resulted in short-term uncontrolled overflow from retention ponds to the Edith River due to the high amount of precipitation received in short periods of time coupled with insufficient pumping capabilities. Current water management strategies employed by Vista appear to be successful at preventing recurrence of historic uncontrolled discharges and are minimizing impacts on the Edith River downstream of the Project Site.

NI 43-101 Technical Report Vista Gold Corp. 50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia Mt Todd Gold Project Tetra Tech October 2019 269 Prior to, during, and following resumed mining operations, water management at the site involves distinct water management components including in-pit treatment, seepage management, treatment of acid rock drainage and metal laden leachates (ARD/ML), and surface water management. Each of these components is discussed in the subsections below: 20.2.4.1 In-situ Pit Treatment In-situ treatment of the Batman Pit (RP3) was conducted by use of limestone and quicklime. Treatment has been undertaken to produce water to be discharge at rates protective of water quality in the Edith River in a suitable timeframe to meet project requirements. The treatment methodology included raising the pH of the water within the pit lake to greater than pH 8.0 using limestone and quicklime in succession to capitalize on the capabilities of the low-cost limestone and minimize the quantity of quicklime required to attain a pH sufficient to precipitate additional metals. Raising the pH to greater than 8.0 will result in the precipitation of key metals of concern including iron, aluminum, chromium, copper, lead, nickel, cadmium, cobalt and zinc. On an ongoing basis, quicklime is used to buffer the pH as required on an annual basis. 20.2.4.2 Seepage Management A thorough assessment of the infiltration and seepage conditions of the WRD, HLP, TSF 1, ore stockpiles, and other site facilities has not been well characterized at the current time but will be foundational to developing the site water management plan. The infiltration and seepage assessment will be included in the comprehensive site environmental system model (hydrogeologic, geologic, seepage, and geochemical conceptual models) to understand the solute-transport processes at the site and possible impacts to the aquifer from mine operation. Numeric modeling will be used for the infiltration and seepage assessment. 20.2.4.3 Ongoing ARD/ML Water Treatment Water treatment for the project will involve active water treatment for ARD/ML. Active water treatment will occur prior to operations, as part of rehabilitation of the site necessary to restart mining, during mining operations, and for a period following cessation of operations. Passive water treatment will be conducted at the site following closure in addition to use of the active water treatment plant as required. Active water treatment at the site has been described in Section 24.0 – Other Relevant Data and Information. Passive water treatment will be conducted in four separate passive treatment systems which include (in total) one biochemical reactor (BCR), four aerobic polishing wetlands (APW) and three aeration/settling ponds (AP). The goals of the passive/semi-passive water treatment at Mt Todd are to: „ Eliminate or drastically curtail the costs and continual inputs (e.g. reagents, power, staff) required to operate and maintain the active WTP; „ Eliminate sludge disposal operations and maintenance associated with active water treatment; „ Collect, contain, and treat ARD/ML prior to effluent release year-round; and „ Ensure that treated ARD/ML complies with the WDL numeric water quality standards. The passive water treatment technology recommended for treatment of WRD seepage, which is predicted to be net-acidic ARD/ML, is primarily metal-sulfide and metal-hydroxide precipitation via sulfate-reduction and the concomitant rise in solution alkalinity. The passive water treatment technology recommended for treatment of seepage from the TSFs, which is predicted to be net-alkaline ML, is aeration (oxidation) in

NI 43-101 Technical Report Vista Gold Corp. 50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia Mt Todd Gold Project Tetra Tech October 2019 270 aeration/settling ponds (Aps) to allow metals to precipitate and settle. Effluent from the APs will be further aerated and treated prior to release to the environment in aerobic polishing wetlands (APWs) where the concentration of dissolved metals should be further reduced through complexation to plant-derived organic substrate, and potentially, accumulation in plant tissue. The treatment capacity of the four separate passive water treatment systems range from 10 to 50 m3/hour, which should be adequate to treat the anticipated rate of seepage from the WRD and TSFs following closure. The quantity of seepage from the WRD and TSFs following closure was estimated by simply multiplying the predicted infiltration of daily precipitation through the proposed WRD and TSF closure covers by the ultimate two-dimensional surface area of each facility. Using stochastic precipitation developed in the water balance model from site and Katherine gage data statistics, 1000 simulations (realizations) of daily precipitation were calculated in GoldSim at the following probabilities: 0%, 1%, 5%, 15%, 25%, 35%, 45%, 50%, 55%, 65%, 75%, 85%, 95%, 99%, and 100%. The mean of these precipitation probabilities was then calculated to represent daily precipitation. To estimate the daily seepage rate from each facility the calculated mean daily precipitation was multiplied by the ultimate facility surface area and the estimated rate of infiltration through the closure cover. Estimating flows and water quality 20 years in the future is wrought with uncertainty. These and other uncertainties inherent to passive water treatment are magnified by changes in mine plans and changes in closure plans and designs, which occur during normal operations, as well as unpredictable circumstances such as changes in climatic conditions, unforeseen material characteristics, etc. Therefore, the estimates and recommendations provided at this time should be considered preliminary and design parameters such as: hydraulic retention time; biochemical oxygen demand removal rate; metals and metal-precipitates removal and settling rate; and reactive substrate type, quantities, depletion rate and permeability overtime must be checked and updated or entirely modified as the project progresses and more information becomes available. 20.2.4.4 Surface Water Management Surface water at the site is well-documented and its management has been the object of study by both Vista and the NT Government in recent years. Surface water management is described further in Section 24.4 – Surface Water Hydrology. 20.3 Permitting and Authorizations On January 1, 2007, Vista became the operator of the Project Site and accepted the obligation to operate, care for, and maintain the assets of the NT Government on the site. Vista developed an Environmental Management Plan (EMP) for the care and maintenance of the Mt Todd mine site in accordance with the provisions of the Mineral Leases 1070, 1071, 1127 and 31525 granted under the Mining Act. The EMP identified the environmental risks found at the Project Site at its then present state of operations and defined the actions for Vista to take to control, minimize, mitigate, and/or prevent environmental impacts originating at the Project Site. As part of the agreement, the NT Government acknowledged its commitment to rehabilitate the site and that Vista has no obligations for pre-existing conditions until it submits and receives approval of an MMP for resumption of mining operations.

NI 43-101 Technical Report
50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia
Vista Gold Corp.
Mt Todd Gold Project

The Project requires approvals, permits and licenses for various components of the Project. **Table 20-1** includes a list of approvals, permits, and licenses required for the project and their current status.

Table 20-1: Mt Todd Permit Status

Approval/ Permit/ License	Current Status	Approval/ Permit License Date	Expiration Date
Environmental Impact Statement	The NT Environmental Protection Authority provided its final assessment of the Project in June 2014.	Approved Sep. 2014	NA
Mining Management Act (or Plan) Approval from NT Department of Mines & Energy	Mine operating permit request has been submitted. The MMP submitted in November 2018 IS for 50kt/day operations.	Prior to commencing mine operations	NA
Heritage Act permit to destroy or damage archeological sites and scatters/ Aboriginal Areas Protection Authority Clearances	Authority Certificate Number 2011/15538 issued. This certificate defined restricted works areas and granted select clearances to allow for initial investigations. Additional clearances will be required for further investigations as well as prior to disturbance associated with mine development.	Aboriginal Areas Protection Authority dated Jul. 31, 2012	NA
Dangerous Goods Act (1988) permit for blasting activities	Waiting on final mine plan	NA	NA
Extractive Permit (under DME Guidelines) for development of borrow pits outside of approved mining areas	Would be required for PGM or LPM borrow areas. Permit application not yet in progress pending final selection of borrow areas	NA	NA
Waste Discharge License (under Section 74 of the Water Act 1992) for management of water discharge from the site	WDL 178-6 licensing discharge of waste water into the Edith River from the Mt Todd mine site, granted with conditions	Nov. 26, 2018	Nov. 30, 2020
Waste water treatment system permits under Public Health Act 1987 and Regulations	May be required for the waste water treatment system for the construction and operations accommodation village. Permit application not yet in progress pending design and siting of accommodation village.	NA	NA
Approval to Disturb Site of Conservation Significance (SOCS)	Batman pit expansion will disturb SOCS as breeding / foraging habitat for the Gouldian finch, pending determination on EIS.	Jan. 22, 2018	NA

In addition, permits that are required to commence construction works will be obtained prior to any construction activity.

20.4 Social or Community Requirements

The Jawoyn people have strong involvement in the planning for the future of the Project. Vista has a good relationship with the Jawoyn. Areas of aboriginal significance have been designated, and the mine plan has avoided development in these restricted works areas.

Tetra Tech October 2019 271

NI 43-101 Technical Report
50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia
Vista Gold Corp.
Mt Todd Gold Project

Those parts of the JAAC agreement that are within the public domain are presented in this report; the remaining part of the agreement, which is confidential, is not presented in this Technical Report.

20.5 Mine Reclamation and Closure

A reclamation plan for the Project was developed in support of the Technical Report for renewed mining operations. This reclamation plan evaluates the reclamation activities that will be conducted for the landforms planned as part of mining commencement. Reclamation plans and strategies for each major facility at Mt Todd are briefly summarized in **Table 20-2**.

Table 20-2: Reclamation Approach

Task	Facility							
	Batman Pit	WRD	HLP	TSF 1&2 Impounded Surface	TSF 1&2 Dams (Embankments)	Process Plant and Pad	LGOS 2	Mine Roads
Surface of Facility at Cessation of Production Composed of Non-PAG Material		X			X			
Final Overall Slopes > 3H:1V*	X	X						
Final Overall Slopes < 3H:1V*			X	X	X	X	X	X
Benches Created During Construction	X	X			X			
Install minimum 1.0 m-Thick non-PAG Material		X		X				
Install 0.8 m-Thick Store and Release Cover				X	X			X
Install 0.2 m-Thick Plant Growth Medium (PGM) Cover			X	X	X	X	X	X
Revegetate with Native Seed Mix			X	X	X	X	X	X
Install geosynthetic liner (with under and overlayer of fines)		X						
Install Erosion and Sediment Controls		X		X	X	X	X	X
Construct Access Restriction Bund	X							
Additional Remedial Measures (as necessary)	X	X	X	X	X	X	X	X

** > and < indicates slopes are steeper and less steep, respectively.*
"X" denotes where the task or characteristic is applicable to the landform

Costs associated with reclamation and closure are provided in **Section 21.1.5.** In accordance with regulatory requirements, a reclamation bond will be required for the site. Calculation of bond amounts will be conducted with the NT Security Calculation excel-based worksheet periodically throughout the mine life in accordance with regulatory requirements. Costs associated with reclamation bonding have been included in the technical economic model.

Tetra Tech October 2019 272

NI 43-101 Technical Report Vista Gold Corp. 50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia Mt Todd Gold Project Tetra Tech October 2019 273 20.5.1 Batman Pit Based on a preliminary regional groundwater flow model that included enlargement of the Batman pit and post-mining recovery of the groundwater system (outlined in Section 24.5– Regional Groundwater Model and Mine Dewatering), a terminal-sink pit lake may result during the post-closure phase, making active dewatering and treatment of pit water unnecessary following closure. All water inflow to the pit lake, including precipitation, storm-water runoff and groundwater, will leave the pit lake only via evaporation. No surface water or groundwater drainage from the pit lake is expected to occur. An access restriction berm (also termed “bund”) will be constructed around the perimeter of the Batman pit to impede human access and reduce the inflow of surface water to the pit. The safety berm will be offset 30 m from the pit perimeter per the requirements outlined in the guidelines “Safety Bund Walls around Abandoned Open Pit Mines” from the Department of Industry and Resources in Western Australia. 20.5.2 Waste Rock Dump The existing WRD will be slightly enlarged based on plans for the resumption of mining. The WRD will be constructed at an angle of repose slope of 1.5 vertical to 1.0 horizontal, with catch benches of 8.0 meters every 30 meters in height. Each lift will be constructed with 8 m wide benches at 30 m vertical intervals on the face of the WRD. As described in Section 16.0 – Mining Methods, the WRD will be constructed with an encapsulating non- PAG material outer shell on each lift. Concurrent installation of a low permeability geosynthetic liner (i.e., LLDPE or GCL) following attainment of final grades will serve to reduce infiltration of precipitation into the WRD core. This liner system will include a 0.3 m thick bedding layer of fine material to serve as liner bedding, followed by placement of the liner material, and capped with a 0.3-m thick protecting layer of fine material placed over the liner. The liner will span approximately 52 m on top of each lift, covering the 8 m bench, and running to just below the subsequent lift. The liner will be installed at five percent slopes toward the outside of the WRD, and will be constructed with a 0.5-m tall berm with 1:1 side slopes at the interior edge of the liner. A minimum 1-m thick layer of non-PAG waste rock will cover all surfaces of the WRD to aid in erosion control. Prior to WRD grading, a seepage collection system will be constructed along the down-gradient toe of the WRD and subsequently covered with waste rock from grading activities. ARD/ML collected by the WRD seepage collection system will initially be pumped to the New WTP for treatment prior to release until it is feasible to treat this and other ARD/ML on-site using a passive treatment system. 20.5.3 Tailings Disposal Facility The TSF embankment and impoundment surfaces will be reclaimed at closure by installing and revegetating a 1-m thick store and release cover. The 1-m thick store and release cover will consist of a 0.8-m thick layer of blended non-PAG waste rock (40%) and low-permeability material (60%), overlain by a 0.2-m thick layer of plant growth medium (PGM). Following placement, the cover surface will be roughened and revegetated with native species. The store and release cover will serve to effectively reduce percolation of precipitation into waste rock, PAG, and/or metalliferous materials. The majority of the impounded surface of the TSF at closure will be primarily composed of thixotropic tailings (thick like a solid but flows like a liquid when a sideways force is applied) which will maintain a

NI 43-101 Technical Report Vista Gold Corp. 50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia Mt Todd Gold Project Tetra Tech October 2019 274 high degree of saturation for many years unless actively dewatered and consolidated, covered with material, or chemically treated to increase their strength. A crowned cover constructed using non-PAG and PAG waste rock and sorter reject material will result in a final tailing surface that drains and does not impound water. This crowned cover is assumed to adequately bridge the thixotropic tailings and allow for equipment to place the 1-m thick store and release cover. To the degree possible, store and release covers will be installed concurrently during construction when portions of facilities reach final grade. Storm water drainage, erosion, and sediment controls will be constructed to minimize erosion and scour of active reclamation areas. 20.5.4 Processing Plant and Pad Area A new process plant will be built for renewed mining. Once ore processing ceases, the process plant will be decommissioned, decontaminated, demolished and any reusable equipment and materials will be salvaged and resold. Material that cannot be treated in-situ will be excavated and disposed of in the WRD, TSF, or an off-site facility that is certified to accept and dispose of contaminated soil. Concrete foundations, building walls, and other inert demolition waste will be broken up and either: „ Placed in the WRD; „ Buried in-place; and/or „ Backfilled against cut banks and highwalls throughout the process plant and pad area, as well as other areas that will be reclaimed at Mt Todd. Surface and large shallow pipes will be removed and pipes at depth will be plugged with concrete or other suitable materials. The process plant area will be graded to blend into the surrounding topography and drain towards Batman Creek. The process plant area and pad will be covered with a 0.2-m thick layer of plant growth medium (PGM) and revegetated. Storm water drainage, erosion, and sediment controls will be constructed to minimize erosion. The WTP and equalization pond (EQP) will be left in place, up-graded if necessary, and used to treat acid rock drainage and metal-laden leachates (ARD/ML) during the closure and post-closure phases. These facilities will be closed when it is feasible to treat ARD/ML in passive treatment systems. 20.5.5 Heap Leach Pad and Pond The HLP and Pond will be left in place and reprocessed following processing of ore and low-grade ore. Following reprocessing of the heap material, the pad and pond footprint will be reclaimed by cutting and removing the liner for consolidation in TSF 2. It is anticipated that the integrity of the heap liner will have been compromised and removal of 0.5-m thick of impacted soils below the liner will be necessary. These materials would be removed and consolidated in TSF 2. The area will then be regraded to prevent ponding of water and will be covered with a 0.2-m thick layer of PGM and revegetated.

NI 43-101 Technical Report Vista Gold Corp. 50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia Mt Todd Gold Project Tetra Tech October 2019 275 20.5.6 Low Grade Ore Stockpile The existing LGOS1 will be eliminated during the expansion of the Batman Pit and it is assumed that no reclamation is required for the closure of this facility. The LGOS2 will be located near the pit and the process plant area. Closure of LGOS2 will include removal of residual ore from the stockpile areas, regrading, covering the material with a 0.2-m thick layer of PGM and revegetating the area. In addition, storm-water drainage, erosion, and sediment controls will be constructed to minimize erosion. It is assumed that RP2 will be closed during the closure phase and that the LGOS will no longer be a source of ARD/ML following closure. Any potential ARD generated during operations reports to the process water pond, and therefore the WTP. 20.5.7 Mine Roads Mine access roads will remain in place to provide post-closure access to the area. All haul roads will be closed by grading into surrounding topography, ripping subgrade materials, placing 0.2 m of PGM (when applicable), and revegetating the areas. 20.5.8 Water Storage Ponds Prior to construction of the active WTP, a process water pond (PWP) will be constructed for mixing of ARD/ML from various on-site sources prior to treatment and to temporarily store ARD/ML in case of system upset. All proposed and existing ponds at Mt Todd will be maintained for the collection of seepage, storm water and ARD/ML until long-term quality of water collected by the WRD seepage collection system meets applicable standards, flows to the collection system cease, or an alternative passive water treatment system is installed. The return water, polishing and overdrain ponds for the TSFs shall remain post-closure and be incorporated into the passive water treatment system. These and potentially other ponds may be used post-closure as backup water storage in case treatment upset occurs. To decommission and close ponds, residual standing water will be pumped to the PWP for processing by the WTP, and sediments and foundation materials will be tested to determine their chemical characteristics with acidic, PAG and metalliferous materials treated in-situ or buried in place. Following sediment testing and removal, pond liners will be cut and folded in place. Pond berms will be pushed into the pond void to cover the liners and until the area no longer impounds water. The top 0.6 m of graded material is assumed to have physical and chemical properties to support plant growth. Storm water drainage, erosion, and sediment controls will be constructed to minimize erosion and channel scour, and the areas will be revegetated. 20.5.9 Low Permeability Borrow Area A low permeability borrow area will be developed to provide low permeability material for use in project feature construction and for use in reclamation. As portions of the low permeability borrow area are taken out of service and are no longer used to generate material, they will be reclaimed by ripping and amending the remaining soils with organic matter, constructing channels to route drainage within the borrow area footprint and revegetating the area. Some portions of the low permeability borrow area may also be used as stock water ponds.

NI 43-101 Technical Report Vista Gold Corp. 50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia Mt Todd Gold Project Tetra Tech October 2019 276 20.5.10 Closure Cost Estimate Costs for reclaiming major facilities at the Project were estimated using closure material quantities based on ultimate designs and following the closure plans discussed above. Closure costs are accrued and contained in the financial model.

NI 43-101 Technical Report Vista Gold Corp. 50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia Mt Todd Gold Project Tetra Tech October 2019 277 21.0 CAPITAL AND OPERATING COSTS For the purposes of understanding how the mine will operate, Table 21-2 details the Project based on the principal operating time periods. Table 21-1: Operating Periods Principal Assumptions Unit Parameter Construction Period Years 2 Commissioning & Ramp-Up Years 0.5 Mine Life Years 13 Closure Period Years 4 Operating Days Days / Year 355 Costs are presented in Q3 2019 US dollars and are based on an US$0.70:AUD1.00 exchange rate, unless otherwise noted. Section 21.0 presents costs for incorporation into the Technical Economic Model (TEM). These costs are based on their source data and in some cases use different foreign exchange rates or unit rates for fuels, etc. The cash flow results presented in Section 22 are all tied to the same foreign exchange and unit costs rates. These costs are summarized using the listed foreign exchange rate provided in Section 22.0 – Economic Analysis. 21.1 Capital Cost LoM capital cost requirements are estimated at US$1,222 million as summarized in Table 21-2. Initial capital of US$826 million is estimated to be required to commence operations. At the end of operations, the Project will receive a US$140 million credit for remaining asset sales and salvage (reference Table 22-13).

NI 43-101 Technical Report
50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia
Vista Gold Corp.
Mt Todd Gold Project

Table 21-2: Estimated Capital Cost Summary (US$000s)

Area	Description	Cont. (%)	Initial Capital (US$000s)			Sustaining Capital (US$000s)			Total Capital (US$000s)		
			Estimate	Contingency	Total	Estimate	Contingency	Total	Estimate	Contingency	Total
2000	Mining	7.3%	$121,239	$5,720	**$126,958**	$406,347	$32,677	**$439,024**	$527,586	$38,396	**$565,982**
3000	Process Plant	13.9%	$366,693	$51,073	**$417,766**	$17,027	$2,222	**$19,249**	$383,720	$53,295	**$437,016**
4000	Project Services	10.0%	$109,204	$12,681	**$121,885**	$72,448	$5,455	**$77,903**	$181,651	$18,136	**$199,787**
5000	Project Infrastructure	13.2%	$26,160	$3,463	**$29,623**	$0	$0	**$0**	$26,160	$3,463	**$29,623**
6000	Permanent Accommodation	10.0%	$60	$6	**$66**	$0	$0	**$0**	$60	$6	**$66**
7000	Site Establishment & Early Works	11.4%	$17,537	$1,995	**$19,532**	$0	$0	**$0**	$17,537	$1,995	**$19,532**
8000	Management, Engineering, EPCM Svcs	11.8%	$82,058	$9,721	**$91,779**	$0	$0	**$0**	$82,058	$9,721	**$91,779**
9000	Pre-Production Costs	12.3%	$16,121	$1,982	**$18,102**	$0	$0	**$0**	$16,121	$1,982	**$18,102**
10000	Asset Sale	0.0%	$0	$0	**$0**	($139,631)	$0	**($139,631)**	($139,631)	$0	**($139,631)**
	Capital Cost	**11.6%**	**$739,072**	**$86,641**	**$825,712**	**$356,191**	**$40,354**	**$396,545**	**$1,095,263**	**$126,994**	**$1,222,257**

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Mt Todd Gold Project

21.1.1 Mining (MDA)

Table 21-3 shows the estimated mine capital requirements by year. The initial mine capital is estimated to be US$115 million, with a LoM capital of US$414 million. This includes capitalized operating costs of US$68 million for construction, US$20 million for pre-stripping, and US$31 million for reclamation. Note that the treatment of the capitalized mining in the final cash-flow model differed slightly, but the difference is insignificant ($4,000 less).

Table 21-3: Estimated Mine Annual Capital Costs (US$000s)

	Pre-Prod	Yr 1	Yr 2	Yr 3	Yr 4	Yr 5	Yr 6	Yr 7	Yr 8	Yr 9	Yr 10	Yr 11	Yr 12	Yr 13	Yr 14	Total
PRIMARY MINING EQUIPMENT																
Atlas Copco PV235	$ 14,811	$ 2,468	$ 9,874	$ 12,342	$ 0	$ 0	$ 0	$ 0	$ 0	$ 0	$ 0	$ 0	$ 0	$ 0	$ 0	$ 39,495
165mm Rotory Blast Hole Drill	$ 1,242	$ 1,242	$ 0	$ 1,242	$ 0	$ 0	$ 0	$ 0	$ 0	$ 0	$ 0	$ 0	$ 0	$ 0	$ 0	$ 3,725
28m³ Hyd. Shovel (PC 5000)	$ 17,308	$ 8,654	$ 0	$ 8,654	$ 0	$ 0	$ 0	$ 0	$ 0	$ 0	$ 0	$ 0	$ 0	$ 0	$ 0	$ 34,616
19m³ Front End Loader (994)	$ 0	$ 9,146	$ 0	$ 0	$ 0	$ 0	$ 0	$ 0	$ 0	$ 0	$ 0	$ 0	$ 0	$ 0	$ 0	$ 9,146
250t Haul Truck	$ 43,382	$ 4,338	$ 56,397	$ 34,706	$ 8,676	$ 8,676	$ 4,338	$ 4,338	$ 13,015	$ 0	$ 0	$ 0	$ 0	$ 0	$ 0	$ 177,868
Total Primary Equipment	**$ 76,743**	**$ 25,848**	**$ 66,271**	**$ 56,994**	**$ 8,676**	**$ 8,676**	**$ 4,338**	**$ 4,338**	**$ 13,015**	**$ 0**	**$ 0**	**$ 0**	**$ 0**	**$ 0**	**$ 0**	**$ 264,850**
SUPPORT EQUIPMENT																
630 Kw Dozer (D11)	$ 1,912	$ 0	$ 0	$ 0	$ 0	$ 0	$ 0	$ 0	$ 0	$ 0	$ 0	$ 0	$ 0	$ 0	$ 0	$ 1,912
300 Kw Dozer (D9)	$ 967	$ 0	$ 967	$ 0	$ 0	$ 0	$ 0	$ 0	$ 0	$ 967	$ 967	$ 0	$ 0	$ 0	$ 0	$ 3,867
7.3 m Motor Grader (24M)	$ 2,561	$ 0	$ 0	$ 0	$ 0	$ 0	$ 0	$ 0	$ 0	$ 0	$ 0	$ 0	$ 0	$ 0	$ 0	$ 2,561
4.9 m Motor Grader (16H)	$ 997	$ 0	$ 997	$ 0	$ 0	$ 0	$ 0	$ 0	$ 0	$ 997	$ 997	$ 0	$ 0	$ 0	$ 0	$ 3,988
Water Truck - 70,000 Liter	$ 4,217	$ 0	$ 0	$ 0	$ 0	$ 0	$ 0	$ 0	$ 0	$ 0	$ 0	$ 0	$ 0	$ 0	$ 0	$ 4,217
RTD Dozer (834H)	$ 1,150	$ 0	$ 1,150	$ 0	$ 0	$ 0	$ 0	$ 0	$ 1,150	$ 0	$ 0	$ 0	$ 0	$ 0	$ 0	$ 3,451
Rock Breaker - Impact Hammer (691 Kg m)	$ 43	$ 0	$ 0	$ 0	$ 0	$ 0	$ 43	$ 0	$ 0	$ 0	$ 0	$ 0	$ 0	$ 0	$ 0	$ 86
Backhoe/Loader (1.5 cu m-446D)	$ 281	$ 0	$ 0	$ 0	$ 0	$ 0	$ 281	$ 0	$ 0	$ 0	$ 0	$ 0	$ 0	$ 0	$ 0	$ 561
Pit Pumps (5299 lpm)	$ 55	$ 0	$ 0	$ 0	$ 0	$ 0	$ 0	$ 0	$ 0	$ 0	$ 0	$ 0	$ 0	$ 0	$ 0	$ 55
36 ton Crane	$ 365	$ 0	$ 0	$ 0	$ 0	$ 0	$ 0	$ 0	$ 0	$ 0	$ 0	$ 0	$ 0	$ 0	$ 0	$ 365
2 cm excavator (Cat 392)	$ 358	$ 0	$ 0	$ 0	$ 0	$ 0	$ 358	$ 0	$ 0	$ 0	$ 0	$ 0	$ 0	$ 0	$ 0	$ 716
Low Boy	$ 994	$ 0	$ 0	$ 0	$ 0	$ 0	$ 0	$ 0	$ 0	$ 0	$ 0	$ 0	$ 0	$ 0	$ 0	$ 994
Flatbed	$ 56	$ 0	$ 0	$ 0	$ 0	$ 0	$ 0	$ 0	$ 0	$ 0	$ 0	$ 0	$ 0	$ 0	$ 0	$ 56
Manlift	$ -	$ 0	$ 0	$ 0	$ 21	$ 21	$ 0	$ 0	$ 0	$ 0	$ 0	$ 0	$ 0	$ 0	$ 0	$ 42
Total Support Equipment	**$ 13,954**	**$ 1,980**	**$ 0**	**$ 559**	**$ 21**	**$ 21**	**$ 681**	**$ 2,736**	**$ 1,150**	**$ 1,964**	**$ 1,964**	**$ 0**	**$ 0**	**$ 0**	**$ 0**	**$ 22,868**
BLASTING																
Skid Loader	$ 57	$ 0	$ 0	$ 0	$ 57	$ 0	$ 0	$ 57	$ 0	$ 0	$ 0	$ 0	$ 0	$ 0	$ 0	$ 171
Total Blasting	**$ 57**	**$ 0**	**$ 0**	**$ 0**	**$ 57**	**$ 0**	**$ 0**	**$ 57**	**$ 0**	**$ 0**	**$ 0**	**$ 0**	**$ 0**	**$ 0**	**$ 0**	**$ 171**
MINE MAINTENANCE																
Lube/Fuel Truck	$ 602	$ 0	$ 0	$ 0	$ 0	$ 0	$ 301	$ 0	$ 0	$ 0	$ 0	$ 0	$ 0	$ 0	$ 0	$ 903
Mechanics Truck	$ 187	$ 0	$ 0	$ 187	$ 0	$ 0	$ 0	$ 0	$ 0	$ 0	$ 0	$ 0	$ 0	$ 0	$ 0	$ 374
Tire Truck	$ 137	$ 0	$ 0	$ 137	$ 0	$ 0	$ 137	$ 0	$ 0	$ 0	$ 0	$ 0	$ 0	$ 0	$ 0	$ 411
Total Mine Maintenance	**$ 926**	**$ 0**	**$ 0**	**$ 247**	**$ 0**	**$ 0**	**$ 438**	**$ 0**	**$ 0**	**$ 0**	**$ 0**	**$ 0**	**$ 0**	**$ 0**	**$ 0**	**$ 1,688**

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Mt Todd Gold Project

	Pre-Prod	Yr 1	Yr 2	Yr 3	Yr 4	Yr 5	Yr 6	Yr 7	Yr 8	Yr 9	Yr 10	Yr 11	Yr 12	Yr 13	Yr 14	Total
OTHER MINE CAPITAL																
Light Plant	$ 66	$ 33	$ 33	$ 0	$ 0	$ 66	$ 33	$ 16	$ 16	$ 0	$ 0	$ 0	$ 0	$ 0	$ 0	$ 263
Mobile Radios	$ 55	$ 7	$ 21	$ 38	$ 4	$ 3	$ 21	$ 7	$ 5	$ 2	$ 2	$ 0	$ 0	$ 0	$ 0	$ 165
Shop Equipment	$ 491	$ 0	$ 0	$ 0	$ 0	$ 0	$ 0	$ 0	$ 0	$ 0	$ 0	$ 0	$ 0	$ 0	$ 0	$ 491
Engineering & Office Equipment	$ 200	$ 0	$ 0	$ 0	$ 0	$ 0	$ 0	$ 0	$ 0	$ 0	$ 0	$ 0	$ 0	$ 0	$ 0	$ 200
Water Storage (Dust Suppression)	$ 98	$ 0	$ 0	$ 0	$ 0	$ 0	$ 0	$ 0	$ 0	$ 0	$ 0	$ 0	$ 0	$ 0	$ 0	$ 98
Base Radio & GPS Stations	$ 105	$ 0	$ 0	$ 0	$ 0	$ 0	$ 0	$ 0	$ 0	$ 0	$ 0	$ 0	$ 0	$ 0	$ 0	$ 105
Unspecified Miscellaneous Equipment	$ 150	$ 0	$ 0	$ 2,000	$ 0	$ 0	$ 0	$ 0	$ 0	$ 0	$ 0	$ 0	$ 0	$ 0	$ 0	$ 2,150
Access Roads - Haul Roads - Site Prep	$ 175	$ 0	$ 0	$ 0	$ 0	$ 0	$ 0	$ 0	$ 0	$ 0	$ 0	$ 0	$ 0	$ 0	$ 0	$ 175
Light Vehicles	$ 726	$ 50	$ 50	$ 813	$ 50	$ 50	$ 603	$ 210	$ 50	$ 0	$ 0	$ 0	$ 0	$ 0	$ 0	$ 2603
Total Other Mine Capital	**$ 2,066**	**$ 90**	**$ 104**	**$ 2,851**	**$ 54**	**$ 119**	**$ 657**	**$ 233**	**$ 72**	**$ 2**	**$ 2**	**$ 0**	$ 0	$ 0	$ 0	**$ 6,250**
CAPITALIZED MINE OPERATING COSTS																
Pre-Stripping Mining Cost	$ 19,489	$ 0	$ 0	$ 0	$ 0	$ 0	$ 0	$ 0	$ 0	$ 0	$ 0	$ 0	$ 0	$ 0	$ 0	$ 19,489
Tailings Construction Costs	$ 1,631	$ 2,060	$ 6,612	$ 7,062	$4,293	$ 3,187	$ 4,703	$ 4,250	$ 10,776	$ 0	$ 11,357	$ 11,258	$ 1,240	$ 0	$ 0	$ 68,430
Reclamation (Occurs in Years 13 and 14)														$ 7,729	$ 22,843	$ 30,575
Total Capitalized Mining Costs	**$ 21,137**	**$ 2,060**	**$ 6,608**	**$ 7,063**	**$4,294**	**$ 3,188**	**$ 4,702**	**$ 4,249**	**$ 10,779**	**$ 0**	**$ 11,359**	**$ 11,257**	**$ 1,241**	**$ 7,730**	**$ 22,823**	**$ 118,494**
CAPITAL SUMMARY																
Primary Mining Equipment	$ 76,743	$ 25,848	$ 66,271	$ 56,944	$ 8,676	$ 8,676	$ 4,338	$ 4,338	$ 13,015	$ 0	$ 0	$ 0	$ 0	$ 0	$ 0	$ 264,850
Support Equipment	$ 13,954	$ 0	$ 3,114	$ 0	$ 21	$ 21	$ 681	$ 0	$ 1,150	$ 1,964	$ 1,964	$ 0	$ 0	$ 0	$ 0	$ 22,868
Blasting	$ 57	$ 0	$ 0	$ 0	$ 57	$ 0	$ 0	$ 57	$ 0	$ 0	$ 0	$ 0	$ 0	$ 0	$ 0	$ 171
Mine Maintenance	$ 926	$ 0	$ 0	$ 324	$ 0	$ 0	$ 438	$ 0	$ 0	$ 0	$ 0	$ 0	$ 0	$ 0	$ 0	$ 1,688
Other Mine Capital	$ 2,066	$ 90	$ 104	$ 2,851	$ 54	$ 119	$ 657	$ 233	$ 72	$ 2	$ 2	$ 0	$ 0	$ 0	$ 0	$ 6,250
Capitalized Mine Operating Costs	$ 21,137	$ 2,060	$ 6,008	$ 7,063	$4,294	$ 3,188	$ 4,702	$ 4,249	$ 10,779	$ 0	$ 11,359	$ 11,257	$ 1,241	$ 7,730	$ 22,823	$ 118,494
Total - All Mining Capital	**$ 114,882**	**$ 27,999**	**$ 76,097**	**$ 67,181**	**$ 13,103**	**$ 12,005**	**$ 10,817**	**$ 8,878**	**$ 25,016**	**$ 1,966**	**$ 13,324**	**$ 11,257**	**$ 1,241**	$ 7,730	$ 22,823	**$ 414,322**

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Vista Gold Corp.
Mt Todd Gold Project

21.1.1.1 Drilling and Blasting

Primary drilling equipment capital is based on equipment quotations for a total of 16 Atlas Copco Pit Viper 235 blast-hole drills required through the life of mine. Eight of the drills will be purchased at the start of mining in Year -1, an additional three drills purchased in Year 1, and then four additional drills will be purchased in Year 3 at a cost of US$ 2,468,400 each (including shipping and assembly). The cost of the drills was provided by EMG LLC.

In addition to the production drills, smaller 45K pull-down drills will be used for pre-split drilling. These will use 165mm bits and will cost approximately US$ 1,241,800 each. One drill is purchased in Year -1, one more in year 1, and a replacement drill has been planned for Year 6.

Quotes for explosives trucks, powder magazines, and bulk ANFO storage has been obtained by TTP. These capital costs are included in the infrastructure costs. Additional, capital expense for a skid loader is provided to be used by the blasting crew for stemming holes. The skid loader would be purchased at an estimated cost of US$ 57,000 during Year -1 and then two additional units would be purchased in Year 4 and Year 7.

21.1.1.2 Loading

Capital costs for loading equipment have been quoted by EMG LLC and include four Komatsu PC5000 hydraulic shovels and two Caterpillar 994 Loaders. Two of the hydraulic shovels would be purchased during Year -1, with a third being purchased during Year 1. The fourth shovel is purchased in Year 3. The estimated cost for each shovel is US$ 8,653,900, which includes freight and assembly.

The cost of the 18-cubic meter loaders is based on a quote for a Caterpillar 994 loader, with the first one being purchased at the start of production in Year 1, and the second purchased in Year 2, at a cost of US$ 4,573,100 each.

21.1.1.3 Haulage

The 226-tonne haulage truck costs are based on CAT 793F trucks and were quoted by EMG LLC. Nine trucks are purchased during Year -1, with another 8 trucks purchased in Year 1. Trucks are purchased as they are required through the mine life. The trucks are staged in to allow ramp up of production through each year as they are needed to meet production requirements. The total number of trucks required by year is shown as follows:

Year	Number of Trucks Added	Trucks in Use
-1	8	8
1	3	11
2	11	22
3	5	27
4	6	33
5	2	35
6	2	37
7	1	38
8	3	41
9	0	41
10	0	41
11	0	22
12	0	6
13	0	6
14	0	6

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NI 43-101 Technical Report Vista Gold Corp. 50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia Mt Todd Gold Project Tetra Tech October 2019 282 Throughout the mine life, a total of 41 trucks are purchased. The number of operating trucks is reduced toward the end of the mine life as haulage requirements are decreased. The cost of each truck is estimated at US$ 4,338,200, including freight and assembly. 21.1.1.4 Mine Support Capital estimates for mine support equipment include freight and erection. The initial support equipment to be purchased in Year -1 is as follows: „ One Caterpillar D11 track dozer (US$ 1,911,600 each quoted by EMG LLC); „ Four Caterpillar D9 track dozers (US$ 966,700 each quoted by EMG LLC); „ One Caterpillar 24M motor grader (US$ 2,560,600 quoted by EMG LLC); „ Four Caterpillar 16H motor graders (US$ 996,900 quoted by EMG LLC); „ Two Caterpillar 777 trucks with 70K liter water tanks (US$ 2,108,700 quoted by EMG LLC); „ Three Caterpillar 834H rubber tire dozers (US$ 1,150,300 quoted by EMG LLC); „ Two Caterpillar 392DL excavators (US$ 357,900 quoted by EMG LLC); „ One low-boy trailer complete with a used 60t haul truck to tow it (US$ 993,600); „ One flatbed truck (US$ 55,700); „ Two pit pumps (US$ 27,500 each); „ Two rock breakers to be attached to the 392DL excavator as needed (US$ 42,800); and „ 16 light plants (US$ 16,400). Replacements are purchased for most units in Year 6. 21.1.1.5 Maintenance Capital for mine maintenance equipment includes three fuel/lube trucks (US$ 301,000 each), two mechanic’s truck (US$ 187,000 each), and three tire trucks (US$ 137,000 each). Note that requirements for mechanic’s trucks are reduced through year 3 due to the assumption of MARC for maintenance. This single mechanic’s truck is intended for support of a small number of owner-operated equipment. At year 3, an additional mechanics truck is put into service. An additional US$ 491,000 has been included for shop equipment / tooling. Shop facilities are included in facility capital. 21.1.1.6 Mine Facilities Mine facility capital is included in facility capital. 21.1.1.7 Light Vehicles Initial capital for light vehicles is estimated to be US$ 540,000 while sustaining light vehicle capital is US$ 1,047,200. Initial and sustaining light vehicle capital is shown in Table 21-4.

NI 43-101 Technical Report
50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia
Vista Gold Corp.
Mt Todd Gold Project

Table 21-4: Estimated Mine Light Vehicle Capital (US$)

		Initial Capital (US$)			Sustaining Capital (US$)		
	Type	Quantity	Unit Cost	Ext. Cost	Quantity	Unit Cost	Ext. Cost
MINE DEPARTMENT							
Mine Superintendent	3/4 ton 4wd Pickup	1	$ 44,100	$44,100	2	$ 44,100	$88,200
Shift Foreman	4wd Pickup	2	$ 36,400	$72,800	9	$ 36,400	$327,600
Trainer	4wd Pickup	1	$ 32,200	$32,200	2	$ 32,200	$64,400
Blasting	4wd Pickup	1	$ 36,400	$36,400	2	$ 36,400	$72,800
Blasting	1 ton 4wd Pickup	1	$ 36,400	$36,400	2	$ 36,400	$72,800
Crew Vans	3/4 ton Passenger Van	2	$ 50,400	$100,800	11	$ 50,400	$554,400
ENGINEERING							
Chief Engineer	4wd Pickup	1	$ 36,400	$36,400	2	$ 36,400	$72,800
Short Range Planning	4wd Pickup	1	$ 32,200	$32,200	2	$ 32,200	$64,400
Survey	4wd Pickup	1	$ 36,400	$36,400	2	$ 36,400	$72,800
GEOLOGY							
Chief Geologist	4wd Pickup	1	$ 36,400	$36,400	2	$ 36,400	$72,800
Ore Control	4wd Pickup	1	$ 32,200	$32,200	2	$ 32,200	$64,400
Samplers	4wd Pickup	1	$ 32,200	$32,200	2	$ 32,200	$64,400
MINE MAINTENANCE							
Maintenance Superintendent	4wd Pickup	2	$ 36,400	$72,800	4	$ 36,400	$145,600
Mechanics / Labor	4wd Pickup	2	$ 32,200	$64,400	4	$ 32,200	$128,800
Total		**18**		**$665,700**	**48**		**$1,866,200**

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NI 43-101 Technical Report Vista Gold Corp. 50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia Mt Todd Gold Project Tetra Tech October 2019 284 21.1.1.8 Other Mine Capital Other miscellaneous capital includes mobile radios for mobile equipment (US$ 1,000 per unit), engineering and office equipment ($ 200,000 US), water storage for dust suppression (US$ 97,900), GPS stations and surveying equipment (US$ 105,000), and other unspecified miscellaneous equipment (US$ 150,000). At the end of year three, Mt Todd personnel will take over the maintenance of equipment. Accordingly, US$ 2,000,000 as unspecified equipment has been added in year three for additional maintenance equipment. 21.1.2 CIP Process and Infrastructure (TTP) Please note that this Section describes costs in Australian Dollars (AUD). Capital cost estimates (CCEs) are based on an Enhanced Factored Cost Estimate (EFCE) methodology, which features higher confidence levels around Contingency Provision and Management Reserve. The capital estimates are supported by the design work carried out throughout the study including process documentation, schematics, general arrangement drawings, 3D models and calculations (reference Table 21-5). Note all currencies are in Australian Dollars. Table 21-5: Estimated Capital Cost Summary (AUD000s) Capital Cost Initial Capital (AUD000s) Facility 1000 – Geology 0.000 Facility 2000 – Mine Infrastructure 15,689 Facility 3000 – Process Plant 587,690 Facility 4000 – Project Services 16,654 Facility 5000 – Project Infrastructure 39,048 Facility 6000 – Permanent Accommodation 0,074 Facility 7000 – Site Establishment & Early Works 27,903 Facility 8000 – Management, Engineering, EPCM Services 94,353 Facility 9000 – Preproduction Costs 19,312 Subtotal 617,316 Direct 574,468 Indirect 125,731 Subtotal 700,199 Contingency Provision (14.6%) 100,544 TOTAL 800,744 The total capital cost, base cost plus contingency provision, represents the expected cost for the project, with approximately a 55% confidence level of completion within cost. This estimate has an accuracy range of approximately -0 to 15% based on the expected cost. At the upper limit of the accuracy range, there is an 85% confidence level of completion within cost.

NI 43-101 Technical Report Vista Gold Corp. 50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia Mt Todd Gold Project Tetra Tech October 2019 285 Typically, the EPCM Project Manager would initially receive Owner’s approval for expenditure up to the expected cost (i.e., this is the initial project budget). However, funding arrangements would also need to be in place for expenditure up to the 85% confidence level. This additional funding is commonly referred to as Management Reserve. The selection of Management Reserve quantity will rest with Vista, and will be determined by Vista’s attitude to risk. 21.1.2.1 Exclusions The TTP scope of work is a significant part of the overall Project scope, although other parties have compiled capital costs for other areas on behalf of Vista. The potential impacts of possible price or labor rate fluctuations or currency exchange rate fluctuations are the role of a qualified actuary and should be covered by Vista in its standard business practices. 21.1.2.2 Capital Cost Estimating Methodology A PFS design has been developed for a 50,000 tpd plant as the basis for an EFCE. The EFCE approach uses a combination of bottom-up calculations and factoring methods for each area in the estimate. The methods used to estimate capital in the CCE are summarized in the following sections. The EFCE for the process plant features the methodology shown in the table below. Table 21-6: CCE Methodology for Facility 3000 – Process Plant Bulk Commodity Methodology Mechanical Equipment A detailed mechanical equipment list, with supply and installation pricing based on budget quotations and internal body of knowledge Concrete MTOs based on 3D model and unit rates. Structural Steel MTOs based on 3D model and unit rates. Platework MTOs from previous projects a unit rates Tankage MTOs based on preliminary design calculations and unit rates Piping Percentage factor of the supplied mechanical equipment supply price, assessed on an area by area basis. Electrical Percentage factor based on total mechanical equipment supply price Instrumentation and Control Costs factored. Subsequently estimate factors, by area, were back calculated for each bulk commodity as a percentage of the mechanical equipment supply cost estimate. In turn, the resultant estimate factors were critiqued against published data and industry experience.

NI 43-101 Technical Report Vista Gold Corp. 50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia Mt Todd Gold Project Tetra Tech October 2019 286 21.1.2.3 Other Area Capital Cost Estimates The EFCE for all areas outside of the process plant features the methodology shown in Table 21-7. Table 21-7: Methodology for Other Areas of the Capital Cost Estimate Area / Sub Area Methodology FACILITY 2000 – MINE Area 2300 – Mine Support Facilities Drawings developed for the buildings and priced largely on a building per square meter basis Area 2400 – Mine Support Services Drawings developed for the buildings and priced largely on a building per square meter basis FACILITY 4000 – PROJECT SERVICES Area 4100 – Water Supply Sub-area 4110 – Water Supply WTP estimated by Tetra Tech Golden Office Sub-Area 4120 – Raw Water Distribution was estimated by mechanical equipment costs and factoring of bulk commodities Area 4200 – Power Supply Based on length of power distribution cables and trenching, and overhead power lines using rates developed from previous projects. Power – Generation (7.3.1) is by Power Engineers Area 4300 – Communications Based on MTOs for the fiber optic cables, phones and telemetry using budget pricing and rates developed from previous projects. Area 4200 – Power Supply Based on length of power distribution and overhead power lines and rates developed from previous projects Area 4300 – Communications Based on MTOs and provisional sums for the fiber optics, phones and telemetry Area 4400 – Tailings Dam Estimated by Tetra Tech Golden Office Area 4500 – Waste Disposal Based on provisional sums for sewerage services from previous project designs Area 4600 – Plant Mobile Equipment Vendor pricing of the proposed fleet for plant operation FACILITY 5000 – PROJECT INFRASTRUCTURE Area 5100 – Site Preparation Based on MTOs from preliminary drawings and rates developed from first principles Area 5200 – Support Buildings Drawings developed for the buildings and priced largely on a building per square meter basis Area 5300 – Access Roads, Parking and Laydown Provisional sums based on miscellaneous road and culvert repairs Area 5400 – Heavy Lift Cranage Based on the proposed fleet for plant construction and rates from previous project experience Area 5600 – Bulk Transport Based on the mechanical equipment cost for the weigh bridge and MTO for concrete Area 5800 – Communications Based on budget pricing and quantities provided by Vista

NI 43-101 Technical Report Vista Gold Corp. 50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia Mt Todd Gold Project Tetra Tech October 2019 287 Area / Sub Area Methodology FACILITY 6000 – PERMANENT ACCOMMODATION Area 6100 – Personnel Transport Based on unit rates for bus shelters with an allowance for the small amount of concrete required FACILITY 7000 – SITE ESTABLISHMENT AND EARLY WORKS Area 7300 – Construction Camp Based on MTOs for the access roads and site works and vendor quotes for the camp and operation FACILITY 8000 – MANAGEMENT, ENGINEERING, EPCM SERVICES Area 8100 – EPCM Services Factored up from 33,000 tpd Case based on the Total Direct Costs Area 8200 – External Consultants/Testing Provisional Sums based on previous project experience Area 8300 – Commissioning Process Plant commissioning costs based on 3% of the total mechanical equipment costs. Provisional Sums allowed for Mine, Project Services and Infrastructure commissioning. Area 8400 – Owners Engineering/Management Based on 2% of the project direct costs. Area 8800 – License, Fees and Legal Costs Based on 0.5% of the project direct costs. Area 8900 – Project Insurances Based on 0.5% of the project direct costs. FACILITY 9000 – PRE-PRODUCTION COSTS Area 9100 – Preproduction Labor Based on 0.25% of the project direct costs. Area 9200 – Commissioning Expenses Based on 0.5% of the project direct costs. Area 9300 – Capital Spares Based on 5% of the mine and process plant mechanical equipment costs. Area 9400 – Stores and Inventories Based on 1% of the mine and process plant mechanical equipment costs Area 9800 – Contingency Provision Priced based on a weighted average of the contingency of each facility Area 9900 – Management Reserve Provision A weighted average Management Reserve of 20% was allowed for, the selection of Management Reserve quantity will rest with Vista, and will be determined by Vista’s attitude to risk. 21.1.2.4 Construction Labor Rates A detailed calculation of composite, direct man-hour site rates has been carried out using TTP standard templates. The calculation is based upon current ordinary time wages for various classes of labor including direct supervision, to which the following factor may apply; site allowance, tool allowance, leave provisions, taxes and insurances, overtime, etc. This develops a gang rate that is combined with costs of incumbent support equipment (such as light vehicles, light mobile cranes, small tools, consumables, first-aid facilities and accommodation) and management support to arrive at an all-purpose site gang rate.

NI 43-101 Technical Report Vista Gold Corp. 50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia Mt Todd Gold Project Tetra Tech October 2019 288 The construction labor rates developed for the CCE include the following construction contractors: „ Concrete; „ Structural, Mechanical and Piping (SMP); and „ Electrical and Instrumentation (E&I). BASE LABOR RATES The base labor rate includes the direct labor allocated for the installation of equipment and bulk commodities. Base pay rates were derived from award rates for similarly sized projects currently underway in the North West of Western Australia and in the Northern Territory. These are considered to be the benchmark for the area, including Mt Todd. Allowances were made for overtime loadings above a 36-hour week including time and a half for the initial 12 hours overtime, followed by double time for the final 17 hours overtime, to provide for a 65-hour working week. The rates were averaged over a standard mix of trades, to produce a composite rate per man per hour. The base labor rates were developed to include items listed below: „ All direct payments including the site allowances and special project allowances for straight time and overtime worked for personnel; „ Overtime at penalty rates; „ Provision for holiday leave and loadings thereon; „ Provision for sick leave; „ Provision for cost of travel time to site and return travel on job completion; „ Provision for additional manpower turnover, bereavement leave and miscellaneous paid non- work days; „ Payroll tax; „ Workers compensation insurance; „ Superannuation considerations; and „ Industry redundancy payments. A rest and recreation (R&R) loading was also added to the composite rate, together with a 15% contractors allowance for overheads and margin to produce the base labor rate for each contractor type. CONTRACTOR INDIRECT RATES The contractor indirect rate is a combination of costs associated with indirect contractor personnel, contractor vehicles, contractor overheads and construction plant equipment. An estimate of construction contract duration and installation hours was based on the EPCM schedule and bulk quantity development. The contractor indirect rates were developed to include the items listed below: „ Project Management personnel; „ Construction Supervision personnel; „ Site Quality Assurance and Control personnel; „ Site Health, Safety, Environmental personnel; „ Other indirect labor (stores officer, surveyor, etc.); „ Contractor vehicles for the Project Management team; „ Office accommodation;

NI 43-101 Technical Report
50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia
Vista Gold Corp.
Mt Todd Gold Project

- Workshop and stores facilities;
- Staff travel including airfares ;
- Office overheads; and
- Vehicle consumables.

Provisions for the accommodation and messing are also not included in the indirect contractor rates. This is allowed for in the construction camp cost estimate to supply and operate the camp.

Although they are considered indirect costs, construction plant equipment rates are estimated separately to include the following:

- Construction plant equipment mobilization / demobilization;
- Construction plant management support; and
- Construction plant and equipment.

The provision for task specific heavy lift cranes >50 tonnes were not included in the indirect contractor rates build-up; instead it was allowed for in a separable line item in the chart of accounts (CoA).

CONSTRUCTION GANG RATES

The overall site construction gang rates were developed by summing the base labor rate, contractor indirect rates and construction plant rates to provide an overall site construction gang rate for Concrete, SMP and E&I contractors as shown in **Table 21-8** below.

Table 21-8: Estimated Construction Gang Rate Development (AUD)

Contractor	Base Labor Rate (AUD/hr)	Contractor Indirect Rate (AUD/hr)	Construction Plant Rate (AUD/hr)	Construction Gang Rate (AUD/hr)
Concrete	$ 89.69	$ 23.98	$ 24.36	$ 138.03
SMP	$ 98.75	$ 45.31	$ 20.84	$ 164.90
E&I	$ 104.03	$ 56.27	$ 24.07	$ 184.36

21.1.2.5 Mechanical Equipment

The supply costs comprise the direct mechanical equipment cost plus the cost for freight to site. Installation costs are estimated based on an evaluation of installation hours multiplied by the SMP contractor gang rate. These estimating methods are discussed in the following sections.

EQUIPMENT COSTS

The basis for estimating the mechanical equipment supply costs was largely based on budgetary pricing from vendors. The vendors were provided with preliminary specifications and/or data sheets for major equipment items. The budget quotations received from vendors are expected to have an accuracy equal to ±10%.

All other minor equipment items were priced from a TTP's database of costs from recent similar sized projects. The basis of the supply cost estimate for each mechanical equipment line item is documented in the process plant CCE.

Tetra Tech October 2019 289

NI 43-101 Technical Report Vista Gold Corp. 50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia Mt Todd Gold Project Tetra Tech October 2019 290 FREIGHT COSTS Several methods were used to determine and validate the allowance for delivery costs of mechanical equipment to site. These methods included: „ Quotes provided by the manufacturer; „ Estimates based on the weight and volume of the load; „ Estimates based on published and in-house guides for similar installations; and „ Estimates based on a validated percentage of the mechanical equipment cost (determined to be 9% of the supply price). INSTALLATION HOURS Several methods were used to determine and validate the installation hour allowance for mechanical equipment. These methods included: „ Quotes provided by the manufacturer; „ Estimates based on the weight of the equipment; and „ Estimates based on published and in-house guides for similar installations. The installation hour estimates for large process equipment (>3000 man hours/ equipment) including the crushers, HPGRs, ball mills, VXP mills and thickeners were reviewed in detail against historical records and published guidelines. 21.1.2.6 Quantity Development and Unit Rates The basis for the development of supply and installation costs of bulk commodities is discussed in the following section. Bulk commodities include civil, concrete, structural steel, etc. which will be used in the construction of the process plant. These costs were largely derived based on an estimate of material take-off (MTO) quantities which were multiplied by a unit rate for each type of material. The unit rates were calculated using TTP standard methods including obtaining current market rates from contractors, historical data and reference books (Rawlinsons) and comprise of allowances for supply of the raw material, fabrication, freight and erection. CIVIL Preliminary bulk earthwork quantities were estimated using civil 3D modelling software 12D Model. The 12D Model accurately calculates earthworks volumes utilizing the existing topography and proposed design levels. Structural excavation and backfill required for concrete structures are included in the concrete quantities. Trenching requirements for underground utilities distribution were determined from service plans. Stormwater drainage quantities were determined from the civil site plan with vee-drains alongside plant roads directing surface run-off beneath roads via corrugated steel culverts. All quantities were categorized by standard type of work classification. Unit rates for this work classification were developed from the in-house rates database. This rates database is constantly maintained so as to be current and has proven to be sufficiently accurate over several recent projects. The availability of water and local earthworks materials was taken into account in to the development of unit rates.

NI 43-101 Technical Report Vista Gold Corp. 50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia Mt Todd Gold Project Tetra Tech October 2019 291 CONCRETE Concrete quantities for foundations and ground slabs for all equipment and structures in the process plant were calculated by 3D models. Concrete quantities were categorized by standard classes of concrete including spread/pad footings, strip footings, raft footings, ring beams, ground slabs, walls, sumps and pits, etc. Unit pricing was obtained from industry sources by standard classification, each having an assessment of formwork, props, bracing reinforcing, embedment’s, joints in slabs plus a miscellaneous allowance for curing, formwork hardware and other sundries. Concrete supply was costed at a rate deemed to include plant control testing, some admixtures and out of hours pouring. A wastage factor was included in the rates. A Contractor’s mark-up was also applied to all materials. Direct labor unit man-hours were sought from industry sources and checked against historical data and various published references. STRUCTURAL STEEL Steel quantities were categorized by standard classes of steel including light, medium, heavy and very heavy. There are also provisions made for grating, handrailing and stair treads. Unit rates for the supply and installation of structural steel were calculated using TTP Standard templates. Supply of steel was based on rates quoted from Thai fabricators from a similar project. The supply rate includes provisions for steel supply, shop drawings, shop fabrication, painting and freight to site. Estimates for the installation costs of structural steel are based on estimates of erection hours and the SMP gang rate. PLATEWORK Quantities of steel required for custom designed platework was calculated using the 3D models. The cost items for platework includes plate thicknesses of <10mm, 12-20mm and floor plate of 6mm and also allowances for Bisalloy or rubber lining where applicable. Unit rates for platework were provided by Thai fabricators as is described for structural steel. TANKAGE Quantities of steel required for custom designed tankage were quantified by structural engineers using TTP standard spread sheets to determine the required tank shell and base thickness in accordance with the provisions of API 650. This includes allowances for the mass of steel for shell plates, top rings, and base plates. Unit rates for supply and installation of tankage were based on Thai fabricated steel using the same methodology as is described for structural steel. There are two classes of tankage allowed for in the CCE including shop fabricated and site erected tanks (assumed to be greater than 7m in diameter). PIPING The estimate for the supply and installation of process piping was factored based on a percentage of the supplied mechanical equipment price, assessed on an area by area basis. These percentages were based on in-house and industry typical piping allowances for similar gold plants. These factors were validated with values reported in published guidelines.

NI 43-101 Technical Report Vista Gold Corp. 50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia Mt Todd Gold Project Tetra Tech October 2019 292 ELECTRICAL The estimate for the supply and installation of electrical components for the process plant was factored based on a percentage of the total Mechanical Equipment supply and installation cost. These percentages were based on in-house and industry typical electrical allowances for similar gold plants. INSTRUMENTAL AND CONTROL The estimate of Instrumentation and Control costs for the 50,000 tpd gold plant was up-scaled by 30% from an estimate for the supply and installation of the Instrumentation and Process Control System from preliminary P&IDs and equipment lists for a highly automated 33,000 tpd gold plant with all field instruments marshalled to remote Input / Output (I/O) cabinets. 21.1.2.7 Indirect Costs CONSTRUCTION CAMP An estimate of the construction facilities was developed from previous project experience for the various scopes of work. This includes a breakdown of costs for contractor preliminaries, transportable building (supply and install) and establishing the infrastructure, power supply, communications and water supply. It also includes allowances for removal of the infrastructure following completion. Provisions were made for the operation of the camp based on a man-day rate. The man-day rate applied is based on budget enquiries for appropriate contractors. EPCM SERVICES Engineering, drafting and documentation functions are task and deliverable related. Hence, their estimates were based on task and deliverable identification with time estimates based in industry experience. Procurement activities were estimated from hours related to purchasing, expediting, inspection and transport functions derived by time involvements, and then checked against industry experience. Management, administrative and project engineering functions are mostly time-related and were assessed by title, rate and man-months of key personnel and other staff proposed. To the extent possible, site office items were detailed and estimated on an item-by-item basis. Management, supervisory and administrative staffing were estimated on an hours basis. EXTERNAL CONSULTANTS AND TESTING Cost allowances for Environmental, Human Resources and Industrial Relations, and Health and Safety consultants are based on industry experience of required manning and market contract values. OTHER INDIRECT COSTS The following costs were calculated based on industry validated percentages of the total direct costs of the Project: „ Owners engineering / management; „ License, fees and legal costs; „ Project insurances; and „ Pre-production labor.

NI 43-101 Technical Report Vista Gold Corp. 50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia Mt Todd Gold Project Tetra Tech October 2019 293 The following costs were calculated based on industry validated percentages of the mechanical equipment supply cost for the Project: „ Commissioning Expenses; „ Capital Spares; and „ Stores and Inventories. 21.1.2.8 Contingency Provision The contingency provision is an allowance added to an estimate to provide for costs which cannot be estimated due to inadequate information, but which are known to be implicit in the scope. The contingency provision represents costs which are expected to be incurred to complete the project and must be regarded as part of the total funds placed under the direct control of the project manager. The contingency provision includes an allowance for: „ Unidentified items not included in the quantity calculations or equipment lists, due to lack of knowledge, but implicit in the scope. „ Small changes, arising from detailed design, which normally occur during the course of the project, as knowledge becomes firmer. „ Design Omissions. Changes in concept, scope or production rates which depart from those on which the estimate has been based require a new estimate. These changes are not allowed for in the contingency. 21.1.3 Power Plant (POWER Engineers) Please note that this Section describes costs in Australian Dollars (AUD). Estimated capital costs compiled for this study cover direct and indirect costs of power station construction including equipment quoted from suppliers, material quantities estimated from the preliminary design, and installation labor and supervision with local material and labor costs applied to those estimates. Power plant estimated capital costs are shown in Table 21-9 in Australian dollars. Table 21-9: Estimated Power Station Installed Capital Cost Summary (AUD) 69.6 MW (Seven Reciprocating Engines) (AUD) Reciprocating Engines $32,705,556 BOP Equipment $10,448,551 Mechanical, Civil, & Electrical Direct Costs $48,650,267 Engineering Fees $6,944,444 Contractor’s Fees $6,002,083 Taxes, and Other Indirect Costs $10,938,749 Total Installed Costs AUD $115,689,650 Capital Cost per Net Installed Capacity AUD/kW $1,624

NI 43-101 Technical Report
50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia
Vista Gold Corp.
Mt Todd Gold Project

21.1.4 Mine Dewatering (Tetra Tech)

Mine dewatering capital costs are based on direct vendor quotes or Tetra Tech in-house estimates and include 5% indirect costs.

Table 21-10: Estimated Mine Dewatering Capital Cost Summary (US$000s)

WBS No.	Description	Initial Capital (US$000s)	Sustaining Capital (US$000s)	Total Capital (US$000s)
2501	PPD Dewatering	$532	$0	**532**
2502	Self-Priming Pump on Pontoon	$0	$0	**0**
2503	Pump	$50	$299	**349**
2504	Piping in Pit	$74	$114	**188**
2505	Piping from Pit to PWP	$287	$0	**287**
2506	Electrical	$27	$41	**68**
2507	Indirects	$16	$19	**35**
	2500 Mine Dewatering/Drainage	$987	$473	**1,459**

21.1.5 Reclamation and Closure (Tetra Tech)

Costs for reclaiming major facilities at the Project were estimated using closure material quantities based on ultimate designs and following the closure plans discussed above. Capital costs for reclamation are estimated at US$138 million for LoM.

Table 21-11: Estimated Reclamation Capital Cost Summary (US$000s)

WBS No.	Description	Initial Capital (US$000s)	Sustaining Capital (US$000s)	Total Capital (US$000s)
2901	Heap Leach Pad	$0	$1,009	**1,009**
2902	Low Grade Ore Stockpile	$103	$645	**747**
2903	TSF 1	$0	$28,875	**28,875**
2904	TSF 2	$0	$32,991	**32,991**
2905	WRD (GCL Cover)	$0	$36,163	**36,163**
2906	Process Plant Area	$0	$8,555	**8,555**
2907	Soil Stockpiles	$0	$226	**226**
2908	Mine Roads	$0	$397	**397**
2909	Batman Pit	$0	$1,131	**1,131**
2910	Passive Treatment Systems	$0	$3,722	**3,722**
2911	Indirect Costs	$21	$24,393	**24,415**
	2900 Mine Closure	$124	$138,108	**138,232**

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NI 43-101 Technical Report
50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia
Vista Gold Corp.
Mt Todd Gold Project

21.1.6 Water Treatment Plant (Tetra Tech)

Water treatment plant capital costs are based on direct vendor quotes or Tetra Tech in-house estimates, initial capital costs are estimated at US$14.7 million and no sustaining capital improvements are expected.

Table 21-12: Estimated Water Treatment Plant Capital Cost Summary (US$000s)

WBS No.	Description	Initial Capital (US$000s)	Sustaining Capital (US$000s)	Total Capital (US$000s)
4111	Earthwork	$493	$0	**$493**
4112	Concrete	$227	$0	**$227**
4113	Building	$1,411	$0	**$1,411**
4114	Equipment	$7,111	$0	**$7,111**
4115	Mechanical	$1,472	$0	**$1,472**
4116	Electrical and Instrumentation	$2,016	$0	**$2,016**
4117	Engineering Procurement	$192	$0	**$192**
4118	Construction Management	$403	$0	**$403**
	4110 Water Treatment Plant	**$14,746**	**$0**	**$14,746**

21.1.7 Raw Water Dam (Tetra Tech)

Raw water dam capital costs are based on direct vendor quotes or Tetra Tech in-house estimates, initial capital costs are estimated at US$2.5 million and no sustaining capital improvements are expected.

Table 21-13: Estimated Raw Water Dam Capital Cost Summary (US$000s)

WBS No.	Description	Initial Capital (US$000s)	Sustaining Capital (US$000s)	Total Capital (US$000s)
4121	Site & Foundation Prep	$682	$0	**$682**
4122	Embankment Construction	$886	$0	**$886**
4123	Relocate Outlet Downstream	$10	$0	**$10**
4124	Spillway Construction	$271	$0	**$271**
4125	Other Construction Costs	$296	$0	**$296**
4126	Pump Operation Cost	$0	$0	**$0**
4127	Engineering Procurement	$225	$0	**$225**
4128	Construction Management	$92	$0	**$92**
4129	Temporary Construction Facilities	$47	$0	**$47**
	4120 Raw Water Dam	**$2,509**	**$0**	**$2,509**

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NI 43-101 Technical Report
50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia
Vista Gold Corp.
Mt Todd Gold Project

21.1.8 Tailings Storage Facilities (Tetra Tech)

Tailings storage facility capital costs are based on direct vendor quotes or Tetra Tech in-house estimates. Initial capital costs are estimated at US$6.6 million with sustaining capital of US$85 million.

Table 21-14: Estimated Tailings Storage Facility Capital Cost Summary (US$000s)

WBS No.	Description	Initial Capital (US$000s)	Sustaining Capital (US$000s)	Total Capital (US$000s)
4410	TSF 1			
1	Site & Foundation Preparation	$491	$1,894	**$2,386**
2	Embankment Construction	$226	$4,509	**$4,735**
3	Downstream Embankment Toe Drain	$913	$0	**$913**
4	Tailings Delivery & Return Pipelines	$1,917	$186	**$2,103**
5	Return Water Ponds	$161	$0	**$161**
6	Diversion Channels	$0	$0	**$0**
7	Equipment Purchase	$1,312	$0	**$1,312**
8	Mobilization	$761	$898	**$1,660**
9	EPCM	$837	$988	**$1,826**
10	Instrumentation	$0	$175	**$175**
	4410 TSF 1	**$6,618**	**$8,651**	**$15,268**
4420	TSF 2			
1	Site & Foundation Preparation	$0	$12,754	**$12,754**
2	Underdrain Construction	$0	$1,218	**$1,218**
3	Downstream Toe Drain	$0	$588	**$588**
4	Embankment Construction	$0	$7,039	**$7,039**
5	Impoundment Liner	$0	$21,449	**$21,449**
6	Overdrain & Reclaim Sump/Pond Construction	$0	$1,689	**$1,689**
7	Tailings Delivery & Return Pipelines	$0	$6,200	**$6,200**
8	Surface Water Management	$0	$1,245	**$1,245**
9	Equipment Purchase	$0	$1,312	**$1,312**
10	Mobilization	$0	$7,371	**$7,371**
11	EPCM	$0	$8,108	**$8,108**
12	Instrumentation	$0	$280	**$280**
	4420 TSF 2	$0	$69,252	**$69,252**
	4400 Tailings Dam	**$6,618**	**$77,903**	**$84,521**

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NI 43-101 Technical Report
50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia
Vista Gold Corp.
Mt Todd Gold Project

21.2 Operating Costs

LoM operating costs requirements are estimated to be US$15.18/t-milled as summarized in **Table 21-15**.

Table 21-15: Estimated LoM Operating Costs (US$)

Description	US$/t-milled	US$/t-moved
OPEN PIT MINE		
Mine General Service	0.10	0.03
Mine Maintenance	0.11	0.03
Engineering	0.05	0.01
Geology	0.03	0.01
Drilling	0.77	0.23
Blasting	1.17	0.35
Loading	0.60	0.18
Hauling	2.74	0.83
Mine Support	0.43	0.13
Mine Dewatering	0.01	0.004
Open Pit Mine	**6.02**	**1.82**
CIP PROCESS PLANT		
Labor	0.79	-
3100-Crush/Screen/Stockpile	0.18	-
3200-Reclaim & HPGR	0.44	-
3300-Classification & Grinding	3.14	-
3400-Pre-Leach,Thick/Aeration/CIP	0.13	-
3500-Desorption, Gold Room	0.02	-
3600-Detox & Tailings Pumping	0.06	-
3700-Reagents	2.98	-
3800-Plant Services	0.04	-
Mining, Infrastructure & Misc	0.06	-
General Consumables	0.01	-
Plant Mobile Equipment	0.01	-
Plant Gas Consumption	0.03	-
CIP Process Plant	**7.88**	**-**
Project Services	$0.16	-
G&A	$1.11	-
Operating Costs	**$15.18**	**-**

Tetra Tech October 2019 297

NI 43-101 Technical Report Vista Gold Corp. 50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia Mt Todd Gold Project Tetra Tech October 2019 298 21.2.1 Mining (MDA) Annual mine operating costs have been estimated based on personnel requirements and equipment hourly costs. Table 21-16 summarizes annual mine operating costs before the allocation of capitalized mining (capitalized mining is included in Section 21.1.1 – Mining (MDA)). Costs are provided based on functionality (drilling, blasting, loading, hauling, support, mine general services, mine maintenance, engineering, and geology). The following subsections describe the operating cost estimate by functionality. Note that these costs are described before the allocation of costs to capital for pre-stripping, mining of waste for construction purposes, and mining and waste re-handle of material to be used for reclamation. The total average mining cost (open pit to primary crusher only) is estimated to be US$ 1.97/t mined (based on a net operating cost of US$ 1,436 million and 731 million tonnes). Operating costs shown in the economic model reflect operating costs after capitalization. 21.2.1.1 Drilling Costs The average life-of-mine drilling cost is estimated to be US$ 0.24/t mined after allocation of drilling costs for pre-stripping and tailings construction. This includes maintenance allocations based on MARC cost assumptions. 21.2.1.2 Blasting Costs The average life-of-mine blasting cost is estimated to be US$ 0.36/t mined. 21.2.1.3 Loading Costs The average life-of-mine loading cost is estimated to be US$ 0.20/t mined. The cost per tonne moved includes the re-handle of ore and waste from stockpiles at the end of the mine life. Maintenance costs assume the use of MARC costs provided by EMG LLC. 21.2.1.4 Haulage Costs The average life-of-mine haulage cost is estimated to be US$ 0.92/t mined. The cost per tonne moved includes re-handling of stockpiled ore and waste at the end of the mine life. Maintenance costs assume the use of MARC costs provided by EMG LLC. 21.2.1.5 Mine Support Costs Mine-support costs include the operation of all the mine-support equipment. The average life-of-mine support cost is estimated to be US$ 0.15/t mined. The cost per tonne moved includes support during re-handling of stockpiled ore and waste at the end of the mine life. Maintenance costs assume the use of MARC costs provided by EMG LLC. Support costs also include the costs to reinforce the eastern high wall in the ultimate pit with bolts and mesh.

NI 43-101 Technical Report Vista Gold Corp. 50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia Mt Todd Gold Project Tetra Tech October 2019 299 21.2.1.6 Mine Maintenance Costs Most maintenance will be done under a MARC cost structure for pre-production and the first two years of production. Beyond this it was assumed that Vista would take over all maintenance tasks. The vendor with the contract will be expected to supply mechanics and maintenance parts for major equipment repair. Costs associated with the contract have been included in the equipment hourly cost. Prior to the beginning of Year 3, the contractor will provide MARC services, Vista will employ one maintenance planner. After the beginning of Year 3, the MARC costs for the parts and labor were still used for maintenance cost estimates of mining equipment, but the anticipated overhead and profit of the contractor would be removed. For this reason, during Year 3 and beyond, the MARC costs were multiplied by 85%. It was assumed that this will require hiring of a maintenance foreman and an additional maintenance planner. Owner mine-maintenance costs have been included to cover items not covered by the MARC costs, as well as supervision. This includes salaries for a Maintenance Superintendent and Maintenance Planner to track costs associated with the contract. Tiremen will be hired by the owner to maintain all equipment tires, and servicemen will be hired to keep equipment fueled and lubricated. An allocation for shop laborers has been included for light maintenance of facilities. The average life-of-mine mine-maintenance cost is estimated to be US$ 0.04/t mined. This does not include the specific parts and labor allocations to individual equipment, as those costs are allocated to the equipment and the cost center for which the equipment is used. 21.2.1.7 Mine General Services, Engineering and Geology Costs Mine General costs include salaries for a Mine Manager, Mine Clerk, Shift Foremen, and trainers. Mine general costs also include an allocation for various supplies and office costs. Engineering and geology services are provided to maintain surveying, mine planning, and ore control for the operations. The average life-of-mine general services, Engineering, and Geology costs are estimated to be US$ 0.06/t mined.

NI 43-101 Technical Report
50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia
Vista Gold Corp.
Mt Todd Gold Project

Table 21-16: Estimated Annual Mine Operating Costs (US$)

	Units	Pre-Prod	Yr 1	Yr 2	Yr 3	Yr 4	Yr 5	Yr 6	Yr 7	Yr 8	Yr 9	Yr 10	Yr 11	Yr 12	Yr 13	Yr 14	Total
MINED TONNES																	
Ore to Mill	k tonnes	-	8,836	10,330	17,795	9,232	17,750	8,749	7,178	13,482	17,750	17,750	17,799	127	-	-	146,779
Ore to Stkpl	k tonnes	2,859	7,302	5,283	6,699	6,354	12,102	235	-	-	1,000	10,903	8,172	-	-	-	60,908
Total Ore Mined	k tonnes	2,859	16,138	15,613	24,495	15,586	29,852	8,984	7,178	13,482	18,750	28,653	25,970	127	-	-	207,687
Re-handle Ore	k tonnes	-	3,625	7,420	3	8,518	-	9,001	10,620	1,647	-	-	-	17,623	15,805	-	74,262
Re-handle Waste	k tonnes	-	1,555	603	3,848	435	877	-	-	-	-	4,842	6,253	1,171	1,480	7,256	28,324
Re-handle Sorter Rejects	k tonnes	-	-	-	-	-	-	-	-	-	-	-	-	-	-	20,769	20,769
Waste to Dumps	k tonnes	8,802	10,498	47,536	32,880	76,531	58,085	87,011	68,218	56,598	42,935	29,747	4,148	-	-	-	522,990
Total Tonnes Mined	k tonnes	11,661	26,636	63,149	57,375	92,117	87,937	95,995	75,396	70,080	61,685	58,400	30,119	127	-	-	730,677
Total Tonnes Moved	k tonnes	11,661	31,816	71,172	61,226	101,070	88,814	104,996	86,016	71,727	61,685	63,242	36,372	18,921	17,285	28,025	854,032
Strip Ratio	w:o	3.08	0.65	3.04	1.34	4.91	1.95	9.69	9.50	4.20	2.29	1.04	0.16	-			2.52
Mined Waste to Construction	k tonnes	675	150	6,381	1,956	3,741	1,820	4,275	3,218	6,592	-	1,496	24	-			30,328
Mined Material for Pre-Production	k tonnes	122	-	-	-	-	-	-	-	-	-	-	-	-	-	-	122
Mined Waste for Closure	k tonnes	-	-	-	-	-	-	-	-	-	-	-	-	-	1,480	7,256	8,740
Net Tonnage Mined	**k tonnes**	**10,864**	**28,041**	**57,371**	**59,266**	**88,811**	**86,994**	**91,720**	**72,178**	**63,488**	**61,685**	**61,746**	**36,348**	**1,298**	**-**	**-**	**719,811**
MINING COSTS																	
Mine General Service	K USD	$ 689	$ 1,611	$ 1,618	$ 1,705	$ 1,966	$ 1,966	$ 1,966	$ 1,971	$ 1,966	$ 1,966	$ 1,966	$ 1,615	$ 1,257	$ 1,225	$ 919	$ 24,402
Mine Maintenance	K USD	$ 796	$ 1,592	$ 1,592	$ 2,138	$ 2,198	$ 2,198	$ 2,198	$ 2,204	$ 2,198	$ 2,198	$ 2,198	$ 2,204	$ 2,198	$ 1,380	$ 1,093	$ 28,381
Engineering	K USD	$ 348	$ 912	$ 912	$ 915	$ 912	$ 912	$ 912	$ 915	$ 912	$ 912	$ 912	$ 915	$ 502	$ 678	$ 376	$ 11,946
Geology	K USD	$ 316	$ 628	$ 628	$ 629	$ 628	$ 628	$ 628	$ 629	$ 628	$ 628	$ 628	$ 629	$ 628	$ 195	$ 38	$ 8,087
Drilling	K USD	$ 2,805	$ 8,094	$ 15,344	$ 14,784	$ 19,926	$ 21,416	$ 19,657	$ 15,465	$ 15,475	$ 14,793	$ 15,814	$ 9,858	$ 139	$ 0	$ 0	$ 173,570
Blasting	K USD	$ 4,294	$ 10,852	$ 22,473	$ 21,674	$ 31,737	$ 32,085	$ 32,198	$ 25,395	$ 24,437	$ 22,344	$ 22,451	$ 13,119	$ 460	$ 0	$ 0	$ 263,518
Loading	K USD	$ 2,127	$ 6,058	$ 13,229	$ 10,612	$ 17,288	$ 15,051	$ 18,054	$ 15,206	$ 12,187	$ 10,624	$ 10,968	$ 6,585	$ 3,383	$ 3,140	$ 4,882	$ 149,394
Hauling	K USD	$ 5,183	$ 17,928	$ 41,984	$ 40,377	$ 63,515	$ 65,485	$ 69,394	$ 71,253	$ 77,754	$ 75,383	$ 77,008	$ 41,148	$ 6,400	$ 6,133	$ 10,623	$ 669,572
Mine Support	K USD	$ 2,642	$ 5,062	$ 6,756	$ 7,044	$ 7,264	$ 8,046	$ 11,867	$ 11,113	$ 10,951	$ 10,357	$ 9,333	$ 6,204	$ 3,846	$ 3,811	$ 2,836	$ 107,131
Total Mine Cost	**K USD**	**$ 19,201**	**$ 52,736**	**$ 104,540**	**$ 99,889**	**$ 145,431**	**$ 147,816**	**$ 156,852**	**$ 144,128**	**$ 146,535**	**$ 139,241**	**$ 141,292**	**$ 82,270**	**$ 18,826**	**$ 16,576**	**$ 20,748**	**$ 1,436,096**
MINE COST PER TONNE MINED																	
Mine General Service	$ /t	$ 0.06	$ 0.06	$ 0.03	$ 0.03	$ 0.02	$ 0.02	$ 0.02	$ 0.03	$ 0.03	$ 0.03	$ 0.03	$ 0.05	$ 9.88	$ 0	$ 0	$ 0.03
Mine Maintenance	$ /t	$ 0.07	$ 0.06	$ 0.03	$ 0.04	$ 0.02	$ 0.02	$ 0.02	$ 0.03	$ 0.03	$ 0.04	$ 0.04	$ 0.07	$ 17.29	$ 0	$ 0	$ 0.04
Engineering	$ /t	$ 0.03	$ 0.03	$ 0.01	$ 0.02	$ 0.01	$ 0.01	$ 0.01	$ 0.01	$ 0.01	$ 0.01	$ 0.02	$ 0.03	$ 3.95	$ 0	$ 0	$ 0.02
Geology	$ /t	$ 0.03	$ 0.02	$ 0.01	$ 0.01	$ 0.01	$ 0.01	$ 0.01	$ 0.01	$ 0.01	$ 0.01	$ 0.01	$ 0.02	$ 4.94	$ 0	$ 0	$ 0.01
Drilling	$ /t	$ 0.24	$ 0.30	$ 0.24	$ 0.26	$ 0.22	$ 0.24	$ 0.20	$ 0.21	$ 0.22	$ 0.24	$ 0.27	$ 0.33	$ 1.09	$ 0	$ 0	$ 0.24
Blasting	$ /t	$ 0.37	$ 0.41	$ 0.36	$ 0.38	$ 0.34	$ 0.36	$ 0.34	$ 0.34	$ 0.35	$ 0.36	$ 0.38	$ 0.44	$ 3.62	$ 0	$ 0	$ 0.36
Loading	$ /t	$ 0.18	$ 0.23	$ 0.21	$ 0.18	$ 0.19	$ 0.17	$ 0.19	$ 0.20	$ 0.17	$ 0.17	$ 0.19	$ 0.22	$ 26.61	$ 0	$ 0	$ 0.20
Hauling	$ /t	$ 0.44	$ 0.67	$ 0.66	$ 0.70	$ 0.69	$ 0.74	$ 0.72	$ 0.95	$ 1.11	$ 1.22	$ 1.32	$ 1.37	$ 50.34	$ 0	$ 0	$ 0.92
Mine Support	$ /t	$ 0.23	$ 0.19	$ 0.11	$ 0.12	$ 0.08	$ 0.09	$ 0.12	$ 0.15	$ 0.16	$ 0.17	$ 0.16	$ 0.21	$ 30.25	$ 0	$ 0	$ 0.15
Total Mine Cost	**$ /t**	**$ 1.65**	**$ 1.98**	**$ 1.66**	**$ 1.74**	**$ 1.58**	**$ 1.68**	**$ 1.63**	**$ 1.91**	**$ 2.09**	**$ 2.26**	**$ 2.42**	**$ 2.73**	**$ 147.97**	**$ 0**	**$ 0**	**$ 1.97**

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Vista Gold Corp.
Mt Todd Gold Project

21.2.2 Mine Dewatering (Tetra Tech)

Operating costs are related to power consumption of pumps; labor is excluded, as supervision of the dewatering system is planned for existing mine or environmental staff and will not require dedicated personnel. Mine dewatering estimated operating costs average US$0.012/t-milled.

21.2.3 CIP Process and G&A (TTP)

Please note that this Section describes costs in Australian Dollars (AUD).

Overall the approach taken for the PFS operating cost estimate establishment was to perform the estimates at a FS level of detail, leading to a higher than usual level of detail presented for the Technical Report. This approach was deliberately adopted to minimize rework during the FS stage, with additional information expected to be limited to the use of improved accuracy quotes for the FS cost estimate.

Final plant operating cost estimates issued for the Technical Report were AUD217 million per year, giving a cost of AUD 12.24/t treated as shown in **Table 21-17.**

21.2.3.1 Cost Distribution

The distribution of operating costs was not unexpected for large scale gold operations, with the five main operating cost expenditures in descending order being:

- Reagents and Consumables;
- Power;
- Labor;
- Maintenance; and
- G&A.

Items of expenditure higher than normally expected for gold mining operations related specifically to:

- Ore hardness, and included consumables (mill media) and power consumption; and
- High volume / low grade ore treatment schedule and related predominantly to reagents.

Table 21-17: Estimated Plant Operating Costs (@ Steady State) (AUD)

Cost Center	Operating Cost			
	AUD/ a	AUD/ t	AUD/oz	%
LABOR				
Total	**28,640,000**	**1.61**	**63.83**	**13.2%**
TRANSPORT & ACCOMMODATION				
Total	**1,810,000**	**0.10**	**4.03**	**0.8%**
POWER				
Processing Plant	48,170,000	2.71		
Miscellaneous	570,000	0.03		
Total	**48,740,000**	**2.75**	**108.63**	**22.4%**

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Vista Gold Corp.
Mt Todd Gold Project

Cost Center		Operating Cost			
		AUD/ a	AUD/ t	AUD/oz	%
FUEL					
Vehicles		420,000	0.02		
Plant Gas		710,000	0.04		
Total		**1,130,000**	**0.06**	**2.52**	**0.5%**
MAINTENANCE					
Fixed Plant		11,370,000	0.64		
Mobile Equipment		150,000	0.01		
Total		**11,520,000**	**0.65**	**25.67**	**5.3%**
REAGENTS & CONSUMABLES					
Reagent		75,810,000	4.27		
Consumables		45,860,000	2.58		
Total		**121,670,000**	**6.85**	**271.16**	**56.0%**
EQUIPMENT HIRE					
Total		**0**	**0.00**	**0.00**	**0.0%**
PRODUCT TRANSPORT					
Total		**0**	**0.00**	**0.00**	**0.0%**
CONTRACT – GENERAL EXPENSES					
GENERAL CONSUMABLES		260,000	0.01		
CONTRACT EXPENSES		910,000	0.05		
GENERAL EXPENSES		2,530,000	0.14		
MINING CONTRACT		0	0.00		
Total		**3,700,000**	**0.21**	**8.25**	**1.7%**
TOTAL	**AUD**	**217,210,000**	**12.24**	**484.09**	**100%**

21.2.3.2 Labor

Estimated labor costs were developed by a build-up of base labor rates, on-costs and required work force numbers.

Workforce numbers were developed using a bottom-up approach by assessing requirements in each area, and in consultation with Vista personnel, adjusting for areas specific to Mt Todd requirements.

Labor rates were initially taken as the TTP standard rates (actual operating mine data from 2010), but were subsequently adjusted up by 7% in consultation with Vista. A review was conducted by recruitment consultant Michael Page, which indicated labor rates for 4 out of the 154 categories presented required an upwards adjustment.

Labor rates have since been revised, based on recently completed projects (2017 & 2018/19) and industry consultation.

Tetra Tech October 2019 302

NI 43-101 Technical Report Vista Gold Corp. 50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia Mt Todd Gold Project Tetra Tech October 2019 303 The whole site labor force was presented in the TTP operating cost analysis to ensure that there was some consistency in labor rates across the board, however mining and mining related labor costs were not included in the TTP operating cost estimate as these costs were ultimately in the domain of the mining consultant MDA’s operating cost schedule. Final process plant and general and administrative (G&A) labor cost estimates issued for the Technical Report were AUD28.64 million per year. 21.2.3.3 Transport and Accommodation ACCOMMODATION COST DEVELOPMENT Taking on board the Vista model for labor force accommodation of a workforce self-funded housing scheme based in Katherine and Pine Creek, the requirements for on-going use of any camp post the construction period was estimated as follows: „ Accommodation allowance to cover personnel recruitment, assuming a 20% turnover of the entire workforce annually, and assuming these personnel would consist of a four unit family requiring accommodation in the camp for an average of 2 months before sourcing their own accommodation. This provided an estimated requirement for 54 rooms in the camp per annum. „ Accommodation for contractors flying to site, largest of which would predominantly consist of the mill reline crew. Assuming a nominal sum of 10 other contractors throughout the year, and assuming these could be staggered to require accommodation for periods other than during mill relines, gave an estimated requirement for an additional 18 rooms. „ Accommodation for miscellaneous visitors, etc. where accommodation for whatever reason could not be mutually exclusive with mill relines provided a nominal requirement for 7 rooms. „ For the total on-going accommodation estimate of 69 rooms per annum, a requirement for 70 rooms was anticipated. An allowance of AUD62.99 per man per day was made for a continuation of the partial construction camp. TRANSPORT COST DEVELOPMENT Using the numbers developed for the accommodation requirement, flights to Darwin from Perth were estimated at 225 return flights per annum. Allowing a 42% / 17% / 42% split between Low, Shoulder and High seasons respectively, and assuming all flights were at fully flexible fares provided the basis for annual flight expenditures. TRANSPORT AND ACCOMMODATION COSTS Final transport and accommodation cost estimates issued for the Technical Report were AUD1.810 million per year.

NI 43-101 Technical Report Vista Gold Corp. 50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia Mt Todd Gold Project Tetra Tech October 2019 304 21.2.3.4 Power Requirements Power usage was developed by a combination of methods, namely: „ Significant power consuming items had power consumptions calculated from base formulae and models, and included the following items: ⎯ Primary crusher; ⎯ Secondary crushers; ⎯ Ball mills; ⎯ Secondary Mills; and ⎯ HPGR Units. „ For smaller or steady state power consumers the power consumed was calculated as a factor of installed power, with the factor varying on known vendor motor oversizing propensities. „ Nominal allowances were made for some areas where actual installed power was estimated based on usual loads for such duties, and included items such as the air conditioners, lighting and small power, etc. The total estimated power consumption is approximately 649 GWh/year. 21.2.3.5 Fuel Fuel consumption estimates were developed for each item of process plant mobile equipment, by estimating annual operating hours and using vendor documented or estimated fuel consumptions for each equipment item. Other plant items usually consuming fuel, namely power generation, product drying, borefield, etc. were all zero for the Mt Todd proposed operating plant. 21.2.3.6 Maintenance Maintenance costs were developed by applying factors to FIS equipment costs for each of the two OPEX cases. The TTP maintenance cost estimating methodology is consistent with that of the Australasian Institute of Mining and Metallurgy (Cost Estimation Handbook for the Australian Mining Industry, AUSIMM, 1993). TTP factors have been developed over a period of time and fall within the AUSIMM guidelines. Large wear items (crusher wear liners, ball mill lifters / liners) were identified and listed separately in the consumables section. An additional allowance of 1.5% was applied across the site equipment to allow for sustaining capital expenditure. Maintenance cost estimates issued for the Technical Report were AUD11.520 million per year. 21.2.3.7 Reagents Reagent costs were estimated by applying the ALS-determined consumption rates with a quoted cost of delivered reagents to site. Instances where consumption rates were altered from the original ALS testwork or previous assumptions included: „ Consumption of carbon was increased from 15 g/t to 20g/t based on industry experience.

NI 43-101 Technical Report Vista Gold Corp. 50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia Mt Todd Gold Project Tetra Tech October 2019 305 „ Flocculant consumption was changed to 40 g/t for the Pre-Leach thickener based on recent test work. „ Sodium Cyanide changed to 876 g/t (leach feed) and Quick Lime increased to 2,800 g/t (leach feed) based on recent test work and the removal of the tailing’s thickener. Reagent prices were obtained from quotes from relevant suppliers. For the Technical Report only one vendor quote for the majority of reagents was available, with multiple additional quotes still pending. Multiple suppliers were engaged for the highest expenditure reagent (sodium cyanide), with an Australian supplier chosen as the most cost-effective supplier. Further price sourcing from overseas suppliers was on- going at the time of writing. Transport costs of reagents to site were sourced from reagent suppliers, in addition to an independent quote from a transport agency. The cheapest of the quotes for delivery from Darwin to Katherine was chosen as the cost to be used in the Technical Report, in this case it was from Seatram. Reagent cost estimates issued for the Technical Report were AUD75.810 million per year. 21.2.3.8 Consumables Consumable costs were estimated by calculating or estimate consumable consumption rates coupled with quotes or estimates for unit prices. Consumption of mill balls was estimated by the selected mill vendor and based on the ore abrasion index, and since this item was one of the largest expenditures in the consumable category three quotes were received, with the most cost effective being Shandong Humain (China) Where possible, transport costs were sourced from suppliers, however if they were not provided costs were sourced from other quotes. The quote from Shandong Huamin only included shipping to Darwin. Transport costs from Darwin to Katherine were sourced from the Molycorp quote. In some instances where vendor advice was not received in a timely fashion, consumable quotes were scaled from previous studies. Consumable cost estimates issued for the Technical Report were AUD45.860million per year. 21.2.3.9 Equipment Hire The Vista requirement to minimize upfront capital costs was used as the basis to initially assume all process plant mobile equipment, all process plant light vehicles and general site vehicles (ambulance, bus, coaches, etc.) would be hired or leased rather than purchased outright. The overall cost effectiveness of the lease decision was further analyzed with the ultimate decision to purchase the vehicles outright. Consequently, the equipment hire operating costs reverted to zero, with the purchase costs then added to the capital costs. With all plant vehicles then treated as fully owned, an allowance was added for vehicle maintenance.

NI 43-101 Technical Report Vista Gold Corp. 50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia Mt Todd Gold Project Tetra Tech October 2019 306 21.2.3.10 Contract/General Expenses TTP standard factors were used for general expenses and general consumables, some items of which are a standard allowance and others which are linked to site personnel numbers (clothing, medical supplies, etc.). General expenses and consumables allowed for included: „ General Consumables; Office and General Supplies, Tools and Equipment, Communications Maintenance Materials, Sampling and Analysis Consumables „ Contract Expenses; Environmental Monitoring Costs, Contracting Electrical Expenses „ General Expenses; Emergency Supply, Personnel Recruitment, Legal/Compliance, Office Communications, Safety Supplies TTP’s standard allowances were included for contract expenses, with the adjustments specific for Mt Todd including: „ Additional allowances for environmental monitoring costs as advised by Vista „ Additional contract electrical costs to allow for the complexity of interaction and maintaining dual source High Voltage power supplies General / Contract Expenses in addition to General Consumables cost estimates issued for the Technical Report were $3.700 million per year. 21.2.4 Power Plant (POWER Engineers) Please note that this Section describes costs in Australian Dollars (AUD). 21.2.4.1 Fuel Costs Fuel cost analysis is based on baseload operation of the power station calculated using generating equipment Higher Heating Value (HHV) heat rates operating at the manufacturer standard conditions (37°C and 38% relative humidity). Table 21-18 lists the fuel gas requirements for the Jenbacher J920 reciprocating engines. Table 21-18: Estimated Fuel Cost Summary (AUD) Description GE Jenbacher J920 (Seven) (AUD) Gross Output (kW) 72,709 Net Output (kW) 71,255 Plant Required Average Output (kW) 69,664 Auxiliary Loads (kW) 1,454 Availability 99.9% HHV Net Heat Rate (kJ/kWh) 8,961 Thermal Efficiency 44.47% Annual Fuel Gas Consumption (GJ/yr) 5,253,349

NI 43-101 Technical Report
50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia
Vista Gold Corp.
Mt Todd Gold Project

Description	GE Jenbacher J920 (Seven) (AUD)
Annual Fuel Cost for Base Load (AUD/yr)	$36,773,445
Pipeline toll fees (AUD/yr)	$3,152,010

More than 80% of the costs associated with the power station operation can be attributed to fuel costs with the remainder being scheduled maintenance and replacement parts. Properly maintained reciprocating gas engines can operate up to 80,000 hours (approximately 9 years) between major engine block overhauls with annual inspections and general maintenance. Annual maintenance and inspections consist of functional checks and parts replacement of the lubricating oil and filters, inlet air filters, combustion system (spark plugs), and cooling system inspection. Minor maintenance occurs at the 20,000- and 40,000-hour intervals. Minor maintenance consists of inspection and possible replacement of bearings, cylinder heads/liners, pistons, couplings, and turbocharger components. It is anticipated that engine maintenance will be sequenced such that only a single engine is down at any time for maintenance to avoid plant disruption.

Operating costs include a minimal staff dedicated to the power station and will be based in the Administration Building. Personnel staff will consist of three swing shifts, at two operators per 12-hour shift, with a mechanic and instrumentation/electrical technician on one shift per day. One of the day shift operators can also serve as the control room manager. Labor rates are provided by Vista and include 27% salary on-costs. Plant personnel costs are shown in **Table 21-19**.

Table 21-19: Estimated Personnel Costs, Power Plant (AUD)

	Annual Salary (AUD)	Number on Staff
Power & Water Superintendent	$193,040	1
Power Station Operator	$115,570	5
Instrumentation/Electrical Technician	$154,940	1
Mechanic	$154,940	1
Total	**$1,080,770**	**8**

Table 21-20 lists the annual operating costs for the GE Jenbacher J920 gas engines to generate a nominal net output of 69.6MW, as required by the 50,000 tpd operation for the 20-year life of the mining project. This estimate includes operating overhead personnel to meet the mine's base power demand. Engine maintenance costs are estimated to be AUD0.0129 AUD/kWh, which are typical costs for reciprocating engine maintenance with a full maintenance contract (NREL, GRI, 2013). In addition, the engine maintenance costs include the cost associated with purchasing power from the utility grid during engine maintenance downtime. The power plant was estimated on a 20-year life to account for pre-production, production, and closure operations, which is approximately 19 years, and then rounded to 20 years of life to estimate the value for determination of sale at the planned end of mine life.

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Vista Gold Corp.
Mt Todd Gold Project

Table 21-20: Estimated Gas Turbine Maintenance Cost Schedule – 70MW (AUD)

Year	Engine Fuel Costs (AUD)	Engine Maintenance Costs (AUD)	On-Site Personnel (AUD)
1	$36,773,445	$13,584,342	$1,080,770
2	$36,773,445	$13,584,342	$1,080,770
3	$36,773,445	$13,584,342	$1,080,770
4	$36,773,445	$13,584,342	$1,080,770
5	$36,773,445	$13,584,342	$1,080,770
6	$36,773,445	$13,584,342	$1,080,770
7	$36,773,445	$13,584,342	$1,080,770
8	$36,773,445	$13,584,342	$1,080,770
9	$36,773,445	$13,584,342	$1,080,770
10	$36,773,445	$13,584,342	$1,080,770
11	$36,773,445	$13,584,342	$1,080,770
12	$36,773,445	$13,584,342	$1,080,770
13	$36,773,445	$13,584,342	$1,080,770
14	$36,773,445	$13,584,342	$1,080,770
15	$36,773,445	$13,584,342	$1,080,770
16	$36,773,445	$13,584,342	$1,080,770
17	$36,773,445	$13,584,342	$1,080,770
18	$36,773,445	$13,584,342	$1,080,770
19	$36,773,445	$13,584,342	$1,080,770
20	$36,773,445	$13,584,342	$1,080,770
Subtotal	***$735,468,900***	***$271,686,840***	***$21,615,400***
		TOTAL	**$1,028,771,140**

21.2.5 Water Treatment Plant (Tetra Tech)

Water treatment plant operating costs averaging US$0.09/t-milled.

21.2.6 Tailings Storage Facilities (Tetra Tech)

Tailings operating costs are estimated to average US$0.07/t-milled over the LoM. Tailings operating costs include shaping and compaction of the mine waste in the tailings embankments that hauled as a mining cost. Pumping and power costs for tailings facility operation are included in the Process Plant costing.

21.2.7 General & Administrative

G&A is estimated to be an average of US$1.11/t-milled over the LoM.

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Mt Todd Gold Project

22.0 ECONOMIC ANALYSIS

Project economics for the 50,000 tpd operation are based on inputs developed by MDA, TTP, POWER Engineers and Tetra Tech. Economic results presented in the report suggest the following conclusions, assuming a 100% equity project:

- Mine Life: 13 years;
- Pre-Tax NPV5%: US$1,440 million, IRR: 30.4%;
- After-tax NPV5%: US$823 million, IRR: 23.4%;
- Payback (After-tax): 2.9 years;
- NT Royalty Paid: US$473 million;
- Australian Income Taxes Paid: US$553 million; and
- Cash costs (including JAAC Royalty): US$645.14/oz-Au.

After-tax net present value (NPV) is US$823 million, discounted at 5%. The after-tax internal rate of return (IRR) for the Project is 23.4%.

Costs and economic results are presented in Q3 2019 U.S. dollars unless otherwise stated. No escalation has been applied to capital or operating costs. The 5% discount rate used is a gold industry norm.

Technical economic tables and figures presented in this volume require subsequent calculations to derive subtotals, totals, and weighted averages. Such calculations inherently involve a degree of rounding. Where these occur they are not considered to be material.

22.1 Principal Assumptions

Parameters used in the analysis are shown in **Table 22-1**. These parameters are based upon current market conditions, vendor quotes, design criteria developed by Vista and their consultants, and benchmarks against similar existing projects.

Table 22-1: TEM Principal Assumptions

Principal Assumptions	Unit	Parameter
Construction Period	Years	2
Commissioning & Ramp-Up	Years	0.5
Mine Life	Years	13
Closure Period	Years	4
Operating Days	Days / Year	355
Gold Price	US$	$1,350
JAAC Royalty	%	1%
Exchange Rate	AUD:US$	0.7:1
Diesel Fuel	AUD/L	$0.850
Natural Gas	AUD/GJ	$7.00
Electric Power – From Grid	AUD/kWh	$0.300
Electric Power – From Plant	AUD/kWh	$0.076

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The Project will commence at a production rate of 50,000 tpd. Fresh ore production will originate from the open pit mine and will be treated using conventional CIP technology. Once ore is exhausted from the pit, the reserves in the existing heap leach pad will then be processed.

Projected revenues from the sale of gold doré are based upon a market price of US$1,350/oz-Au. Vista has used indicative pricing from the Perth Mint for the sale of its product. It is too early to enter into definitive agreement with refiners as of the date of this Technical Report. However, refinery assumptions used in the technical economic model (TEM) are indicative of current refiner rates.

Refining costs are summarized in **Table 22-2** resulting in an all-in refining cost of US$3.22/Au-oz over the LoM.

Table 22-2: Estimated Refining Costs (US$)

Cost Component	Units	Cost (US$)
Refining Fee	$/oz	0.75
Gold Retention	% of gold sales	0.10%
Purchase Discount-Gold	$/oz	0.50
Assay Fee	$/oz	95.00
Environmental Fee	$/oz	50.00
Freight & Insurance	$/oz	0.20

The Project is subject to a 20% net value-based mineral royalty imposed by the Norther Territory Government and the Commonwealth corporate income tax based on 30% of taxable income. The NT Royalty is among deductions permitted in determining taxable income.

22.2 LoM Production

Ore will be mined using open pit mining methods. Production over the LoM is summarized in **Table 22-3**.

Table 22-3: LoM Ore Production

Production	kt	g/t	Contained Au (koz)
Waste	522,990	-	-
Ore	207,687	0.84	5,616
Heap Leach	13,354	0.54	232
Total Production*	**221,041**	**0.82**	**5,848**

**Total production excludes waste tonnes.*

The Project has been planned as an open-pit truck and shovel operation. Open pit ore totals 208 Mt grading 0.84 g/t and contains 5.6 Moz of gold. Open pit production will have a 2.5:1 strip ratio over the 13-year LoM. Upon completion of conventional mining, the existing heap leach pad will be processed.

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NI 43-101 Technical Report Vista Gold Corp. 50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia Mt Todd Gold Project Tetra Tech October 2019 311 Ore is planned to be processed in a large comminution circuit consisting of a gyratory crusher, two cone crushers, two HPGR crushers, and two primary ball mills followed by 10 FLS VXP mills for secondary grinding as discussed in Section 17.0 – Recovery Methods. Vista plans to recover gold in a conventional carbon-in- pulp (“CIP”) recovery circuit. Process recovery was determined based on ore types. Three ore types, sulfide, mixed, and oxide were identified for the open pit and will have recoveries of 92.9%, 91.8%, and 91.5%, respectively. The heap leach pad will have a recovery of 90.7%. An additional 1% for net solution loss is applied to all the deposits and heap leach which results in a LoM average recovery of 91.9%.

NI 43-101 Technical Report
50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia
Vista Gold Corp.
Mt Todd Gold Project

22.3 Capital Costs

LoM capital cost requirements are estimated at US$1,222 million as summarized in **Table 22-4**. Initial capital of US$826 million is estimated to be required to commence operations. Sustaining capital of US$397 million is required over the LoM and accounts for capitalized stripping in the open pit, mine equipment additions and replacements, and tailings dam raises.

Table 22-4: Estimated LoM Capital Costs (US$000s)

Area	Description	Cont. (%)	Initial Capital (US$000s)			Sustaining Capital (US$000s)			Total Capital (US$000s)		
			Estimate	Contingency	Total	Estimate	Contingency	Total	Estimate	Contingency	Total
2000	Mining	7.3%	$121,239	$5,720	**$126,958**	$406,347	$32,677	**$439,024**	$527,586	$38,396	**$565,982**
3000	Process Plant	13.9%	$366,693	$51,073	**$417,766**	$17,027	$2,222	**$19,249**	$383,720	$53,295	**$437,016**
4000	Project Services	10.0%	$109,204	$12,681	**$121,885**	$72,448	$5,455	**$77,903**	$181,651	$18,136	**$199,787**
5000	Project Infrastructure	13.2%	$26,160	$3,463	**$29,623**	$0	$0	**$0**	$26,160	$3,463	**$29,623**
6000	Permanent Accommodation	10.0%	$60	$6	**$66**	$0	$0	**$0**	$60	$6	**$66**
7000	Site Establishment & Early Works	11.4%	$17,537	$1,995	**$19,532**	$0	$0	**$0**	$17,537	$1,995	**$19,532**
8000	Management, Engineering, EPCM Svcs	11.8%	$82,058	$9,721	**$91,779**	$0	$0	**$0**	$82,058	$9,721	**$91,779**
9000	Pre-Production Costs	12.3%	$16,121	$1,982	**$18,102**	$0	$0	**$0**	$16,121	$1,982	**$18,102**
10000	Asset Sale	0.0%	$0	$0	**$0**	($139,631)	$0	**($139,631)**	($139,631)	$0	**($139,631)**
	Capital Cost	**11.6%**	**$739,072**	**$86,641**	**$825,712**	**$356,191**	**$40,354**	**$396,545**	**$1,095,263**	**$126,994**	**$1,222,257**

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22.3.1 2000 Mining

LoM capital cost requirements are estimated to value US$566 million with an initial cost of US$127 million as seen in **Table 22-25**.

Table 22-5: Estimated Mining Costs (US$000s)

Area	Description	Cont. (%)	Initial Capital (US$000s)			Sustaining Capital (US$000s)			Total Capital (US$000s)		
			Estimate	Contingency	Total	Estimate	Contingency	Total	Estimate	Contingency	Total
2000	MINING										
2100	Capitalized Mine Operating	10.0%	$19,201	$1,920	**$21,121**	$88,522	$8,852	**$97,374**	$107,722	$10,772	**$118,494**
2200	Mine Production Equipment	2.9%	$91,116	$2,629	**$93,745**	$196,415	$5,667	**$202,083**	$287,531	$8,296	**$295,827**
2300	Mine Support Facilities	9.0%	$8,762	$787	**$9,548**	$906	$81	**$988**	$9,668	$868	**$10,536**
2400	Mine Support Services	20.0%	$1,195	$239	**$1,434**	$0	$0	**$0**	$1,195	$239	**$1,434**
2500	Mine Dewatering/Drainage	15.0%	$858	$129	**$987**	$411	$62	**$473**	$1,269	$190	**$1,459**
2900	Mine Closure	15.0%	$108	$16	**$124**	$120,094	$18,014	**$138,108**	$120,201	$18,030	**$138,232**
	Mining	**7.3%**	**$121,239**	**$5,720**	**$126,958**	**$406,347**	**$32,677**	**$439,024**	**$527,586**	**$38,396**	**$565,982**

22.3.2 3000 Process Plant

Estimated CIP process plant capital costs are shown in **Table 22-6**. Initial capital totaling US$418 million is estimated to be required for the CIP process plant; a total capital of US$437 million is required.

Table 22-6: Estimated CIP Process Plant Capital Costs (US$000s)

Area	Description	Cont. (%)	Initial Capital (US$000s)			Sustaining Capital (US$000s)			Total Capital (US$000s)		
			Estimate	Contingency	Total	Estimate	Contingency	Total	Estimate	Contingency	Total
3000	PROCESS PLANT										
3100	Crushing & Screening	13.7%	$44,878	$6,141	**$51,019**	$2,168	$297	**$2,464**	$47,046	$6,438	**$53,483**
3200	Coarse Ore Stockpile, Reclaim, HPGR	13.9%	$84,151	$11,683	**$95,834**	$4,644	$645	**$5,288**	$88,794	$12,328	**$101,122**
3300	Classification & Grinding	12.3%	$96,862	$11,905	**$108,767**	$7,208	$886	**$8,094**	$104,069	$12,791	**$116,860**
3400	Pre-leach Thickening, Leach & CIP	12.7%	$59,623	$7,555	**$67,179**	$1,499	$190	**$1,689**	$61,122	$7,745	**$68,868**

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Area	Description	Cont. (%)	Initial Capital (US$000s)			Sustaining Capital (US$000s)			Total Capital (US$000s)		
			Estimate	Contingency	Total	Estimate	Contingency	Total	Estimate	Contingency	Total
3500	Desorption & Goldroom	13.4%	$8,067	$1,077	**$9,144**	$891	$119	**$1,010**	$8,958	$1,196	**$10,154**
3600	Detoxification & Tailings	15.3%	$7,765	$1,185	**$8,950**	$335	$51	**$386**	$8,100	$1,236	**$9,336**
3700	Reagents	10.0%	$10,317	$1,035	**$11,352**	$209	$21	**$230**	$10,526	$1,056	**$11,583**
3800	Process Plant Services	19.1%	$55,031	$10,491	**$65,521**	$74	$14	**$88**	$55,105	$10,505	**$65,609**
	Process Plant	**13.9%**	**$366,693**	**$51,073**	**$417,766**	**$17,027**	**$2,222**	**$19,249**	**$383,720**	**$53,295**	**$437,016**

22.3.3 4000 Project Services

Project services are estimated to have a LoM capital value US$200 million, with an initial capital value of US$122 million.

Table 22-7: Estimated Project Services Capital Costs (US$000s)

Area	Description	Cont. (%)	Initial Capital (US$000s)			Sustaining Capital (US$000s)			Total Capital (US$000s)		
			Estimate	Contingency	Total	Estimate	Contingency	Total	Estimate	Contingency	Total
4000	PROJECT SERVICES										
4100	Water Distribution & Water Treatment Plant	14.0%	$17,783	$2,486	**$20,269**	$0	$0	**$0**	$17,783	$2,486	**$20,269**
4200	Power Supply	11.6%	$81,679	$9,457	**$91,137**	$0	$0	**$0**	$81,679	$9,457	**$91,137**
4300	Communications	15.9%	$644	$102	**$746**	$0	$0	**$0**	$644	$102	**$746**
4400	Tailings Dams 1 & 2	7.5%	$6,154	$463	**$6,618**	$72,448	$5,455	**$77,903**	$78,602	$5,918	**$84,521**
4500	Waste Disposal	15.0%	$250	$37	**$287**	$0	$0	**$0**	$250	$37	**$287**
4600	Plant Mobile Equipment	5.0%	$2,693	$135	**$2,828**	$0	$0	**$0**	$2,693	$135	**$2,828**
4800	Fuel Storage & Distribution (Plant)	0.0%	$0	$0	**$0**	$0	$0	**$0**	$0	$0	**$0**
4900	Project Services - Closure	0.0%	$0	$0	**$0**	$0	$0	**$0**	$0	$0	**$0**
	Project Services	**10.0%**	**$109,204**	**$12,681**	**$121,885**	**$72,448**	**$5,455**	**$77,903**	**$181,651**	**$18,136**	**$199,787**

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22.3.4 5000 Project Infrastructure

The total project infrastructure is estimated to value US$30 million, which consists only of initial costs, no sustaining capital is expected. A detailed outline of costs is shown in **Table 22-8**.

Table 22-8: Estimated Project Infrastructure Capital Costs (US$000s)

Area	Description	Cont. (%)	Initial Capital (US$000s)			Sustaining Capital (US$000s)			Total Capital (US$000s)		
			Estimate	Contingency	Total	Estimate	Contingency	Total	Estimate	Contingency	Total
5000	PROJECT INFRASTRUCTURE										
5100	Site Preparation	13.8%	$17,997	$2,483	**$20,480**	$0	$0	**$0**	$17,997	$2,483	**$20,480**
5200	Support Buildings	10.1%	$4,256	$431	**$4,687**	$0	$0	**$0**	$4,256	$431	**$4,687**
5300	Access Roads, Parking & Laydown	10.0%	$740	$74	**$814**	$0	$0	**$0**	$740	$74	**$814**
5400	Heavy Lift Cranage	15.0%	$2,062	$309	**$2,371**	$0	$0	**$0**	$2,062	$309	**$2,371**
5500	TBA	0.0%	$0	$0	**$0**	$0	$0	**$0**	$0	$0	**$0**
5600	Bulk Transport	15.0%	$396	$59	**$455**	$0	$0	**$0**	$396	$59	**$455**
5700	Power Transmission	0.0%	$0	$0	**$0**	$0	$0	**$0**	$0	$0	**$0**
5800	Communications	15.0%	$710	$106	**$816**	$0	$0	**$0**	$710	$106	**$816**
	Project Infrastructure	**13.2%**	**$26,160**	**$3,463**	**$29,623**	**$0**	**$0**	**$0**	**$26,160**	**$3,463**	**$29,623**

22.3.5 6000 Permanent Accommodation

Total capital for Permanent Accommodations values at US$66 thousand as shown in **Table 22-9**.

Table 22-9: Estimated Permanent Accommodation Costs (US$000s)

Area	Description	Cont. (%)	Initial Capital (US$000s)			Sustaining Capital (US$000s)			Total Capital (US$000s)		
			Estimate	Contingency	Total	Estimate	Contingency	Total	Estimate	Contingency	Total
6000	PERMANENT ACCOMMODATION										
6100	Permanent Accommodation	10.0%	$60	$6	**$66**	$0	$0	**$0**	$60	$6	**$66**
	Permanent Accommodation	**10.0%**	**$60**	**$6**	**$66**	**$0**	**$0**	**$0**	**$60**	**$6**	**$66**

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22.3.6 7000 Site Establishment & Early Works

Site Establishment and early works capital costs are estimated to total US$20 million over the LoM as shown in **Table 22-10**. These costs occur in pre-production.

Table 22-10: Estimated Site Establishment & Early Works (US$000s)

Area	Description	Cont. (%)	Initial Capital (US$000s)			Sustaining Capital (US$000s)			Total Capital (US$000s)		
			Estimate	Contingency	Total	Estimate	Contingency	Total	Estimate	Contingency	Total
7000	SITE ESTABLISHMENT & EARLY WORKS										
7300	Construction Camp	11.4%	$17,537	$1,995	**$19,532**	$0	$0	**$0**	$17,537	$1,995	**$19,532**
7400	Dewatering	0.0%	$0	$0	**$0**	$0	$0	**$0**	$0	$0	**$0**
7500	Demolition & Removal	0.0%	$0	$0	**$0**	$0	$0	**$0**	$0	$0	**$0**
	Site Establishment & Early Works	**11.4%**	**$17,537**	**$1,995**	**$19,532**	**$0**	**$0**	**$0**	**$17,537**	**$1,995**	**$19,532**

22.3.7 8000 Management, Engineering, EPCM Services

Management, engineering, and EPCM services are estimated to value US$92 million. These costs are shown in **Table 22-11**.

Table 22-11: Estimated Management, Engineering, EPCM Services (US$000s)

Area	Description	Cont. (%)	Initial Capital (US$000s)			Sustaining Capital (US$000s)			Total Capital (US$000s)		
			Estimate	Contingency	Total	Estimate	Contingency	Total	Estimate	Contingency	Total
8000	MANAGEMENT, ENGINEERING, EPCM SVCS										
8100	EPCM Services	9.7%	$42,177	$4,076	**$46,253**	$0	$0	**$0**	$42,177	$4,076	**$46,253**
8200	External Consulting & Testing	20.0%	$840	$168	**$1,008**	$0	$0	**$0**	$840	$168	**$1,008**
8300	Commissioning	16.4%	$4,472	$734	**$5,206**	$0	$0	**$0**	$4,472	$734	**$5,206**
8400	Owner's Engineering & Management	12.9%	$30,547	$3,939	**$34,486**	$0	$0	**$0**	$30,547	$3,939	**$34,486**
8800	License, fees & Legal Services	20.0%	$2,011	$402	**$2,413**	$0	$0	**$0**	$2,011	$402	**$2,413**
8900	Project Insurance	20.0%	$2,011	$402	**$2,413**	$0	$0	**$0**	$2,011	$402	**$2,413**
	Management, Engineering, EPCM Svcs	**11.8%**	**$82,058**	**$9,721**	**$91,779**	**$0**	**$0**	**$0**	**$82,058**	**$9,721**	**$91,779**

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22.3.8 9000 Pre-Production Costs

Pre-production capital values US$18 million as shown in **Table 22-12.** This cost will occur pre-preproduction.

Table 22-12: Estimated Pre-Production Costs (US$000s)

Area	Description	Cont. (%)	Initial Capital (US$000s)			Sustaining Capital (US$000s)			Total Capital (US$000s)		
			Estimate	Contingency	Total	Estimate	Contingency	Total	Estimate	Contingency	Total
9000	PRE-PRODUCTION COSTS										
9100	PPD Labor	20.0%	$1,005	$201	**$1,206**	$0	$0	**$0**	$1,005	$201	**$1,206**
9200	Commissioning Expenses	25.0%	$2,011	$503	**$2,513**	$0	$0	**$0**	$2,011	$503	**$2,513**
9300	Capital Spares	15.0%	$7,101	$1,065	**$8,166**	$0	$0	**$0**	$7,101	$1,065	**$8,166**
9400	Stores & Inventory	15.0%	$1,420	$213	**$1,633**	$0	$0	**$0**	$1,420	$213	**$1,633**
9500	PPD Capitalized Operating	0.0%	$4,584	$0	**$4,584**	$0	$0	**$0**	$4,584	$0	**$4,584**
9600	Escalation & Foreign Currency Exchange	0.0%	$0	$0	**$0**	$0	$0	**$0**	$0	$0	**$0**
	Pre-Production Costs	**12.3%**	**$16,121**	**$1,982**	**$18,102**	**$0**	**$0**	**$0**	**$16,121**	**$1,982**	**$18,102**

22.3.9 1000 Asset Sale

Table 22-13 depicts a total capital value of US$140 million.

Table 22-13: Estimated Asset Sale (US$000s)

Area	Description	Cont. (%)	Initial Capital (US$000s)			Sustaining Capital (US$000s)			Total Capital (US$000s)		
			Estimate	Contingency	Total	Estimate	Contingency	Total	Estimate	Contingency	Total
10000	ASSET SALE										
10100	Mine	0.0%	$0	$0	**$0**	($52,926)	$0	**($52,926)**	($52,926)	$0	**($52,926)**
10200	Process Plant	0.0%	$0	$0	**$0**	($18,352)	$0	**($18,352)**	($18,352)	$0	**($18,352)**
10300	Power Plant (Sold to 3rd Party)	0.0%	$0	$0	**$0**	($68,352)	$0	**($68,352)**	($68,352)	$0	**($68,352)**
	Asset Sale	**0.0%**	**$0**	**$0**	**$0**	**($139,631)**	**$0**	**($139,631)**	**($139,631)**	**$0**	**($139,631)**

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22.4 Operating Costs

Estimated LoM operating costs are summarized in **Table 22-14**. The operating costs will average US$15.18/t-milled over the LoM.

Table 22-14: Estimated LoM Operating Costs (US$)

Description	US$/t-milled	US$/t-moved
OPEN PIT MINE		
Mine General Service	0.10	0.03
Mine Maintenance	0.11	0.03
Engineering	0.05	0.01
Geology	0.03	0.01
Drilling	0.77	0.23
Blasting	1.17	0.35
Loading	0.60	0.18
Hauling	2.74	0.83
Mine Support	0.43	0.13
Mine Dewatering	0.01	0.004
Open Pit Mine	**6.02**	**1.82**
CIP PROCESS PLANT		
Labor	0.79	-
3100-Crush/Screen/Stockpile	0.18	-
3200-Reclaim & HPGR	0.44	-
3300-Classification & Grinding	3.14	-
3400-Pre-Leach,Thick/Aeration/CIP	0.13	-
3500-Desorption, Gold Room	0.02	-
3600-Detox & Tailings Pumping	0.06	-
3700-Reagents	2.98	-
3800-Plant Services	0.04	-
Mining, Infrastructure & Misc	0.06	-
General Consumables	0.01	-
Plant Mobile Equipment	0.01	-
Plant Gas Consumption	0.03	-
CIP Process Plant	**7.88**	**-**
Project Services	$0.16	-
G&A	$1.11	-
Operating Costs	**$15.18**	**-**

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22.4.1 Open Pit Mining

Mining costs (including open pit mining, rehandle, and heap leach pad, but excluding capitalized preproduction mining costs) are shown in **Table 22-15**. Costs will average US$1.82/t-mined (US$6.02/t-milled) over the LoM. Hauling is the highest cost item, US$0.83/t-mined (US$2.74/t-milled). Hauling costs include transport of select mine waste to the TSF for embankment construction. Note also that unit costs per tonne milled include 13.4 Mt of heap leach ore which is not mined.

Table 22-15: Estimated Open Pit Operating Costs (US$)

Description	US$/t-mined	US$/t-milled	Total (US$000s)
Mine General Service	$0.03	$0.10	**$21,208**
Mine Maintenance	$0.03	$0.11	**$24,605**
Engineering	$0.01	$0.05	**$10,410**
Geology	$0.01	$0.03	**$7,181**
Drilling	$0.23	$0.77	**$170,765**
Blasting	$0.35	$1.17	**$259,224**
Loading	$0.18	$0.60	**$133,424**
Hauling	$0.83	$2.74	**$606,582**
Mine Support	$0.13	$0.43	**$94,880**
Subtotal	**$1.82**	**$6.01**	**$1,328,278**
Mine Dewatering	$0.004	$0.012	$2,698
Total Open Pit Mining	**$1.82**	**$6.02**	**$1,330,976**

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Mt Todd Gold Project

22.4.2 CIP Process Plant

CIP process plant operating costs averaging US$7.88/t-milled are shown in **Table 22-16**.

Table 22-16: Estimated CIP Process Plant Operating Costs (US$)

Description	US$/t-milled	Total (US$000s)
Labor	$0.79	$174,985
3100 – Crush/Screen/Stockpile	$0.18	$40,426
3200 – Reclaim & HPGR	$0.44	$96,902
3300 – Classification & Grinding	$3.14	$693,910
3400 – Pre-Leach, Thick/Aeration/CIP	$0.13	$28,863
3500 – Desorption, Gold Room	$0.02	$4,087
3600 – Detox & Tailings Pumping	$0.06	$12,856
3700 – Reagents	$2.98	$659,075
3800 – Plant Services	$0.04	$8,463
Mining, Infrastructure, & Misc	$0.06	$12,494
Generable Consumables	$0.01	$2,327
Plant Mobile Equipment	$0.01	$1,793
Plant Gas consumption	$0.03	$6,339
Total CIP Process Plant	**$7.88**	**$1,742,519**

22.4.3 Water Treatment Plant

Water treatment plant operating costs averaging US$0.09/t-milled are shown in **Table 22-17**.

Table 22-17: Estimated Water Treatment Plant Operating Costs (US$)

Description	US$/t-milled	Total (US$000s)
CHEMICALS		
Caustic	$0.000	$0
Chlorine	$0.000	$0
Citric Acid	$0.000	$0
Ferric Chloride	$0.015	$3,340
Ferrous Sulfate	$0.000	$0
Lime	$0.031	$6,919
Sodium Hydrosulfate	$0.002	$342
Sulfuric Acid	$0.005	$1,073

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Mt Todd Gold Project

Description	US$/t-milled	Total (US$000s)
POWER		
Electricity	$0.010	$2,285
LABOR		
Operator	$0.006	$1,302
Maintenance	$0.016	$3,455
Total Water Treatment Plant	**$0.085**	**$18,715**

22.4.4 Tailings

Tailings will average US$0.07/t-milled over the LoM as shown in **Table 22-18**. Tailings operating costs include shaping and compaction of the mine waste in the tailings embankments that hauled as a mining cost. Pumping and power costs for tailings facility operation are included in the Process Plant costing.

Table 22-18: Estimated Tailings Operating Costs (US$)

Description	US$/t-milled	Total (US$000s)
Labor	$0.032	$7,137
Equipment	$0.041	$9,155
Total Tailings	**$0.074**	**$16,291**

22.4.5 General & Administrative

G&A will average US$1.11/t-milled over the LoM as shown in **Table 22-19**.

Table 22-19: Estimated G&A Operating Costs (US$)

Description	US$/t-milled	Total (US$000s)
Labor, G&A	$0.456	$100,725
Expenses	$0.142	$31,331
Transport & Accommodation	$0.074	$16,450
Fleet Vehicles	$0.015	$3,403
Corporate Overhead	$0.427	$94,375
Total G&A	**$1.114**	**$246,285**

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Vista Gold Corp.
Mt Todd Gold Project

22.4.6 JAAC Royalty

JAAC Royalty costs averaging US$0.32/t-milled are shown in **Table 22-20**.

Table 22-20: Estimated JAAC Royalty Costs (US$)

	US$/t-milled	Total (US$000s)
JAAC Royalty	$0.324	$71,615
Total JAAC Royalty	**$0.324**	**$71,615**

22.4.7 Refining Costs

Refining costs averaging US$0.08/t-milled are shown in **Table 22-21**.

Table 22-21: Estimated Refining Costs (US$)

	US$/t-milled	Total (US$000s)
Refining Fee	$0.018	$3,979
Golden Retention	$0.032	$7,161
Purchase Discount-Gold	$0.012	$2,652
Assay Fee	$0.003	$761
Environmental Fee	$0.007	$1,456
Freight & Insurance	$0.005	$1,066
Total Refinery Costs	**$0.077**	**$17,075**

22.4.8 Operating Cost Inputs

Inputs used to estimate operating costs are summarized in this section.

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Vista Gold Corp.
Mt Todd Gold Project

22.4.8.1 Labor

The labor breakdown shown in **Table 22-22** represents the personnel contingent at steady state operations. Labor rates are fully burdened, are presented in Australian Dollars, and are based upon recent Australian labor rate surveys provided by Vista. Additionally, matrix showing salaries at levels by position is provided in **Table 22-23**.

Table 22-22: Estimated Labor Rates & Costs (AUD)

	Salary AUD	Salary On-Costs %	AUD	Number of Employees per Shift	Shift Codes	Total Employees Required	Annual Labor Costs Total AUD/Annum
Resident Manager	$335,000	27.0%	$90,450	1	DP	1	$425,450
Mining Manager	$244,000	27.0%	$65,880	1	DP	1	$309,880
Processing Manager	$244,000	27.0%	$65,880	1	DP	1	$309,880
Admin Manager*	$203,000	27.0%	$54,810	0	DP	0	$0
OHS Manager*	$178,000	27.0%	$48,060	0	DP	0	$0
NPI Manager	$244,000	27.0%	$65,880	1	DP	1	$309,880
Subtotal				**4**		**4**	**$1,355,090**
HR Director	$183,000	27.0%	$49,410	1	DP	1	$232,410
Recruiting Officer	$107,000	27.0%	$28,890	2	DP	2	$271,780
Administration Secretary	$86,000	27.0%	$23,220	1	DP	1	$109,220
Administrative Assistant	$81,000	27.0%	$21,870	1	SW	3	$308,610
Receptionist	$66,000	27.0%	$17,820	1	DP	1	$83,820
Indigenous Liaison Officer	$96,000	27.0%	$25,920	1	DP	1	$121,920
Security Officer	$81,000	27.0%	$21,870	2	SW	6	$617,220
Community Liaison Officer	$96,000	27.0%	$25,920	1	DP	1	$121,920
Head of Security	$112,000	27.0%	$30,240	1	DP	1	$142,240
External Affairs Director	$178,000	27.0%	$48,060	1	DP	1	$226,060
Support Services Director	$178,000	27.0%	$48,060	1	DP	1	$226,060
Subtotal				**13**		**19**	**$2,461,260**

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Vista Gold Corp.
Mt Todd Gold Project

	Salary AUD	Salary On-Costs %	AUD	Number of Employees per Shift	Shift Codes	Total Employees Required	Annual Labor Costs Total AUD/Annum
Financial Controller	$183,000	27.0%	$49,410	1	DP	1	$232,410
Senior Accountant	$137,000	27.0%	$36,990	1	DP	1	$173,990
Accountant	$112,000	27.0%	$30,240	1	DP	1	$142,240
Accounting Clerk	$76,000	27.0%	$20,520	1	DW	2	$193,040
Payroll Clerk	$76,000	27.0%	$20,520	1	DP	1	$96,520
Subtotal				**5**		**6**	**$838,200**
IT Supervisor	$112,000	27.0%	$30,240	1	DP	1	$142,240
IT Technician	$91,000	27.0%	$24,570	1	DP	1	$115,570
Database Administrator	$91,000	27.0%	$24,570	1	DP	1	$115,570
Subtotal				**3**		**3**	**$373,380**
Metallurgical Superintendent	$178,000	27.0%	$48,060	1	DP	1	$226,060
Chief Metallurgist	$178,000	27.0%	$48,060	1	DP	1	$226,060
Plant / Production Metallurgist	$157,000	27.0%	$42,390	2	DP	2	$398,780
Process Control Engineer	$137,000	27.0%	$36,990	1	DP	1	$173,990
Metallurgical Clerk	$91,000	27.0%	$24,570	1	SW	3	$346,710
Gold Room Supervisor	$112,000	27.0%	$30,240	1	DP	1	$142,240
Refiner	$96,000	27.0%	$25,920	1	DW	2	$243,840
Gold Room Technician	$91,000	27.0%	$24,570	1	SW	3	$346,710
Subtotal				**9**		**14**	**$2,104,390**
Production Superintendent	$183,000	27.0%	$49,410	1	DP	1	$232,410
General Foreman	$152,000	27.0%	$41,040	1	DP	1	$193,040
Shift Foreman	$127,000	27.0%	$34,290	1	SW	3	$483,870
Plant Lead Operator	$112,000	27.0%	$30,240	1	SW	3	$426,720
Shift Operator - Crushing	$102,000	27.0%	$27,540	1	SW	3	$388,620

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Vista Gold Corp.
Mt Todd Gold Project

	Salary AUD	Salary On-Costs %	AUD	Number of Employees per Shift	Shift Codes	Total Employees Required	Annual Labor Costs Total AUD/Annum
Shift Operator - HPGR	$102,000	27.0%	$27,540	1	SW	3	$388,620
Shift Operator - Mills	$102,000	27.0%	$27,540	1	SW	3	$388,620
Shift Operator - Leach	$102,000	27.0%	$27,540	1	SW	3	$388,620
Shift Operator - Elution	$102,000	27.0%	$27,540	1	SW	3	$388,620
Shift Operator - Detox / Tailings	$102,000	27.0%	$27,540	1	SW	3	$388,620
Shift Operator - Reagents	$102,000	27.0%	$27,540	2	SW	6	$777,240
Shift Operator - CCR	$102,000	27.0%	$27,540	1	SW	3	$388,620
Shift Operator - Tailings Dam	$91,000	27.0%	$24,570	2	SW	6	$693,420
Shift Operator - Day Gang	$91,000	27.0%	$24,570	4	SW	12	$1,386,840
Subtotal				**19**		**53**	**$6,913,880**
Maintenance Superintendent	$178,000	27.0%	$48,060	1	DP	1	$226,060
Maintenance General Foreman	$152,000	27.0%	$41,040	1	DP	1	$193,040
Maintenance Planner	$157,000	27.0%	$42,390	1	DP	1	$199,390
Mechanical Fitter	$122,000	27.0%	$32,940	3	SW	9	$1,394,460
Crane Operator	$102,000	27.0%	$27,540	1	DW	2	$259,080
Boilermaker / Welder	$127,000	27.0%	$34,290	2	DW	4	$645,160
Pipe Fitters	$127,000	27.0%	$34,290	1	DW	2	$322,580
Greasers	$91,000	27.0%	$24,570	1	SW	3	$346,710
Trades Assistants	$86,000	27.0%	$23,220	1	SW	3	$327,660
Electrical General Foreman	$147,000	27.0%	$39,690	1	DP	1	$186,690
HV Electrical Supervisor	$122,000	27.0%	$32,940	1	DW	2	$309,880
Electrician	$122,000	27.0%	$32,940	3	SW	9	$1,394,460
Instrument Technician	$122,000	27.0%	$32,940	1	SW	3	$464,820
Apprentices	$61,000	27.0%	$16,470	2	SW	6	$464,820

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Vista Gold Corp.
Mt Todd Gold Project

	Salary AUD	Salary On-Costs %	AUD	Number of Employees per Shift	Shift Codes	Total Employees Required	Annual Labor Costs Total AUD/Annum
Subtotal				**20**		**47**	**$6,734,810**
Laboratory Supervisor	$127,000	27.0%	$34,290	1	SW	3	$483,870
Chemist	$122,000	27.0%	$32,940	1	SW	3	$464,820
Lab Technician	$102,000	27.0%	$27,540	2	SW	6	$777,240
Sample Prep Technician	$76,000	27.0%	$20,520	3	SW	9	$868,680
Subtotal				**7**		**21**	**$2,594,610**
Engineering Superintendent	$183,000	27.0%	$49,410	1	DP	1	$232,410
Chief Mining Engineer	$162,000	27.0%	$43,740	1	DP	1	$205,740
Senior Mining Engineer	$142,000	27.0%	$38,340	0	DP	0	$0
Mining Engineer	$132,000	27.0%	$35,640	1	DW	2	$335,280
Senior Mine Planning Engineer	$132,000	27.0%	$35,640	1	DP	1	$167,640
Mine Clerk	$102,000	27.0%	$27,540	1	DP	1	$129,540
Subtotal				**5**		**6**	**$1,070,610**
Operations Superintendent	$183,000	27.0%	$49,410	1	DP	1	$232,410
Mine General Foreman	$152,000	27.0%	$41,040	1	DP	1	$193,040
Drill and Blast Foreman	$127,000	27.0%	$34,290	1	DW	2	$322,580
Drill and Blast Technician	$91,000	27.0%	$24,570	1	DW	2	$231,140
Blasting Assistant	$86,000	27.0%	$23,220	1	DW	2	$218,440
Loading Operator	$117,000	27.0%	$31,590	3	SW	9	$1,337,310
Haul Truck Operator	$102,000	27.0%	$27,540	16	SW	48	$6,217,920
Drill Operators	$117,000	27.0%	$31,590	8	SW	24	$3,566,160
Mechanics	$122,000	27.0%	$32,940	0	SW	0	$0
Welders	$127,000	27.0%	$34,290	0	SW	0	$0
Servicemen	$81,000	27.0%	$21,870	0	SW	0	$0

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Vista Gold Corp.
Mt Todd Gold Project

	Salary AUD	Salary On-Costs %	AUD	Number of Employees per Shift	Shift Codes	Total Employees Required	Annual Labor Costs Total AUD/Annum
Aux Equipment Operators	$107,000	27.0%	$28,890	12	SW	36	$4,892,040
Mine Shift Foreman	$127,000	27.0%	$34,290	1	SW	3	$483,870
Subtotal				**45**		**128**	**$17,694,910**
Maintenance Superintendent	$178,000	27.0%	$48,060	1	DP	1	$226,060
Maintenance General Foreman	$152,000	27.0%	$41,040	1	DP	1	$193,040
Light Vehicle Mechanic	$122,000	27.0%	$32,940	2	DW	4	$619,760
Tireman	$91,000	27.0%	$24,570	1	DW	2	$231,140
Shop Laborer	$86,000	27.0%	$23,220	2	SW	6	$655,320
Service, Fuel & Lube	$81,000	27.0%	$21,870	3	SW	9	$925,830
Maintenance Planner	$127,000	27.0%	$34,290	1	DP	1	$161,290
Subtotal				**11**		**24**	**$3,012,440**
Chief Surveyor	$152,000	27.0%	$41,040	1	DP	1	$193,040
Mine Surveyor	$117,000	27.0%	$31,590	1	DW	2	$297,180
Surveying Helper	$81,000	27.0%	$21,870	1	DW	2	$205,740
Subtotal				**3**		**5**	**$695,960**
GEOLOGY							
Geology Superintendent	$178,000	27.0%	$48,060	1	DP	1	$226,060
Grade Control Geologist	$147,000	27.0%	$39,690	1	DW	2	$373,380
Exploration Geologist	$112,000	27.0%	$30,240	1	DP	1	$142,240
Resource Geologist	$157,000	27.0%	$42,390	1	DP	1	$199,390
Pit Geology Technician	$91,000	27.0%	$24,570	3	DP	3	$346,710
Geology Field Technician	$81,000	27.0%	$21,870	2	DP	2	$205,740
Subtotal				**9**		**10**	**$1,493,520**
Purchasing Director	$152,000	27.0%	$41,040	1	DP	1	$193,040

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Vista Gold Corp.
Mt Todd Gold Project

	Salary AUD	Salary On-Costs %	AUD	Number of Employees per Shift	Shift Codes	Total Employees Required	Annual Labor Costs Total AUD/Annum
Business Development Officer	$96,000	27.0%	$25,920	1	DP	1	$121,920
Logistics Officer	$132,000	27.0%	$35,640	1	DP	1	$167,640
Purchasing Officer	$96,000	27.0%	$25,920	1	DP	1	$121,920
Contracts Officer	$112,000	27.0%	$30,240	1	DP	1	$142,240
Store Person	$86,000	27.0%	$23,220	1	SW	3	$327,660
Subtotal				**6**		**8**	**$1,074,420**
OHS Superintendent	$178,000	27.0%	$48,060	1	DP	1	$226,060
Safety Officer	$117,000	27.0%	$31,590	1	SW	3	$445,770
Paramedic / Nurse	$117,000	27.0%	$31,590	1	SW	3	$445,770
Environmental Superintendent	$152,000	27.0%	$41,040	1	DP	1	$193,040
Environmental Officer - Monitoring	$107,000	27.0%	$28,890	1	DP	1	$135,890
Environmental Officer - Compliance	$107,000	27.0%	$28,890	1	DP	1	$135,890
Subtotal				**6**		**10**	**$1,582,420**
Training Coordinator	$152,000	27.0%	$41,040	1	DP	1	$193,040
Training Officer - Plant	$122,000	27.0%	$32,940	2	DW	4	$619,760
Training Officer - Mining	$122,000	27.0%	$32,940	2	DW	4	$619,760
Subtotal				**5**		**9**	**$1,432,560**
Camp Manager	$96,000	27.0%	$25,920	0	DP	0	$0
Camp Admin	$71,000	27.0%	$19,170	0	DW	0	$0
Cook Staff	$86,000	27.0%	$23,220	0	SW	0	$0
Cleaning Staff	$86,000	27.0%	$23,220	0	DW	0	$0
Camp Maintenance	$102,000	27.0%	$27,540	0	DP	0	$0
Bus Drivers	$81,000	27.0%	$21,870	4	SW	12	$1,234,440

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Vista Gold Corp.
Mt Todd Gold Project

	Salary AUD	Salary On-Costs %	AUD	Number of Employees per Shift	Shift Codes	Total Employees Required	Annual Labor Costs Total AUD/Annum
Subtotal				**4**		**12**	**$1,234,440**
Power Station Operator	$91,000	27.0%	$24,570	1	SW	3	$346,710
Electrician	$122,000	27.0%	$32,940	1	SW	3	$464,820
Mechanic	$122,000	27.0%	$32,940	1	SW	3	$464,820
Subtotal				**3**		**9**	**$1,276,350**
Power & Water Superintendent	$152,000	27.0%	$41,040	1	DP	1	$193,040
Water Plant Operator	$91,000	27.0%	$24,570	1	SW	3	$346,710
Water Plant Mechanic	$122,000	27.0%	$32,940	1	SW	3	$464,820
Subtotal				**3**		**7**	**$1,004,570**
Dozer Operator	$107,000	27.0%	$28,890	2	DW	4	$543,560
Loader Operator	$107,000	27.0%	$28,890	0.8	DP	0.8	$108,712
Haul Truck Operator	$102,000	27.0%	$27,540	0.3	DP	0.3	$38,862
Subtotal				**3**		**5**	**$691,134**
Dozer Operator	$107,000	27.0%	$28,890	1.3	DP	1.3	$176,657
Loader Operator	$107,000	27.0%	$28,890	0.17	DP	0.17	$23,101
Haul Truck Operator	$102,000	27.0%	$27,540	0.51	DP	0.51	$66,065
Crane Operator	$112,000	27.0%	$30,240	0.14	DP	0.14	$19,914
Subtotal				**2**		**2**	**$285,737**
Project Superintendent	$203,000	27.0%	$54,810	1	DP	1	$257,810
Project Engineer	$167,000	27.0%	$45,090	1	DW	2	$424,180
Civil Engineer	$132,000	27.0%	$35,640	0	DW	0	$0
Geotechnical Engineer	$152,000	27.0%	$41,040	0	DW	0	$0
CAD Draftsman	$89,000	27.0%	$24,030	0	DW	0	$0
Piping Engineer	$107,000	27.0%	$28,890	0	DW	0	$0

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NI 43-101 Technical Report Vista Gold Corp. 50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia Mt Todd Gold Project Tetra Tech October 2019 330 Salary AUD Salary On- Costs % AUD Number of Employees per Shift Shift Codes Total Employees Required Annual Labor Costs Total AUD/Annum Document Controller $76,000 27.0% $20,520 0 DW 0 $0 Construction Supervisor $132,000 27.0% $35,640 0 DW 0 $0 Subtotal 2 3 $681,990 TOTAL ONSITE PERSONNEL 405 $56,606,681 *Vista has identified these as possible needs, but they are not currently in the total manpower calculations.

NI 43-101 Technical Report
50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia
Vista Gold Corp.
Mt Todd Gold Project

Table 22-23: Position & Salary Matrix (AUD)

Salary (AUD)	Mine Technical	Mine Operations	Mine Maintenance	Plant Technical	Plant Operations	Plant Maintenance	NPI	Administration
$335,000								Resident Manager
$244,000		Mining Manager			Processing Manager		NPI Manager	
$203,000								Admin Manager*
$203,000							Projects Supt.	
$183,000	Engineering Supt.	Operations Supt.			Production Supt			Financial Controller
								HR Director
$178,000	Geology Supt.		Maintenance Supt	Metallurgy Supt		Maintenance Supt.		OHS Supt.*
								External Affairs Director
								Support Services Director
$167,000							Project Engineer	
$162,000	Chief Mining Engineer							
$157,000	Resource Geologist			Chief Metallurgist		Maintenance Planner		
$152,000	Chief Surveyor	Mine General Foreman		Metallurgist	General Foreman	Mechanical General Foreman	Power & Water Supt	Environmental Supt
								Purchasing Director

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Salary (AUD)	Mine Technical	Mine Operations	Mine Maintenance	Plant Technical	Plant Operations	Plant Maintenance	NPI	Administration
								Training Coordinator
$147,000	Ore Control Geologist							
$152,000			Maintenance General Foreman			Electrical General Foreman		
$137,000								Sr. Accountant
$132,000	Sr. Mine Planning Engineer							Logistics Officer
	Mining Engineer							
$127,000		Mine Shift Foreman	Maintenance Planner	Laboratory Supervisor	Plant Shift Foreman	Welder/Pipefitter		
$127,000			Light Vehicle Mechanic	Chemist		High Voltage Electrician	Power Station Electrician	Training Officer - Mine Equip
		Drill & Blast Foreman				Electrician	Power Station Mechanic	Training Officer - Fixed Plant
						Instrumentation Tech	Water Plant Mechanic	
						Mechanical Fitter		
$117,000	Mine Surveyor	Drill Operator						Safety Officer
		Shovel Operator						Paramedics
$112,000	Exploration Geologist				Plant Lead Operator			Contracts Officer
								Accountant
					Gold Room Supervisor			IT Supervisor

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Mt Todd Gold Project

Salary (AUD)	Mine Technical	Mine Operations	Mine Maintenance	Plant Technical	Plant Operations	Plant Maintenance	NPI	Administration
$107,000		Aux Equipment Operator						Env Officer - Monitoring
								Env. Officer - Compliance
$102,000	Mine Clerk	Haul Truck Operator			Crushing/ Sorting Operator	Crane Operator		Recruiting Officer
					Grinding/Leach Operator			Head of Security
$96,000					Refiner			Purchasing Officer
								Business Dev. Officer
								Community Liaison Officer
								Indigenous Liaison Officer
$91,000	Pit Geology Technician	Drill & Blast Technician	Tireman	Metallurgy Clerk	Grinding/Leach Technician	Greaser	Power Station Operator	IT Technician
				Lab Technician	Tailings Technician		Water Plant Operator	Database Administrator
					Gold Room Technician			
					Plant Day Gang			
$86,000		Blasting Assistant	Maintenance Shop Labor			Trades Assistant		Store Person
								Administrative Secretary

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NI 43-101 Technical Report Vista Gold Corp. 50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia Mt Todd Gold Project Tetra Tech October 2019 334 Salary (AUD) Mine Technical Mine Operations Mine Maintenance Plant Technical Plant Operations Plant Maintenance NPI Administration $81,000 Surveyor Helper Fuel & Lube Technician Administrative Assistant Geology Field Technician Security Officer Bus Driver $76,000 Sample Prep Technician Accounting Clerk Payroll Clerk $66,000 Receptionist *Vista has identified these as possible needs, but they are not currently in the total manpower calculations.

NI 43-101 Technical Report
50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia
Vista Gold Corp.
Mt Todd Gold Project

22.4.8.2 Reagents

Reagent consumption rates and costs are shown in **Table 22-24**. Consumption rates are based upon metallurgical testwork and prices are based on vendor quotes, including a delivery to site. Unit costs of reagents are provided in AUD.

Table 22-24: Process Reagents (AUD)

Reagent	Consumable Rate	Unit	Unit Cost (AUD)	Unit
Quick Lime	2,800	g/t leach feed	$370	per tonne
Sodium Cyanide	876	g/t leach feed	$2,887	per tonne
Sodium Hydroxide	40	g/t ore	$1,123	per tonne
Flocculant	40	g/t leach feed	$3,239	per tonne
Sodium Metabisulphite (SMBS)	732	g/t leach feed	$602	per tonne
Hydrochloric Acid	81	g/t ore	$723	per tonne
Lead Nitrate	100	g/t ore	$3,866	per tonne
Activated Carbon	20	g/t ore	$2,909	per tonne
Borax	150	kg/t conc.	$3,286	per tonne
Silica	150	kg/t conc.	$1,866	per tonne
Soda Ash	100	kg/t conc.	$1,966	per tonne
Potassium Nitrate	30	kg/t conc.	$4,066	per tonne

22.4.8.3 Consumables

Consumable consumption rates are based upon benchmark data and vendor information given the ores processed at the site. Costs for consumables are based upon vendor quotes including delivery to site. These costs are shown in **Table 22-25**. Unit costs of consumables are provided in AUD.

Table 22-25: Process Consumables (AUD)

Consumables	Consumable Rate	Unit	Unit Cost (AUD)	Unit
CRUSHING				
Primary Crusher mantle	131	days per set	$277,242	per mantle
Primary Crusher concaves	272	days per set	$265,861	per set
Secondary Crushers Main frame Liners	481	days per unit	$44,115	per unit
Secondary Crushers Bowl Liners	61	days per unit	$37,193	per unit
Secondary Crusher Mantle	61	days per unit	$29,997	per unit
MILLING				
Mill Balls 65mm	0.06	kg / kWh	$1,373	per tonne
Mill Liners	1.0	sets per annum / mill	$1,005,714	per set

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Vista Gold Corp.
Mt Todd Gold Project

Consumables		Consumable Rate	Unit	Unit Cost (AUD)	Unit
Secondary Grinding Media		0.35	kg / kWh	$6.23	per kg
HPGR					
Cheek plates		7,838	h/set	$242,000	per set
Tires		13,000	h/set	$1,544,871	per set
LIME SLAKER					
Mill Balls	50 mm Lime Slaking Mill	0.5	kg/t lime	$1,380	per tonne

22.4.8.4 Diesel Consumption

The primary consumer of diesel is mining, which totals 494 million liters of diesel. The total project consumption of diesel is 503 million liters.

22.4.8.5 Plant Power Consumption

The primary consumer of power is the process facility, which totals 8,086,773 MWh power. The total project consumption of power is 8,137,558 MWh.

22.5 Economic Results

Project cost estimates and economics are prepared on an annual basis. Based upon design criteria presented in this report, the level of accuracy of the estimate is considered ±25%.

Economic results are summarized in **Table 22-26**. The analysis suggests the following conclusions, assuming a 100% equity project at a gold price of US$1,350:

- Mine Life: 13 years;
- Pre-Tax NPV5%: US$1,440 million, IRR: 30.4%;
- After-tax NPV5%: US$823 million, IRR: 23.4%;
- Payback (After-tax): 2.9 years;
- NT Royalty Paid: US$473 million;
- Australian Income Taxes Paid: US$553 million; and
- Cash costs (including JAAC Royalty): US$645.14/oz-Au.

Table 22-26: Technical-Economic Results (US$000s)

Cash Flow Summary	LoM (US$000s)	Unit Cost US$/t-milled	US$/oz-Au
Gold Sales			
Gold Produced (koz)	5,305	-	-
Gold Price (US$/oz)	1,350	-	-
Gold Sales	**7,161,494**	**32.40**	**1,300**
Refining & Royalties			
Refinery Costs	(17,075)	(0.077)	(3.22)

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Mt Todd Gold Project

Cash Flow Summary	LoM (US$000s)	Unit Cost US$/t-milled	US$/oz-Au
JAAC Royalty	(71,615)	(0.324)	(13.50)
Gross Income from Mining	**7,072,805**	**31.998**	**1,333**
Operating Costs			
Open Pit Mine	(1,330,976)	(6.02)	(251)
CIP Process Plant	(1,742,519)	(7.88)	(328)
Project Services	(35,007)	(0.16)	(6.60)
G&A	(246,285)	(1.11)	(46.43)
Operating Costs	**(3,354,787)**	**(15.18)**	**(632.40)**
Power Sales Credit	21,156	0.096	3.99
Cash Cost of Goods Sold (COGS)	**(3,422,321)**	**(15.48)**	**(645.14)**
Operating Margin	**3,739,174**	**16.92**	**704.86**
Capital Costs			
Mining	565,982		
Process Plant	437,016		
Project Services	199,787		
Project Infrastructure	29,623		
Permanent Accommodation	66		
Site Establishment & Early Works	19,532		
Management, Engineering, EPCM Services	91,779		
Pre-Production Costs	18,102		
Asset Sale	(139,631)		
Capital Costs	**1,222,257**		
Pre-Tax Cash Flow	2,511,917		
$NPV_{5\%}$	1,440,469		
IRR (%)	30.4%		
After-tax Cash Flow	1,439,863		
$NPV_{5\%}$	823,125		
IRR (%)	23.4%		
After-tax Payback (years)	2.9		

Cash costs for the Project are presented in **Table 22-27**.

Table 22-27: All-In Sustaining Costs (US$/oz)

Period	Cash Cost	Sustaining	AISC
First 60 Mo. Of Prod.	USD 574.71	USD 112.93	USD 687.64
LoM	USD 645.14	USD 101.07	USD 746.21

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NI 43-101 Technical Report Vista Gold Corp. 50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia Mt Todd Gold Project Tetra Tech October 2019 338 Cash costs would typically include Non-cash remuneration for site personnel and AISC would include corporate G&A (including share-based remuneration). For cash costs, non-cash remuneration could be defined to include share-based comp for site personnel. The model’s $780k per year has not been included. This expense has no impact on cashflows that generate NPV and IRR and is only about $1.50/oz (after tax) LOM. This is not a material deviation from the World Gold Counsel’s (WGCs) definition. As to AISC, the model taxes an accrual-based tax deduction of $1.2 million per year but does not deduct such expense from cashflows, so there in no impact on NPV or IRR except to the extent this expense reduces NT royalty and Commonwealth income taxes. This would equate to about $2/oz, which is not material.

NI 43-101 Technical Report Vista Gold Corp. 50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia Mt Todd Gold Project Tetra Tech October 2019 339 Table 22-28: Annual Cash Flow

NI 43-101 Technical Report Vista Gold Corp. 50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia Mt Todd Gold Project Tetra Tech October 2019 340 22.5.1 Taxes, Royalties Taxes, royalties, and working capital were incorporated to the economic model by Vista. 22.5.1.1 Royalties NORTHERN TERRITORY ROYALTY Under the NT Mineral Royalty Act (November 2014) (the “MRA”), royalties are based on the net value of production from a mine when annual gross production revenue of a production unit exceeds AUD500,000, irrespective of the nature of the land holding. The royalty payable under the MRA is the greater of: (a) 20 per cent of the net value, less $10 000, or (b) the percentage of the gross production revenue applying to the royalty year as follows: (i) 1% for the royalty payer’s first royalty year that begins on or after July 1, 2019; (ii) 2% for the royalty year that follows the royalty year mentioned in subparagraph (i); or (iii) 2.5% for each royalty year that follows the royalty year mentioned in subparagraph (ii). The Northern Territory Government imposes a net value-based royalty, much like an income tax, on mine production (the “NT Royalty”). The MRA codifies the calculation of the Northern Territory Royalty; however, determination and collection of the NT Royalties is not fully a matter of public record. Some mines appear to be subject to legacy customized arrangements with the NT Government, which seem to offer relief with respect to the amount and/or timing of royalty payments; and other mines appear to pay no royalty. Such agreements are confidential and each is subject to a formal application process. The NT Royalty calculated for the Project cashflows is based on the MRA rules, together with reasonable assumptions about the nature of relief that appears to be available to new mines. Net value of production for the purposes of calculating the royalty is based the formula: NV = GR – (OC + CRD + EEE + AD) where: NV is the net value from a production unit in a royalty year; GR is the gross realization from the production unit in the royalty year; OC is the operating costs of the production unit for the royalty year; CRD is the capital recognition deduction; EEE is the eligible exploration expenditure, if any; and AD is any additional deduction.

NI 43-101 Technical Report Vista Gold Corp. 50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia Mt Todd Gold Project Tetra Tech October 2019 341 22.5.1.2 Other Royalties For rent of the surface rights from the current mining licenses, including the mining license on which the Batman deposit is located, the JAAC is entitled to an annual amount equal to 1% of the gross value of production with a minimum annual payment of AUD50,000. There is also a royalty of 5% based on the gross value of any gold or other metals that may be commercially extracted from certain mineral concessions (the Denehurst Royalty). The Denehurst Royalty would not apply to presently identified mineralized zone at Mt Todd. 22.5.1.3 Taxes AUSTRALIAN COMMONWEALTH INCOME TAX The applicable corporate income tax rate in Australia is 30%. Taxable income is based on assessable income less allowable deductions. Assessable income generally includes gross income from the sale of goods, the provision of services, dividends, interest, royalties and rent. Assessable income may also include capital gains after offsetting capital losses. Normal business expenses are deductible. Tax losses may be utilized and carried forward indefinitely to offset against future assessable income provided a “continuity of ownership” (more than 50% of voting, dividend and capital rights) or a “same business” test is satisfied. Thin capitalization provisions can limit the deductibility of interest and other “debt deductions” in certain cases. In general, a deduction will be partly disallowed if the company’s debt exceeds three times its equity. Transfer pricing rules apply to international transactions/dealings between separate legal entities. Covered cross-border transactions include those involving tangible or intangible property, the provision of services and financing. There are several generally accepted transfer pricing methods available in Australia. Consolidation allows wholly owned corporate groups to operate as a single entity for income tax purposes. Australia operates a full imputation system for the avoidance of double taxation of dividends. Under this system, the payment of company tax is imputed to shareholders so that shareholders are relieved of their tax liability to the extent profits have been taxed at the corporate level. Dividends paid out of profits on which corporate tax has been paid are said to be “franked” and generally entitle shareholders to an offset for the corporate tax paid.

NI 43-101 Technical Report Vista Gold Corp. 50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia Mt Todd Gold Project Tetra Tech October 2019 342 22.5.2 Sensitivity Project sensitivities are summarized in Table 22-29, Table 22-30, and Table 22-31; sensitivities are shown graphically in Figure 22-1. As seen, the Project is most sensitive to gold production and gold price. Sensitivity on operating and capital cost is closely matched, with the Project being only slightly more sensitive to operating costs. Table 22-29: Project Sensitivity Parameter 85% 90% 95% Base 105% 110% 115% Gold Price 419,574 554,147 683,823 823,125 962,354 1,096,323 1,230,036 Opex 1,030,506 963,805 896,328 823,125 748,383 679,009 609,361 Capex 954,399 910,641 866,883 823,125 779,904 736,755 695,643 Source: JDS Energy & Mining, September 9, 2019 Figure 22-1: Project Sensitivity

NI 43-101 Technical Report
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Vista Gold Corp.
Mt Todd Gold Project

Table 22-30: Sensitivities to Gold Price versus NPV Discount Rate

Discount Rate (%)	Gold Price (US$/oz-Au)								
	800	1,000	1,200	1,300	1,350	1,400	1,500	1,700	1,900
5	(551)	61	525	718	**823**	928	1,126	1,533	1,932
8	(557)	(58)	326	485	571	656	818	1,149	1,474
10	(555)	(115)	225	366	442	516	659	950	1,237

Table 22-31: Sensitivities to Gold Price versus Foreign Exchange Rate (US$:AUD)

Foreign Exchange	Gold Price (US$/oz-Au)																	
	800		1,000		1,200		1,300		1,350		1,400		1,500		1,700		1,900	
(US$/AUD)	IRR (%)	NPV(5)	IRR (%)	NPV(5)	IRR (%)	NPV(5)	IRR (%)	NPV(5)	IRR (%)	NPV(5)	IRR (%)	NPV(5)	IRR (%)	NPV(5)	IRR (%)	NPV(5)	IRR (%)	NPV(5)
0.60	(1.3)	(265)	12.1	290	21.6	687	26.3	895	28.4	994	30.5	1,094	34.7	1,296	43.4	1,700	50.6	2,099
0.65	(4.7)	(410)	9.8	206	19.2	604	23.7	807	25.8	911	27.9	1,011	32.0	1,209	40.3	1,617	47.4	2,015
0.70	(7.9)	(552)	6.4	61	16.9	525	21.2	718	**23.4**	**823**	25.4	928	29.4	1,126	37.4	1,533	44.4	1,932
0.75	(11.0)	(693)	4.1	(42)	14.7	440	18.9	636	20.9	734	23.1	839	27.0	1,043	34.7	1,445	41.6	1,848
0.80	(13.9)	(835)	1.9	(150)	12.6	355	16.8	557	18.8	652	20.7	750	24.7	954	32.2	1,362	39.0	1,765

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NI 43-101 Technical Report Vista Gold Corp. 50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia Mt Todd Gold Project Tetra Tech October 2019 344 23.0 ADJACENT PROPERTIES There are no adjacent properties that are considered relevant to this Technical Report.

NI 43-101 Technical Report Vista Gold Corp. 50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia Mt Todd Gold Project Tetra Tech October 2019 345 24.0 OTHER RELEVANT DATA AND INFORMATION 24.1 Process Plant Geotechnical Bulk earthworks for the process plant are designed to minimize the import of fill material and excavation of rock. Where fill material is required to be imported, either material from the existing RoM Pad ramp; from the existing stockpile located adjacent to the Tollis and Golf Pits; or from the WRD will be utilized. The civil basis of design took into consideration the following geotechnical information: „ Geotechnical Desktop Study Mt Todd Process Plant DFS undertaken by Coffey Geotechnics in December 2012. The study reviewed previous Soil and Rock Engineering (SRE) geotechnical data from December 1992 and April 1993 for the original Mt Todd development. The study also reviewed SRE earthworks monitoring data for construction of the original Mt Todd development. Geotechnical test pit data was also reviewed (Tetra Tech, 2013). The study focused on foundations for heavy vibrating loads including the crusher and mill as well as screening structures and ancillary plant buildings. A review of potential borrow material in close proximity to the proposed plant site suitable for structural fill and pavement construction was also included. „ Foundation Recommendations report produced by Tetra Tech in April 2012. The geotechnical test pit investigation was conducted in October 2011 at the then proposed location of the process plant. A summary of the test pit investigation and preliminary recommendations for foundation design at the site were provided. „ Technical Memorandum regarding “Results of Test Pit Excavation Program and Borrow Source Investigation, Mt Todd Project, Vista Gold Corporation, Northern Territory, Australia” from Tetra Tech dated 20 December 2012. A summary of the test pit results and potential borrow sources were provided. „ Foundation Recommendations report produced by Tetra Tech in February 2013. The report reviewed previous SRE geotechnical data from December 1992 and April 1993 for the original Mt Todd development. The report also reviewed previous Foundation Recommendations report produced by Tetra Tech in April 2012 and the previous geotechnical test pit investigation conducted in December 2012 at the proposed location of the process plant. A summary of the test pit investigation and recommendations for foundation design at the site were provided. Further geotechnical investigation is recommended during the next design phase of the project to obtain geotechnical data in the final location of foundations for heavy vibrating loads including the crusher and mill as well as screening structures and ancillary plant buildings. The investigation also is required to confirm fill material and rock excavation requirements, as well as locating borrow sources that are closer to the planned operation that may reduce these costs.

NI 43-101 Technical Report Vista Gold Corp. 50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia Mt Todd Gold Project Tetra Tech October 2019 346 24.2 Water Management This section describes the overall Project water management and infrastructure considerations. 24.2.1 Site-wide Water Balance A site-wide water balance (SWWB) was developed within the GoldSim® software platform (Version 11.1) to simulate 13 years of mine production (12 active mining years and 1 additional year processing stockpiles) at the Vista Project Site. The SWWB was developed to simulate site conditions in order to: „ Validate adequacy of water treatment plant capacity; „ Validate adequacy of equalization pond sizing; and „ Quantify make up water requirements from the RWD for process make up water, dust control, and potable/elution needs. 24.2.1.1 Site-wide Water Balance Model WATER BALANCE MODELING The SWWB model was constructed using deterministic (known with certainty) inputs, such as pond stage- storage relationships, as well as stochastic (known, but with some uncertainty) inputs, such as rainfall. Water storage within retention ponds (RPs) was modeled using the basic formula: Change in Storage = Inputs – Outputs Information provided to the model and the rules by which the site features interacted are summarized below. MODEL ELEMENTS The site features (pits, facilities and associated RPs) represented within the model are: „ Waste Rock Dump (WRD, RP1); „ Low Grade Ore Stockpile (LGOS) „ Low Grade Ore Stockpile Retention Pond (LGRP); „ Batman Pit (BP, RP3); „ Process Plant Retention Pond (PRP); „ Heap Leach Pad (HLP); „ Raw Water Dam (RWD); „ Process Water Pond (PWP); „ Water Treatment Plant (WTP); „ Process Plant (PP); „ Dust Control; „ Tailings Storage Facility 1 (TSF 1, RP7); and „ Tailings Storage Facility 2 (TSF 2).

NI 43-101 Technical Report Vista Gold Corp. 50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia Mt Todd Gold Project Tetra Tech October 2019 347 GENERAL ASSUMPTIONS Interaction between site features was modeled based on the following set of guidelines: „ RP1, LGRP, RP3, PRP and the HLP report to the PWP which feeds the WTP; „ The PWP receives water only if it is not at risk for overtopping. Given this logic, overtopping events are allowed to occur at the RPs; „ Inputs to ponds included precipitation, catchment runoff (where applicable), seepage (where applicable), and groundwater inflow (where applicable); „ Outputs from ponds included evaporative loss, pumping and overtopping events (uncontrolled releases); „ All RPs report to the PWP which feeds directly to WTP. The PWP was sized to contain six days of WTP capacity (72,000m3); „ A process plant bleed stream of 229 m3/hr is sent to the PWP to maintain chemistry of the process circuit; „ Discharges to the Edith River were not allowed from any of the RPs. „ WTP effluent was allowed to discharge to the Edith River only during the wet season; „ The HLP was run through process at the end of the Life of Mine (LoM); „ WRD water that reported to RP1 was not allowed to be used for dust control; „ Seepage losses from the ponds are not modeled and are assumed to be zero; and „ RWD is modeled as an infinite source for site water needs due to lack of information about its catchment area and stage-storage relationship. INITIAL CONDITIONS „ RP1, LGRP, RP3, PRP and the PWP were assigned water surface elevations based on outputs from the pre-production model, which concluded at the initiation of production with initial conditions based on real site water surface elevation observations from December 2016. „ The dust suppression tank was assumed to be full at the initiation of production. FLOW RATES „ Process makeup water requirements throughout the LoM were 1,764 m3/hr. This value accounts for recycle from the thickener overflow within the Process circuit. „ TSF decant flows were 1,460 m3/hr. „ RWD process makeup water flows were 304 m3/hr. „ Dust suppression requirements varied between 220 and 1,153 m3/day. „ WTP capacity is 500 m3/hr.

NI 43-101 Technical Report Vista Gold Corp. 50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia Mt Todd Gold Project Tetra Tech October 2019 348 CLIMATOLOGICAL INPUTS The Vista Project SWWB model was designed to reflect weather conditions as accurately as possible, given the arid tropical climate (i.e., wet, monsoon conditions with intense, short-lived events and extended hot, dry periods). Features within the climatological section of the model included: „ Stochastic precipitation inputs, such that a range of likely scenarios may be determined, thus allowing the user an understanding of dry (5-percentile), typical (mean) and wet (95-percentile) climatological effects on the site. Precipitation was entered as a statistical probability, rather than assuming rainfall on a given day and assigning a rainfall depth. The mean monthly total precipitation values (total mm per month) provided to the model are shown in Table 24-1. Table 24-1: Mean Monthly Precipitation Month Precipitation (mm) January 292 February 259 March 193 April 38 May 6 June 2 July 1 August 1 September 7 October 35 November 111 December 239 „ Synthetic data were used to extend the precipitation period of record and identify extreme rainfall events. Project Site precipitation data were collected from 1993 to present. A correlation of the site data to a nearby Katherine gage allowed the rainfall time series to be extended to that of the Katherine gage, 138 years, thus allowing determination of extreme rainfall events that may not otherwise present within a data set spanning less than 25 years. „ Linking incidental rainfall and runoff within the Edith River using the Australian Water Balance Method. Catchment parameters within the model were adjusted to ensure optimal agreement between modeled runoff and observed Edith River flows. Measured precipitation, evaporation and Edith River flow data were used to calibrate this portion of the model. „ The model used stochastic evaporation, based on a monthly time step and calculated by the Blaney-Criddle method. The Blaney-Criddle approach recommends against use of a time step smaller than one month.

NI 43-101 Technical Report Vista Gold Corp. 50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia Mt Todd Gold Project Tetra Tech October 2019 349 MODEL RUN A time step of one day was selected for the site-wide water balance model. Use of stochastic inputs allowed a “Monte Carlo” analysis to be run wherein the 13-year LoM was simulated across 1,000 realizations (or equally likely weather scenarios), each incorporating the uncertainty associated with meteorological conditions and collectively providing an envelope of expected outcomes at the site. All RPs were subjected to the stochastic weather events as described in the previous section and reported to the WTP. 24.2.1.2 Results Under the modeled conditions described previously the SWWB model results indicate that: „ The Batman Pit will see water storage during the wet season and later in the life of mine. This is a result of incorporating groundwater inflows into this iteration of the SWWB model. Further investigation of potential groundwater inflows will be required to validate these groundwater inflows. Optimization of process makeup water usage and onsite reuse of stormwater could reduce the amount of water reporting to the PWP, thus, allowing for faster dewatering of the Batman Pit. „ The greatest amount of make-up water required from the RWD is quantified as 11,955 m3/day. RWD requirements were found to be the most dependent upon TSF decant volumes. „ RP1, LGRP, PRP, and the HLP show less than a 1% percent probability of having an overtopping over the LoM1. LGRP storage may be optimized. 24.2.2 Wet Infrastructure Section 18.2 – Facility 4000 Project Services discusses water supply inclusive of the water treatment plant (WTP), raw water, and potable water supply. Additional information regarding regulations, design criteria and receiving water is provided herein. 24.2.2.1 Water Treatment Plant Flow to the Process Water Pond, a combination of decant return, runoff pond water, and pit dewatering discharge, is stored and pumped to the Water Treatment Plant (WTP). The maximum design capacity of the WTP is 500 m³/hr. The WTP has been designed by Tetra Tech and its discharge will be returned to the Edith River for disposal, pursuant to the conditions defined by Water Discharge Licence 178-06 (WDL). During the dry season, when discharge is not allowed by the WDL, the WTP effluent will be used in the process plant for process water and around the site as dust suppression. 24.2.2.2 Water Quality Standards for Waste Water Discharge Discharges from the site are currently regulated by Waste Discharge Licence 178-06 (WDL), issued by the Northern Territory Government on November 26, 2018. The WDL is formal approval under section 74 of the Northern Territory Water Act that authorizes and regulates the release of potential contaminants to water in the Northern Territory to ensure environmental protection objectives are met. The Mt Todd Environmental Impact Statement (GHD, 2013) indicates that after the WTP is operational, the WDL will be revised to implement 95% species protection trigger values, as defined in the Australian and New Zealand Environment 1 A typical value is given. Separate model runs provide a range of overtopping events, due to the stochastic nature of the model.

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Mt Todd Gold Project

and Conservation Council (ANZECC) Guidelines for Fresh and Marine Water Quality (ANZECC 2000 Guidelines). This change will be reflected in a revision to WDL 178.

The purpose of the 95% species protection trigger value (TV) is to protect water quality in the Edith River downstream of the discharge from the WTP. The WTP will discharge effluent into Batman Creek, a tributary to the Edith. Concentrations of contaminants measure in the Edith River shall not exceed the TV during discharge events. For the contaminants of concern at the Project, the TVs are presented in **Table 24-2**.

Table 24-2: Site-specific Trigger Values, Edith River Downstream of WTP Discharge

Analyte	Unit	Trigger Value	Source
pH	s.u.	6-8	ANZECC 2000 Guidelines, Table 3.3.4, Lowland River value
Dissolved Oxygen	% Saturation	85-120	*ANZECC 2000 Guidelines, Table 3.3.4, Lowland River Value*
Conductivity	*µS/cm*	*20-250*	ANZECC 2000 Guidelines, Table 3.3.5, Upland and Lowland River Value
Magnesium	mg/L	2.5	Van Dam, et al. 2010 Environ Toxicol Chem 29(2):410-421
Sulphate	mg/L	129	Elphick et al. 2011 Environ Toxicol Chem 30(1):247-253
Aluminum	µg/L	55	ANZECC 2000 Guidelines Table 3.4.1
Cadmium	µg/L	0.2	ANZECC 2000 Guidelines Table 3.4.1
Cobalt	µg/L	90	ANZECC 2000 Guidelines p. 8.3-118
Chromium (III)	µg/L	3.3	ANZECC 2000 Guidelines p. 8.3-116
Chromium (VI)	µg/L	1.0	ANZECC 2000 Guidelines Table 3.4.1
Copper	µg/L	1.4	ANZECC 2000 Guidelines Table 3.4.1
Manganese	µg/L	1900	ANZECC 2000 Guidelines Table 3.4.1
Nickel	µg/L	11	ANZECC 2000 Guidelines Table 3.4.1
Lead	µg/L	3.4	ANZECC 2000 Guidelines Table 3.4.1
Iron	µg/L	300	ANZECC 2000 Guidelines p. 8.3-123
Mercury	µg/L	0.6	ANZECC 2000 Guidelines Table 3.4.1
Zinc	µg/L	8.0	ANZECC 2000 Guidelines Table 3.4.1

The TVs for magnesium and sulphate have been held over from previous work, and are not referenced in the ANZECC 2000 Guidelines.

To determine the allowable level of water quality constituents in the discharge of the WTP, a mass balance was performed on the Edith River system. Upstream water quality values at sampling location SW2 on the Edith River, flow in the river at sampling location SW4 downstream of the WTP discharge, and the maximum WTP effluent flow were used to calculate effluent limits at the WTP that would maintain the site-specific trigger value at site SW4. The equation used to determine the effluent limits is:

$$Q_{WTP}C_{WTP} + Q_{SW2}C_{SW2} = Q_{SW4}C_{SW4}$$

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50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia
Vista Gold Corp.
Mt Todd Gold Project

Where:

Q_{WTP} is the WTP maximum flow rate
C_{WTP} is the allowable concentration of a given analyte in the WTP effluent
Q_{SW2} is the flow in the Edith River upstream of the WTP
C_{SW2} is the background concentration of a given analyte in the Edith River upstream of the WTP
Q_{SW4} is the flow in the Edith River downstream of the WTP
C_{SW4} is the background concentration of a given analyte in the Edith River downstream of the WTP

Field data was used to determine values for Q_{SW4}, and C_{SW2}. **Table 24-3** presents Edith River flows at field monitoring location SW4 for the wet season, when the water treatment plant will discharge to the environment.

Table 24-3: Edith River Flow at SW4 (m3/h), February 2013 – September 2017

Month	Mean	Median	5th Percentile	95th Percentile	Maximum Day	Minimum Day
January	91,374	46,807	8,990	307,729	740,452	4,942
February	95,600	43,478	*5,787*	*319,207*	*865,929*	*0*
March	*43,820*	*20,662*	5,575	154,660	523,141	3,064
April	15,686	7,286	851	33,399	419,285	480
May	3,121	1,892	0	9,912	12,655	0
June	1,595	300	0	6,635	7,346	0
July	1,024	0	0	4,485	4,915	0
August	3,990	0	0	9,677	110,348	0
September	996	0	0	5,489	19,784	0
October	6,575	0	0	73,395	101,972	0
November	4,199	0	0	35,611	83,242	0
December	32,600	11,835	3,831	114,225	297,810	3,543

The wet season reliably extends between December and March, and the flow in the Edith River will provide a significant amount of dilution for the WTP effluent. Discharges to the environment will only occur between December and March.

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NI 43-101 Technical Report
50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia
Vista Gold Corp.
Mt Todd Gold Project

Table 24-4 provides a summary of field data showing background water quality concentrations of constituents of concern at sampling site SW2, upstream of the WTP on the Edith River. For this assessment, it was assumed that non-detectable sampling events were equal to the minimum detection limit of the analytical method.

Table 24-4: Water Quality Data at Sampling Site SW2, Edith River Upstream of WTP Discharge, January 2015 – April 2017

Analyte	Unit	No. of Samples	Minimum Value	Maximum Value	5th Percentile Value	95th Percentile Value	Average Value
Magnesium	mg/L	81	0.5	1.0	0.5	1.0	0.7
Sulphate	mg/L	139	1	19	1	1	1.16
Aluminum	µg/L	139	30	940	69	622	247
Cadmium	µg/L	139	0.1	0.1	0.1	0.1	0.1
Cobalt	µg/L	75	0.5	1.4	0.5	1.1	0.70
Chromium	µg/L	88	1	2	1	1	1.01
Copper	µg/L	134	1	20	1	2	1.34
Manganese	µg/L	88	7	51	8	24.3	14.4
Nickel	µg/L	88	1	2	1	1	1.03
Lead	µg/L	88	1	1	1	1	1
Iron	µg/L	139	430	1600	450	1100	751
Mercury	µg/L	88	0.05	0.05	0.05	0.05	0.05
Zinc	µg/L	88	1	16	1	8.65	3.56

Using the TVs presented in **Table 24-2**, the background flow rate presented in **Table 24-3**, the background water quality in **Table 24-4**, and a WTP discharge flow rate of 500 m^3/h, the mass balance was solved for the allowable discharge concentrations at the WTP. **Table 24-5** summarizes the allowable effluent concentrations and the WTP effluent goals, which are set at 80% of the allowable concentration to allow for a factor of safety.

Table 24-5: Mt Todd WTP Effluent Goals

Analyte	Unit	C_{SW2}	TV	C_{WTP}	Effluent Goal
Magnesium	mg/L	1	2.5	12.5	10
Sulphate	mg/L	1	129	982	N/A
Aluminum	µg/L	622	55	55	44
Cadmium	µg/L	0.1	0.2	0.87	0.69
Cobalt	µg/L	0.1	90	680	544
Chromium	µg/L	1	1	1	0.8
Copper	µg/L	2	1.4	1.4	1.12
Manganese	mg/L	0.024	1.9	14.4	11.5
Nickel	µg/L	1	11	78	62.4

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50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia
Vista Gold Corp.
Mt Todd Gold Project

Analyte	Unit	C_{SW2}	TV	C_{WTP}	Effluent Goal
Lead	µg/L	1	3.4	19	15.2
Iron	mg/L	1.1	0.3	0.3	0.24
Mercury	µg/L	0.05	0.6	4	3.2
Zinc	µg/L	8.65	8	8	6.4

The background water quality concentration at SW2 for aluminum, chromium, copper, iron, and zinc may exceed the site specific TV. In these cases, the WTP will remove the constituent to the TV prior to discharge. WTP effluent will also be used in the process plant for process water and around the site as dust suppression. It is assumed that the water quality requirements for environmental discharge will be satisfactory for these other uses as well.

INFLUENT WATER QUALITY AND TREATMENT

The geochemistry report presents expected water quality at the equalization pond upstream of the water treatment plant in the wet season and dry season for each of the 13 operating years of the mine. The geochemistry model includes inputs from various sources on the mine site, and considers any potential chemical reactions between the various inputs prior to entering the WTP. At the WTP, Vista is interested in treating the worst-case scenario. **Table 24-6** presents the maximum value for each chemical constituent of concern, and compares it to the WTP effluent goal.

Table 24-6: Anticipated Influent Water Quality at the WTP

Analyte	Unit	WTP Influent	Effluent Goal	% Reduction Required
Magnesium	mg/L	195.3	10	94.9%
Sulphate	Mg/L	2022	N/A	-
Aluminum	µg/L	27,940	44	99.8%
Cadmium	µg/L	60	0.69	98.9%
Cobalt	µg/L	684	544	20.4%
Chromium	µg/L	1.1	0.8	27.2%
Copper	µg/L	4,600	1.12	99.9%
Manganese	mg/L	9.63	11.5	0%
Nickel	µg/L	646	62.4	90.3%
Lead	µg/L	26.8	15.2	43.3%
Iron	mg/L	0.28	0.24	14.3%
Mercury	µg/L		3.2	-
Zinc	µg/L	12,732	6.4	99.9%

The water treatment process is designed to meet the reductions as shown in **Table 24-6**.

Water to be treated at the site will be collected in the PWP. Collected wastewater will flow by gravity from the PWP to the Feed Pump Station. The pump station is adjacent to the PWP and uses concrete wet well construction. Two wet wells (for redundancy) will each house two submersible feed pumps. The Feed Pump

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NI 43-101 Technical Report Vista Gold Corp. 50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia Mt Todd Gold Project Tetra Tech October 2019 354 Station pumps the collected water to the WTP building for treatment. The WTP process will consist of hydrated lime and chemical precipitation and high rate sedimentation, followed by filtration to remove remaining solids to meet effluent goals. Two identical treatment trains will provide full redundancy at the WTP at 250 m3/hr, with a maximum available treatment capacity at 500 m3/hr. Expected capital costs are presented in Table 24-7. All prices are given in US$ unless otherwise noted. Costs in the table include the equipment cost and an installation cost of approximately 30% of the capital cost of the equipment. Table 24-7: Opinion of Probable Capital Costs Parameter Cost (US$) Feed Pumps 59,000 High pH Sludge Pumps 33,000 Neutral pH Sludge Pumps 13,000 Treated Water Pumps 42,000 Dust Suppression Pumps 4,000 High Density Lime Clarifier Package System 2,352,000 Sodium Hydrosulfide (NaSH) Reaction Tanks 1B & 2B 138,000 NaSH Reaction Tanks 1B & 2B Mixers 262,000 NaSH Clarifiers 1B & 2B 590,000 Neutral pH Reaction Tank 1C & 2C 138,000 Neutral pH Reaction Tank 1C & 2C Mixers 197,000 Pressure Filters 702,000 Waste Tank Clarifiers 1 & 2 525,000 Treated Water Holding Tank 171,000 Ferric Chloride Feed System 73,000 Lime Feed System 996,000 Lime Metering Pumps 29,000 Polymer Feed System 29,000 Sodium Hydrosulfide Feed System 29,000 Sulfuric Acid Feed System 50,000 Earthwork 494,000 Concrete 227,000 Pre-engineered Building 1,411,000 Electrical and Instrumentation 2,016,000 Piping, Pipe Supports, and Valves 1,472,000 Engineering, Procurement, Construction 1,247,500 Contingency 1,422,000 Cyanide Probes 6,500

NI 43-101 Technical Report
50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia
Vista Gold Corp.
Mt Todd Gold Project

Parameter	Cost (US$)
HCN Gas Alarms	13,000
Total	**14,741,000**

The opinion of probable operating costs consist of electricity, labor and chemical consumption. The estimated electrical use at the site is 2,254,000 kWh annually. The estimated labor use at the site includes one (1) supervisor/certified operator and two and a half (2.5) maintenance personnel.

Table 24-8 presents the probable annual chemical consumption for the Mt Todd WTP during average flow conditions. All prices are given in US$ unless otherwise noted.

Table 24-8: Opinion of Probable Annual Chemical Consumption

Date, Month and Season		Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sept	Oct	Nov	Dec
Chemical		Wet	Wet	Wet	Wet	Dry	Dry	Dry	Dry	Dry	Wet	Wet	Wet
Ferric Chloride	tonne	40	42	42	41	36	29	24	23	22	23	31	35
Lime	tonne	172	180	181	176	154	124	104	100	97	100	132	151
Sodium Hydrosulfide	tonne	1.7	1.8	1.8	1.8	1.5	1.2	1.0	1.0	1.0	1.0	1.3	1.5
Sulfuric Acid	m^3	12.1	12.6	12.7	12.3	10.8	8.7	7.3	7.0	6.8	7.0	9.2	10.5

24.2.2.3 Raw Water Reservoir and Pipeline

The Raw Water Dam (RWD) is the sole source for potable and elution water, as it is the only freshwater source on site. The RWD reservoir provides storage of fresh water for use at the mine and processing facility. The reservoir is on a tributary of Horseshoe Creek, located north and east of TSF 1, and retains a reservoir storage volume of approximately 4.5 million cubic m.

The RWD reservoir provides a ready supply of fresh water for several uses. The water balance indicates that process water obtained from recycled process water and TSF decant water will need to be supplemented, particularly in the dry season. The RWD reservoir can also provide water for dust control and onsite potable water supply. Dust control will be needed during the dry season on roads and exposed soil surfaces around the project site. The reservoir generally fills in the wet season (November through April) and will be used during the dry season (May through October). It can also supply wet season fresh water, if needed.

The existing dam is a 13-m high, 114-m long, zoned-embankment dam with a low-level outlet and a spillway. The outlet works are connected to the fresh water pipeline that extends to the process plant. The spillway is designed for the flood- event discharges to Horseshoe Creek.

The existing line from the RWD will need to be augmented with an additional 250 mm line to provide the proper volume of water for the higher throughput.

The Raw Water Pipeline is described in **Section 18.2.1.2 – Sub-Area 4120 – Raw Water**.

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NI 43-101 Technical Report Vista Gold Corp. 50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia Mt Todd Gold Project Tetra Tech October 2019 356 24.2.2.4 Potable Water Potable water will be produced by a potable water treatment plant within the processing facility, and will be distributed to the process plant, mining, administration offices and laboratory facilities. Drinking water quality guidelines that may be relevant to the Project include the Australian Drinking Water Guidelines (ADWG). These guidelines are intended to provide a framework for good management of drinking water supplies that will assure safety at point of use (NHMRC and NRMMC, 2004). 24.2.2.5 Sanitary Sewer System The sanitary sewer system will consist of gravity lines conveying the sewerage to a single sewer lift station. The lift station will then pump the sewer to the septic system for treatment. The effluent will flow by gravity to a leach field. 24.3 Geochemistry Tetra Tech was commissioned by Vista to conduct geochemical characterization studies and predictive modeling in support of the Project Technical Report. Waste rock samples were selected from the three distinct rock units identified from the 18 mappable rock codes present at the site, specifically: „ Greywacke; „ Shale; and „ Mixed greywacke/shale (interbedded). Eighty-seven waste rock samples were subjected to acid-base accounting (ABA), to assess the acid-producing and acid-neutralizing potential of overburden and waste rock prior to mining or other large scale excavations. Nine samples, including three samples from each of the three distinct units were selected for kinetic testing using humidity cell tests. This test provides an estimation of chemical leaching of the samples under oxidizing conditions and is useful in determining the effect of natural weathering of said materials during and post- mining. Mineralogy was determined by quantitative x-ray diffraction (XRD) on the nine humidity cell test samples. The greywacke waste rock sample average extractable (sulfide) sulfur content was 0.19 wt. % utilizing a nitric acid leach (HNO3). This was comparatively low as the interbedded and shale samples were 0.51 and 0.31 wt. %, respectively. Hydrochloric acid (HCl) extractable (sulfate) sulfur was largely absent suggesting that minimal sulfide oxidation occurred prior to geochemical characterization. On average, insoluble sulfur made up approximately 30% of the sulfur distribution in the 87 samples that underwent ABA testing. The average sulfur content of the waste rock samples was ≤ 0.51 wt. % HNO3 extractable sulfide sulfur; however, the potential for acid formation cannot be discounted due to the limited amount of neutralization potential (NP) in the rocks. On average, the samples showed an NP ≤ 11 kg CaCO3/tonne rock. An acid base accounting (ABA) neutralization potential ratio (NPR) screening criteria of < 2 suggests that a majority of the waste rock samples are either potentially acid generating or highly likely to generate acid. Waste rock comprised of these samples may require isolation from surface and/or ground water to inhibit acid generation. It should be noted, however, that approximately 30% of the samples are highly unlikely to generate acid. These samples contained high insoluble sulfur (> 30 wt. %) which are tied up in sulfide species that are resistant to chemical weathering such as sphalerite (ZnS) and/or galena (PbS).

NI 43-101 Technical Report Vista Gold Corp. 50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia Mt Todd Gold Project Tetra Tech October 2019 357 Preliminary sulfur cutoff criteria were developed based on ABA and Net Acid Generation (NAG) pH results, to assist with waste rock management and closure planning. The specific sulfur cutoff values utilized to predict increasingly acid generating risk are: „ Non-PAG waste rock is defined by total sulfur content from 0.005 wt. % through 0.25 wt. %; „ Waste rock with uncertain acid generation potential ranges from 0.25 wt. % through 0.4 wt. % total sulfur; „ The total sulfur content of PAG waste rock is > 0.4 wt. %; and „ Waste rock with > 1.5 wt. % sulfur was considered to be likely acid generating. These cutoffs were used for geochemical modeling of the WRD seepage and pit lake wall rock runoff and can be used in combination with the total sulfur block model based on the exploration database to assist with proper routing of waste rock. The nine waste rock samples selected for kinetic testing were subjected to humidity cell testing. Weekly leachate quality results were obtained for pH, acidity, alkalinity, electrical conductivity, and sulfate over the entire test duration. Monthly leachate composites for dissolved constituent concentrations were also obtained over the testing period. Of the nine samples subjected to kinetic testing, a shale sample with 0.43 wt. % HNO3 extractable sulfide sulfur and low NP = 3.7 kg CaCO3/tonne rock produced acidic leachate (pH < 6) from the initiation of testing. Elevated copper, lead, nickel, and zinc levels were observed in leachate from the acid generating cell. The remaining humidity cells produced circumneutral pH values, with relatively low concentrations of metals. However, it is anticipated that given ample time these cells will likely produce acidic leachate and concomitant increased metal concentrations. Two tailings samples underwent geochemical characterization including ABA, mineralogy, water leaching, and supernatant analysis. These samples contain 1.25 wt. % and 1.13 wt. % total sulfur with net acid production potential (NAPP) and NPR values that show the tailings have potential to eventually generate acid. Humidity cell testing was conducted on one of the samples. However, the tailings supernatant and water leach testing produced alkaline pH values. Concentrations of some metals/metalloids, major ions, and cyanide in the tailings supernatant were above ANZECC water quality guidelines, whereas levels were lower in the water leachate but some metals and metalloids and cyanide remained elevated above the guidelines. After 32 weeks, kinetic testing of one of the samples shows a neutral pH with low concentration of metals. Calculations indicate that abundant sulfide sulfur still remains, suggesting the sample has the potential to produce acidic leachate given ample time and continued chemical weathering. Predictive geochemical modeling was conducted to determine the production phase water quality of the WTP Process Water Pond. The water quality estimates were used as a basis for the WTP design and further assist with LoM site water management planning. Inputs to the Process Water Pond included precipitation and inputs from ponds/facilities from across the site including: „ RP 1 – WRD Retention Pond; „ RP 2 – Low Grade Ore Stockpile Retention Pond (LGRP); „ RP 3 – Batman Pit; „ PWP – Process Water Ponds; „ HLP – Heap Leach Pad Pond; and „ RP 7 or RP 8 – the TSF 1 or TSF 2 Ponds; and „ Precipitation.

NI 43-101 Technical Report Vista Gold Corp. 50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia Mt Todd Gold Project Tetra Tech October 2019 358 Biannual water quality estimates suggest the Process Water Pond may potentially be acidic, with a majority of metal concentrations above the ANZECC water quality guidelines. Metal concentrations fluctuate depending on the relative input source proportions reporting to the Process Water Pond. In order for Vista to re-commence mining activities, the water in RP3 must be lowered to a level below where mining is scheduled to occur. Treatment of RP3 by micronized lime has been conducted with success, with pH levels becoming circumneutral with a general decrease in metal concentrations that are sufficient for discharge under WDL 178-07 during the wet season. 24.4 Surface Water Hydrology The Project Site is drained by the perennial Edith River, located approximately 1 km south of RP 1, and also drained by several ephemeral streams, namely: Batman Creek, which bisects the center of the site, and Horseshoe Creek, which is located east of the site. Both Batman and Horseshoe feed Stow Creek, which enters the Edith River at a location south of the discharge point from the Waste Rock Dump Retention Basin (RP 1). Horseshoe Creek and Batman Creek catchments are approximately 45 and 11 km2, respectively. The RWD was built across Horseshoe Creek immediately above the mine, forming a sub-catchment covering about 55% of the Horseshoe Creek catchment. The remainder of the Stow Creek catchment is approximately 144 km2 and is not impacted by mining activity. Stow Creek flows for a short distance after its confluences with both Batman Creek and Horseshoe Creek, prior to joining the Edith River. The catchment area of the Edith River upstream of Stow Creek confluence is approximately 540 km2. Surface water at the site is well-documented and its management has been the object of study by both Vista and the NT Government in recent years. Historically, flows from the mine have exceeded the capacity of the water management system, thus allowing uncontrolled discharges to the Edith River. The effectiveness of the water management system has improved as a result of revisions to the pumping systems, installation of a stage height and telemetry station at SW4 and a flow meter on the siphon and pumping outlets from RP 1. Additionally, the NT Government completed a raise of the spillway crest and dam at RP 1 by 1.5 m. Drainage from the Project Site enters the Edith River at two locations: discharge point for RP 1 and West Creek. The RP 1 discharge point is located 0.8 km below the Stow Creek and the Edith River confluence. West Creek joins the Edith River approximately 1.5 km below the Stow Creek and the Edith River confluence. West Creek delivers water diverted from the undisturbed, natural terrain on the western side of the WRD via the Western Diversion Drain, and overflow from the RP 1 spillway. The West Creek catchment is small and it is reported that the creek only delivers mine water to the Edith River after substantial rainfall events exceed capacity at RP 1. During the wet season (approximately November to April) uncontrolled discharges to the Edith River could occur from any or all of the following during high rainfall events: the WRD Retention Pond (RP 1), the Low Grade Ore Stockpile Retention Pond (LGRP) and the Process Plant Retention Pond (PRP). However, for a large part of the year (approximately May to October), no runoff from the mine area enters the Edith River. 24.5 Regional Groundwater Model and Mine Dewatering The Project will enlarge the existing Batman pit significantly below the water table. After the existing pit has been emptied, the pit is expected to require additional dewatering as mining progresses. Historical data indicate that the primary driver for dewatering design will likely be runoff entering the pit from precipitation during the wet season, rather than groundwater inflow.

NI 43-101 Technical Report Vista Gold Corp. 50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia Mt Todd Gold Project Tetra Tech October 2019 359 The following sections provide a brief summary of the applicable hydrogeologic information, historical observations, and conceptual pit inflow model. This information and surface water hydrology information provide the basis for the dewatering cost estimate. Geologic information related to the geological setting, mineralization and exploration of the project site was presented in Sections 7.0 – Geological Setting and Mineralization, 8.0 – Deposit Types, 9.0 – Exploration, and 10.0 – Drilling; the geologic information in this section is presented from a hydrogeologic perspective as it relates to groundwater flow and pit dewatering. 24.5.1 Regional and Site Hydrogeology In the Mt Todd area, bedrock occurs either at the surface or, in some valleys and streambeds, beneath a thin layer of alluvial sediment. The 1:250,000 regional geologic map of Katherine, NT2 indicates that the formations in the vicinity of the BP are the Finniss River Group (Burrell Creek and Tollis Formations) and the Cullen Batholith (specifically the Yinberrie and Tennysons Leucogranites). The Finniss River Group consists of greywacke, siltstone, and shale, interspersed with minor volcanics. Bedding normally strikes at 325° and dips 40° to 60° to the southwest. The Finniss River Group strata have been folded about north-trending F1 fold axes. The folds have moderately west-dipping axial planes, with some sections overturned. The rocks exhibit varying degrees of contact metamorphism which increases with proximity to the intrusive units of the Cullen Batholith. In the vicinity of the Project, metamorphism is typically noted as silicified or hornfelsed material. The existing Batman pit is located in the Burrell Creek Formation, approximately 2 km from the surface expression of the Cullen Batholith units. However, at the proposed final depth of the pit, the contact has been shown to be only a few hundred meters west of the pit. Thus, the materials encountered during drilling in the immediate vicinity of the pit are typically hornfelsed or silicified greywackes and siltstones with almost no primary porosity. East-west trending faults and joint sets and north-south trending quartz sulfide veining crosscut the bedding. The faults exhibit only minor movement. While there is little primary porosity in the bedrock of the Mt Todd area, the weathering profile is extensive. In the late 1980s and early 1990s, when the existing Batman pit was under development, a number of production and monitoring bores were installed3. These bores are located both near the pit and up to 4 km north and south of the pit. In addition, Vista has advanced a number of boreholes both for exploration and geotechnical evaluation. The borehole logs generally indicate that the upper 3 m are unconsolidated. Below that, weathering typically extends to approximately 30 m below ground surface (m bgs), with the degree of weathering decreasing with depth. The Mt Todd area experiences heavy rainfall during the wet season. The average rainfall is 1,129 mm/year, but more than 80% of it falls from December through March. Thus, anecdotally, sheet flow of precipitation runoff occurs as the thin crust of soil and alluvial material reaches saturation. During heavy rain events and for some time afterward numerous ephemeral streams develop in the valleys. These subsequently stop flowing during the dry season. The conceptual model of groundwater flow is that nearly all of the precipitation becomes runoff. Of the precipitation that does infiltrate, most flows within the upper 3 meters of unconsolidated material toward the nearest valley, where it feeds the stream system. Within the valleys, flow occurs as surface water in the streams and also within the thin layer of alluvium beneath and adjacent to the streams. Within bedrock, most water is believed to flow in the weathered profile, through fractures. The regional flow of groundwater is generally from higher to lower elevations. 2 National Geoscience Mapping Accord, Katherine (NT), Sheet SD 53-9, Second Edition, 1994. 3 Rockwater, 1994. Mt Todd Gold Mine, Bore Water Supply Expansion Programme Bore Completion Report.

NI 43-101 Technical Report Vista Gold Corp. 50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia Mt Todd Gold Project Tetra Tech October 2019 360 24.5.2 Regional Numerical Groundwater Flow Model Tetra Tech constructed a regional numerical groundwater flow model to estimate groundwater inflows to the open pit at Mt Todd and potential impacts to regional and local water resources. The model uses the finite- difference model code MODFLOW-SURFACT, which is widely accepted and commonly used for such applications. The model is regional in scale and incorporates hydraulic properties for regional and local geologic units as derived from on-site testing, precipitation-derived recharge, natural and man-made surface hydrologic features such as ephemeral and perennial streams, the RWD, TSF, WRD, and the existing Batman pit. The proposed enlargement of the Batman pit is incorporated into predictive simulations of groundwater inflows to the pit and post-mining recovery of the groundwater system. Although preliminary calibration of the regional groundwater model has been completed, additional calibration is required and the model has not yet been finalized. Thus, only preliminary estimates of groundwater inflow to the expanded Batman pit and post-mining groundwater system recovery are currently available. The model will be finalized and used to generate updated estimates of dewatering flows and dewatering effects on the groundwater system for the feasibility study. For this Technical Report, Tetra Tech developed preliminary estimates of groundwater discharge into the pit based on preliminary model output coupled with historical observations (discussed below). Preliminary estimates from the groundwater modeling conducted to date suggest that groundwater inflows should initially be approximately 3 m3/hr and will gradually increase as the pit is enlarged and deepened, reaching a cumulative average rate of approximately 75 to 120 m3/hr during the latter part of Phase IV. Under expected normal conditions, a portion of the groundwater inflow would be removed by evaporation from the pit walls and floor. Pit dewatering is expected to lower groundwater levels in the vicinity of the pit. The preliminary modeling suggests that dewatering-related water level declines of 1 m or more should not extend farther than approximately 300 m from the pit. 24.5.2.1 Historical Observations During the development of the existing Batman pit, very little dewatering was required. The following observations were made: „ In 1994, one bore (BW-30P) was installed to provide dewatering capability if needed for the pit. This bore targeted a production zone between 36 and 50 m bgs and was expected to yield up to 600 cubic m per day (Rockwater, 1994). „ Bore BW-30P may never have been used, since in 1997 a dewatering investigation indicated that the method in use was sumps and sump pumps (Dames & Moore, 1997). The geologic materials exposed in the pit were identified to have an extremely low primary permeability but slightly higher secondary permeability along fractures, bedding planes, and joints. „ In December 1999 to January 2000, a geotechnical investigation described minor seepage on bedding planes and more consistent seepage in the southwest, northwest, and northeast corners of the pit (Pells Sullivan Meynink Pty Ltd., 2000). These seepages were related closely to rainfall and were greatly diminished in the dry season. However, these seepages did not appear to raise any concern at the time with respect to water removal. The Batman pit operations were shut down in June 2000. Vista personnel visited the site in June 2006 and reported that only 1.5 m to 2 m of water was present in the bottom of the pit, despite the pit floor being approximately 90 m to 100 m below the water table near the pit. Considering that no dewatering had been done in the intervening six years, groundwater inflow is expected to be small and, therefore, a relatively minor component of dewatering.

NI 43-101 Technical Report
50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia
Vista Gold Corp.
Mt Todd Gold Project

While the groundwater inflow component is expected to be relatively minor, precipitation during the wet season has historically been significant, especially on a short-term basis. Monthly reports prior to June 2000 indicate that on several occasions large storm events generated sufficient storm-water inflow to interrupt mine operations. One event in particular resulted in the pit floor being inaccessible for approximately a month (General Gold Operations Pty Ltd (GGO), 2000). Thus, a dewatering plan will be required to ensure that surface water runoff and precipitation inflows do not significantly hamper consistent mine operation.

24.5.3 Inflow Estimates

As noted above, groundwater inflow is expected to be a relatively minor component of dewatering. However, the large amount of precipitation and storm-water runoff has historically been a cause for concern. Therefore, for the PFS level dewatering design, the role of groundwater inflow has been assumed to be negligible, and storm-water runoff is the primary consideration for pit dewatering design. While negligible in terms of dewatering system design, groundwater inflows are more continuous than storm-water inflows and hence are significant relative to estimation of dewatering operating costs.

Thus, Tetra Tech based the conceptual dewatering plan on the 10-year recurrence interval, 72-hour and 100-year recurrence interval, 24-hour duration storm events. The precipitation values for those storm events, as obtained from the Bureau of Meteorology (BOM, 2017), are 3.47 mm/hr for 72 hours, which results in a total amount of 249.84 mm, and 10.7 mm/hr for 24 hours, which results in a total amount of 256.80 mm. The precipitation is assumed to fall uniformly over the pit and its catchment area. As the pit increases in size during mine development, the catchment area outside the pit would decrease until the pit comprises the entire drainage area in Phase II. Total volumes of storm water runoff inflow to the pit at the end of each phase of mine development are listed in **Table 24-9**. The volumes were calculated using the SCS Curve Number method (USDA, 1996).

Table 24-9: Catchment and Pit Areas, Inflow Volumes, and Dewatering Times for Mine Dewatering Design

Mine Phase	Catchment Area (m^2)	Inflow Volume (m^3)	Days to dewater pit after 10-year storm event[1]
Phase I	569,000	134,676	14
Phase II	738,787	176,479	19
Phase III	973,336.3	232,508	25
Phase IV	1,251,963	299,065	32

[1] At pumping rate of 500 m^3/hr

24.5.4 Mine Dewatering

Dewatering of the proposed Mt Todd Mine Batman Pit is anticipated to be through passive collection of water in the pit floor sump. The sump would collect surface water, pit wall run-off and precipitation, as well as groundwater inflow. **Table 24-9** shows the days to dewater the pit after a 10-year storm event for each phase of pit development at a 500 m^3/hr pumping rate. The design pumping rate does not increase throughout the LoM; instead, the time it takes to dewater the pit after a storm event increases. The dewatering system has been sized to 700 m^3/hr and reports to the PWP.

Tetra Tech October 2019 361

NI 43-101 Technical Report Vista Gold Corp. 50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia Mt Todd Gold Project Tetra Tech October 2019 362 Sump water would be removed through pumping and discharge lines to the pit rim and ultimately to the PWP. Water pumped from the pit floor would first go through a pair of pumps mounted on pontoons and then through skid mounted booster pumps placed at 96-120m lifts. Lifts with booster pumps will be added in stages with increasing pit depth. Once at the surface, the water would be piped to the PWP. Figure 24-1 shows the pit floor pump, booster pumps, and pipeline conceptual design, and Figure 24-2 shows the conceptual layout of the dewatering system. Costs for dewatering are provided in Section 22.0 – Economic Analysis. The mine dewatering system may require modification and refinement as empirical data become available during advanced exploration and initial mine construction and operation. In particular, groundwater-related mine inflow estimates should be refined based on numerical model updates incorporating observed groundwater inflow rates to the pit and observed water level changes in groundwater monitoring bores at the site.

NI 43-101 Technical Report Vista Gold Corp. 50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia Mt Todd Gold Project Tetra Tech October 2019 363 Figure 24-1: Open Pit Dewatering System Conceptual Design

NI 43-101 Technical Report Vista Gold Corp. 50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia Mt Todd Gold Project Tetra Tech October 2019 364 Figure 24-2: Conceptual Layout of Dewatering System

NI 43-101 Technical Report Vista Gold Corp. 50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia Mt Todd Gold Project Tetra Tech October 2019 365 24.6 Project Implementation 24.6.1 Project Implementation Strategy This section outlines a high level Project Development Strategy, which will be further developed during the next study phase of the Project. The Technical Report definitions of Scope, Cost and Schedule have been established on the presumption that Vista will implement the Project utilizing the Engineering, Procurement and Construction Management (EPCM) Execution model. Vista will appoint an EPCM Contractor (Engineer) with the prerequisite capability and experience to undertake the work. To complement the EPCM approach, Vista will adopt Design and Construct (D&C) implementation strategies, for select areas of the Project. Properly executed, the EPCM Execution strategy will afford Vista the following benefits: „ Lower Capital Cost Outcomes „ Project Implementation flexibility „ Fast-Track Execution opportunities „ Flexible Project Funding Strategies „ Optimal Project Quality Outcomes 24.6.2 Project Organization 24.6.2.1 EPCM Contracts Vista’s Project Manager will direct all activities including EPCM and D&C Contractors. For the EPCM Scope, two organization charts are developed: „ EPCM Stage 1 – Design & Procure. Refer to Figure 24-3. „ EPCM Stage 2 – Construct & Commission. Refer to Figure 24-4.

NI 43-101 Technical Report Vista Gold Corp. 50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia Mt Todd Gold Project Tetra Tech October 2019 366 Figure 24-3: EPCM Stage 1 – Design & Procurement. Refer Diagram 1

NI 43-101 Technical Report Vista Gold Corp. 50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia Mt Todd Gold Project Tetra Tech October 2019 367 Figure 24-4: EPCM Stage 2 – Construct & Commission. Refer Diagram 2

NI 43-101 Technical Report Vista Gold Corp. 50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia Mt Todd Gold Project Tetra Tech October 2019 368 24.6.2.2 D&C Contracts Two D&C contracts are proposed, specifically: „ Non Process Infrastructure (NPI) – Transportable Buildings (Package C160); and „ NPI – Site Erected Buildings (Package C170). 24.6.2.3 EPCM Contract Scope of Services Generally, the Engineer will perform the following tasks: „ Detailed process, civil, structural, mechanical and electrical design; „ Establish a document control system; „ Preparation of specification documentation; „ Calling and review of tenders for supply and installation of equipment; „ Contract evaluation, negotiations, documentation and management; „ Preparation of Purchase Orders and Contracts; „ Quality audits of major contractors and manufacturers; „ Construction management; „ Equipment and site inspections; „ Cost control, procurement, scheduling and planning, contract administration; „ Regular reporting on progress against schedule and cost against budget; „ Site testing and commissioning; and „ Preparation and review of Operation and Maintenance manuals. 24.6.3 EPCM Management The Engineer will provide an experienced and suitably qualified Project Manager who will manage all aspects of the EPCM Contract. The EPCM Manager will be the single point of contact for the Vista Project Manager and will work closely with the Vista senior managers and other Project Managers associated with the project. 24.6.4 Engineering The Engineer will provide an experienced and suitably qualified Engineering Manager who will manage discipline-based groups of Engineers and Draftsmen that will be responsible for coordination, direction, administration and completion of all detail design. Effort will be primarily aimed at optimizing design, uniformity and quality of design and monitoring of time spent against budget. Where Engineering Design is undertaken, progress will be reported by the Engineering Manager through the EPCM Project Manager to the Vista Project Manager. 24.6.5 EPCM Controls Using the Feasibility Study report as the basis for project scope and the capital cost estimate as the control budget in the first instance, the project will be managed in accordance with the Project Schedule submitted in the Study report. Initial activities will be directed to the awarding of Construction Contracts and/or Supply Contracts for long lead time items of plant and equipment, immediately upon Vista’s approval to proceed. The budget and schedule will be continually updated to reflect the current understanding of the project status.

NI 43-101 Technical Report Vista Gold Corp. 50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia Mt Todd Gold Project Tetra Tech October 2019 369 The Engineer’s Project Controls group will report to the EPCM Project Manager and will have responsibility for the following activities: „ Monitoring and reporting of contract package progress. This will be performed on a daily basis as necessary and reported weekly/fortnightly/monthly as required by means of the Procurement Status Report. „ Definitive estimate maintenance and forecasting. Records of variations to budget and other forecast estimates of cost to completion will be updated as necessary and reported by means of the Cost Control Report Summary. „ Cost control for procurement and contracting. Actual costs (invoiced and payments made), committed costs (orders placed) and estimated costs will be reported against budget using the Cost Control Report. The Trend Notice/Scope Change Notice system will be incorporated with these activities to ensure accurate forecasting. „ Coordination of construction planning and scheduling. Weekly meetings of all TTP-controlled site contractors’ Project Managers will be held to coordinate changes, clashes and priorities between contractors. „ Maintenance of an overall Schedule. The Schedule will be formatted using the WBS information received from all contractors and will be updated using information obtained from the various contractors and reviewed by the Project Manager on a weekly basis as a minimum. „ Project reporting. A monthly project progress report will be issued including, but not limited to, the following information: Highlights for the reporting period ⎯ Safety, Health and Environment issues; ⎯ Overall project status; ⎯ Engineering progress; ⎯ Procurement and fabrication progress; ⎯ Construction activities; ⎯ Planned activities for the next reporting period; ⎯ Current project cost reports; ⎯ Outstanding issues, Variations, Technical Queries, etc.; ⎯ Project S-curves; and ⎯ Photographs depicting project progress. 24.6.6 Procurement 24.6.6.1 Procurement Strategy The key procurement aims and objectives are to: „ Achieve the project objectives of earliest possible completion, cost-effective execution, quality workmanship and high degree of safety from suppliers. „ Adhere to the project plan, aims and schedule. „ Ensure that commercial and schedule risks are at acceptable levels. „ Provide a purchasing environment that minimizes claims and protracted disputes.

NI 43-101 Technical Report Vista Gold Corp. 50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia Mt Todd Gold Project Tetra Tech October 2019 370 „ Provide a procurement arrangement that encourages suppliers to be innovative and efficient. „ Carry out the procurement function for the project in an ethical and professional manner. Key success factors are to: „ Meet or exceed expectations for health and safety requirements. „ Meet or better the project schedule. „ Meet or better the project budget. „ Meet project quality objectives. 24.6.6.2 Procurement Overview The Engineer’s Procurement Manager will report directly to the Engineer’s EPCM Project Manager but will also liaise directly with Vista’s Commercial Manager. The Engineer’s Procurement Manager will be responsible for the preparation, all approvals and proper implementation of the Project Procurement Plan. Prior to the project receiving all necessary approvals (Vista and Statutory), award of clearly identified and specified packages containing long lead time delivery items will only be initiated by written authorization from Vista. The Engineer’s Procurement Manager will adhere to Vista’s procurement policy and procedures in place at the time with regard to authorization levels for capital expenditure and the requirements to obtain competitive quotations at discreet capital expenditure levels. All packages for supply of all project related goods and services will be prepared, tendered, assessed and awarded by the Engineer’s Procurement group. All purchase orders and contracts will be prepared by the Engineer’s Procurement group but issued through Vista’s purchasing system. Where goods and services are required from outside Australia, the Engineer’s Procurement Manager will ensure, through liaison with Vista, that sufficient forward cover on foreign exchange transactions is in place to mitigate any risk of currency fluctuation. 24.6.6.3 Construction Packages The Engineers Procurement Manager will be responsible for the development of a Construction Contracting Strategy. A preliminary strategy is documented in the Contracting and Procurement Plan.

NI 43-101 Technical Report
50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia
Vista Gold Corp.
Mt Todd Gold Project

The following Construction packages are envisaged as a minimum:

Table 24-10: Construction Packages

Package No.	Package Description
C015	Demolition Works
C020	Bulk Earthworks
C025	Power Plant
C030	Construction Camp
C032	Camp Management
C035	Tailings Dam
C040	Roads, Drainage & Fencing
C045	Concrete Supply
C050	Concrete Works
C055	Water Treatment Plant
C060	Structural Mechanical and Piping Installation
C070	Site Erection of Field Tankage
C080	Electrical and Instrumentation Installation
C090	Control System - Install & Commission
C100	Fuel Farm
C110	ANFO Facility
C120	Fire Systems
C140	Power Lines Reticulation
C160	NPI Transportable Buildings
C170	NPI Site Erected Buildings
C180	Communications – Telstra Interface
C190	Communications – Temporary

Tetra Tech October 2019 371

NI 43-101 Technical Report Vista Gold Corp. 50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia Mt Todd Gold Project Tetra Tech October 2019 372 24.6.6.4 Supply Packages The Engineers Procurement Manager will be responsible for the development of an Equipment and Services Supply Contracting strategy. The following supply packages are envisaged as a minimum: Table 24-11: Supply Packages Package No. Package Description P001 Ball Mills P030 Secondary Grinding Mills P002 Primary Crusher P003 Secondary Crushers P004 HPGRs P005 Dry Screens P006 Wet Screens P007 Slurry Pumps P008 Solution Pumps P009 Apron Feeders P010 Belt Feeders P011 Cyclone Clusters P012 Agitators P013 Thickener P014 Inter Tank Screens P015 Carbon Transfer Pumps P016 Gold Room P017 Vibrating Feeders P018 Container Tippers P020 Flocculant Mixing Package P021 Lime Slaker P023 Potable Water Plant P024 Mill Relining Machine P025 Overhead Travelling Cranes P026 Air Compressors, Driers & Receivers P028A Conveyor Drives P028B Conveyor Pulleys P028C Conveyor Idlers P028D Conveyor Belts & Splicing P028E Conveyor Skirts

NI 43-101 Technical Report Vista Gold Corp. 50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia Mt Todd Gold Project Tetra Tech October 2019 373 Package No. Package Description P028F Conveyor Scrapers & Ploughs P029 Ore Sorting P031 Wet Scrubber P032 Isolation Gates P033 Ventilation Fans P034 Screw Feeders P035 Rotary Valves P036 Filters P038 Hoists P039 Ball Charging Magnets P040 Tramp Magnets P041 Sump Pumps P042 Firewater System P043 Weightometers P045 Samplers P046 Analyzers P047 Rock Breaker P048 Blowers - Detox P049 Metal Detectors P050 FRP Tanks P051 Winches P053 Manual Valves P054 Laboratory Equipment P055 Bag Splitters P056 Safety Showers P057 Pressure Relief Valves P058 Pressure Regulators P060 Weighbridge P101 HV Switchgear P102 HV Cables P103 Transformers P104 Motor Control Centers (MCCs) P105 HV Variable Speed Drives P106 Neutral / Earth Resistors P107 Overhead Power Lines P108 Control System - Supply

NI 43-101 Technical Report Vista Gold Corp. 50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia Mt Todd Gold Project Tetra Tech October 2019 374 Package No. Package Description P109 Instruments P110 Switchrooms/MCCs P111 LV Variable Speed Drives P112 Power Factor Correction / Harmonic Filters P113 Control Valves P114 CCTV P115 2 way Radios P116 Plant Fire Detection Systems P117 RMUs/Kiosk Substations P118 Spares P119 Telemetry P120 Emergency Power P121 Security P122 UPS P123 WAD Cyanide Analyzers P124 HCN Monitors P125 Data Room P126 Motors P200 Fabricated Structural Steel Work P210 Fabricated Platework 24.6.6.5 Indirect Packages The Engineer’s Procurement Manager, in collaboration with Vista, will establish and manage a series of Indirect Packages. The Indirect Packages are envisaged as a minimum: „ EPCM Services „ Environmental Consultants „ Human Resources (HR) & Industrial Relations (IR) Consultants „ HSEC Consultants „ Commissioning „ Licenses, Fees and Legals „ Project Insurances „ Pre-Production Costs „ Capital Spare „ Stores and Inventories „ Heavy Lift Cranage

NI 43-101 Technical Report Vista Gold Corp. 50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia Mt Todd Gold Project Tetra Tech October 2019 375 24.6.6.6 Expediting The senior expeditor will plan and control expediting activities in consultation with procurement, establishing material status reports and ensuring suppliers comply with agreed delivery of drawings, data, materials and equipment. The post-award responsibility for the Supply Contract is vested with expediting; however, commercial responsibility stays with the purchasing officer. Expeditors will anticipate and act at the earliest possible stage to eliminate or reduce delays which may impact on the project schedule. Manufacturing and delivery progress will be monitored and reported to the project via expediting status reports. Status reports will verify the milestones reported. Exceptions will be reported to management. These reports will detail actions being taken to resolve any issues causing concern. The senior expeditor will utilize global support offices of a worldwide expediting third-party provider if necessary, to achieve the project schedule. 24.6.6.7 Logistics and Transport The Engineer will be responsible to manage the consignment of equipment and materials to the Project Site in the Northern Territory. A proven international project freight forwarding group with a global network will be appointed early in the project to provide logistics support services and to aid in the preparation of the transport and logistics plan. The focus will be on the most cost effective solution for delivery to site of equipment and materials to meet the construction schedule. The logistics specialist will develop a transport plan to be used to manage the sea, road and airfreight costs to budget. Selected land transport subcontractors will be required to display the necessary capabilities and dedicated management that will ensure equipment is suitable and operators take every precaution to meet the project safety and quality requirements. Transport plans will be prepared for all equipment based on maximum project transport envelopes. The review of the bulk steel supply will contribute to the plan. The plan will include, but not be limited to: „ Functional requirements of an inbound logistics system; „ Assessment of existing transport nodes and linkages (ports, roads and rail); „ Maximum load length, width, height and weight restrictions; „ Specialist heavy-lift and over-dimensional transport requirements at port, for example, liaison with statutory authorities and utilities, permitting, road closures and escorts; „ The requirement for “holding facilities” at port to manage the storage of equipment, materials and bulk steel pending transport to site; „ The movement of over-size components to site; „ Assessment of site conditions; „ Identification of alternative operational model; methodologies, constraints and risks; and „ The identification and management of shipping container and other demurrage costs. The freight forwarder (or an independent consultant) will specifically review the movement of the bulk steel supply from place of manufacture to project site.

NI 43-101 Technical Report Vista Gold Corp. 50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia Mt Todd Gold Project Tetra Tech October 2019 376 24.6.7 Construction Management The Engineer’s Construction Manager will establish a small on-site team prior to construction contractors mobilizing to site. The exact timing of the team’s establishment will be dependent on feedback from contractors regarding progress off site, but site establishment should not be less than four weeks in advance of contractor mobilization. The Engineer’s Construction Manager will ensure that all construction contractors are responsible for: „ Maintaining a safe site; „ Maintaining compliance with all appropriate Statutory and Legislative requirements; and „ Maintaining compliance with all Vista site requirements in regard to Environmental Health and Safety of the construction work force and the supervising team. All site works will be undertaken utilizing qualified construction contractors, and the Construction Manager will act in the role of Superintendent to Vista when administering the construction contracts. The construction supervision team will comprise of suitably qualified and experienced personnel and, where possible, preference will be given to more senior professionals when selecting staff, recognizing that the construction schedule and budget are of significant importance. 24.6.8 Commissioning The Engineer will develop a Commissioning Management Plan, in collaboration with the Vista Commissioning Representative. The Engineer’s Commissioning Manager will report to the EPCM Manager, but liaise closely with Vista’s Commissioning Representative. Three Commissioning Areas are contemplated: „ Primary Crusher up to Mill; „ Mill to Gold Room; and „ Non-Process Infrastructure (NPI). Supervision of the various areas and disciplines during the discreet commissioning phases will be the responsibility of specifically appointed professional engineers assisted by key personnel from any design teams, construction teams, representatives of the various vendors and from the client’s staff. Commissioning for the Process Plant will be generally carried out in three distinct phases: „ Dry commissioning of all mechanical and electrical equipment including manual rotational checks, off load driven rotational checks, functional checks, instrument I/O checks, electrical continuity checks, etc.; „ Wet commissioning of all mechanical and electrical equipment including hydraulic pressure testing using water, coupled with flow testing using water to ensure integrity of the various pumped circuits; and „ Process commissioning of all mechanical and electrical equipment using production materials, commencing at minimum throughput requirement and gradually increasing to full design capacity prior to conducting any necessary performance testing. Refer to Figure 24-5 for Commissioning Phases bar chart.

NI 43-101 Technical Report Vista Gold Corp. 50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia Mt Todd Gold Project Tetra Tech October 2019 377 Figure 24-5: Commissioning Phases

NI 43-101 Technical Report Vista Gold Corp. 50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia Mt Todd Gold Project Tetra Tech October 2019 378 All modifications required during commissioning will be documented in a Project Modification Register and subject to the same verification as detailed design with respect to design, fit for purpose, Environment, Health and Safety (EHS) and Hazard and Operability (HAZOP) Study requirements and drawing updates. All modifications will be carried out by either construction contractor’s representatives or vendor representatives. 24.6.9 Temporary Construction Facilities All Contractors will be responsible for the provision of their own site facilities to an appropriate standard that complies with local EHS guidelines for offices and amenities and to the approval of the Construction Manager. All contractors will be responsible for the upkeep, cleaning and sanitation requirements of their respective facilities. The EPCM Contractor will be responsible for the provision of suitable connection points for power, water and sewerage. The EPCM Contractor will be responsible for the provision of suitably located areas for the installation of the temporary facilities and for the provision of a suitably located receipt and lay-down area for delivered goods. 24.6.10 Industrial Relations All contractors will be required, under the terms of their contract, to take responsibility for their own industrial relations. They must be able to demonstrate and have in place suitable policies and procedures to ensure that the handling of matters of an Industrial Relations (IR) nature cause minimum disruption to the project schedule and budget. All contractors must be able to demonstrate compliance with the HR/IR Policy. The Plan will be incorporated into all tender documentation. This plan will also contain details of the Site Agreement on wages and conditions that will apply universally to the project. Contractors may be required to be affiliated to an equivalent Chamber of Commerce and Industry (CCI) for the Northern Territory. The CCI being a recognized and competent employer organization that can provide adequate IR advice and advocacy service, should the contractor fail to demonstrate the adequacy of his own internal services in this area. All contractors should make an allowance to retain the CCI to develop suitable IR strategies, policies and procedures that will ensure that, in the event of industrial action being taken by contractors, the resolution of such matters will be timely and of such a nature as to not adversely affect the project schedule and budget. 24.6.11 Health and Safety All contractors will be required to comply with AS 4801 (Standard for Safety Management Systems) as a minimum. All contractors must be able to demonstrate compliance with the EHS Project Management Plan. The Plan will be incorporated into all tender documentation. The Engineer, in conjunction with Vista, will be responsible for developing a safety policy during the initial phase of the project. This policy should set out guidelines for the project safety procedures and the safety

NI 43-101 Technical Report Vista Gold Corp. 50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia Mt Todd Gold Project Tetra Tech October 2019 379 targets for the project. Particular emphasis will be placed on site attendance of project personnel and the occupation of the site by the construction team and various contractors. The policy will address the following issues: „ The legislative responsibilities of Vista and the Engineer under the relevant Occupational Health, Safety and Welfare Act; „ The legislative responsibilities of contractors under the relevant Occupational Health, Safety and Welfare Act; „ The legislative responsibilities of employees under the relevant Occupational Health, Safety and Welfare Act; „ The establishment of safety protocols and management systems required by the Act and how they will be practically implemented to suit the needs of the project; and „ Any IR issues that need to be addressed as part of the overall safety management program. All new employees attending site will be required to complete the necessary Vista site induction programs. The Engineer will employ an experienced Safety Manager for the term of the project and a Site Safety Officer for the period of site occupation. The Safety Manager will be responsible for implementing the project safety policy, developing procedures in conjunction with the Engineer’s Site Safety Officer and implementing the provisions of the relevant Occupational Health, Safety and Welfare Act. The Engineer’s Site Safety Officer will be responsible for enforcing all safety procedures and rules on the construction site and will organize regular communications with contractors to ensure adherence to policy, procedures and rules. Contractors will be required to support the project safety protocols, provide individual safety management plans, perform Job Safety Analysis and ensure their employees are provided with Personal Protective Equipment to the standard defined by the overall site policy. Contractors must also provide a nominated individual at supervisory level, who has received adequate training in Occupational Health and Safety (OH&S), who will be responsible for safety procedures within the contract. Contractors will be required to provide adequately equipped First Aid kits and have at least one formally qualified First Aid person on each shift to administer minor injuries not requiring medical attention from a Doctor. In the event of a more serious injury, Vista will make available the site First Aid facilities and personnel to all project related employees. The Engineer’s Construction Manager will ensure that adequate records are kept of all safety incidents, irrespective of whether First Aid is required. TTP’s Site Safety Officer will report Lost Time Injury Frequency Rate, Disabling Injury Frequency Rate and Medically Treated Injury Frequency Rate, along with severity information, on a weekly basis as a minimum.

NI 43-101 Technical Report Vista Gold Corp. 50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia Mt Todd Gold Project Tetra Tech October 2019 380 24.6.12 Environment The Engineer’s staff and all contractors will be made aware of the site environment conditions and constraints at the time of induction. Vista Environmental staff will be asked to audit site works on a periodic basis to identify issues of concern or non-conformance with site environmental policies and procedures. All contractors must be able to demonstrate compliance with the EHS Project Management Plan. The Plan will be incorporated into all tender documentation. 24.6.13 Schedule 24.6.13.1 Schedule Objectives and Scope The key objective of the PFS phase EPCM schedule is to provide a Class 3, Level 3 detail Schedule with an accuracy range of ±15%. Class of Schedule defines the degree of completeness required for schedule development, Class 5 being a low degree of completeness, and Class 1 being a high degree of completeness. Level of Schedule defines the degree of detail for communication, reporting, and execution, Level 1 being a low degree of detail and Level 5 being a high degree of detail. The scope included in the Schedule is that which is included in the EPCM contractor’s scope, as defined in the Technical Report. Consequently, Client Activities, Mine Development, Tailings Dam, Power plant detail, or Waste Water Treatment Plant are excluded from Schedule. 24.6.13.2 Schedule Assumptions For the Project, the specific schedule assumptions include: „ The Northern Territory wet season runs from ~1st December to ~17th April when heavy rains can impact construction activities at times, particularly civil and concrete works; „ No force majeure disruptions to scheduled work (IR or otherwise); „ Open access to all work fronts is available; „ Transportation to and from site (both air and land) is without delay; and „ The schedule has assumed that project approval will be given by Vista on or about January 1, 2021. Start up, as defined by handover after completion of commissioning is scheduled to early-mid-2023. 24.6.13.3 Critical Activities The Critical Path of the EPCM Schedule runs through the Vista approval process and the purchase packages and contracts for Area 3300 (Classification and Grinding) as follows: „ P001 Ball Mills Scope Development and Tender Period ......... 11 weeks „ P001 Ball Mills Manufacture and Delivery .............................. 63 weeks „ P001 Ball Mills SMP Construction ........................................... 24 weeks (Total) „ Area 3300 Verification and Commissioning ............................ 5 weeks The above critical activities determine a critical path of approximately 119 weeks duration after Project approval to proceed has been given.

NI 43-101 Technical Report Vista Gold Corp. 50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia Mt Todd Gold Project Tetra Tech October 2019 381 24.6.13.4 Significant Activities Major procurement packages with a lead time ex-works greater than 40 weeks are: Table 24-12: Supply Packages with Significant Lead Times Package Lead Time P001 – Ball Mills 55 weeks P002 – Primary Crusher 48 weeks P004 – HPGRs 52 weeks P012 – Agitators 60 weeks P024 – Mill Relining Machine 52 weeks P029 – Ore Sorting 45 weeks P030 – Secondary Grinding Mills 54 weeks 24.6.13.5 Commissioning Schedule The Commissioning Schedule has been broken into five specific activities in each area / sub area: 1) Construction Verification (CV) a) Occurs immediately after construction completion for each area (e.g. 3100, 3200, etc.) with each area CV start date independent of the others 2) Pre commissioning a) Occurs once CV is finished for each sub area b) 100,000t of ore available before pre-commissioning commences 3) Dry Commissioning (DC) a) Requires equipment power up so each of the five sub stations (one for crushing / stockpile, one for HPGRs, one for milling, Secondary Grinding and one for leach / CIP / gold room / air / water services) need to be completed prior to commencing DC. b) Should also occur in the order of: ⎯ Safety Systems (fire water / safety showers, etc.) ⎯ Process ancillary equipment (instrument air / gland water, etc.) ⎯ Process equipment substation groupings ⎯ Check Spares receipted into site store for equipment items in the area 4) Wet Commissioning (WC) a) The order for WC needs to be: ⎯ Safety systems (fire water / safety showers, etc.) ⎯ Environmental systems (storm water pond pumps, sump pumps, etc.) ⎯ Process ancillary equipment (instrument air / gland water, etc.) ⎯ Process area where both the current area and downstream area dry commissioning has been completed ⎯ Workforce training completed

NI 43-101 Technical Report Vista Gold Corp. 50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia Mt Todd Gold Project Tetra Tech October 2019 382 5) Process Commissioning a) Will occur sequentially in the order of process flows, with the proviso that each area within a process zone terminated by a large storage buffer has been completed. Large storage buffers likely to create independent process commissioning zones include: ⎯ Crushed ore stockpile ⎯ Thickener ⎯ Leach / CIP Tanks 24.6.13.6 Schedule Interfaces The EPCM Schedule does not include detailed activities from contractors undertaking scopes of work outside the PFS scope such as the Tailings Dam, Waste Water Treatment Plant, Mine Development, and the Power Plant. The Construction schedule is currently based on best estimate for the logical sequence of activities as developed by the Feasibility Study contractor. Upon award of contracts during the EP phase, construction contractors will be required to each develop and provide their schedules which will form a Class 3 Level 4 detailed schedule. This schedule will only be baselined with the approval of Vista, EPCM contractor, and the Construction contractor. 24.6.13.7 Reporting The Engineer’s Project Manager will ensure that the Schedule is updated within 3 working days of the end of each calendar month such that progress against project milestones and activities can be clearly identified. The project schedule will also show the critical path(s) at each update such that possible improvements in project completion forecast may be made. Each month the EPCM contractor will provide the following to Vista and contractors: „ The whole schedule „ Critical Path/20 day or less Total Float view that will identify the critical path while also showing the activities with less than 20 days Total Float „ Mid-month short form status report covering expenditure and schedule compliance

NI 43-101 Technical Report Vista Gold Corp. 50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia Mt Todd Gold Project Tetra Tech October 2019 383 Figure 24-6: EPCM Summary Schedule

NI 43-101 Technical Report
50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia
Vista Gold Corp.
Mt Todd Gold Project

25.0 INTERPRETATION AND CONCLUSIONS

25.1 Project Risks

Significant risks and uncertainties that could reasonably affect the reliability or confidence in the Project outcome are provided in **Table 25-1**.

The Project is an advanced-staged development project that has undergone engineering and permitting for a number of years. In order to manage cost and schedule risk, Vista retained GR Engineering Services of Perth, Australia to undertake a benchmarking study to assess the appropriateness of capital and operating cost estimates, construction and ramp-up schedules, owner's costs and key components of the Project (e.g., power supply). As such, the development risks that are within the control of Vista are considered low to moderate.

Table 25-1: Project Risks

Risk	Description	Probability	Severity
Gold Price	The Project economics are sensitive to gold price. Sustained downward gold price trends could render the project uneconomic.	Low-Medium	High
Foreign Exchange	The Project capital and operating costs are sensitive to foreign exchange changes. A strengthen Australian dollar without an offsetting positive change in the gold price could render the Project uneconomic.	Low-Medium	High
Political Setting	Australia and the Northern Territory have historically been supportive of the extractive industries. Changes in legislation could have a negative impact on the project.	Low	Medium
Jawoyn	The JAAC is supportive of the Project. Changes in Vista's relationship with JAAC could have social impacts on the Project.	Low	Low-Medium
Permitting & Regulatory Approvals	The Project has received both EIS and EPBC authorizations as described in Section 20.	Low	Medium
Property Holdings	Vista has secured the Mt Todd concession holdings as described in Section 4.0. Any change could have negative impacts to the Project.	Low	Low
Infrastructure	The Project relies on the use of existing infrastructure. The condition of which is well known and is functional. Significant deficiencies would result in increased capital expense.	Low	Low
Understanding of Resource	The Project viability relies upon historical drilling as well as recent drilling to develop and assess the resource model. New drill results could adversely affect the interpretation of parts of the deposit, with impacts to resources and production estimates.	Low	Low

Tetra Tech October 2019 384

NI 43-101 Technical Report
50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia
Vista Gold Corp.
Mt Todd Gold Project

Risk	Description	Probability	Severity
Power Plant Estimated Capital	The proposed power plant utilizes industry standard equipment that is currently in use in Australia. Changes in cost could affect Project economics.	Low	Low-Medium
Reagents & Consumables	The process operating costs are sensitive to global changes in reagents and consumables pricing.	Medium	Medium
Fuel	The Project operating costs are sensitive to global changes in prices for diesel and natural gas.	Medium	Medium
Mobile Equipment Capital	Mobile equipment prices are an important part of the Project capital. Significant increases could impact the Project economics.	Low	Low-Medium
Process Technology	Extensive testing has been completed to identify the most suitable technology and equipment in the process are. The performance of the selected equipment could negatively impact Project economics.	Low-Medium	Medium
Climatic Events	Day to day mining operations could be significantly impacted by high precipitation events.	Low	Low-Medium
Groundwater	Day to day mining operations could be impacted by groundwater inflow.	Low	Low
Water Treatment	Heavy and sustained rains could result in water treatment in excess of capacity for short periods.	Low-Medium	Medium
Existing TSF 1	Restarting of TSF 1 operations is an integral part of the Project plan. This facility has been idle for many years, delays could impact the schedule.	Low	Low-Medium
Reclamation & Closure	There is potential for reclamation activities to extend beyond the active planned closure period, and therefore generate greater sustaining costs. Additional risk lies should the closure design not perform as intended.	Low	Medium

25.2 Geology and Resources

The Project is situated within the southeastern portion of the Early Proterozoic Pine Creek Geosyncline which is comprised of the Burrell Creek Formation, the Tollis Formation, and the Kombolgie Formation.

Gold mineralization in this area is constrained to a single mineralization event and the deposits are classified as orogenic gold deposits in the subdivision of thermal aureole gold style. The Batman deposit has characteristics of an intrusion related gold system making it the primary resource.

The Batman deposit is defined by approximately 7.4 million ounces (Moz) of gold within 278 Mt of measured and indicated resource at an average grade of 0.82 g-Au/t and a cutoff grade of 0.4 g-Au/t as provided in **Table 14-1**.

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NI 43-101 Technical Report Vista Gold Corp. 50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia Mt Todd Gold Project Tetra Tech October 2019 386 In addition, opportunities for the Project resource may include: „ In addition to the mineral reserves at the Batman Deposit, the Company estimates measured and indicated resources of 1.7 million ounces gold (70.2 million tonnes at 0.77 g Au/t) and inferred resources of 1.4 million ounces gold (61.3 million tonnes at 0.72 g Au/t). A portion of the inferred resources are contained within the existing pit design and are currently included in the mine plan as waste material. Additional resources are predominantly at depth and lateral along strike. Potential to convert part of the mineral resources to reserves represents an opportunity to improve existing LOM economics and extend mine life. „ The Company also has known mineral resources at the Quigleys Deposit, which is close to the planned processing plant. The estimated grade of the Quigleys Deposit is higher than the estimated average grade of the Batman Deposit and could provide a source of higher-grade feed in the mid years of the Project when higher stripping is encountered and the average grade of feed to the plant is expected to decrease. Additional drilling and metallurgical testing are required to develop mine plans and ultimately convert part of the Quigleys resource to proven or probable reserves. „ Growth through exploration represents additional opportunity to add value at Mt Todd. Both the Batman Deposit and Quigleys Deposit remain open. In addition, Vista controls over 1,100 sq. km of contiguous exploration licenses at the southeast end of the Pine Creek Mining District. Various gold targets have been identified through early-stage, grass roots exploration programs along the Cullen-Australis and Batman-Driffield structural corridors, the latter of which is the host to the Batman Deposit. To-date, Vista's exploration efforts have primarily focused on the Batman Deposit. 25.3 Mineral Reserve and Mine Planning Pit designs were completed based on WhittleTM pit optimizations and are appropriate for a metal price of approximately US$1,000 per ounce Au. The Mt Todd proven and probable reserves have been defined using economics based on a gold price of US$1,250 per ounce and an elevated cutoff grade of 0.40 g-Au/t. The proven and probable reserves were used to create a production schedule for mining, and a positive cash-flow analysis has been done based on the production schedule by Tetra Tech. The reserves have reasonable economics with respect to the statement of reserves under NI 43-101 regulations. Mine production constraints were imposed to ensure that mining wasn’t overly aggressive with respect to the equipment anticipated for use at Mt Todd. The schedule has been produced using mill targets and stockpiling strategies to enhance the project economics. The constraints and limits are reasonable to support the project economics which are used to justify the statement of reserves. Pit designs use six-meter benches for mining. This corresponds to the resource model block heights, and the QP [Thomas L. Dyer, P.E.] believes this to be reasonable with respect to dilution and equipment anticipated to be used in mining. In areas where the material is consistently ore or waste so that dilution is not an issue, benches may be mined in 12-m heights.

NI 43-101 Technical Report Vista Gold Corp. 50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia Mt Todd Gold Project Tetra Tech October 2019 387 25.4 Mineral Processing The substantial quantity and quality of metallurgical test work data developed from Mt Todd drill core samples has led to the development of a robust energy efficient comminution circuit followed by a standard gold recovery process. Key conclusions drawn from the metallurgy studies are: „ Mt Todd (Batman) ore is among the hardest and most competent ore types processed for mineral recovery. The most energy efficient comminution circuit has been determined to be the sequence of primary crushing, closed circuit secondary crushing, and closed circuit HPGR tertiary crushing followed by ball milling. „ The ore is free-milling, is not preg-robbing, and is amenable to gold extraction by conventional cyanidation processes. „ The ore has relatively high specific cyanide consumption. This is largely due to the presence of sulfides, cyanide consuming copper, and destruction of residual cyanide. „ The use of sorting has helped to decrease operational costs and remove portions of the harder rock mined. The equipment selection criteria for the operation has received considerable interaction with specialist vendors to the point where there is a reasonably high degree of confidence in selected technology and process units at this preliminary feasibility study stage. The recommended flowsheet for FS consists of primary crushing, closed circuit secondary crushing, closed circuit tertiary crushing using HPGRs, ball milling, cyclone classification, pre-leach thickening, leach and adsorption, elution electrowinning and smelting, carbon regeneration, tailings detox and disposal to conventional tailings storage facility. 25.5 Infrastructure 25.5.1 Site Preparation Bulk earthworks are designed to minimize the import of fill materials. 25.5.2 Support Buildings „ Administration offices, gatehouse/security facilities, cribs/ablutions are planned to be transportable buildings. „ The process plant offices, workshop and warehouse are located inside the existing Flotation Building. „ Sample preparation and laboratory will have a purpose-built steel shed. 25.5.3 Access Roads Parking and Laydown The access road is based on the repaired existing road. 25.5.4 Heavy Lifts Heavy cranage is allowed for all lifts greater than 50 t.

NI 43-101 Technical Report Vista Gold Corp. 50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia Mt Todd Gold Project Tetra Tech October 2019 388 25.5.5 Bulk Transport All bulk transport will be weighed. 25.5.6 Communications Site-wide communication is based on a 50 m tall communication tower that will support eight (8) channels. 25.6 Project Services The economic model uses a natural gas price derived from east coast gas pricing. The Company believes that there may be a significant opportunity to achieve a lower gas price upon commitment to a long-term gas delivery contract. This belief is in part based on local expectations of significantly increased gas reserves in the Beetaloo Basin south of the Mt Todd project. The Company is also considering additional optimization of the power plant. 25.7 Environmental and Social Conclusions 25.7.1 Existing Body of Work A number of environmental studies have been conducted at the Project Site in support of development of Environmental Impact Statements and as required for environmental and operational permits. Studies conducted have investigated soils, climate and meteorology, geology, geochemistry, biological resources, cultural and anthropological sites, socio-economics, hydrogeology, and water quality. 25.7.2 Environmental Impact Study and Approvals The Environmental Impact Study (“EIS”) was submitted in June 2013. The NT Environmental Protection Authority provided its final assessment of the Project in June 2014. Notification of approval of the EIS was given September 2014. Vista has received all major environmental approvals to proceed with the Project. 25.7.3 Social or Community Impacts The Jawoyn people have strong involvement in the planning of the Project. Areas of aboriginal significance have been designated, and the mine plan has avoided development in these restricted works areas.

NI 43-101 Technical Report
50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia
Vista Gold Corp.
Mt Todd Gold Project

25.8 Results of the Site-wide Water Balance Model

Under the modeled conditions, the SWWB model results indicate that:

- The WTP rate of 500 m^3/hr and PWP sizing for 6 days of storage appear adequate for the 50,000 tpd production process water requirements.
- The greatest amount of make-up water required from the RWD was quantified as 11,955 m^3/day. RWD requirements were found to be the most dependent upon TSF decant volumes.
- The WRD retention pond (RP1) was typically observed to overtop less than 1% of the time during the 13-year simulation.[1] LGRP storage may be optimized.

[1] A typical value is given. Separate model runs provide a range of overtopping events, due to the stochastic nature of the model.

Tetra Tech October 2019 389

NI 43-101 Technical Report Vista Gold Corp. 50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia Mt Todd Gold Project Tetra Tech October 2019 390 26.0 RECOMMENDATIONS The following recommendations are presented for consideration and were developed using best engineering judgement to estimate the costs of the respective recommendations. 26.1 Feasibility Study A FS is recommended to advance the Project to a place where any additional detailed information necessary provides support of capital and operating cost estimates which lead to a potential project development decision. The estimated budget for the FS is approximately US$2,500,000. 26.2 Resource and Exploration The Batman deposit potentially extends along strike both to the north and south. Step out drilling should be used to explore this. Additional deep infill drilling should be used to help define potential deep mineralization not detected by earlier drillholes. Infill drilling within and exploration drillholes along the trend of the Quigley deposit is recommended. Additional drilling exploring the exploration licenses, following up on geophysical and geochemical anomalies. The estimated budget for drilling within the mining licenses is US$500,000-1,000,000 and US$500,000- 1,000,000 for initial drilling on the exploration licenses. 26.3 Mining Risks and Opportunities 26.3.1 Opportunities Some refinement of dump designs for the chosen ultimate pit may help to reduce the overall footprint of the resulting dumps and therefore reduce closure costs. Current blasting patterns have been tightened up to reduce oversize. With experience, the blasting patterns can be optimized to reduce both drilling and blasting costs. 26.3.2 Risks Large stockpiles of low-grade ore are used for reasonably long periods of time. These stockpiles may oxidize during storage and the resulting recoveries from these stockpiles may be overstated due to the change of chemistry.

NI 43-101 Technical Report Vista Gold Corp. 50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia Mt Todd Gold Project Tetra Tech October 2019 391 26.4 Environmental Studies Additional studies will be needed to further assess environmental baseline conditions to support feasibility level design, permitting, and closure planning for the Project, including: „ Erosion analyses; „ Waste and cover material hydraulic properties characterization and analysis; „ Acid-base accounting on waste rock and tailings; „ Ongoing aquatic, benthic and wildlife studies; „ Comprehensive vegetation survey; „ Archaeological and historical assessments for all areas to be disturbed; „ Hydrogeologic investigations and site-wide hydrogeologic characterization; and „ Precipitation, stream flow, and watershed data. It is also recommended that further investigation be conducted to identify a source of low-permeability material suitable for use in closure covers located closer to or within the project site boundaries. The estimated budget for this work is US$350,000. 26.5 Site-wide Water Balance Recommended model improvements include: „ The site-wide water balance model is dependent upon the TSF water balance model, which provides decant water to the process facility, and the vadose and seepage models, which characterize seepage through the various rock piles on site (WRD, LGOS, and HLP). As such, refinement of the TSF water balance model including completion of these models to the greatest detail practicable affects the overall quality of the site-wide water balance model results. „ Incorporate results of future Batman Pit potential groundwater inflow investigation. „ Optimize management of Batman Pit dewatering effluent and other contact water. This water may be of sufficient quality to be used as make-up water to the process circuit offsetting the water coming from the RWD. This water would also reduce the amount of water ultimately requiring treatment. „ In this iteration of the site-wide water balance model, the entirety of the WTP effluent is being used as dust suppression around the mine site during the dry season. Further investigation of other uses of the WTP effluent should be conducted. „ Further investigation of the adequacy of RP1 storage capacity is recommended, particularly within the early stages of the LoM when a larger fraction of the catchment reports to this pond. „ Incorporate RWD stage-storage relationship and catchment area into the site-wide water balance model such that it may be modeled as a reservoir, as opposed to an infinite source. „ Inclusion of process, fire, potable and raw water tanks. At present, only the dust suppression tank is modeled. The tanks above are currently modeled as drawing water directly from the RWD, rather than demands on discrete tanks. „ Review and update dust suppression requirements. „ Incorporate evolving Batman Pit shell geometry to more accurately model that facility.

NI 43-101 Technical Report Vista Gold Corp. 50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia Mt Todd Gold Project Tetra Tech October 2019 392 The estimated budget for this work is US$200,000. 26.6 Groundwater Hydrology and Mine Dewatering The following work is recommended with respect to groundwater hydrology and mine dewatering: „ Additional hydrogeologic study should be completed in the vicinity of the Batman Pit to provide more detailed information on which to base calibration of the regional groundwater flow model and subsequent prediction of groundwater inflows to the pit and post-mining recovery of the groundwater system. The study should include permeability testing by packer test methods in three to five selected borings within or immediately adjacent to the pit and drilled to the proposed ultimate depth of the pit. The packer testing in those borings should be conducted over relatively short (10 m to 30 m) intervals, beginning at the water table and extending to the total depth of the borings. This testing could be combined with exploration drilling by performing the testing in exploration core holes. The study should also include measurement of depth to water in any accessible existing borings or core holes within or immediately adjacent to the pit. „ Calibration of the regional groundwater flow model should be completed with the additional data, and the calibrated model should be used to refine the estimates of groundwater inflow to the pit and predictions of the hydrogeologic effects of pit dewatering. „ The post-mining version of the groundwater flow model should be updated with the calibrated model used as its basis. Output from the post-mining model should be incorporated into any geochemical modeling of post-mining pit lake formation and geochemistry. The estimated budget for this work is US$200,000. 26.7 Process Plant Geotechnical Investigation Recommendations For the DFS future geotechnical work is suggested in the following areas, and is estimated at US$150,000. 26.7.1 Crushing/Screening/Grinding/HPGR/Sorting All large vibrating structures should be founded in rock rather than on fill to reduce dynamic effects. An accurate rock level is required to confirm foundation design and accurately estimate required concrete quantities and rock excavation. The existing structure concrete slabs are located directly over the new mill location, so it is recommended that additional new test pits around all four sides be undertaken to allow interpolation. 26.7.2 Thickener/Leach/CIP There are large tanks to be constructed in this area, with high foundation bearing pressure. Variation in rock level will impact the potential for differential settlement which needs to be considered. It is recommended at least four additional test pits to evaluate variance in rock levels in north-south and east-west directions.

NI 43-101 Technical Report Vista Gold Corp. 50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia Mt Todd Gold Project Tetra Tech October 2019 393 26.7.3 Stockpile & Reclaim There is no test pit data near this area (the nearest test pit is more than 200m away). Steeply sloping ground surface exists (in excess of 5 m variation in ground level across the reclaim tunnel) so there may be considerable variation in rock levels which will affect potential settlement due to stockpile surcharge and required excavation for the concrete vault and tunnel. A new borehole is recommended on the high side (determine whether this high side bench is fill material, and therefore whether rock would be encountered within the limits of an excavator for a test pit) and a new test pit on low side, to determine rock levels. 26.8 Tailings Facility Design The following studies and investigations are recommended to support TSF design for future phases of the project: 26.8.1 TSF Construction Schedule The TSF staging and construction schedule must be optimized during the feasibility study phase of the project to minimize mobilization costs. 26.8.2 Investigation of TSF1 Drainage Features The condition of the existing toe drains, underdrains, and decant towers must be investigated to confirm their condition prior to re-commissioning of TSF1. 26.8.3 Geotechnical Investigation and Assessment Additional geotechnical investigations are recommended, including drilling, sampling, and laboratory testing to characterize the geotechnical properties of the surface and subsurface materials. The geotechnical drilling program should include Standard Penetration Testing (SPT) and/or Cone Penetration Testing (CPT). CPT investigation within the existing TSF1 tailings is recommended to support assessment of the raise foundation strength and liquefaction analysis. A program of laboratory geotechnical testing of a sample of representative future tailings is recommended as part of future design work, including index testing (particle size, plasticity, specific gravity), compaction testing, and advanced testing to assess consolidation, strength and permeability after compaction, and unsaturated soil characteristics. 26.8.4 Waste Rock Testing Additional laboratory testing of the waste rock is recommended, including, but not limited to, proctor compaction, hydraulic conductivity, and shear strength testing. No testing of the run-of-mine waste was conducted for this study, and a representative range of strength parameters would improve predictions of behavior related to slope stability. 26.8.5 Consolidation/Seepage Modeling The seepage and stability analyses discussed in this report were based on laboratory tests conducted on the in-situ tailings. Large scale consolidation tests should be conducted on bench scale samples of the proposed process tailings to determine hydraulic conductivities as a function of effective stress. The seepage and stability analyses must be updated based on these representative material properties. Additionally, seepage

NI 43-101 Technical Report Vista Gold Corp. 50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia Mt Todd Gold Project Tetra Tech October 2019 394 and stability analyses must be conducted assuming that the underdrain system is plugged to assess its influence on the stability of future vertical expansions. 26.8.6 Water Balance A TSF water balance analysis which includes the return water ponds must be conducted to predict the volume of recycle water available for process operations. The results of the water balance analysis will also be used to size the return water system which includes the existing decant structures and an additional barge pump. 26.8.7 TSF Consequence Classification A formal dam classification assessment is recommended as part of future design work. Under ANCOLD guidelines, the Consequence Category is determined for a potential dam failure and environmental spill. The classification should include a failure modes assessment, a dam break and inundation study, and consideration of the potential for impacts to business, social and environment, and the potential for loss of life. The resulting Consequence Category for the tailings storages will be used to identify parameters for advancing the design such as the design storm event and the design seismic event. 26.9 Process Operating Costs Two major items incurring operating costs are grinding media and reagents. Together these items make up 61% of the plant consumables operating costs. The FS should investigate options for reducing the consumption rate and the unit costs for these consumables. This work is included in the estimated budget for the FS. 26.10 Geochemical Analyses Geochemical characterization will be updated to reflect the designations of Potentially Acid Forming, Potentially Acid Forming-Low Capacity, Non-Acid Forming, Acid Consuming and Uncertain in accordance with DITR (2007) guidelines. Additional geochemical testing is recommended on the sorter reject material. This work is included in the estimated budget for the FS. 26.11 Process Parameter Optimization The on-going testwork is directed at optimization of process parameters which is expected to result in both capital and operating cost reductions as detailed in this Technical Report.

NI 43-101 Technical Report Vista Gold Corp. 50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia Mt Todd Gold Project Tetra Tech October 2019 395 27.0 REFERENCES ALS, 2013. CIL Extractive Testwork conduct upon heap leach (X2) and Drill hole (X2) composites from the Mt Todd Gold Project, April 2013. ALS Ammtec, May 2012. Metallurgical Testwork Report No. A13575. ANZECC & ARMCANZ, 2000, Australian and New Zealand Guidelines for Fresh and Marine Water Quality. Australian and New Zealand Environment and Conservation Council (ANZECC) & Agriculture and Resource Management Council of Australia and New Zealand (ARMCANZ) Ausenco, August 2009. JKSimMet Circuit Simulations for the 11 mt Vista Gold Mt Todd Plant. Australian Government, Standing Council on Environment and Water and the National Health and Medical Research Council, 2011. National Water Quality Management Strategy - Australian Drinking Water Guidelines 6 (2011) – Version 3.4 Updated October 2017. Barkley, Ross, March 24, 2016, Review of Geotechnical Pit Slope Design for the Project, Call & Nicholas, Inc. internal memorandum. BKK, 1996. Pegasus Gold Australia Pty Ltd, Mt Todd Gold Mine, Phase 2 Development, Environmental Management Plan. Prepared by Bateman Kinhill Kilborn Joint Venture for Pegasus Gold. Bolger, C., and Glasscock, M., March 2000. Batman Resource Estimate General Gold Operations Pty. Ltd. Bolger, Chris, June 18, 1999. Internal Memorandum to Mackenzie, W. Subject: Grade Control – Believable Reconciliations or Not?, General Gold Operations Pty. Ltd. Bureau of Meteorology (BOM), 2017. Website accessed on April 13, 2017: http://www.bom.gov.au/climate/data/index.shtml, station number 14062 (Edith Falls Ridge). Chadwick T&T Pty Ltd, February 2009. Mt Todd Mine, Northern Territory Environmental Assessment. Prepared by Chadwick T&T Pty Ltd for Vista Gold Corp. CIM, 2014. Canadian Institute of Mining, Metallurgy and Petroleum. Standards on Mineral Resources and Mineral Reserves: Definitions and Guidelines, May 10, 2014. Dames & Moore, 1997. Mt Todd Dewatering Investigation Batman Pit. 9 October. Farrelly, C.T., February 1990. Check Assay Statistical Analysis of the Mt Todd Batman Deposit, N.T., BHP Resources Pty. Ltd. Internal Document. Francois-Bongarcon, D., August 20, 1995. Memorandum to Ormsby, Warren Ref: Draft Report - Site Visit, Mineral Resources Development Property Evaluators, Developers, and Consulting Engineers. GE Energy Aero Division, January 2009. Position Paper #50 - LM Gas Turbine Load Accept Guidelines. General Gold Operations Pty Ltd. 2000. Monthly Report for March 2000. General Gold Resources N.L., November 19, 1998. Review of the Resource Model: Mt Todd: Batman Deposit, Doc. Ref.: Mt Todd.2904.doc. GHD, November 2018. Appendix N – Flora and Fauna Management Plan, Mt Todd Project Area.

NI 43-101 Technical Report Vista Gold Corp. 50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia Mt Todd Gold Project Tetra Tech October 2019 396 GHD, June 2013. Environmental Impact Statement for the Mt Todd Gold Project. Gibbs, D.R., Horton, J., August 1990. Analysis of Bias between Drilling Techniques and Drill hole Orientations Used at Batman, Mt Todd, NT, Using The ‘Preferred’ Gold Assay Database, Report No. 08.5116. Gibbs, D.R., Horton, J., Pantalone, D., June 1990. Preliminary Analysis of Bias between Drilling Techniques Used at the Batman Deposit, N.T. Using the Original Gold Assay Database, Report No. 08.4449. Gibbs, Duncan, July, 1990. Corrections to the Batman Assay Database and the Impact of Preferred and Bias Corrections, Report No. 08.5117. Golder Associates, 2011. Mt Todd Gold Project: Batman Pit Slope Design Guidance in Support of the Definitive Feasibility Study, September 13, 2011. Gustavson Associates, LLC, December 2006. Preliminary Economic Assessment, Mt Todd Gold Project, NT, Australia. Gustavson Associates, LLC, December 29, 2006. Preliminary Economic Assessment – Mt Todd Gold Project – Northern Territory, Australia (NI 43-101 Report) Gustavson Associates, LLC, January 2008. Preliminary Assessment Awak Mas Gold Project. Hein, K.A.A., 2003. The Batman and Quigleys gold deposits of the Mt Todd (Yimuyn Manjerr) Mine, Australia: Structural, petrographic and mineralogical investigations of coeval quartz sulphide vein and lode/stockwork systems. Ore Geology Reviews 23(1-2), July 2003. Hein, K.A.A., Zaw, K. and Mernagh, T.P. (2006) Linking mineral and fluid inclusion paragenetic studies: The Batman deposit, Mt Todd (Yimuyn Manjerr) goldfield, Australia. Ore Geology Reviews, 28, 180-200.JK Tech. Pty. Ltd, August 2009. Comminution Test Report on Five Samples from Mt Todd Mine. KCA, May 2010. Mt Todd Project Report of Tailings Characterization Test Work. Kenny, K.J., July 1992. Mt Todd Project, Check Assay Results, May 1992 Drilling Programme, Report No. G57.92. Kenny, K.J., Gibbs, D, Wegmann, D, Fuccenecco, F., and Hungerford, N., March 30, 1990. The Geology and Exploration of the Batman Deposit and Immediate Vicinity, Report No. 08.4447. Khosrowshahi, S., Collings, P. and Shaw, W., August 1992. Geological 3D Modeling and Geostatistical Resource Estimation, Batman Deposit, NT for Zapopan NL, Mining & Resource Technology Pty. Ltd. Khosrowshahi, S., Collings, P., and Shaw, W., February 1991. Geostatistical Modeling and Resource Estimation, Batman Deposit, NT. for the Mt Todd Joint Venture. MacDonald, Craig, June 1997. Quigleys Gold Project, Statistics, Geostatistics and Resource Estimation, Snowden Associates Pty. Ltd. Mine Development Associates, Dec.22, 2011, Internal Memo: Mt Todd, check of assay data base (DRAFT)

NI 43-101 Technical Report Vista Gold Corp. 50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia Mt Todd Gold Project Tetra Tech October 2019 397 Mineral Resources Development Property Evaluators, Developers, and Consulting Geologists and Engineers, September 1995. Zapopan NL Sampling and Reconciliation Study of the Mount Todd Gold Mine. Minproc Engineers, February 1989. Billiton Australia, Mt Todd Mining Feasibility Study, Stage 1 Report – Resource Development, Minproc Engineers Pty. Ltd. MWH, December 2006. Mt Todd Environmental Management Services TSF Scoping Study. MWH Australia Pty Ltd, March 2008. Mt Todd Environmental Management Services – Report 1: Environmental Assessment. MWH Australia Pty Ltd, March 2008. Mt Todd Environmental Management Services – Report 2: Water Management. MWH Australia Pty Ltd, March 2008. Mt Todd Environmental Management Services – Mt Todd Conceptual Closure Plan and Cost Estimate. MWH Australia Pty Ltd, March 2008. Mt Todd Environmental Management Services – TSF Scoping Study. National Geoscience Mapping Accord, Katherine (NT), Sheet SD 53-9, Second Edition, 1994. National Health and Medical Research Council, 2011. National Water Quality Management Strategy – Australian Drinking Water Guidelines 6. National Renewable Energy Laboratory (NREL) and Gas Research Institute (GRI), 2013. Gas Fired Distributed Energy Resource Technology Characterizations, November 2013. Ormsby, Warren, July 25, 1996. Mt Todd Mine Geology, Overview, and Recommendations for 1997. Pells Sullivan Meynink Pty Ltd, 2000. Mt Todd Gold Mine, Batman Pit, Geotechnical Review. February. Pincock Allen & Holt, December 29, 1995. Diligence Review of Pegasus Gold’s Mt Todd Operation and Phase II Expansion Feasibility Study, PAH Project No. 9127.00. Pocock Industrial Inc., October 2009. Flocculant Screening, Gravity Sedimentation, Pulp Rheology and Vacuum Filtration Studies for Vista Gold Mt Todd Project. Resource Development, Inc., May 19, 2006. Metallurgical Review of Mt Todd Project: Progress Report No. 1. Resource Development, Inc., December 15, 2006. Capital and Operating Costs Conceptual Process Flowsheet Treating 10.65 MM Tonnes per Year for Mt Todd Project, Australia. Resource Development, Inc., July 2009. Preliminary Metallurgical Testing of Mt Todd Ore: Progress Report No. 2. RDi, July 2009. Metallurgical Testing of Mt Todd Samples. Resource Development, Inc., May 3, 2018. Mt Todd Gold Project Metallurgical Test Report, Resource Development Inc. Resource Development, Inc., (To be published). 2018-19 Mt Todd Metallurgical Test Program in Support of Fine Grinding, Resource Development Inc.

NI 43-101 Technical Report Vista Gold Corp. 50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia Mt Todd Gold Project Tetra Tech October 2019 398 Rockwater, 1994. Bore Water Supply Expansion Programme Bore Completion Report, Mt Todd Gold Mine. Rockwater Proprietary Ltd., 1994. Bore Water Supply Expansion Programme, Bore Completion Report, Mt Todd Gold Mine, prepared for Zapopan NL, August. Rozelle, John W. with Gustavson Associates, LLC, June 2006. NI 43-101 Technical Report on the Mt Todd Gold Project, NT, Australia. Samuel Engineering, October 2012. Mt Todd Heap Leach Pad Scoping Study. Schwann, P., November 1995. The Geology and Grade Control at Mt Todd Gold Mine in the NT, Peter Schwann & Associates. Snowden, D.V., September 1990. Mount Todd Joint Venture, Statistical Analysis, and Resource Estimate for the Batman Orebody. Soil & Rock Engineering PTY LTD, April 1993. Mt Todd Heap Leach Project, Supplementary Geotechnical Investigations. Soil & Rock Engineering PTY LTD, December 1992. Mt Todd Heap Leach Project, Geotechnical Investigation. SRK Consulting, internal file. NI 43-101 Technical Report Mt Todd Project, NT, Australia. Tetra Tech, March 2008. NI 43-191 Technical Report Resource Update Mt Todd Gold Project, NT, Australia. Tetra Tech, May 2008. NI 43-191 Technical Report Resource Update Mt Todd Gold Project, NT, Australia. Tetra Tech Inc., May 15, 2008. Mt Todd Gold Project, Resource Update Northern Territory, Australia. Tetra Tech, February 2009. NI 43-191 Technical Report Resource Update Mt Todd Gold Project, NT, Australia. Tetra Tech Inc., February 27, 2009. Mt Todd Gold Project, Resource Update Northern Territory, Australia. Tetra Tech, June 2009. Updated Preliminary Economic Assessment Report, Mt Todd Gold Project. Tetra Tech, October 2010. Mt Todd Gold Project Preliminary Feasibility Study, Northern Territory, Australia. Tetra Tech, January 2011. 10.65 MTPY PFS NI 43-101 Technical Report Mt Todd Gold Project. Tetra Tech, October 2011. NI 43-191 Technical Report Resource Update Mt Todd Gold Project, NT, Australia. Tetra Tech, April 2012. Amended and Restated NI 43-101 Technical Resource update Mt Todd Gold Project Northern Territory, Australia. Tetra Tech, June 2012. Technical Memorandum: Waste Rock Dump Design and Drainage Evaluation for Mt Todd Project.

NI 43-101 Technical Report Vista Gold Corp. 50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia Mt Todd Gold Project Tetra Tech October 2019 399 Tetra Tech, October 2012. NI 43-101 Technical Report Resource Update Mt Todd Gold Project, Northern Territory, Australia. Tetra Tech, February 2013. Foundation Recommendations: Mt Todd Gold Project Feasibility Study. Tetra Tech, May 2013. Draft Final Report: Geochemistry Program for Mt Todd Gold Project. Tetra Tech, 2014. Amended and Restated NI 43-101 Technical Report – Mt Todd Gold Project, 50,000 tpd Preliminary Feasibility Study, Northern Territory, Australia. Effective date: May 29, 2013; Issue Date: June 28, 2013; Amended & Restated: July 7, 2014. Tetra Tech, 2018. NI 43-101 Technical Report – Mt Todd Gold Project, 50,000 tpd Preliminary Feasibility Study, Northern Territory, Australia. Effective date: January 24, 2018; Issue Date: March 2, 2018. Vista Gold Australia Pty Ltd, 2016. Mining Management Plan 2016, Mount Todd Gold Project. Wegeman, D., June 1990. Sampling Procedures and Controls Associated with Drilling in the Mt Todd J.V., Report No. 08.4446B. Wegeman, D. and Johnson, J. 1991. Mt Todd Joint Venture, Analytical and Sample Preparation Control Procedures Within the Mt Todd Joint Venture, Report No. 08.5360. The Winters Company, December 1997. Pegasus Gold Australia Pty. Ltd. Mt Todd Mine Review, Draft Document.

NI 43-101 Technical Report Vista Gold Corp. 50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia Mt Todd Gold Project Tetra Tech October 2019 400 28.0 CERTIFICATE OF QUALIFIED PERSON 28.1 Qualifications of Consultants The Consultants preparing this Technical Report are specialists in the fields of geology, exploration, mineral resource and mineral reserve estimation and classification, underground mining, geotechnical, environmental, permitting, metallurgical testing, mineral processing, processing design, capital and operating cost estimation, and mineral economics. None of the Consultants or any associates employed in the preparation of this report has any beneficial interest in Vista. The Consultants are not insiders, associates, or affiliates of Vista. The results of this Technical Report are not dependent upon any prior agreements concerning the conclusions to be reached, nor are there any undisclosed understandings concerning any future business dealings between Vista and the Consultants. The Consultants are being paid a fee for their work in accordance with normal professional consulting practice. The following individuals, by virtue of their education, experience and professional association, are considered QPs as defined in the NI 43-101 standard, for this report, and are members in good standing of appropriate professional institutions. This Technical Report was prepared by the following QPs, Certificates and consents of which are contained herein: Name Title, Company Responsible for Sections Rex Clair Bryan, Ph.D., SME RM Principal Geostatistician Tetra Tech, Inc. Sections 1.4, 1.5, 1.15.2, 6, 6.1, 6.2, 6.3, 6.4, 7, 8, 9, 10, 11, 12, 14, 25.2, and 26.2 Anthony Clark, P.E., P.Eng Senior Mechanical Engineer POWER Engineers, Inc. Sections 18.8, 21.1.3, and 21.2.4 Thomas L. Dyer, P.E., SME RM Mining Engineer Mine Development Associates Sections 1.6, 1.7, 1.15.3, 15, 15.1, 15.2, 15.3, 15.4, 15.5, 16, 21.1.1, 21.2.1, 25.3, and 26.3 Chris Johns, M.Sc., P.Eng Geological Engineer Tetra Tech, Inc. Sections 1.15.9, 1.15.10, 18.2.4, 21.1.8, 21.2.6, 24.1, 26.7 and 26.8 Deepak Malhotra, Ph.D., SME RM Principal Metallurgist Pro Solv, LLC Sections 1.6.1, 1.8, 1.9, 1.15.4, 1.15.11, 6.5, 6.6, 13, 15.6, 17, 25.4, 26.9, and 26.11 April Hussey, P.E. Environmental Engineer Tetra Tech, Inc. Sections 1.15.7, 20.5, 21.1.5, 24.2.1, 25.8 and 26.5 Jessica I. Monasterio, P.E. Professional Engineer JDS Energy & Mining, Inc. Sections 1.11, 1.13, 1.14, 19, 21, 21.1, 21.2, and 22 Zvonimir Ponos, BE, MIEAust, CPeng, NER Senior Principal Engineer Coffey Services Australia Pty Ltd (trading as Tetra Tech Proteus) Sections 1.10, 1.15.5, 18.1, 18.2, 18.2.1, 18.2.2, 18.2.3, 18.2.5, 18.2.6, 18.3, 18.4, 18.5, 18.6, 18.7, 21.1.2, 21.2.3, 21.2.7, 24.6, 25.5, and 25.6 David M. Richers, PhD SME RM, CPG Geochemical Consultant, NEXUS Geos LLC Section 1.15.12, 24.3 and 26.10

NI 43-101 Technical Report Vista Gold Corp. 50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia Mt Todd Gold Project Tetra Tech October 2019 401 Name Title, Company Responsible for Sections Vicki J. Scharnhorst, P.E., LEED AP Principal Tetra Tech, Inc. Sections 1.1, 1.2, 1.3, 1.12, 1.15.1, 1.15.6, 2, 3, 4, 5, 18, 20.1, 20.2, 20.3, 20.4, 21.1.6, 21.1.7, 21.2.5, 23, 24, 24.2, 24.2.2, 24.4, 25.1, 25.7, 26, 26.1, and 26.4 Keith Thompson, CPG, member AIPG Professional Geologist Tetra Tech, Inc. Sections 1.15.8, 21.1.4, 21.2.2, 24.5, 26.6 28.2 Table of Responsibility QPs are responsible for all subsections listed beneath headings unless subsections are detailed below. Section No Section Name QP 1 SUMMARY (No Intro) N/A 1.1 Introduction Scharnhorst, Vicki 1.2 Location Scharnhorst, Vicki 1.3 Property Description Scharnhorst, Vicki 1.4 Geology and Mineralization Bryan, Rex 1.5 Mineral Resource Estimate Bryan, Rex 1.6 Mineral Reserve Estimates Dyer, Tom 1.6.1 Heap Leach Reserve Estimate Malhotra, Deepak 1.7 Mining Methods Dyer, Tom 1.8 Metallurgy Malhotra, Deepak 1.9 Mineral Processing Malhotra, Deepak 1.10 Project Infrastructure Ponos, Zvonimir 1.11 Market Studies and Contracts Monasterio, Jessica 1.12 Social and Environmental Aspects Scharnhorst, Vicki 1.13 Capital and Cost Estimates Monasterio, Jessica 1.14 Financial Analysis Monasterio, Jessica 1.15 Conclusions and Recommendations (No Intro) N/A 1.15.1 Feasibility Study Scharnhorst, Vicki 1.15.2 Geology and Resources Bryan, Rex 1.15.3 Mineral Reserve and Mine Planning Dyer, Tom 1.15.4 Mineral Processing Malhotra, Deepak 1.15.5 Infrastructure Ponos, Zvonimir 1.15.6 Environmental and Social Impacts Scharnhorst, Vicki 1.15.7 Results of the Site-wide Water Balance Model Hussey, April 1.15.8 Groundwater Hydrology and Mine Dewatering Thompson, Keith

NI 43-101 Technical Report
50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia
Vista Gold Corp.
Mt Todd Gold Project

Section No	Section Name	QP
1.15.9	Process Plant Geotechnical Investigation	Johns, Chris
1.15.10	TSF Design	Johns, Chris
1.15.11	Process	Malhotra, Deepak
1.15.12	Geochemical Analyses	Richers, Dave
2	**INTRODUCTION**	**Scharnhorst, Vicki**
3	**RELIANCE ON OTHER EXPERTS**	**Scharnhorst, Vicki**
4	**PROPERTY DESCRIPTION AND LOCATION**	**Scharnhorst, Vicki**
5	**ACCESSIBILITY, CLIMATE, LOCAL RESOURCES, INFRASTRUCTURE AND PHYSIOGRAPHY**	**Scharnhorst, Vicki**
6	**HISTORY**	**Bryan, Rex**
6.1	History of Previous Exploration	Bryan, Rex
6.2	Historic Drilling	Bryan, Rex
6.3	Historic Sampling Method and Approach	Bryan, Rex
6.4	Historic Sample Preparation, Analysis, and Security	Bryan, Rex
6.5	Historic Process Description	Malhotra, Deepak
6.6	Technical Problems with Historical Process Flowsheet	Malhotra, Deepak
7	**GEOLOGICAL SETTING AND MINERALIZATION**	**Bryan, Rex**
8	**DEPOSIT TYPES**	**Bryan, Rex**
9	**EXPLORATION**	**Bryan, Rex**
10	**DRILLING**	**Bryan, Rex**
11	**SAMPLE PREPARATION, ANALYSES AND SECURITY**	**Bryan, Rex**
12	**DATA VERIFICATION**	**Bryan, Rex**
13	**MINERAL PROCESSING AND METALLURGICAL TESTING**	**Malhotra, Deepak**
14	**MINERAL RESOURCE ESTIMATES**	**Bryan, Rex**
15	**MINERAL RESERVES**	**Dyer, Tom**
15.1	Pit Optimization	Dyer, Tom
15.2	Pit Designs	Dyer, Tom
15.3	Cutoff Grade	Dyer, Tom
15.4	Dilution	Dyer, Tom
15.5	Reserves and Resources	Dyer, Tom
15.6	Heap Leach Reserve Estimate	Malhotra, Deepak
16	**MINING METHODS**	**Dyer, Tom**
17	**RECOVERY METHODS**	**Malhotra, Deepak**
18	**PROJECT INFRASTRUCTURE**	**Scharnhorst, Vicki**
18.1	Facility 2000 – Mine	Ponos, Zvonimir
18.2	Facility 4000 – Project Services	Ponos, Zvonimir

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Vista Gold Corp.
Mt Todd Gold Project

Section No	Section Name	QP
18.2.1	Area 4100 – Water Supply	Ponos, Zvonimir
18.2.2	Area 4200 – Power Supply	Ponos, Zvonimir
18.2.3	Area 4300 – Communications	Ponos, Zvonimir
18.2.4	Area 4400 – Tailings Dam	Johns, Chris
18.2.5	Area 4500 – Waste Disposal	Ponos, Zvonimir
18.2.6	Area 4600 – Plant Mobile Equipment	Ponos, Zvonimir
18.3	Facility 5000 – Project Infrastructure	Ponos, Zvonimir
18.4	Facility 6000 – Permanent Accommodation	Ponos, Zvonimir
18.5	Facility 7000 – Site Establishment and Early Works	Ponos, Zvonimir
18.6	Facility 8000 – Management, Engineering, EPCM Services	Ponos, Zvonimir
18.7	Facility 9000 – Preproduction Costs	Ponos, Zvonimir
18.8	Electric Power Plant	Clark, Anthony
19	**MARKET STUDIES AND CONTRACTS**	**Monasterio, Jessica**
20	**ENVIRONMENTAL STUDIES, PERMITTING, AND SOCIAL OR COMMUNITY IMPACT**	
20.1	Environmental Studies	Scharnhorst, Vicki
20.2	Waste and Tailings Disposal, Site Monitoring and Water Management	Scharnhorst, Vicki
20.3	Permitting and Authorizations	Scharnhorst, Vicki
20.4	Social or Community Requirements	Scharnhorst, Vicki
20.5	Mine Reclamation and Closure	Hussey, April
21	**CAPITAL AND OPERATING COSTS**	**Monasterio, Jessica**
21.1	Capital Cost	Monasterio, Jessica
21.1.1	Mining (MDA)	Dyer, Tom
21.1.2	CIP Process and Infrastructure (Proteus)	Ponos, Zvonimir
21.1.3	Power Plant (POWER Engineers)	Clark, Anthony
21.1.4	Mine Dewatering (Tetra Tech)	Thompson, Keith
21.1.5	Reclamation and Closure (Tetra Tech)	Hussey, April
21.1.6	Water Treatment Plant (Tetra Tech)	Scharnhorst, Vicki
21.1.7	Raw Water Dam (Tetra Tech)	Scharnhorst, Vicki
21.1.8	Tailings Storage Facilities (Tetra Tech)	Johns, Chris
21.2	Operating Costs	Monasterio, Jessica
21.2.1	Mining (MDA)	Dyer, Tom
21.2.2	Mine Dewatering (Tetra Tech)	Thompson, Keith
21.2.3	CIP Process and G&A (Proteus)	Ponos, Zvonimir
21.2.4	Power Plant (POWER Engineers)	Clark, Anthony
21.2.5	Water Treatment Plant (Tetra Tech)	Scharnhorst, Vicki

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50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia
Vista Gold Corp.
Mt Todd Gold Project

Section No	Section Name	QP
21.2.6	Tailings Storage Facilities (Tetra Tech)	Johns, Chris
21.2.7	General & Administrative	Ponos, Zvonimir
22	**ECONOMIC ANALYSIS**	**Monasterio, Jessica**
23	**ADJACENT PROPERTIES**	**Scharnhorst, Vicki**
24	**OTHER RELEVANT DATA AND INFORMATION**	**Scharnhorst, Vicki**
24.1	Process Plant Geotechnical	Johns, Chris
24.2	Water Management	Scharnhorst, Vicki
24.2.1	Site-wide Water Balance	Hussey, April
24.2.2	Wet Infrastructure	Scharnhorst, Vicki
24.2.2.1	Water Treatment Plant	Scharnhorst, Vicki
24.2.2.2	Water Quality Standards for Waste Water Discharge	Scharnhorst, Vicki
24.2.2.3	Raw Water Reservoir and Pipeline	Scharnhorst, Vicki
24.2.2.4	Potable Water	Scharnhorst, Vicki
24.2.2.5	Sanitary Sewer System	Scharnhorst, Vicki
24.3	Geochemistry	Richers, Dave
24.4	Surface Water Hydrology	Scharnhorst, Vicki
24.5	Regional Groundwater Model and Mine Dewatering	Thompson, Keith
24.6	Project Implementation	Ponos, Zvonimir
25	**INTERPRETATION AND CONCLUSIONS (No Intro)**	**N/A**
25.1	Project Risks	Scharnhorst, Vicki
25.2	Geology and Resources	Bryan, Rex
25.3	Mineral Reserve and Mine Planning	Dyer, Tom
25.4	Mineral Processing	Malhotra, Deepak
25.5	Infrastructure	Ponos, Zvonimir
25.6	Project Services	Ponos, Zvonimir
25.7	Environmental and Social Conclusions	Scharnhorst, Vicki
25.8	Results of the Site-wide Water Balance Model	Hussey, April
26	**RECOMMENDATIONS**	**Scharnhorst, Vicki**
26.1	Feasibility Study	Scharnhorst, Vicki
26.2	Resource and Exploration	Bryan, Rex
26.3	Mining Risks and Opportunities	Dyer, Tom
26.4	Environmental Studies	Scharnhorst, Vicki
26.5	Site-wide Water Balance	Hussey, April
26.6	Groundwater Hydrology and Mine Dewatering	Thompson, Keith
26.7	Process Plant Geotechnical Investigation Recommendations	Johns, Chris
26.8	Tailings Facility Design	Johns, Chris

Tetra Tech October 2019 404

NI 43-101 Technical Report Vista Gold Corp. 50,000 tpd Preliminary Feasibility Study – Northern Territory, Australia Mt Todd Gold Project Tetra Tech October 2019 405 Section No Section Name QP 26.9 Process Operating Costs Malhotra, Deepak 26.10 Geochemical Analyses Richers, Dave 26.11 Process Parameter Optimization Malhotra, Deepak 27 REFERENCES N/A 28 CERTIFICATE OF QUALIFIED PERSON N/A 28.1 Qualifications of Consultants N/A 28.2 Table of Responsibility N/A

CERTIFICATE OF QUALIFIED PERSON Rex Clair Bryan, Ph.D., SME RM Principal Geostatistician Tetra Tech, Inc. 350 Indiana Street, Suite 500 Golden, Colorado 80401 Telephone: (303) 217-5700 Facsimile: (303) 217-5705 Email: Rex.Bryan@tetratech.com This certificate applies to the report entitled: “NI 43-101 Technical Report – Mt Todd Gold Project – 50,000 tpd Preliminary Feasibility Study, Northern Territory, Australia” (“Technical Report”), effective date September 10, 2019, issued on October 7, 2019, and as amended September 22, 2020. I, Rex Clair Bryan, Ph.D., do hereby certify that: 1) I am a Senior Geostatistician with Tetra Tech, Inc. with a business address at 350 Indiana Street, Suite 500, Golden, Colorado USA, 80401. 2) I graduated with a Ph.D. degree in 1980 from the Colorado School of Mines, Golden Colorado, USA. In addition, I graduated with a degree MSc. In Geology in 1976 from the Brown University, Providence, Rhode Island, USA. I have worked as a Geostatistician for a total of 39 years since my graduation. My relevant experience is in the areas of resources and reserve reporting. I am a Competent/Qualified Person , with the Society of Mining Engineers in Colorado, USA (SME Registered Member #411340). 3) I have read the definition of “qualified person” set out in National Instrument 43-101 – Standards of Disclosure for Mineral Projects (“NI 43-101”) and certify that by reason of my education, affiliation with a professional association (as defined in NI 43-101) and past relevant work experience, I fulfill the requirements to be a “qualified person” within the meaning of NI 43-101. 4) I have personally visited and inspected the property which is the subject of the Technical Report on June 28th and June 29th, 2017 for two days. In addition, I have visited and inspected the property September 12th, 2011 to September 14th, 2011 and February 6th, 2013 to February 8th, 2013. 5) I am responsible for Sections 1.4, 1.5, 1.15.2, 6, 6.1, 6.2, 6.3, 6.4, 7, 8, 9, 10, 11, 12, 14, 25.2, and 26.2 of the Technical Report. 6) I am independent of the issuer, Vista Gold Corp., according to Section 1.5 of NI 43-101. 7) I have had prior involvement with the property that is the subject of the Technical Report. My involvement has consisted of acting as an qualified person for the NI 43-101 Technical Report – Mt Todd Gold Project, 50,000 tpd Preliminary Feasibility Study, Northern Territory, Australia, issue date March 2, 2018; the NI 43-101 Technical Report – Mt Todd Gold Project 50,000 tpd Preliminary Feasibility Study, amended and restated date July 7, 2014; and the Amended and Restated NI 43-101 Technical Report Resource Update Mt Todd Gold Project, Issue Date of Amendment and Restatement: April 11, 2012. 8) I have read NI 43-101, Form 43-101F1 – Technical Report, 43-101CP – Standards of Disclosure for Mineral Projects, and the Technical Report has been prepared in compliance with such instrument, form, and companion policy. 9) As of the effective date of the Technical Report, to the best of my knowledge, information and belief, the portions of the Technical Report for which I am responsible contain all scientific and technical information that is required to be disclosed to make the Technical Report not misleading. 10) I consent to the filing of the Technical Report with any securities regulatory authority, stock exchange and other regulatory authority and any publications by them, including electronic publication in the public company files on their websites accessible by the public. Dated this 22nd day of September, 2020 Signed, Sealed “Rex Clair Bryan, Ph.D., SME RM” Signature of Qualified Person Rex Clair Bryan, Ph.D., SME RM Print Name of Qualified Person

CERTIFICATE OF QUALIFIED PERSON Anthony Clark, P.E., P.Eng Area Lead Mechanical Engineer POWER Engineers, Inc. 2041 South Cobalt Point Way Meridian, Idaho 83642 Telephone: (208) 288-6100 Facsimile: (208) 288-6199 Email: tony.clark@powereng.com This certificate applies to the report entitled: “NI 43-101 Technical Report – Mt Todd Gold Project – 50,000 tpd Preliminary Feasibility Study, Northern Territory, Australia” (“Technical Report”), effective date September 10, 2019, issued on October 7, 2019, and as amended September 22, 2020. I, Anthony Clark, P.E., do hereby certify that: 1) I am a Senior Mechanical Engineer with POWER Engineers, Inc. with a business address at 2041 S. Cobalt Point Way, Meridian, Idaho, 83642, USA. 2) I graduated with a degree in Mechanical Engineering, Bachelor of Science in 2001 from the Missouri University of Science and Technology, Rolla, Missouri. I have worked as a Mechanical Engineer for a total of 18 years since my graduation. My relevant experience is in the area of electrical power plant design. I am a PE in Idaho (No. 14669) and P.Eng in Alberta (No. 208138). 3) I have read the definition of “qualified person” set out in National Instrument 43-101 – Standards of Disclosure for Mineral Projects (“NI 43-101”) and certify that by reason of my education, affiliation with a professional association (as defined in NI 43-101) and past relevant work experience, I fulfill the requirements to be a “qualified person” within the meaning of NI 43-101. 4) I have personally visited and inspected the property which is the subject of the Technical Report on June 28th through June 29th, 2017 to inspect the existing power infrastructure at the site, natural gas pipeline, and power rights-of-way. 5) I am responsible for Sections 18.8, 21.1.3, and 21.2.4 of the Technical Report. 6) I am independent of the issuer, Vista Gold Corp., according to Section 1.5 of NI 43-101. 7) I have had prior involvement with the property that is the subject of the Technical Report. My involvement has consisted of acting as a supporting engineer primarily in the area of power station feasibility since 2013. My involvement has also consisted of acting as a qualified person who was relied upon for the NI 43-101 Technical Report – Mt Todd Gold Project 50,000 tpd Preliminary Feasibility Study amended and restated July 7, 2014; and the NI 43-101 Technical Report – Mt Todd Gold Project, 50,000 tpd Preliminary Feasibility Study, Northern Territory, Australia, issue date March 2, 2018. 8) I have read NI 43-101, Form 43-101F1 – Technical Report, 43-101CP – Standards of Disclosure for Mineral Projects, and the Technical Report has been prepared in compliance with such instrument, form, and companion policy. 9) As of the effective date of the Technical Report, to the best of my knowledge, information and belief, the portions of the Technical Report for which I am responsible contain all scientific and technical information that is required to be disclosed to make the Technical Report not misleading. 10) I consent to the filing of the Technical Report with any securities regulatory authority, stock exchange and other regulatory authority and any publications by them, including electronic publication in the public company files on their websites accessible by the public. Dated this 22nd day of September, 2020 Signed, Sealed “Anthony Clark, P.E., P.Eng” Signature of Qualified Person Anthony Clark, P.E., P.Eng Print Name of Qualified Person

CERTIFICATE OF QUALIFIED PERSON Thomas L. Dyer, P.E., SME RM Mining Engineer Mine Development Associates 210 South Rock Boulevard Reno, Nevada 89502 Telephone: (775) 856-5700 Email: tdyer@mda.com This certificate applies to the report entitled: “NI 43-101 Technical Report – Mt Todd Gold Project – 50,000 tpd Preliminary Feasibility Study, Northern Territory, Australia” (“Technical Report”), effective date September 10, 2019, issued on October 7, 2019, and as amended September 22, 2020. I, Thomas L. Dyer, P.E., do hereby certify that: 1) I am a Senior Engineer with Mine Development Associates with a business address at 210 Rock Blvd, Reno, NV, 89502, USA. 2) I graduated with a B.S. degree in Mine Engineering in 1996 from the South Dakota School of Mines and Technology. I have worked as a Mining Engineer for a total of 23 years since my graduation. My relevant experience includes 11 years of Engineering in an operating open pit mine including underground studies. This operations experience included increasing responsibilities obtaining the position of Chief Engineer. Since that time I have worked as a Consulting Mining Engineer for numerous open pit and underground projects including Preliminary Economic Assessments, Prefeasibility, and Feasibility studies. I am a P.E. in Nevada (No. 15729) and am a Registered Member of SME (# 4029995RM) in good standing. 3) I have read the definition of “qualified person” set out in National Instrument 43-101 – Standards of Disclosure for Mineral Projects (“NI 43-101”) and certify that by reason of my education, affiliation with a professional association (as defined in NI 43-101) and past relevant work experience, I fulfill the requirements to be a “qualified person” within the meaning of NI 43- 101. 4) I have personally visited and inspected the property which is the subject of the Technical Report in July of 2017 for 2 days. 5) I am responsible for Sections 1.6, 1.7, 1.15.3, 15 (Except 15.6), 16, 21.1.1, 21.2.1, 25.3, and 26.3 of the Technical Report. 6) I am independent of the issuer, Vista Gold Corp., according to Section 1.5 of NI 43-101. 7) I have had prior involvement with the property that is the subject of the Technical Report. My involvement has consisted of acting as a Qualified Person and author for the NI 43-101 Technical Report – Mt Todd Gold Project, 50,000 tpd Preliminary Feasibility Study, Northern Territory, Australia, issue date March 2, 2018; the NI 43-101 Technical Report – Mt Todd Gold Project 50,000 tpd Preliminary Feasibility Study amended and restated July 7, 2014; the 10.65 Mtpy Preliminary Feasibility Study NI 43-101 Technical Report Mt Todd Gold Project dated January 18, 2011; and the Preliminary Feasibility Study NI 43-101 Technical Report Mt Todd Gold Project dated October 1, 2010. 8) I have read NI 43-101, Form 43-101F1 – Technical Report, 43-101CP - Standards of Disclosure for Mineral Projects, and the Technical Report has been prepared to be compliant with such instrument, form, and companion policy. 9) As of the effective date of the Technical Report, to the best of my knowledge, information and belief, the portions of the Technical Report for which I am responsible contain all scientific and technical information that is required to be disclosed to make the Technical Report not misleading. 10) I consent to the filing of the Technical Report with any securities regulatory authority, stock exchange and other regulatory authority and any publications by them, including electronic publication in the public company files on their websites accessible by the public. Dated this 22nd day of September, 2020 Signed, Sealed “Thomas L. Dyer, P.E., SME RM” Signature of Qualified Person Thomas L. Dyer, P.E., SME RM Print Name of Qualified Person

CERTIFICATE OF QUALIFIED PERSON April Hussey, P.E. Environmental Engineer Tetra Tech, Inc. 350 Indiana Street, Suite 500 Golden, Colorado 80401 Telephone: (303) 217-5700 Email: April.Hussey@tetratech.com This certificate applies to the report entitled: “NI 43-101 Technical Report – Mt Todd Gold Project – 50,000 tpd Preliminary Feasibility Study, Northern Territory, Australia” (“Technical Report”), effective date September 10, 2019, issued on October 7, 2019, and as amended September 22, 2020. I, April Hussey, P.E., do hereby certify that: 1) I am an Environmental Engineer with Tetra Tech, Inc. with a business address at 350 Indiana Street, Suite 500, Golden, Colorado, 80401, United States of America. 2) I graduated with a Bachelor of Science degree in Chemical Engineering in 2001 from Montana State University, Bozeman, Montana. In addition, I graduated with a Master of Science degree in Civil Engineering. in 2005 from the University of Colorado, Boulder, Colorado. I have worked as an Environmental Engineer for a total of 15 years since my graduation. My relevant experience is in the area of mine water management, preparing mine site water balances, evaluating meteorological information, environmental permitting, reclamation, and water treatment operations. I am a P.E. in Colorado (No. 43907). 3) I have read the definition of “qualified person” set out in National Instrument 43-101 – Standards of Disclosure for Mineral Projects (“NI 43-101”) and certify that by reason of my education, affiliation with a professional association (as defined in NI 43-101) and past relevant work experience, I fulfill the requirements to be a “qualified person” within the meaning of NI 43-101. 4) I have not visited and inspected the property which is the subject of the Technical Report. 5) I am responsible for Sections 1.15.7, 20.5, 21.1.5, 24.2.1, 25.8 and 26.5 of the Technical Report. 6) I am independent of the issuer, Vista Gold Corp., according to Section 1.5 of NI 43-101. 7) I have had prior involvement with the property that is the subject of the Technical Report. My involvement has consisted of serving as a supporting project engineer primarily in areas of water management and treatment, environmental permitting, and reclamation and closure since 2011. 8) I have read NI 43-101, Form 43-101F1 – Technical Report, 43-101CP – Standards of Disclosure for Mineral Projects, and the Technical Report has been prepared in compliance with such instrument, form, and companion policy. 9) As of the effective date of the Technical Report, to the best of my knowledge, information and belief, the portions of the Technical Report for which I am responsible contain all scientific and technical information that is required to be disclosed to make the Technical Report not misleading. 10) I consent to the filing of the Technical Report with any securities regulatory authority, stock exchange and other regulatory authority and any publications by them, including electronic publication in the public company files on their websites accessible by the public. Dated this 22nd day of September, 2020 Signed, Sealed “April Hussey, P.E.” Signature of Qualified Person April Hussey, P.E. Print Name of Qualified Person

CERTIFICATE OF QUALIFIED PERSON Chris Johns, M.Sc., P.Eng. Geological Engineer Tetra Tech, Inc. 1715 Dickson Avenue, Suite 150 Kelowna, British Columbia V1Y 9G6 Telephone: (250) 862-4832 Email: Chris.Johns@tetratech.com This certificate applies to the report entitled: “NI 43-101 Technical Report – Mt Todd Gold Project – 50,000 tpd Preliminary Feasibility Study, Northern Territory, Australia” (“Technical Report”), effective date September 10, 2019, issued on October 7, 2019, and as amended September 22, 2020. I, Chris Johns, M.Sc., P.Eng., do hereby certify that: 1) I am a Senior Consultant with Tetra Tech, Inc. with a business address at 150-1715 Dickson Avenue, Kelowna, British Columbia, Canada. 2) I graduated with a degree in Geological Engineering, B.Sc., in 1994 from Queen’s University, Kingston, Ontario. In addition, I graduated with a degree in Environmental Engineering, M.Sc. in 1999 from the University of Alberta, Edmonton, AB. I have worked as a geological engineer for a total of 20 years since my graduation. My relevant experience is in the area of tailings storage facility design from scoping study through feasibility and construction stage. I am a registered Professional Engineer in the Provinces of Alberta and British Columbia, and a Chartered Professional Engineer with the Institution of Engineers Australia. 3) I have read the definition of “qualified person” set out in National Instrument 43-101 – Standards of Disclosure for Mineral Projects (“NI 43-101”) and certify that by reason of my education, affiliation with a professional association (as defined in NI 43-101) and past relevant work experience, I fulfill the requirements to be a “qualified person” within the meaning of NI 43- 101. 4) I personally visited and inspected the property which is the subject of the Technical Report on June 28th and June 29th, 2017. 5) I am responsible for Sections 1.15.9, 1.15.10, 18.2.4, 21.1.8, 21.2.6, 24.1, 26.7 and 26.8 of the Technical Report. 6) I am independent of the issuer, Vista Gold Corp., according to Section 1.5 of NI 43-101. 7) I have prior involvement with the property that is the subject of the Technical Report. My involvement consisted of acting as a qualified person for the NI 43-101 Technical Report – Mt Todd Gold Project, 50,000 tpd Preliminary Feasibility Study, Northern Territory, Australia, issue date March 2, 2018. 8) I have read NI 43-101, Form 43-101F1 – Technical Report, 43-101CP – Standards of Disclosure for Mineral Projects, and the Technical Report has been prepared in compliance with such instrument, form, and companion policy. 9) As of the effective date of the Technical Report, to the best of my knowledge, information and belief, the portions of the Technical Report for which I am responsible contain all scientific and technical information that is required to be disclosed to make the Technical Report not misleading. 10) I consent to the filing of the Technical Report with any securities regulatory authority, stock exchange and other regulatory authority and any publications by them, including electronic publication in the public company files on their websites accessible by the public. Dated this 22nd day of September, 2020 Signed, Sealed “Chris Johns, M.Sc., P.Eng.” Signature of Qualified Person Chris Johns, M.Sc., P.Eng. Print Name of Qualified Person

CERTIFICATE OF QUALIFIED PERSON Deepak Malhotra, Ph.D., SME RM Principal Metallurgist Pro Solv, LLC 15450 W. Asbury Avenue Lakewood, Colorado 80228 Email: deepak@rdiminerals.com This certificate applies to the report entitled: “NI 43-101 Technical Report – Mt Todd Gold Project – 50,000 tpd Preliminary Feasibility Study, Northern Territory, Australia” (“Technical Report”), effective date September 10, 2019, issued on October 7, 2019, and as amended September 22, 2020. I, Deepak Malhotra, Ph.D., do hereby certify that: 1) I am the President of Pro Solv, LLC, with a business address at 15450 W. Asbury Avenue, Lakewood, Colorado 80228. 2) I graduated with a degree in Metallurgical Engineering, Master of Science in 1973 from the Colorado School of Mines in Golden, Colorado. In addition, I graduated with a degree in Mineral Economics, Ph.D. in 1978 from the Colorado School of Mines in Golden, Colorado. My relevant experience includes working as a metallurgist and mineral economist for a total of 46 years since my graduation with specific expertise in mineral processing, metallurgical testing, and recovery methods. I am a member of the Society of Mining Engineers. 3) I have read the definition of “qualified person” set out in National Instrument 43-101 – Standards of Disclosure for Mineral Projects (“NI 43-101”) and certify that by reason of my education, affiliation with a professional association (as defined in NI 43-101) and past relevant work experience, I fulfill the requirements to be a “qualified person” within the meaning of NI 43-101. 4) I have not visited and inspected the property which is the subject of the Technical Report. 5) I am responsible for Sections 1.6.1, 1.8, 1.9, 1.15.4, 1.15.11, 6.5, 6.6, 13, 15.6, 17, 25.4, 26.9, and 26.11 of the Technical Report. 6) I am independent of the issuer, Vista Gold Corp., according to Section 1.5 of NI 43-101. 7) I have had prior involvement with the property that is the subject of the Technical Report. My involvement has consisted of acting as an expert who was relied upon for the Process Development of the project. I was a qualified person for the NI 43-101 Technical Report – Mt Todd Gold Project, 50,000 tpd Preliminary Feasibility Study, Northern Territory, Australia, issue date March 2, 2018; the NI 43-101 Technical Report – Mt Todd Gold Project 50,000 tpd Preliminary Feasibility Study amended and restated: July 7, 2014; the Amended and Restated NI 43-101 Technical Report Resource Update Mt Todd Gold Project, Issue Date of Amendment and Restatement: April 11, 2012; the 10.65 Mtpy Preliminary Feasibility Study NI 43-101 Technical Report Mt Todd Gold Project dated January 18, 2011; and the Preliminary Feasibility Study NI 43-101 Technical Report Mt Todd Gold Project dated October 1, 2010. 8) I have read NI 43-101, Form 43-101F1 – Technical Report, 43-101CP – Standards of Disclosure for Mineral Projects, and the Technical Report has been prepared in compliance with such instrument, form, and companion policy. 9) As of the effective date of the Technical Report, to the best of my knowledge, information and belief, the portions of the Technical Report for which I am responsible contain all scientific and technical information that is required to be disclosed to make the Technical Report not misleading. 10) I consent to the filing of the Technical Report with any securities regulatory authority, stock exchange and other regulatory authority and any publications by them, including electronic publication in the public company files on their websites accessible by the public. Dated this 22nd day of September, 2020 Signed, Sealed “Deepak Malhotra, Ph.D., SME RM” Signature of Qualified Person Deepak Malhotra, Ph.D., SME RM Print Name of Qualified Person

CERTIFICATE OF QUALIFIED PERSON Jessica I. Monasterio, P.E. Professional Engineer 7991 Schaffer Parkway, Suite 100 Littleton, Colorado 80127 Telephone: (303) 799-9015 Email: jspriet@gmail.com This certificate applies to the report entitled: “NI 43-101 Technical Report – Mt Todd Gold Project – 50,000 tpd Preliminary Feasibility Study, Northern Territory, Australia” (“Technical Report”), effective date September 10, 2019, issued on October 7, 2019, and as amended September 22, 2020. I, Jessica I. Monasterio, P.E., do hereby certify that: 1) I am a Professional Engineer and completed this study while working for JDS Energy & Mining, Inc. in Golden, Colorado. 2) I graduated with a degree in Geological Engineering, Bachelor of Science in 2006 from the Colorado School of Mines, Golden, Colorado. In addition, I graduated with a degree in Geological Engineering, Master of Engineering in 2007 from the Colorado School of Mines, Golden, Colorado. I have worked as a Geological Engineer for six years, and a Mineral Economist for eight years, for a total of fourteen years since my undergraduate degree. My relevant experience for the past eight years has been developing economic models. I have been a registered Professional Engineer in the State of Colorado (P.E. 0045454) for 11 years and am a member of the Society of Mining, Metallurgy & Exploration. 3) I have read the definition of “qualified person” set out in National Instrument 43-101 – Standards of Disclosure for Mineral Projects (“NI 43-101”) and certify that by reason of my education, affiliation with a professional association (as defined in NI 43-101) and past relevant work experience, I fulfill the requirements to be a “qualified person” within the meaning of NI 43-101. 4) I have not visited and inspected the property which is the subject of the Technical Report. 5) I am responsible for Sections 1.11, 1.13, 1.14, 19, 21 (Introduction), 21.1 (Introduction), 21.2 (Introduction), and 22 of the Technical Report. 6) I am independent of the issuer, Vista Gold Corp., according to Section 1.5 of NI 43-101. 7) I have had as part of my employment at JDS Energy & Mining, Inc. and Tetra Tech Inc., prior involvement with the property that is the subject of the Technical Report. My involvement has consisted of acting as an expert who was relied upon for the NI 43-101 Technical Report – Mt Todd Gold Project, 50,000 tpd Preliminary Feasibility Study, Northern Territory, Australia, issue date March 2, 2018. 8) I have read NI 43-101, Form 43-101F1 – Technical Report, 43-101CP - Standards of Disclosure for Mineral Projects, and the Technical Report has been prepared in compliance with such instrument, form, and companion policy. 9) As of the effective date of the Technical Report, to the best of my knowledge, information and belief, the portions of the Technical Report for which I am responsible contain all scientific and technical information that is required to be disclosed to make the Technical Report not misleading. 10) I consent to the filing of the Technical Report with any securities regulatory authority, stock exchange and other regulatory authority and any publications by them, including electronic publication in the public company files on their websites accessible by the public. Dated this 22nd day of September, 2020 Signed, Sealed “Jessica I. Monasterio, P.E.” Signature of Qualified Person Jessica I. Monasterio, P.E. Print Name of Qualified Person

CERTIFICATE OF QUALIFIED PERSON Zvonimir Ponos, BE, MIEAust, CPeng, NER General Manager Engineering Coffey Services Australia Pty Ltd (trading as Tetra Tech Proteus) Level 1, 235 St Georges Terrace, Perth, Western Australia 6000 Telephone: +61-8-6218-2100 Email: zvon.ponos@tetratech.com This certificate applies to the report entitled: “NI 43-101 Technical Report – Mt Todd Gold Project – 50,000 tpd Preliminary Feasibility Study, Northern Territory, Australia” (“Technical Report”), effective date September 10, 2019, issued on October 7, 2019, and as amended September 22, 2020. I, Zvonimir Ponos, BE, MIEAust, CPeng, NER, do hereby certify that: 1) I am a General Manager of Engineering with Coffey Services Australia Pty Ltd (trading as Tetra Tech Proteus) with a business address at Level 1, 235 St Georges Terrace, Perth, Western Australia, 6000, Australia. 2) I graduated with a degree in Structural Engineering in 1985 from the University of Belgrade in Yugoslavia. I have worked as a Design Engineer, Engineering Manager and Project Manager for more than 30 years since my graduation. My relevant experience is in the areas of structural design, engineering management and project management of chemical, mineral processing and materials handling projects in Gold, Iron Ore, Mineral Sands, Alumina and Base Metals. 3) I am a Chartered Professional Engineer and a Member of the Institution of Engineers Australia (No. 230033). I am also Member of Concrete Institute of Australia (CIA) and Australian Steel Institute (No. 6184). I am a (lapsed) member of both Australian Institute of Project Management (AIPM No 2765) and Project Management Institute, USA (PMI No 167332). All memberships in good standing. 4) I have read the definition of “qualified person” set out in National Instrument 43-101 – Standards of Disclosure for Mineral Projects (“NI 43-101”) and certify that by reason of my education, affiliation with a professional association (as defined in NI 43-101) and past relevant work experience, I fulfill the requirements to be a “qualified person” within the meaning of NI 43-101. 5) I have personally visited and inspected the property which is the subject of the Technical Report on the 28th June 2017 for three (3) days. 6) I am responsible for Sections 1.10, 1.15.5, 18.1, 18.2, 18.2.1, 18.2.2, 18.2.3, 18.2.5, 18.2.6, 18.3, 18.4, 18.5, 18.6, 18.7, 21.2.1, 21.2.3, 21.2.7, 24.6, 25.5 and 25.6 of the Technical Report. 7) I am independent of the issuer, Vista Gold Corp., according to Section 1.5 of NI 43-101. 8) I have had prior involvement with the property that is the subject of the Technical Report. My involvement has consisted of acting as a qualified person for the NI 43-101 Technical Report – Mt Todd Gold Project, 50,000 tpd Preliminary Feasibility Study, Northern Territory, Australia, issue date March 2, 2018. 9) I have read NI 43-101, Form 43-101F1 – Technical Report, 43-101CP – Standards of Disclosure for Mineral Projects, and the Technical Report has been prepared in compliance with such instrument, form, and companion policy. 10) As of the effective date of the Technical Report, to the best of my knowledge, information and belief, the portions of the Technical Report for which I am responsible contain all scientific and technical information that is required to be disclosed to make the Technical Report not misleading. 11) I consent to the filing of the Technical Report with any securities regulatory authority, stock exchange and other regulatory authority and any publications by them, including electronic publication in the public company files on their websites accessible by the public. Dated this 22nd day of September, 2020 Signed, Sealed “Zvonimir Ponos, BE, MIEAust, CPeng, NER” Signature of Qualified Person Zvonimir Ponos, BE, MIEAust, CPeng, NER Print Name of Qualified Person

CERTIFICATE OF QUALIFIED PERSON David M. Richers, Ph.D., SME RM, CPG, REM Independent Consulting Geologist/Geochemist NEXUS Geos LLC 2708 Lookout View Drive Golden, CO 80401 Telephone: (720)-878-3379 Email: dr.richers@gmail.com This certificate applies to the report entitled: “NI 43-101 Technical Report – Mt Todd Gold Project – 50,000 tpd Preliminary Feasibility Study, Northern Territory, Australia” (“Technical Report”), effective date September 10, 2019, issued on October 7, 2019, and as amended September 22, 2020. I, David M. Richers, PhD, SME Rm, CPGt, do hereby certify that: 1) I am an independent Professional Certified Geologist/Geochemist, consultant with NEXUS Geos LLC, 2708 Lookout View Drive, Golden, CO 80401. 2) I received a BS degree in Geology from the Pennsylvania State University, University Park, PA, in 1974, an MS in Geology/Geochemistry from the University of Kentucky, Lexington, KY in 1977, and a Doctorate in Geology/Geochemistry from the University of Kentucky, Lexington, KY in 1980. My relevant experience is in the area of geochemistry, petrology, hydrogeology, and geological environmental assessment for over 40 years. This experience includes geochemical site characterization services and mine geology on projects in the United States, Australia, Spain, and Canada, including both surface and underground operations. My duties routinely included participation in geochemical studies and programs aimed at protecting the environment, including quantification of geochemical processes for engineering design, closure planning and impact analysis. My background also includes extensive work with acid rock drainage and metal leaching (ARD/ML) and the associated fate and transport. I also have expertise in geologic computer mapping and 3D GIS. I am a Certified Professional Geologist with the AAPG (#2913) and a Registered Member of SME (# 04174527 RM) in good standing. 3) I have read the definition of “qualified person” set out in National Instrument 43-101 – Standards of Disclosure for Mineral Projects (“NI 43-101”) and certify that by reason of my education, affiliation with a professional association (as defined in NI 43-101) and past relevant work experience, I fulfill the requirements to be a “qualified person” within the meaning of NI 43- 101. 4) I have not visited and inspected the property which is the subject of the Technical Report. 5) I am responsible for Sections 1.15.12, 24.3, and 26.10 of the Technical Report. 6) I am independent of the issuer, Vista Gold Corp., according to Section 1.5 of NI 43-101. 7) I have had prior involvement with the property that is the subject of the Technical Report. My involvement has consisted of acting as a qualified person for the NI 43-101 Technical Report – Mt Todd Gold Project, 50,000 tpd Preliminary Feasibility Study, Northern Territory, Australia, Amended & Restated; July 7, 2014. 8) I have read NI 43-101, Form 43-101F1 – Technical Report, 43-101CP - Standards of Disclosure for Mineral Projects, and the Technical Report has been prepared in compliance with such instrument, form, and companion policy. 9) As of the effective date of the Technical Report, to the best of my knowledge, information and belief, the portions of the Technical Report for which I am responsible contain all scientific and technical information that is required to be disclosed to make the Technical Report not misleading. 10) I consent to the filing of the Technical Report with any securities regulatory authority, stock exchange and other regulatory authority and any publications by them, including electronic publication in the public company files on their websites accessible by the public. Dated this 22nd day of September, 2020 Signed, Sealed “David M. Richers , Ph.D., SME RM, CPG, REM” Signature of Qualified Person David M. Richers, Ph.D., SME RM, CPG, REM Print Name of Qualified Person

CERTIFICATE OF QUALIFIED PERSON Vicki J. Scharnhorst, P.E., LEED AP Principal Tetra Tech, Inc. 1560 Broadway, Suite 1400 Denver, Colorado 80202 Telephone: (303) 825-5999 Facsimile: (303) 825-0642 Email: Vicki.Scharnhorst@tetratech.com This certificate applies to the report entitled: “NI 43-101 Technical Report – Mt Todd Gold Project – 50,000 tpd Preliminary Feasibility Study, Northern Territory, Australia” (“Technical Report”), effective date September 10, 2019, issued on October 7, 2019, and as amended September 22, 2020. I, Vicki J. Scharnhorst, P.E., LEED AP, do hereby certify that: 1) I am a Principal Consultant with Tetra Tech with a business address at 1560 Broadway, Denver, CO 80202, USA. 2) I graduated with a Bachelor of Science degree in Civil Engineering in 1982 from Kansas State University, Manhattan, Kansas. In addition, I graduated with a Master of Public Administration and Policy degree in 2017 from the American University, Washington D.C. I have worked as a civil engineer for a total of 36 years since my graduation. My relevant experience includes civil engineering on large infrastructure projects inclusive of civil works, water quality programs, environmental impact studies, and permitting. I am a licensed Engineer in the states of Nevada (No. 7647), Michigan (No. 43541), Missouri (No. 27930), and Colorado (No. 41466); a water right surveyor in the State of Nevada; and a LEED Accredited Professional with the U.S. Green Building Council. 3) I have read the definition of “qualified person” set out in National Instrument 43-101 – Standards of Disclosure for Mineral Projects (“NI 43-101”) and certify that by reason of my education, affiliation with a professional association (as defined in NI 43-101) and past relevant work experience, I fulfill the requirements to be a “qualified person” within the meaning of NI 43-101. 4) I have personally visited and inspected the property which is the subject of the Technical Report on June 28th and June 29th, 2017 for two days. 5) I am responsible for Sections 1.1, 1.2, 1.3, 1.12, 1.15.1, 1.15.6, 2, 3, 4, 5, 18.0 (Introduction), 20, 21.1.5, 21.1.6, 21.1.7, 21.2.5, 23, 24.0 (Introduction), 24.2, 24.2.2, 24.4, 25.1, 25.7, 26, 26.1, and 26.4 of the Technical Report. 6) I am independent of the issuer, Vista Gold Corp., according to Section 1.5 of NI 43-101. 7) I have had prior involvement with the property that is the subject of the Technical Report. My involvement has consisted of acting as a qualified person for the NI 43-101 Technical Report – Mt Todd Gold Project, 50,000 tpd Preliminary Feasibility Study, Northern Territory, Australia, issue date March 2, 2018. 8) I have read NI 43-101, Form 43-101F1 – Technical Report, 43-101CP – Standards of Disclosure for Mineral Projects, and the Technical Report has been prepared in compliance with such instrument, form, and companion policy. 9) As of the effective date of the Technical Report, to the best of my knowledge, information and belief, the portions of the Technical Report for which I am responsible contain all scientific and technical information that is required to be disclosed to make the Technical Report not misleading. 10) I consent to the filing of the Technical Report with any securities regulatory authority, stock exchange and other regulatory authority and any publications by them, including electronic publication in the public company files on their websites accessible by the public. Dated this 22nd day of September, 2020 Signed, Sealed “Vicki J. Scharnhorst, P.E., LEED AP” Signature of Qualified Person Vicki J. Scharnhorst, P.E., LEED AP Print Name of Qualified Person

CERTIFICATE OF QUALIFIED PERSON Keith Thompson, CPG, member AIPG Professional Geologist Tetra Tech, Inc. 1100 McCaslin Boulevard, Suite 150 Superior, Colorado 80027 Telephone: (303) 664-4630 Email: Keith.Thompson@tetratech.com This certificate applies to the report entitled: “NI 43-101 Technical Report – Mt Todd Gold Project – 50,000 tpd Preliminary Feasibility Study, Northern Territory, Australia” (“Technical Report”), effective date September 10, 2019, issued on October 7, 2019, and as amended September 22, 2020. I, Keith Thompson, CPG, PG, do hereby certify that: 1) I am a Senior Hydrogeologist with Tetra Tech with a business address at 1100 McCaslin Boulevard, Suite 150, Superior, Colorado 80027, USA. 2) I graduated with Bachelor of Science degree in Geology in 1975 from Youngstown State University, Youngstown, Ohio, USA. In addition, I graduated with a Master of Science degree in Geology in 1979 from the University of Wyoming, Laramie, Wyoming, USA. I have worked as a hydrogeologist for a total of 40 years since my graduation. My relevant experience is in the areas of mining hydrology and hydrogeology, environmental hydrology and hydrogeology, and groundwater flow and transport modeling. I am a Certified Professional Geologist (No. 6005) and member of the American Institute of Professional Geologists and a licensed Professional Geologist in the (USA) states of Alaska (No. 700), California (No. 5572), Idaho (No. 726), Utah (No. 5258797-2250) and Wyoming (No. 2454). 3) I have read the definition of “qualified person” set out in National Instrument 43-101 – Standards of Disclosure for Mineral Projects (“NI 43-101”) and certify that by reason of my education, affiliation with a professional association (as defined in NI 43-101) and past relevant work experience, I fulfill the requirements to be a “qualified person” within the meaning of NI 43-101. 4) I have not visited and inspected the property which is the subject of the Technical Report. 5) I am responsible for Sections 1.15.8, 21.1.4, 21.2.2, 24.5, 26.6 of the Technical Report. 6) I am independent of the issuer, Vista Gold Corp., according to Section 1.5 of NI 43-101. 7) I have had prior involvement with the property that is the subject of the Technical Report. My involvement has consisted of acting as a qualified person for “NI 43-101 Technical Report – Mt Todd Gold Project 50,000 tpd Preliminary Feasibility Study, Northern Territory, Australia, Appendix K – Regional Hydrogeology” dated March 2, 2018 and the NI 43-101 Technical Report – Mt Todd Gold Project 50,000 tpd Preliminary Feasibility Study amended and restated: July 7, 2014. 8) I have read NI 43-101, Form 43-101F1 – Technical Report, 43-101CP – Standards of Disclosure for Mineral Projects, and the Technical Report has been prepared in compliance with such instrument, form, and companion policy. 9) As of the effective date of the Technical Report, to the best of my knowledge, information and belief, the portions of the Technical Report for which I am responsible contain all scientific and technical information that is required to be disclosed to make the Technical Report not misleading. 10) I consent to the filing of the Technical Report with any securities regulatory authority, stock exchange and other regulatory authority and any publications by them, including electronic publication in the public company files on their websites accessible by the public. Dated this 22nd day of September, 2020 Signed, Sealed “Keith Thompson, CPG, PG” Signature of Qualified Person Keith Thompson, CPG, PG Print Name of Qualified Person